Exhibit 4.2

THIRD AMENDMENT AND RESTATEMENT AGREEMENT IN RESPECT OF

THE PROJECT FACILITIES AGREEMENT AND THE INTERCREDITOR

AGREEMENT

among

PACIFIC BORA LTD., PACIFIC MISTRAL LTD., PACIFIC SCIROCCO LTD. and

PACIFIC SANTA ANA S.A R.L.

as the Borrowers

PACIFIC DRILLING LIMITED

as the Guarantor

PACIFIC BORA LTD., PACIFIC SCIROCCO LTD., PACIFIC DRILLING

LIMITED, PACIFIC INTERNATIONAL DRILLING WEST AFRICA LIMITED,

PACIFIC DRILLING (GIBRALTAR) LIMITED and

PACIFIC DRILLING S.A.

as the TI Bond Facility Obligors

THE AFFILIATE GROUP CREDITORS LISTED IN SCHEDULE 4

as Affiliate Group Creditors

THE INTRA-GROUP LENDERS LISTED IN SCHEDULE 4

as Intra-Group Lenders

DNB BANK ASA, CREDIT AGRICOLE CORPORATE & INVESTMENT BANK,

CITIBANK, N.A., DVB BANK SE, NORDIC BRANCH, FOKUS BANK

(NORWEGIAN BRANCH OF DANSKE BANK A/S), NIBC BANK N.V., NORDEA

BANK FINLAND PLC, NEW YORK BRANCH and SKANDINAVISKA ENSKILDA

BANKEN AB (PUBL.)

as the Mandated Lead Arrangers

THE COMMERCIAL FACILITY LENDERS LISTED IN SCHEDULE 1

as the Commercial Facility Lenders

THE NORWEGIAN GOVERNMENT, REPRESENTED BY THE MINISTRY OF

TRADE AND INDUSTRY

as the GIEK Facility Lender

THE EXPORT-IMPORT BANK OF KOREA

as the KEXIM Facility Lender

THE HEDGING PARTIES LISTED IN SCHEDULE 2

as the Hedging Parties

DNB BANK ASA

as the Commercial Facility Agent and GIEK Facility Agent

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK

as the KEXIM Facility Agent

DNB BANK ASA

as the Security Trustee, Intercreditor Agent and Accounts Bank

THE TI BOND FACILITY LENDERS LISTED IN SCHEDULE 3

as the TI Bond Facility Lenders and

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CITIBANK, N.A. (NEW YORK BRANCH)

as the Operating Accounts Bank, the TI Bond Facility Accounts Bank, the TI Bond Facility

Administrative Agent, the TI Bond Facility Issuing Bank and the TI Bond Facility Arranger

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THIS THIRD AMENDMENT AND RESTATEMENT AGREEMENT (this “Agreement”) is dated 19 April 2012 and made between:

(1)	PACIFIC BORA LTD., PACIFIC MISTRAL LTD., and PACIFIC SCIROCCO LTD. each a corporation organised and existing under the laws of Liberia, and PACIFIC SANTA ANA S.A R.L., a private limited company (société à responsabilité limitée) incorporated under the laws of the Grand-Duchy of Luxembourg (as the “Borrowers”);

(2)	PACIFIC DRILLING LIMITED, a corporation organised and existing under the laws of Liberia (as the “Guarantor”);

(3)	PACIFIC DRILLING LIMITED, PACIFIC BORA LTD. and PACIFIC SCIROCCO LTD., each a corporation organised and existing under the laws of Liberia, PACIFIC DRILLING (GIBRALTAR) LTD., a corporation organised and existing under the laws of Gibraltar, PACIFIC INTERNATIONAL DRILLING WEST AFRICA LIMITED, a corporation organised and existing under the laws of the Federal Republic of Nigeria, and PACIFIC DRILLING S.A., a corporation organised and existing under the laws of Luxembourg (as the “TI Bond Facility Obligors”);

(4)	THE AFFILATE GROUP CREDITORS LISTED IN SCHEDULE 4 (as the “Affiliate Group Creditors”);

(5)	THE INTRA-GROUP LENDERS LISTED IN SCHEDULE 4 (as the “Intra-Group Lenders”);

(6)	DNB BANK ASA (formerly known as DnB NOR Bank ASA (New York Branch), CREDIT AGRICOLE CORPORATE & INVESTMENT BANK, CITIBANK, N.A., DVB BANK SE, NORDIC BRANCH, FOKUS BANK (NORWEGIAN BRANCH OF DANSKE BANK A/S), NIBC BANK N.V., NORDEA BANK FINLAND PLC, NEW YORK BRANCH and SKANDINAVISKA ENSKILDA BANKEN AB (PUBL.) (as the “Mandated Lead Arrangers”);

(7)	THE COMMERCIAL FACILITY LENDERS LISTED IN SCHEDULE 1 (as the “Commercial Facility Lenders”);

(8)	THE NORWEGIAN GOVERNMENT, REPRESENTED BY THE MINISTRY OF TRADE AND INDUSTRY (as the “GIEK Facility Lender”);

(9)	THE EXPORT-IMPORT BANK OF KOREA (as the “KEXIM Facility Lender”);

(10)	THE HEDGING PARTIES LISTED IN SCHEDULE 2 (as the “Hedging Parties”);

(11)	DNB BANK ASA (as the “Commercial Facility Agent”);

(12)	DNB BANK ASA (as the “GIEK Facility Agent”);

(13)	CREDIT AGRICOLE CORPORATE & INVESTMENT BANK (as the “KEXIM Facility Agent”);

(14)	DNB BANK ASA (on behalf of each of the Secured Parties) (as the “Security Trustee”);

(15)	DNB BANK ASA (as the “Intercreditor Agent”);

(16)	DNB BANK ASA (as the “Accounts Bank”);

(17)	THE TI BOND FACILTY LENDERS LISTED IN SCHEDULE 3 (as the “TI Bond Facility Lenders”);

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(18)	CITIBANK, N.A. (NEW YORK BRANCH) (as the “Operating Accounts Bank”);
(19)	CITIBANK, N.A. (NEW YORK BRANCH) (as the “TI Bond Facility Account Bank”);
(20)	CITIBANK, N.A. (as the “TI Bond Facility Arranger”);
(21)	CITIBANK, N.A. (as the “TI Bond Facility Administrative Agent”); and
(22)	CITIBANK, N.A. (as the “TI Bond Facility Issuing Bank”),

(each	a “Party” and together the “Parties”).

WHEREAS:

(A)	the Borrowers, the Guarantor, the Mandated Lead Arrangers, the Commercial Facility Lenders, the GIEK Facility Lender, the KEXIM Facility Lender, the Hedging Parties, the Commercial Facility Agent, the GIEK Facility Agent, the KEXIM Facility Agent, the Security Trustee, the Intercreditor Agent, the Accounts Bank and the Operating Accounts Bank are all party to (x) a project facilities agreement dated 9 September 2010, (as amended on 16 November 2010, as first amended and restated on 30 March 2011 and as further amended and restated on 30 March 2012 and as otherwise amended from time to time, the “Project Facilities Agreement”) and (y) an intercreditor agreement dated 9 September 2010 (as amended on 30 March 2011 and as further amended on 30 March 2012 and as otherwise amended from time to time, the “Intercreditor Agreement”); and

(B)	the Parties have agreed to enter into this agreement in order further to amend and restate the terms of each of the Project Facilities Agreement and the Intercreditor Agreement in the manner set out below and for the TI Bond Facility Obligors and the TI Bond Facility Creditors (as defined in the Intercreditor Agreement) to accede to the Intercreditor Agreement on the terms set out below,

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties agree as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

“Bora Debenture” means the debenture dated 9 September 2010 between Pacific Bora Ltd. as Borrower and DNB Bank ASA as Security Trustee;

“Bora Direct Agreement” means the additional direct agreement dated 16 November 2010 between Pacific Bora Ltd. as Owner, DNB Bank ASA as Security Trustee and PIDWAL;

“Effective Date” means the date upon which the Intercreditor Agent (acting on the instructions of Facility Agents representing one hundred per cent. of the Lenders) notifies each Facility Agent, the TI Bond Facility Administrative Agent and the Guarantor that it has received copies of each of the documents listed in Schedule 5 (Conditions precedent) in form and substance satisfactory to it, and that all of the other conditions precedent listed in Schedule 5 (Conditions precedent) have been satisfied or waived;

“Liberian Obligors” means Pacific Bora Ltd., Pacific Mistral Ltd., Pacific Scirocco Ltd. and the Guarantor;

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“Obligor” has the meaning given to it in the Intercreditor Agreement, as amended and restated by this Agreement;

“PFA Obligor” has the meaning given to it in the Intercreditor Agreement, as amended and restated by this Agreement;

“Scirocco Debenture” means the debenture dated 9 September 2010 between Pacific Scirocco Ltd. as Borrower and DNB Bank ASA as Security Trustee;

“Scirocco Direct Agreement” means the additional direct agreement dated 22 September 2011 between Pacific Scirocco Ltd. as Owner, DNB Bank ASA as Security Trustee and PIDWAL;

“TI Bond Consent Request Letter” means the letter dated on or about 4 April 2012 signed by the Borrowers, the Guarantor and PIDWAL requesting, among other things, certain approvals and consents in connection with the entry into and execution by the TI Bond Facility Obligors of the TI Bond Finance Documents; and

“TI Bond Facility Legal Opinions” means the legal opinions provided to the TI Bond Finance Parties pursuant to, or in connection with, the entry into of the TI Bond Facility Agreements.

1.2	Construction

(a)	Except as otherwise expressly provided in this Agreement, capitalised terms used in this Agreement shall have the meanings given to them in the Project Facilities Agreement, as the Project Facilities Agreement shall be further amended and restated in accordance with this Agreement and as set out in Schedule 6 (Amended and Restated Project Facilities Agreement). To the extent such terms are defined by reference to any other Transaction Document (other than the Intercreditor Agreement), for the purposes of this Agreement, such terms shall continue to have their original definitions (but shall be subject to and interpreted in accordance with the governing law of this Agreement) notwithstanding any termination, expiration or amendment of any such Transaction Document, except to the extent the Parties agree to the contrary. To the extent such terms are defined by reference to the Intercreditor Agreement, for the purposes of this Agreement, such terms shall have the meanings given to them in the Intercreditor Agreement, as the Intercreditor Agreement shall be further amended and restated in accordance with this Agreement and as set out in Schedule 7 (Amended and Restated Intercreditor Agreement).

(b)	Clause 1.2 (Interpretation) of the Project Facilities Agreement will be deemed to be set out in full in this Agreement, save that references therein to “this Agreement” shall be construed as references to this Agreement.

(c)	With effect from (and including) the Effective Date and unless the context otherwise requires, references in the Project Facilities Agreement and the Intercreditor Agreement to “this Agreement” shall be references to the Project Facilities Agreement or the Intercreditor Agreement (as the case may be), in each case as amended and restated by this Agreement and words such as “herein”, “hereof, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Project Facilities Agreement and the Intercreditor Agreement, shall be construed accordingly.

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1.3	Deed

The Parties intend that this Agreement shall take effect as a deed, notwithstanding that a party to it may only execute it under hand.

2.	AMENDMENT AND RESTATEMENT OF THE PROJECT FACILITIES AGREEMENT AND THE INTERCREDITOR AGREEMENT

2.1	The Project Facilities Agreement and the Intercreditor Agreement

(a)	With effect from (and including) the Effective Date, the Project Facilities Agreement shall be amended and restated as set out in Schedule 6 (Amended and Restated Project Facilities Agreement).

(b)	With effect from (and including) the Effective Date, the Intercreditor Agreement shall be amended and restated as set out in Schedule 7 (Amended and Restated Intercreditor Agreement).

2.2	Continuing effect

Except as varied by the terms of this Agreement, each of the Project Facilities Agreement and the Intercreditor Agreement will remain in full force and effect and, with effect from (and including) the Effective Date, any reference in any of the Project Facilities Agreement, the Intercreditor Agreement or any other Finance Document to (a) the Project Facilities Agreement or to any provision of the Project Facilities Agreement or (b) the Intercreditor Agreement or to any provision of the Intercreditor Agreement (as the case may be), in each case will be construed as a reference to the Project Facilities Agreement or the Intercreditor Agreement, or that provision (as the case may be), as amended and restated by this Agreement.

2.3	Further assurance

Each PFA Obligor shall, at the request of the Intercreditor Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

2.4	Finance Documents

The Parties agree that this Agreement is designated as a Finance Document.

3.	AMENDMENT OF BORA DEBENTURE AND OF SCIROCCO DEBENTURE

With effect from the Effective Date:

(a)	the Bora Debenture shall be amended as follows:

(i)	clause 4.3(a) of the Bora Debenture shall be amended such that the words “(excluding (i) any Accounts held by the Borrower and that are subject to the Security; and (ii) the Vessel owned by the Borrower)” shall be deleted and be replaced with “(excluding (i) any TI Bond Facility Secured Accounts held by the Borrower, (ii) any Accounts held by the Borrower and that are subject to the Security; and (iii) the Vessel owned by the Borrower)”; and

(ii)	the first sentence of clause 14.2(b) of the Bora Debenture shall be deleted and replaced with the words “If the Borrower sells or otherwise disposes of any Charged Assets or other asset in any transaction permitted by the terms of the Project Facilities Agreement or any other Finance Document, or transfers any

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monies into any TI Bond Facility Secured Account held by it pursuant to, and in accordance with, clause 26.5(b)(i) or (vii) of the Project Facilities Agreement, then the Security Interest of the Security Trustee in any such Charged Assets or other asset so sold, disposed of or transferred automatically shall terminate without any further action”, and the Bora Debenture, except as so amended, otherwise shall continue in full force and effect; and

(b)	the Scirocco Debenture shall be amended as follows:

(i)	clause 4.3(a) of the Scirocco Debenture shall be amended such that the words “(excluding (i) any Accounts held by the Borrower and that are subject to the Security; and (ii) the Vessel owned by the Borrower)” shall be deleted and be replaced with “(excluding (i) any TI Bond Facility Secured Accounts held by the Borrower, (ii) any Accounts held by the Borrower and that are subject to the Security; and (iii) the Vessel owned by the Borrower)”; and

(ii)	the first sentence of clause 14.2(b) of the Scirocco Debenture shall be deleted and replaced with the words “If the Borrower sells or otherwise disposes of any Charged Assets or other asset in any transaction permitted by the terms of the Project Facilities Agreement or any other Finance Document, or transfers any monies into any TI Bond Facility Secured Account held by it pursuant to, and in accordance with, clause 26.5(b)(i) or (vii) of the Project Facilities Agreement, then the Security Interest of the Security Trustee in any such Charged Assets or other asset so sold, disposed of or transferred automatically shall terminate without any further action”, and the Scirocco Debenture, except as so amended, otherwise shall continue in full force and effect.

4.	AMENDMENT OF BORA DIRECT AGREEMENT AND SCIROCCO DIRECT AGREEMENT

With effect from the Effective Date:

(a)	the Bora Direct Agreement shall be amended as follows:

(i)	clause 3.10 shall be deleted and replaced with the words “It has not conducted and presently does not conduct any business other than that associated with its entry into and performance of its obligations under the PIDWAL Documents, certain other Transaction Documents and any TI Bond Finance Document to which it is a party”; and

(ii)	clause 4.9(b) shall be amended so that the words “and/or to apply such amounts in accordance with its obligations under the relevant TI Bond Finance Document to which it is a party” shall be deemed to be inserted before the words “before applying any such amounts to any other purpose”, and the Bora Direct Agreement, except as so amended, otherwise shall continue in full force and effect.

4.2	With effect from the Effective Date:

(a)	the Scirocco Direct Agreement shall be amended as follows:

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(i)	clause 2.10 shall be deleted and replaced with the words “It has not conducted and presently does not conduct any business other than that associated with its entry into and performance of its obligations under the PIDWAL Documents, certain other Transaction Documents and any TI Bond Finance Document to which it is a party”; and

(ii)	clause 3.8(b) shall be amended so that the words “and/or to apply such amounts in accordance with its obligations under the relevant TI Bond Finance Document to which it is a party” shall be deemed to be inserted before the words “before applying any such amounts to any other purpose”, and the Scirocco Direct Agreement, except as so amended, otherwise shall continue in full force and effect.

5.	GUARANTOR AND SECURITY CONFIRMATION

5.1	Guarantee confirmation

The Guarantor confirms that, with effect from (and including) the Effective Date, the guarantees and indemnities set out in clause 15 (Guarantee) of the Project Facilities Agreement, as amended and restated by this Agreement, shall:

(a)	continue to apply in respect of the obligations of each Borrower under the Finance Documents; and

(b)	extend to all new obligations of any Borrower under the Finance Documents arising from the amendments effected by this Agreement.

5.2	Guarantor waiver of defences

The Guarantor hereby waives any defences or counterclaims it may have to its obligations under clause 15 (Guarantees) of the Project Facilities Agreement, as amended and restated by this Agreement, as a result of the transactions contemplated by this Agreement.

5.3	Security confirmation

Each PFA Obligor confirms that, with effect from (and including) the Effective Date, the liabilities and obligations arising in respect of the Senior Debt, howsoever arising, owed by the PFA Obligors under the Project Facilities Agreement and the Intercreditor Agreement, each as amended and restated by this Agreement, or owed under any other Finance Document shall form part of (but do not limit) the Senior Debt Obligations.

5.4	No novation

Each of the Parties confirms that the amendment and restatement of the Project Facilities Agreement and the Intercreditor Agreement pursuant to this Agreement shall not constitute a novation of either the Project Facilities Agreement or the Intercreditor Agreement.

6.	REPRESENTATIONS AND WARRANTIES

Each PFA Obligor makes each of the Repeating Representations relating to it for the benefit of the Secured Parties as of the date of this Agreement, and such representations and warranties shall be deemed to be repeated (as amended and restated by this Agreement) on the Effective Date by reference to the facts and circumstances existing on that date.

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7.	ACCESSION UNDERTAKINGS

7.1	TI Bond Facility Obligors

In consideration of each TI Bond Facility Obligor who is party to this Agreement being accepted as an Original TI Bond Facility Obligor for the purposes of the Intercreditor Agreement, as amended and restated by this Agreement, each such Party confirms that as of the Effective Date, it intends to be a party to the Intercreditor Agreement as an Original TI Bond Facility Obligor and undertakes to perform all of the obligations expressed in the Intercreditor Agreement, as amended and restated by this Agreement, to be assumed by it as a TI Bond Facility Obligor, a TI Bond Facility Borrower, a TI Bond Facility Guarantor or PIDWAL, as applicable, and accedes to and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as amended and restated by this Agreement.

7.2	TI Bond Facility Creditors

In consideration of each TI Bond Facility Creditor who is party to this Agreement being accepted as a TI Bond Facility Creditor for the purposes of the Intercreditor Agreement, as amended and restated by this Agreement, each such Party confirms that as of the Effective Date, it intends to be a party to the Intercreditor Agreement as a TI Bond Facility Creditor and undertakes to perform all of the obligations expressed in the Intercreditor Agreement, as amended and restated by this Agreement, to be assumed by it as a TI Bond Facility Creditor and accedes to and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as amended and restated by this Agreement.

7.3	Affiliate Group Creditors

In consideration of each Affiliate Group Creditor who is party to this Agreement being accepted as an Affiliate Group Creditor for the purposes of the Intercreditor Agreement, as amended and restated by this Agreement, each such Party confirms that as of the Effective Date, it intends to be a party to the Intercreditor Agreement as an Affiliate Group Creditor and undertakes to perform all of the obligations expressed in the Intercreditor Agreement, as amended and restated by this Agreement, to be assumed by it as an Affiliate Group Creditor, and accedes to and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as amended and restated by this Agreement.

7.4	Intra-Group Lenders

In consideration of each Intra-Group Lender who is party to this Agreement being accepted as an Intra-Group Lender for the purposes of the Intercreditor Agreement, as amended and restated by this Agreement, each such Party confirms that as of the Effective Date, it intends to be a party to the Intercreditor Agreement as an Intra-Group Lender and undertakes to perform all of the obligations expressed in the Intercreditor Agreement, as amended and restated by this Agreement, to be assumed by it as an Intra-Group Lender, and accedes to and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as amended and restated by this Agreement.

7.5	Accession Acceptance

With effect from (and including) the Effective Date, the Intercreditor Agent accepts the accession to the Intercreditor Agreement, as amended and restated by this Agreement, of each TI Bond Facility Obligor, TI Bond Facility Creditor, Affiliate Group Creditor and Intra-Group Lender, and, from (and including) the Effective Date, each TI Bond Facility Obligor, TI Bond Facility Creditor, Affiliate Group Creditor and Intra-Group Lender shall accede to the Intercreditor Agreement, as amended and restated by this Agreement, and shall assume the obligations imposed on, and become entitled to the rights granted to, such parties in the Intercreditor Agreement, as amended and restated by this Agreement.

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8.	CONDITIONS SUBSEQUENT

The Guarantor shall deliver to the Intercreditor Agent, executed copies of:

(a)	each TI Bond Facility Legal Opinion, promptly upon its delivery by the opinion provider; and

(b)	each TI Bond Finance Document, promptly upon its execution,

and in any event with 2 Business Days of such delivery / execution.

9.	MISCELLANEOUS

9.1	Counterparts

This Agreement may be executed in one or more counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

9.2	Incorporation of terms

Each Party agrees that the provisions of clauses 1.3 (Third party rights), 36.2 (Jurisdiction), 36.3 (Service of process), 37.1 (Notices), 37.4 (Amendments), 37.6 (Delay and waiver), 37.7 (Entire agreement), 37.8 (Successors and assigns), 37.9 (Severability), 37.10 (Reinstatement), 37.12 (Termination), 37.13 (No partnership), 37.14 (No reliance), 37.15 (English language) and 37.16 (Waiver of Immunity) of the Project Facilities Agreement are incorporated into this Agreement as if such provisions were set out, mutatis mutandis, in this Agreement.

10.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

IN WITNESS whereof this Agreement has been duly executed as a deed on the date first above written.

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SCHEDULE 1

COMMERCIAL FACILITY LENDERS

ABN AMRO Bank N.V., Oslo Branch

Citibank, N.A.

Crédit Agricole Corporate & Investment Bank

DNB Bank ASA

DVB Bank SE, Nordic Branch

Fokus Bank (Norwegian Branch of Danske Bank A/S)

NIBC Bank N.V.

Nordea Bank Finland Plc, New York Branch

Skandinaviska Enskilda Banken AB (publ.)

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SCHEDULE 2

HEDGING PARTIES

Citibank, N.A.

Danske Bank A/S

DNB Bank ASA

NIBC Bank N.V.

Skandinaviska Enskilda Banken AB (publ.)

Credit Agricole Corporate & Investment Bank

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SCHEDULE 3

TI BOND FACILITY LENDERS

ABN AMRO Bank N.V., Oslo Branch

Citibank, N.A.

Crédit Agricole Corporate & Investment Bank

DNB Bank ASA

DVB Bank SE, Nordic Branch

Fokus Bank (Norwegian Branch of Danske Bank A/S)

NIBC Bank N.V.

Nordea Bank Finland Plc, New York Branch

Skandinaviska Enskilda Banken AB (publ.)

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SCHEDULE 4

AFFILIATE GROUP CREDITORS AND INTRA-GROUP LENDERS

Part 1

Affiliate Group Creditors

Pacific International Drilling West Africa Limited

Part 2

Intra-Group Lenders

Pacific Drilling Limited

Pacific Drilling (Gibraltar) Ltd.

Pacific Drilling S.A.

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SCHEDULE 5

CONDITIONS PRECEDENT

1.	FINANCE DOCUMENTS

There shall have been delivered to the Intercreditor Agent by or on behalf of the Obligors executed originals or, as the case may be, true copies of the originals certified as such in the relevant Officer’s Certificate (in sufficient copies for each Facility Agent) of:

(a)	this Agreement; and

(b)	in respect of each of Pacific Bora Ltd. and Pacific Scirocco Ltd., amendment agreements in respect of their respective Account Security Agreements.

2.	CORPORATE AUTHORITY OF OBLIGORS

(a)	Each Obligor shall have delivered to the Intercreditor Agent, a copy of one or more resolutions or other authorisations of such Obligor, certified by an Authorised Representative of such Obligor as being in full force and effect on the date of this Agreement authorising:

(i)	the execution and delivery and performance of each document described in paragraph 1 above to which it is a party; and

(ii)	a specified Person or Persons (including any applicable attorney) to execute and deliver the agreements described in paragraph 2(a)(i) above to which it is a party.

(b)	Each Obligor shall have delivered to the Intercreditor Agent a specimen of the signature of each Person authorised by the resolution referred to in paragraph 2(a) above and any other relevant authorisations including any applicable powers of attorney.

(c)	Each Obligor shall have delivered to the Intercreditor Agent a certificate of good standing.

3.	OPINIONS

The Intercreditor Agent shall have received electronic copies of each of the following opinions in form and substance satisfactory to it and in each case consistent with the scope of the relevant opinions as set out in schedule 15 of the Project Facilities Agreement:

(a)	an English law legal opinion of Latham & Watkins (London) LLP in respect of the enforceability under English law of this Agreement;

(b)	a New York law legal opinion of Latham & Watkins LLP in respect of the enforceability of the amendment agreements in respect of each of the Account Security Agreements to which Pacific Bora Ltd. and Pacific Scirocco Ltd. respectively is a party;

(c)	a Liberian law legal opinion of Blank Rome in respect of the capacity of each Liberian Obligor to enter into each document described in paragraph 1 above to which it is a party;

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(d)	a Luxembourg law legal opinion of Allen & Overy Luxembourg in respect of the capacity of Pacific Santa Ana S.à r.l. and the TI Bond Facility Guarantor to enter into each document described in paragraph 1 above to which it is a party;

(e)	a Gibraltar law legal opinion of Hassans in respect of the capacity of Pacific Gibco to enter into each document described in paragraph 1 above to which it is a party; and

(f)	a Nigerian law legal opinion of Aluko & Oyebode in respect of the capacity of PIDWAL to enter into each document described in paragraph 1 above to which it is a party.

4.	SECURITY FILINGS

Each Obligor shall have provided to the Intercreditor Agent copies of all security filings required in connection with each document listed in paragraph 1 above.

5.	SERVICE OF PROCESS

Each Obligor shall have appointed an agent to receive service of process in respect of:

(a)	this Agreement; and

(b)	each document described in paragraph 1(b) above to which it is a party,

and shall have provided evidence to the Intercreditor Agent of the acceptance of each such appointment by the relevant agent.

6.	FEES, COSTS AND EXPENSES

The Guarantor shall have provided evidence to the Intercreditor Agent that all fees, costs and expenses then due from any PFA Obligor to any Secured Party pursuant to the Finance Documents have been paid in full.

7.	EVENTS OF DEFAULT

No Event of Default or Potential Event of Default shall have occurred and be continuing.

8.	INSURANCE CONSULTANT’S CONFIRMATION

The Insurance Consultant shall have delivered to the Intercreditor Agent written confirmation from the Insurance Consultant addressed to the Intercreditor Agent and the Facility Agents (for the benefit of all Lenders from time to time) confirming that the Required Insurances for each of the Pacific Bora and the Pacific Scirocco have been effected and maintained to the extent required as of the Effective Date.

9.	SECURITY MEMORANDUM

The Intercreditor Agent shall have received a memorandum from Latham & Watkins (London) LLP providing an overview of the main credit and security considerations for the Secured Parties that arise as a consequence of the terms of the TI Bond Consent Request Letter.

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SCHEDULE 6

AMENDED AND RESTATED PROJECT FACILITIES AGREEMENT

15

AMENDED AND RESTATED PROJECT FACILITIES AGREEMENT

among

PACIFIC BORA LTD., PACIFIC MISTRAL LTD., PACIFIC SCIROCCO LTD.

and PACIFIC SANTA ANA S.A R.L.

as the Borrowers

PACIFIC DRILLING LIMITED

as the Guarantor

DNB BANK ASA, CREDIT AGRICOLE CORPORATE & INVESTMENT BANK,

CITIBANK, N.A., DVB BANK SE, NORDIC BRANCH, FOKUS BANK (NORWEGIAN

BRANCH OF DANSKE BANK A/S), NIBC BANK N.V., NORDEA BANK FINLAND PLC,

NEW YORK BRANCH and SKANDINAVISKA ENSKILDA BANKEN AB (PUBL.)

as the Mandated Lead Arrangers

THE COMMERCIAL FACILITY LENDERS LISTED IN SCHEDULE 3

as the Commercial Facility Lenders

THE NORWEGIAN GOVERNMENT REPRESENTED BY THE MINISTRY OF TRADE

AND INDUSTRY

as the GIEK Facility Lender

THE EXPORT-IMPORT BANK OF KOREA

as the KEXIM Facility Lender

DNB BANK ASA

as the Commercial Facility Agent and the GIEK Facility Agent

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK

as the KEXIM Facility Agent

EACH HEDGING PARTY SET OUT IN SCHEDULE 39 AND EACH OTHER HEDGING

PARTY THAT HAS ACCEDED TO THIS AGREEMENT AS A HEDGING PARTY

DNB BANK ASA

as the Security Trustee, the Intercreditor Agent and the Accounts Bank

and

CITIBANK, N.A. (NEW YORK BRANCH)

as the Operating Accounts Bank

and the TI Bond Facility Accounts Bank

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15. GUARANTEE	31

15.1 Guarantee and indemnity	31

15.2 Continuing guarantee	32

15.3 Reinstatement	32

15.4 Waiver of defences	32

15.5 Immediate recourse	32

15.6 Appropriations	33

15.7 Deferral of Guarantor’s rights	33

15.8 Additional security	33

16. EQUITY AND COST OVERRUNS	34

16.1 Equity Undertaking	34

16.2 Cost Overrun Undertaking	34

16.3 Refund of Equity following Vessel delivery and entry into Acceptable Charter or Alternative Charter	34

16.4 Reallocation of Equity	35

16.5 Charterer Furnished Items	35

17. REPRESENTATIONS AND WARRANTIES	36

17.1 General	36

17.2 Organisation	36

17.3 Authorisation	37

17.4 Legality, validity and enforceability	37

17.5 Compliance with Legal Requirements and Consents	37

17.6 Consent	37

17.7 No proceedings	37

17.8 Financial Statements and Summary Financial Statements	38

17.9 Security Interests	38

17.10 Existing defaults	38

17.11 Governing law and enforcement	39

17.12 Deduction of Tax	39

17.13 No filing or stamp taxes	40

17.14 Taxes	40

17.15 No other business	40

17.16 Capital stock	40

17.17 Representations and warranties	40

17.18 Information Memorandum	40

17.19 Pari passu ranking	41

17.20 No default	41

17.21 No conflict	41

17.22 Environment	42

17.23 Immunity	42

17.24 No sharing of earnings	42

17.25 Insolvency	42

17.26 No amendment	42

17.27 No Termination	42

17.28 No Assignment	43

17.29 No Force Majeure Notice	43

17.30 Consolidated Subsidiaries of PDSA	43

18. FINANCIAL COVENANTS	43

18.1 Projected DSCR	43

18.2 Historical DSCR	43

18.3 Maximum leverage	43

18.4 Minimum liquidity	43

18.5 Times for testing covenants	44

18.6 Calculation of Projected DSCR	44

19. AFFIRMATIVE COVENANTS	45

19.1 Use of Proceeds	45

19.2 Existence, conduct of business	45

19.3 Accounts and operation of Accounts and other bank accounts of the Guarantor	45

19.4 Annual and interim Financial Statements and compliance certificates	46

19.5 Security assurance	46

19.6 Legal Requirements	46

19.7 Consents	47

19.8 Books, accounts and records	47

19.9 Construction Budgets, Annual Operating Budgets and associated Technical Consultant’s reports	47

19.10 Insurances	48

19.11 Notices and other information	49

19.12 Taxes	50

19.13 Material Agreements	50

19.14 Proper legal form	50

19.15 Management of interest rate risk	50

19.16 Registration of Vessel	50

19.17 Customary Industry Practice	51

19.18 Maintenance of classification	51

19.19 Vessel Management	51

19.20 ISM Code	51

19.21 ISPS Code	51

19.22 Safety and compliance documentation	51

19.23 Acceptable Charter Direct Agreements	51

19.24 Payment instructions	52

19.25 Obligation to rebuild or repair	52

19.26 “Know your customer” checks	53

19.27 Notice under Acceptable Charter Direct Agreement	53

19.28 Delivery Date obligations	53

19.29 Fair Market Value	54

19.30 Acceptable Letter of Credit	56

19.31 Delivery Obligations	56

19.32 Cost overrun letter of credit	56

19.33 Access to Vessel	56

19.34 Major Casualty Event	57

20. NEGATIVE COVENANTS	57

20.1 Business and constitutional documents	57

20.2 Additional obligations	58

20.3 Other accounts	58

20.4 Affiliate transaction	58

20.5 Merger	58

20.6 Limitations on Security	58

20.7 Material Agreements and Hurricane/Emergency Preparedness Plan	58

20.8 Incurrence of Financial Indebtedness and investments	59

20.9 Asset sales	59

20.10 Distributions and loans	59

20.11 Sovereign immunity	59

20.12 Change of flag, registry or class certification	60

20.13 Transfer of shares	60

20.14 Replacement of Manager	60

20.15 Interest Hedging Instruments and Other Hedging Instruments	60

20.16 New waters and Insurance Policies	61

21. ADDITIONAL COVENANTS OF GUARANTOR	61

21.1 Shareholding in Pacific Santa Ana Ltd. and in each Borrower and shareholding in, and control of, PDSI and PDOL	61

21.2 Guarantor Equity Account	62

21.3 Incurrence of Financial Indebtedness and investments	62

21.4 Guarantor Distributions	62

21.5 Released Vessel and set off rights	62

21.6 Financial statements of PSDA	63

22. EVENTS OF DEFAULT	63

22.1 Non-payment	63

22.2 Insurance covenants	63

22.3 Financial covenants	63

22.4 Acceptable Letters of Credit	63

22.5 Guarantor Undertakings and covenants	63

22.6 Use of Proceeds	63

22.7 Negative covenants	64

22.8 Breach of other provisions of Finance Documents	64

22.9 Acceptable Charterers, Acceptable Charters and Alternative Charters	64

22.10 Cross default	65

22.11 Judgments	65

v

22.12 Finance Documents	65

22.13 Unlawfulness	66

22.14 Repudiation	66

22.15 SecurityDocuments	66

22.16 Insolvency	66

22.17 Insolvencyproceedings	66

22.18 Creditors’process	67

22.19 Misrepresentation	67

22.20 Breachof Material Agreements	67

22.21 Materialadverse change	67

22.22 Changeof control	67

22.23 DelayedVessel delivery	67

22.24 Breach of Intercreditor Agreement	68

23. REMEDIES	68

24. CONSULTANTS AND REPORTS	68

25. INSURANCE	69

25.1 Scopeof Required Insurances for each Vessel	69

25.2 Permittedinsurers	70

25.3 Undertakingsregarding Required Insurances	71

25.4 MarketAvailability	73

25.5 Mortgagee’sinterest insurance	74

26. ACCOUNTS	75

26.1 Establishmentof Accounts	75

26.2 Controlof Accounts	75

26.3 Depositof funds	77

26.4 DisbursementAccount	77

26.5 CollectionAccount	77

26.6 DebtService Account	80

26.7 DebtService Reserve Account	81

26.8 OperatingAccounts	81

26.9 Requiredbalances	82

26.10 Distributions	82

26.11 Paymentsfrom Accounts	83

26.12 GuarantorEquity Account	86

26.13 Fundsstanding to credit of Accounts	86

26.14 PermittedInvestments	87

26.15 AcceptableLetters of Credit	88

26.16 LocalAccounts	89

26.17 Intercompanyloans	90

26.18 ProceedsRetention Accounts	91

26.19 TIBond Insurance Proceeds Account	92

26.20 ChartererReimbursement Proceeds Accounts	92

27. SECURITY TRUST AND ENFORCEMENT OF SECURITY	93

27.1 Appointment of Security Trustee and power of attorney	93

27.2 Security interests held in trust	93

27.3 Liability of the Obligors	93

27.4 Release of Security	94

27.5 Indemnity; limitations on enforcement	94

27.6 Security Trustee may file proofs of claim	94

27.7 Security Trustee may enforce claims	95

27.8 Acceptable Letters of Credit and Acceptable Guarantees	95

27.9 Enforcement expenses	95

27.10 Insurance by Security Trustee	95

27.11 Custodians and nominees	95

27.12 Limitation on Security Trustee’s duties in respect of Secured Collateral	95

27.13 Right to initiate judicial proceedings, etc.	96

27.14 Exculpatory provisions	96

27.15 Power of attorney	96

27.16 Miscellaneous	96

28. INSTRUCTIONS AND VOTING	97

28.1 General	97

28.2 Requisite Approval	99

28.3 Administrative aspects of the Finance Documents	104

29. CLAIMS OF SECURED PARTIES	105

29.1 Initiation of Claims	105

29.2 No direct enforcement by Lenders	105

30. CHANGES TO THE LENDERS AND OBLIGORS	105

30.1 Assignments and transfers by the Lenders	105

30.2 Conditions of assignment or transfer	106

30.3 Assignment or transfer fee	107

30.4 Limitation of responsibility of Existing Lenders	107

30.5 Procedure for transfer	108

30.6 Procedure for assignment	109

30.7 Copy of Transfer Certificate or Assignment Agreement to Obligors	109

30.8 Security over Lenders’ rights	109

30.9 Pro rata interest settlement	110

30.10 Assignments and transfer by Obligors	110

30.11 Prohibition on Debt Purchase Transactions by the Group	110

30.12 Disenfranchisement on Debt Purchase Transactions entered into by Investor Affiliates	110

31. THE AGENTS	111

31.1 Appointment of the Agents	111

31.2 Duties of the Agents	112

31.3 Role of the Mandated Lead Arrangers	113

31.4 No fiduciary duties	113

31.5 Business with the Group	113

31.6 Rights and discretions of the Agents	113

31.7 Delegation	115

31.8 Additional Agents	115

31.9 Responsibility for documentation	115

31.10 Exclusion of liability	115

31.11 Lenders’ indemnity to the Agents	116

31.12 Exceptional duties	117

31.13 Information	117

31.14 Miscellaneous	117

31.15 Secured Party action	117

31.16 Resignation of an Agent	118

31.17 Confidentiality	119

31.18 Facility Agents’ relationship with the Lenders	119

31.19 Credit appraisal by the Lenders	120

31.20 Reference Banks	120

31.21 Agents’ costs and expenses	120

31.22 Deduction from amounts payable by the Agents	120

32. CONDUCT OF BUSINESS BY THE SECURED PARTIES	120

33. PAYMENT MECHANICS	121

33.1 Payments to the Agents	121

33.2 Distributions by the Agents	121

33.3 Distributions to an Obligor	121

33.4 Clawback	121

33.5 Impaired Agent	121

33.6 Partial payments	122

33.7 Set-off by Obligors	122

33.8 Disruption to payment systems etc.	122

34. SET-OFF	123

35. DEFAULTING LENDERS	123

35.1 Disenfranchisement of Defaulting Lenders and Defaulting Hedging Parties	123

35.2 Replacement of a Defaulting Lender	124

36. GOVERNING LAW AND JURISDICTION	125

36.1 Governing law	125

36.2 Jurisdiction	125

36.3 Service of process	125

37. MISCELLANEOUS	126

37.1 Notices	126

37.2 Use of websites	127

37.3 Communication when Agent is Impaired Agent	128

37.4 Amendments	128

37.5 Accession Deeds	128

37.6 Delay and waiver	129

37.7 Entire agreement	129

37.8 Successors and assigns	129

37.9 Severability	129

37.10 Reinstatement	130

37.11 Counterparts	130

37.12 Termination	130

37.13 No partnership	130

37.14 No reliance	130

37.15 English language	130

37.16 Waiver of Immunity	130

37.17 Publicity	130

37.18 Confidential Information	131

37.19 Disclosure of Confidential Information	131

37.20 Survival and continuing obligations	132

SCHEDULE 1 DEFINITIONS	134

This AMENDED AND RESTATED PROJECT FACILITIES AGREEMENT (this “Agreement”), is dated 9 September 2010 (as amended and restated on 30 March 201land 30 March 2012, and as further amended and restated on 19 April 2012), and made between:

(1)	PACIFIC BORA LTD., PACIFIC MISTRAL LTD. and PACIFIC SCIROCCO LTD. each a corporation organised and existing under the laws of Liberia, and PACIFIC SANTA ANA S.A R.L., a private limited liability company (sociètè à responsabilitè limitèè) incorporated under the laws of the Grand Duchy of Luxembourg with registered office at 37, Rue D’Anvers, L-1130 Luxembourg registered with the Luxembourg Register of Commerce and Companies (RCS) under number B167700, with a share capital of 20,000 Dollars (each a “Borrower” and together the “Borrowers”);

(2)	PACIFIC DRILLING LIMITED, a corporation organised and existing under the laws of Liberia (the “Guarantor”);

(3)	DNB BANK ASA, CREDIT AGRICOLE CORPORATE & INVESTMENT BANK, CITIBANK, N.A., DVB BANK SE, NORDIC BRANCH, FOKUS BANK (NORWEGIAN BRANCH OF DANSKE BANK A/S), NIBC BANK N.V., NORDEA BANK FINLAND PLC, NEW YORK BRANCH and SKANDINAVISKA ENSKILDA BANKEN AB (PUBL.) (as the “Mandated Lead Arrangers”);

(4)	THE COMMERCIAL FACILITY LENDERS LISTED IN SCHEDULE 3 (the “Commercial Facility Lenders”);

(5)	THE NORWEGIAN GOVERNMENT REPRESENTED BY THE MINISTRY OF TRADE AND INDUSTRY (the “GIEK Facility Lender”);

(6)	THE EXPORT-IMPORT BANK OF KOREA (the “KEXIM Facility Lender”);

(7)	DNB BANK ASA (as the “Commercial Facility Agent”);

(8)	DNB BANK ASA (as the “GIEK Facility Agent”);

(9)	CREDIT AGRICOLE CORPORATE & INVESTMENT BANK (as the “KEXIM Facility Agent”);

(10)	each HEDGING PARTY set out in Schedule 39 and each other HEDGING PARTY that is party to this Agreement from time to time (each a “Hedging Party”);

(11)	DNB BANK ASA (as the “Security Trustee”);

(12)	DNB BANK ASA (as the “Intercreditor Agent”);

(13)	DNB BANK ASA (as the “Accounts Bank”);

(14)	CITIBANK, N.A. (NEW YORK BRANCH) (as the “TI Bond Facility Accounts Bank”); and

(15)	CITIBANK, N.A. (NEW YORK BRANCH) (as the “Operating Accounts Bank”), each a “Party” and together the “Parties”.

WHEREAS:

(A)	Each Borrower is a direct or indirect wholly owned subsidiary of the Guarantor. Each Borrower, other than Pacific Santa Ana S.à r.l. is party to a Shipbuilding Contract in respect of its Vessel. Pacific Santa Ana Ltd. has contributed the Pacific Santa Ana as capital and share premium by way of a contribution agreement to its wholly owned Subsidiary Pacific Santa Ana S.à r.l.

(B)	Amounts raised under the Finance Documents shall be used to finance the construction, operation and other costs and expenses associated with the Vessels.

(C)	The Borrowers, the Guarantor, the Facility Agents, the Hedging Parties, the Security Trustee, the Intercreditor Agent, the Accounts Bank and others have entered into on or about the date of this Agreement, or shall enter into, the Intercreditor Agreement that governs the relationship between the Secured Parties and regulates the claims of the Secured Parties against the Borrowers and the Guarantor and the enforcement by the Secured Parties of the Security.

(D)	Each of the Manager, the Borrowers, the Guarantor, Pacific Santa Ana Ltd., PDI, Pacific Drilling S.à r.l., PDMS, PIDWAL and Pacific Gibco have granted, or will grant, certain Security pursuant to the Security Documents.

(E)	The Parties desire to enter into this Agreement in order to set out certain provisions including: (a) the procedure for utilising the loan facilities to be made available in accordance with this Agreement; (b) the conditions precedent to drawdowns under such loan facilities; (c) the repayment, prepayment and cancellation of such loan facilities; (d) details of the guarantee to be provided by the Guarantor in favour of the Secured Parties; (e) the representations and warranties of the Obligors; and (f) covenants, Events of Default and remedies in relation to such loan facilities.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Except as otherwise expressly provided in this Agreement, capitalised terms used in this Agreement shall have the meanings given to them in Schedule 1. To the extent such terms are defined by reference to any other Transaction Document (other than the Intercreditor Agreement), for the purposes of this Agreement, such terms shall continue to have their original definitions (but shall be subject to and interpreted in accordance with the governing law of this Agreement) notwithstanding any termination, expiration or amendment of any such Transaction Document except to the extent the Parties agree to the contrary. To the extent such terms are defined by reference to the Intercreditor Agreement, for the purposes of this Agreement, such terms shall have the meanings given to them in the Intercreditor Agreement, as amended, from time to time.

1.2	Interpretation

(a)	In this Agreement, except to the extent specified to the contrary or where the context otherwise requires:

(i)	the table of contents and headings are for convenience only and shall not affect the interpretation of this Agreement;

(ii)	references to “Clauses”, “Schedules” and “Appendices” are references to clauses of, and schedules and appendices to, this Agreement;

(iii)	references to “assets” includes present and future properties, revenues and rights of every description (whether real, personal or mixed and whether tangible or intangible);

(iv)	references to an “amendment” includes a variation, supplement, replacement, novation, restatement or re-enactment and “amended” is to be construed accordingly;

(v)	references to any document or agreement, including this Agreement, shall be deemed to include references to such document or agreement as amended, from time to time in accordance with its terms and (where applicable) subject to compliance with the requirements set forth in the Finance Documents;

(vi)	references to any Party, party or to any other Person (other than a Current Participant) shall include its successors, permitted assigns and permitted transferees;

(vii)	references to “indebtedness” include any obligation (whether incurred as principal or surety) for the payment or repayment of money, whether present, future, actual or contingent;

(viii)	in respect of any Borrower, references to “its Vessel” or “such Borrower’s Vessel” or similar phrases are to the Vessel owned by it;

(ix)	in respect of any Borrower, references to “its Term Loan” or similar phrases are to the Term Loan made available to such Borrower, each in accordance with this Agreement and references to “its Shipbuilding Contract” or similar phrases are to the Shipbuilding Contract to which it is a party, and references to “its Term Loan” or similar phrases in the case of Pacific Santa Ana S.à r.l. are references to the Santa Ana Term Loan, and references to “its Shipbuilding Contract” or similar phrases in the case of Pacific Santa Ana S.à r.l. are references to the Shipbuilding Contract to which Pacific Santa Ana Ltd. is a party;

(x)	words importing the singular include the plural and vice versa;

(xi)	words importing the masculine include the feminine and vice versa;

(xii)	accounting terms have the meanings assigned to them by IFRS or US GAAP, as applicable;

(xiii)	the words “include”, “includes” and “including” are not limiting;

(xiv)	references to “days” shall mean calendar days, unless the term “Business Days” is used;

(xv)	references to “months” shall mean calendar months and references to “years” (other than references to “fiscal years”) shall mean calendar years;

(xvi)	unless the contrary indication appears, a reference to a time of day is a reference to the time of day in New York;

(xvii)	the word “or” is not exclusive;

(xviii)	a reference to a Legal Requirement is a reference to such Legal Requirement as the same may be amended from time to time;

(xix)	a Potential Event of Default is “continuing” if it has not been remedied or waived;

(xx)	an Event of Default is “continuing” if:

(A)	following the delivery of an Enforcement Direction in accordance with this Agreement in respect of such Event of Default, such Event of Default has not been waived; or

(B)	otherwise if it has not been remedied or waived;

(xxi)	a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrator receiver, administrator or similar officer includes any:

(A)	juge-commissaire and/or insolvency receiver (curateur) appointed under the Luxembourg Commercial Code;

(B)	liquidateur appointed under Articles 141 to 151 of the Luxembourg act of 10 August 1915 on commercial companies, as amended;

(C)	juge-commissaire and/or liquidateur appointed under Article 203 of the Luxembourg act dated 10 August 1915 on commercial companies, as amended;

(D)	commissaire appointed under the Grand-Ducal decree of 24 May 1935 on the controlled management regime or under Articles 593 to 614 of the Luxembourg Commercial Code; and

(E)	juge délégué appointed under the Luxembourg act of 14 April 1886 on the composition to avoid bankruptcy, as amended;

(xxii)	a “winding-up”, “administration” or “dissolution” includes, without limitation, bankruptcy (faillite), liquidation, composition with creditors (concordat préventif de faillite), moratorium or reprieve from payment (sursis de paiement) and controlled management (gestion contrôlée); and

(xxiii)	a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements).

(b)	This Agreement and the other Finance Documents are the result of negotiations among, and have been reviewed by, all parties thereto and their respective counsel. Accordingly, this Agreement and the other Finance Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favour of or against any party thereto.

(c)	For the purposes of any Finance Document, “payment in full” or “paid in full” or “satisfied”, in each case, as used with respect to any Senior Debt Obligations means the receipt of cash equal to the full amount of such Senior Debt Obligations.

(d)	Unless a contrary intention appears, a term used in any Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	English terms used in this Agreement may not correspond to Luxembourg legal concepts.

1.3	Third party rights

(a)	Unless expressly provided to the contrary in a Finance Document, a Person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any Person that is not a Party is not required to rescind or amend this Agreement at any time.

2.	THE FACILITIES

2.1	Term Loan Facility and Tranches

(a)	Subject to the terms of this Agreement, the Lenders make available to the Borrowers a Dollar denominated term loan facility (the “Term Loan Facility”) in an amount equal to the Total Commitments.

(b)	Subject to Clause 2.1(a), the maximum aggregate amount available to, and available to be drawn by, Pacific Bora Ltd., under the Term Loan Facility shall be 450,000,000 Dollars (the “Bora Term Loan”) as such amount may be reduced in accordance with this Agreement (including pursuant to Clause 4.3(c), Clause 5.6 or Clause 5.10). The Bora Term Loan shall consist of three tranches as follows:

(i)	a tranche made available by the Commercial Facility Lenders (the “Bora Commercial Tranche”);

(ii)	a tranche made available by the GIEK Facility Lender (the “Bora GIEK Tranche”); and

(iii)	a tranche made available by the KEXIM Facility Lender (the “Bora KEXIM Tranche”).

(c)	Subject to Clause 2.1(a), the maximum aggregate amount available to, and available to be drawn by, Pacific Mistral Ltd., under the Term Loan Facility shall be 500,000,000 Dollars (the “Mistral Term Loan”) as such amount may be reduced in accordance with this Agreement (including pursuant to Clause 4.3(c), Clause 5.6 or Clause 5.10). The Mistral Term Loan shall consist of three tranches as follows:

(i)	a tranche made available by the Commercial Facility Lenders (the “Mistral Commercial Tranche”);

(ii)	a tranche made available by the GIEK Facility Lender (the “Mistral GIEK Tranche”); and

(iii)	a tranche made available by the KEXIM Facility Lender (the “Mistral KEXIM Tranche”).

(d)	Subject to Clause 2.1(a), the maximum aggregate amount available to, and available to be drawn by, Pacific Scirocco Ltd., under the Term Loan Facility shall be 500,000,000 Dollars (the “Scirocco Term Loan”) as such amount may be reduced in accordance with this Agreement (including pursuant to Clause 4.3(c), Clause 5.6 or Clause 5.10). The Scirocco Term Loan shall consist of three tranches as follows:

(i)	a tranche made available by the Commercial Facility Lenders (the “Scirocco Commercial Tranche”);

(ii)	a tranche made available by the GIEK Facility Lender (the “Scirocco GIEK Tranche”); and

(iii)	a tranche made available by the KEXIM Facility Lender (the “Scirocco KEXIM Tranche”).

(e)	Subject to Clause 2.1(a), the maximum aggregate amount available to, and available to be drawn by, Pacific Santa Ana Ltd., under the Term Loan Facility shall be 500,000,000 Dollars (the “Santa Ana Term Loan”) as such amount may be reduced in accordance with this Agreement (including pursuant to Clause 4.3(c), Clause 5.6 or Clause 5.10). The Santa Ana Term Loan shall consist of three tranches as follows:

(i)	a tranche made available by the Commercial Facility Lenders (the “Santa Ana Commercial Tranche”);

(ii)	a tranche made available by the GIEK Facility Lender (the “Santa Ana GIEK Tranche”); and

(iii)	a tranche made available by the KEXIM Facility Lender (the “Santa Ana KEXIM Tranche”)[1].

(f)	The maximum aggregate amount available to, and available to be drawn by, all Borrowers under:

(i)	the Commercial Tranches shall not exceed 1,000,000,000 Dollars;

(ii)	the GIEK Tranches shall not exceed 350,000,000 Dollars; and

(iii)	the KEXIM Tranches shall not exceed 450,000,000 Dollars,

as each such amount may be reduced in accordance with this Agreement (including pursuant to Clause 5.6 or Clause 5.10).

2.2	Secured Parties’ rights and obligations

(a)	The obligations of each Secured Party under the Finance Documents are several. Failure by a Secured Party to perform its obligations under any Finance Document does not affect the obligations of any other Party under any Finance Document.
No Secured Party is responsible for the obligations of any other Secured Party under any Finance Document.

(b)	The rights of each Secured Party under or in connection with the Finance Documents are separate and independent rights and any indebtedness arising under the Finance Documents to a Secured Party from an Obligor shall be a separate and independent debt.

(c)	Except as otherwise stated in the Finance Documents and subject always to Clause 28, Clause 29 and Clause 31.15, a Secured Party may enforce its rights under the Finance Documents separately.

[1]	This clause 2.1(e) has not been amended by the Second Amendment and Restatement Agreement.

2.3	Borrowers’ obligations

The obligations of the Borrowers under the Finance Documents including, for the avoidance of doubt, by Pacific Santa Ana S.à r.l., are joint and several; provided that the respective obligations of Pacific Bora Ltd. and Pacific Scirocco Ltd. under the Finance Documents in relation to the TI Bond Finance Documents or the TI Bond Facility Secured Accounts only are several (but not joint), as such obligations are more fully set forth in this Agreement and the Intercreditor Agreement. Any amount expressed to be payable under any Finance Document by “the Borrowers” including, for the avoidance of doubt, by Pacific Santa Ana S.à r.l., shall be discharged if paid in full by any Borrower (or two or more Borrowers collectively).

2.4	Obligors’ agent

(a)	Each Borrower by its execution of this Agreement irrevocably appoints the Guarantor to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)	the Guarantor on its behalf to supply all information concerning itself contemplated by this Agreement to the Secured Parties and to give all notices and instructions (including any Utilisation Request), to execute on its behalf any Accession Deed, to make such agreements and to effect the relevant amendments capable of being given, made or effected by such Borrower notwithstanding that they may affect such Borrower, without further reference to, or the consent of, such Borrower; and

(ii)	each Secured Party to give to the Guarantor any notice, demand or other communication to be addressed to such Borrower in accordance with the Finance Documents,

and in each case such Borrower shall be bound as though such Borrower itself had given the notices and instructions (including any Utilisation Request) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, notice or other communication given or made by the Guarantor or given to the Guarantor under any Finance Document on behalf of a Borrower or in connection with any Finance Document (whether or not known to any Borrower) shall be binding for all purposes on each Borrower as if such Borrower expressly had made, given, received or concurred with it. In the event of any conflict between any notices or other communications of the Guarantor and any Borrower, those of the Guarantor shall prevail.

2.5	Purpose

Each Borrower shall apply all amounts borrowed by it under its Term Loan towards Permitted Uses in accordance with the terms of this Agreement.

2.6	Monitoring

No Secured Party is bound to monitor or verify the application of any amount borrowed in accordance with this Agreement.

2.7	No further Utilisation

It is agreed and acknowledged that as from the Effective Date (as defined in the Second Amendment and Restatement Agreement) no further Utilisations of any amount shall be made by any Borrower.

3.	CONDITIONS OF UTILISATION

3.1	Conditions precedent to the Financing Date

No Borrower may deliver a Utilisation Request or an Advance Notice in respect of its Term Loan unless the Intercreditor Agent has confirmed in writing to each Facility Agent and to the Guarantor that:

(a)	all of the conditions precedent listed in Part 1 of Schedule 2 have been satisfied or waived; and

(b)	each Facility Agent has confirmed to the Intercreditor Agent that all of the documents and other evidence listed in Part 1 of Schedule 2 and delivered to the Intercreditor Agent are satisfactory in form and substance to such Facility Agent save to the extent that the requirement to provide such document or other evidence has been waived by the Intercreditor Agent, and the Intercreditor Agent promptly shall deliver such written confirmation to each Facility Agent and to the Guarantor upon receipt of the confirmations from each Facility Agent delivered in accordance with Clause 3.1(b).

3.2	Conditions precedent to each Utilisation

The Lenders must comply with Clause 4.5 (including in respect of the initial Utilisation of any Term Loan) only if on the date of the Utilisation Request and on the proposed Utilisation Date, each condition precedent set out in Part 2 of Schedule 2 is satisfied or waived in accordance with this Agreement.

4.	UTILISATION

4.1	Delivery of Utilisation Requests and Advance Notice

(a)	Subject to Clause 4.1(b), a Borrower may utilise its Term Loan in accordance with this Agreement by delivery of a duly completed Utilisation Request to the Intercreditor Agent, the Commercial Facility Agent, the KEXIM Facility Agent and the GIEK Facility Agent no later than the relevant Specified Time.

(b)	In respect of any proposed Utilisation, a Borrower must deliver an Advance Notice to the KEXIM Facility Agent no later than the relevant Specified Time. Each Advance Notice shall be revocable until such time as the Utilisation Request in respect of the relevant Utilisation referenced in such Advance Notice is delivered in accordance with Clause 4.1(a).

4.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and shall not be regarded as having been duly completed unless:

(i)	it sets out:

(A)	the aggregate amount requested by the Borrower under all Tranches of its Term Loan in respect of that Utilisation Request; and

(B)	the individual amounts requested by the Borrower under each Tranche of its Term Loan in respect of that Utilisation Request, which amounts shall be calculated by such Borrower and be equal to the Tranche Proportion of each such Tranche;

(ii)	the proposed Utilisation Date specified in such Utilisation Request is within the Availability Period of the Relevant Term Loan;

(iii)	the currency and amount of the proposed Utilisation comply with Clause 4.3;

(iv)	the proposed Interest Period complies with Clause 7.1; and

(v)	the Utilisation Request:

(A)	except in respect of the final Utilisation of a Term Loan, confirms that following the proposed Utilisation, sufficient Available Commitments shall remain available in order for each Borrower that has not made its Final Payment to make its Final Payment as required by the Shipbuilding Contract to which it is a party; and

(B)	confirms that the Proceeds of the proposed Utilisation shall be used for Permitted Uses only.

(b)	In respect of each Term Loan, only one Utilisation Request may be delivered each month; provided, however, that subject to Clause 4.2(d), a Borrower may deliver more than one Utilisation Request in any month, provided that the Proceeds of any such additional Utilisation shall be applied only to the payment of amounts due and payable under its Shipbuilding Contract.

(c)	Each Borrower has proposed a Utilisation Schedule for its Term Loan. Such Utilisation Schedule is indicative only. To the extent a Borrower reasonably anticipates any material deviation from the schedule of dates and/or amounts in its Utilisation Schedule at any time, such Borrower shall update its Utilisation Schedule and provide such updated Utilisation Schedule to the Intercreditor Agent. If Proceeds of the Loans are to be applied towards payments contemplated in the Construction Budget of a Borrower, the Utilisation Schedule for such Borrower (as updated from time to time in accordance with this Clause 4.2(c)) shall provide for the Utilisation in respect of such Proceeds to be made prior to the date such Proceeds are to be applied as contemplated by such Construction Budget.

(d)	Each Alternative Arrangement Borrower may request only one further Utilisation of its Term Loan following the date on which an Alternative Charter or Acceptable Charter, as the case may be, is signed by all parties thereto.

4.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be Dollars.

(b)	The aggregate amount requested by a Borrower under all Tranches of its Term Loan in respect of a Utilisation Request must be a minimum of 5,000,000 Dollars and in an integral multiple of 1,000,000 Dollars.

(c)	The aggregate amount requested by a Borrower pursuant to all Utilisation Requests submitted by or on behalf of such Borrower under the Term Loan Facility shall not exceed the maximum aggregate amount available to such Borrower under the Term Loan Facility as specified in Clause 2.1 (and as such amount may be reduced in accordance with this Agreement (including pursuant to this Clause 4.3(c), Clause 5.6 and Clause 5.10)); provided, however, that if upon determination by the Intercreditor Agent in accordance with the terms of this Agreement, such Borrower’s Borrower Maximum Amount is an amount less than the maximum aggregate amount available to such Borrower under the Term Loan Facility as specified in Clause 2.1 at the time such determination is made, then the maximum amount that such Borrower may request pursuant to all Utilisation Requests shall be reduced to an amount equal to that Borrower’s Borrower Maximum Amount.

(d)	The aggregate amount requested by a Borrower under the Commercial Tranche, GIEK Tranche or KEXIM Tranche of such Borrower’s Term Loan pursuant to a Utilisation Request, when aggregated with all amounts requested by all Borrowers from the Commercial Facility Lenders, GIEK Facility Lender or KEXIM Facility Lender (as applicable) pursuant to all Utilisation Requests made as at such date, shall not exceed the aggregate maximum amount made available by the Commercial Facility Lenders, GIEK Facility Lender or KEXIM Facility Lender (as applicable) to all Borrowers as specified in Clause 2.1(f) (as such amount may be reduced in accordance with this Agreement (including pursuant to Clause 5.6 and Clause 5.10)).

(e)	The aggregate amount requested by all Borrowers pursuant to all Utilisation Requests shall not exceed the Total Commitment (as such amount may be reduced in accordance with this Agreement (including pursuant to Clause 5.6 and Clause 5.10)).

4.4	Cost Certificate

Each Utilisation Request submitted by or on behalf of a Borrower shall be accompanied by a duly completed Cost Certificate.

4.5	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	Each Lender’s participation in each Loan shall be proportionate to its respective share of the Available Commitments immediately prior to the making of the Loan.

(c)	Each Facility Agent shall notify each Lender for which it is the Relevant Facility Agent of the amount of each Loan and the amount of its participation in that Loan by the Specified Time.

5.	REPAYMENT, PREPAYMENT AND CANCELLATION

5.1	General payment terms

(a)	All payments (including any payment of interest) due to the Secured Parties shall be made in Dollars and in accordance with the terms of the Finance Documents.

(b)	If any payment due under a Finance Document otherwise would fall due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day in that month (if there is one) or on the preceding Business Day (if there is not). Any such extension or reduction of time under this Clause 5.1(b) shall be included in the computation of interest or fees (as the case may be) on any such amount so due.

(c)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

5.2	Repayment

Each Borrower shall make payments in accordance with Clause 26.6(b) in respect of outstanding Loans under its Term Loan to the designated account of the Intercreditor Agent (and the Intercreditor Agent shall allocate such payments to each relevant Facility Agent for the account of each Lender for which it is the Relevant Facility Agent), of the aggregate unpaid principal amount of such Loans in instalments payable on each Repayment Date, commencing with the First Repayment Date for such Term Loan, in accordance with each Repayment Schedule for such Term Loan. Any remaining unpaid principal, interest, fees and costs as at the Final Repayment Date for such Term Loan shall be due and payable on such Final Repayment Date.

5.3	Reborrowing

(a)	No Borrower may reborrow all or any part of any Loan under its Term Loan that is repaid or prepaid by or on behalf of it.

(b)	No Borrower may reborrow all or any part of the Term Loan Facility that is repaid or prepaid by or on behalf of any Borrower.

5.4	Voluntary prepayments

(a)	Subject to Clause 5.15, on not less than ten Business Days’ irrevocable prior written notice to the Intercreditor Agent and the Facility Agents, a Borrower may prepay the whole or any part of its Term Loan in a minimum amount of 10,000,000 Dollars or a multiple thereof.

(b)	For the avoidance of doubt, a Borrower may elect to prepay the whole or any part of its Term Loan whether or not any other Borrower also elects to prepay the whole or any part of its Term Loan.

5.5	Voluntary cancellation

(a)	Subject to Clause 5.15, on not less than ten Business Days’ irrevocable prior written notice to the Intercreditor Agent and the Facility Agents, the Borrowers acting jointly may cancel the whole or any part of the Available Commitment in a minimum amount of 10,000,000 Dollars or any multiple thereof.

(b)	No Available Commitment cancelled under this Agreement subsequently may be reinstated.

(c)	Any cancellation under this Clause 5.5 shall reduce the Available Commitments of the Lenders in respect of the Term Loan Facility in proportion to their respective shares of the aggregate Available Commitment immediately prior to such cancellation.

5.6	Availability Period, Acceptable Charters, Alternative Charters and automatic cancellation

(a)	All Commitments available to be drawn by a Borrower automatically shall cease to be available to such Borrower at the close of business in New York on the last day of the Availability Period of such Borrower’s Term Loan. If on such date the aggregate of the remaining Commitments able to be drawn by all Borrowers in accordance with this Agreement whose Availability Periods have not ended is less than the total Available Commitments as at such date, the Available Commitments automatically shall be reduced to the amount that is equal to the aggregate of the remaining amounts available to be drawn on such date by such Borrowers. All undrawn Commitments automatically shall be cancelled at the close of business in New York on the last day of the Availability Period that is the last Availability Period to end in accordance with this Agreement.

(b)	If an Acceptable Charter or an Alternative Charter, as the case may be, has not been executed by all parties thereto in respect of a Vessel by the Delivery Date of such Vessel, subject to Clause 5.6(c), the Availability Period for the Term Loan of the Borrower that owns such Vessel shall be extended to the date falling 180 days after the Delivery Date of such Vessel provided that:

(i)	the Delivered Cost of such Vessel shall have been funded only with Equity contributed to such Borrower and, if applicable, Cost Overrun Undertaking Proceeds or with any proceeds of a Waiver Utilisation; and

(ii)	all Post-Completion Security (other than any Post-Completion Security relating to any Acceptable Charter) required to be granted by such Borrower has been provided to the satisfaction of the Intercreditor Agent.

(c)	If the Availability Period for any Term Loan is extended in accordance with Clause 5.6(b), then the maximum amount that otherwise would have been available to be drawn under such Term Loan in accordance with Clause 2.1 shall be reduced over time such that the maximum amount available to such Borrower, subject to Clause 2.1 and Clause 4, at any time during such extended Availability Period, is equal to the principal amount that would have been outstanding at such time calculated as if such Term Loan had been:

(i)	utilised in full by such Borrower at the Delivery Date of its Vessel and at the applicable maximum amount stated in Clause 2.1 for such Term Loan; and

(ii)	repaid in accordance with Clause 5.2 and each Repayment Schedule for such Term Loan had been prepared and delivered on that basis.

(d)	If at any time there is more than one Vessel for which the Delivery Date has occurred and in respect of which neither an Acceptable Charter nor an Alternative Charter has been executed by all parties thereto, then the Commitment of each Lender automatically shall be cancelled and the participation of each Lender in each outstanding Loan under each Term Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately shall be due and payable by each of the Borrowers; provided, however, that no such cancellation shall occur and no such payment shall be required, provided that all Security (including all Post-Completion Security) required by this Agreement in respect of any Vessel that otherwise would have triggered such cancellation and payment obligations is and remains effective and perfected in accordance with this Agreement.

5.7	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Term Loan Facility or any Term Loan:

(a)	that Lender promptly shall notify the Relevant Facility Agent upon becoming aware of that event;

(b)	upon receipt of such notification, the Relevant Facility Agent promptly shall notify the Intercreditor Agent and the Borrowers;

(c)	upon the Relevant Facility Agent notifying the Borrowers, the Commitment of that Lender immediately shall be cancelled; and

(d)	each Borrower promptly shall repay that Lender’s participation in the Loans made to that Borrower on either (i) the last day of the Interest Period for each such Loan occurring after the Relevant Facility Agent has notified the Borrowers in accordance with Clause 5.7(b) (but in no event less than seven Business Days after receipt by the Borrowers of such notification) or (ii) if earlier, the date specified by the Lender in the notice delivered to the Relevant Facility Agent in accordance with Clause 5.7(a) (provided that such day falls at least seven Business Days after receipt by the Borrowers of the notification delivered in accordance with Clause 5.7(b) or if later, the last day of any grace period permitted by law).

5.8	Change of control

(a)	If any Person (or any group of Persons acting in concert) other than QPIL or any Affiliate of QPIL controls (directly or indirectly) the Guarantor (a “Guarantor Change of Control”), then unless the Guarantor Change of Control has been approved by the Intercreditor Agent, each Commitment of each Lender automatically shall be cancelled and the participation of each Lender in each outstanding Loan under each Term Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately shall be due and payable by the Borrowers by the date required by Clause 5.15.

(b)	For the purpose of this Clause 5.8, “controls” means that any Person (or any group of Persons acting in concert) directly or indirectly owns or controls more than 30 per cent. of the equity share capital of the Guarantor or equity share capital having the right to cast more than 30 per cent. of the votes capable of being cast in a general meeting of the Guarantor.

(c)	For the purpose of this Clause 5.8, “acting in concert” means, a group of Persons who, in accordance with an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Guarantor by any of them, either directly or indirectly, to obtain or consolidate control of the Guarantor.

5.9	Exceptional events

If a Borrower’s Vessel:

(a)	suffers a Major Casualty Event and the Intercreditor Agent has not approved a Repair Plan submitted by the relevant Borrower for the repair of the relevant Vessel in accordance with Clause 19.34;

(b)	suffers a Total Loss; or

(c)	otherwise is lost, sold or otherwise disposed of by such Borrower,

then	on the earlier to occur of:

(i)	the date on which such Borrower receives any insurance or other proceeds in respect of such Major Casualty Event, Total Loss or other loss, sale or other disposal by such Borrower; and

(ii)	the date falling 180 days after such Major Casualty Event, Total Loss or other loss, sale or other disposal by such Borrower,

the Available Commitments automatically shall be cancelled by an amount equal to the maximum amount stated in Clause 2.1 in respect of such Borrower’s Term Loan (as such amount may have been reduced in accordance with this Agreement (including pursuant to Clause 4.3(c), Clause 5.6 or Clause 5.10)) minus the participation of each Lender in each outstanding Loan under such Term Loan. Upon such cancellation the participation of each Lender in each outstanding Loan under such Term Loan, together with accrued interest, and all other amounts accrued under the Finance Documents, immediately shall be due and payable by such Borrower.

For the avoidance of doubt, no cancellation of the Available Commitments will occur and no prepayment of the Relevant Borrower’s Term Loan will be required in accordance with this Clause 5.9 following a Major Casualty Event if the relevant Vessel affected by such Major Casualty Event has become a Released Vessel in accordance with Clause 5.17.

5.10	Reduction in Total Project Costs

(a)	If at any time the Total Project Costs are determined by any Obligor or Secured Party (and, in each case, confirmed by the Technical Consultant) (the “Reduced Total Project Costs”) to be less than the Total Project Costs as at the First Utilisation Date, and together the aggregate of the Available Commitments and the outstanding Loans is an amount that exceeds at such time 60 per cent. of such Reduced Total Project Costs (a “Project Cost Reduction”), then the relevant proportion of the Available Commitments shall be cancelled and, if applicable, the relevant proportion of the Loans shall be prepaid by the Borrowers in each case in accordance with Clause 5.10(b).

(b)	In the event of a Project Cost Reduction, the Borrowers shall:

(i)	cancel an amount equal to the lesser of either (x) all of the Available Commitments or (y) such portion of the Available Commitments as is necessary in order for the aggregate of the Available Commitments and the outstanding Loans to not exceed 60 per cent. of the Reduced Total Project Costs, and such that each Obligor otherwise continues to be in compliance with each of its obligations under this Agreement; and

(ii)	if following the cancellation in accordance with Clause 5.10(b)(i) of all Available Commitments, the aggregate of all Available Commitments and outstanding Loans still exceeds 60 per cent. of the Reduced Total Project Costs, the Borrowers shall prepay such Term Loan or Term Loans as the Borrowers may elect to the extent necessary in order for the aggregate of all Available Commitments and outstanding Loans to not exceed 60 per cent. of the Reduced Total Project Costs such that each Obligor otherwise continues to be in compliance with each of its obligations under this Agreement.

5.11	NOT USED.

5.12	Fair Market Value prepayments

If the Borrowers are required to make any cancellation and/or prepayment in accordance with Clause 19.29, the Borrowers shall cancel and/or prepay the Term Loan Facility in accordance with Clause 19.29.

5.13	GIEK/KEXIM put option

No later than 90 days prior to the Final Repayment Date of the Commercial Tranches, the Guarantor shall deliver written notice (the “Commercial Tranche Refinancing Notice”) to each of the GIEK Facility Lender and the KEXIM Facility Lender detailing the status and terms and conditions of any contemplated refinancing of the Commercial Tranches, together with a copy of an up to date Financial Model. Any such Lender that either:

(a)	does not timely receive a Commercial Tranche Refinancing Notice from the Guarantor; or

(b)	determines that the terms and conditions of the refinancing detailed in such Commercial Tranche Refinancing Notice is not satisfactory to it in such Lender’s sole discretion,

shall have the option, but not the obligation, to request by written notice to the Guarantor (which notice shall be delivered no later than 30 days after such Lender’s receipt of the Commercial Tranche Refinancing Notice or 60 days before the Final Repayment Date of the Commercial Tranches in the case that any such Lender does not timely receive a Commercial Tranche Refinancing Notice from the Guarantor), that each Borrower prepay in full the proportion of all Loans outstanding that relate to the GIEK Tranches or the KEXIM Tranches, as applicable, and following such request all such amounts shall be due and payable by the Borrowers on the Final Repayment Date of the Commercial Tranches without premium, penalty or additional fees of any kind.

5.14	Assignment by Charterer

(a)	If Total E&P Nigeria Limited assigns or transfers any of its rights or obligations as the Charterer under the Scirocco Charter to any other Current Participant in accordance with the terms of the Scirocco Charter, Pacific Scirocco Ltd. shall notify the Intercreditor Agent within five Business Days of Pacific Scirocco Ltd. receiving notice (or otherwise becoming aware) of such assignment or transfer.

(b)	If Petrobras assigns or transfers any of its rights or obligations as the charterer under the Mistral Drilling Contract to a Petrobras Affiliate other than a Qualifying Petrobras Affiliate, then Pacific Mistral Ltd. shall notify the Intercreditor Agent within five Business Days of Pacific Mistral Ltd. receiving notice (or otherwise becoming aware) of such assignment or transfer.

(c)	If the Intercreditor Agent has not (acting on the instruction of the Lenders) within 95 days after receipt by Pacific Scirocco Ltd. of notice of an assignment or transfer (referred to in paragraph (a) above), approved the relevant Current Participant as satisfactory to it as an Acceptable Charterer, and unless the Lenders otherwise agree, the participation of each Lender in each outstanding Loan under the Scirocco Term Loan, together with accrued interest, and all other amounts accrued under the Finance Documents in respect of the Scirocco Term Loan immediately shall be due and payable by the Borrowers in accordance with Clause 5.15.

(d)	If the Intercreditor Agent has not (acting on the instruction of the Lenders) within 95 days after receipt by Pacific Mistral Ltd. of notice of an assignment or transfer (referred to in paragraph (b) above), approved the relevant Petrobras Affiliate as satisfactory to it as an Acceptable Charterer together with Pacific Drillship S.à r.l. and unless the Lenders otherwise agree, the participation of each Lender in each outstanding Loan under the Mistral Term Loan, together with accrued interest, and all other amounts accrued under the Finance Documents in respect of the Mistral Term Loan immediately shall be due and payable by the Borrowers in accordance with Clause 5.15.

5.15 Prepayment and cancellation – miscellaneous

(a)	Where any Loan made available to a Borrower becomes immediately due and payable or payable on a specified date in accordance with this Clause 5, such Borrower shall prepay such Loan within seven Business Days of such Loan becoming immediately due and payable in accordance with this Clause 5.15 or on such specified date (as applicable).

(b)	No repayment of any Loan is permitted except in accordance with the express terms of this Agreement.

(c)	Each prepayment shall be made:

(i)	together with accrued interest on the amount prepaid and any applicable Break Costs; and

(ii)	subject to Clause 5.15(d) and Clause 5.15(e), without any penalty or premium.

(d)	Any voluntary prepayment by a Borrower of any amount outstanding under a Commercial Tranche in accordance with Clause 5.4 and any voluntary cancellation of any Available Commitment of the Commercial Facility Lenders in accordance with Clause 5.5, if such voluntary prepayment or voluntary cancellation is made at any time prior to the date falling one year after the Vessel Completion Date, shall be subject to the payment to the Commercial Facility Agent (for the account of each Commercial Facility Lender) by that Borrower of the Commercial Facility Prepayment/Cancellation Fee, which such fee shall be distributed by the Commercial Facility Agent to each Commercial Facility Lender according to:

(i)	in the case of a prepayment, the proportion of the total amount prepaid in respect of the Commercial Tranche Loan that was advanced by that Commercial Facility Lender; and

(ii)	in the case of a cancellation, the proportion of the total Available Commitment to be cancelled that was committed by that Commercial Facility Lender.

(e)	Any mandatory or voluntary prepayment of any amount outstanding under a GIEK Tranche or a KEXIM Tranche (other than in accordance with Clause 5.13) and any mandatory or voluntary cancellation of any Available Commitment of the GIEK Facility Lender or the KEXIM Facility Lender shall be subject to the payment to the GIEK Facility Agent (for the account of the GIEK Facility Lender) or the KEXIM Facility Agent (for the account of the KEXIM Facility Lender), as applicable, of the GIEK Prepayment/Cancellation Fee or the KEXIM Prepayment/Cancellation Fee, as applicable, which fee shall be distributed by the GIEK Facility Agent or the KEXIM Facility Agent, as applicable, to the GIEK Facility Lender or the KEXIM Facility Lender.

(f)	In the event of any prepayment made in accordance with this Clause 5, the funds from which such prepayment is to be made first shall be used to pay any amounts then due and payable to the Secured Parties (including any fees) and, thereafter, to make the relevant prepayment.

(g)	Each prepayment shall be made and applied, subject to Clause 5.15(f):

(i)	other than any prepayment in accordance with Clause 5.7 (which such prepayment shall be made and applied in accordance with Clause 5.7), to each Tranche of the Relevant Term Loan on a pro rata basis to the amounts outstanding under such Tranche under that Term Loan;

(ii)	other than any prepayment in accordance with Clause 5.7 (which such prepayment shall be made and applied in accordance with Clause 5.7), to the principal amounts payable in respect of each Tranche of the Relevant Term Loan in inverse order of maturity (including, for the avoidance of doubt, the final principal instalment of the Commercial Tranche payable in accordance with the applicable Repayment Schedule); and

(iii)	together with any interest payable in respect of that Term Loan and net scheduled payments due or termination costs payable in respect of any Interest Hedging Instrument relating to that Term Loan.

(h)	Each cancellation or reduction of any Commitment made or required in accordance with this Agreement shall reduce the Available Commitments of the Lenders on a pro rata basis.

5.16	Right of replacement or repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by a Borrower is required to be increased under Clause 10.2(c);

(ii)	any Lender claims indemnification from a Borrower under Clause 10.3 or Clause 11.1; or

(iii)	it becomes illegal for any Lender to perform any of its obligations under this Agreement or to fund or maintain its participation in any Term Loan,

whilst the circumstances giving rise to the requirement for that increase, indemnification or illegality continue, the Guarantor may give the Relevant Facility Agent notice of its intention to replace that Lender in accordance with Clause 5.16(c).

(b)	Where:

(i)	either:

(A)	a Borrower wishes to enter into an Acceptable Charter for its Vessel, the proposed charter satisfies each part of paragraph (a) of the definition of Acceptable Time Charter or Acceptable Bareboat Charter (as the case may be); or

(B)	an Alternative Arrangement Borrower wishes to enter into an Alternative Charter for its Vessel, the proposed charter satisfies each of paragraphs (a) to (e) of the definition of Alternative Charter, and in either case the Majority Lenders have confirmed to the Intercreditor Agent that they have approved such charter as an Acceptable Charter or an Alternative Charter (as the case may be); or

(ii)	a Borrower wishes to enter into an Acceptable Charter or an Alternative Charter for its Vessel with a Person who (or whose obligations under the relevant Acceptable Charter or Alternative Charter are guaranteed by an entity who):

(A)	satisfies the credit rating requirement set out in paragraph (a) of the definition of Acceptable Charterer and the Majority Lenders have confirmed to the Intercreditor Agent that they have approved such Person; or

(B)	does not satisfy the credit rating requirement set out in paragraph (a) of the definition of Acceptable Charterer and the Super Majority Lenders have confirmed to the Intercreditor Agent that they have approved such Person, if any one or more Lenders has not approved such charter as an Acceptable Charter or Alternative Charter (as the case may be) or such Person as an Acceptable Charterer (as applicable) in accordance with this Agreement, the Guarantor may give the Relevant Facility Agent 15 Business Days’ notice of its intention to:

(I)	replace any such Lender in accordance with Clause 5.16(c); or

(II)	provided that the Guarantor has demonstrated to the satisfaction of the Intercreditor Agent that, following any such cancellation and, if applicable, prepayment, the Obligors shall have sufficient funds available in order to meet in full their payment obligations under each Transaction Document and in respect of the Total Project Costs (as calculated at the time of any such cancellation), cancel in full the then Commitment of such Lender and procure the repayment or prepayment in full of that Lender’s participation, if any, in the then outstanding Loans.

(c)	In the circumstances set out in Clause 5.16(a) and Clause 5.16(b), on the expiry of 15 Business Days’ notice given in accordance with Clause 5.16(b), a Borrower may replace each such Lender by requiring each such Lender to (and, to the extent permitted by law, each such Lender shall) transfer in accordance with Clause 30 all of its rights and obligations in respect of the Term Loan Facility to a Lender or other bank, financial institution, trust, fund or other entity selected by the Relevant Borrower that confirms its willingness to assume and does assume all the obligations of the relevant transferring Lender in respect of the Term Loan Facility in accordance with Clause 30 for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(d)	The replacement of any Lender in accordance with Clause 5.16(c) or the cancellation of the Commitment of a Lender and, if applicable, repayment of such Lender’s participation in the outstanding Loans in accordance with Clauses 5.16(b)(II), 5.16(e) and 5.16(f), shall be subject to the following conditions:

(i)	no Obligor shall have any right to replace any Agent in its capacity as such Agent;

(ii)	neither the Relevant Facility Agent nor any Lender shall have any obligation to find any replacement Lender;

(iii)	in no event shall any Lender replaced under Clause 5.16(c) or that has its Commitment cancelled and, if applicable, its participation in the outstanding Loans repaid in accordance with Clauses 5.16(b)(II), 5.16(e) and 5.16(f) be required to pay or surrender any of the fees received by such Lender in accordance with the Finance Documents;

(iv)	if any Lender to be replaced under Clause 5.16(c) or that has its Commitment cancelled and, if applicable, its participation in the outstanding Loans repaid in accordance with Clauses 5.16(b)(II), 5.16(e) and 5.16(f) also is a Hedging Party at that time, the Relevant Borrower, at the same time as it replaces such Person as a Lender in accordance with Clause 5.16(c) or cancels the Commitment of such Lender and, if applicable, repays such Lender in accordance with Clauses 5.16(b)(II), 5.16(e) and 5.16(f) also must replace it as a Hedging Party; and

(v)	the payment of any required Prepayment/Cancellation Fee.

(e)	On the expiry of the 15 Business Days’ notice given in accordance with Clause 5.16(b) in respect of any cancellation and, if applicable, prepayment, the Commitment of the relevant Lender in respect of the Term Loan Facility immediately shall be reduced to zero.

(f)	On the last day of the Interest Period for any Loan in which the relevant Lender participates and that ends after the expiry of the 15 Business Days’ notice given in accordance with Clause 5.16(b) in respect of any cancellation and, if applicable, prepayment, (or, if earlier, the date specified by the Guarantor in that notice), the Borrowers shall repay the relevant Lender’s participation in such Loan.

5.17	Release of one Vessel

(a)	If:

(i)	a Borrower has provided a form of charter for approval by the Intercreditor Agent as:

(A)	the initial Acceptable Charter for its Vessel; or

(B)	the initial Alternative Charter for its Vessel,

and such form of charter is not approved as an Acceptable Charter or Alternative Charter (as the case may be) in accordance with this Agreement; or

(ii)	following the occurrence of a Major Casualty Event the Intercreditor Agent has not approved a Repair Plan submitted by the relevant Borrower in accordance with Clause 19.34,

then the Guarantor may elect that the relevant Vessel shall be released from the scope of the transactions contemplated by the Transaction Documents in accordance with this Clause 5.17 provided that: (x) the Guarantor previously has not made such an election in respect of any other Vessel; and (y) each Vessel other than the Vessel that is proposed to be released either shall be subject to: (1) an Acceptable Charter that has been signed by all parties thereto; or (2) an Alternative Charter that has been signed by all parties thereto and is fully effective or the effectiveness of which is subject only to the approval of the relevant local authority in the jurisdiction of operation of the Vessel as specified in such Alternative Charter. Such removed Vessel shall be the “Released Vessel”.

(b)	If in accordance with Clause 5.17(a) the Guarantor is entitled to elect a Vessel to be the Released Vessel and the Guarantor intends for such Vessel to become the Released Vessel, the Guarantor shall notify the Intercreditor Agent in writing of the same, which notice shall include:

(i)	the identity of the Vessel that the Guarantor proposes to become the Released Vessel;

(ii)	the date on which the Guarantor proposes that such Vessel shall become the Released Vessel, which date shall be at least 30 days after the date on which the Intercreditor Agent receives such notification (the “Release Date”); and

(iii)	any other information that relates to the release of the Vessel that the Intercreditor Agent shall have requested in writing from the Guarantor and that is necessary in order to give effect to the purposes of this Clause 5.17.

(c)	Upon receipt of any notice delivered in accordance with Clause 5.17(b), the Intercreditor Agent promptly shall notify each Facility Agent, each Hedging Party and the Security Trustee of receipt of such notice.

(d)	On the Release Date, the Available Commitments shall be cancelled in the amount of 450,000,000 Dollars (minus, in the case of any release of a Vessel in the circumstances described in Clause 5.17(a)(ii), the outstanding principal amount of the Loans made available to the Relevant Borrower under its Term Loan) on a pro rata basis in respect of the Available Commitment of each Lender and the Relevant Borrower shall not be permitted to submit any further Utilisation Request.

(e)	On the Release Date, the Required Equity Amount shall be reduced by an amount equal to the proportion of the Allocable Equity Share of the Relevant Borrower (calculated assuming that such Relevant Borrower would have utilised 450,000,000 Dollars of the Term Loan Facility) as a percentage of the aggregate Allocable Equity Share of all Borrowers (based upon the same assumption with regard to the Relevant Borrower) immediately prior to the Release Date and as such calculation of the revised Required Equity Amount shall be notified by the Intercreditor Agent.

(f)	Prior to any Vessel becoming the Released Vessel, the Relevant Borrower shall pre-pay (in accordance with Clause 5.4) in full any outstanding principal amounts of its Term Loan and all other amounts owing by it to any Secured Party under the Finance Documents.

(g)	Promptly following the Release Date, the Security Trustee and the Intercreditor Agent, with the co-operation of the other Parties, will release the Vessel and the Relevant Borrower from any Security created in respect of the Released Vessel, the Borrower or any asset of the Borrower.

(h)	Immediately upon a Vessel becoming the Released Vessel, the Relevant Borrower shall cease to be an Obligor and a member of the Group.

6.	INTEREST

6.1	Calculation of interest

(a)	Subject to Clause 6.2, the rate of interest on each Loan for each Interest Period is the percentage rate per annum that is the aggregate of:

(i)	the Applicable Margin determined in accordance with Clause 6.6 as at the Quotation Day;

(ii)	LIBOR applicable for such period; and

(iii)	the applicable Mandatory Cost, if any.

6.2	CIRR Interest Rate

(a)	Upon ten Business Days’ prior written notice to the GIEK Facility Agent and in any event not later than the date falling ten Business Days prior to the Delivery Date of such Borrower’s Vessel, a Borrower that is not an Alternative Arrangement Borrower may select that the CIRR Interest Rate shall apply in respect of the GIEK Tranche of each Loan made under its Term Loan.

(b)	Any selection by a Borrower (other than an Alternative Arrangement Borrower) of the CIRR Interest Rate in accordance with Clause 6.2(a) is irrevocable and, following such a selection, the CIRR Interest Rate shall be the interest rate payable in respect of the GIEK Facility Lender’s participation in each Loan made under the relevant Borrower’s Term Loan either:

(i)	if such Term Loan has not been Utilised prior to such selection, throughout the term of such Borrower’s Term Loan; or

(ii)	if such Borrower’s Term Loan has been Utilised prior to such selection, from the expiry of any then existing Interest Period in respect of each Loan made under such Borrower’s Term Loan and throughout the remaining term of such Borrower’s Term Loan.

6.3	Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and other than in respect of any Interest Period ending no later than the date falling six months after the first Utilisation of its Term Loan, if the Interest Period is longer than three months, on the dates falling at three monthly intervals after the first day of such Interest Period). All computations of any rate of interest commission or fee under any Finance Document shall be based on a year of 360 days and the actual days elapsed.

6.4	Default interest

(a)	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate, subject to Clause 6.4(b), that is two per cent. per annum higher than the rate that would have been payable if the overdue amount, during the period of non-payment, had constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Relevant Facility Agent (acting reasonably). Any interest accruing under this Clause 6.4 immediately shall be payable by the Obligor on demand by the Relevant Facility Agent.

(b)	If any overdue amount consists of all or part of a Loan that became due on a day that was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent. per annum higher than the rate that would have applied if the overdue amount had not become due.

(c)	Default interest (if unpaid) arising on an overdue amount shall be compounded (to the extent permitted by law)2 with the overdue amount at the end of each Interest Period applicable to that overdue amount but shall remain immediately due and payable.

6.5	Notification of rates of interest

The Intercreditor Agent promptly shall notify the Relevant Borrower and each Facility Agent of the determination of a rate of interest under this Agreement, which rate shall be determined no later than the Specified Time and provided that, for the avoidance of doubt and not withstanding any other provision of this Agreement, any reduction to the Applicable Margin in accordance with paragraph (b)(ii) of the definition of Applicable Margin shall take effect immediately upon the relevant Extension Date. Each Facility Agent promptly shall notify the Lenders for which it is the Relevant Facility Agent of such interest rate.

6.6	Determination of Applicable Margin

(a)	On each receipt of the Financial Statements of the Guarantor in accordance with Clause 19.4, no later than the Specified Time the Intercreditor Agent shall calculate the Applicable Margin that shall apply for the fiscal quarter of the Guarantor that commences immediately following the fiscal quarter in respect of which such Financial Statements were provided and shall notify each Borrower and each Facility Agent of such determination.

(b)	Any Applicable Margin determined by the Intercreditor Agent in accordance with Clause 6.6(a) in respect of any fiscal quarter shall apply from the first day of the fiscal quarter commencing after the fiscal quarter in respect of which the Financial Statements were provided, and continuing for the duration of such fiscal quarter.

7.	INTEREST PERIODS

7.1	Selection of Interest Periods

(a)	A Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

[2]	The compounding of interest under Luxembourg law is only possible on an annual basis.

(b)	Each Selection Notice for a Loan is irrevocable and must be delivered to the Facility Agents and the Intercreditor Agent by the Borrower to which that Loan was made not later than the Specified Time.

(c)	If a Borrower fails to deliver a Selection Notice to the Facility Agents and the Intercreditor Agent in accordance with Clause 7.1(b), the relevant Interest Period, subject to Clause 7.1(d), shall be three months.

(d)	Subject to this Clause 7.1, a Borrower may select an Interest Period of three or six months or any other period agreed between the Borrower and the Intercreditor Agent.

(e)	A Borrower may select an Interest Period of less than three months or six months, if necessary to ensure that there are Loans (with an aggregate outstanding amount equal to or greater than the repayment instalment) that have an Interest Period ending on a Repayment Date for such Borrower to make the repayment instalment due on that Repayment Date.

(f)	In the case of the first Interest Period of a Utilisation of a Term Loan, a Borrower shall select an Interest Period of less than three or six months if required to ensure that such first Interest Period ends on the same day as each Interest Period for any previous Utilisation of such Term Loan.

(g)	An Interest Period for a Loan shall not extend beyond the Final Repayment Date for the relevant Term Loan.

(h)	Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

7.2	Non-Business Days

If an Interest Period otherwise would end on a day that is not a Business Day, such Interest Period shall end on the next succeeding Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

7.3 Consolidation of Loans

If two or more Interest Periods:

(a)	relate to Loans made by the same Lenders and to the same Borrower; and

(b)	end on the same date,

those Loans shall be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

8.	CHANGES TO THE CALCULATION OF INTEREST

8.1	Absence of quotations

Subject to Clause 8.2, if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

8.2	Market disruption

If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on the share of each Lender (other than the share of the GIEK Facility Lender if the Borrower has selected the CIRR Interest Rate in accordance with Clause 6.2) in that Loan for the Interest Period shall be the percentage rate per annum that is the sum of:

(a)	the Applicable Margin;

(b)	the rate notified to the Relevant Facility Agent by such Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it reasonably may select; and

(c)	the Mandatory Cost, if any, applicable to such Lender’s participation in the Loan.

For the avoidance of doubt, if a Lender participating in any Loan is not affected by the relevant Market Disruption Event, the rate notified to the Relevant Facility Agent in accordance with Clause 8.2(b), shall be LIBOR applicable to the relevant Interest Period.

8.3	Alternative basis of interest or funding

(a)	If a Market Disruption Event occurs and the Intercreditor Agent or the relevant Borrower so requires, the Intercreditor Agent and the relevant Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis for determining the rate of interest agreed in accordance with Clause 8.3(a) shall be binding on all Parties and shall continue to be the basis for determining the rate of interest in respect of the relevant Loan or Loans (other than any part of that Loan that has been provided by the GIEK Facility Lender if the Borrower has selected the CIRR Interest Rate in accordance with Clause 6.2) until the Intercreditor Agent confirms to the relevant Borrower or Borrowers that the Market Disruption Event referred to in Clause 8.3(a) no longer is continuing and thereafter that interest shall be calculated in accordance with Clause 6.1.

8.4	Break Costs

(a)	Each Borrower, within three Business Days of demand by a Secured Party, shall pay to that Secured Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall provide, as soon as reasonably practicable after a demand by the Relevant Facility Agent, a certificate confirming the amount of its Break Costs (if any) for any Interest Period in which they accrue.

9.	FEES

9.1	Commitment fee

(a)	Subject to Clause 9.1(b), the Borrowers shall pay to each Facility Agent (for the account of each Lender for which it is the Relevant Facility Agent) a commitment fee computed at the rate of 50 per cent. of the Applicable Margin per annum on the Available Commitment of each such Lender from the date of this Agreement until the end of the Availability Period of all Term Loans.

(b)	Following any selection by a Borrower of the CIRR Interest Rate for the GIEK Tranche of its Term Loan in accordance with Clause 6.2, such Borrower shall pay to the GIEK Facility Agent (for the account of the GIEK Facility Lender) a commitment fee computed at the rate of 50 per cent. of the CIRR Applicable Margin per annum on the Available Commitment of the GIEK Facility Lender (in place of the commitment fee otherwise required to be paid by such Borrower to the GIEK Facility Agent in accordance with Clause 9.1(a)).

(c)	The accrued commitment fee is payable by the Borrowers on the last day of each calendar quarter that ends during the Availability Period of any Term Loan, on the last day of the Availability Period of all Term Loans and, if cancelled in full, on the cancelled amount of the Commitment of each Lender in respect of the Term Loan Facility at the time the cancellation is effective.

9.2	Agency fee

The Borrowers shall pay to each Agent (for its own account) an agency fee in the amount and at the times agreed in the applicable Fee Letter.

10.	TAX GROSS UP AND INDEMNITIES

10.1	Definitions

(a)	In this Agreement:

“Protected Party” means a Secured Party that is or shall be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means either the increase in a payment made by an Obligor to a Secured Party under Clause 10.2 or a payment under Clause 10.3.

(b)	Unless a contrary indication appears, in this Clause 10 a reference to “determines” or “determined” means a determination made in the absolute discretion of the Person making the determination.

10.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by any Legal Requirement.

(b)	Promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) the Guarantor shall notify the Intercreditor Agent accordingly. Similarly, a Lender shall notify the Intercreditor Agent on becoming so aware in respect of a payment payable to such Lender. If the Intercreditor Agent receives such notification from a Lender it promptly shall notify each Obligor.

(c)	If a Tax Deduction is required by any Legal Requirement to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount that (after making any Tax Deduction) leaves an amount equal to the payment that would have been due if no Tax Deduction had been required.

(d)	A payment shall not be increased under Clause 10.2(c) by reason of a Tax Deduction if on the date on which the payment falls due the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under Clause 10.2(g).

(e)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by any applicable Legal Requirement.

(f)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Secured Party entitled to the payment, evidence reasonably satisfactory to that Secured Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant Taxing Authority.

(g)	Each Lender and each Obligor shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make any payment without a Tax Deduction.

10.3	Tax indemnity

(a)	Within three Business Days of demand by the Intercreditor Agent (on behalf of a Protected Party) an Obligor shall pay to such Protected Party an amount equal to the loss, liability or cost that such Protected Party determines shall be or has been (directly or indirectly) suffered for or on account of Tax by such Protected Party in respect of a Finance Document.

(b)	Clause 10.3(a) shall not apply:

(i)	with respect to any Tax assessed on a Secured Party:

(A)	under the law of the jurisdiction in which such Secured Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Secured Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which such Secured Party’s Facility Office is located in respect of amounts received or receivable in such jurisdiction,

if such Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by such Secured Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 10.2; or

(B)	would have been compensated for by an increased payment under Clause 10.2 but was not so compensated solely because the exclusion in Clause 10.2(d) applied.

(c)	A Protected Party making, or intending to make a claim under Clause 10.3(a) promptly shall notify the Intercreditor Agent of the event that shall give, or has given, rise to the claim, following which the Intercreditor Agent shall notify each Obligor.

(d)	On receiving a payment from an Obligor under this Clause 10.3, a Protected Party shall notify the Intercreditor Agent.

10.4	Tax Credit

If an Obligor makes a Tax Payment and the Secured Party that received such Tax Payment determines that:

(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)	such Secured Party has obtained, utilised and retained that Tax Credit,

such Secured Party shall pay an amount to such Obligor that such Secured Party determines shall leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by such Obligor.

10.5	Stamp taxes

Each Borrower shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability such Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

10.6	VAT

(a)	All amounts set out or expressed in a Finance Document to be payable to a Secured Party that (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT that is chargeable on such supply or supplies, and accordingly, subject to Clause 10.6(b), if VAT is or becomes chargeable on any supply made by any Secured Party to any Person under a Finance Document, that Person shall pay to such Secured Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Secured Party shall promptly provide an appropriate VAT invoice to such Person).

(b)	If VAT is or becomes chargeable on any supply made by any Secured Party (the “Supplier”) to any other Secured Party (the “Recipient”) under a Finance Document, and any Person other than the Recipient (the “Subject Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Person shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient promptly shall pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority that the Recipient reasonably determines is in respect of such VAT.

(c)	Where a Finance Document requires any Person to reimburse or indemnify a Secured Party for any cost or expense, that Person shall reimburse or indemnify (as the case may be) such Secured Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Secured Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant Taxing Authority.

(d)	Any reference in this Clause 10.6 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

11.	INCREASED COSTS

11.1	Increased costs

(a)	Subject to Clause 11.3, within seven Business Days of a demand by the Intercreditor Agent, each Obligor shall pay for the account of a Secured Party the amount of any Increased Costs incurred by that Secured Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any Legal Requirement or (ii) compliance with any Legal Requirement made after the date of this Agreement.

(b)	In this Agreement “Increased Costs” means:

(i)	a reduction in the rate of return from the Term Loan Facility or on a Secured Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

that is incurred or suffered by a Secured Party or any of its Affiliates to the extent that it is attributable to that Secured Party having entered into any Finance Document, its Commitment or funding or performing its obligations under any Finance Document.

11.2	Increased cost claims

(a)	A Secured Party intending to make a claim in accordance with Clause 11.1 shall notify the Intercreditor Agent of the event giving rise to the claim, following which the Intercreditor Agent promptly shall notify the relevant Obligor.

(b)	As soon as practicable after a demand by the Intercreditor Agent, each Secured Party shall provide a certificate confirming the amount of its Increased Costs.

11.3	Exceptions

Clause 11.1 does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by any Legal Requirement to be made by an Obligor;

(b)	compensated for by Clause 10.3 (or would have been compensated for under Clause 10.3 but was not so compensated solely because any of the exclusions in Clause 10.3(b) applied);

(c)	compensated for by the payment of the Mandatory Cost; or

(d)	attributable to the wilful breach by the relevant Secured Party or its Affiliates of any Legal Requirement.

12.	OTHER INDEMNITIES

12.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, must be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor as an independent obligation, within three Business Days of demand, shall indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that Person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under any Finance Document in a currency or currency unit other than that in which it is expressed to be payable.

12.2	General indemnity

(a)	Each Borrower shall indemnify and hold harmless each Secured Party and such Secured Party’s officers, directors, employees, representatives and agents (together with the Secured Parties, each an “Indemnified Person”), from and against all losses, liabilities, expenses, claims, and damages (“Losses”) arising from claims of third parties against any Indemnified Person or otherwise incurred by reason of any Indemnified Person’s participation in the transactions contemplated by any Finance Document including without limitation any and all such Losses arising in connection with the release or presence of any hazardous substance by any Vessel, including all costs of:

(i)	removal and disposal of any such substance;

(ii)	all reasonable and documented costs required to cause the Vessels to be in compliance with all applicable environmental standards and Legal Requirements; and

(iii)	all reasonable and documented costs arising from such claims for damages to Persons or property as a result of the release or presence of any hazardous substances by a Vessel or as a result of a violation of applicable environmental standards or applicable Legal Requirements, and shall reimburse any Indemnified Person in respect of any such amount paid by such Indemnified Person to any such third party, except to the extent resulting from the gross negligence, wilful misconduct or fraud of such Indemnified Person or any of its officers, employees or agents.

(b)	The obligations of the Obligors set forth in Clause 12.1 and in Clause 12.2 shall survive the termination of the Finance Documents and any resignation or removal of any Agent.

12.3 Other indemnities

Within three Business Days’ of demand, each Borrower shall indemnify each Secured Party against any cost, loss or liability incurred by that Secured Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	a failure by such Obligor to pay any amount due under a Finance Document on its due date;

(c)	funding, or making arrangements to fund, its participation in a Loan requested by such Obligor in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Secured Party alone); or

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given to such Obligor.

12.4 Indemnity of Agents

Each Borrower promptly shall indemnify each Agent against any cost, loss or liability incurred by it (acting reasonably) as a result of:

(a)	investigating any event that it reasonably believes is an Event of Default or Potential Event of Default; or

(b)	acting or relying on any notice, request or instruction that it reasonably believes to be genuine, correct and appropriately authorised.

13.	MITIGATION BY THE LENDERS

13.1 Mitigation

(a)	Each Secured Party, in consultation with the relevant Obligor or Obligors, shall take all reasonable steps to mitigate any circumstances that arise and that would result in any amount becoming payable under or in accordance with, or cancelled in accordance with, any of Clause 5.7, Clause 10, Clause 11 or paragraph 3 of Schedule 7 including, in the case of any Lender, transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Clause 13.1(a) does not in any way limit the obligations of any Obligor under any Finance Document.

13.2 Limitation of liability

(a)	Each Obligor promptly shall indemnify each Secured Party for all costs and expenses reasonably incurred by such Secured Party as a result of steps taken by it under Clause 13.1.

(b)	A Secured Party is not obliged to take any steps under Clause 13.1 if, in the opinion of that Secured Party (acting reasonably), to do so might be prejudicial to it.

14.	COSTS AND EXPENSES

14.1	Transaction expenses

The Borrowers within three Business Days of demand shall pay to each Secured Party the amount of all costs and expenses (including legal fees) reasonably incurred by such Secured Party in connection with the negotiation, preparation, printing, execution and syndication of:

(a)	this Agreement, the other Finance Documents and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

14.2	Amendment costs

If an Obligor requests an amendment, waiver or consent, within three Business Days of demand, the Borrowers shall reimburse each Secured Party for the amount of all costs and expenses (including legal fees) reasonably incurred by such Secured Party in responding to, evaluating, negotiating or complying with that request.

14.3	Enforcement costs

Within three Business Days of demand, the Borrowers shall pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by such Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

15.	GUARANTEE

15.1	Guarantee and indemnity

The Guarantor irrevocably and unconditionally:

(a)	guarantees to each Secured Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;

(b)	undertakes with each Secured Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, the Guarantor immediately on demand shall pay that amount as if it were the principal obligor; and

(c)	agrees with each Secured Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, as an independent and primary obligation, it shall indemnify that Secured Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount that, but for such unenforceability, invalidity or illegality, would have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity shall not exceed the amount it would have had to pay under this Clause 15 if the amount claimed had been recoverable on the basis of a guarantee.

15.2	Continuing guarantee

The guarantee of the Guarantor under this Clause 15 is a continuing guarantee and shall extend to the ultimate balance of each sum payable by each Borrower under each Finance Document, regardless of any intermediate payment or discharge in whole or in part.

15.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition that is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause 15 shall continue or be reinstated as if the discharge, release or arrangement had not occurred.

15.4	Waiver of defences

The obligations of the Guarantor under this Clause 15 shall not be affected by any act, omission, matter or thing that, but for this Clause 15, would reduce, release or prejudice any of its obligations under this Clause 15 (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Borrower or other Person;

(b)	the release of any Borrower or any other Person under the terms of any composition or arrangement with any creditor of any Obligor;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Borrower or other Person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Borrower or any other Person;

(e)	any amendment (however fundamental and whether or not more onerous) of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any Person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

15.5	Immediate recourse

The Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any Person before claiming from the Guarantor under this Clause 15. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

15.6 Appropriations

Until all amounts that may be or become payable by each Borrower under or in connection with each Finance Document irrevocably have been paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Clause 15.

15.7 Deferral of Guarantor’s rights

Until all amounts that may be or become payable by each Borrower under or in connection with each Finance Document irrevocably have been paid in full and unless otherwise instructed by the Intercreditor Agent or expressly permitted by a Finance Document, the Guarantor shall not exercise any rights that it may have by reason of performance by it of its obligations under the Finance Documents or the TI Bond Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 15:

(a)	to be indemnified by any Borrower;

(b)	to claim any contribution from any other guarantor of any Borrower’s obligations under the Finance Documents or the TI Bond Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any right of any Secured Party under any Finance Document or TI Bond Finance Document, or of any other guarantee or security taken pursuant to, or in connection with, any Finance Document or TI Bond Finance Document by any Secured Party;

(d)	to bring legal or other proceedings for an order requiring any Borrower to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity;

(e)	to exercise any right of set-off against any Borrower; and/or

(f)	to claim or prove as a creditor of any Borrower in competition with any Secured Party.

If the Guarantor receives any benefit, payment or distribution in relation to any such right it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts that may be or become payable to the Secured Parties by the Borrowers under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and promptly shall pay or transfer the same to the Intercreditor Agent or as otherwise instructed by the Intercreditor Agent for application in accordance with the Finance Documents.

15.8 Additional security

The guarantee of the Guarantor under this Clause 15 is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Secured Party.

16.	EQUITY AND COST OVERRUNS

16.1	Equity Undertaking

If at any time after the First Utilisation Date, the aggregate amount of Equity contributed to the Borrowers prior to such time and that has not been refunded in accordance with Clause 16.3 (the “Contributed Equity”) is less than the Required Equity Amount, the Guarantor undertakes to each Borrower and each Secured Party promptly (and promptly on demand by any Secured Party) to contribute Equity to the Borrowers in the amount equal to the difference between the Required Equity Amount and the amount of Contributed Equity.

16.2	Cost Overrun Undertaking

(a)	If at any time the Total Project Costs exceeds the aggregate of:

(i)	the Estimated Delivered Cost of all Vessels; and

(ii)	the amount of any prior Cost Overrun Undertaking Proceeds provided by the Guarantor in accordance with Clause 16.2(b),

(a “Vessel Cost Overrun”), the Guarantor promptly shall notify the Security Trustee and the Intercreditor Agent of such Vessel Cost Overrun specifying the amount of such Vessel Cost Overrun.

(b)	Following the determination of a Vessel Cost Overrun in accordance with Clause 16.2(a), the Guarantor undertakes to each Borrower and to each Secured Party promptly to contribute to the Borrowers an amount equal to the amount of the relevant Vessel Cost Overrun, as and when the same is required in order to fund such Vessel Cost Overrun and any Borrower receiving such funds undertakes to apply such funds to Permitted Uses in connection with such Vessel Cost Overrun.

16.3	Refund of Equity following Vessel delivery and entry into Acceptable Charter or Alternative Charter

If (x) at any time after the Delivery Date of its Vessel and until and including the date of the final Utilisation of its Term Loan or, (y) in respect of an Alternative Arrangement Borrower, following the date on which any Excess Proceeds are paid into the Disbursement Account of such Alternative Arrangement Borrower in accordance with Clause 26.18(e):

(a)	a Borrower certifies in an Officer’s Certificate delivered to the Intercreditor Agent, at such time, that:

(i)	an Acceptable Charter or Alternative Charter is in place in respect of its Vessel;

(ii)	the aggregate of Equity contributed (and that remains contributed) to such Borrower and any Excess Proceeds that have been transferred to such Disbursement Account is greater than such Borrower’s Allocable Equity Share (the amount of such excess being the “Permitted Equity Refund Amount”); and

(iii)	following any proposed distribution in accordance with this Clause 16.3, the Equity contributed (and that remains contributed) to such Borrower will not be less than such Borrower’s Allocable Equity Share; and

(b)	the Guarantor certifies in an Officer’s Certificate delivered to the Intercreditor Agent that the Contributed Equity at such time is no less than the Required Equity

Amount (and following any proposed distribution in accordance with this Clause 16.3 the Contributed Equity will not be less than the Required Equity Amount) and that there is no Vessel Cost Overrun that has not been funded in accordance with Clause 16.2, then such Borrower shall have the right, notwithstanding Clause 26.10, to use any Proceeds (other than Cost Overrun Undertaking Proceeds) or, in respect of an Alternative Arrangement Borrower, any Excess Proceeds that are paid into its Disbursement Account in accordance with Clause 26.18(e), to make a distribution to the Guarantor of an amount equal to no more than the Permitted Equity Refund Amount provided that:

(i)	no Event of Default or Potential Event of Default shall have occurred and be continuing or would result from such distribution; and

(ii)	each of the Obligors are in compliance with all of their obligations under each Finance Document as at the date of such distribution, both before and after giving effect to such distribution.

16.4 Reallocation of Equity

(a)	Subject to the requirement that the Contributed Equity always be at least equal to the Required Equity Amount and subject to Clause 16.2(b) and Clause 26.2, at any time and notwithstanding Clause 16.3 or Clause 26.10, a Borrower may transfer to the Guarantor Equity Account an amount up to the Permitted Equity Refund Amount in relation to such Borrower.

(b)	Subject to Clause 26.2, the Guarantor may withdraw funds from the Guarantor Equity Account and pay such funds to the Disbursement Account of any Borrower as a contribution of Equity or as Cost Overrun Undertaking Proceeds. The Guarantor shall give notice to the Intercreditor Agent at the time of making any such payment as to whether such funds are to be treated for the purposes of this Agreement as Equity or Cost Overrun Undertaking Proceeds.

16.5 Charterer Furnished Items

(a)	The Guarantor may contribute funds to a Borrower to cover any costs and expenses to be incurred by such Borrower in fulfilling such Borrower’s obligations under any Acceptable Charter or Alternative Charter to provide any Charterer Furnished Items (a “Guarantor Contribution”). A Guarantor Contribution shall be made as and when such funds are required by such Borrower to pay the costs and expenses in respect of Charterer Furnished Items. Each Borrower undertakes to apply any Guarantor Contribution solely to the costs and expenses of Charterer Furnished Items.

(b)	If a Borrower has received and applied one or more Guarantor Contributions in accordance with Clause 16.5(a) and such Borrower receives from the relevant Acceptable Charterer (in accordance with the terms of the relevant Acceptable Charter) or Alternative Charter reimbursement of any costs and expenses previously funded through one or more Guarantor Contributions, then such Borrower shall have the right, notwithstanding Clause 26.10, to use such reimbursement amount to make a distribution to the Guarantor in an amount not greater than the relevant Guarantor Contributions, provided that:

(i)	no Event of Default or Potential Event of Default shall have occurred and being continuing or would result from such distribution; and

(ii)	each Obligor is in compliance with all of its obligations under each Finance Document as at the date of such distribution, both before and after giving effect to such distribution.

(c)	For the avoidance of doubt:

(i)	no Guarantor Contribution shall constitute Equity Undertaking Proceeds or Cost Overrun Undertaking Proceeds or be treated as Equity for any purpose; and

(ii)	the amount of any costs and expenses incurred by the Borrower in respect of any Charterer Furnished Items shall not be counted towards, or be considered as part of, the Delivered Cost of any Vessel.

17.	REPRESENTATIONS AND WARRANTIES

17.1 General

(a)	Each Obligor (other than the Guarantor in respect of those representations and warranties set out in Clauses 17.22, 17.24 and 17.26 to 17.29 and, in respect of Clause 17.8, only the Guarantor) makes each representation and warranty set out in this Clause 17 to and in favour of each Secured Party as of the date of this Agreement.

(b)	The Repeating Representations are deemed to be made by each Obligor (other than the Guarantor in respect of those representations and warranties set out in Clauses 17.22, 17.24 and 17.26 to 17.29 and, in respect of Clause 17.8, only the Guarantor) by reference to the facts and circumstances then existing on:

(i)	the Financing Date; and

(ii)	the date of each Utilisation Request, each Utilisation Date and, except for the representation set out in Clause 17.20 as it may relate to any Potential TI Bond Facility Payment Event of Default, the first day of each Interest Period.

(c)	Each representation and warranty set out in this Clause 17 shall survive the date of this Agreement, the Financing Date and each Utilisation.

17.2 Organisation

It:

(a)	is a corporation duly organised, validly existing and in good standing under the laws of:

(i)	Liberia, in the case of Pacific Bora Ltd., Pacific Mistral Ltd. and Pacific Scirocco Ltd.; and

(ii)	Luxembourg, in the case of Pacific Santa Ana S.à r.l.

(b)	other than as shown in the corporate structure chart on page 5 of the supplement to the Information Memorandum, dated 16 August 2010, in respect of the Guarantor only, does not have any Subsidiaries or own any shares, capital stock, equity or other interest in any other Person; and

(c)	has all requisite corporate power and authority to:

(i)	own or hold under lease and operate the assets it purports to own or hold under lease;

(ii)	carry on its business as currently being conducted and as currently proposed to be conducted; and

(iii)	execute, deliver and perform its obligations under each Transaction Document to which it is a party.

17.3 Authorisation

It has or, upon execution of the same if the date for execution thereof has not yet occurred, will have duly authorised, executed and, if the same is in the form of a deed or its equivalent, delivered each Transaction Document to which it is a party.

17.4 Legality, validity and enforceability

Each Transaction Document to which it is a party is a legally valid and binding obligation of it enforceable against it in accordance with the terms of such document except:

(a)	as may be limited by bankruptcy, insolvency, moratorium or other similar Legal Requirements affecting the enforcement of creditors’ rights generally; and

(b)	as enforceability thereof may be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

17.5	Compliance with Legal Requirements and Consents

It is in compliance:

(a)	in all material respects with:

(i)	each Material Agreement to which it is party; and

(ii)	each Consent applicable to it or any of its assets;

(b)	in all respects with each Legal Requirement applicable to it or any of its assets.

17.6	Consent

Subject to the Reservations, each Consent required:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in each Transaction Document to which it is party; and

(b)	to make each Transaction Document to which it is party admissible in evidence in its jurisdiction of incorporation,

has been obtained or effected and is in full force and effect.

17.7	No proceedings

There are no pending or, to its knowledge, threatened actions, suits, proceedings or investigations of any kind, including any arbitration proceedings or actions or proceedings of or before any Governmental Instrumentality, to which it is a party or to which any of its assets are subject, the claims of which, in the aggregate in respect of all such actions, suits, proceedings or investigations, exceed 5,000,000 Dollars (or the equivalent thereof in another currency or currencies) and, if adversely determined, that reasonably could be expected to have a Material Adverse Effect.

17.8	Financial Statements and Summary Financial Statements

(a)	In the case of the Guarantor, each set of its Financial Statements and Summary Financial Statements (as at the date at which such Financial Statements or Summary Financial Statements are prepared) delivered to the Intercreditor Agent prior to the date of this Agreement or in accordance with Clause 19.4, has been prepared in accordance with IFRS or, where each Obligor employs US GAAP in respect of its financial accounting, US GAAP, in each case in good faith, and on a reasonable basis, and presents fairly:

(i)	in the case of the Financial Statements, the financial condition and operations of the Guarantor Group (on a consolidated basis) as at the date of such Financial Statements; and

(ii)	in the case of the Summary Financial Statements, each Obligor’s financial condition and operations as at the date of such Summary Financial Statements.

(b)	There has been no material adverse change in the business or financial condition of the Group since the date of its most recent Financial Statements provided in connection with the Information Memorandum being 31 December 2009.

(c)	There has been no material adverse change in the business or financial condition of the Group since the date of its most recent Financial Statements and Summary Financial Statements delivered in accordance with Clause 19.4.

17.9	Security Interests

Subject only to the Reservations and to the applicable qualifications set out in the legal opinions delivered to the Intercreditor Agent in accordance with this Agreement:

(a)	each Security Document to which it is party creates legally valid, binding and enforceable Security Interests (that such Security Document purports to create) over the assets that are the subject of such Security Document;

(b)	to the extent applicable, each action that reasonably is necessary to perfect the Secured Parties’ rights in and to the Secured Collateral and that can be taken by the relevant Obligor has been taken;

(c)	other than in respect of any Permitted Security, the Security granted under each Security Document to which it is party has or shall have first ranking priority and is not subject to any prior ranking or pari passu ranking; and

(d)	it is the sole legal and beneficial owner of each asset over which it purports to grant any Security Interest in accordance with any Security Document to which it is party.

17.10	Existing defaults

(a)	It is not in breach or default of any material obligation under any Material Agreement to which it is party.

(b)	To the best of its knowledge and belief, no Person (other than any Obligor) party to any Material Agreement is in breach or default of any material obligation under such Material Agreement.

17.11	Governing law and enforcement

(a)	The choice of English law as the governing law of any Finance Document stated to be governed by such law and to which it is a party is valid and binding on it.

(b)	Any judgment obtained in England in relation to any Finance Document governed by English law and to which it is a party is valid and binding on it.

(c)	The choice of the law of the State of New York as the governing law of any Finance Document stated to be governed by such law and to which it is a party is valid and binding on it.

(d)	Any judgment obtained in the State of New York in relation to any Finance Document governed by the law of the State of New York and to which it is a party is valid and binding on it.

(e)	The choice of the law of the Federal Republic of Nigeria as the governing law of any Finance Document stated to be governed by such law and to which it is a party is valid and binding on it.

(f)	Any judgment obtained in the Federal Republic of Nigeria in relation to any Finance Document governed by the law of the Federal Republic of Nigeria and to which it is a party is valid and binding on it.

(g)	The choice of Norwegian law as the governing law of any Finance Document stated to be governed by such law and to which it is a party is valid and binding on it.

(h)	Any judgment obtained in Norway in relation to any Finance Document governed by Norwegian law and to which it is a party is valid and binding on it.

(i)	The choice of the laws of Luxembourg as the governing law of any Finance Document stated to be governed by such law and to which it is a party is valid and binding on it.

(j)	Any judgment obtained in Luxembourg in relation to any Finance Document governed by the laws of Luxembourg and to which it is a party is valid and binding on it.

(k)	The choice of the laws of Brazil as the governing law of any Finance Document stated to be governed by such law and to which it is a party is valid and binding on it.

(l)	Any judgment obtained in Brazil in relation to any Finance Document governed by the laws of Brazil and to which it is a party is valid and binding on it.

17.12	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it is required to make under any Finance Document.

17.13	No filing or stamp taxes

Under the Legal Requirements of Liberia, Luxembourg, England and Wales, the State of New York, Norway and Brazil it is not necessary that any Finance Document be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to any Finance Document or any transaction contemplated by any Finance Document, except for the recording of the Mortgages (and any amendments thereto) with the Office of the Deputy Commissioner of Maritime Affairs of the Republic of Liberia.

17.14	Taxes

It:

(a)	has filed, or caused to be filed, all Tax returns that are required to have been filed by it in any jurisdiction; and

(b)	has paid all Taxes and other assessments due and payable by it (other than those Taxes and other assessments that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with IFRS or, where each Obligor employs US GAAP in respect of its financial accounting, US GAAP).

17.15	No other business

It has not conducted and presently does not conduct any business other than:

(a)	in the case of a Borrower, its entry into and performance of its obligations under each Transaction Document and each TI Bond Finance Document to which it is party, the ownership and chartering of its Vessel and all business ancillary to such activities; and

(b)	in the case of the Guarantor, its entry into and performance of its obligations under each Transaction Document and each TI Bond Finance Document to which it is party, the ownership of the common stock of its Subsidiaries and all business ancillary to such ownership.

17.16	Capital stock

The description of its authorised, issued and outstanding capital stock or, as the case may be, shares set out in Schedule 8 is true and correct.

17.17	Representations and warranties

Each representation and warranty of it contained in any Transaction Document to which it is party and in any instrument, agreement or certificate delivered with respect thereto or in connection therewith is true and correct in all material respects as of the last date on which it was required to be repeated thereunder (other than any representation or warranty in any Material Agreement that in accordance with the terms thereof does not repeat, in which case such representation or warranty shall only be required to be true and correct as of the date it was made in such Material Agreement).

17.18	Information Memorandum

(a)	Any factual information provided by any Obligor for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it was stated.

(b)	The financial projections contained in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)	Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

(d)	Since the date of the Information Memorandum, no event or circumstance has occurred that would render any information given in the Information Memorandum inaccurate, untrue or incomplete in any material respect.

(e)	The corporate structure chart on page 5 of the supplement to the Information Memorandum, dated 16 August 2010, is true, complete and accurate in all respects.

(f)	Notwithstanding the foregoing Clauses 17.18(a) to 17.18(e), no Obligor shall be deemed to give any representation or warranty with respect to any information or projection contained in the Information Memorandum that is indicated in the Information Memorandum as having been provided by or prepared by any third party.

17.19	Pari passu ranking

Its payment obligations under each Finance Document to which it is party shall rank at least pari passu in right of payment with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by any Legal Requirement applying to companies generally.

17.20	No default

No Event of Default or Potential Event of Default has occurred and is continuing or reasonably might be expected to result from the making of any Utilisation.

17.21	No conflict

Neither the execution nor delivery of any Transaction Document to which it is a party nor its performance of the transactions contemplated thereby does or shall:

(a)	contravene any provision of its constitutional documents or any other Legal Requirement then applicable to, or binding on, it;

(b)	conflict with, or is or shall be inconsistent with, or has resulted or shall result in any breach or termination event of, or has constituted or shall constitute any default under, or has resulted or shall result in or requires or shall require the creation of any Security Interest upon any of its assets under, any agreement or instrument to which it is a party or by which it or any of its assets are or will be bound or to which it is subject (other than Permitted Security);

(c)	contravene any of its contractual obligations; or

(d)	other than with respect to any Consent that is or will be required with respect to itself or any of its assets, require the consent or approval of any Person that has not already been obtained or shall be obtained by the time it is required.

17.22	Environment

(a)	It has complied with the provisions of each environmental Legal Requirement applicable to its Vessel.

(b)	It has obtained all requisite environmental Consents applicable to its Vessel and is in compliance with each such environmental Consent.

(c)	There is no pending or, to its knowledge, threatened action, suit, proceeding or investigation of any kind in respect of its Vessel, relating to the environment, including any arbitration proceeding or actions or proceeding of or before any Governmental Instrumentality, to which it is a party or is subject.

(d)	There has been no material release of Hazardous Materials in connection with the operation of its Vessel.

17.23	Immunity

(a)	The execution by it of each Transaction Document to which it is a party constitutes, and the exercise by it of its respective rights and performance of its respective obligations under each such document shall constitute, private and commercial acts performed for private and commercial purposes.

(b)	It is not entitled to claim sovereign immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation or any other jurisdiction in relation to any Transaction Document.

17.24	No sharing of earnings

There is not, nor shall there be, an agreement or arrangement whereby an amount received, currently or at any time in the future, by it under any Acceptable Charter or any Alternative Charter to which it is party may be shared with any Person except in accordance with Clause 26.17.

17.25	Insolvency

It is not bankrupt, insolvent nor unable (nor admits, nor has admitted its inability) to pay its debts, by reason of actual or anticipated financial difficulties, nor has it commenced, nor does it intend to commence, negotiations with one or more of its creditors with a view to rescheduling any of its Financial Indebtedness or to make any declaration of moratorium in respect of its Financial Indebtedness.

17.26	No amendment

No amendment has been made to any Shipbuilding Contract since the date of such Shipbuilding Contract (other than any such amendment that has been given to the Intercreditor Agent and is either referred to in Schedule 21 or, if made after the date of this Agreement, is made in accordance with the terms of this Agreement).

17.27	No Termination

No Acceptable Charterer has given any notice to it to terminate any Shipbuilding Contract or any Acceptable Charter or Alternative Charter, in each case to which it is party and it is not aware of any circumstance that would give rise to such Acceptable Charterer’s right to terminate any such Shipbuilding Contract or any such Acceptable Charter or Alternative Charter.

17.28	No Assignment

To the best of its knowledge and belief having made due enquiry, no Acceptable Charterer has:

(a)	assigned or transferred such Acceptable Charterer’s rights or obligations under the Acceptable Charter or Alternative Charter to which such Borrower is party other than (i) pursuant to an assignment or transfer by Total E&P Nigeria Limited to a Current Participant as contemplated by Clause 5.14(a)), (ii) pursuant to an assignment or transfer by Petrobras to a Qualifying Petrobras Affiliate, or (iii) to a security trustee (for the benefit of any Person providing financing to such Acceptable Charterer); or

(b)	sublet any Vessel to any Person, other than in accordance with the relevant Acceptable Charter or Alternative Charter.

17.29	No Force Majeure Notice

No Acceptable Charterer has given to it or received from it any notice of force majeure under any Acceptable Charter or Alternative Charter, in each case to which such Acceptable Charterer is party where the event of force majeure in respect of which such notice is given reasonably could be expected to have a Material Adverse Effect.

17.30	Consolidated Subsidiaries of PDSA

(a)	It is consolidated in the financial statements of PDSA.

(b)	Each of the Manager and PDI is consolidated in the financial statements of PDSA.

18.	FINANCIAL COVENANTS

The Guarantor covenants and agrees that until the Final Discharge Date:

18.1	Projected DSCR

The Projected DSCR for the following four fiscal quarters shall be not less than:

(a)	up to and including 30 June 2012, 1.1:1.0; and

(b)	after 30 June 2012, 1.2:1.0.

18.2	Historical DSCR

The Historical DSCR for the immediately preceding four fiscal quarters shall be not less than:

(a)	up to and including 31 December 2013, 1.1:1.0; and

(b)	after 31 December 2013, 1.2:1.0.

18.3	Maximum leverage

It shall ensure at all times that its Leverage Ratio does not exceed 65 per cent.

18.4	Minimum liquidity

It shall maintain at all times Guarantor Liquidity equal to at least the then applicable Required Guarantor Liquidity Amount.

18.5	Times for testing covenants

On the last Business Day of each fiscal quarter of the Guarantor commencing on:

(a)	in the case of the Projected DSCR covenant in Clause 18.1, the last Business Day of the fiscal quarter starting after the Vessel Completion Date;

(b)	in the case of the Historical DSCR covenant in Clause 18.2, the earlier to occur of (a) 31 December 2012 (or if not a Business Day, the immediately preceding Business Day); and (b) the last Business Day of the fiscal quarter during which the first anniversary of the Vessel Completion Date occurs;

(c)	in the case of the Leverage Ratio in Clause 18.3, the last Business Day of the fiscal quarter in which this Agreement is executed; and

(d)	in the case of the minimum liquidity covenant in Clause 18.4, the last Business Day of the fiscal quarter in which the Delivery Date of the first Vessel to be delivered occurs,

the financial covenants set out in this Clause 18 shall be tested and in respect of such dates the Guarantor shall provide an Officer’s Certificate demonstrating compliance with such covenants in accordance with Clause 19.4(c).

18.6	Calculation of Projected DSCR

If any Acceptable Charter or Alternative Charter is due to expire or terminate during a specified period in respect of which the Projected DSCR is calculated, the calculation of the Projected DSCR for the purposes of Clause 18.1 only may be based upon the assumption that such Acceptable Charter or Alternative Charter shall be renewed immediately upon the expiry or termination thereof and on the same terms and conditions as the then existing terms and conditions (other than with respect to the applicable charter day rate) and such calculation therefore may include revenue under such assumed Acceptable Charter or Alternative Charter provided that:

(a)	the assumed applicable charter day rate under any such assumed Acceptable Charter or Alternative Charter taken into account for the purposes of such calculation shall be the rate advised by an Approved Broker during the fiscal quarter of the Guarantor in which the Projected DSCR is tested and with reference to applicable charter day rates in the geographic region in which the relevant Vessel then is operating;

(b)	upon the actual expiration or termination of any such Acceptable Charter or Alternative Charter, assumed applicable charter day rates under such Acceptable Charter shall no longer be taken into account for the purposes of calculating the Projected DSCR;

(c)	if a replacement Acceptable Charter or Alternative Charter is entered into or the existing Acceptable Charter or Alternative Charter is renewed or extended, any calculation of the Projected DSCR shall be based upon such actual replacement or renewed or extended Acceptable Charter or Alternative Charter and not upon any assumptions as to the renewal of an Acceptable Charter or Alternative Charter as set out in this Clause 18.6;

(d)	such calculation shall take into account a maximum of 360 days of assumed applicable charter day rates in aggregate in respect of all Vessels; and

(e)	such calculation shall take into account a maximum of 270 days of assumed applicable charter day rates in aggregate in respect of any one Vessel.

19.	AFFIRMATIVE COVENANTS

Each Borrower (and the Guarantor in respect of Clauses 19.2, 19.3, 19.4, 19.7, 19.8, 19.9(e), 19.11, 19.12, 19.13, 19.14 and 19.26 and, in respect of Clause 19.3(b), 19.4 and 19.11(b)(iv), only the Guarantor) covenants and agrees that until the Final Discharge Date it shall:

19.1	Use of Proceeds

Subject to the eligibility requirements under the Restricted Tranches, use the Proceeds solely for Permitted Uses.

19.2	Existence, conduct of business

Maintain and preserve:

(a)	its existence as

(i)	in the case of Pacific Bora Ltd., Pacific Mistral Ltd., and Pacific Scirocco Ltd. a Liberian corporation; and

(ii)	in the case of Pacific Santa Ana S.à r.l., a company existing under the laws of Luxembourg; and

(b)	all rights, privileges and franchises necessary in connection with the operation of its business in the ordinary course.

19.3	Accounts and operation of Accounts and other bank accounts of the Guarantor

(a)	Maintain its Accounts (other than any Operating Account, which it shall maintain with the Operating Accounts Bank) with the New York branch of the Accounts Bank and deposit, transfer or cause the transfer of any funds (including the Proceeds) received by it, in each case, in accordance with Clause 26.

(b)	In respect of the Guarantor only:

(i)	open and maintain with the New York branch of the Accounts Bank each bank account (other than its Accounts) that it opens or maintains; and

(ii)	except in respect of any account opened and maintained solely for the purpose of complying with Clause 18.4, if any such account is required under or otherwise opened in connection with the transactions contemplated by any Transaction Document (or the performance of any obligation under any Transaction Document) execute, record and perfect in favour of the Security Trustee, a first priority accounts pledge and an accounts control agreement, each substantially in the form set out in Schedule 29. For the avoidance of doubt, if any such account is opened by the Guarantor other than in connection with any such transaction or the performance of any such obligation, the Guarantor shall not be required to execute any accounts pledge or any accounts control agreement in respect of such account in favour of the Security Trustee and shall be permitted to deposit and withdraw funds from any such account without any restriction.

19.4	Annual and interim Financial Statements and compliance certificates

(a)	Provide the Intercreditor Agent as soon as the same are available, and in any event within 120 days after the close of each of the Guarantor’s fiscal years ending after the date of this Agreement, the Guarantor’s consolidated annual audited (by independent public accountants of recognised international standing appointed by it) Financial Statements for such fiscal year prepared on a basis consistent with IFRS or, where each Obligor employs US GAAP in respect of its financial accounting, US GAAP.

(b)	Provide the Intercreditor Agent as soon as the same are available, and in any event within 60 days after the close of each of the Guarantor’s fiscal quarters of each of the Guarantor’s fiscal years from the date of this Agreement, the Guarantor’s unaudited consolidated Financial Statements for such fiscal quarter prepared on a basis consistent with IFRS or, where each Obligor employs US GAAP in respect of its financial accounting, US GAAP.

(c)	Provide to the Intercreditor Agent together with each set of annual or quarterly Financial Statements delivered in accordance with this Clause 19.4, Summary Financial Statements detailing the financial condition of each Obligor in respect of the period to which such Summary Financial Statements relate.

(d)	Provide to the Intercreditor Agent together with each set of annual or quarterly Financial Statements and Summary Financial Statements delivered in accordance with this Clause 19.4, an Officer’s Certificate of the Guarantor certifying that:

(i)	the relevant Financial Statements fairly represent its consolidated financial condition as at the date that such Financial Statements were drawn up and the Summary Financial Statements fairly represent the financial condition of each Obligor as at the date that such Summary Financial Statements were drawn up;

(ii)	it is in compliance (providing reasonably detailed supporting evidence as applicable thereof) with all of its covenants under:

(A)	Clause 18 that are required to be tested as at the last Business Day of the fiscal quarter to which such Financial Statements relate; and

(B)	Clause 16; and

(iii)	it and each of the Borrowers and Pacific Gibco is in compliance with all of its or their other obligations under the Finance Documents as at the date of such

Officer’s Certificate.

19.5	Security assurance

Give such assurances and do all such things from time to time and at its own cost and expense as required by any applicable Legal Requirement or as the Security Trustee, acting reasonably, considers necessary to enable the Security Trustee to perfect, preserve, or protect any Security or to exercise any of the rights conferred on the Security Trustee.

19.6	Legal Requirements

Comply with all Legal Requirements (including Legal Requirements pertaining to the environment) applicable to it or any of its assets.

19.7	Consents

(a)	Promptly:

(i)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(ii)	provide certified copies to the Intercreditor Agent of,

any Consent required to enable it to perform its obligations under each Transaction Document to which it is party and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of each such Transaction Document.

(b)	Obtain and comply with all Consents applicable to it or any of its assets.

19.8	Books, accounts and records

Maintain proper books, accounts and records with respect to itself and its business in compliance with each applicable Legal Requirement and, in respect of the Guarantor only, with respect to its Financial Statements and Summary Financial Statements, prepare and maintain the same in accordance with IFRS or, where each Obligor employs US GAAP in respect of its financial accounting, US GAAP (consistently applied).

19.9	Construction Budgets, Annual Operating Budgets and associated Technical Consultant’s reports

(a)	Provide to the Intercreditor Agent no later than the Financing Date:

(i)	a Construction Budget in respect of its Vessel prepared in accordance with its customary accounting practices and with due care; and

(ii)	a report from the Technical Consultant in respect of such Construction Budget (which may be addressed in the report of the Technical Consultant in respect of such Borrower’s Vessel and as required to be delivered in accordance with paragraph 1.11 of Schedule 2) and commenting on such Construction Budget (including the reasonableness of the expected expenditures proposed in such Construction Budget), in each case in form and substance satisfactory to the Intercreditor Agent.

(b)	If:

(i)	a Borrower or the Guarantor incurs or expects to incur expenditures that exceed by ten per cent. in the aggregate the amounts set forth in the relevant Borrower’s Construction Budget (other than any amounts relating to Financing Costs or incurred in respect of the turn-key, fixed sum set forth in any Shipbuilding Contract); or

(ii)	the actual Delivered Cost of a Vessel exceeds or is expected by the relevant Borrower or the Guarantor to exceed the Estimated Delivered Cost in respect of the relevant Vessel as set out in the Construction Budget delivered in respect of such Vessel by more than ten per cent, in each case the Borrower promptly shall provide to the Intercreditor Agent an updated Construction Budget prepared in accordance with its customary accounting practices and with due care, together with an updated report from the Technical Consultant, in each case in form and substance satisfactory to the Intercreditor Agent.

(c)	Provide to the Intercreditor Agent at the same time as it submits to the Intercreditor Agent for the first time in relation to its Vessel a form of charter for approval as an Acceptable Charter or an Alternative Charter, an Initial Operating Budget in respect of its Vessel covering the period from the delivery of such Initial Operating Budget until 31 December 2011. Such Initial Operating Budget shall be prepared in accordance with the Relevant Borrower’s customary accounting practices and with due care, together with a report from the Technical Consultant in respect of such Initial Operating Budget (which may be addressed in the report of the Technical Consultant in respect of such Borrower’s Vessel and as required to be delivered in accordance with paragraph 2.12 of Schedule 2) and commenting on such Initial Operating Budget (including the reasonableness of the expected expenditures proposed in such Initial Operating Budget), in each case in form and substance satisfactory to the Intercreditor Agent.

(d)	Provide to the Intercreditor Agent not less than 60 days and not more than 90 days prior to the first day of each year (commencing in 2011 in respect of an Annual Operating Budget for 2012), an Annual Operating Budget in respect of its Vessel prepared in accordance with the Relevant Borrower’s customary accounting practices and with due care, and, only if such Borrower’s Vessel commences operations in a new jurisdiction or pursuant to a new Acceptable Charter or a new Alternative Charter, together with an updated Technical Consultant’s report commenting on such Annual Operating Budget (including the reasonableness of the expected expenditures proposed in such Annual Operating Budget), in each case in form and substance satisfactory to the Intercreditor Agent.

(e)	If a Borrower or the Guarantor (or, in the case of the Mistral Charter, Pacific Drilling do Brasil Serviços de Perfuração Ltda. or Pacific Drillship S.à r.l. (or any two or more of the Guarantor, the Borrower, Pacific Drilling do Brasil Serviços de Perfuração Ltda. and Pacific Drillship S.à r.l. collectively)) incurs or expects to incur any expenditure that exceeds the relevant line item or total expenditure as budgeted in the Initial Operating Budget or any Annual Operating Budget (as applicable) by more than five per cent., the Borrower promptly shall provide to the Intercreditor Agent written notification of the same together with a reasonably detailed explanation of any such anticipated or actual expenditure and a copy of any relevant supporting documentation in respect of the same.

(f)	Each Construction Budget, each Initial Operating Budget, each Annual Operating Budget and each update to any of the foregoing required by the terms of Clause 19.4 shall be delivered to the Intercreditor Agent in accordance with this Clause 19.9 together with an Officer’s Certificate of the relevant Borrower certifying the accuracy of the same.

(g)	Each Construction Budget, each Initial Operating Budget, each Annual Operating Budget, each Technical Consultant’s report and each update to any of the foregoing delivered in accordance with this Clause 19.9 shall be deemed approved to the extent that Majority Lenders have not objected to the form and substance of such document within 15 Business Days from the date of delivery of such document.

19.10	Insurances

  Maintain Insurance Policies evidencing each Required Insurance required to be maintained by it.

19.11	Notices and other information

(a)	Promptly, upon acquiring or giving notice, or obtaining actual knowledge thereof (as the case may be) provide the Intercreditor Agent and the Security Trustee with notice of:

(i)	the occurrence of any Event of Default or Potential Event of Default under this Agreement, or any Default under (and as defined in) any TI Bond Facility Agreement to which it is party, in each case describing in reasonable detail such Event of Default, Potential Event of Default or Default and the steps being taken to remedy or avoid (respectively) such default;

(ii)	the occurrence of any litigation, claim, investigation, dispute (other than any dispute in respect of any invoice) or proceeding (including arbitration proceedings) in respect of claims in excess of 5,000,000 Dollars (or the equivalent thereof in another currency or currencies) pending, involving or affecting it and describing in reasonable detail such litigation, claim, investigation, dispute or proceeding;

(iii)	the occurrence of any dispute in respect of any invoice if such dispute is not resolved within 30 days of the date on which notice of the dispute first was issued by or to the relevant Obligor, describing in reasonable details such dispute;

(iv)	the occurrence of any arrest, Major Casualty Event or Total Loss of its Vessel or any other casualty event resulting in damage to its Vessel or loss of hire or charter payments in excess of 10,000,000 Dollars (or the equivalent thereof in another currency or currencies), and in each case describing in reasonable detail the circumstances thereof; and

(v)	the occurrence of the Delivery Date of its Vessel.

(b)	Promptly provide to the Intercreditor Agent:

(i)	upon request by the Intercreditor Agent, an Officer’s Certificate confirming that no Event of Default or Potential Event of Default is continuing;

(ii)	a copy of:

(A)	each document dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as such document is dispatched; and

(B)	any notice in respect of any force majeure given by it to, or received by it from, an Acceptable Charterer under any Acceptable Charter or any Alternative Charter;

(iii)	such further information regarding its financial condition, business and operations as any Secured Party (through the Intercreditor Agent) reasonably may request and that can be delivered without causing the relevant Obligor to be in breach of any confidentiality undertaking by which it is bound; and

(iv)	together with any Financial Statements delivered in accordance with Clause 19.4, an updated corporate organisation chart of the Guarantor Group if any additional Subsidiary of the Guarantor has been created since the date of the last Financial Statements to have been delivered by the Guarantor in accordance with Clause 19.4.

19.12	Taxes

Pay and discharge, before the same shall become delinquent, after giving effect to any applicable extensions, all Taxes assessed on it or its assets (including interest and penalties) (other than those Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with IFRS or, where each Obligor employs US GAAP in respect of its financial accounting, US GAAP).

19.13	Material Agreements

Unless any such non-compliance or failure to enforce otherwise is approved by the Intercreditor Agent, comply with all of its material obligations under each Material Agreement to which it is a party and enforce all of its material rights (other than any right to receive any de minimis sum of money) under each such Material Agreement.

19.14	Proper legal form

Take all action within its control necessary to ensure that each Material Agreement to which it is a party is in proper legal form for the enforcement thereof.

19.15	Management of interest rate risk

Ensure that within 60 days of the later to occur of the first Utilisation Date in respect of its Term Loan and the signing of the first Acceptable Charter or first Alternative Charter in respect of its Vessel and at all times thereafter at least 75 per cent. of the maximum aggregate principal amount available and available to be drawn by it under the Term Loan Facility in accordance with Clause 2.1 (as such amount may be reduced in accordance with this Agreement (including pursuant to Clause 4.3(c), Clause 5.6 or Clause 5.10)) shall:

(a)	accrue interest at a fixed rate; or

(b)	benefit from interest rate hedging in accordance with Interest Hedging Instruments that in aggregate have the effect of fixing the interest rate payable on such percentage of such Term Loan.

19.16	Registration of Vessel

(a)	Procure and maintain the valid and effective provisional registration of its Vessel under the flag of Liberia.

(b)	Effect (or cause to be effected) the permanent registration of its Vessel under the flag of Liberia, within six months from the Delivery Date of such Vessel or such earlier date on which the provisional registration ceases to be valid and provide to the Intercreditor Agent:

(i)	a copy certified in an Officer’s Certificate of the relevant Obligor of the provisional certificate of registry; and

(ii)	a copy certified in an Officer’s Certificate of the relevant Obligor of the permanent certificate of registry,

for such Vessel in each case once issued by the Deputy Commissioner of Maritime Affairs of Liberia.

19.17	Customary Industry Practice

Operate and maintain its Vessel safely and in accordance with Customary Industry Practice and the requirements of the relevant Acceptable Charters and, in respect of any Alternative Arrangement Borrower, any Alternative Charters.

19.18	Maintenance of classification

Maintain the classification of its Vessel with one of Det Norske Veritas, the American Bureau of Shipping, or any other reputable classification society with the highest class for vessels of the same type as its Vessel and that is approved by the Intercreditor Agent.

19.19	Vessel Management

(a)	Ensure that (unless any Vessel is being chartered pursuant to an Acceptable Bareboat Charter and with the exception of the Pacific Santa Ana) its Vessel is managed, technically and commercially, by the Manager;

(b)	In the case of Pacific Santa Ana S.à r.l., ensure that its Vessel is managed, technically and commercially, by PDI.

19.20	ISM Code

Ensure that on and from the Delivery Date of its Vessel it and its Vessel is in full compliance with the ISM Code in respect of such Vessel.

19.21	ISPS Code

Ensure that on and from the Delivery Date of its Vessel, it and its Vessel remains at all times in full compliance with the ISPS Code in respect of such Vessel.

19.22	Safety and compliance documentation

(a)	Furnish the Intercreditor Agent from time to time promptly on request with a copy of the Manager’s or PDSI’s “Document of Compliance”, any Vessel’s “Safety Management Certificate” or “International Ship Security Certificate” issued under the ISPS Code and any other documents necessary to evidence compliance with the ISM Code.

(b)	Comply with the Hurricane/Emergency Preparedness Plan in respect of its Vessel as delivered in accordance with Part 2 of Schedule 16 and promptly provide the Intercreditor Agent with any proposed amendment to such Hurricane/Emergency Preparedness Plan.

19.23	Acceptable Charter Direct Agreements

(a)	Procure that, in respect of:

(i)	each Acceptable Charter for its Vessel; and/or

(ii)	each Alternative Charter for its Vessel either:

(x)	with an initial term greater than 18 months; or

(y)	that is extended or renewed with the same Acceptable Charterer either in accordance with its express terms through the exercise of any extension option or with the approval of the Intercreditor Agent in accordance with this Agreement such that the period from the date on which any such extension option is exercised or the parties to such Acceptable Charter each have signed any such extension or renewal until the termination of such Alternative Charter (as extended or renewed) is greater than 18 months (including, for the avoidance of doubt: (1) any remaining term thereof that has not expired as at the date of such extension or renewal; and (2) the period for which such Alternative Charter has been extended or renewed beyond such initial term and, for the avoidance of doubt, excluding any period between the last day of the term of such Alternative Charter (prior to any such extension or renewal) and the first day of any extension or renewal period), the Approved Charterer party to such Acceptable Charter or Alternative Charter enters into an Acceptable Charter Direct Agreement substantially in the form set out in Schedule 26 or such other form as may be satisfactory to the Intercreditor Agent.

(b)	In respect of any Alternative Charter in respect of which an Acceptable Charter Direct Agreement is not required to be obtained in accordance with Clause 19.23(a), the relevant Alternative Arrangement Borrower shall be required to deliver to the Intercreditor Agent a notice of the assignment by way of security of such Alternative Charter acknowledged by the relevant Acceptable Charterer and in form and substance satisfactory to the Intercreditor Agent.

19.24	Payment instructions

(a)	Irrevocably instruct the Acceptable Charterer under each Acceptable Charter for its Vessel and, in respect of any Alternative Arrangement Borrower, each Alternative Charter for its Vessel to make all payments under such Acceptable Charter or Alternative Charter, except in the case of the Pacific Santa Ana:

(i)	into its Collection Account; or

(ii)	to the extent required by the relevant Acceptable Charter or Alternative Charter and permitted in accordance with this Agreement, the relevant Local Account.

(b)	In the case of the Pacific Santa Ana, Pacific Santa Ana S.à r.l. shall irrevocably instruct PDI to irrevocably instruct Chevron to pay all amounts due under the Chevron Drilling into the PDI Collection Account

(c)	In the case of the Pacific Mistral, Pacific Mistral Ltd. shall irrevocably instruct Pacific Drillship S.à r.l. to irrevocably instruct Petrobras to pay all amounts due under the Mistral Drilling Contract into the PD Sarl secured Account.

19.25	Obligation to rebuild or repair

If any proceeds of insurance are made available to it to rebuild or repair its Vessel and, following a Major Casualty Event, in accordance with an approved Repair Plan, to proceed diligently and in good faith with the reconstruction or repair of such Vessel.

19.26	“Know your customer” checks

If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any Legal Requirement made after the date of this Agreement;

(b)	any change in the status of an Obligor after the date of this Agreement; or

(c)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges any Secured Party (or, in the case of Clause 19.26(c), any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, promptly upon the request of such Secured Party or prospective new Lender use its reasonable endeavours to supply, or procure the supply of, such documentation and other evidence as is requested by such Secured Party (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in Clause 19.26(c), on behalf of any prospective new Lender) in order for such Secured Party or, in the case of the event described in Clause 19.26(c), any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable Legal Requirements in accordance with the transactions contemplated in the Finance Documents.

19.27	Notice under Acceptable Charter Direct Agreement

If requested by the Security Trustee at any time in respect of its Vessel and to the extent that such Borrower is required to enter into an Acceptable Charter Direct Agreement in accordance with Clause 19.23, deliver to the Security Trustee a notice addressed to the Acceptable Charterer that is party to the Acceptable Charter or Alternative Charter for such Vessel, stating that it has no claim, and has no intention of making any claim against such Vessel, and/or such Acceptable Charterer in respect of any transfer or novation of such Acceptable Charter or Alternative Charter to the Security Trustee or any Substitute Owner (as defined in the relevant Acceptable Charter Direct Agreement to which it is party) or the entry into a new agreement by such Acceptable Charterer with a Replacement Owner (as defined in the relevant Acceptable Charter Direct Agreement) in accordance with such Acceptable Charter Direct Agreement.

19.28	Delivery Date obligations

(a)	On the Delivery Date of its Vessel:

(i)	execute and record in favour of the Security Trustee a first preferred mortgage substantially in the form set out in Schedule 9 and completed in accordance with Clause 19.28(b); and

(ii)	deliver to the Intercreditor Agent:

(A)	a copy certified in an Officer’s Certificate of the relevant Obligor of each of the Delivery Documents in the form required by the relevant Shipbuilding Contract; and

(B)	a legal opinion from counsel satisfactory to the Intercreditor Agent in form and substance satisfactory to the Intercreditor Agent and confirming, among other things, the enforceability, and due execution by such Borrower, of the mortgage referred to in Clause 19.28(a)(i).

(b)	In respect of each mortgage required to be executed in accordance with Clause 19.28(a), the:

(i)	maximum amount stated in such mortgage shall be equal to the total amount of the Senior Debt Obligations at the date of execution of such Mortgage by such Borrower; and

(ii)	the maturity date stated in such mortgage, at the time such mortgage is executed, shall be the latest date on which the principal or notional (as the case may be) amount of any Senior Debt Obligations is due and payable.

Any amount or date required to complete any mortgage shall be determined by the Intercreditor Agent on the basis of information supplied to it by the Secured Parties.

(c)	If at any time following the execution of any mortgage in accordance with Clause 19.28(a), any Secured Party in its reasonable discretion considers that:

(i)	the maximum amount stated in the mortgage; or

(ii)	the maturity date stated in such mortgage,

no longer may be adequate to secure the total amount of Senior Debt Obligations or if a Borrower enters into any Hedging Instrument, then such Secured Party or the Borrower, as applicable, shall notify the Intercreditor Agent and the Intercreditor Agent shall determine the then current maximum amount and maturity date in accordance with the principles set out in Clause 19.28(b).

(d)	If any such maximum amount or maturity date determined by the Intercreditor Agent in accordance with Clause 19.28(c) differs from the then stated maximum amount and/or maturity date stated in such mortgage, then the relevant Borrower shall deliver an amendment to such mortgage to reflect the maximum amount and/or maturity date determined by the Intercreditor Agent in accordance with Clause 19.28(c) and such Borrower promptly shall authenticate, execute and deliver all instruments and documents, and take all further action, that may be necessary or desirable or that the Security Trustee reasonably may request in order to give effect to such amendment and to maintain the validity, perfection and priority of, or protect any Security Interest granted or purported to be granted by such mortgage.

(e)	At least seven days prior to the Delivery Date of its Vessel, provide to the Intercreditor Agent a duly completed copy of the New Vessel Notice.

19.29	Fair Market Value

(a)	As at the later to occur of the Delivery Date of its Vessel and the first Utilisation of the Term Loan made available to a Borrower, if the Fair Market Value of such Vessel is not at least equal to 125 per cent. of the aggregate of (x) the maximum amount stated in Clause 2.1 in respect of such Borrower’s Term Loan (as such amount may have been reduced in accordance with this Agreement (including pursuant to Clause 4.3(c), Clause 5.6 or Clause 5.10)) minus the aggregate amount of all Loans made under such Term Loan as at such date and (y) the principal amount outstanding under such Term Loan at such time (the “Required Fair Market Value”) the Intercreditor Agent may instruct the relevant Borrower to, and if so instructed such Borrower, as instructed, either shall:

(i)	provide an Acceptable Letter of Credit or other security satisfactory to the Intercreditor Agent in respect of the amount by which the Fair Market Value of the relevant Vessel is less than the Required Fair Market Value for such Vessel; or

(ii)	cancel the Available Commitments and/or prepay its Term Loan in accordance with Clause 5.12 in the amount by which the Fair Market Value of the relevant Vessel is less than the Required Fair Market Value for such Vessel.

(b)	On the Vessel Completion Date and as determined once a year thereafter on or about the anniversary of the Vessel Completion Date, if the aggregate Fair Market Value of all Vessels is not at least equal to:

(i)	until and excluding the date falling three years from the Delivery Date of the first Vessel to be delivered, 125 per cent. of the aggregate Available Commitments and all Loans outstanding in respect of all Term Loans;

(ii)	from and including the date falling three years from the Delivery Date of the first Vessel to be delivered and until and excluding the date falling four years from the Delivery Date of the first Vessel to be delivered, 135 per cent. of the aggregate Available Commitments and Loans outstanding in respect of all Term Loans; and

(iii)	from and including the date falling four years from the Delivery Date of the first Vessel to be delivered, 140 per cent. of the aggregate Available Commitments and Loans outstanding in respect of all Term Loans, the Intercreditor Agent may instruct a Borrower to and, if so instructed, such Borrower, as instructed, either shall:

(A)	provide an Acceptable Letter of Credit or other security satisfactory to the Intercreditor Agent in respect of its Fair Market Proportion of the total amount by which the aggregate Fair Market Value of all Vessels is less than the requisite percentage as set out in this Clause 19.29(b) of the aggregate Available Commitments and Loans outstanding in respect of all Term Loans; or

(B)	cancel the Available Commitments and/or prepay its Term Loan in accordance with Clause 5.12 in an amount equal to its Fair Market Proportion of the total amount by which the aggregate Fair Market Value of all Vessels is less than the requisite percentage as set out in this Clause 19.29(b) of the aggregate Available Commitments and Loans outstanding in respect of all Term Loans.

(c)	On the Vessel Completion Date and as determined once a year thereafter on or about the anniversary of the Vessel Completion Date, if the aggregate Fair Market Value of all Vessels is not at least equal to 105 per cent. of the aggregate of:

(i)	all Available Commitments and all Loans outstanding in respect of all Term Loans; and

(ii)	the maximum net amount payable by all Borrowers under the Hedging Instruments, such amount to be calculated on the basis that all Hedging Instruments will be terminated or closed out as at the date of such calculation, the Intercreditor Agent may instruct each Borrower to and, if so instructed, each Borrower, as instructed, either shall:

(A)	provide an Acceptable Letter of Credit or other security satisfactory to the Intercreditor Agent in respect of its Fair Market Proportion of the total amount by which the aggregate Fair Market Value of all Vessels is less than 105 per cent. of the aggregate of all Available Commitments and all Loans outstanding in respect of all Term Loans plus the maximum net amount payable by all Borrowers under the Hedging Instruments (calculated on the basis that all Hedging Instruments will be terminated or closed out as at the date of such calculation); or

(B)	cancel the Available Commitments and/or prepay its Term Loan in accordance with Clause 5.12 in an amount equal to its Fair Market Proportion of the total amount by which the aggregate Fair Market Value of all Vessels is less than 105 per cent. of the aggregate of all Available Commitments and all Loans outstanding in respect of all Term Loans plus the maximum net amount payable by all Borrowers under the Hedging Instruments (calculated on the basis that all Hedging Instruments will be terminated or closed out as at the date of such calculation).

19.30	Acceptable Letter of Credit

If its Vessel has been delivered and the Effective Date of any Acceptable Charter or Alternative Charter for such Vessel has not occurred or will not occur within a period of 90 days following the Delivery Date of such Vessel or the end of any previous Acceptable Charter (as applicable), ensure that an Acceptable Letter of Credit or Acceptable Guarantee is provided in an amount at least equal to the expected aggregate Senior Debt Service and net scheduled payments due in respect of any Hedging Instrument payable by it other than during any such 90 day period until the Effective Date of such Acceptable Charter or Alternative Charter.

19.31	Delivery Obligations

Ensure that on or prior to the Delivery Date in respect of its Vessel, each Delivery Obligation has been satisfied or waived by the Intercreditor Agent in respect of its Vessel.

19.32	Cost overrun letter of credit

Until the date falling 30 days after the Delivery Date of its Vessel, maintain the Acceptable Letter of Credit that it is required to provide in accordance with paragraph 2.17(b) of Part 1 of Schedule 2 in the amount specified therein.

19.33	Access to Vessel

Provide to the Intercreditor Agent and the Technical Consultant reasonable notice of all completion and acceptance tests carried out in respect of its Vessel and the work with respect to its Vessel and, subject to compliance with the terms of the relevant Shipbuilding Contract:

(a)	use reasonable efforts to procure that the Intercreditor Agent or its authorised representative and the Technical Consultant (the “Representatives”) are given such access to such Vessel as they may require whilst acceptance tests are carried out, on reasonable notice and at reasonable times and for the purposes only of observing such acceptance tests;

(b)	allow any Representative to inspect the results of the acceptance tests; and

(c)	allow any Representative to inspect and take copies of any records (including all drawings and specifications), contracts and documents relating to such Vessel, subject to the Representatives complying with health and safety rules and procedures and any reasonable conditions (including, without limitation, the Representatives agreeing to keep confidential any proprietary information).

19.34	Major Casualty Event

(a)	Within 21 days of the occurrence of any Major Casualty Event in respect of its Vessel, submit to the Intercreditor Agent for approval by the Intercreditor Agent a reasonably detailed written proposal in respect of the repair of its Vessel following such Major Casualty Event (a “Repair Plan”). In determining whether to approve such plan the Intercreditor Agent shall give due regard to any off-hire or loss of earnings insurance that may be payable in respect of the relevant Major Casualty Event.

(b)	If the Intercreditor Agent notifies a Borrower that it has approved any Repair Plan delivered by such Borrower in accordance with Clause 19.34(a), such Borrower promptly shall apply any insurance proceeds or other proceeds received by it in respect of such Major Casualty Event to the repair of its Vessel in accordance with such Repair Plan and Clause 26.5 and promptly following such application shall provide to the Intercreditor Agent reasonably detailed documentation satisfactory to the Intercreditor Agent demonstrating that such insurance proceeds or other proceeds have been applied by it in accordance with such approved Repair Plan.

(c)	If the Intercreditor Agent notifies a Borrower that it has not approved any Repair Plan delivered by such Borrower in accordance with Clause 19.34(a), such Borrower shall apply any insurance proceeds or other proceeds received by it in respect of such Major Casualty Event towards the prepayment of its Term Loan in accordance with Clause 5.9 and Clause 26.5.

20.	NEGATIVE COVENANTS

Each Borrower (and the Guarantor in respect of Clauses 20.1 (other than Clause 20.1(a)(i), Clause 20.1(c) (as it relates to the corporate structure of the Group) and Clauses 20.1(d)), 20.3, 20.4, 20.5, 20.6, and 20.11 only) covenants and agrees that until the Final Discharge Date it shall not:

20.1	Business and constitutional documents

(a)	Change the nature of its business:

(i)	in the case of a Borrower, from its entry into and performance of its obligations under each Transaction Document and each TI Bond Finance Document to which it is party, the ownership and chartering of its Vessel and all business ancillary to such activities; and

(ii)	in the case of the Guarantor, from its entry into and performance of its obligations under each Transaction Document and each TI Bond Finance Document to which it is party, the ownership of the common stock of its Subsidiaries and all business ancillary to such ownership.

(b)	Engage in any business or undertaking that is not permitted by its constitutional documents.

(c)	Amend its fiscal year, its constitutional documents or the rights attaching to any share issued by it or the corporate structure of the Group (or any Subsidiary of any Obligor) as provided to the Intercreditor Agent on or about the date of the Second Amendment and Restatement Agreement, without the prior written consent of the Intercreditor Agent.

(d)	Hold any share, capital stock, equity or other interest in any other Person or to form, incorporate or hold any interest in any Subsidiary.

20.2 Additional obligations

Other than as expressly permitted or contemplated by any Transaction Document to which it is party, enter into any material agreement, contract or commitment (other than a charter agreement or a commitment to enter into a charter agreement, in each case, in respect of a Vessel that it plans to submit to the Intercreditor Agent for approval as an Acceptable Charter or an Alternative Charter by the Lenders) or incur any additional obligation without the prior written consent of the Intercreditor Agent.

20.3 Other accounts

(a)	Open or maintain any bank account other than its Accounts or any Local Accounts except (i) in the case of the Guarantor, in accordance with Clause 19.3(b) and (ii) in the case of Pacific Bora Ltd. or Pacific Scirocco Ltd., the TI Bond Facility Secured Accounts established in respect of its respective Vessel.

(b)	Transfer or deposit any amount into, or hold any amount in, any TI Bond Facility Secured Account, other than to the extent and in the manner expressly provided for in this Agreement.

20.4 Affiliate transaction

Except as expressly provided for or contemplated in any Finance Document, enter into any transaction or series of related transactions with an Affiliate except on terms (when all documents and agreements relating to such transaction or series of related transactions are considered as a whole) not less favourable to it than as may be available on an arm’s length basis with an unaffiliated third party.

20.5 Merger

Enter into any amalgamation, demerger, merger or corporate reconstruction other than in the case of Pacific Santa Ana Ltd., which may form a Subsidiary, Pacific Santa Ana S.à r.l. and other than in the case of the Guarantor, which may enter into a restructuring that comprises the transfer of all of the shares in PDI to PDMS, to the extent that such action constitutes an amalgamation, demerger, merger or corporate reconstruction.

20.6 Limitations on Security

Create, assume, incur, permit or suffer to exist any Security Interest upon or in any of its assets, whether now owned or hereafter acquired, except for Permitted Security.

20.7 Material Agreements and Hurricane/Emergency Preparedness Plan

(a)	Other than as expressly contemplated by any Finance Document or pursuant to any change order in respect of expenditure that does not require any Borrower to provide an updated Construction Budget in accordance with Clause 19.9(b), amend or terminate a Material Agreement, except:

(i)	the Chevron Drilling Contract may be assigned by Pacific Santa Ana Ltd. to, and assumed by, PDI pursuant to the Assignment and Assumption Agreement;

(ii)	the Vessel Management Agreement in respect of the Pacific Santa Ana shall be terminated (and deemed rescinded) on or about the date of the Second Amendment and Restatement Agreement; and

(iii)	the Shipbuilding Contract in respect of the Pacific Santa Ana may be novated by way of a novation agreement pursuant to which Pacific Santa Ana Ltd. shall transfer all its rights and obligations therein to Pacific Santa Ana S.à r.l.

(b)	Amend the Hurricane/Emergency Preparedness Plan in respect of its Vessel as delivered in accordance with Part 2 of Schedule 16, without the prior written consent of the Intercreditor Agent.

20.8 Incurrence of Financial Indebtedness and investments

Incur Financial Indebtedness other than Permitted Indebtedness or make any investment other than:

(a)	the use of the Proceeds for Permitted Uses;

(b)	in respect of any Interest Hedging Instrument or Other Hedging Instrument if permitted by this Agreement; or

(c)	in respect of funds on deposit in its Collection Account, Permitted Investments.

20.9 Asset sales

Except as otherwise expressly contemplated by this Agreement in respect of the charter of its Vessel in accordance with an Acceptable Charter or Alternative Charter and other than the transfer of the Pacific Santa Ana from Pacific Santa Ana Ltd. to Pacific Santa Ana S.à r.l. pursuant to the Contribution Agreement, enter into a single transaction or series of transactions (whether related or not) and whether voluntary or involuntary to sell, assign, lease, transfer or otherwise dispose of any asset, including its Vessel unless (a) the value of the asset disposed of does not exceed 5,000,000 Dollars and (b) the aggregate value of all assets disposed of by all of the Borrowers in the year of any such disposal does not exceed 15,000,000 Dollars.

20.10 Distributions and loans

(a)	Make any Distribution except as permitted expressly under Clause 16.3, Clause 16.4, Clause 16.5(b), Clause 26.5(b)(vii)(B), Clause 26.5(b)(ix)(B), Clause 26.15(f), Clause 26.19(a) or Clause 26.20.

(b)	Make any loan or provide any other form of credit (including in the form of guarantees or indemnities) to any Person other than an intercompany loan contemplated by Clause 26.17. For the avoidance of doubt, the payment of any costs and expenses by any Borrower in respect of any Charterer Furnished Items as permitted by this Agreement shall not constitute the making of any loan or the provision of any other form of credit for the purposes of this Clause 20.10(b).

20.11 Sovereign immunity

In any proceedings in the jurisdiction of its incorporation or elsewhere in connection with any of the Finance Documents, claim for itself or any of its assets sovereign immunity from suit, execution, attachment or other legal process.

20.12 Change of flag, registry or class certification

Change the flag, registry or class certification of its Vessel without the prior written consent of the Intercreditor Agent.

20.13 Transfer of shares

Cause, suffer, permit or consent to any transfer of its shares or common stock or issue additional shares or common stock.

20.14 Replacement of Manager

Replace the Manager with a substitute manager without the prior written consent of the Intercreditor Agent.

20.15 Interest Hedging Instruments and Other Hedging Instruments

(a)	Notwithstanding any provision of this Agreement or any other Finance Document to the contrary, enter into any Interest Hedging Instrument with any Person, unless:

(i)	the Hedging Party under such Interest Hedging Instrument:

(A)	is a Permitted Hedge Provider;

(B)	has a credit rating of at least A3 from Moody’s or A- from S&P or Fitch, except in respect of NIBC Bank N.V. which shall be required to maintain a credit rating of at least Baa from Moody’s or BBB from S&P or Fitch; and

(C)	has delivered a duly executed Accession Deed;

(ii)	such Interest Hedging Instrument is a 2002 ISDA Master Agreement with accompanying schedule and confirmation and provides for the payment of scheduled payments only on dates on which interest is payable under the Relevant Borrower’s Term Loan; and

(iii)	the purpose of such Interest Hedging Instrument is to effect the conversion of a floating rate of interest to a fixed rate of interest only.

(b)	Notwithstanding any provision of this Agreement or any other Finance Document to the contrary, enter into any Other Hedging Instrument with any Person, unless:

(i)	the purpose of such Other Hedging Instrument is to hedge risks associated with foreign currency exchange in connection with any Acceptable Charter or Alternative Charter and such Other Hedging Instrument (if the same benefits from the Security) provides for the payment of scheduled payments only on dates on which interest is payable under the Relevant Borrower’s Term Loan;

(ii)	the Guarantor shall have submitted to the Intercreditor Agent at the same time as it submitted the relevant proposed Acceptable Charter or Alternative Charter to the Intercreditor Agent for approval in accordance with this Agreement, a proposal in respect of such Other Hedging Instrument that it proposes be entered into, such proposal to include:

(A)	copies of any documents that have been or are intended to be entered into with respect to such Other Hedging Instrument;

(B)	details of the identity of each proposed party to such Other Hedging Instrument including the provider of such Other Hedging Instrument (the “Other Hedge Provider”) and the proposed counterparty to such Other Hedging Instrument;

(C)	details as to whether it is intended that the Other Hedge Provider shall benefit from all or part of the Security and, if so, whether the Other Hedge Provider’s rights in respect of the Security shall be subordinated to the rights of the Secured Parties and, if so, the terms of any such subordination; and

(D)	any other information relating to such Other Hedging Instrument that the Secured Parties reasonably could request, including a copy of any supporting documentation;

(iii)	the Other Hedge Provider is a Permitted Hedge Provider; and

(iv)	the Intercreditor Agent shall have confirmed to the Guarantor that the execution of such Other Hedging Instrument shall be permitted under the Finance Documents and such Other Hedging Instrument shall be in form and substance acceptable to the Intercreditor Agent.

20.16 New waters and Insurance Policies

Permit its Vessel to enter into the waters of any country or jurisdiction where to do so would, or reasonably could be expected to, result in all or any part of any Insurance Policy in respect of its Vessel being governed by the Legal Requirements of such country or jurisdiction where previously it was not or by any Legal Requirements that are not the same as those Legal Requirements governing any applicable Security Documents that have been entered into in respect of such Insurance Policy (in each case, the “New Legal Requirements”) unless and until the Intercreditor Agent shall have confirmed to the relevant Borrower that:

(a)	additional Security Interests satisfactory to it have been created and perfected by or on behalf of the relevant Borrower and any other relevant Person in respect of the relevant Insurance Policy and under the New Legal Requirements (the “Additional Insurance Security”); and

(b)	it has received one or more legal opinions in form and substance satisfactory to the Intercreditor Agent in respect of such Additional Insurance Security.

21.	ADDITIONAL COVENANTS OF GUARANTOR

The Guarantor covenants and agrees that until the Final Discharge Date:

21.1 Shareholding in Pacific Santa Ana Ltd. and in each Borrower and shareholding in, and control of, PDSI and PDOL

It shall:

(a)	maintain a 100 per cent. ownership interest in the common stock or, as the case may be, the shares of Pacific Santa Ana Ltd., Pacific Bora Ltd., Pacific Mistral Ltd. and Pacific Scirocco Ltd. directly, and indirectly via Pacific Santa Ana Ltd. in the case of Pacific Santa Ana S.à r.l.;

(b)	maintain more than a 50 per cent. ownership interest in the common stock of PDSI and shall at all times control PDSI. For the purpose of this Clause 21.1(b) “control” means that the Guarantor directly or indirectly controls more than 50 per cent. of the equity share capital of PDSI or equity share capital having the right to cast more than 50 per cent. of the votes capable of being cast in a general meeting of PDSI;

(c)	maintain more than a 50 per cent. ownership interest in the common stock of PDOL and shall at all times control PDOL. For the purpose of this Clause 21.1(c) “control” means that the Guarantor directly or indirectly controls more than 50 per cent. of the equity share capital of PDOL or equity share capital having the right to cast more than 50 per cent. of the votes capable of being cast in a general meeting of PDOL; and

(d)	at all times maintain the right (directly or indirectly) to appoint a majority of the directors to the board of directors of PIDWAL and at all times ensure that the majority of directors appointed to such board is comprised of representatives appointed by it (directly or indirectly).

21.2 Guarantor Equity Account

It shall establish, maintain and make payments to and from the Guarantor Equity Account in accordance with Clause 26.12.

21.3 Incurrence of Financial Indebtedness and investments

It shall not incur Financial Indebtedness other than (a) as permitted expressly by this Agreement (including in accordance with Clause 15), (b) pursuant to clause 6 of the additional direct agreement between Pacific Gibco, Pacific Mistral Ltd., Pacific Drillship S.A R.L., the Security Trustee and the Guarantor, or (c) any Permitted TI Bond Facility Debt, or make any investment with the proceeds of any funds otherwise required to be on deposit in any Account.

21.4 Guarantor Distributions

It shall not make any Guarantor Distribution unless:

(a)	no Event of Default or Potential Event of Default is continuing or would result from such Guarantor Distribution; and

(b)	each Obligor is in compliance with all of its obligations under each Finance Document as at the date of such Guarantor Distribution, both before and after giving effect to such Guarantor Distribution.

21.5 Released Vessel and set off rights

Where:

(a)	an entity that formerly was a Borrower (“the Released Vessel Owner”) is party to or proposes to enter into a drilling contract, charter agreement or other agreement for the employment of a Released Vessel (“a Released Vessel Agreement”) with a Person that is (or that is an Affiliate (as defined below) of) an Acceptable Charterer under any Acceptable Charter or Alternative Charter then in effect with another Borrower (the “Existing Agreement”); and

(b)	the Existing Agreement contains provisions that allow such Acceptable Charterer to set off amounts payable under its Acceptable Charter or Alternative Charter against amounts owing under such Released Vessel Agreement;

it shall procure that such Released Vessel Owner shall not either:

(i)	amend the terms of the Released Vessel Agreement in any manner that reasonably would be expected to result in such Acceptable Charterer having the right to set off any materially greater amounts under the Existing Agreement or have the effect of materially increasing the likelihood or circumstances in which any such set off rights could be exercised under the Existing Agreement; or

(ii)	enter into a Released Vessel Agreement that is not substantially in the form presented for approval as an Acceptable Charter or Alternative Charter in accordance with this Agreement (save for changes that a prudent operator in accordance with Customary Industry Practice reasonably would not expect to have either of the effects specified in Clause 21.5(b)(i)), in each case without the consent of the Intercreditor Agent (such consent not to be unreasonably withheld).

For the purposes of Clause 21.5(a) “Affiliate” shall have the meaning given to it in the relevant Existing Agreement to which the relevant Acceptable Charterer and a Borrower are a party.

21.6 Financial statements of PSDA

It shall procure that each of Pacific Santa Ana S.à r.l., PDI and PDOL will remain consolidated in the financial statements of PDSA.

22. EVENTS OF DEFAULT

Each event set out in Clauses 22.1 to 22.23 shall be an “Event of Default”:

22.1 Non-payment

An Obligor does not pay on the due date any amount payable in accordance with a Finance Document at the place and in the currency in which it is expressed to be payable unless payment is made within three Business Days of its due date.

22.2 Insurance covenants

Any requirement of Clause 19.10 or Clause 25 is not satisfied.

22.3 Financial covenants

Any requirement of Clause 18 is not satisfied.

22.4 Acceptable Letters of Credit

Any requirement of Clause 19.30 is not satisfied.

22.5 Guarantor Undertakings and covenants

Any requirement of Clause 16.1, Clause 16.2, Clause 21 or the Pacific Santa Ana Share Pledge is not satisfied.

22.6 Use of Proceeds

Any requirement of Clause 19.1 is not satisfied.

22.7 Negative covenants

Any requirement of Clause 20 is not satisfied or any Person grants any Security Interest where it is prohibited from doing so in any Security Document.

22.8 Breach of other provisions of Finance Documents

Any Obligor, PIDWAL, PDMS, Pacific Drillship S.à r.l., PDI or Pacific Gibco shall breach or default under any term, condition, provision, covenant, representation or warranty contained in any Finance Document (other than those referred to in Clauses 22.1 to 22.7) that is not capable of being cured or, if capable of being cured, is not cured within 14 days of the earlier of:

(a)	notice by the Intercreditor Agent to the Guarantor; and

(b)	any Obligor, PIDWAL, PDMS, Pacific Drillship S.à r.l., PDI or Pacific Gibco becoming aware of such failure to comply.

22.9 Acceptable Charterers, Acceptable Charters and Alternative Charters

(a)	Any (x) Charterer shall cease to be an Acceptable Charterer (other than pursuant to an assignment or transfer by Total E&P Nigeria Limited to a Current Participant as contemplated by Clause 5.14(a), or pursuant to an assignment or transfer by Petrobras to a Qualifying Petrobras Affiliate as contemplated by Clause 5.14(b)), (y) Person that is party to any Acceptable Charter or Alternative Charter shall breach or default under any material term, condition, provision or covenant contained in such Acceptable Charter or Alternative Charter or (z) Acceptable Charter or Alternative Charter shall have terminated, been revoked, been subject to assertion of invalidity or repudiation, or otherwise shall cease to be in full force and effect, in each case other than following the occurrence, in relation to the Vessel the subject of that Acceptable Charter or Alternative Charter, of any exceptional event contemplated by Clause 5.9(b) and provided that no Event of Default shall occur or be continuing as a result of the foregoing if (and in the case of the 22.9(a)(i)(B) only for so long as):

(i)	the relevant Borrower party to such Acceptable Charter or Alternative Charter shall have, in the case of (x) and (z) above:

(A)	both:

(I)	entered into a replacement Acceptable Charter or, in the case of an Alternative Arrangement Borrower, an Alternative Charter in accordance with this Agreement, in each case within 90 days of such event; and

(II)	provided an Acceptable Letter of Credit or Acceptable Guarantee to cover all Senior Debt Service and amounts due under any Interest Hedging Instruments of such Borrower until the Effective Date of any replacement Acceptable Charter or Alternative Charter; or

(B)	received, or will upon the expiry of any notice to terminate receive, payment of compensation into its Collection Account or any relevant Local Account in an amount satisfactory to the Intercreditor Agent in respect of such termination, revocation, assertion of invalidity, repudiation, or other cessation of the relevant Acceptable Charter or Alternative Charter to be in full force and effect; or

(ii)	the Guarantor remains in compliance with Clause 18 and each Obligor otherwise is in compliance with each of its obligations under the Finance Documents.

(b)	More than one Acceptable Charter or Alternative Charter shall have terminated, been revoked, been subject to assertion of invalidity or repudiation, or otherwise shall cease to be in full force and effect, provided that any such Acceptable Charter or Alternative Charter that has been replaced by the relevant Borrower in accordance with Clause 22.9(a)(i)(A) prior to the date on which an Event of Default otherwise would arise under this Clause 22.9(b) shall not be considered for the purposes of this Clause 22.9(b).

22.10 Cross default

(a)

Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period, and, in the case of any Permitted TI Bond Facility Debt, if such original grace period is shorter than 180 days, remains unpaid for a further period ending on the 180[t]h day following the original due date for payment.

(b)	Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any such Obligor as a result of an event of default (however described).

(d)	Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of such Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

No Event of Default shall occur under this Clause 22.10 (i) due to any event or circumstance described in paragraphs (b), (c) or (d) above that occurs or arises solely in respect of Financial Indebtedness owing under a TI Bond Facility Agreement or (ii) if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than 5,000,000 Dollars (or the equivalent thereof in another currency or currencies).

22.11 Judgments

A final judgment or arbitral award shall be entered against any Obligor by a court or other competent tribunal, in an aggregate amount of 5,000,000 Dollars (or the equivalent thereof in another currency or currencies) or more, is not subject to appeal and such final judgment or award is not paid within 30 days of the date when it is due and payable.

22.12 Finance Documents

Any Finance Document is terminated, ceases to be in full force and effect or is incapable of enforcement, and such circumstances are not capable of being cured or, if capable of being cured, are not cured within 10 Business Days following the earlier of notice by the Intercreditor Agent to the Guarantor or any Obligor becoming aware of such event; provided that in respect of any termination, cessation to be in full force and effect or incapability of enforcement of any GIEK Guarantee such 10 Business Day period will be extended to 15 Business Days if such relevant circumstances are capable of being cured and such circumstances have not been caused by any action, inaction of, or any breach or default by, any Obligor or by any other Event of Default.

22.13 Unlawfulness

It is or becomes unlawful for an Obligor, Pacific Santa Ana Ltd., PIDWAL or PDMS to perform any of its obligations under any Finance Document to which it is party.

22.14 Repudiation

An Obligor, Pacific Santa Ana Ltd., PIDWAL, PDMS, Pacific Drillship S.à r.l., PDI or Pacific Gibco repudiates a Finance Document or evidences an intention to repudiate a Finance Document to which it is a party.

22.15 Security Documents

Any Security Interest in respect of any Secured Collateral created pursuant to any Security Document is not effective or the priority of any such Security Interest is not maintained in accordance with the terms thereof or any Security Interest required to be created in accordance with any Finance Document is not created and perfected in accordance with such Finance Document on and from the time required in accordance with such Finance Document.

22.16 Insolvency

(a)	Any Obligor is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Obligor.

22.17 Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, cessation of business, dissolution, administration or reorganisation of any Obligor (by way of voluntary arrangement, scheme of arrangement or otherwise but not including any voluntary reorganisation that is previously agreed in writing by the Intercreditor Agent and that does not involve the insolvency of any Obligor);

(b)	a composition, compromise, assignment or arrangement with any creditor of any Obligor;

(c)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or any of its material assets;

(d)	enforcement of any Security Interest over any assets of any Borrower; or

(e)	enforcement of any Security Interest over any assets of the Guarantor that are subject to any Security, or any analogous procedure or step is taken in any jurisdiction.

This Clause 22.17 shall not apply to any winding-up petition that is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement.

22.18 Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any Obligor having an aggregate value of 5,000,000 Dollars (or the equivalent thereof in another currency or currencies) or more and is not discharged within 14 days.

22.19 Misrepresentation

Any representation or warranty made or deemed repeated by any Obligor, Pacific Santa Ana Ltd., PIDWAL or PDMS in any Finance Document or any other document delivered by or on behalf of any Obligor, PIDWAL or PDMS under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made or repeated.

22.20 Breach of Material Agreements

Unless otherwise approved by the Intercreditor Agent, any Person that is party to any Material Agreement shall breach or default under any material term, condition, provision or covenant contained in any Material Agreement (other than any Acceptable Charter, Alternative Charter or any Insurance Policy) or any Material Agreement (other than any Acceptable Charter, Alternative Charter or any Insurance Policy) shall have terminated (other than by expiry through the effluxion of time in accordance with its terms and on the date scheduled for such expiry), been revoked, been subject to assertion of invalidity or repudiation, or otherwise shall cease to be in full force and effect and such event:

(a)	is not capable of being cured; or

(b)	if capable of being cured, is not cured within the longer of (i) 14 days following the earlier of notice by the Intercreditor Agent to each Obligor or any Obligor becoming aware of such event or (ii) in respect of any breach or default, any applicable cure period under such Material Agreement (if any such cure period is provided for in such Material Agreement).

22.21 Material adverse change

Any event or circumstance (or combination of events or circumstances) occurs the effect of which has, or could reasonably be expected to have, a Material Adverse Effect (other than a Material Adverse Effect of the type described in paragraph (d) or paragraph (f) of the definition of Material Adverse Effect) in respect of any Obligor or the Group.

22.22 Change of control

Any Guarantor Change of Control occurs or the Guarantor ceases to own 100 per cent. of the common stock directly of Pacific Bora Ltd., Pacific Mistral Ltd., Pacific Santa Ana Ltd. and Pacific Scirocco Ltd. and indirectly via Pacific Santa Ana Ltd. in the case of Pacific Santa Ana S.à r.l.

22.23 Delayed Vessel delivery

The Delivery Date for any Vessel does not occur by the Final Permitted Delivery Date for such Vessel.

22.24 Breach of Intercreditor Agreement

Any TI Bond Facility Creditor fails to comply with the provisions of, or does not perform its obligations under, the Intercreditor Agreement, and if the non-compliance or non-performance is capable of remedy, it is not remedied within 14 days of the earlier of:

(a)	notice by the Intercreditor Agent to that TI Bond Facility Creditor; and

(b)	that TI Bond Facility Creditor becoming aware of such failure to comply.

23.	REMEDIES

Upon the occurrence and during the continuation of an Event of Default, the Intercreditor Agent and/or the Security Trustee may take any one or more of the following actions:

(a)	the Intercreditor Agent and the Security Trustee may refuse to make any Utilisation or any payment from any Account or other funds held by the Security Trustee by or on behalf of any Obligor or suspend or terminate any Commitment;

(b)	subject to Clause 28.2(e), the Intercreditor Agent may declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents including any costs, losses and expenses, immediately be due and payable or be payable on demand, whereupon they shall become immediately due and payable or payable on demand by the Intercreditor Agent (respectively);

(c)	the Intercreditor Agent and the Security Trustee may cure any breach or event of default under any Material Agreement by or relating to an Obligor or any other member of the Guarantor Group;

(d)	subject to Clause 28.2(e), the Intercreditor Agent may deliver to the Security Trustee a notice identified as an enforcement direction specifying the Event of Default giving rise to such enforcement direction, together with a certification that such notice is given in accordance with this Agreement (an “Enforcement Direction”) confirming that the Security Trustee shall be authorised to commence the taking of Enforcement Action with respect to the Secured Collateral in accordance with the Intercreditor Agreement; and

(e)	following receipt of an Enforcement Direction, the Security Trustee may take Enforcement Action in accordance with the Intercreditor Agreement.

24.	CONSULTANTS AND REPORTS

(a)	An Insurance Consultant and a Technical Consultant (together, the “Independent Consultants”) have been appointed on behalf of all of the Lenders to prepare certain reports prior to the Financing Date. Each Independent Consultant shall be available to consult from time to time with the Lenders until the Final Discharge Date.

(b)	The Intercreditor Agent may remove from time to time any Independent Consultant and may appoint such replacement Independent Consultants as the Intercreditor Agent may choose.

(c)	All fees and expenses of each Independent Consultant shall be paid by the Borrowers in accordance with any letter or agreement in accordance with which such Independent Consultant was appointed.

(d)	Each Obligor shall co-operate with the Independent Consultants and shall use commercially reasonably endeavours to procure that each other party to a Material Agreement co-operates with each Independent Consultant.

25.	INSURANCE

25.1 Scope of Required Insurances for each Vessel

(a)	Subject to Clause 25.4, each Borrower shall effect and maintain at all times (at its own cost and expense and at no cost or expense to any Secured Party) from and including the Delivery Date of its Vessel and in the joint names of such Borrower, the Manager, PDSA (including consolidated Subsidiaries of PDSA) and the Security Trustee (but as between the relevant Borrower and the Security Trustee, without the Security Trustee having any liability for any premium call):

(i)	insurance against:

(A)	fire and usual marine risks (including Excess Risks), which such insurance shall include cover against Named Wind Storm risks to the extent such Vessel is located outside the Gulf of Mexico (and Clauses 25.1(b) and 25.1(c) shall apply with respect to Vessels located in the Gulf of Mexico), in an amount (on an agreed value basis) not less than the applicable Required Insurance Amount and with a deductible of no more than 5,000,000 Dollars; and

(B)	loss of hire following fire and usual marine risks, in an amount equal to not less than 180 days hire and with a deductible of no more than 45 days,

with underwriters or insurance companies satisfactory to the Intercreditor Agent and (if applicable) through brokers satisfactory to the Intercreditor Agent, and by policies in form and content satisfactory to the Intercreditor Agent;

(ii)	insurance against war risks as covered by the “English Institute War and Strikes Clauses” current from time to time, or their equivalent, extended as the “Marine Risks” policies and to include protection and indemnity war and terrorism risks either:

(A)	with underwriters or insurance companies satisfactory to the Intercreditor Agent and (if applicable) through brokers satisfactory to the Intercreditor Agent, and by policies in form and content satisfactory to the Intercreditor Agent; or

(B)	by entering such Vessel in an approved war risks association,

and including protection and indemnity liability up to at least the applicable Required Insurance Amount, excluding from such calculation in respect of such Required Insurance Amount any liability in respect of death, injury or damage to crew; and

(iii)	insurance for such Vessel’s full tonnage against protection and indemnity risks (including pollution liability risks), in an amount equal to the maximum limit of cover generally available from a protection and indemnity association that is a member of the International Group of P&I Clubs or excess liability insurers with underwriters or insurance companies satisfactory to the Intercreditor Agent and (if applicable) through brokers satisfactory to the Intercreditor Agent, and by policies in form and content satisfactory to the Intercreditor Agent for such aggregate amount of cover as shall be available on the open market for the Vessel (the “Maximum P&I Limit”).

(b)	With respect to the insurance required pursuant to Clause 25.1(a)(i)(A), and subject to Clause 25.1(c) and Clause 25.4, if two or more Uncovered Vessels are located at the same time in the Gulf of Mexico and/or any other region prone to Named Wind Storms (collectively, the “Relevant Regions”), the Obligors shall procure (at their own cost and expense and at no cost or expense to any Secured Party) that there is effected and maintained in respect of each Uncovered Vessel located in the Relevant Regions, from the date on which more than one Vessel is located in the Relevant Regions and, in each case, in the joint names of the Relevant Borrowers, the Manager and the Security Trustee (but as between the Relevant Borrowers and the Security Trustee, without the Security Trustee having any liability for any premium call), fleet policy insurance for Named Wind Storm risks in an amount not less than the applicable Required Named Wind Storm Insurance Amount and with a deductible of no more than 5,000,000 Dollars with underwriters or insurance companies satisfactory to the Intercreditor Agent and (if applicable) through brokers satisfactory to the Intercreditor Agent, and by policies in form and content satisfactory to the Intercreditor Agent. The insurance taken out pursuant to this Clause 25.1(b) in respect of the Uncovered Vessels in the Relevant Regions shall be applied to cover all such Uncovered Vessels located in the Relevant Regions at that time on a first loss basis.

(c)	With respect to the insurance required pursuant to Clause 25.1(a)(i)(A), and subject to Clause 25.4, from and including the Release Date, the Obligors shall procure (at their own cost and expense and at no cost or expense to any Secured Party) that there is effected and maintained in respect of each Uncovered Vessel in the Relevant Regions, in the joint names of the Relevant Borrowers, the Manager and the Security Trustee (but as between the Relevant Borrowers and the Security Trustee, without the Security Trustee having any liability for any premium call), fleet policy insurance for Named Wind Storm risks in an amount not less than the applicable Required Named Wind Storm Insurance Amount and with a deductible of no more than 5,000,000 Dollars with underwriters or insurance companies satisfactory to the Intercreditor Agent and (if applicable) through brokers satisfactory to the Intercreditor Agent, and by policies in form and content satisfactory to the Intercreditor Agent. The insurance taken out pursuant to this Clause 25.1(c) in respect of the Uncovered Vessels in the Relevant Regions shall be applied to cover all such Uncovered Vessels located in the Relevant Regions at that time on a first loss basis.

25.2 Permitted insurers

(a)	Required Insurance shall be effected and maintained with one or more insurers provided that each such insurer has a long-term credit rating of at least A3 from Moody’s or A- from S&P or Fitch.

(b)	Any insurer meeting the requirements of Clause 25.2(a) shall be deemed to be an insurance company or insurer satisfactory to the Intercreditor Agent for the purposes of Clause 25.1.

(c)	For the avoidance of doubt, captive insurance companies and mutual insurance schemes may be insurers under Clause 25, provided that:

(i)	any such captive insurance company or mutual insurance scheme satisfies the requirements of Clause 25.2(a);

(ii)	the relevant Insurance Policy issued by any such captive insurance company or mutual insurance scheme satisfies the requirements of Clause 25 in all respects; and

(iii)	all of the Relevant Borrower’s rights, title and interest in any Insurance Policy issued by any such captive insurance company or mutual insurance scheme are assigned by way of first priority, perfected security to the Security Trustee (on behalf of the Secured Parties).

25.3 Undertakings regarding Required Insurances

Without prejudice to its obligations under Clause 25.1 and Clause 25.2, in respect of the Vessel owned by it, each Borrower shall:

(a)	without the prior written consent of the Intercreditor Agent, not limit or reduce the scope of or sums recoverable from any Required Insurance below those required under this Clause 25, nor make, do, consent or agree to any act or omission that would or might render any Required Insurance invalid, void, voidable or unenforceable or render any sum paid out under any Required Insurance repayable in whole or in part;

(b)	not cause or permit such Vessel to be operated in any way inconsistent with the provisions or warranties of, or implied in, or outside the cover provided by, any Required Insurance or to be engaged in any voyage or to carry any cargo not permitted by any Required Insurance;

(c)	duly and punctually pay all premiums, calls, contributions or other sums of money from time to time payable in respect of any Required Insurance, and on request of the Intercreditor Agent produce the receipts for each sum paid by it;

(d)	at least 15 days before any Insurance Policy expires, notify the Intercreditor Agent of:

(i)	the renewal plan for such Insurance Policy, including the names of the insurers and/or the war risks and protection and indemnity associations proposed to be employed for the purposes of the renewal of such Required Insurance; and

(ii)	the amount in which such Required Insurance is proposed to be renewed and the risks to be covered,

and procure that appropriate instructions for the renewal of such Required Insurance on the terms so specified are given to the brokers (if applicable) and associations in each case satisfactory (or deemed to be satisfactory) in accordance with Clause 25.1 or Clause 25.2 and, at least 5 days before such expiry (or within such shorter period as the Intercreditor Agent may from time to time agree), confirm in writing to the Intercreditor Agent that such renewals have been effected in accordance with the instructions so given and this Clause 25;

(e)	forthwith upon the effecting of any Required Insurance, ensure that each satisfactory broker (if applicable) or insurer and/or the war risk and protection and indemnity association provides the Intercreditor Agent with pro forma copies of:

(i)	each Insurance Policy that is to be effected or renewed; and

(ii)	a letter or letters of undertaking in the standard form customarily available from each such entity, in each case, stating the full particulars (including the dates and amounts) of the Required Insurance, including undertakings that:

(A)	it shall have endorsed on each Insurance Policy, when issued, a loss payee provision and notice of assignment, in form satisfactory to the Intercreditor Agent;

(B)	it shall not exercise any Security Interest in respect of any of the Insurance Policies on account of monies owing to it in priority to the Security Interest of the Security Trustee in any such Insurance Policy;

(C)	it shall advise the Intercreditor Agent forthwith of any material change to any term of the Required Insurance;

(D)	it shall notify the Intercreditor Agent, not less than 15 days before the expiry of the Required Insurance, in the event of it not having received notice of renewal instructions from the relevant Borrower in accordance with Clause 25.3(d), and, in the event of it receiving instructions to renew, it promptly shall notify the Intercreditor Agent of the terms of the instructions;

(E)	if the insurances required under Clauses 25.1(a)(i) and 25.1(a)(ii) are placed on a fleet basis, it shall procure the Insurance Policies on terms that shall not permit the relevant insurer to exercise any Security Interest for outstanding premiums or other amounts on any vessel not subject to the Security against any proceeds payable in respect of any of the Vessels, or cancel cover on any of the Vessels for lack of payment of any premium for a vessel that is not subject to the Security and, to the extent that any such Insurance Policy cannot be procured on such terms, it shall arrange for the issue of a separate Insurance Policy or Insurance Policies for any of the Vessels;

(f)	not settle, release, compromise or abandon any claim in respect of any Total Loss or a Major Casualty Event for which the Intercreditor Agent has not approved a Repair Plan submitted by the Borrower in accordance with Clause 19.34 unless the Intercreditor Agent has given written notice that it is satisfied that such release, settlement, compromise or abandonment shall not prejudice the interests of the Secured Parties under or in relation to any Finance Document;

(g)	arrange for the execution and delivery of such guarantees as may from time to time be required by any protection and indemnity or war risks club or association in accordance with the rules of such club or association;

(h)	procure that the first priority Security Interest of the Security Trustee is noted on all Insurance Policies; and

(i)	in the event that the Guarantor or any Borrower receives payment of any moneys from any Required Insurances, save as provided in the loss payable clauses scheduled to the Insurance Policies, forthwith pay over the same to the Security Trustee and, until paid over, such moneys shall be held in trust for the Security Trustee by the Guarantor or such Borrower (as applicable).

25.4	Market Availability

(a)	Notwithstanding anything to the contrary in this Clause 25, no Borrower shall be required to maintain:

(i)	the insurance required in accordance with Clause 25.1(a)(iii) in an amount equal to the Maximum P&I Limit if such insurance (including the limits or deductibles or any other terms thereof) in an amount equal to the Maximum P&I Limit is not available on reasonable commercial terms (including cost), in which case the relevant Borrower may effect and maintain such insurance in an amount that represents the maximum amount available at that time on reasonable commercial terms, provided that such amount is not less than 50% of the Fair Market Value of its Vessel and provided that such Borrower (at its own cost and expense and at no cost or expense to any Secured Party) also shall have procured and have in full force and effect the Minimum Primary Insurance; and

(ii)	any insurance otherwise required to be maintained under this Clause 25 or obtain any policy endorsements on any such insurance, in each case, if such insurance (including the limits or deductibles or any other terms thereunder) or policy endorsements is not available in the commercial insurance market.

(b)	If at any time a Borrower is not required to maintain any insurance prescribed by this Clause 25 or in the amount prescribed in Clause 25.1, the relevant Borrower and the Intercreditor Agent shall confer at the end of every quarter from the date upon which the relevant Borrower’s obligations are so limited and in any event prior to renewal of the relevant policies to assess whether cover has become available on reasonable commercial terms or in the commercial insurance market, as the case may be, and such Borrower shall keep the Intercreditor Agent informed of the availability of such cover.

(c)	If the Intercreditor Agent disagrees with any Borrower as to whether

(i)	the insurance required in accordance with Clause 25.1(a)(iii) is available in an amount equal to the Maximum P&I Limit on reasonable commercial terms or, if it is not so available, whether the amount proposed to be put in place by the relevant Borrower represents the maximum amount of such insurance that is available at that time on reasonable commercial terms; or

(ii)	any relevant insurance and/or policy endorsements are available in the commercial insurance market,

and the Intercreditor Agent and such Borrower fail to reach agreement on such matter within 30 days of the commencement of negotiations on such matter, they jointly shall refer the matter to an independent insurance expert (the “Insurance Expert”) (whose identity and terms of reference shall be agreed upon by such Borrower and the Intercreditor Agent or, in the absence of such agreement within 30 days of the commencement of negotiations on such matter, as specified by the Chairman of the Association of British Insurers) who shall make a determination within 30 days as to the availability of the available insurance. In making such determination, the Insurance Expert shall act as an expert and not as an arbitrator.

(d)	The determination by the Insurance Expert shall be binding on the Parties. If the Insurance Expert determines that the insurance required in accordance with Clause 25.1(a)(iii) is available in an amount equal to the Maximum P&I Limit on reasonable commercial terms (or, if not so available, the Insurance Expert otherwise determines the amount that represents the maximum amount of such insurance that is available at that time on reasonable commercial terms), or, as the case may be, that the relevant insurance or applicable policy endorsements are available in the commercial insurance market, or if the insurance required in accordance with Clause 25.1(a)(iii) subsequently becomes available in an amount equal to the Maximum P&I Limit on reasonable commercial terms or, as the case may be, the relevant insurance or policy endorsements that were not previously available subsequently become available in the commercial insurance market, the relevant Borrower promptly shall procure such insurance or policy endorsements, as the case may be.

(e)	The costs of the Insurance Expert shall be borne by the Borrowers, and the Borrowers shall bear their own costs in relation to the expert determination.

25.5	Mortgagee’s interest insurance

(a)	In respect of each Vessel, the Security Trustee, acting on the instructions of the Intercreditor Agent, shall be entitled from time to time with effect from the Delivery Date of such Vessel (at the cost and expense of the relevant Borrower and at no cost or expense to any Secured Party, hereunder in respect of all premiums and other expenses that are incurred in connection with or with a view to effect, maintain or renew any such insurance or dealing with, or considering, any matter arising out of any such insurance) to effect, maintain and renew any one or more of the following insurances, in such manner as the Security Trustee may from time to time consider appropriate, in the Required Insurance Amount for such insurance through insurers as may be available to the Security Trustee:

(i)	a mortgagee’s interest marine insurance providing for the indemnification of the Secured Parties for any losses under or in connection with any Finance Document that directly or indirectly result from loss, of or damage to, a Vessel or a liability of a Vessel, the Guarantor or a Borrower, being a loss or damage that is prima facie covered by a Required Insurance but in respect of which there is a non-payment (or reduced payment) by the underwriters by reason of, or on the basis of any allegation concerning:

(A)	any act or omission on the part of the Guarantor or a Borrower, of the Manager or of any officer, employee or agent of any such Person, including any breach of warranty or condition or any non-disclosure relating to such Required Insurance;

(B)	any act or omission, whether deliberate, negligent or accidental, or any knowledge or privity of the Guarantor or a Borrower, of the Manager or of any officer, employee or agent of any such Person, including the casting away or damaging of any Vessel and/or any Vessel being unseaworthy; or

(C)	any other matter that is insured against under a mortgagee’s interest marine insurance policy from time to time generally available, whether or not similar to the foregoing; and

(ii)	a mortgagee’s interest additional perils policy providing for the indemnification of the Secured Parties against, amongst other things, any losses or other consequences of any environmental claim, including the risk of any expropriation, arrest or any form of detention of any Vessel, or the imposition of any Security Interest over any Vessel and/or any other matter insured against under a mortgagee’s interest additional perils (pollution) policy.

(b)	To the extent reasonably practicable, the Security Trustee shall give notice to the relevant Borrower before effecting any policy of insurance in accordance with this Clause 25.5 and, with any such notice, shall give details of the costs and expenses associated with such policy. Neither the Security Trustee’s rights nor the Borrowers’ obligations under this Clause 25.5 (including the Borrowers’ obligation to bear any costs and expenses associated with effecting, maintaining and renewing any insurances taken out in accordance with this Clause 25.5) shall be impaired or otherwise affected by any delay or failure by the Security Trustee to give notice in accordance with this Clause 25.5(b).

26.	ACCOUNTS

26.1	Establishment of Accounts

(a)	Each Borrower has established and shall maintain the following Dollar denominated segregated interest bearing deposit accounts (the details of which are set out in Schedule 25 for each Borrower) in its own name with the Accounts Bank:

(i)	the “Collection Account”;

(ii)	the “Disbursement Account”;

(iii)	the “Debt Service Account”; and

(iv)	the “Debt Service Reserve Account”.

(b)	In addition, each of Pacific Bora Ltd. and Pacific Scirocco Ltd. shall be permitted to establish and shall maintain the following segregated interest-bearing deposit accounts in its own name with the TI Bond Facility Accounts Bank:

(i)	the “Charterer Reimbursement Proceeds Account” in respect of its Vessel; and

(ii)	the “TI Bond Facility Insurance Proceeds Account” in respect of its Vessel.

(c)	In no event shall the Accounts Bank be required or obliged to accept any deposit of funds into any Account in a currency other than Dollars.

26.2	Control of Accounts

(a)	At all times, unless an Accounts Control Event shall have occurred and be continuing:

(i)	each Borrower and, in the case of the Guarantor Equity Account, the Guarantor, subject to Clause 26.2(b), shall be free to deposit, invest (and to vary or redeem such investment) and withdraw moneys from its Accounts in each case, in accordance with this Agreement;

(ii)	neither the Security Trustee, the Accounts Bank or, if applicable, the Operating Accounts Bank, except as expressly provided in this Agreement, shall:

(A)	have any duty to monitor any such deposit, investment or withdrawal;

(B)	be required to consider whether any such deposit, investment or withdrawal was made in accordance with this Agreement;

(C)	have any right to take any action (including initiating or joining in any proceeding) to disburse the amount standing to the credit of any Account from any Account or to approve, limit, impede, prohibit, restrict, dispute or condition any such withdrawal, transfer, application or payment of any amount to or from any Account or other exercise by any Obligor of its rights under this Agreement (and shall decline to pursue or use any right it may have to do so), unless, in each such case, it is subject to a binding order issued by a court in the jurisdiction where the Accounts are established and maintained, requiring it to do so; or

(D)	be under any duty to give any Account and any fund held thereby any greater degree of care than it gives its own similar assets.

(b)	Upon the occurrence and the continuance of an Accounts Control Event, each Obligor no longer shall be entitled to make any withdrawals, payments or transfers from any of their Accounts and the Security Trustee shall assume exclusive control of all such Accounts.

(c)	If the Security Trustee assumes exclusive control of any Accounts as provided in this Clause 26.2, it shall deliver a notice (the “Account Control Notice”) to the relevant Borrower or, in the case of the Guarantor Equity Account, the Guarantor and, in each case, the Accounts Bank and/or, if applicable, the Operating Accounts Bank, stating its intention to so assume exclusive control of the relevant Accounts, the date and time from which it shall assume such control and the Accounts Control Event that has given it the right to take such control.

(d)	If the Security Trustee assumes exclusive control of any Account in accordance with this Clause 26.2, it shall from the date specified in the Account Control Notice:

(i)	make payments from the relevant Borrower’s Collection Account to give effect to the priority established in the Cash Waterfall for such Borrower; and

(ii)	if there are insufficient funds in the relevant Borrower’s Collection Account to make any payment required in accordance with such Borrower’s Cash Waterfall or otherwise by such Borrower, be permitted to liquidate any Permitted Investment (without regard to maturity) and to draw on any Acceptable Letter of Credit in order to make any application required in accordance with such Cash Waterfall or to make any such other payment of such Borrower.

(e)	In furtherance, and not in limitation, of any other indemnity or limitation of liability with respect to the Security Trustee contained in this Agreement or in any other Finance Document, the Security Trustee shall not be liable for the selection of any Permitted Investments or any losses suffered by any Obligor, including losses due to early liquidation or market risk, that are a result of the Security Trustee’s exercise of its authority under Clause 26.2(d).

26.3	Deposit of funds

(a)	Each Borrower shall ensure that:

(i)	all Proceeds received by it are deposited in its Disbursement Account or otherwise applied in accordance with the requirements of any Restricted Tranche, that any Excess Proceeds shall be applied in accordance with Clause 16.3, Clause 26.18 and Clause 26.4; and

(ii)	all Revenues received by it are deposited in its Collection Account or, to the extent required by any Acceptable Charter or Alternative Charter, in its relevant Local Account before being swept into the Collection Account to the extent possible and in accordance with Schedule 35 and any approved Local Account Proposal.

(b)	Each Borrower, by no later than the date any Revenues required to be deposited into its Collection Account or any Local Account in accordance with Clause 26.3(a) are required to be paid by any Person, shall give each such Person, or the Person making payment on behalf of such Person (including banks making payments under letters of credit), irrevocable instructions to make all such payments (and any other payments of any Revenues to be made by such Person) directly to its Collection Account or Local Account (as applicable).

(c)	If any Borrower receives any Revenues (other than any Charterer Reimbursement Proceeds) required to be deposited into its Collection Account or any Local Account in accordance with Clause 26.3(a) other than by deposit into its Collection Account or Local Account (as applicable), then such amounts shall be received and held on trust for the Security Trustee (on behalf of the Secured Parties) and segregated from other funds of such Borrower and such Borrower promptly shall deposit, or cause to be deposited, such amounts in its Collection Account.

26.4	Disbursement Account

(a)	Funds shall be deposited in each Borrower’s Disbursement Account in accordance with Clause 26.3(a), Clause 16.4(b) and Clause 26.18(e).

(b)	Subject to Clause 26.2, funds on deposit in a Borrower’s Disbursement Account (other than any Excess Proceeds deposited in accordance with Clause 26.18(e)) may be withdrawn by such Borrower at any time and used for Permitted Uses (other than O&M Expenses prior to the delivery of such Borrower’s Vessel) in accordance with Clause 19.1 or paid to the Guarantor Equity Account in accordance with Clause 16.4(a).

(c)	Any Excess Proceeds deposited into an Alternative Arrangement Borrower’s Disbursement Account in accordance with Clause 26.18(e) may be paid to the Guarantor only in accordance with Clause 16.3.

26.5 Collection Account

(a)	Funds shall be deposited in each Borrower’s Collection Account in accordance with Clause 26.3(a).

(b)	Subject to Clause 26.2, from and including the date on which funds are first deposited in its Collection Account, at any time (and no less frequently than once every 30 days following the first date on which funds in the Collection Account are applied in accordance with this Clause 26.5(b) and in the case of Charterer Reimbursement Proceeds deposited in its Collection Account, promptly upon such deposit), each Borrower shall apply the amount standing to the credit of its Collection Account in the following order of priority for payments and deposits (such Borrower’s “Cash Waterfall”), provided that, no amount may be withdrawn from such Borrower’s Collection Account in accordance with Clauses 26.5(b)(i) to (ix) unless all amounts then required to be paid or transferred under any preceding such Clause have been paid or transferred in accordance with the terms of this Agreement:

(i)	first, to transfer any Charterer Reimbursement Proceeds received by such Borrower to such Borrower’s Charterer Reimbursement Proceeds Account;

(ii)	second, to O&M Expenses then due and payable by such Borrower in accordance with Clause 19.1 or, following the Delivery Date of its Vessel and otherwise in accordance with Clause 26.8, to transfer to such Borrower’s Operating Account an amount up to the amount of O&M Expenses that will be due and payable by such Borrower within ten Business Days from the date of such transfer (but excluding, for the avoidance of doubt, any O&M Expenses due and payable by Pacific Drilling do Brasil Serviços de Perfuração Ltda. or Pacific Drillship S.à r.l., as applicable, under the Mistral Charter, and any O&M Expense due and payable by PDI under the Chevron Drilling Contract);

(iii)	third, to transfer to such Borrower’s Debt Service Account, the amount necessary to ensure that the balance standing to the credit of its Debt Service Account is equal to the then applicable Debt Service Amount;

(iv)	fourth, to transfer to such Borrower’s Debt Service Reserve Account the amount necessary to ensure that the balance standing to the credit of its Debt Service Reserve Account is equal to the then applicable Debt Service Reserve Account Required Balance;

(v)	fifth, to make any mandatory prepayment of such Borrower’s Term Loan then due and payable pursuant to Clause 5 (including, for the avoidance of doubt, any amount that has become immediately due and payable, but has not yet been paid due to the operation of Clause 5.15(a));

(vi)	sixth, if Pacific Bora Ltd. or Pacific Scirocco Ltd. is to make a payment on such date under paragraph (vii) or paragraph (viii) below, then Pacific Bora Ltd. or Pacific Scirocco Ltd., as the case may be, shall, in respect of each Second Borrower pursuant to Clause 26.17 for which a shortfall subsists in such Second Borrower’s accounts as described in Clause 26.17(b), transfer to such Second Borrower an amount sufficient to allow such Second Borrower to make up any such shortfall;

(vii)	seventh, in the case of Pacific Bora Ltd. and Pacific Scirocco Ltd. only, if no Event of Default or Potential Event of Default (other than, in the case of a transfer pursuant to paragraph (A) below, a Potential TI Bond Facility Payment Event of Default) is continuing, to transfer, on the first date on which such Borrower applies funds in accordance with this Clause 26.5 following its receipt of Total Loss Insurance Proceeds, an amount of up to the Total Loss Insurance Net Amount as follows (without double counting):

(A)	into such Borrower’s TI Bond Facility Insurance Proceeds Account; and/or

(B)	in payment of a Borrower Reimbursement Distribution to the Guarantor, PDSA, Pacific Gibco, PIDWAL or any Additional TI Bond Facility Obligor in respect of such Borrower’s Borrower Reimbursement Liabilities owed to any such entity;

provided that the amount transferred into such Borrower’s TI Bond Facility Insurance Proceeds Account pursuant to paragraph (A) above at any time shall not exceed the aggregate amount of the TI Bond Facility Liabilities then due and payable by such Borrower under the TI Bond Finance Documents to which it is a party;

(viii)	eighth, in the case of Pacific Bora Ltd. and Pacific Scirocco Ltd. only, if no Event of Default or Potential Event of Default (other than a Potential TI Bond Facility Payment Event of Default) is continuing, to pay any amounts owing by such Borrower under the TI Bond Finance Documents to which it is a party; and

(ix)	ninth, to:

(A)	in respect of any funds that are not to be used for Distributions in accordance with Clause 26.5(b)(ix)(B), at such Borrower’s sole discretion, apply such funds to:

(I)	make voluntary prepayments of such Borrower’s Term Loan in accordance with the terms of this Agreement;

(II)	pay for costs and expenses incurred by such Borrower in fulfilling such Borrower’s obligations under any Acceptable Charter or Alternative Charter to provide any Charterer Furnished Items;

(III)	make distributions in accordance with Clause 16.5(b);

(IV)	other Permitted Uses;

(V)	cash collateralise any letter of credit or similar support letter that constitutes Permitted Indebtedness in accordance with paragraph (c) of the definition of Permitted Indebtedness; or

(VI)	make any payment to the Guarantor Equity Account in accordance with Clause 16.4(a); or

(B)	subject to the conditions in Clause 26.10 being met, to make further Distributions;

provided that no amount shall be paid (or required to be paid) in accordance with sub-paragraphs 26.5(b)(vi), (vii), (viii) or (ix) above, at any time after Total E&P Nigeria Limited has assigned or transferred any of its rights and obligations as the Charterer under the Scirocco Charter to any other Current Participant in accordance with the terms of the Scirocco Charter, unless such transferee or assignee has been approved by the Lenders as an Acceptable Charterer or the Borrowers have pre-paid the Scirocco Term Loan in full in accordance with Clause 5.14(c).

(c)	For the avoidance of doubt, the maximum aggregate amount that can be transferred during the term of this Agreement from the Collection Account of either Pacific Bora Ltd. or Pacific Scirocco Ltd.:

(i)	pursuant to paragraph (b)(i) above is the aggregate amount of Charterer Reimbursement Proceeds received by such Borrower into its Collection Account; and

(ii)	pursuant to paragraph (b)(vii) above is the Total Loss Insurance Net Amount with respect to the Vessel of such Borrower.

(d)	The amounts to be withdrawn from its Collection Account and paid or transferred in accordance with Clause 26.5(b) shall be determined by the relevant Borrower.

26.6	Debt Service Account

(a)	Funds shall be deposited in each Borrower’s Debt Service Account in accordance with Clause 26.5(b)(iii).

(b)	Subject to Clause 26.2, on each date on which Senior Debt Service is due and payable (including each Repayment Date), the Accounts Bank shall, and each Borrower hereby irrevocably gives the Accounts Bank permission to, debit the relevant Borrower’s Debt Service Account and credit the designated account of the Intercreditor Agent in accordance with Clause 5.2 in order to pay Senior Debt Service then due and payable plus amounts then due and payable under the Interest Hedging Instruments applicable to such Borrower’s Senior Debt or Other Hedging Instruments approved by the Lenders in accordance with this Agreement (together the “Senior Debt Payments”), such payments to be made in the following order:

(i)	first, in or towards payment of any accrued fees and premiums comprised in such Senior Debt Payments;

(ii)	second, in or towards payment of any interest comprised in such Senior Debt Payments and net scheduled payments due in respect of any Interest Hedging Instrument or Other Hedging Instruments approved by the Lenders in accordance with this Agreement (excluding any liquidation or breakage costs and any termination costs in respect of any such Interest Hedging Instrument or Other Hedging Instruments approved by the Lenders in accordance with this Agreement);

(iii)	third, in or towards payment of any principal (excluding mandatory prepayments) and termination costs in respect of any Interest Hedging Instrument or Other Hedging Instruments approved by the Lenders in accordance with this Agreement comprised in such Senior Debt Payments to the extent payment thereof is permitted in accordance with the Intercreditor Agreement; and

(iv)	fourth, in or towards payment of any other sums (excluding mandatory prepayments) comprised in such Senior Debt Payments.

(c)	If, on a date on which Senior Debt Service is due and payable by any Borrower (including each Repayment Date), following payment in accordance with Clause 26.6(b), there remain any funds standing to the credit of such Borrower’s Debt Service Account, such Borrower shall transfer such funds to its Collection Account.

26.7	Debt Service Reserve Account

(a)	Funds shall be deposited in each Borrower’s Debt Service Reserve Account in accordance with Clause 26.5(b)(iv) or, in respect of any Equity Undertaking Proceeds or other Equity contributed to the Borrowers in accordance with this Agreement, in accordance with Clause 26.4(b).

(b)	Subject to Clause 26.2, on each date on which Senior Debt Service is due and payable (including each Repayment Date), if there are insufficient funds standing to the credit of a Borrower’s Debt Service Account to permit such Borrower to make all Senior Debt Payments required to be made in accordance with Clause 26.6(b) on such date by such Borrower, then such Borrower may request that the Accounts Bank withdraw the funds on deposit in such Borrower’s Debt Service Reserve Account (in the amount required for such Borrower to pay such unpaid Senior Debt Payments) and use such amounts to pay such unpaid Senior Debt Payments. Such payments shall be applied in accordance with the requirements of Clause 26.6.

26.8	Operating Accounts

(a)	Subject to Clauses 26.8(b) to 26.8(f), each Borrower may open and maintain with the Operating Accounts Bank a Dollar denominated segregated deposit account in its own name as its “Operating Account”.

(b)	Promptly upon opening an Operating Account and in any event no later than ten Business Days before it first deposits any funds into such Operating Account, the relevant Borrower shall:

(i)	execute and record in favour of the Security Trustee a first priority accounts pledge and an accounts control agreement, each substantially in the form set out in Schedule 29 and which such agreements shall have been executed by all parties thereto including the Operating Accounts Bank (as relevant); and

(ii)	deliver to the Intercreditor Agent a legal opinion or legal opinions in respect of each such accounts pledge and accounts control agreement in each case in form and substance satisfactory to the Intercreditor Agent.

(c)	A Borrower shall deposit funds into its Operating Account only:

(i)	after the Delivery Date of its Vessel and provided that no Potential Event of Default or Event of Default (other than a Potential TI Bond Facility Payment Event of Default) is continuing;

(ii)	from its Collection Account in accordance with Clause 26.5(b)(ii); and

(iii)	no more frequently than once per week.

(d)	A Borrower shall withdraw funds on deposit in its Operating Account only to pay O&M Expenses then due and payable by such Borrower.

(e)	Prior to the date on which any Borrower first deposits any funds into an Operating Account, the Borrower shall procure that the Operating Accounts Bank shall accede to this Agreement and the Intercreditor Agreement by executing an Accession Deed in substantially the form as set out in Part D of Schedule 28 and, from the date of such accession, the Operating Accounts Bank shall be bound as Operating Accounts Bank by the terms and conditions, and shall be entitled to the rights afforded to the Operating Accounts Bank, in each case as set out in this Agreement and the Intercreditor Agreement.

(f)	Upon the occurrence of an Event of Default or a Potential Event of Default (other than a Potential TI Bond Facility Payment Event of Default), the Security Trustee, by written notice to the Operating Accounts Bank, may instruct the Operating Accounts Bank to transfer all funds at that time on deposit in any Operating Account specified in such notice into the Collection Account of the same Borrower as specified in such notice and, as soon as possible following receipt of any such notice, the Operating Accounts Bank shall transfer all such funds in such manner.

26.9 Required balances

(a)	Following the payment in full of the amounts required to be paid in accordance with Clauses 26.6(b) and 26.7 on each Repayment Date, each Borrower shall:

(i)	recalculate the then applicable Debt Service Reserve Account Required Balance; and

(ii)	calculate the amount of the payment expected to be made in accordance with Clause 26.6(b) on the next Repayment Date, and notify the Intercreditor Agent thereof (providing together with such notification any supporting information that may have been requested by such Borrower and received from any Secured Party and used to prepare any such recalculation or calculation (as the case may be)). The Intercreditor Agent promptly shall notify such Borrower of any dispute relating to the revised Debt Service Reserve Account Required Balance or the amount of any such payment expected to be made in accordance with Clause 26.6(b) on the next Repayment Date.

(b)	If, following the recalculation of the Debt Service Reserve Account Required Balance, the balance standing to the credit of the Debt Service Reserve Account of any Borrower is in excess of the Debt Service Reserve Account Required Balance for such Borrower then any such excess balance shall be transferred by such Borrower to its Collection Account or applied in accordance with Clause 26.17, provided that such Borrower shall not make any such transfer with respect to, and to the extent of, any disputed portion of the Debt Service Reserve Account Required Balance, as notified by the Intercreditor Agent to such Borrower in accordance with Clause 26.9(a).

26.10	Distributions

A Borrower may make a Distribution pursuant to Clause 26.5(b)(ix)(B) only:

(a)	using the funds on deposit in its Collection Account;

(b)	if:

(i)	the date of such Distribution falls no earlier than the later to occur of:

(A)	1 January 2014;

(B)	the date falling three years after the occurrence of the Delivery Date of the first Vessel to be delivered; and

(C)	where an Alternative Charter has been executed by any Alternative Arrangement Borrower, the date on which the Alternative Arrangement Period Expiry Date for each such Alternative Arrangement Borrower has occurred, provided that this paragraph (i) shall not apply to any Borrower Reimbursement Distributions;

(ii)	no Event of Default or Potential Event of Default is continuing or would result from the making of such Distribution;

(iii)	each Obligor is in compliance with all of its obligations under each Finance Document as at the date of such Distribution, both before and after giving effect to such Distribution;

(iv)	a fully effective Acceptable Charter or Alternative Charter is in place for each Vessel;

(v)	each Borrower’s Debt Service Reserve Account is funded with the Debt Service Reserve Account Required Balance;

(vi)	the aggregate amount of all Distributions, made by all Borrowers in that year does not exceed 40 per cent. of the aggregate net income of all Borrowers in the previous year (as demonstrated by the audited Financial Statements of the Guarantor and the Summary Financial Statements in each case delivered in accordance with this Agreement in respect of such previous year and excluding for the purposes of such calculation of net income any non-cash tax expenses and any unrealised gains or losses on any financial instruments (including any equity securities)); and

(vii)	the most recent calculation of the Projected DSCR is based only on revenues under effective Acceptable Charters or Alternative Charters and does not include any assumption as to the renewal of any Acceptable Charter or Alternative Charter that is due to expire or terminate or as to any charter day rate; and

(c)	if such Borrower has delivered an Officer’s Certificate to the Intercreditor Agent certifying as to compliance with each item in Clause 26.10(b).

If: (x) the Guarantor has made a contribution of funds to a Borrower in order for such Borrower to make any prepayment in accordance with Clause 5.9; and (y) following the application of such funds to make such prepayment, such Borrower receives insurance or other proceeds in respect of the exceptional event that gave rise to the requirement to make such prepayment, then, at the request of such Borrower, the Intercreditor Agent shall enter into discussions in good faith regarding the possibility of securing any requisite consents that may be required for such Borrower to make a distribution of such proceeds to the Guarantor (in an amount no greater than the amount so contributed by the Guarantor).

26.11 Payments from Accounts

(a)	The Accounts Bank and, if applicable, the Operating Accounts Bank each agree that it shall make such payments out of the funds on deposit in any Account maintained with it as may from time to time be required in accordance with the terms of this Agreement.

(b)	For the avoidance of doubt, funds on deposit in any Account must represent cleared funds and payments may only be made in relation to funds on deposit in any Account as at the close of business on the immediately preceding Business Day unless stated otherwise in this Agreement.

(c)	If there are insufficient cleared funds in any Account to make a payment in accordance with a Payment Instruction then the Accounts Bank or, if applicable, the Operating Accounts Bank shall attempt to inform the relevant Obligor of the shortfall as soon as practicable. Until the Accounts Bank or, if applicable, the Operating Accounts Bank is able to contact such Obligor and receive instructions, the Accounts Bank or, if applicable, the Operating Accounts Bank shall be under no obligation to make any payment in accordance with a Payment Instruction. The Accounts Bank or, if applicable, the Operating Accounts Bank shall be under no obligation to inform any other Person (including, but not limited to, any Person that is to receive the payment) if there are insufficient cleared funds credited to any Account to make a payment in accordance with a Payment Instruction.

(d)	Each instruction to:

(i)	the Accounts Bank in respect of a payment to be made from an Account shall be substantially in the form of Schedule 24 or in such other form as the relevant Parties may agree, shall be executed by an Authorised Representative of the relevant Obligor and shall be copied at the same time, if sent by:

(A)	an Obligor, to the Security Trustee and the Intercreditor Agent; or

(B)	the Security Trustee, to the relevant Borrower, the Guarantor and the Intercreditor Agent; and

(ii)	the Operating Accounts Bank in respect of a payment to be made from an Operating Account shall be in such form (and which may be given electronically) as the relevant Parties may agree provided that, if at any time the Accounts Bank and the Intercreditor Agent shall not have secured electronic access such that each such Agent may monitor all transactions that occur in respect of each Operating Account, including details of each payment into and each payment out of each Operating Account, such instruction shall be:

(A)	substantially in the form of Schedule 24; and

(B)	at the same time as it is sent by an Obligor, copied to the Accounts Bank, the Security Trustee and the Intercreditor Agent,

each	such instruction, a “Payment Instruction”.

(e)	Unless a longer period is otherwise stated in this Agreement, all Payment Instructions must have been received by the Accounts Bank or, if applicable, the Operating Accounts Bank:

(i)	in the case of payments to be made from an Account held with the Accounts Bank to another Account held with the Accounts Bank, by 5.00 pm (New York time) on the Business Day prior to the date of the intended payment; and

(ii)	in all other cases, at least three clear Business Days before the date on which the payment is to be made.

(f)	The Accounts Bank and, if applicable the Operating Accounts Bank, shall not be obliged to make any payment or otherwise to act on a Payment Instruction if it is unable:

(i)	to verify any signature on the Payment Instruction against the specimen signature provided for the relevant Party;

(ii)	(in the case of any Payment Instruction received by fax) to validate the authenticity of the request for the relevant Party, if so desired;

(iii)	to comply with the Payment Instruction because it is in any way incomplete or contains insufficient information; or

(iv)	to validate the authenticity of the request by telephoning a callback contact who is not the relevant Authorised Representative for the relevant Party,

(v)	and thereafter the Accounts Bank and, if applicable, the Operating Accounts Bank, may request any further information, clarification or verification (without liability for any resulting loss or delay) and refrain from taking any action pending receipt of such further information, clarification or verification to its satisfaction.

(g)	The Accounts Bank and, if applicable, the Operating Accounts Bank, shall be entitled to assume that:

(i)	no Account Control Notice has been issued in respect of any payment or transfer; and

(ii)	no Enforcement Direction has been issued in respect of any Account,

unless and until a Responsible Officer of the Accounts Bank or, if applicable the Operating Accounts Bank, has received any such notice or direction in accordance with this Agreement.

(h)	None of the restrictions contained in this Agreement on the withdrawal and transfer of funds from the Accounts shall affect any obligations of any Borrower, including, without limitation, any obligation to make any payment of any nature on the due date for payment thereof in accordance with any Finance Document.

(i)	The Accounts Bank and, if applicable, the Operating Accounts Bank, shall be entitled to treat each Payment Instruction as conclusive evidence of the same without any further investigation or enquiry. Each Obligor shall hold the Accounts Bank and, if applicable, the Operating Accounts Bank, harmless and no claim or dispute shall be raised by any Person for lack of conformity of the respective Payment Instruction. If any dispute or claim is raised, each Obligor shall indemnify and keep indemnified the Accounts Bank and, if applicable, the Operating Accounts Bank, for any loss, liability or claim, action, damages and expenses.

(j)	Each Obligor shall give the Accounts Bank and, if applicable, the Operating Accounts Bank, five clear Business Days’ notice in writing of any amendment to its Authorised Representatives or callback contacts giving the name, position, specimen signature (in the case of an Authorised Representative only) and telephone number of any new Authorised Representative or callback contacts. Any amendment of Authorised Representatives or callback contacts of any

Borrower shall take effect upon the expiry of such five clear Business Days’ notice.

(k)	Any payment by the Accounts Bank or, if applicable, the Operating Accounts Bank under this Agreement shall be made without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by any applicable Legal Requirement.

(l)	If the Accounts Bank or, if applicable, the Operating Accounts Bank, is required by any applicable Legal Requirement to make a deduction or withholding, it promptly shall inform the relevant Obligor and shall not pay an additional amount in respect of that deduction or withholding.

26.12	Guarantor Equity Account

(a)	The Guarantor shall establish and maintain a Dollar denominated segregated deposit account in its own name with the Accounts Bank as the “Guarantor Equity Account”.

(b)	Funds may be deposited into the Guarantor Equity Account in accordance with Clause 16.4(a).

(c)	Funds on deposit in the Guarantor Equity Account may be withdrawn by the Guarantor in accordance with Clause 16.4(b).

26.13 Funds standing to credit of Accounts

(a)	For the purposes of this Agreement, the amount standing to the credit of any Account at any time shall be deemed to be the sum of:

(i)	the aggregate amount of funds on deposit in such Account;

(ii)	in respect of any Collection Account, the aggregate amount of Permitted Investments in which all or part of the funds from such Collection Account are then being invested in accordance with Clause 26.14; and

(iii)	in respect of any Debt Service Reserve Account, the aggregate amount of any Acceptable Letter of Credit with which funds otherwise required to be on deposit in any Debt Service Reserve Account have been replaced in accordance with Clause 26.15.

(b)	For the purposes of Clause 26.13(a), the aggregate amount of Permitted Investments shall equal the sum of all payments of principal and interest owing on such Permitted Investments until the next Repayment Date, net of applicable withholding or other similar deductions, or, if greater, the amount for which such Permitted Investments may be sold or liquidated.

(c)	If an Obligor is required to pay any amount from an Account, it must first use the funds then on deposit in such Account. If such funds are insufficient to pay the amount that the Obligor is required to pay, then the Obligor, in such amounts so that the required funds are available in such Account to make the relevant payment, shall (as applicable):

(i)	in respect of any Collection Account, liquidate the Permitted Investments in which all or part of the funds from such Account are then being invested; or

(ii)	in respect of any Debt Service Reserve Account, draw down under the Acceptable Letter of Credit with which funds otherwise required to be on deposit in such Account have been replaced.

(d)	Amounts standing to the credit of each Account shall remain the property of the relevant Obligor and shall be subject to the Security. For the avoidance of doubt, no TI Bond Facility Secured Account shall be subject to the Security.

26.14 Permitted Investments

(a)	Subject to Clause 26.2, a Borrower, other than Pacific Santa Ana Ltd., by written notice substantially in the form of Schedule 30 and executed by an Authorised Representative of such Borrower (an “Investment Notification”) (with a copy to the Security Trustee and the Intercreditor Agent), may notify the Accounts Bank of its intention to invest any funds on deposit in its Collection Account in Permitted Investments selected by such Borrower.

(b)	Funds on deposit in any Collection Account may not be invested in any investment other than a Permitted Investment. Funds on deposit in any Account other than a Collection Account may not be invested in any investment, including Permitted Investments. In the absence of an Investment Notification, funds in any Collection Account shall remain in such Collection Account uninvested.

(c)	Unless and until the Accounts Bank has confirmed that it is satisfied that:

(i)	it has been given sufficiently detailed information in relation to a Permitted Investment in which a Borrower wishes to invest; and

(ii)	the Intercreditor Agent has confirmed to the Accounts Bank and the Security Trustee that the Intercreditor Agent is satisfied that the Secured Parties shall have a first ranking security interest in such Permitted Investment, the Borrower shall refrain from purchasing or instructing any other Person to purchase such Permitted Investment.

(d)	All Permitted Investments shall be made by the Borrower or any other Person selected by the Borrower in the name of the relevant Borrower and each Borrower shall place or instruct such other Person to place each Permitted Investment in the name of such Borrower.

(e)	If any Permitted Investment terminates or ceases to be a Permitted Investment, the relevant Borrower shall liquidate or procure the liquidation of the Permitted Investment or shall reinvest or procure the reinvestment of the Permitted Investment in replacement Permitted Investments.

(f)	No Secured Party shall be responsible for monitoring whether or not any investment is a Permitted Investment.

(g)	A Borrower’s right to instruct the manner of investment of funds on deposit in its Collection Account in Permitted Investments includes, but is not limited to the right:

(i)	to sell or instruct any Person to sell any Permitted Investment or hold it until maturity; and

(ii)	upon any sale at maturity of any Permitted Investment, to reinvest or procure the reinvestment of the proceeds thereof, in Permitted Investments or to hold such proceeds for application in accordance with the terms of this Agreement.

(h)	Each Borrower shall notify the Accounts Bank of its intention to liquidate or procure the liquidation of any Permitted Investment by written notice in substantially the form as set out in Schedule 31 (a “Liquidation Notification”).

(i)	Whenever a Borrower purchases or instructs a Person to purchase a Permitted Investment, not represented or evidenced by certificates or instruments capable of possession, the Borrower shall take or procure that such other Person takes all necessary action, including giving confirmations and notices to record the relevant Borrower’s interest therein.

(j)	Upon the disposal or maturity of any Permitted Investment (other than any Permitted Investment that a Borrower reinvests or instructs another Person to reinvest in a replacement Permitted Investment), the proceeds of such disposal (including any income or interest earned) shall be credited to the relevant Borrower’s Collection Account from which the Permitted Investment was originally made.

(k)	In no event shall the Accounts Bank incur any liability in respect of any Permitted Investment or for any investment losses incurred thereon.

(l)	Each Borrower shall be solely responsible for all its own filings, tax returns and reports on any transactions in respect of any Permitted Investments or relating to any Permitted Investment as may be required by any relevant authority, governmental or otherwise.

26.15	Acceptable Letters of Credit

(a)	Subject to this Clause 26.15 and Clause 26.2 and provided that no Event of Default has occurred and is continuing and each Obligor is in compliance with all of its obligations under each Finance Document as at the date of such replacement of funds, both before and after giving effect to such replacement of funds, a Borrower at any time may elect to provide an Acceptable Letter of Credit in place of any funds that would otherwise be required to be deposited in its Debt Service Reserve Account.

(b)	The amount of any Acceptable Letter of Credit that a Borrower may elect to provide in accordance with Clause 26.15(a) shall equal the amount of funds otherwise required to be deposited in its relevant Debt Service Reserve Account (with no imputed interest) at the time such Acceptable Letter of Credit is put in place.

(c)	If a Borrower wishes to provide an Acceptable Letter of Credit in accordance with Clause 26.15(a) it shall give notice (an “Acceptable Letter of Credit Notice”) to the Intercreditor Agent.

(d)	Each Acceptable Letter of Credit Notice shall include:

(i)	the name of the entity that is to provide such Acceptable Letter of Credit;

(ii)	the expiration date of such Acceptable Letter of Credit;

(iii)	a confirmation by the relevant Borrower that such entity is an Acceptable Bank;

(iv)	a draft of the proposed form of the Acceptable Letter of Credit and related exhibits and drawing certificates; and

(v)	details of the amount of the Acceptable Letter of Credit proposed to be provided by the relevant Borrower in respect of its Debt Service Reserve Account.

(e)	If the Intercreditor Agent has not given notice objecting to any Acceptable Letter of Credit proposed in an Acceptable Letter of Credit Notice within five Business Days of receipt of an Acceptable Letter of Credit Notice, then the relevant Borrower may put in place the Acceptable Letter of Credit in the form described in such Acceptable Letter of Credit Notice provided that such Borrower has delivered to the Intercreditor Agent and the Security Trustee all documents comprising such Acceptable Letter of Credit (in the form attached to the Acceptable Letter of Credit Notice). If the Intercreditor Agent gives notice that it does not consider the terms of any Acceptable Letter of Credit proposed in an Acceptable Letter of Credit Notice compliant with the definition of “Acceptable Letter of Credit” then the Borrower may not put in place such Acceptable Letter of Credit.

(f)	Any funds standing to the credit of a Debt Service Reserve Account that are replaced with an Acceptable Letter of Credit shall be paid as Distributions, notwithstanding any restriction contained in the Finance Documents regarding the payment of Distributions.

(g)	If a Borrower has not either (x) proposed (in an Acceptable Letter of Credit Notice to which the Intercreditor Agent has not objected within five Business Days of receipt) a new or replacement Acceptable Letter of Credit or (y) deposited into its Debt Service Reserve Account an amount of funds equal to the amount of the then existing Acceptable Letter of Credit that is due to expire or in respect of which the issuer no longer satisfies the criteria for an Acceptable Bank (as applicable):

(i)	at least 30 days prior to the expiration of any Acceptable Letter of Credit; or

(ii)	within 15 days after the issuer of an Acceptable Letter of Credit no longer satisfies the criteria for an Acceptable Bank,

then the Security Trustee, on giving the relevant Borrower at least one Business Day’s advance notice (a “Draw Notice”), shall draw upon such Acceptable Letter of Credit and deposit the amount drawn into that Borrower’s Debt Service Reserve Account (in each case, in the amount of funds in such Debt Service Reserve Account that were replaced or substituted with an Acceptable Letter of Credit).

(h)	A Borrower may release any Acceptable Letter of Credit that has been provided in accordance with Clause 26.15(a) at any time provided that such Borrower shall have deposited funds into its Debt Service Reserve Account in an amount at least equal to the then applicable Debt Service Reserve Account Required Balance.

(i)	At any time a Borrower may reduce the amount of any Acceptable Letter of Credit that replaced or substituted any funds in its Debt Service Reserve Account to the extent that the then applicable Debt Service Reserve Account Required Balance is less than the amount of such Acceptable Letter of Credit.

26.16	Local Accounts

(a)

If in connection with any proposed Acceptable Charter or Alternative Charter, a Borrower requires any bank account for the purposes of receiving or making payment of amounts in a currency other than Dollars or otherwise requires any modification to any Account of such Borrower (or to the manner in which payments are required or permitted to be made to or from any such Account), at the same time that it submits the proposed Acceptable Charter or Alternative Charter to the Intercreditor Agent for approval in accordance with this Agreement, such Borrower shall submit to the Intercreditor Agent a reasonably detailed description of any such proposed Local Account or other modification to its Accounts (or to the manner in which payments are required or permitted to be made to or from any such Account), that it proposes be opened or made in relation to the entry by it into the proposed Acceptable Charter or Alternative Charter. Any such proposal as it relates to any Local Account shall be in accordance with the requirements set out in Schedule 35 (a “Local Account Proposal”).

(b)	If the Intercreditor Agent approves any Local Account Proposal made in accordance with Clause 26.16(a), and the relevant proposed Acceptable Charter or Alternative Charter also is approved as an Acceptable Charter or Alternative Charter (as the case may be), the Relevant Borrower shall be permitted to open and maintain the Local Accounts in accordance with the Local Account Proposal, the requirements set out in Schedule 35, any other instructions of the Intercreditor Agent in respect of such Local Account Proposal and otherwise in accordance with this Agreement.

(c)	If the Intercreditor Agent approves any modification to the Accounts or to the manner in which payments are required or permitted to be made to or from any Account, in each case in accordance with Clause 26.16(a), and the relevant proposed Acceptable Charter or Alternative Charter also is approved as an Acceptable Charter or Alternative Charter (as the case may be), then such modifications shall be made to this Agreement and any other Finance Document as may be necessary to effect such modifications.

26.17 Intercompany loans

If at any time:

(a)	the funds on deposit in the Collection Account, Debt Service Account or Debt Service Reserve Account of a Borrower (the “First Borrower”) exceeds (i) the amount required to make payment in full of all amounts in accordance with Clauses 26.5(b)(i) to (iii) of such Borrower’s Cash Waterfall, (ii) the Debt Service Amount applicable to such Debt Service Account, or (iii) the Debt Service Reserve Account Required Balance applicable to such Debt Service Reserve Account (as the case may be) in accordance with this Agreement; and

(b)	the funds on deposit in the Collection Account, Debt Service Account or Debt Service Reserve Account of another Borrower (the “Second Borrower”) are less than (i) the amount required to make payment in full of all amounts in accordance with Clauses 26.5(b)(i) to (iii) of such second Borrower’s Cash Waterfall, (ii) the Debt Service Amount applicable to such Debt Service Account, or (iii) the Debt Service Reserve Account Required Balance applicable to such Debt Service Reserve Account (as the case may be) in accordance with this Agreement, then the First Borrower may transfer from its relevant Account all or part of such excess amount to the relevant corresponding Account of the Second Borrower provided that:

(i)	the Guarantor has notified the Intercreditor Agent in writing of the intention to transfer such amounts between such Borrowers’ Accounts; and

(ii)	an intercompany loan agreement shall be entered into between the First Borrower and the Second Borrower:

(A)	in respect of any such transfer that is required to be made pursuant to Clause 26.5(b)(vi)Error! Reference source not found., by the later of (x) 10 Business Days after the date of such transfer, and (y) 5 Business Days after the Intercreditor Agent has approved the form and substance of such intercompany loan agreement; and

(B)	in respect of any other such transfer, not later than the date of such proposed transfer, a draft of which such agreement shall be provided to the Intercreditor Agent at least five Business Days prior to the intended date of such transfer,

(C)	any such agreement to be in form and substance satisfactory to the Intercreditor Agent.

26.18 Proceeds	Retention Accounts

(a)	Each Alternative Arrangement Borrower shall establish and maintain a Dollar denominated segregated interest bearing deposit account in its own name with the Accounts Bank, each such account being designated a “Proceeds Retention Account”.

(b)	Each Alternative Arrangement Borrower shall:

(i)	execute and record in favour of the Security Trustee, an amendment to each of the Account Control Agreement and the Account Pledge Agreement to which such Alternative Arrangement Borrower is a party in order to create a first priority security interest in favour of the Security Trustee in respect of the Proceeds Retention Account of such Alternative Arrangement Borrower, which such amendments shall have been executed by all parties thereto including the Accounts Bank; and

(ii)	deliver to the Intercreditor Agent a legal opinion or legal opinions in respect of each such amendment to the Account Control Agreement and the Account Pledge Agreement of each such Alternative Arrangement Borrower in each case in form and substance satisfactory to the Intercreditor Agent.

(c)	Each Alternative Arrangement Borrower shall request in the relevant Utilisation Request, and shall procure that, any proceeds of a Utilisation of its Term Loan (including the proceeds of any Waiver Utilisation of such Alternative Arrangement Borrower) that exceed the applicable Alternative Charter Term Loan Maximum Amount (the “Excess Proceeds”) immediately are paid into and retained, subject to Clauses 26.18(d) and (e), in its Proceeds Retention Account. To the extent that any Excess Proceeds in a Proceeds Retention Account at any time exceed the minimum amount of Excess Proceeds that otherwise would be required by this Clause 26.18(c) either: (a) as a result of any change to the applicable Alternative Charter Term Loan Maximum Amount; or (b) following the expiry of an applicable Waiver Period (as such term is defined in the Pacific Scirocco and Pacific Mistral Charter Waiver Request Letter) where the relevant Borrower has entered into either an Acceptable Charter or an Alternative Charter (in each case that has been signed by all parties thereto and approved by the Intercreditor Agent in accordance with the Project Facilities Agreement) prior to the expiry of such Waiver Period, such excess amount of Excess Proceeds may be transferred to the Disbursement Account of the relevant Alternative Arrangement Borrower and, thereafter may be applied in accordance with Clause 16.3.

(d)	During the relevant Alternative Arrangement Period or Waiver Period or upon the expiry of a Waiver Period where the relevant Borrower has not entered into an Acceptable Charter or an Alternative Charter (in each case that has been signed by all parties thereto and approved by the Intercreditor Agent in accordance with the Project Facilities Agreement) prior to the expiry of such Waiver Period, any amount on deposit in the Proceeds Retention Account of an Alternative Arrangement Borrower may be applied by such Alternative Arrangement Borrower only in prepayment of the principal amount of its Term Loan (without limiting such Borrower’s obligations under Clause 5.15(c)(i)) and the payment of any amount of interest or Break Costs required with such prepayment shall, for the avoidance of doubt, be required to be paid using available funds other than those in such Proceeds Retention Account).

(e)	If any amounts remain on deposit in a Proceeds Retention Account on the applicable Alternative Arrangement Period Expiry Date, such amounts shall be transferred to the Disbursement Account of the relevant Alternative Arrangement Borrower and may, thereafter be applied in accordance with Clause 16.3.

26.19 TI	Bond Insurance Proceeds Account

Following the repayment in full of all amounts outstanding under the TI Bond Finance Documents relating to its Vessel, Pacific Bora Ltd. or Pacific Scirocco Ltd., as the applicable borrower under the relevant TI Bond Facility Agreement, immediately shall transfer all amounts standing to the credit of its TI Bond Insurance Proceeds Account as follows:

(a)	first, if no Event of Default or Potential Event of Default is continuing, in payment of a Borrower Reimbursement Distribution to the Guarantor, PDSA, Pacific Gibco, PIDWAL or any Additional TI Bond Facility Obligor in respect of such Borrower’s Borrower Reimbursement Liabilities owed to any such entity; and

(b)	second, into its Collection Account for application in accordance with the applicable Borrower’s Cash Waterfall;

provided that, for the avoidance of doubt, if an Event of Default or Potential Event of Default is continuing, all such amounts shall be transferred (following the repayment in full of all amounts outstanding under the TI Bond Finance Documents relating to its Vessel) into its Collection Account for application in accordance with the applicable Borrower’s Cash Waterfall.

26.20 Charterer	Reimbursement Proceeds Accounts

Following the repayment in full of all amounts outstanding under the TI Bond Finance Documents relating to its Vessel, Pacific Bora Ltd. or Pacific Scirocco Ltd., as the applicable borrower under the relevant TI Bond Facility Agreement, may transfer all amounts standing to the credit of its Charterer Reimbursement Proceeds Account as follows:

(a)	first, in payment of a Borrower Reimbursement Distribution to the Guarantor, PDSA, Pacific Gibco, PIDWAL or any Additional TI Bond Facility Obligor in respect of such Borrower’s Borrower Reimbursement Liabilities owed to any such entity; and

(b)	second, as it sees fit, including as a Distribution.

27.	SECURITY TRUST AND ENFORCEMENT OF SECURITY

27.1 Appointment of Security Trustee and power of attorney

(a)	Each Secured Party (other than the Security Trustee) appoints and authorises the Security Trustee in accordance with Clause 31.1(d) and the Security Trustee accepts such appointment in accordance with Clause 31.1(f).

(b)	Each Secured Party that is the beneficiary of any Security hereby gives a power of attorney, coupled with an interest, to, and appoints, makes, constitutes and designates the Security Trustee its true and lawful attorney-in-fact, to, in all cases in accordance with this Agreement and the other Finance Documents, execute and deliver in the name of and on behalf of, or individually, as the case may be, all documents required to be executed by such Secured Party in connection with the Security and to do, take and perform all and every act and thing whatsoever requisite, proper or necessary to be done, in the exercise of any of the rights and powers granted in this Clause 27.1(b), as fully to all intents and purposes as each Secured Party might or could do, with full power of substitution or revocation, hereby ratifying and confirming all that said attorney-in-fact, or its substitute or substitutes, shall lawfully do or cause to be done by virtue of the power of attorney and the rights and powers granted in this Clause 27.1(b). This Clause 27.1(b) is to be construed and interpreted as a general power of attorney coupled with an interest. The enumeration of specific items, rights, acts or powers in this Clause 27.1(b) is not intended to, nor does it limit or restrict, and is not to be construed or interpreted as limiting or restricting, the general powers granted in this Clause 27.1(b) to said attorney-in-fact. The rights, power and authority of said attorney-in-fact granted in this Clause 27.1(b) shall commence and be in full force and effect on the date of this Agreement, and such rights, powers and authority shall remain in full force and effect thereafter until the Final Discharge Date.

(c)	The rights, powers and discretions conferred on the Security Trustee by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any that may be vested in the Security Trustee by any Legal Requirement or otherwise.

(d)	Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Trustee in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 and the Trustee Act 2000 and the provisions of this Agreement, to the extent allowed by any Legal Requirement, the provisions of this Agreement shall prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.

27.2 Security interests held in trust

All Security granted and rights assigned to the Security Trustee in accordance with the Security Documents and all benefits, rights and powers granted to the Security Trustee in accordance with the Finance Documents shall be held in trust by, or to the extent not permitted by applicable law, on behalf of the Security Trustee for the benefit of the Secured Parties and the Security Trustee shall exercise such rights and shall apply the proceeds therefrom in accordance with clause 13 of the Intercreditor Agreement.

27.3	Liability of the Obligors

Notwithstanding any other provision of this Agreement or the Security Documents:

(a)	the Obligors shall remain liable under all agreements and contracts included in the Secured Collateral to the extent provided therein;

(b)	the exercise by the Security Trustee or any Secured Party of any of their respective rights under this Agreement or the other Finance Documents shall not release any Obligor from any of its duties or obligations under any contracts or agreements included in the Secured Collateral except to the extent provided therein; and

(c)	neither the Security Trustee nor any other Secured Party shall have any obligation or liability under any such contracts or agreements included in the Secured Collateral by reason of this Agreement or any other Finance Documents, nor shall the Security Trustee or any other Secured Party be obliged to perform any of the obligations or duties of any Obligor thereunder or to take any action or collect or enforce any claim for payment assigned hereunder. The Security Trustee shall in any event not be obliged to take any action hereunder unless indemnified to its full satisfaction.

27.4	Release of Security

Except as otherwise provided in this Agreement or the Intercreditor Agreement, the release of any Security created under the Security Documents requires the consent of the Security Trustee.

27.5	Indemnity; limitations on enforcement

Notwithstanding any other provision of this Agreement or any other Finance Document, neither the Security Trustee nor any other Agent shall be required to take any action with respect to an Enforcement Direction, Enforcement Action or any other action contemplated by this Agreement or any other Finance Document that conflicts with the requirements of any Legal Requirement, exposes the Security Trustee or any other Agent to any liability or otherwise is inconsistent with the terms of any Finance Document, and the Security Trustee and each other Agent may require an indemnity satisfactory to it prior to taking any action hereunder.

27.6	Security Trustee may file proofs of claim

In case of the continuation of any receivership, insolvency, liquidation, bankruptcy, reorganisation, arrangement, adjustment, composition or other similar judicial proceeding in relation to any Obligor or the Secured Collateral in any jurisdiction, the Security Trustee (irrespective of whether the principal of the Senior Debt Obligations shall then be due and payable) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)	to file and/or otherwise prove a claim for the whole amount of the Senior Debt Obligations owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Security Trustee (including any claim for the reasonable compensation, disbursements and advances of the Security Trustee, in its individual or trust capacity, its agents and counsel) and of the Secured Parties allowed in such judicial proceeding; and

(b)	to collect and receive any moneys or other property payable or deliverable on any such claims and to apply such amounts towards the Senior Debt Obligations; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorised by each Secured Party to make such payments to the Security Trustee.

27.7 Security Trustee may enforce claims

All rights of action and claims under this Agreement and the other Finance Documents may be prosecuted and enforced by the Security Trustee in its own name as trustee of an express trust; provided, however, that the Security Trustee is also hereby appointed as agent for the Secured Parties for this and the other purposes of this Agreement and the other Finance Documents, and the Security Trustee may, if necessary under any Legal Requirement, take such action solely as agent for the Secured Parties.

27.8	Acceptable Letters of Credit and Acceptable Guarantees

If any Obligor fails to make any payment in the amount or at the time required in accordance with this Agreement or any other Finance Document (taking account of any applicable cure period), the Security Trustee immediately shall be permitted to draw upon any Acceptable Letter of Credit or enforce any Acceptable Guarantee in relation to such defaulted payment obligation.

27.9	Enforcement expenses

(a)	When the Security Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under applicable bankruptcy, insolvency or other similar Legal Requirements in any jurisdiction.

(b)	The provisions of this Clause 27.9 shall survive the termination of this Agreement and the resignation and removal of the Security Trustee.

27.10 Insurance	by Security Trustee

The Security Trustee shall not be under any obligation to insure any of the Secured Collateral, to require any other Person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents. The Security Trustee shall not be responsible for any loss that may be suffered by any Person as a result of the lack of or inadequacy of any such insurance.

27.11 Custodians	and nominees

The Security Trustee may appoint and pay any Person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Trustee may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any Person appointed by it under this Agreement or any other Finance Document or be bound to supervise the proceedings or acts of any Person.

27.12 Limitation	on Security Trustee’s duties in respect of Secured Collateral

Beyond its express duties set forth in this Agreement or in the other Finance Documents as to the accounting to the Obligors and the Secured Parties for moneys received under this Agreement or any other Finance Document, neither the Security Trustee nor any other Agent shall have any duty to the Obligors or any Secured Party with respect to any Secured Collateral in its possession or control or in the possession or control of its agent or nominee, any income thereon, or the priority or preservation of rights against prior parties or any other rights pertaining thereto. To the extent, however, that the Security Trustee or an agent or nominee of the Security Trustee maintains possession or control of any of the Secured Collateral at any office of the Security Trustee, the Security Trustee shall, or shall instruct such agent or nominee to, grant the Obligors and the Secured Parties the access to such of the Secured Collateral that they require for the conduct of their businesses to the extent contemplated by the Finance Documents, except, in the case of the Obligors, if and to the extent an Event of Default is continuing.

27.13 Right	to initiate judicial proceedings, etc.

(a)	If the Security Trustee shall have received an Enforcement Direction:

(i)	the Security Trustee shall have the right and power to institute and maintain such suits and proceedings as (subject to receipt of the Requisite Approval and to limitations on commencing bankruptcy proceedings as set forth in this Agreement) it may deem appropriate to protect and enforce the rights vested in it in the Finance Documents; and

(ii)	the Security Trustee, either after entry or without entry, may proceed (subject to receipt of the Requisite Approval and to limitations on commencing bankruptcy proceedings as set forth in this Agreement) by suit or suits at law or in equity to enforce such rights and to foreclose upon the Secured Collateral assigned for the benefit and to the extent of the interest therein of such Secured Parties and to realise as permitted under any Finance Document upon all or, from time to time, any of the property of the trust established under any Finance Document for the benefit of such Secured Parties under the judgment or decree of a court of competent jurisdiction.

(b)	If the Security Trustee receives an Enforcement Direction, it is entitled to assume that all applicable conditions under the Finance Documents for taking any action specified therein have been satisfied.

27.14 Exculpatory	provisions

The Security Trustee makes no representations as to the value or condition of the trust created under this Agreement or any part thereof, or as to the title of the Obligors thereto or as to the rights and interests granted or any Security Interest afforded in this Agreement or any other Finance Document or as to the validity, execution (except by itself), enforceability, legality or sufficiency of this Agreement, any other Finance Document or the Senior Debt Obligations, and none of the Security Trustee or any other Agent shall incur any liability or responsibility in respect of any such matters.

27.15 Power	of attorney

Each Obligor by way of security for its obligations under this Agreement and the other Finance Documents irrevocably appoints the Security Trustee to be its attorney and to do anything while an Event of Default has occurred and is continuing that the Obligors have authorised the Security Trustee to do under this Agreement or are themselves required to do under this Agreement but have failed to do (and the Security Trustee may delegate that power on such terms as it sees fit, acting reasonably).

27.16 Miscellaneous

(a)

The Security Trustee, acting reasonably, shall have the right at any time to seek instructions concerning the administration of the trust established under this Agreement from any court of competent jurisdiction in England at the expense of the Obligors. In the event of any disagreement between the other Parties resulting in adverse claims being made in connection with any asset held by the Security Trustee, where the terms of this Agreement or the other Finance Documents do not unambiguously mandate the action the Security Trustee is to take or not to take in connection therewith under the circumstance then existing, or the Security Trustee is in doubt as to what action it is required to take or not to take, the Security Trustee shall be entitled to request instructions, or clarifications of any directions, from any Secured Party entitled to give such instructions or confirmation as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Security Trustee may refrain from taking any action unless and until instructed otherwise in writing by a request signed jointly by the Parties entitled to give such instruction, or by order of a court of competent jurisdiction in England, and the Security Trustee shall not incur any liability in acting or refraining from acting on such ambiguous instructions.

(b)	No Agent shall be liable for liabilities or damages incurred in the management or operations of the trusts established under this Agreement or in accordance with any Finance Document, except for those contracted or incurred as a result of its gross negligence, wilful misconduct or fraud.

28.	INSTRUCTIONS AND VOTING

28.1	General

(a)	Each Facility Agent shall act upon the instructions of the Lenders that it represents.

(b)	The Intercreditor Agent shall act upon the instructions of:

(i)	the Facility Agents; and

(ii)	in respect of Clauses 28.2(a) and 28.2(b), the Hedging Parties that are not Defaulting Hedging Parties, in each case in accordance with Clause 28.2.

(c)	The Security Trustee shall act upon the instructions of the Intercreditor Agent in accordance with Clause 28.2 and the Intercreditor Agreement.

(d)	Each instruction given in accordance with this Agreement shall be binding on the Secured Parties and each Secured Party shall cooperate in effecting each such instruction.

(e)	In respect of each of the matters listed in Clause 28.2, the Intercreditor Agent or the Security Trustee (as applicable) shall act on the basis of a Requisite Approval from the applicable Secured Parties.

(f)	If an Obligor or any Secured Party has requested that the Intercreditor Agent or the Security Trustee take any action in respect of which Requisite Approval is required but has not yet been obtained, the Intercreditor Agent shall be entitled to request instructions from the relevant Facility Agents and Hedging Parties entitled to vote and such Facility Agents shall request instructions from the Lenders entitled to vote. Each such request delivered by the Intercreditor Agent shall specify:

(i)	the subject of the vote;

(ii)	the decision period within which the vote (if any) of the Secured Parties must be received (which period may be extended by the Intercreditor Agent at any time in its sole discretion); and

(iii)	the Requisite Approval required for such matter to be approved.

(g)	If a vote is required in accordance with Clause 28.1(f), each of the relevant Facility Agents shall obtain instructions from the Lenders for which it is Facility Agent and that are entitled to vote and, within the decision period specified in the notice delivered by the Intercreditor Agent in accordance with Clause 28.1(f), shall provide a certificate to the Intercreditor Agent setting forth the decision of such Lenders with respect to the matter for which its instructions were sought by the Intercreditor Agent in accordance with Clause 28.1(f). In any vote by Lenders under this Agreement or in respect of any Finance Document, any Lender that has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect shall vote as Lender of record and no other Person party to any such sub-participation or arrangement shall be entitled to vote in accordance with this Agreement or any other Finance Document. No Facility Agent (in its capacity as Facility Agent) shall be permitted to vote in favour of any Modification, direction or decision that requires (or for which any Secured Party requires) the instructions or consent of one hundred per cent. of the Lenders unless all Lenders represented by such Facility Agent vote in favour of such Modification, direction or decision.

(h)	If the instructions of all Secured Parties or the Majority Secured Parties are required in respect of any decision, the Intercreditor Agent shall:

(i)	in respect of the Lenders, act upon the instructions of the Facility Agents in accordance with this Agreement; and

(ii)	in respect of the Hedging Parties, request instructions directly from each Hedging Party that is not a Defaulting Hedging Party specifying:

(A)	the subject of the vote;

(B)	the decision period within which the vote (if any) of the Hedging Parties must be received (which period may be extended by the Intercreditor Agent at any time in its sole discretion); and

(C)	the Requisite Approval required for such matter to be approved,

and each Hedging Party that is not a Defaulting Hedging Party, within the decision period specified in the notice delivered by the Intercreditor Agent in accordance with this Clause 28.1(h)(ii), shall provide a certificate to the Intercreditor Agent setting forth the decision of that Hedging Party with respect to the matter for which its instructions were sought by the Intercreditor Agent.

(i)	Notwithstanding Clauses 28.1(a) to 28.1(h), the Facility Agents, Intercreditor Agent and Security Trustee shall not be required to seek any instructions from any other Secured Party if the relevant Modification, instruction or exercise of discretion is within the discretion of such Facility Agent, Intercreditor Agent or Security Trustee in accordance with this Agreement.

(j)	The Intercreditor Agent shall be entitled to rely upon any instruction given to it by a Facility Agent and the Security Trustee shall be entitled to rely upon any instruction given to it by the Intercreditor Agent, in each case without being required to make any enquiries as to whether the Facility Agent or Intercreditor Agent (as applicable) had received the requisite instructions from the Lenders or the Facility Agents (as applicable) in order to deliver such instruction.

(k)	Following any request from an Obligor to the Intercreditor Agent for any action in respect of which Requisite Approval is required, the Intercreditor Agent promptly following such vote shall notify the Obligors of the outcome of the vote taken in accordance with this Clause 28.1; provided, however, that the Intercreditor Agent shall not be required to disclose the identity of any Secured Party or the overall percentage of the Secured Parties in each case that voted in favour of or against any such request. Notwithstanding the foregoing, if any vote that is taken for the purpose of approving (x) a charter as an Acceptable Charter or an Alternative Charter and such vote fails to obtain Requisite Approval but the Majority Lenders have voted to approve such proposed Acceptable Charter or Alternative Charter, or (y) a Person as an Acceptable Charterer and such vote fails to obtain Requisite Approval but the Majority Lenders or Super Majority Lenders (as applicable) have voted to approve such proposed Acceptable Charterer, then the Intercreditor Agent shall inform the Guarantor of the identify of any Lender that has voted against the relevant proposal.

(l)	Except as set out in Clause 28.1(m), if a Lender fails to provide an instruction to its Facility Agent within the time period for providing such instruction (as such time period has been notified to such Lender by its Facility Agent in respect of such decision in accordance with Clause 28.1(f)):

(i)	if such instruction relates to any direction or decision in accordance with Clause 28.2(c)(i) or Clause 28.2(c)(iii) (and for the purposes only of determining whether the Intercreditor Agent has been instructed by the Facility Agents representing one hundred per cent. of the Lenders), such Lender will be deemed to have voted not to approve the relevant Person as an Acceptable Charterer or the relevant charter as an Acceptable Charter or an Alternative Charter (as the case may be); or

(ii)	if such instruction relates to any Modification, direction or decision other than any direction or decision of the type contemplated by Clause 28.1(l)(i)), the Intercreditor Agent shall disregard the Credit Participation, Commitment and/or participation in the Loans (as applicable) of such Lender and such Credit Participation, Commitment and/or participation in the Loans (as applicable) shall be excluded from the numerator and the denominator of any calculation for the purposes of determining whether the Requisite Approval has been obtained.

(m)	The provisions of Clause 28.1(l)(ii) shall not apply to any Modification, direction or decision that expressly requires the prior consent of all the Lenders or in respect of which the Intercreditor Agent is required to act upon the instructions of Facility Agents representing one hundred per cent. of the Lenders.

28.2	Requisite Approval

For any Modification of any Finance Document or for those matters specified in any Finance Document as requiring the approval of any Agent or all or a proportion of the Secured Parties, any action (or inaction) taken in respect of such matter shall require that approval be obtained from the Secured Parties (“Requisite Approval”) as follows:

(a)	Unanimous Secured Party decisions. The Intercreditor Agent shall not:

(i)	approve any Other Hedging Instrument in accordance with Clause 20.15(b); or

(ii)	give any consent or approval in respect of any Modification that has the effect of changing or that relates to:

(A)	any provision of the Intercreditor Agreement where such Modification would materially adversely affect the interests of any Hedging Party; or

(B)	the order of priority or any subordination under the Intercreditor Agreement,

in each case unless it has been instructed to do so by one hundred per cent. of the Secured Parties in accordance with Clause 28.1(h).

(b)	Majority Secured Party decisions. The Intercreditor Agent shall not:

(i)	instruct the Security Trustee with regards to the conduct of any Enforcement Action (following the issuance of any Enforcement Direction) in accordance with the Intercreditor Agreement;

(ii)	approve any Post-Completion Security in accordance with Clause 5.6(b)(ii);

(iii)	approve any security agreement in respect of any equipment referred to in the definition of Equity;

(iv)	confirm that it is satisfied that the Secured Parties shall have a first ranking Security Interest in respect of any Permitted Investment in accordance with Clause 26.14(c)(ii);

(v)	unless the provisions of any Finance Document otherwise provide, give any consent or approval in respect of any Modification that has the effect of changing or that relates to any Security Document; or

(vi)	give any consent in accordance with clause 4.3(a)(v), clause 4.5, clause 4.9(a)(v), clause 5.4, clause 5.5(b), clause 5.6, clause 5.7(e), clause 6.2(b)(i)(A), clause 6.4, clause 6.5(b), clause 6.6, clause 7.2(a)(ii), clause 7.4, clause 7.5(b), clause 7.6(b) or clause 19.2 of the Intercreditor Agreement, in each case unless instructed to do so by the Majority Secured Parties in accordance with Clause 28.1(h) and where, in respect of any instruction referred to in Clause 28.2(b)(i) the Majority Secured Parties providing such instruction include at least one of the GIEK Facility Lender and the KEXIM Facility Lender.

(c)	Unanimous Lender decisions. The Intercreditor Agent shall not:

(i)	approve any Person as an Acceptable Charterer in accordance with the definition of Acceptable Charterer;

(ii)	approve any Financial Indebtedness as Permitted Subordinated Debt in accordance with the definition of Permitted Subordinated Debt or approve any Security Interest in respect of any Permitted Subordinated Debt in accordance with paragraph (h) of the definition of Permitted Security;

(iii)	approve any charter as:

(A)	an Acceptable Bareboat Charter in accordance with paragraph (a) or (b) of the definition of Acceptable Bareboat Charter; or

(B)	an Acceptable Time Charter in accordance with paragraph (a) or (b) of the definition of Acceptable Time Charter; or

(C)	an Alternative Charter in accordance with paragraph (d) of the definition of Alternative Charter or approve any extension to the term of any Alternative Charter (except where such extension is effected by the exercise of an express extension right set out in the relevant Alternative Charter);

(iv)	declare satisfied or, subject to Clause 37.4, waive any condition precedent as set out in Schedule 2 or any Delivery Condition as set out in Schedule 16;

(v)	approve any agreement that is not substantially in the form set out in Schedule 22 as a Vessel Management Agreement Direct Agreement or a Vessel Services Agreement Direct Agreement;

(vi)	give any consent or approval in respect of any other Interest Period in accordance with Clause 7.1(d);

(vii)	approve any non-compliance with any material obligation or any failure to enforce any material right, in each case under a Material Agreement in accordance with Clause 19.13;

(viii)	approve any agreement that is not substantially in the form as set out in Schedule 26 as an Acceptable Charter Direct Agreement in accordance with Clause 19.22(b);

(ix)	approve any compensation to be paid to a Borrower in accordance with Clause 22.9(a)(i)(B);

(x)	approve any voluntary reorganisation in accordance with Clause 22.17(a);

(xi)	waive any breach or default under a Material Agreement in accordance with Clause 22.20;

(xii)	in each case in accordance with Clause 26.16 and Schedule 35:

(A)	approve any Local Account Proposal;

(B)	approve any bank that a Borrower or the Guarantor proposes any Local Account be opened and maintained with; or

(C)	advise a Borrower or the Guarantor of any other requirements of the Secured Parties in respect of any Local Account;

(xiii)	approve any assignment or transfer by an Obligor in accordance with Clause 30.10; or

(xiv)	subject to Clause 37.4, give any consent or approval in respect of any Modification that has the effect of changing or that relates to:

(A)	the definition of “Majority Lenders”, “Majority Secured Parties”, “Super Majority Lenders” or “Initiating Percentage”;

(B)	an extension to the date of payment of any amount under the Finance Documents;

(C)	a reduction in the Applicable Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable (except where any such reduction in the Applicable Margin occurs automatically in accordance with paragraph (b)(ii) of the definition of Applicable Margin);

(D)	an increase in or an extension of any Commitment;

(E)	a change to any Obligor;

(F)	any provision that expressly requires the consent of all the Lenders;

(G)	Clause 2.2, this Clause 28 or Clause 29;

(H)	the nature or scope of the guarantee and indemnity granted under Clause 15; or

(I)	any provision of the Intercreditor Agreement where such Modification would materially adversely affect the interests of any Hedging Party,

in each case unless it has been instructed to do so by the Facility Agents representing one hundred per cent. of the Lenders.

(d)	Majority Lender decisions. The Intercreditor Agent shall not:

(i)	approve any charter as:

(A)	a Follow-on Bareboat Charter in accordance with paragraph (d) of the definition of Acceptable Bareboat Charter; or

(B)	a Follow-on Time Charter in accordance with paragraph (d) of the definition of Acceptable Time Charter;

(ii)	approve any guarantee as an Acceptable Guarantee in accordance with the definition of Acceptable Guarantee;

(iii)	approve any Person as an Approved Broker in accordance with the definition of Approved Broker;

(iv)	approve any Permitted Investment in accordance with paragraph (f) of the definition of Permitted Investment;

(v)	approve any Guarantor Change of Control in accordance with Clause 5.8;

(vi)	confirm to the Guarantor that it is satisfied that the Obligors shall have sufficient funds available to them in order to meet in full their payment obligations under the Transaction Documents following the cancellation of the Commitment of a Lender in accordance with Clause 5.16(b)(II);

(vii)	notify any Party of any amendment to the Required Equity Amount in accordance with Clause 5.17(e);

(viii)	approve any Construction Budget, Initial Operating Budget, Annual Operating Budget, Technical Consultant’s report or any update thereto in accordance with Clause 19.9;

(ix)	approve any other classification society in accordance with Clause 19.18;

(x)	approve any notice and acknowledgement to be given in accordance with Clause 19.23(b);

(xi)	approve any other security provided in accordance with Clause 19.29(a)(i) or Clause 19.29(b)(iii)(A);

(xii)	approve any Repair Plan in accordance with Clause 19.34;

(xiii)	approve any amendment to any fiscal year, constitutional document, the rights attaching to any share or the corporate structure of the Group, in each case in accordance with Clause 20.1(c);

(xiv)	approve the entry into any material agreement, contract or commitment or the incurrence of any additional obligation, in each case in accordance with Clause 20.2;

(xv)	approve any change to the flag, registry or classification of a Vessel in accordance with Clause 20.12;

(xvi)	approve the replacement of any Manager in accordance with Clause 20.14;

(xvii)	give any approval in respect of a Released Vessel Agreement in accordance with Clause 21.5;

(xviii)	approve any legal opinion in accordance with Clause 20.16(b) or Clause 26.18(b)(ii);

(xix)	confirm as satisfactory any legal opinion delivered in accordance with Clause 26.8(b)(ii);

(xx)	following an Event of Default or Potential Event of Default, instruct the Security Trustee to issue any notice to the Operating Accounts Bank requesting the Operating Accounts Bank to transfer funds on deposit in any Operating Account to the relevant Borrower’s Collection Account in accordance with Clause 26.8(f);

(xxi)	approve any intercompany loan in accordance with Clause 26.17;

(xxii)	subject to Clause 28.2(c)(v), approve any Vessel Management Agreement, Vessel Services Agreement, Vessel Management Agreement Direct Agreement or Vessel Services Agreement Direct Agreement, in each case in accordance with the definition thereof;

(xxiii)	subject to Clause 28.3 and unless such Modification or consent, confirmation, declaration, instruction, approval or other action by the Intercreditor Agent is specifically referred to in this Clause 28.2, give any consent, confirmation, declaration, instruction, approval or take other action, in each case to or under this Agreement or any other Finance Document;

(xxiv)	approve any written confirmation from a New Lender in accordance with Clause 30.2(a)(i);

(xxv)	approve any method for the communication of information in accordance with Clause 37.2(a)(i); or

(xxvi)	declare any Event of Default to have occurred in accordance with Clause 22,

in each case unless it has been instructed to do so by the Facility Agents representing the Majority Lenders.

(e)	Initiating Percentage decisions. The Intercreditor Agent shall not:

(i)	declare that all or part of the Loans immediately be due and payable in accordance with Clause 23(b); or

(ii)	deliver an Enforcement Direction to the Security Trustee in accordance with Clause 23(d),

in each case unless it has been instructed to do so by an Initiating Percentage of Lenders.

(f)	Agents, Mandated Lead Arrangers and Hedging Parties rights. Any Modification to any Finance Document that relates to the rights or obligations of the Agent, any Mandated Lead Arranger or any Hedging Party (each in their capacity as such) may not be effected without the consent of such Agent, Mandated Lead Arranger or Hedging Party, as the case may be; provided, however, that this Clause 28.2(f) shall not apply to any release of Security, claim or Liabilities (as defined in the Intercreditor Agreement) or to any consent that the Security Trustee gives in accordance with clause 11 of the Intercreditor Agreement.

(g)	Other parties. If any Modification to any Finance Document may impose new or additional obligations on, or withdraw or reduce the rights of, any Person party to that Finance Document other than:

(i)	in the case of a Secured Party, in a way that affects or would affect the Secured Parties of that class generally; or

(ii)	in the case of a Borrower, to the extent consented to by the Guarantor,

the consent of that Person is required for such Modification.

28.3	Administrative aspects of the Finance Documents

Unless an Event of Default is continuing, the Facility Agents, the Intercreditor Agent and/or the Security Trustee, without obtaining the consent of any Secured Party may:

(a)	agree to (or authorise any Secured Party to agree to) any Modification, give any instruction, or exercise discretion in respect of any matter that is, in the judgment of such Agent, routine, ministerial or administrative with respect to any Finance Document so long as such Modification, instruction or exercise of discretion could not reasonably be expected to be adverse to the interests of any Secured Party;

(b)	execute any agreement or instrument or take such action as may be expressly authorised in accordance with the terms of any Finance Document; and

(c)	agree to the addition or modification of covenants or the correction of any ambiguity or inconsistency in any Finance Document to provide further protection for the Secured Parties (to the extent such action does not otherwise require Requisite Approval to be obtained from any Secured Party under this Agreement or any other Finance Document and could not reasonably be expected to be adverse to the interests of any Secured Party).

29.	CLAIMS OF SECURED PARTIES

29.1	Initiation of Claims

Each Secured Party that is a Party, each on its own behalf and on behalf of each Person that it represents, agrees that it shall not commence any proceeding, judicial or otherwise, against any Obligor, whether or not under any Bankruptcy Law (and including without any limitation expedited, summary or other proceeding to obtain judgment for a debt owed), other than in accordance with Clause 29.2.

29.2 No direct enforcement by Lenders

(a)	Other than as expressly provided to the contrary in any Finance Document, the Security Trustee and the Intercreditor Agent shall be the sole Parties authorised on behalf of the Secured Parties to (and only upon receipt of an Enforcement Direction) take any Enforcement Action.

(b)	Other than as expressly provided to the contrary in any Finance Document, each Secured Party that is a Party (other than the Security Trustees and the Intercreditor Agents) shall be prohibited from taking any Enforcement Action and acknowledges and agrees that it shall be impossible to measure in money the injury or damages that would be suffered should an Enforcement Action be commenced by it in violation of this prohibition, and that in the event of such commencement, the Obligors and/or the other Secured Parties could suffer irreparable harm for which there would be no adequate remedy at law and accordingly consents, in addition to all other remedies available under applicable Legal Requirements, to the specific enforcement against it by any Obligor, the Security Trustee and/or any Secured Party of the provisions of Clause 29.1 and this Clause 29.2 without the posting of any bond, and to any and all other equitable, injunctive or other relief available in any jurisdiction in which any such proceeding may have been commenced in violation of this Clause 29.2, and if any action should be brought in equity it shall not raise the defence that there is an adequate remedy at law.

(c)	The Security Trustee may (and shall, upon receipt of instructions from the Intercreditor Agent and together with an indemnity satisfactory to it) seek such equitable, injunctive or other relief available in respect of any violation of Clause 29.1 and/or this Clause 29.2. This Clause 29.2 shall not limit the right of each Facility Agent to bring actions at law or in equity to enforce the provisions of Clause 29.1 and this Clause 29.2 against any other Facility Agent or Secured Party irrespective of whether any action has been taken by the Security Trustee or the Intercreditor Agent.

30.	CHANGES TO THE LENDERS AND OBLIGORS

30.1	Assignments and transfers by the Lenders

Subject to this Clause 30, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

to another entity (the “New Lender”) provided that:

(i)	until the first date on which an Acceptable Charter or an Alternative Charter shall first have been approved in accordance with this Agreement in respect of each Vessel (other than a Released Vessel) or, if earlier, the date on which the Availability Period of all Term Loans shall have expired, such transfer or assignment is made:

(A)	in respect of the entire Commitment of such Lender; or

(B)	to any other Person that then is a Lender; (ii) the New Lender is a commercial bank;

(iii)	where such Existing Lender also is a Hedging Party at that time, any Hedging Instrument to which such Existing Lender is the Hedging Party must be transferred to another Permitted Hedge Provider at the same time as any assignment or transfer in accordance with this Clause 30; and

(iv)	where such Existing Lender is a TI Bond Facility Lender, the New Lender is (or will simultaneously with such transfer or assignment become) a TI Bond Facility Lender,

provided that none of the restrictions or conditions set out in Clauses 30.1(b)(i) to 30.1(b)(iii) and no other restriction or condition shall apply in respect of any such assignment or transfer by any Existing Lender during the continuance of an Event of Default or Potential Event of Default.

30.2	Conditions of assignment or transfer

(a)	An assignment shall be effective only on:

(i)	receipt by the Relevant Facility Agent and the Intercreditor Agent (whether in the relevant Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Relevant Facility Agent and the Intercreditor Agent) that the New Lender shall assume the same obligations to the other Secured Parties as it would have been under if it was an Original Lender; and

(ii)	performance by the Relevant Facility Agent of all necessary “know your customer” or other similar checks under all applicable Legal Requirements in relation to such assignment to a New Lender, the completion of which the Relevant Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(b)	A transfer shall be effective only if the Lenders comply with the procedure set out in Clause 30.5.

(c)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 10 or Clause 11, then the New Lender or Lender acting through its new Facility Office is entitled to receive payment under those Clauses only to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This Clause 30.2 shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Term Loan Facility.

(d)	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Relevant Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(e)	Each New Lender shall execute an Accession Deed substantially in the form set out in Part A of Schedule 28 as a pre-condition to its accession to the relevant Finance Documents.

30.3	Assignment or transfer fee

The New Lender, on the date upon which an assignment or transfer takes effect, shall pay to the Relevant Facility Agent (for its own account) a fee of 5,000 Dollars.

30.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under any Finance Document or any other documents; or

(iv)	the accuracy of any statement (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by any Legal Requirement are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Secured Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)	shall continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under any Finance Document or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 30; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

30.5	Procedure for transfer

(a)	Subject to the conditions set out in Clause 30.2 a transfer is effected in accordance with Clause 30.5(c) when the Relevant Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Relevant Facility Agent, subject to Clause 30.5(b), as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, shall execute that Transfer Certificate.

(b)	The Relevant Facility Agent shall be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender only once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable Legal Requirements in relation to the transfer to such New Lender.

(c)	Subject to Clause 30.9, on the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each Obligor and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	each Obligor and the New Lender shall assume obligations towards one another and/or acquire rights against one another that differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)	the Secured Parties shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by such New Lender as a result of the transfer and to that extent each Secured Party shall be released from further obligations to each other under the Finance Documents;

(iv)	the New Lender shall become a Party as a “Lender”; and

(v)	the Relevant Facility Agent shall notify the Obligors of the transfer that has taken place and the identity of the New Lender.

30.6	Procedure for assignment

(a)	Subject to the conditions set out in Clause 30.2, an assignment may be effected in accordance with Clause 30.6(c) when the Relevant Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Relevant Facility Agent, subject to Clause 30.6(b), as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, shall execute that Assignment Agreement.

(b)	The Relevant Facility Agent only shall be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable Legal Requirements in relation to the assignment to such New Lender.

(c)	Subject to Clause 30.9, on the Transfer Date:

(i)	the Existing Lender shall assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Lender shall be released by each Obligor and the other Secured Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement;

(iii)	the New Lender shall become a Party as a “Lender” and shall be bound by obligations equivalent to the Relevant Obligations; and

(iv)	the Relevant Facility Agent shall notify the Obligors of the assignment that has taken place and the identity of the New Lender.

(d)	Lenders may utilise procedures other than those set out in this Clause 30.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligors or unless in accordance with Clause 30.5, to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 30.2.

30.7	Copy of Transfer Certificate or Assignment Agreement to Obligors

The Relevant Facility Agent, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, shall send to the Intercreditor Agent and the Guarantor a copy of that Transfer Certificate or Assignment Agreement.

30.8	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 30, each Lender without consulting with or obtaining consent from any Obligor, at any time may charge, assign or otherwise create any Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender to a federal reserve or central bank; provided that no such charge, assignment or other Security Interest shall:

(a)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security Interest for such Lender as a party to any of the Finance Documents; or

(b)	require any payments to be made by an Obligor other than or in excess of, or grant to any Person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

30.9	Pro rata interest settlement

If the Relevant Facility Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer in accordance with Clause 30.5 or any assignment in accordance with Clause 30.6 the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)	any interest or fees in respect of the relevant participation that are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six months, on the next of the dates that falls at six monthly intervals after the first day of such Interest Period); and

(b)	the rights assigned or transferred by the Existing Lender shall not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts shall be payable to the Existing Lender; and

(ii)	the amount payable to the New Lender on that date shall be the amount that would, but for the application of this Clause 30.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

30.10 Assignments	and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents without the prior written consent of the Intercreditor Agent.

30.11 Prohibition	on Debt Purchase Transactions by the Group

No Obligor shall enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a Person that is or becomes a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of Debt Purchase Transaction.

30.12 Disenfranchisement	on Debt Purchase Transactions entered into by Investor Affiliates

(a)	For so long as an Investor Affiliate (i) beneficially owns a Commitment or (ii) has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated:

(i)	in ascertaining whether any given percentage (including, for the avoidance of doubt, unanimity) of the aggregate Commitments, Available Commitments, outstanding principal amount of any Loan or outstanding Senior Debt Obligations has been obtained to approve any request for a consent, waiver, amendment or other vote under any Finance Document such Commitment shall be deemed to be zero; and

(ii)	for the purposes of Clause 30.12(a)(i), such Investor Affiliate or the Person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender (unless in the case of a Person not being an Investor Affiliate it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment).

(b)	Unless such Debt Purchase Transaction is an assignment or transfer, each Lender promptly shall notify the Relevant Facility Agent in writing if it knowingly enters into a Debt Purchase Transaction with an Investor Affiliate (a “Notifiable Debt Purchase Transaction”), such notification to be substantially in the form set out in Part I of Schedule 32.

(c)	A Lender promptly shall notify the Relevant Facility Agent if a Notifiable Debt Purchase Transaction to which it is a party:

(i)	is terminated; or

(ii)	ceases to be with an Investor Affiliate,

such notification to be substantially in the form set out in Part II of Schedule 32.

(d)	Each Investor Affiliate that is a Lender agrees that:

(i)	in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Relevant Facility Agent or, unless the Relevant Facility Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)	in its capacity as Lender, unless the Relevant Facility Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Relevant Facility Agent or one or more of the Secured Parties.

31.	THE AGENTS

31.1	Appointment of the Agents

(a)	Each Lender appoints its Relevant Facility Agent to act as its agent under and in connection with the Finance Documents and authorises its Relevant Facility Agent to exercise the rights, powers, authorities and discretions specifically given to such Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(b)	Each Lender and each Hedging Party appoints the Intercreditor Agent to act as its agent under and in connection with the Finance Documents and authorises the Intercreditor Agent to exercise the rights, powers, authorities and discretions specifically given to the Intercreditor Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)	Each Lender, each Hedging Party and each Obligor appoints the Accounts Bank and, if applicable, the Operating Accounts Bank to act as its agent under and in connection with the Finance Documents and authorises the Accounts Bank and, if applicable, the Operating Accounts Bank to exercise the rights, powers, authorities and discretions specifically given to the Accounts Bank and the Operating Accounts Bank, as applicable, under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(d)	Each Secured Party (other than the Security Trustee) appoints the Security Trustee to act as its agent and trustee under and in connection with the Finance Documents and to hold the Secured Collateral as a trustee for and on behalf of the Secured Parties and each Secured Party (other than the Security Trustee) authorises the Security Trustee to exercise the rights, powers, authorities and discretions specifically given to the Security Trustee under or in connection with the Finance Documents in accordance with the Finance Documents and together with any other incidental rights, powers, authorities and discretions.

(e)	Each Obligor confirms each such appointment on the terms and conditions of this Agreement and each other Finance Document.

(f)	The execution of this Agreement by each Agent shall be deemed an acceptance by such Agent of its appointment under this Clause 31.1 and an agreement to act as agent on behalf of the appointing Parties and, in the case of the Security Trustee, to hold the Security on trust for the Secured Parties, in each case in accordance with this Agreement and the other Finance Documents.

31.2	Duties of the Agents

(a)	Subject to Clause 31.2(b), each Agent promptly shall forward to each other Party the original or a copy of any document that is delivered to that Agent for such Party by any other Party.

(b)	Without prejudice to Clause 30.7, Clause 31.2(a) shall not apply to any Transfer Certificate or to any Assignment Agreement.

(c)	Except where a Finance Document specifically provides otherwise, no Agent shall be obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)	If any Agent receives notice from a Party referring to this Agreement, describing an Event of Default or Potential Event of Default and stating that the circumstance described is an Event of Default or Potential Event of Default, it promptly shall notify each other Agent. Each Facility Agent promptly shall notify the Lenders for which it is the Relevant Facility Agent of receipt of any such notice.

(e)	If any Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Secured Party under any Finance Document it promptly shall notify each other Agent. Each Facility Agent shall notify the Lenders for which it is the Relevant Facility Agent of receipt of any such notice.

(f)	The duties of each Agent under the Finance Documents are solely ministerial and administrative in nature.

(g)	No Agent shall have any duties other than those specifically set forth or provided for in the Finance Documents and no implied covenants or obligations of any Agent shall be read into the Finance Documents or any related agreement to which such Person is a party except for an implied duty of good faith. No Agent shall have any obligation to familiarise itself with and shall have no responsibility with respect to any other agreement or document relating to the transactions contemplated by the Finance Documents, nor any duty to monitor or supervise the Obligors’ or any other Person’s compliance with the terms of any Finance Document, nor any obligation to inquire whether any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent, document, communication, statement or calculation is in conformity with the terms of any such other agreement, except those irregularities or errors manifestly apparent on the face of such document or of which the Agent, as applicable, has actual knowledge.

31.3	Role of the Mandated Lead Arrangers

Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

31.4	No fiduciary duties

(a)	Except with respect to the Security Trustee, which shall have trustee and fiduciary duties only to the extent expressly provided in the Finance Documents, nothing in this Agreement or any other Finance Document is intended to create, or shall be construed as creating, a trustee or fiduciary relationship, or any other special relationship in equity, between any Agent or Mandated Lead Arranger and any other Person.

(b)	No Agent or Mandated Lead Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

31.5	Business with the Group

Each Agent and Mandated Lead Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor, any Secured Party or any of their Affiliates, freely and without affecting any of its rights under the Finance Documents. No Agent, Mandated Lead Arranger or any of their Affiliates shall be accountable to any of the other Secured Parties, Obligors or any of their respective Affiliates or any other Person directly or indirectly associated with any of them for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such business, contracts or transactions and each Agent shall also be at liberty to retain the same for their own benefit.

31.6	Rights and discretions of the Agents

(a)	Each Agent may rely on:

(i)	any representation, notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent, agreement or other document or communication furnished hereunder or under the other Finance Documents believed by it to be genuine, correct and appropriately authorised and it shall be entitled to rely upon the due execution, validity and effectiveness, and the truth and acceptability, of any provisions contained therein, and to assume (unless it has received actual notice of revocation) that those instructions or directions have not been revoked; and

(ii)	any statement made by a director, authorised signatory or employee of any Person regarding any matters that reasonably may be assumed to be within such Person’s knowledge or within such Person’s power to verify.

(b)	No Agent shall have any responsibility to make any investigation into the facts or matters stated in any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent, agreement or other document or communication furnished to it hereunder or under the other Finance Documents or in connection with the transactions herein or therein contemplated. The Obligors shall deliver to the Agents a list of authorised signatories of any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent, agreement or other document or communication furnished to the Agents under this Agreement or any other Finance Documents and each Agent shall be entitled to rely on such list until a new list is furnished by the Obligors to the Agents.

(c)	Each Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Event of Default or Potential Event of Default has occurred (unless it has actual knowledge of any Event of Default arising under Clause 22.1);

(ii)	any right, power, authority or discretion vested in any Party or any other Person has not been exercised; and

(iii)	any notice or request made by an Obligor (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(d)	Each Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors, investment bankers or other experts it reasonably deems necessary and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the written opinion of such experts. No Agent shall be responsible for the negligence or misconduct of any such expert.

(e)	Each Agent may act in relation to the Finance Documents through its personnel and agents.

(f)	Each Agent may disclose to any other Party any information it reasonably believes it has received as an Agent under this Agreement or any other Finance Document.

(g)	Notwithstanding any other provision of any Finance Document to the contrary, no Agent or Mandated Lead Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any Legal Requirement or a breach of a fiduciary duty or duty of confidentiality and each Agent may do anything that is necessary, in its opinion, to comply with any such Legal Requirement.

(h)	Each Agent may disclose the identity of a Defaulting Lender to the other Secured Parties and the Obligors and shall disclose the same upon the written request of the Obligors or the Majority Lenders.

31.7	Delegation

(a)	Each Agent, at any time, may delegate by power of attorney or otherwise to any Person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

(b)	That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the relevant Agent, in its discretion, may think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate.

31.8	Additional Agents

(a)	An Agent at any time may appoint (and subsequently remove) any Person to act as an agent jointly with it (i) if it considers that appointment to be in the interests of the Secured Parties, or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions that the Agent deems to be relevant, or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Agent shall give prior notice to the Obligors and to the other Secured Parties of that appointment.

(b)	Any Person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the relevant Agent by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

(c)	The remuneration that the Agent may pay to that Person, and any costs and expenses (together with any applicable VAT) incurred by that Person in performing its functions in accordance with that appointment, for the purposes of this Agreement, shall be treated as costs and expenses incurred by the Agent.

31.9	Responsibility for documentation

None of the Agents or Mandated Lead Arrangers:

(a)	is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any other Agent or Mandated Lead Arranger, an Obligor or any other Person given in connection with any Finance Document or the Information Memorandum;

(b)	is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document; or

(c)	is responsible for any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable Legal Requirements relating to insider dealing or otherwise.

31.10 Exclusion	of liability

(a)	Without limiting Clause 31.10(b) (and without prejudice to the provisions of Clause 33.8(e)), no Agent shall be liable (including without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence, wilful misconduct or fraud.

(b)	No Party (other than the relevant Agent) may take any proceedings against any officer, employee or agent of such Agent in respect of any claim it might have against such Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.3 and the provisions of the Third Parties Act.

(c)	No Agent shall be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige any Agent or Mandated Lead Arrangers to carry out any “know your customer” or other checks in relation to any Person on behalf of any Lender and each Lender confirms to each Agent and each Mandated Lead Arranger that it solely is responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by any Agent or Mandated Lead Arranger.

(e)	Notwithstanding anything in the Finance Documents to the contrary, in no event shall any Agent be liable under or in connection with the Finance Documents for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if such Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(f)	In no event shall any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services, it being understood that each Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

31.11 Lenders’	indemnity to the Agents

(a)	Each Lender shall (in proportion to its share of the aggregate Available Commitments or, if the aggregate Available Commitments are then zero, to its share of the aggregate Available Commitments immediately prior to their reduction to zero) indemnify each Agent within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by such Agent (otherwise than by reason of such Agent’s gross negligence, wilful misconduct or fraud) (or, in the case of any cost, loss or liability in accordance with Clause 33.8 notwithstanding any such Agent’s negligence, gross negligence, or any other category of liability whatsoever but not including any claim based on the fraud of such Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor in accordance with a Finance Document) provided that no Lender that is not a Hedging Party shall be required to indemnify any Agent in accordance with this Clause 31.11 to the extent that any cost, loss or liability of such Agent arises from any dispute with any third party with respect to any of the Hedging Instruments.

(b)	In respect of each Agent, this Clause 31.11 shall survive the resignation or removal of such Agent and the termination of any other provisions of this Agreement.

31.12 Exceptional	duties

(a)	If (i) an Event of Default or a Potential Event of Default has occurred and is continuing or (ii) an Agent considers it necessary or expedient or (iii) an Agent is requested by a Secured Party to undertake duties that such Agent and the relevant Obligor or Obligors consider to be of an exceptional nature and/or outside the scope of the normal duties of such Agent under the Finance Documents, the relevant Obligor or Obligors shall pay to such Agent any additional remuneration (together with any applicable VAT) that may be agreed between them.

(b)	If the relevant Agent and Obligor or Obligors fail to agree upon the nature of those duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Agent and approved by the Obligor or Obligors or, failing approval, nominated (on the application of the Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Obligor or Obligors) and the determination of any investment bank shall be final and binding upon the parties to this Agreement.

31.13 Information

Each Agent and each other Secured Party, upon the reasonable request of any other Agent, shall deliver to such Agent such information in its possession as the Agent from time to time may require in order to perform its obligations under the Finance Documents.

31.14 Miscellaneous

None of the provisions of this Agreement or the other Finance Documents shall be construed to require any Agent in their respective individual capacities to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or thereunder if it shall have reasonable grounds for belief that repayment of such funds or indemnity against such risk or liability is not reasonably assured to it. No Agent shall be under any obligation to exercise any of the rights or powers vested in it in accordance with this Agreement or the other Finance Documents, at the request or instruction of an Obligor or any Secured Party, unless such Agent shall have been offered security or indemnity satisfactory to it (acting reasonably) against the costs, expenses and liabilities that might be incurred by it in compliance with such request or instruction (including interest thereon from the time incurred until reimbursed).

31.15 Secured	Party action

For all purposes of this Agreement, except as otherwise specifically stated herein, each Agent shall act on behalf of the Lenders. Accordingly, except in the case of any emergency circumstances, the incapacity of an Agent, the failure of an Agent to carry out its duties in a timely manner under the Finance Documents or as otherwise specifically stated or required herein, no Lender by itself or in its own name shall be entitled to give or receive any notice, certificate, request, demand or other communication permitted or required to be given or received hereunder to or by any Agent or Obligor. For the avoidance of doubt, except as provided for in Clause 31.10, no Agent shall be liable for any failure or delay in carrying out any of its duties under the Finance Documents.

31.16 Resignation of an Agent

(a)	An Agent may resign and appoint one of its Affiliates as successor by giving notice to:

(i)	in the case of a Facility Agent, the Lenders for which it is the Relevant Facility Agent, the Intercreditor Agent and each Obligor; and

(ii)	in the case of the Intercreditor Agent, Accounts Bank, Operating Accounts Bank (if applicable) or Security Trustee, each other Agent and each Obligor. Each Facility Agent shall notify the Lenders for which it is the Relevant Facility Agent of receipt of any such notice.

(b)	Alternatively an Agent may resign by giving 30 days’ notice to the relevant Persons specified in Clause 31.16(a), in which case:

(i)	in the case of a resigned Facility Agent, the Tranche Majority Lenders; and

(ii)	in the case of a resigned Intercreditor Agent, Accounts Bank, Operating Accounts Bank or Security Trustee, the Majority Lenders,

(after consultation with the Guarantor) may appoint a successor Facility Agent, Intercreditor Agent, Accounts Bank, Operating Accounts Bank or Security Trustee (as applicable).

(c)	If the Tranche Majority Lenders, or Majority Lenders as applicable have not appointed a successor Agent in accordance with Clause 31.16(b) within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Guarantor) may appoint a successor Facility Agent, Intercreditor Agent, Accounts Bank, Operating Accounts Bank or Security Trustee (as applicable).

(d)	The retiring Agent (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent reasonably may request for the purposes of performing its functions as Facility Agent, Intercreditor Agent, Accounts Bank, Operating Accounts Bank or Security Trustee (as applicable) under the Finance Documents.

(e)	The Agent’s resignation notice shall take effect only upon the appointment of a successor and the execution by the successor of an Accession Deed in substantially the form as set out in Part B of Schedule 28.

(f)	Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 31.12. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)	After consultation with the relevant Borrower, the Majority Lenders represented by that Facility Agent by 30 days’ notice to the Relevant Facility Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders represented by that Facility Agent), may require such Relevant Facility Agent to resign in accordance with Clause 31.16(b). In such event, such Facility Agent shall resign in accordance with Clause 31.16(b).

(h)	After consultation with the Guarantor, the Majority Lenders, by 30 days’ notice to the Intercreditor Agent, Accounts Bank, Operating Accounts Bank (if applicable) or the Security Trustee (or, at any time the Intercreditor Agent, Accounts Bank or Security Trustee is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders), may require such Agent to resign in accordance with Clause 31.16(b). In this event, the Intercreditor Agent, Accounts Bank, Operating Accounts Bank or the Security Trustee (as applicable) shall resign in accordance with Clause 31.16(b).

31.17 Confidentiality

(a)	In acting as agent for the relevant Secured Parties, each Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

31.18 Facility Agents’ relationship with the Lenders

(a)	Each Facility Agent may treat the Person shown in its records as a Lender at the opening of business (in the place of such Facility Agent’s principal office as notified to the relevant Secured Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from such Lender to the contrary in accordance with the terms of this Agreement.

(b)	Each Lender shall supply its Relevant Facility Agent with any information required by that Facility Agent in order to calculate the Mandatory Cost in accordance with Schedule 7.

(c)	Each Lender promptly upon the request of its Relevant Facility Agent shall supply, or procure the supply of, such documentation and other evidence as is reasonably requested by such Facility Agent (for itself) in order for such Facility Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable Legal Requirements in accordance with the transactions contemplated in the Finance Documents.

(d)	Any Lender by notice to its Relevant Facility Agent may appoint a Person to receive on its behalf all notices, communications, information and documents to be made or dispatched to such Lender under the Finance Documents. Such notice shall contain the address, fax number and electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 37.1 and the Relevant Facility Agent shall be entitled to treat such Person as the Person entitled to receive all such notices, communications, information and documents as though that Person were that Lender.

31.19 Credit	appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each Agent and each Mandated Lead Arranger that it has been, and shall continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each Obligor;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)	the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by an Agent, any Party or by any other Person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

31.20 Reference	Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Intercreditor Agent (in consultation with the Guarantor) shall appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

31.21 Agents’	costs and expenses

Any amount payable to an Agent under Clause 12.4, Clause 14 and Clause 31.11 shall include any out of pocket costs and expenses incurred by such Agent and is in addition to any fee paid or payable to the Agent under Clause 12.

31.22 Deduction	from amounts payable by the Agents

If any Party owes an amount to an Agent under the Finance Documents, such Agent, after giving notice to that Party, may deduct an amount not exceeding that amount from any payment to that Party that such Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents, that Party shall be regarded as having received any amount so deducted.

32.	CONDUCT OF BUSINESS BY THE SECURED PARTIES

No provision of this Agreement shall:

(a)	interfere with the right of any Secured Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Secured Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Secured Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

33.	PAYMENT MECHANICS

33.1	Payments to the Agents

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the relevant Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by such Agent as being customary at the time for settlement of transactions in Dollars in the place of payment.

33.2	Distributions by the Agents

Each payment received by an Agent under the Finance Documents for another Party, subject to Clause 33.3 and Clause 33.4 shall be made available by such Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice.

33.3	Distributions to an Obligor

An Agent (with the consent of the Obligor or in accordance with Clause 34) may apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

33.4	Clawback

(a)	Where a sum is to be paid to an Agent under the Finance Documents for another Person, such Agent is not obliged to pay that sum to that other Person (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it actually has received that sum.

(b)	If an Agent pays an amount to another Person and it proves to be the case that the Agent actually had not received that amount, then the Person to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall refund the same to the Agent on demand together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

33.5	Impaired Agent

(a)	If, at any time, an Agent becomes an Impaired Agent, an Obligor or a Lender that is required to make a payment under the Finance Documents to such Agent in accordance with Clause 33.1 instead either may pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)	A Party that has made a payment in accordance with this Clause 33.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)	Promptly upon the appointment of a successor Agent in accordance with Clause 31.12, each Party that has made a payment to a trust account in accordance with this Clause 33.5 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 33.2.

33.6	Partial payments

(a)	If a Facility Agent receives a payment for application against amounts due in respect of any Finance Document that is insufficient to discharge all such amounts then due and payable by an Obligor under such Finance Document, such Facility Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of such Facility Agent under such Finance Documents and with respect to which it is entitled to payment in accordance with the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under such Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under such Finance Documents; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	A Facility Agent, if so instructed by Majority Lenders represented by that Facility Agent, shall vary the order set out in Clause 33.6(a)(ii) to (iv).

(c)	Clause 33.6(a) and Clause 33.6(b) shall override any appropriation made by an Obligor.

33.7	Set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and shall be made without (and free and clear of any deduction for) set-off or counterclaim.

33.8	Disruption to payment systems etc.

If an Agent either (i) determines (in its discretion) that a Disruption Event has occurred or (ii) is notified by an Obligor that a Disruption Event has occurred:

(a)	the Intercreditor Agent may, and shall if instructed to do so by the Guarantor, consult with the Guarantor with a view to agreeing with the Guarantor such changes to the operation or administration of the Term Loans as the Intercreditor Agent may deem necessary in the circumstances;

(b)	the Intercreditor Agent shall not be obliged to consult with the Guarantor in relation to any changes mentioned in Clause 33.8(a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)	the Intercreditor Agent may consult with other Secured Parties in relation to any changes mentioned in Clause 33.8(a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Intercreditor Agent and the Guarantor (whether or not it is finally determined that a Disruption Event has occurred) shall be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 37.4;

(e)	the Intercreditor Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Intercreditor Agent) arising as a result of its taking, or failing to take, any actions in accordance with or in connection with this Clause 33.8; and

(f)	the Intercreditor Agent shall notify the relevant Secured Parties of all changes agreed in accordance with Clause 33.8(d).

34.	SET-OFF

A Secured Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Secured Party) against any matured obligation owed by that Secured Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. For the avoidance of doubt, neither the Accounts Bank nor the Operating Accounts Bank (if applicable) may set off either (i) any amounts standing to the credit of any Account against any amount due in respect of any other account that may be maintained with the Accounts Bank or the Operating Accounts Bank (if applicable) and that is not required to be subject to any Security; or (ii) any amounts standing to the credit of any account maintained with the Accounts Bank or the Operating Accounts Bank (if applicable) that is not an Account and that is not required to be subject to any Security against any amounts due in respect of an Account.

35. DEFAULTING LENDERS

35.1	Disenfranchisement of Defaulting Lenders and Defaulting Hedging Parties

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining whether any given percentage (including, for the avoidance of doubt, unanimity) of the aggregate Commitments, Available Commitments, outstanding principal amount of any Loan or outstanding Senior Debt Obligations has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments.

(b)	For so long as a Hedging Party is a Defaulting Hedging Party, in ascertaining whether the approval of the Majority Secured Parties has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, the Credit Participation of such Defaulting Hedging Party shall not be taken into account.

(c)	For the purposes of this Clause 35, each Agent may assume that the following Lenders are Defaulting Lenders or Defaulting Hedging Parties:

(i)	any Lender or Hedging Party that has notified an Agent that it has become a Defaulting Lender or Defaulting Hedging Party;

(ii)	any Lender or Hedging Party in relation to which such Agent is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” or Defaulting Hedging Party (as applicable) has occurred, unless it has received notice to the contrary from the Lender or Hedging Party concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent otherwise is aware that the Lender or Hedging Party has ceased to be a Defaulting Lender or Defaulting or Hedging Party (as applicable).

35.2	Replacement of a Defaulting Lender

(a)	At any time a Lender has become and continues to be a Defaulting Lender, by giving 15 Business Days’ prior written notice to the Relevant Facility Agent and such Lender, any of the Obligors may:

(i)	provided that the Guarantor has demonstrated to the satisfaction of the Intercreditor Agent that, following any such cancellation and, if applicable, prepayment, the Obligors shall have sufficient funds available in order to meet in full their payment obligations under each Transaction Document and in respect of the Total Project Costs (as calculated at the time of any such cancellation), and provided no Event of Default is continuing, cancel in full the then Commitment of such Lender and procure the repayment or prepayment in full of that Lender’s participation, if any, in the then outstanding Loans; or

(ii)	replace such Lender by:

(A)	requiring such Lender to (and such Lender shall) transfer in accordance with Clause 30.1 all (and not part only) of its rights and obligations under this Agreement; and

(B)	requiring such Lender to (and such Lender shall) transfer in accordance with Clause 30.1 all (and not part only) of the undrawn Commitment of that Lender;

to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Obligors, and (unless the Relevant Facility Agent is an Impaired Agent) that is satisfactory to the Relevant Facility Agent (acting reasonably) and that confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest and/or Acceptable Letter of Credit fees, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	Any replacement of a Defaulting Lender or any cancellation of the Commitment of a Defaulting Lender and, if applicable, repayment of such Defaulting Lender’s participation in the outstanding Loans, in each case, in accordance with this Clause 35.2, shall be subject to the following conditions:

(i)	no Obligor shall have any right to replace any Agent in its capacity as such Agent;

(ii)	neither the Relevant Facility Agent nor the Defaulting Lender shall have any obligation to any Obligor to find a Replacement Lender;

(iii)	the transfer must take place no later than 20 Business Days after the notice referred to in Clause 35.2(a);

(iv)	if the Defaulting Lender also is a Hedging Party at that time, the Interest Hedging Instrument to which such Defaulting Lender is the Hedging Party must be transferred to another Permitted Hedge Provider; and

(v)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender in accordance with the Finance Documents.

36.	GOVERNING LAW AND JURISDICTION

36.1	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

36.2	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party shall argue to the contrary.

(c)	This Clause 36.2 is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by any Legal Requirements, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

36.3	Service of process

(a)	Without prejudice to any other mode of service permitted under any relevant Legal Requirement, each Obligor:

(i)	irrevocably appoints Berwin Leighton Paisner LLP, Adelaide House, London Bridge, London, EC4R 9HA, United Kingdom (telephone: +44 20 3400 1000, facsimile: +44 20 3400 1111) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document to which it is party and that is governed by the laws of England;

(ii)	irrevocably appoints Law Debenture Corporate Services Inc., 400 Madison Avenue, 4th Floor, New York 10017, United States of America (telephone: +1-212-750-6474, facsimile: +1-212-750-1361) as its agent for service of proceedings before the courts of New York in connection with any Finance Document to which it is party and that is governed by the laws of the State of New York; and

(iii)	agrees that failure by a process agent to notify the relevant Obligor of the process shall not invalidate the proceedings concerned.

(b)	If for any reason any agent appointed in accordance with Clause 36.3(a) shall cease to be available to act as such, the relevant Obligor agrees to appoint a new agent satisfactory to the Intercreditor Agent in London, United Kingdom or New York, United States of America on the terms and for the purposes of this Clause 36.

37.	MISCELLANEOUS

37.1	Notices

(a)	Any notice, claim, request, demand, consent, designation, direction, instruction, certificate, report or other communication to be given under or in connection with this Agreement shall be given in writing and shall be deemed duly given when:

(i)	personally delivered;

(ii)	sent by facsimile transmission (with written confirmation or acknowledgment of receipt, whether written or oral);

(iii)	sent by electronic mail (with electronic confirmation of receipt); or

(iv)	five days have elapsed after mailing by certified or registered mail, postage pre-paid, return receipt requested,

in each case addressed to a Person at its address, e-mail address, or facsimile transmission number as indicated in Schedule 27 or to such other address, e-mail address, or facsimile transmission number of which such Person has given not less than three Business Days’ prior written notice to the Intercreditor Agent (copied to the other Parties) (including, with respect to any Person acceding to this Agreement under an Accession Deed those set out for such Person therein).

(b)	Any notice to be given by or on behalf of the Guarantor or any Borrower to any Lender may be sent to the Relevant Facility Agent for such Lender. Any notice so received by any Facility Agent promptly shall be sent by such Facility Agent to each Lender for which such Facility Agent is the Relevant Facility Agent.

(c)	The Security Trustee and the Intercreditor Agent promptly shall forward to each Facility Agent and the Security Trustee and Intercreditor Agent (other than itself or any Person from whom it received, or which it is aware has received, any such notice, claim, certificate, report, instrument, demand, request, direction, instruction, designation, waiver, receipt, consent or other communication or document) copies of any notice, claim, certificate, report, instrument, demand, request, direction, instruction, designation, waiver, receipt, consent or other communication or document that it receives from any other Person under or in connection with this Agreement or any other Finance Document. Promptly upon becoming aware of a Potential Event of Default or an Event of Default, a Secured Party shall notify the Intercreditor Agent thereof (unless notice of such event has been received by such Secured Party from any Agent).

(d)	Unless such Person otherwise requests, if any Person at any time is a Party in more than one capacity, any notice that otherwise would be required to be delivered to or by that Person in multiple copies due to its multiple capacities shall be required to be delivered to or by that Person only once and for the purposes of the Finance Documents shall be deemed duly delivered once delivered to or by that Person once in accordance with the Finance Documents except that any Person who is a Party as the Accounts Bank or the Operating Accounts Bank always shall receive any notice required to be delivered to it as Accounts Banks or Operating Accounts Bank under any Finance Document separately notwithstanding that that Person also may be a Party in another capacity and the Accounts Bank and Operating Accounts Bank, for the purposes of the Finance Documents, shall be considered to be a separate Person for the purposes of any notice requirement.

37.2	Use of websites

(a)	An Obligor may satisfy any obligation under this Agreement to deliver any information in relation to any Secured Party (the “Website Party”) that accepts such method of communication by posting this information onto an electronic website designated by that Obligor and the Intercreditor Agent (the “Designated Website”) if:

(i)	the Intercreditor Agent expressly agrees (after consultation with each of the Secured Parties that it represents) that it will accept communication of the information by this method;

(ii)	both that Obligor and the Intercreditor Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between that Obligor and the Intercreditor Agent.

(b)	If any Secured Party (a “Paper Form Party”) does not agree to the delivery of information electronically then the Intercreditor Agent shall notify the relevant Obligor accordingly and the relevant Obligor shall supply the information to the Intercreditor Agent (in sufficient copies for each Paper Form Party) in paper form. In any event each Obligor shall supply the Intercreditor Agent with at least one copy in paper form of any information required to be provided by it.

(c)	The Intercreditor Agent shall supply each Website Party with the address of and any relevant password specifications for the Designated Website following designation of that website by an Obligor and the Intercreditor Agent.

(d)	Promptly upon becoming aware of its occurrence an Obligor shall notify the Intercreditor Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information that is required to be provided under any Finance Document is posted onto the Designated Website;

(iv)	any existing information that has been provided under any Finance Document and posted onto the Designated Website is amended; or

(v)	such Obligor becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

(e)	If an Obligor notifies the Intercreditor Agent under Clause 37.2(d)(i) or Clause 37.2(d)(v), all information to be provided by that Obligor under any Finance Document after the date of that notice shall be supplied in paper form unless and until the Intercreditor Agent and each Website Party is satisfied that the circumstances giving rise to the notification are no longer continuing.

(f)	Any Website Party may request, through the Intercreditor Agent, one paper copy of any information required to be provided under any Finance Document that is posted onto the Designated Website and, provided that the Intercreditor Agent has received such information in accordance with Clause 37.2(b), the Intercreditor Agent shall provide such Website Party with such information within ten Business Days of such request.

37.3	Communication when Agent is Impaired Agent

If an Agent is an Impaired Agent the Parties, instead of communicating with each other through such Agent, may communicate with each other directly and (while such Agent is an Impaired Agent) all the provisions of the Finance Documents that require communications to be made or notices to be given to or by such Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

37.4	Amendments

(a)	No Finance Document may be amended unless such amendment is in writing and signed by each party thereto and is otherwise made in accordance with the terms of this Agreement and the other Finance Documents.

(b)	The Security Trustee, the Accounts Bank and, if applicable, the Operating Accounts Bank shall execute any amendment authorised in accordance with this Clause 37.4; provided that the Security Trustee, the Accounts Bank and, if applicable, the Operating Accounts Bank may, but shall not be obliged to, execute any such amendment that affects such Security Trustee, Accounts Bank or Operating Accounts Bank’s own rights, duties or immunities under this Agreement or any other Finance Document. The Security Trustee, the Accounts Bank and, if applicable, the Operating Accounts Bank shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel and an Officer’s Certificate from each Obligor that it may require, together with written instructions from the Intercreditor Agent, stating that the execution of any amendment authorised in accordance with this Clause 37.4 is authorised or permitted by this Agreement and the other Finance Documents. Such opinion of counsel, Officer’s Certificate and written instructions shall be at the expense of the Borrowers.

37.5	Accession Deeds

(a)	Notwithstanding any other provision of this Agreement, each Accession Deed to be entered into by an acceding Lender, Agent or Hedging Party in accordance with this Agreement shall be executed by the Intercreditor Agent and such acceding Lender, Agent or Hedging Party and such Accession Deed shall be effective without requiring the signature of any other party to this Agreement.

(b)	Following the execution of an Accession Deed, the Intercreditor Agent promptly shall notify each other Party that is a party to an agreement to which a Person has acceded of the execution of the Accession Deed; provided, however, that any failure by the Intercreditor Agent to provide any such notification shall not affect the effectiveness or validity of any such accession.

37.6	Delay and waiver

(a)	The rights of each Party:

(i)	may be exercised as often as necessary;

(ii)	are cumulative and not exclusive of its rights under any general Legal Requirement; and

(iii)	may be waived only in writing and specifically.

(b)	Delay in exercising or non-exercise of any such right is not a waiver of that right.

37.7	Entire agreement

This Agreement reflects the entire agreement and understanding of the Parties, and supersedes all prior agreements and understandings (both written and oral), between or among any of the Parties relating to the transactions contemplated by this Agreement.

37.8	Successors and assigns

(a)	The provisions of this Agreement shall be binding upon and inure to the benefit of each Party, and its respective successors and assigns.

(b)	Except as expressly permitted by Clause 30 or by any Finance Document, no Party may assign or otherwise transfer any of its rights or obligations under this Agreement or any other Finance Document.

(c)	Any corporation into which any Agent may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which such Agent shall be a party, or any corporation succeeding to the business of any Agent shall be the successor of such Agent (as the case may be) under this Agreement and the other Finance Documents without the execution or filing of any paper with any Party or any further act on the part of any of the Parties except where an instrument of transfer or assignment is required by any applicable Legal Requirement to effect such succession, anything in this Agreement or the Finance Documents to the contrary notwithstanding.

37.9	Severability

In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

37.10	Reinstatement

This Agreement shall continue to be effective or be reinstated (as the case may be) if at any time payment or performance of the obligations of any Obligor under any part of this Agreement, is, in accordance with any applicable Legal Requirement, rescinded or reduced in amount, or must otherwise be restored or returned by any Secured Party. If any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

37.11	Counterparts

This Agreement may be executed in one or more counterparts all of which taken together shall constitute one and the same instrument.

37.12	Termination

Upon the occurrence of the Final Discharge Date, and except as expressly provided in this Agreement, this Agreement shall terminate and be of no further force and effect.

37.13	No partnership

Nothing contained in this Agreement and no action by any Party is intended to constitute or shall be deemed to constitute such Parties (or any of them) a partnership, association, joint venture or other entity.

37.14	No reliance

No Party has relied on any representation or warranty of any other Party with respect to this Agreement and the transactions contemplated under this Agreement unless such representation or warranty has been set forth expressly in this Agreement or any other Finance Document.

37.15	English language

All Transaction Documents and all documents delivered under or in connection with this Agreement or any other Transaction Document shall be in the English language.

37.16	Waiver of Immunity

To the extent that any Obligor may now or hereafter have or acquire any immunity, including, without limitation, sovereign immunity, from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise), with respect to itself or its property, such Obligor hereby waives, to the full extent permitted by all applicable Legal Requirements, such immunity in respect to all of its obligations under this Agreement and the other Finance Documents or any other agreements and documents supplementing or ancillary to this Agreement. This Clause 37.16 shall survive the termination of this Agreement.

37.17	Publicity

The Parties’ respective obligations in respect of any publicity relating in any way to this Agreement or the Term Loans made available under this Agreement shall be as agreed in writing by the Guarantor and Mandated Lead Arrangers prior to the date of this Agreement.

37.18	Confidential Information

Each Secured Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 37.19 and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

37.19	Disclosure of Confidential Information

Any Secured Party may disclose:

(a)	to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and representatives such Confidential Information as that Secured Party shall consider appropriate if any Person to whom the Confidential Information is to be given in accordance with this Clause 37.19(a) is informed in writing of its confidential nature except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any Person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that Person’s Affiliates and professional advisers;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that Person’s Affiliates and professional advisers;

(iii)	appointed by any Secured Party or by a Person to whom Clause 37.19(b)(i) or 37.19(b)(ii) applies to receive communications, notices, information or documents delivered in accordance with the Finance Documents on its behalf (including, without limitation, any Person appointed under Clause 31.18(d));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in Clause 37.19(b)(i) or 37.19(b)(ii);

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, Taxing Authority or other regulatory authority or similar body, the rules of any relevant stock exchange or in accordance with any applicable Legal Requirement;

(vi)	to whom or for whose benefit that Secured Party charges, assigns or otherwise creates Security (or may do so) in accordance with Clause 30.8;

(vii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)	who is a Party; or

(ix)	with the consent of the relevant Obligor,

in each case, such Confidential Information as that Secured Party shall consider appropriate if:

(i)	in relation to Clauses 37.19(b)(i) and 37.19(b)(ii), the Person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(ii)	in relation to Clause 37.19(b)(iv), the Person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive;

(iii)	in relation to Clauses 37.19(b)(v), 37.19(b)(vi) and 37.19(b)(vii), the Person to whom the Confidential Information is to be given is informed of its confidential nature except that there shall be no requirement to so inform if, in the opinion of that Secured Party, it is not practicable so to do in the circumstances;

(c)	to any Person appointed by that Secured Party or by a Person to whom Clause 37.19(b)(i) or 37.19(b)(ii) applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 37.19(c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Obligors and the relevant Secured Party.

Clause 37.17, Clause 37.18 and this Clause 37.19 constitute the entire agreement between the Parties in relation to the obligations of the Secured Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

37.20	Survival and continuing obligations

Clause 14, Clause 36.1, Clause 36.2, Clause 37.10, Clause 37.18 and Clause 37.19 and any obligations set out therein are continuing and shall survive and remain binding on each Party notwithstanding the termination or expiry of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as a deed and intend to deliver and hereby deliver the same on the day and year first above written. This Agreement shall take effect as a deed notwithstanding that any Party may execute it under hand.

(Signature pages to follow the Schedules)

SCHEDULE 1

DEFINITIONS

“2002 ISDA Master Agreement” has the meaning given to it in the Intercreditor Agreement.

“Acceptable Bank” means a bank or financial institution that has a rating for its long-term unsecured and non credit-enhanced debt obligations of at least A3 from Moody’s or A- from S&P or Fitch and in relation to which no Insolvency Event is continuing.

“Acceptable Bareboat Charter” means any bareboat charter entered into for the provision and hire of a Vessel between a Borrower and an Acceptable Charterer in respect of such Vessel and that:

(a)	is not a Follow-on Bareboat Charter and in respect of which:

(i)	if:.

(A)	the Vessel previously has not been chartered pursuant to an Acceptable Charter, the charter period for such Vessel is at least three consecutive years; or

(B) the Vessel previously has been chartered pursuant to an Acceptable Charter, the charter period for such charter is at least the lesser of (x) 12 consecutive months and (y) the period from the Effective Date of such charter until the Final Repayment Date in respect of the ECA Tranches;

(ii)	the Effective Date occurs no later than 12 months after the Delivery Date of such Vessel or no later than 90 days after the expiration or earlier termination howsoever arising of any previous Acceptable Charter in respect of such Vessel;

(iii)	the Intercreditor Agent has confirmed to each Facility Agent based on calculations prepared by the Intercreditor Agent that the applicable charter day rate payable to the relevant Borrower is sufficient to generate revenues that (a) permit such Borrower to service its Term Loan according to the Repayment Schedule for such Term Loan (excluding the final principal instalment of the Commercial Tranche payable in accordance with such Repayment Schedule) established by this Agreement from time to time and (b) result in such Borrower having an outstanding principal amount in respect of its Term Loan of no more than (x) 300,000,000 Dollars by the date falling three years after the Effective Date of the proposed Acceptable Bareboat Charter and (y) 200,000,000 Dollars by the Final Repayment Date of the Commercial Tranches, and each Facility Agent has confirmed it approves of such calculations; and

(iv)	upon election by any Person to exercise any right to terminate for convenience, the Charterer is required to provide compensation to such Borrower; or

(b)	is not a Follow-on Bareboat Charter and is in form and substance satisfactory to the Intercreditor Agent; or

(c)	is a Follow-on Bareboat Charter that has a charter period not longer than three consecutive months and a copy of such Follow-on Bareboat Charter has been provided to the Intercreditor Agent prior to the Effective Date of such Follow-on Bareboat Charter; or

(d)	is a Follow-on Bareboat Charter that has a charter period longer than three consecutive months and is in form and substance satisfactory to the Intercreditor Agent,

and provided, for the avoidance of doubt, that any extension to an existing Acceptable Bareboat Charter through the exercise of any extension option expressly set out in such Acceptable Bareboat Charter shall be deemed part of, and a continuation of, the original Acceptable Bareboat Charter.

“Acceptable Charters” means each Acceptable Time Charter and each Acceptable Bareboat Charter.

“Acceptable Charter Direct Agreements” means each direct agreement entered into in accordance with Clause 19.23.

“Acceptable Charterer” means:

(a)	any Person for so long as such Person (or any other Person guaranteeing the relevant obligations of such first Person) has a long-term credit rating of at least Baa3 from Moody’s or BBB- from S&P or Fitch and the identity of such Person, in respect of any proposed Acceptable Charter or Alternative Charter, otherwise is satisfactory to the Intercreditor Agent;

(b)	any other Person satisfactory to the Intercreditor Agent;

(c)	in respect of the Mistral Charter, together a Qualifying Petrobras Affiliate and Pacific Drillship S.à r.l.; and

(d)	in respect of the Santa Ana Charter, together PDI and Chevron,

in each case for so long as no Insolvency Event is continuing in respect of such Person; provided, however, that if any Borrower proposes to enter into an Acceptable Charter or Alternative Charter pursuant to which:

(i)	there is more than one charterer (including pursuant to any rig-club arrangement);

(ii)	each charterer is to be jointly and severally liable for the obligations of each other charterer pursuant to such proposed Acceptable Charter or Alternative Charter; and

(iii)	any one such charterer (or any other Person guaranteeing the relevant obligations of such charterer) satisfies the credit rating requirement set out in part (a) of this definition,

then only such charterer that satisfies such credit rating requirement need be approved as an Acceptable Charterer by the Majority Lenders in order for the Guarantor to be entitled to exercise its rights pursuant to Clause 5.16(b)(ii)(A) in respect of the approval of such Acceptable Charter and provided that Majority Lenders also have approved the proposed Acceptable Charter or Alternative Charter as an Acceptable Charter or Alternative Charter as the case may be.

“Acceptable Guarantees” means each guarantee in form and substance satisfactory to the Intercreditor Agent from any Person that has a long-term credit rating of at least A3 from Moody’s or A- from S&P or Fitch and in relation to which no Insolvency Event is continuing.

“Acceptable Letter of Credit” means an irrevocable, unconditional stand-by letter of credit in substantially the form set out in either Part A or Part B of Schedule 33 and issued for the account of a Person that is not an Obligor and in favour of the Security Trustee as beneficiary by an Acceptable Bank and in respect of which no Obligor has any actual or contingent obligation or liability at any time.

“Acceptable Letter of Credit Notice” has the meaning given to it in Clause 26.15(c).

“Acceptable Time Charter” means any time charter entered into for the provision and hire of a Vessel between a Borrower and an Acceptable Charterer in respect of such Vessel that is not an Alternative Charter and that:

(a)	is not a Follow-on Time Charter and in respect of which:

(i)	if:

(A)	the Vessel previously has not been chartered pursuant to an Acceptable Charter, the charter period for such Vessel is at least three consecutive years; or

(B)	the Vessel previously has been chartered pursuant to either: (x) an Acceptable Charter; or (y) an Alternative Charter and in respect of which the Alternative Arrangement Period Expiry Date has occurred, the charter period for such charter is at least the lesser of (i) 12 consecutive months and (ii) the period from the Effective Date of such charter until the Final Repayment Date in respect of the ECA Tranches;

(ii)	the Effective Date occurs no later than 12 months after the Delivery Date of such Vessel or no later than 90 days after the expiration or earlier termination howsoever arising of any previous Acceptable Charter or Alternative Charter in respect of such Vessel;

(iii)	the Intercreditor Agent has confirmed to each Facility Agent based on calculations prepared by the Intercreditor Agent that the applicable charter day rate payable to the relevant Borrower is sufficient to generate revenues that (a) permit such Borrower to service its Term Loan according to the Repayment Schedule for such Term Loan (excluding the final principal instalment of the Commercial Tranche payable in accordance with such Repayment Schedule) established by this Agreement from time to time and (b) result in such Borrower having an outstanding principal amount in respect of its Term Loan of no more than (x) 300,000,000 Dollars by the date falling three years after the Effective Date of the proposed Acceptable Time Charter and (y) 200,000,000 Dollars by the Final Repayment Date of the Commercial Tranches, and each Facility Agent has confirmed it approves of such calculations; and

(iv)	upon election by any Person to exercise any right to terminate for convenience, the Charterer is required to provide compensation to such Borrower; or

(b)	is not a Follow-on Time Charter and is in form and substance satisfactory to the Intercreditor Agent; or

(c)	is a Follow-on Time Charter that has a charter period not longer than three consecutive months and a copy of such Follow-on Time Charter has been provided to the Intercreditor Agent prior to the Effective Date of such Follow-on Time Charter; or

(d)	is a Follow-on Time Charter that has a charter period longer than three consecutive months and is in form and substance satisfactory to the Intercreditor Agent,

and provided, for the avoidance of doubt, first, that any extension to an existing Acceptable Time Charter through the exercise of any extension option expressly set out in such Acceptable Time Charter shall be deemed part of, and a continuation of, the original Acceptable Time Charter, second, that an offshore drilling contract entered into for the provision of offshore drilling services utilising a Vessel shall constitute a time charter for the purposes of this Agreement and references in this Agreement to “charter”, “chartering”, “charter day rate”, “charter payments” and “charter agreement” shall be construed accordingly, third, that, while the documents described in the definition of “Mistral Charter” all remain in full force and effect, (x) the Mistral Charter shall be deemed an Acceptable Time Charter, (y) the entry by Pacific Mistral Ltd. into the Bareboat Charter Agreement described in the definition of “Mistral Charter” shall constitute the entry by Pacific Mistral Ltd. into an Acceptable Time Charter, and (z) Petrobras and Pacific Drillship S.à r.l. shall together constitute an Acceptable Charterer in respect of the Mistral Charter and, fourth, that while the documents described in the definition of “Santa Ana Charter” remain in full force and effect (x) the Santa Ana Charter shall be deemed an Acceptable Time Charter and (y) the entry by Pacific Santa Ana S.à r.l. into the Santa Ana Bareboat Charter shall constitute entry by Pacific Santa Ana S.à r.l. into an Acceptable Time Charter.

“Accession Deed” means a deed of accession entered into (or to be entered into) by any acceding Person, substantially in the form required by Schedule 28.

“Account Control Agreement” means each of:

(a)	the agreement entitled “Account Control Agreement” dated on or about the date of this Agreement and between Pacific Bora Ltd. as the Company and DNB Bank ASA as Security Trustee and Accounts Bank;

(b)	the agreement entitled “Account Control Agreement” dated on or about the date of this Agreement and between Pacific Mistral Ltd. as the Company and DNB Bank ASA as Security Trustee and Accounts Bank and as amended on or about the date of the First Amendment and Restatement Agreement;

(c)	the agreement entitled “Account Control Agreement” dated on or about the date of this Agreement and between Pacific Scirocco Ltd. as the Company and DNB Bank ASA as Security Trustee and Accounts Bank and as amended on or about the date of the First Amendment and Restatement Agreement;

(d)	the agreement entitled “Account Control Agreement” dated on or about the date of this Agreement and between Pacific Drilling Limited as the Company and DNB Bank ASA as Security Trustee and Accounts Bank;

(e)	the agreement entitled “Account Control Agreement” dated on or about the date of the Second Amendment and Restatement Agreement and between Pacific Santa Ana S.à r.l. as the Company and DNB Bank ASA as Security Trustee and Account Bank; and

(f)	the agreement entitled “Account Control Agreement” dated on or about the date of the Second Amendment and Restatement Agreement and between PDI, as the Company and DNB Bank ASA as Security Trustee and Accounts Bank.

“Account Pledge Agreement” means each of:

(a)	the agreement entitled “Pledge and Security Agreement” dated on or about the date of this Agreement and between Pacific Bora Ltd. as Pledgor and DNB Bank ASA as Security Trustee;

(b)	the agreement entitled “Pledge and Security Agreement” dated on or about the date of this Agreement and between Pacific Mistral Ltd. as Pledgor and DNB Bank ASA as Security Trustee and as amended on or about the date of the First Amendment and Restatement Agreement;

(c)	the agreement entitled “Pledge and Security Agreement” dated on or about the date of this Agreement and between Pacific Scirocco Ltd. as Pledgor and DNB Bank ASA as Security Trustee and as amended on or about the date of the First Amendment and Restatement Agreement;

(d)	the agreement entitled “Pledge and Security Agreement” dated on or about the date of this Agreement and between Pacific Drilling Limited as Pledgor and DNB Bank ASA as Security Trustee;

(e)	the agreement entitled “Pledge and Security Agreement” dated on or about the date of the Second Amendment and Restatement Agreement and between Pacific Santa Ana S.à r.l. as Pledgor and DNB Bank ASA as Security Trustee; and

(f)	the agreement entitled “Pledge and Security Agreement” dated on or about the date of the Second Amendment and Restatement Agreement and between PDI, as Pledgor and DNB Bank ASA as Security Trustee.

“Account Security Agreement” means each Account Control Agreement and each Account Pledge Agreement.

“Accounts” means the accounts required to be established and maintained by each Borrower in accordance with Clauses 26.1 and 26.18, by the Guarantor in accordance with Clause 26.12 and any Operating Account opened by a Borrower in accordance with Clause 26.8, for the avoidance of doubt excluding any TI Bond Facility Secured Account.

“Accounts Bank” means the New York branch of DNB Bank ASA or any successor to it appointed pursuant to the terms of this Agreement.

“Accounts Control Event” means:

(a)	an Event of Default; or

(b)	a failure of any Borrower to make any payment required to be made in accordance with its Cash Waterfall, which failure remains unremedied for 10 Business Days.

“Account Control Notice” has the meaning given to it in Clause 26.2(c).

“Accrued Amounts” has the meaning given to it in Clause 30.9(a).

“Additional Insurance Security” has the meaning given to it in Clause 20.16(a).

“Additional TI Bond Facility Obligor” has the meaning given to it in the Intercreditor Agreement.

“Advance Notice” means a notice substantially in the form set out in Part B of Schedule 4.

“Affiliate” means, in relation to any Person, a Subsidiary of that person or a Holding Company of that Person or any other Subsidiary of that Holding Company.

“Agent” means each Facility Agent, the Security Trustee, the Intercreditor Agent, the Accounts Bank and, if the Operating Accounts Bank has acceded to this Agreement and the Intercreditor Agreement, the Operating Accounts Bank.

“Allocable Equity Share” means, in respect of a Borrower, the Estimated Delivered Cost of its Vessel minus the relevant Borrower Maximum Amount.

“Allocable Share” means, in respect of any amount or costs and in respect of any Borrower, the aggregate amount of such amount or such costs (as the case may be) multiplied by the fraction equal to:

(a)	the unadjusted contract price of the Vessel owned by such Borrower as set out in the Shipbuilding Contract to which such Borrower is party; divided by

(b)	the aggregate amount of the unadjusted contract prices of all Vessels as set out in the Shipbuilding Contracts.

“Alternative Arrangement Borrower” means each of Pacific Mistral Ltd. and Pacific Scirocco Ltd. to the extent that it has either made a Waiver Utilisation and/ or has entered into or proposes to enter into an Alternative Charter in respect of its Vessel.

“Alternative Arrangement Period” means, in respect of an Alternative Arrangement Borrower and its Vessel, the period from the Effective Date of the first Alternative Charter entered into in respect of such Vessel until the Alternative Arrangement Period Expiry Date.

“Alternative Arrangement Period Expiry Date” means, in respect of an Alternative Arrangement Borrower and its Vessel, the date on which the Intercreditor Agent confirms that the aggregate of:

(a)	the periods during which such Vessel has been subject to an effective Alternative Charter during which the applicable day rate that is payable thereunder has been paid in full in accordance with the terms of such Alternative Charter; and

(b)	the future periods during which such Vessel is subject to an effective Acceptable Charter or Alternative Charter and in respect of which the applicable day rate that is payable thereunder is payable in full in accordance with the terms of such Acceptable Charter or Alternative Charter (as the case may be), is equal to or exceeds three years.

“Alternative Charter” means a time charter entered into for the provision and hire of either the Pacific Mistral or the Pacific Scirocco between either Pacific Mistral Ltd. or Pacific Scirocco Ltd. (as applicable) and an Acceptable Charterer and where:

(a)	the charter period for such Vessel is at least 12 consecutive months;

(b)	the Effective Date of such Alternative Charter occurs no later than 180 days after the Delivery Date of such Vessel or no later than 90 days after the expiration or earlier termination howsoever arising of any previous Acceptable Charter or Alternative Charter in respect of such Vessel;

(c)	the applicable charter day rate payable to such Alternative Arrangement Borrower is at least 425,000 Dollars per day (net of applicable taxes) during the applicable charter period;

(d)	the Intercreditor Agent has confirmed to each Facility Agent based on calculations prepared by the Intercreditor Agent that the applicable charter day rate payable to such Alternative Arrangement Borrower (assuming both that such time charter is extended such that it continues for a term of three years and that the charter day rate were to remain consistent throughout such period) is sufficient to generate revenues that (a) permit such Alternative Arrangement Borrower to service its Term Loan according to the Repayment Schedule for such Term Loan (excluding the final principal instalment of the Commercial Tranche payable in accordance with such Repayment Schedule) established by this Agreement from time to time and (b) result in such Alternative Arrangement Borrower having an outstanding principal amount in respect of its Term Loan of no more than (x) 300,000,000 Dollars by the date falling three years after the Effective Date of the proposed Alternative Charter and (y) 200,000,000 Dollars by the Final Repayment Date of the Commercial Tranches, and each Facility Agent has confirmed it approves of such calculations; and

(e)	upon election by any Person to exercise any right to terminate the proposed Alternative Charter for convenience, the Acceptable Charterer is required to provide compensation to such the Alternative Arrangement Borrower, and provided, for the avoidance of doubt, first, that any extension to an existing Alternative Charter through the exercise of any extension option expressly set out in such Alternative Charter shall be deemed to be part of, and a continuation of, the original Alternative Charter and, second, that an offshore drilling contract entered into for the provision of offshore drilling services utilising a Vessel shall constitute a time charter for the purposes of this Agreement and references in this Agreement to “charter”, “chartering”, “charter day rate”, “charter payments” and “charter agreement” shall be construed accordingly.

“Alternative Charter Term Loan Maximum Amount” means:

(a)	375 million Dollars in respect of any Alternative Arrangement Borrower that is party to an effective Alternative Charter with a charter period that is less than 18 consecutive months; or

(b)	400 million Dollars in respect of any Alternative Arrangement Borrower that is party to an effective Alternative Charter with a charter period that is equal to or greater than 18 consecutive months,

“Amendment and Restatement Fee Letters” means together the letter dated on or about the date of the First Amendment and Restatement Agreement from the Guarantor to the Facility Agents specifying a fee in respect of certain transactions contemplated by the First Amendment and Restatement Agreement and related documents (including the Pacific Scirocco and Pacific Mistral Charter Waiver Request Letter) and the letter dated on or about the date of the Second Amendment and Restatement Agreement from the Guarantor to the Facility Agents specifying a fee in respect of certain transactions contemplated by the Second Amendment and Restatement Agreement and related documents.

“Annual Operating Budget” means, with respect to the 12-month period contemplated thereby, the budget for such period of the relevant Borrower relating to operating costs and capital expenditures of such Borrower and in respect of its Vessel (including, in the case of

Pacific Mistral Limited, any operating costs and capital expenditures of Pacific Drilling Do Brasil Serviços de Perfuração Ltda. and/or Pacific Drillship S.à r.l. incurred in respect of the Pacific Mistral and in the case of Pacific Santa Ana S.à r.l., any operating costs and capital expenditures of PDI incurred in respect of the Pacific Santa Ana), in respect of such period and substantially in the form set out in Schedule 38.

“Applicable Margin” means, in respect of each Term Loan made available to a Borrower and at the time calculated in accordance with Clause 6.5:

(a)	prior to the earlier to occur of:

(i)	the Effective Date of the first Acceptable Charter in respect of such Borrower’s Vessel; and

(ii)	where such Borrower has entered into an initial Alternative Charter, the date on which either: (x) the Intercreditor Agent has approved a subsequent Alternative Charter or Acceptable Charter in respect of such Borrower and such subsequent Alternative Charter or Acceptable Charter has been executed by all parties thereto; or (y) in the case of an Alternative Charter that previously was approved by the Intercreditor Agent in accordance with this Agreement, either (1) the Intercreditor Agent has approved the extension of such Alternative Charter and such extension has been executed by all parties thereto; or (2) the parties to such Alternative Charter agree to exercise an express extension right set out in such Alternative Charter, and, in the case of both (1) and (2) above, the term of such extension period is not less than 12 months and such extension period shall commence immediately following the expiry of the term of the initial Alternative Charter (the date on which any such required approval by the Intercreditor Agent is given and/or such subsequent Alternative Charter, Acceptable Charter or extension of an existing Alternative Charter is executed by all parties thereto being the “Extension Date”), or, at any time that an Event of Default has occurred and is continuing, four per cent. per annum;

(b)	if such Borrower enters into:

(i)	an Acceptable Charter, from and including the Effective Date of the first Acceptable Charter in respect of such Borrower’s Vessel but prior to the date falling 12 months after the Vessel Completion Date; or

(ii)	an Alternative Charter, from and including the Extension Date in respect of such Alternative Arrangement Borrower,

three point five zero per cent. per annum; and

(c)	from and including the later to occur of:

(i)	the date falling 12 months after the Vessel Completion Date; and

(ii)	where such Borrower has entered into an Alternative Charter, the Extension Date in respect of such Borrower,

(A)	if the Historical DSCR for the immediately preceding four fiscal quarters of the Guarantor is not greater than 1.25:1, three point five zero per cent. per annum; and

(B)	if the Historical DSCR for the immediately preceding four fiscal quarters of the Guarantor is greater than 1.25:1, three per cent. per annum;

provided that, notwithstanding paragraphs (b) and (c) above, and unless prior to the Authorisation Long-Stop Date (x) Petrobras has entered into the Petrobras Authorisation and (y) Pacific Drillship S.à r.l. has entered into the Fiduciary Alienation Agreement (and notified Petrobras in accordance with its terms) ((x) and (y) together, the “Assignment Conditions”), the Applicable Margin in respect of the Mistral Term Loan shall be four per cent. per annum for the period from (and including) the Authorisation Long-Stop Date until the date on which the Assignment Conditions have been satisfied in full.

“Approved Broker” means each of Fearnleys, RS Platou, ODS Petrodata and Clarksons and each other Person that is an independent shipbroker and that is satisfactory to the Intercreditor Agent.

“Assignment Agreement” means an assignment agreement substantially in the form set out in Schedule 13.

“Assignment and Assumption Agreement” means the assignment and assumption agreement dated on or about the date of the Second Amendment and Restatement Agreement to be entered into between Pacific Santa Ana Ltd. as assignor and PDI as assignee and acknowledged by Chevron.

“Authorisation Long-Stop Date” means the date falling 90 days after the date of the commencement term under the Mistral Drilling Contract, pursuant to item 2.1.1 thereof.

“Authorised Representative” means, as to any Person, its president, chief executive officer, managing director, any vice president, finance and administration manager, treasurer or secretary or any director or other Person identified as an authorised representative in an Officer’s Certificate of such Person delivered to the Intercreditor Agent.

“Availability Period” means, in respect of the Term Loan of a Borrower and subject to Clause5.6, the period from and including the date of this Agreement until and including the Delivery Date of such Borrower’s Vessel, as such period may be extended for any Term Loan in accordance with Clause 5.6.

“Available Commitment” means, in respect of any Lender at any time, such Lender’s Commitment minus:

(a)	the amount of its participation in outstanding Loans; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any other Loans that are due to be made on or before the proposed Utilisation Date (excluding the amount of its participation in the Loan the subject of such proposed Utilisation).

“Bankruptcy Law” means any insolvency, reorganisation, moratorium or similar Legal Requirement for the general relief of debtors in any relevant jurisdiction.

“Bora Commercial Tranche” has the meaning given to it in Clause 2.1(b).

“Bora GIEK Tranche” has the meaning given to it in Clause 2.1(b).

“Bora KEXIM Tranche” has the meaning given to it in Clause 2.1(b).

“Bora Term Loan” has the meaning given to it in Clause 2.1(b).

“Borrower” means each of Pacific Bora Ltd., Pacific Mistral Ltd., Pacific Scirocco Ltd. and Pacific Santa Ana S.à r.l.

“Borrower Maximum Amount” means in respect of any Borrower, the maximum amount of the Commitments available to be drawn by such Borrower under the Term Loan Facility prior to the first Utilisation Date in respect of such Borrower, being an amount determined by the Intercreditor Agent in consultation with the Guarantor with reference to the relevant Acceptable Charter or Alternative Charter in each case at such time as the Lenders first approve a form of charter proposed to be the Acceptable Charter or Alternative Charter for such Borrower.

“Borrower Reimbursement Distribution” means any payment by Pacific Bora Ltd. or Pacific Scirocco Ltd. to the Guarantor, PDSA, Pacific Gibco, PIDWAL, or any Additional TI Bond Facility Obligor, in respect of its Borrower Reimbursement Liabilities.

“Borrower Reimbursement Liabilities” means, in relation to Pacific Bora Ltd. and Pacific Scirocco Ltd. only, the liabilities it may have as a principal debtor to the Guarantor, PDSA, Pacific Gibco, PIDWAL, or any Additional TI Bond Facility Obligor, in reimbursement of, counter-indemnity for or other similar payment in respect of, any amount paid out by the Guarantor, PDSA, Pacific Gibco, PIDWAL, or such Additional TI Bond Facility Obligor, respectively, in respect of such Borrower’s TI Bond Facility Liabilities as a TI Bond Facility Borrower (which shall include any amount paid out by the Guarantor or Pacific Gibco in respect of any TI Bond Facility Liability for which such TI Bond Facility Borrower is jointly and severally liable); provided that, for the avoidance of doubt, the aggregate amount of such Borrower’s Borrower Reimbursement Liabilities shall not exceed the maximum amount permitted by the Intercreditor Agreement.

“Break Costs” means, at any time:

(a)	other than in respect of any GIEK Tranche or the GIEK Facility Lender in respect of any Loan the interest rate for which is based on the CIRR Interest Rate in accordance with Clause 6.2, the amount (if any) by which:

(i)	the interest that a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period at that time in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(ii)	the amount that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period at that time; and

(b)	in respect of the GIEK Facility Lender and any Loan the interest rate for which is based on the CIRR Interest Rate in accordance with Clause 6.2, the amount (if any) as determined and notified by the GIEK Facility Lender by which:

(i)	the net present value of the interest that the GIEK Facility Lender should have received by applying the CIRR Interest Rate on its participation in such Loan for the period starting on the date of receipt of such Loan to (and including) the Final Repayment Date in respect of such Loan (such amount to be calculated to take into account all of the scheduled Repayment Dates in respect of such Loan and following the relevant agreed Repayment Schedule, as if such Loan had been repaid in accordance with such Repayment Schedule on all of the scheduled Repayment Dates to and including the Final Repayment Date in respect of such Loan);

exceeds:

(ii)	the net present value of the amount the GIEK Facility Lender would be able to obtain by placing an amount equal to its participation in such Loan at the Prepayment Swap Rate for the period starting on the Business Day following receipt of such Loan to (and including) the Final Repayment Date in respect of such Loan.

For the purposes of paragraph (b) of this definition “Prepayment Swap Rate” means the rate quoted on the Bloomberg Screen BTMM NO page for a period starting on the Business Day following receipt of the GIEK Facility Lender’s participation in the relevant Loan and ending on the Final Repayment Date in respect of such Loan (such amount to be calculated to take into account all of the scheduled Repayment Dates in respect of such Loan to and including the Final Repayment Date in respect of such Loan).

“Business Day” means any day other than a Saturday, Sunday or any other day that is a legal holiday or a day on which banking institutions are permitted to be closed in London, Paris, Oslo, Seoul or New York and that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

“Cash Waterfall” has the meaning given to it in Clause 26.5(b).

“Charterer” means, in respect of any Acceptable Charter or Alternative Charter, the charterer under that Acceptable Charter or Alternative Charter.

“Charterer Furnished Items” means any equipment, machinery, tools, supplies, materials, services and other items that:

(a)	a Borrower is required to furnish in respect of its Vessel; and

(b)	in respect of which the costs and expenses incurred by such Borrower in furnishing such items are required to be reimbursed by the relevant Acceptable Charterer to such Borrower, in each case in accordance with the Acceptable Charter or Alternative Charter for such Vessel.

“Charterer Reimbursement Proceeds” means:

(a)	in respect of Pacific Bora Ltd., all of the import/export reimbursement proceeds that may from time to time be paid by the Charterer to Pacific Bora Ltd. pursuant to section 14.5 of the Acceptable Charter entered into between Star Deep Water Petroleum Limited, PIDWAL and Pacific Bora Ltd. dated as of 9 November 2010;

(b)	in respect of Pacific Scirocco Ltd., all of the import/export reimbursement proceeds that may from time to time be paid by the Charterer to Pacific Scirocco Ltd. pursuant to section 4.8.4 of the Scirocco Charter; and

(c)	in respect of PIDWAL, all of the import/export reimbursement proceeds that may from time to time be paid by the applicable Charterer to PIDWAL pursuant to the provisions of the Acceptable Charter or Alternative Charter described in paragraphs (a) and (b) above.

“Charterer Reimbursement Proceeds Account” means, with respect to Pacific Bora Ltd. or Pacific Scrirocco Ltd. as the applicable Borrower, a bank account of such Borrower designated as a “Charterer Reimbursement Proceeds Account” and held with the TI Bond Facility Accounts Bank, into which only Charterer Reimbursement Proceeds and any interest thereon are transferred and held.

“Chevron Drilling Contract” means the offshore drilling contract dated 30 April 2010 originally made between Chevron USA Inc., through its division, Chevron North America Exploration and Production Company (“Chevron”) and Pacific Santa Ana Ltd. as assigned to PDI, pursuant to the Assignment and Assumption Agreement.

“CIRR Applicable Margin” means, at any time, the then prevailing Applicable Margin minus zero point eight five per cent. per annum.

“CIRR Interest Rate” means the percentage rate per annum that is the aggregate of the CIRR Applicable Margin and:

(a)	in respect of the Bora Term Loan, five point eight two per cent.;

(b)	in respect of the Mistral Term Loan, four point eight seven per cent.;

(c)	in respect of the Scirocco Term Loan, four point two one per cent.; and

(d)	in respect of the Santa Ana Term Loan, four point two one per cent.

“Collection Account” means, in respect of each Borrower, the account of such name established and maintained by such Borrower in accordance with Clause 26 and the details of which are set out in Schedule 25.

“Commercial Facility Agent” means the New York branch of DNB Bank ASA, or any successor to it appointed pursuant to the terms of this Agreement.

“Commercial Facility Lenders” means each Person listed as such in Schedule 3 and any permitted transferee of such Person in accordance with Clause 30.

“Commercial Facility Prepayment/Cancellation Fee” means an amount equal to one per cent. of:

(a)	the amount of any Commercial Tranche or part of a Commercial Tranche that is prepaid in accordance with Clause 5.4(a) or Clause 5.16(b)(y); or

(b)	any Available Commitment of the Commercial Facility Lenders that is cancelled in accordance with Clause 5.5(a) or Clause 5.16(b)(y).

“Commercial Tranche Refinancing Notice” has the meaning given to it in Clause 5.13.

“Commercial Tranches” means each of the Bora Commercial Tranche, the Mistral Commercial Tranche, the Scirocco Commercial Tranche and the Santa Ana Commercial Tranche.

“Commitment” means, in respect of any Lender at any time, the amount set out opposite its name under the heading “Commitment” in Schedule 3 and the amount of any other Commitment transferred to it under this Agreement, in each case, to the extent not cancelled, reduced or transferred in accordance with this Agreement.

“Confidential Information” means all information relating to any Obligor, the Group or the Finance Documents of which a Secured Party becomes aware in its capacity as, or for the purpose of becoming, a Secured Party or that is received by a Secured Party in relation to, or for the purpose of becoming a Secured Party under the Finance Documents from either:

(a)	any Obligor or any of its advisers; or

(b)	another Secured Party, if the information was obtained by that Secured Party directly or indirectly from any Obligor or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information that contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Secured Party of Clauses 37.17 and 37.18; or

(ii)	is identified in writing at the time of delivery as non-confidential by any Obligor or any of its advisers; or

(iii)	is known by that Secured Party before the date that such information is disclosed to it in accordance with paragraphs (a) or (b) of this definition or is lawfully obtained by that Secured Party after that date, from a source that is, as far as that Secured Party is aware, unconnected with the Group and that, in either case, as far as that Secured Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in the form set out in Schedule 18 or in any other form agreed between any Obligor and the Intercreditor Agent.

“Consents” means all Governmental Authorisations and all other authorisations, approvals, resolutions, licences, exemptions, consents, decrees, permits, waivers, privileges, notarisations, registrations and filings necessary for any Obligor and PIDWAL to carry on its business or to perform its obligations under the Transaction Documents to which it is party.

“Construction Budget” means a budget substantially in the form set out in Schedule 37 and including an outline of the Estimated Delivered Cost of the relevant Vessel.

“Contributed Equity” has the meaning given to it in Clause 16.1.

“Contribution Agreement” means the contribution agreement dated on or about the date of the Amendment and Restatement Agreement between Pacific Santa Ana Ltd. as the Contributor and Pacific Santa Ana S.à r.l. as the Contributee.

“Corporate Costs” means all venture, corporate and operating costs, expenses and fees of the Group incurred:

(a)	in respect of the Guarantor, prior to the First Utilisation Date and only to the extent directly or indirectly connected to the acquisition of any Vessel; and

(b)	in respect of any Obligor, prior to the Vessel Completion Date,

in connection with obtaining the necessary funds to acquire each Vessel (including the Senior Debt, the fees and expenses of legal, accounting and other professional staff), the cost of establishing each Borrower, the cost of technical services and the cost of the finance team and other relevant personnel of the Guarantor and the Borrowers.

“Cost Certificate” means a certificate substantially in the form set out in the appendix to Part A of Schedule 4.

“Cost Overrun Undertaking” means the undertaking of the Guarantor set out in Clause 16.2.

“Cost Overrun Undertaking Proceeds” means any amount paid by the Guarantor pursuant to the Cost Overrun Undertaking.

“Credit Participation” means, in relation to each Secured Party and at any time, the aggregate of:

(a)	if that Secured Party is a Lender at that time:

(i)	subject to paragraph (ii) below, up to and including the last day of the last outstanding Availability Period under this Agreement, such Lender’s Available Commitment plus the amount of its participation in any outstanding Loans; or

(ii)	after the last day of the last outstanding Availability Period under this Agreement or at any time that any Enforcement Action has commenced and is continuing, the amount of such Lender’s participation in any outstanding Loans;

(b)	if that Secured Party is a Hedging Party, in respect of any hedging transaction of that Secured Party under any Hedging Instrument that has been terminated or closed out in accordance with the terms of this Agreement as of the date the calculation of its Credit Participation is made, the amount, if any, payable to it under any Hedging Instrument in respect of that termination or close out as of the date of termination or close out (and before taking into account any interest accrued on that amount since the date of termination or close out) to the extent that amount is unpaid (that amount to be certified by such Secured Party and as calculated in accordance with the relevant Hedging Instrument); and

(c)	after the Lender Discharge Date only, if that Secured Party is a Hedging Party, in respect of any hedging transaction of that Secured Party under any Hedging Instrument that has not been terminated or closed out as of the date the calculation is made, the Hedging Purchase Amount.

“Current Participant” means Total E&P Nigeria Limited, Chevron Petroleum Nigeria Ltd., Esso E&P Nigeria Ltd. and Nexen Production Nigeria Ltd.

“Customary Industry Practice” means, at a particular time, the exercise of that degree of skill, diligence, prudence, foresight and care reasonably to be expected of skilled and experienced operators in the deep-water drilling industry in order to accomplish the desired result consistent with reliability, safety, performance and expedition.

“Debenture” means each of:

(a)	the agreement entitled “Debenture” dated on or about the date of this Agreement between Pacific Bora Ltd. as Borrower and DNB Bank ASA as Security Trustee;

(b)	the agreement entitled “Debenture” dated on or about the date of this Agreement between Pacific Mistral Ltd. as Borrower and DNB Bank ASA as Security Trustee; and

(c)	the agreement entitled “Debenture” dated on or about the date of this Agreement between Pacific Scirocco Ltd. as Borrower and DNB Bank ASA as Security Trustee.

“Debt Purchase Transaction” means, in relation to a Person, a transaction where such Person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

“Debt Service Account” means, in respect of each Borrower, the account of such name established and maintained by such Borrower in accordance with Clause 26 and the details of which are set out in Schedule 25.

“Debt Service Amount” means, at any time and in respect of any Borrower, the aggregate amount of:

(a)	the Monthly Principal Factor multiplied by the aggregate amount of Senior Debt Service (excluding the amount of that Senior Debt Service that represents interest and net scheduled amounts under any Hedging Instruments), in each case payable by such Borrower on the next Repayment Date; plus

(b)	the Monthly Interest Factor multiplied by the aggregate of the amount of interest on the outstanding Senior Debt of such Borrower plus net scheduled amounts under any Hedging Instruments payable by the Borrower on or prior to the next date on which interest is to be paid by such Borrower.

“Debt Service Reserve Account” means, in respect of each Borrower, the account of such name established and maintained by such Borrower in accordance with Clause 26 and the details of which are set out in Schedule 25.

“Debt Service Reserve Account Required Balance” means, in respect of each Borrower, on and from the later to occur of the Delivery Date of such Borrower’s Vessel and the first Utilisation of such Borrower’s Term Loan, the sum of:

(a)	the aggregate amount of Senior Debt Service (excluding the amount of that Senior Debt Service that represents interest) plus net scheduled amounts under the Hedging Instruments, in each case payable by such Borrower on or prior to the next Repayment Date; plus

(b)	the amount of interest on the outstanding Senior Debt of such Borrower payable on or prior to the next Repayment Date,

such amounts to be calculated assuming that:

(i)	the aggregate principal amount of such outstanding Senior Debt will remain outstanding until the next Repayment Date;

(ii)	the respective interest rates and Applicable Margins applicable to the various portions of such principal amount will remain the same until the next Repayment Date; and

(iii)	the amount of fees and premium applicable to the various portions of such principal amount will be the fees and premium applicable to such principal amount until the next Repayment Date.

“Defaulting Hedging Party” means, at any time, any Hedging Party:

(a)	that has failed to comply with any of its material obligations under any Hedging Instrument to which it is a party or has notified the Intercreditor Agent that it will not comply with certain of its material obligations under any Hedging Instrument to which it is a party by the requisite date;

(b)	that otherwise has rescinded or repudiated, or evidenced an intention to rescind or repudiate a Finance Document; or

(c)	with respect to which an Insolvency Event is continuing,

unless, in the case of paragraph (a) of this definition:

(i)	the obligation is complied with within three Business Days of its due date; or

(ii)	the Hedging Party is disputing in good faith whether it contractually is obliged to comply with the obligation in question.

“Defaulting Lender” means, at any time, any Lender:

(a)	that has failed to make its participation in a Loan available or has notified the Relevant Facility Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 4.5;

(b)	that otherwise has rescinded or repudiated, or evidenced an intention to rescind or repudiate a Finance Document; or

(c)	with respect to which an Insolvency Event is continuing,

unless, in the case of paragraph (a) of this definition:

(i)	its participation is made available within three Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it contractually is obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney or co trustee appointed by the Security Trustee or the Intercreditor Agent.

“Delivered Cost” means in respect of any Vessel, the total amount paid by the Group (and any other Person that has paid any amount in respect of equipment, which amount is entitled to constitute Equity in accordance with the definition of Equity) to procure that such Vessel is completed, delivered by the Shipbuilder to the relevant Borrower and delivered by the relevant Borrower to the relevant Acceptable Charterer, including, without limitation:

(a)	all payments made to the Shipbuilder under the relevant Shipbuilding Contract;

(b)	all expenses incurred in connection with the supervision of construction of that Vessel, the procurement and delivery of any owner-furnished equipment and supplies required for that Vessel;

(c)	for the relevant Borrower, the Allocable Share of all Corporate Costs; and

(d)	for the relevant Borrower, the Allocable Share of all Financing Costs.

“Delivery Certificate” means, in respect of each Vessel, an Officer’s Certificate from the Relevant Borrower attaching, and certifying that such attachments are true and correct copies of, each of the following:

(a)	minimum safe manning document;

(b)	ship station licence;

(c)	interim class certificate;

(d)	international load line certificate;

(e)	international tonnage certificate;

(f)	mobile offshore drilling unit safety certificate, if applicable;

(g)	international oil pollution prevention certificate;

(h)	international sewage pollution prevention certificate;

(i)	international air pollution prevention certificate;

(j)	engine international air pollution prevention certificate;

(k)	crew accommodation certificate;

(l)	Statement of Fact from the Classification Society for entry into U.S. Waters: Compliance with U.S. Code of Federal Regulations 33 for foreign flag vessels;

(m)	carving and marking note;

(n)	American Bureau of Shipping – register of lifting appliances – certificate of test and examination; and

(o)	any other relevant classification or trade document relating to such Vessel.

“Delivery Date” means, in respect of any Vessel, the date that such Vessel is delivered to the relevant Borrower pursuant to the relevant Shipbuilding Contract.

“Delivery Documents” means each document set out in Part 2 of Schedule 16 to the extent that such document is required to be delivered on the Delivery Date of the relevant Vessel in accordance with the relevant Shipbuilding Contract.

“Delivery Obligations” means each obligation set out in Part 1 of Schedule 16 and the delivery of each document set out in Part 2 of Schedule 16 to the extent that such document is not a Delivery Document.

“Designated Website” has the meaning given to it in Clause 37.2(a).

“Discharged Rights and Obligations” has the meaning given to it in Clause 30.5(c)(i).

“Direct Agreement” means each Acceptable Charter Direct Agreement, each Shipbuilding Contract Direct Agreement, each Refund Guarantee Direct Agreement, each Vessel Management Agreement Direct Agreement, each Vessel Services Agreement Direct

Agreement, each notice and acknowledgement required to be delivered in accordance with Clause 19.23(b) and each other direct agreement that the Intercreditor Agent reasonably may request be entered into in favour of the Security Trustee in relation to the Transaction Documents.

“Disbursement Account” means, in respect of each Borrower, the account of such name established and maintained by such Borrower in accordance with Clause 26 and the details of which are set out in Schedule 25.

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets that are, in each case, required to operate in order for payments to be made in connection with the Finance Documents (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event that results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under any Finance Document; or

(ii)	from communicating with other Parties in accordance with the terms of any Finance Document,

and that (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Distribution” means any payment of dividends or other distribution by any Borrower to the

Guarantor or any Affiliate of the Guarantor or an Investor Affiliate (whether in cash or in kind) and any bonus issue or return of capital by any Borrower to the Guarantor or any Affiliate of the Guarantor or an Investor Affiliate, including any payment in respect of, or on the redemption of, any share capital whether at or in respect of a premium or otherwise, any payment (including any payment of interest) in respect of Guarantor Subordinated Debt and any Borrower Reimbursement Distribution.

“Dollars” or “US$” means the lawful currency of the United States of America.

“Draw Notice” has the meaning given to it in Clause 26.15(g).

“EBITDA” means, in respect of any specified period, the operating profit of the Group and, while the Mistral Charter remains in full force and effect, Pacific Drillship S.à r.l., and while the Santa Ana Charter remains in full force and effect, PDI (on a consolidating basis) before taxation (excluding the results from discontinued operations):

(a)	before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any Obligor (calculated on a consolidating basis) in respect of that specified period;

(b)	before deducting any amount attributable to the amortisation, depreciation or impairment of assets of any Obligor (and taking no account of the reversal of any previous impairment charge made in that specified period);

(c)	not including any accrued interest owing to any Obligor;

(d)	before taking into account any Exceptional Items;

(e)	after deducting the amount of any profit (or adding back the amount of any loss) of any Obligor that is attributable to minority interests;

(f)	after deducting the amount of any profit of any Non-Group Entity to the extent that the amount of the profit included in the financial statements of the Obligors exceeds the amount actually received in cash by any Obligor through distributions by the Non-Group Entity;

(g)	before taking into account any unrealised gains or losses on any financial instrument (other than any derivative instrument that is accounted for on a hedge accounting basis);

(h)	before taking into account any gain arising from an upward revaluation of any other asset at any time,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation.

“ECA Tranches” means each of the GIEK Tranches and the KEXIM Tranches.

“Effective Date” means, in respect of an Acceptable Charter or an Alternative Charter, the date on which such Acceptable Charter or Alternative Charter becomes effective in accordance with its terms and such that, among other things, the charter period and the Charterer’s obligation to make payment of the applicable charter day rate each has commenced in respect of the relevant Vessel in accordance with the terms of such Acceptable Charter or Alternative Charter.

“Eksportfinans ASA” means Eksportfinans ASA, organisation number 816 521 432, Dronning Maudsgt. 15, 0250 OSLO, Norway.

“Enforcement Action” has the meaning given to it in the Intercreditor Agreement.

“Enforcement Direction” has the meaning given to it in Clause 22.24.

“Equity” means any equity contributed by the Guarantor to any Borrower:

(a)	as payment for or in respect of share capital of such Borrower; or

(b)	as Guarantor Subordinated Debt,

and shall include the amount of any expenditure by the Guarantor or any Affiliate of the Guarantor (other than any Borrower) on equipment in respect of such Borrower’s Vessel that has been paid for in full by any such Person if, and only to the extent that:

(i)	full legal title in such equipment has been transferred to such Borrower; and

(ii)	a first priority security interest in respect of any such equipment has been executed, recorded and perfected in favour of the Security Trustee to the satisfaction of the Intercreditor Agent.

“Equity Undertaking” means the undertaking of the Guarantor set out in Clause 16.1.

“Equity Undertaking Proceeds” means any amount contributed by the Guarantor pursuant to the Equity Undertaking.

“Estimated Delivered Cost” means, in respect of any Vessel, the amount notified in an Officer’s Certificate by the Borrower in respect of its Vessel to the Intercreditor Agent and confirmed by the Intercreditor Agent, as the estimated Delivered Cost of such Vessel determined as at the First Utilisation Date.

“Event of Default” has the meaning given to it in Clause 22.

“Exceptional Items” means any exceptional, one off, non-recurring or extraordinary items.

“Excess Proceeds” has the meaning given to in Clause 26.18.

“Excess Risks” means, with respect to a Vessel:

(a)	the proportion of claims for general average, salvage and salvage charges that are not recoverable as a result of the value at which such Vessel is assessed for the purpose of such claims exceeding such Vessel’s insured value; and

(b)	collision liabilities not recoverable in full under the hull and machinery insurance by reason of those liabilities exceeding such proportion of the insured value of such Vessel as is covered by the hull and machinery insurance.

“Existing Agreement” has the meaning given to it in Clause 21.5(a).

“Existing Lender” has the meaning given to it in Clause 30.1.

“Expected Delivery Date” means, in respect of any Vessel, the date so described alongside the details of such Vessel in the definition of “Vessel”.

“Facility Agents” means each of the Commercial Facility Agent, the GIEK Facility Agent and the KEXIM Facility Agent.

“Facility Office” means the office or offices notified by a Lender to its Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fair Market Proportion” means, in respect of any Borrower and at any time, the proportion (expressed as a percentage) of the Fair Market Value of its Vessel to the aggregate Fair Market Value of all Vessels, in each case at such time.

“Fair Market Value” in respect of any Vessel means the fair market value of such Vessel, free of any charter party agreement or other contract for its employment in each case, and being:

(a)	the amount calculated as the simple mean average of the valuation determined, at the cost and expense of the relevant Borrower, by two Approved Brokers; or

(b)	if the greater of the two valuations referred to in paragraph (a) of this definition is more than 110% of the lower of the two valuations, the amount calculated as the simple average of the valuation determined, at the cost and expense of the relevant Borrower, by three Approved Brokers (being those referred to in paragraph (a) of this definition plus one additional Approved Broker); provided, however, that if the lower of the two valuations referred to in paragraph (a) of this definition is at least equal to the threshold required at that time by Clause 19.29, no third valuation shall be required.

“Fee Letter” means each of:

(a)	the letter dated on or about the date of this Agreement between the Guarantor and DNB Bank ASA specifying a fee in respect of the role of DNB Bank ASA as Intercreditor Agent, Security Trustee, Accounts Bank, Commercial Facility Agent and GIEK Facility Agent;

(b)	the letter dated on or about the date of this Agreement from the Guarantor to Crédit Agricole Corporate & Investment Bank specifying a fee in respect of the role of Crédit Agricole Corporate & Investment Bank as KEXIM Facility Agent;

(c)	the letter dated on or about the date of this Agreement from the KEXIM Facility Agent to The Export-Import Bank of Korea specifying an upfront fee in respect of the role of The Export-Import Bank of Korea as KEXIM Facility Lender;

(d)	the letter dated on or about the date of this Agreement from DNB Bank ASA to Eksportfinans ASA specifying an arrangement fee in respect of the role of Eksportfinans ASA as GIEK Facility Lender and Garanti-Instituttet for Eksportkredit;

(e)	the letter dated on or about the date of this Agreement from the Commercial Facility Agent to ABN AMRO Bank N.V., Oslo Branch specifying an upfront fee in respect of its role as a Commercial Facility Lender;

(f)	the letter dated on or about the date of this Agreement from the Commercial Facility Agent to Citibank, N.A. specifying an upfront fee in respect of its role as a Commercial Facility Lender;

(g)	the letter dated on or about the date of this Agreement from the Commercial Facility Agent to Crédit Agricole Corporate & Investment Bank specifying an upfront fee in respect of its role as a Commercial Facility Lender;

(h)	the letter dated on or about the date of this Agreement from the Commercial Facility Agent to DNB Bank ASA specifying an upfront fee in respect of its role as a Commercial Facility Lender;

(i)	the letter dated on or about the date of this Agreement from the Commercial Facility Agent to DVB Bank SE, Nordic Branch specifying an upfront fee in respect of its role as a Commercial Facility Lender;

(j)	the letter dated on or about the date of this Agreement from the Commercial Facility Agent to Fokus Bank (Norwegian Branch of Danske Bank A/S) specifying an upfront fee in respect of its role as a Commercial Facility Lender;

(k)	the letter dated on or about the date of this Agreement from the Commercial Facility Agent to Nordea Bank Finland Plc, New York Branch specifying an upfront fee in respect of its role as a Commercial Facility Lender;

(l)	the letter dated on or about the date of this Agreement from the Commercial Facility Agent to NIBC Bank N.V. specifying an upfront fee in respect of its role as a Commercial Facility Lender;

(m)	the letter dated on or about the date of this Agreement from the Commercial Facility Agent to Skandinaviska Enskilda Banken AB (publ.) specifying an upfront fee in respect of its role as a Commercial Facility Lender; and

(n)	the Amendment and Restatement Fee Letters.

“Fiduciary Alienation Agreement” means the Brazilian law governed security assignment agreement to be entered into, subject to Petrobras providing the Petrobras Authorisation, by Pacific Drillship S.à r.l. in favour of the Security Trustee in respect of its credit rights under the Mistral Drilling Contract.

“Final Discharge Date” means the date on which:

(a)	the Senior Debt Obligations have been indefeasibly paid in full; and

(b)	all Commitments have been cancelled or terminated.

“Final Payment” means the final instalment of the purchase price of its Vessel required to be made by a Borrower in accordance with the terms of its Shipbuilding Contract.

“Final Permitted Delivery Date” means, in respect of:

(a)	the vessel named or to be named “Pacific Bora” with hull number 1809 and owned (or to be owned) by Pacific Bora Ltd., 28 April 2011;

(b)	the vessel named or to be named “Pacific Scirocco” with hull number 1867 and owned (or to be owned) by Pacific Scirocco Ltd., 26 December 2011; and

(c)	the vessel named or to be named “Pacific Mistral” with hull number 1864 and owned (or to be owned) by Pacific Mistral Ltd., 27 December 2011; and

(d)	the vessel named or to be named “Pacific Santa Ana” with hull number 1868 and owned (or to be owned) by Pacific Santa Ana Ltd., 26 April 2012.

“Final Repayment Date” means:

(a)	in respect of the Commercial Tranches, the date falling five years after the earlier to occur of: (i) the First Utilisation Date; and (ii) 31 October 2010; and

(b)	in respect of the ECA Tranches, the date falling nine years after the earlier to occur of: (i) the First Utilisation Date; and (ii) 31 October 2010,

or, in each case, such other date on which all outstanding Loans become due, whether upon acceleration or otherwise (including, for the avoidance of doubt, in accordance with Clause 5.13).

“Finance Documents” means each of:

(a)	this Agreement;

(b)	the First Amendment and Restatement Agreement;

(c)	the Second Amendment and Restatement Agreement;

(d)	the Third Amendment and Restatement Agreement;

(e)	the Intercreditor Agreement;

(f)	each Security Document;

(g)	each GIEK Guarantee;

(h)	each Hedging Instrument;

(i)	each Fee Letter;

(j)	the QPIL Deed of Release;

(k)	the Pacific Scirocco and Pacific Mistral Charter Waiver Request Letter;

(l)	each Guarantor Guarantee Reaffirmation; and

(m)	each other document agreed by the Guarantor and the Intercreditor Agent to be a “Finance Document”.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract that, in accordance with IFRS or, where each Obligor employs US GAAP in respect of its financial accounting, US GAAP, would be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	the amount of any liability in respect of any purchase price for assets or services the payment of which is deferred for a period in excess of ninety (90) days in order to raise finance or to finance the acquisition of those assets or services;

(g)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(h)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, the marked to market value shall not be taken into account until such time as the relevant derivative transaction is terminated);

(i)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial or other institution; and

(j)	the amount of any liability (without duplication) in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) of this definition.

“Financial Model” means the financial model prepared by the Guarantor and provided to the

Intercreditor Agent in electronic format on or about 16 August 2010 (as such model may be updated from time to time with the agreement of the Intercreditor Agent (acting reasonably)).

“Financial Statements” means the audited and unaudited consolidated financial statements of the Guarantor, in each case required to be provided to the Intercreditor Agent pursuant to Clause 19.4.

“Financing Costs” means all financing costs incurred by the Group:

(a)	in respect of the Guarantor, prior to the First Utilisation Date and only to the extent directly or indirectly connected to the acquisition of any Vessel; and

(b)	in respect of any Obligor, prior to the Vessel Completion Date,

under or in connection with the Finance Documents, including interest costs and fees and expenses (including arrangement fees and costs associated with perfecting any Security Document), hedging costs, fees of any Independent Consultant, fees and expenses of legal, accounting or other professional service providers, technical fees, development costs and expenses, commitment fees, management fees, agency fees, Taxes and other out-of-pocket fees and expenses.

“Financing Date” means the date on which all of the conditions set forth in Clause 3.1 are first satisfied or waived.

“First Amendment and Restatement Agreement” means the amendment and restatement agreement in respect of this Agreement and the Intercreditor Agreement dated 30 March 2011.

“First Currency” has the meaning given to it in Clause 12.1(a).

“First Borrower” has the meaning given to it in Clause 26.17.

“First Repayment Date” means, in respect of any Term Loan, the date falling on: (a) if an Acceptable Charter or Alternative Charter has been signed by all parties thereto as at the Delivery Date of the relevant Borrower’s Vessel, the date falling six months after the Delivery Date of such Vessel; or (b) otherwise the date falling six months after the signing of an Acceptable Charter or Alternative Charter by all parties thereto in respect of such Vessel.

“First Utilisation Date” means the first Utilisation Date of the first Term Loan to be utilised.

“Fitch” means Fitch Ratings Limited.

“Follow-on Bareboat Charter” means any bareboat charter:

(a)	that is on substantially the same terms as, or, from the perspective of the Relevant Borrower as confirmed by such Borrower in an Officer’s Certificate delivered to the Intercreditor Agent, better terms than the Acceptable Bareboat Charter in respect of the same Vessel that such bareboat charter would replace;
(b)	the Effective Date of which occurs on the same day, or the day following, the expiry or earlier termination, howsoever arising, of such Acceptable Bareboat Charter that is to be replaced;

(c)	that is entered into with the same Acceptable Charterer as such Acceptable Bareboat Charter that is to be replaced; and

(d)	that has a charter period not longer than 12 consecutive months.

“Follow-on Time Charter” means any time charter:

(a)	that is on substantially the same terms as, or, from the perspective of the Relevant Borrower as confirmed by such Borrower in an Officer’s Certificate delivered to the Intercreditor Agent, better terms than the Acceptable Time Charter in respect of the same Vessel that such time charter would replace;

(b)	the Effective Date of which occurs on the same day, or the day following, the expiry or earlier termination, howsoever arising, of such Acceptable Time Charter that is to be replaced;

(c)	that is entered into with the same Acceptable Charterer as such Acceptable Time Charter that is to be replaced; and

(d)	that has a charter period not longer than 12 consecutive months.

“GIEK” means Garanti-Instituttet for Eksportkredit acting through its office at Dronning Mauds gt. 15, P.O.Box 1763 Vika, N-0122 Oslo.

“GIEK Facility Agent” means the New York branch of DNB Bank ASA, or any successor to it appointed pursuant to the terms of this Agreement.

“GIEK Facility Lender” means the Norwegian Government represented by the Ministry of Trade and Industry and any permitted transferee of such Person in accordance with Clause 30.

“GIEK Guarantee” means each of

(a)	a guarantee issued by GIEK in favour of the GIEK Facility Lender pursuant to which GIEK guarantees the Bora GIEK Tranche on terms agreed between the GIEK Facility Lender and GIEK;

(b)	a guarantee issued by GIEK in favour of the GIEK Facility Lender pursuant to which GIEK guarantees the Mistral GIEK Tranche on terms agreed between the GIEK Facility Lender and GIEK;

(c)	a guarantee issued by GIEK in favour of the GIEK Facility Lender pursuant to which GIEK guarantees the Santa Ana GIEK Tranche on terms agreed between the GIEK Facility Lender and GIEK; and

(d)	a guarantee issued by GIEK in favour of the GIEK Facility Lender pursuant to which GIEK guarantees the Scirocco GIEK Tranche on terms agreed between the GIEK Facility Lender and GIEK.

“GIEK Prepayment/Cancellation Fee” means an amount equal to zero point five per cent. of:

(a)	the amount of any GIEK Tranche or part of a GIEK Tranche that is prepaid in accordance with Clause 5 (other than in accordance with Clause 5.13); or

(b)	any Available Commitment of the GIEK Facility Lenders that is cancelled in accordance with Clause 5.

“GIEK Tranches” means each of the Bora GIEK Tranche, the Mistral GIEK Tranche, the Scirocco GIEK Tranche and the Santa Ana GIEK Tranche.

“Governmental Authorisations” means all authorisations, consents, decrees, permits, waivers, privileges and approvals from, and filings with, all Governmental Instrumentalities necessary for any Obligor to carry on its business or to perform its obligations under the Transaction Documents to which it is a party.

“Governmental Instrumentality” means any country and any administrative, executive, fiscal, juridical, legislative or other body of any federal, regional, state, local or any other authority or governance of any country.

“Group” means the Guarantor and the Borrowers, and each of them, respectively.

“Guarantor” means Pacific Drilling Limited, a corporation organised and existing under the laws of Liberia.

“Guarantor Change of Control” has the meaning given to it in Clause 5.8.

“Guarantor Contribution” has the meaning given to it in Clause 16.5.

“Guarantor Distribution” means any payment of dividends or other distribution by the

Guarantor to QPIL, Pacific Gibco or any Affiliate of QPIL or Pacific Gibco that is not an Obligor or a Subsidiary of the Guarantor (whether in cash or in kind) and any bonus issue or return of capital by the Guarantor to QPIL, Pacific Gibco or any Affiliate of QPIL or Pacific Gibco that is not an Obligor or a Subsidiary of the Guarantor, including any payment in respect of, or on the redemption of, any share capital whether at or in respect of a premium or otherwise and any Guarantor Reimbursement Distribution.

“Guarantor Equity Account” means the account of such name established and maintained by the Guarantor in accordance with Clause 26.12.

“Guarantor Group” means the group comprising of the Guarantor and any other Person consolidated in the Financial Statements of the Guarantor delivered in accordance with Clause 19.4.

“Guarantor Guarantee Reaffirmation” means the reaffirmation of guarantee entered into on or about the date of the First Amendment and Restatement Agreement by the Guarantor, the reaffirmation of guarantee entered into on or about the date of the Second Amendment and Restatement Agreement by the Guarantor, the reaffirmation of guarantee entered into on or about the date of the Third Amendment and Restatement Agreement by the Guarantor and any further reaffirmation of guarantee that may be provided by the Guarantor from time to time.

“Guarantor Liquidity” means in relation to the Guarantor at any time, the aggregate amount of (a) all cash in hand or any deposit with any bank or financial institution, beneficially owned by the Guarantor free of restrictions on withdrawal and unencumbered by any encumbrance or bankers’ rights of set off and similar encumbrances on normal banking terms and (b) marketable securities held by the Guarantor with institutions having a long-term credit rating of at least A3 from Moody’s or A- from S&P or Fitch.

“Guarantor Reimbursement Distribution” means any payment by the Guarantor to PDSA, Pacific Gibco, PIDWAL, or any Additional TI Bond Facility Obligor, in reimbursement of, counter-indemnity for or other similar payment in respect of, any amount paid out by PDSA, Pacific Gibco or PIDWAL, or such Additional TI Bond Facility Obligor, as applicable, under or in connection with the TI Bond Finance Documents.

“Guarantor Reimbursement Liabilities” means, in relation to the Guarantor, the liabilities it may have as a principal debtor to PDSA, Pacific Gibco, PIDWAL or any Additional TI Bond Facility Obligor, in reimbursement of, counter-indemnity for, or other similar payment in respect of, any amount paid out by PDSA, Pacific Gibco, PIDWAL or such Additional TI Bond Facility Obligor under or in connection with the TI Bond Finance Documents.

“Guarantor Subordinated Debt” means an unsecured loan made by the Guarantor or any of its Subsidiaries (other than a Borrower) to any Borrower and subordinated in accordance with the terms of the Intercreditor Agreement.

“Gulf of Mexico” means the body of water known as such that is located off shore of the United Mexican States and the states of Texas, Louisiana, Mississippi, Alabama and Florida in the United States of America, including state leased blocks and lease blocks as defined by the Bureau of Ocean Energy Management, Regulation, and Enforcement (BOEMRE) in the Gulf of Mexico.

“Hazardous Material” means any element or substance, whether natural or artificial, and whether consisting of gas, liquid, solid or vapour, whether on its own or in any combination with any other element or substance, that is listed, identified, defined or determined by any environmental Legal Requirements to be, to have been, or to be capable of being or becoming harmful to mankind or any living organism or damaging to the environment, including, without limitation, oil (as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended).

“Hedging Instrument” means each Interest Hedging Instrument and each Other Hedging Instrument (only if such Other Hedging Instrument benefits from the Security and has been approved in accordance with Clause 20.15(b)).

“Hedging Parties” means each party (other than any Borrower) to any Hedging Instrument.

“Hedging Purchase Amount” means, in respect of a hedging transaction under a Hedging Instrument, the amount that would be payable to (expressed as a positive number) or by (expressed as a negative number) the relevant Hedging Party on the relevant date if:

(a)	that date was an Early Termination Date (as defined in the 2002 ISDA Master Agreement); and

(b)	the relevant Borrower was the Defaulting Party (under and as defined in the 2002 ISDA Master Agreement),

in each case as certified by the relevant Hedging Party and as calculated in accordance with the relevant Hedging Instrument.

“Historical	DSCR” means, for a specified period prior to the date of calculation, the ratio of:

(a)	EBITDA for such specified period; to

(b)	all obligations of members of the Group to pay principal, interest (net of hedging payments and receipts), fees, indemnities and other amounts in respect of any Financial Indebtedness owed or payable by any member of the Group during such specified period (excluding any prepayments of any such Financial Indebtedness).

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Hurricane/Emergency Preparedness Plan” means, in respect of each Vessel, a written plan detailing the procedures to be implemented and complied with in the event of a hurricane, other storm or other emergency affecting such Vessel, in form and substance satisfactory to the Intercreditor Agent, the Technical Consultant and the Insurance Consultant.

“IFRS” means International Financial Reporting Standards issued by the board of the International Accounting Standards Committee as in effect from time to time.

“Impaired Agent” means an Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document or evidences an intention to rescind or repudiate a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event is continuing with respect to the Agent,

unless,	in the case of paragraph (a) of this definition:

(i)	payment is made within three Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it contractually is obliged to make the payment in question.

“Increased Costs” has the meaning given to it in Clause 11.1(b).

“Indemnified Person” has the meaning given to it in Clause 12.2.

“Independent Consultants” means each of the Insurance Consultant and the Technical Consultant.

“Information Memorandum” means the information memorandum in connection with the transactions contemplated by this Agreement and dated 21 April 2010 as supplemented by any supplement to that information memorandum issued by the Mandated Lead Arrangers on behalf of the Borrowers and the Guarantor on or about the date of this Agreement and including the supplement dated 16 August 2010.

“Initial Operating Budget” means a budget relating to operating costs and capital expenditures of the relevant Borrower and in respect of its Vessel (including, in the case of Pacific Mistral Limited, any operating costs and capital expenditures of Pacific Drilling do Brasil Serviços de Perfuração Ltda. and/or Pacific Drillship S.à r.l. incurred in respect of the Pacific Mistral, in respect of the period to which such budget relates and substantially in the form set out in Schedule 38.

“Initiating Percentage” means with respect to any instruction to the Intercreditor Agent in accordance with Clause 28.2(e) following the declaration of an Event of Default, the following percentage at the time indicated:

Percentage	Number of days after the declaration of the Event of Default by the Intercreditor Agent (acting on the instructions of Majority Lenders)
66 2/3%	0-15
50%	15-30
25%	30 or more

“Initiating Percentage of Lenders” means:

(a)	if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than the Initiating Percentage of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than Initiating Percentage of the Total Commitments immediately prior to the reduction); or

(b)	at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than the Initiating Percentage of all the Loans then outstanding; and

after the application of:

(i)	Clause30.12; and

(ii)	Clause 35.1.

“Insolvency Event” in relation to a Secured Party or any other Person means that the Secured Party or other Person:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency Legal Requirements or other similar Legal Requirements affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency Legal Requirements or other similar Legal Requirements affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a Person not described in paragraph (d) of this definition and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(i)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the Legal Requirements of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) of this definition; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Insurance Consultant” means Charles Taylor & Co. Limited or any successor to it, appointed in accordance with this Agreement.

“Insurance Expert” has the meaning given to it in Clause 25.4(c).

“Insurance Policies” means the contracts, policies of insurance, each entry in a club or insurance association and other documents evidencing the Required Insurances.

“Intercreditor Agent” means the New York branch of DNB Bank ASA, or any successor to it appointed pursuant to the terms of the Intercreditor Agreement.

“Intercreditor Agreement” means the agreement so named, dated on or about the date of this Agreement among the Borrowers, the Guarantor, PDSA, PIDWAL, Pacific Gibco, the Facility Agents, the Hedging Parties, the Security Trustee, the TI Bond Facility Creditors, the Intercreditor Agent, the Accounts Bank and others.

“Interest Hedging Instrument” means each hedging instrument entered into by a Borrower in accordance with the Finance Documents for the management of interest rate risk in respect of the Term Loan Facility.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 7 and, in relation to an Unpaid Sum, each period determined in accordance with Clause 6.3.

“Investment Notification” has the meaning given to it in Clause 26.14(a).

“Investor Affiliate” means QPIL, each of its Affiliates, any trust of which QPIL or any of its

Affiliates is a trustee, any partnership of which QPIL or any of its Affiliates is a partner and any trust, fund or other entity that is managed by, or is under the control of, QPIL or any of its Affiliates.

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organization Assembly as Resolutions A.741(18) and A.788(19).

“ISPS Code” means the International Ship and Port Facility Security Code adopted by the International Maritime Organization Assembly.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership.

“KEXIM Facility Agent” means Crédit Agricole Corporate & Investment Bank, or any successor to it appointed pursuant to the terms of this Agreement.

“KEXIM Facility Lender” means The Export-Import Bank of Korea and any permitted transferee of such Person in accordance with Clause 30.

“KEXIM Prepayment/Cancellation Fee” means an amount equal to zero point five per cent. of:

(a)	the amount of any KEXIM Tranche or part of a KEXIM Tranche that is prepaid in accordance with Clause 5 (other than in accordance with Clause 5.13); or

(b)	any Available Commitment of the KEXIM Facility Lender that is cancelled in accordance with Clause 5.

“KEXIM Tranches” means each of the Bora KEXIM Tranche, the Mistral KEXIM Tranche, the Scirocco KEXIM Tranche and the Santa Ana KEXIM Tranche.

“Legal Requirements” means all constitutions, laws, treaties, statutes, orders, decrees, rules, injunctions, licenses, permits, approvals, agreements, regulations, codes, ordinances, guidelines or policies, judicial or administrative interpretations thereof, including all judicial or administrative orders, consents, decrees and judgments, or other governmental restrictions that, in each case, have the force of law, and all determinations by, or interpretations of any of the foregoing by, any Governmental Instrumentality having jurisdiction over the matter in question and binding on a given Person whether in effect as of the Financing Date or thereafter.

“Lenders” means each of the Commercial Facility Lenders, the GIEK Facility Lender and the KEXIM Facility Lender.

“Lender Discharge Date” means the date on which:

(a)	the Senior Debt Obligations other than in respect of any Hedging Instrument have been indefeasibly paid in full; and

(b)	all Commitments have been cancelled or terminated.

“Leverage Ratio” means, at any time, the ratio calculated by dividing the (a) Financial Indebtedness of the Guarantor Group (on a consolidated basis) (excluding any unsecured loan made to any member of the Guarantor Group by any other member of the Guarantor Group or made to any member of the Guarantor Group (other than any Borrower) by any Affiliate of any member of the Guarantor Group, in each case on a subordinated basis) by (b) the aggregate of the Financial Indebtedness of the Guarantor Group (on a consolidated basis) (excluding any unsecured loan made to any member of the Guarantor Group by any other member of the Guarantor Group or made to any member of the Guarantor Group (other than any Borrower) by any Affiliate of any member of the Guarantor Group, in each case on a subordinated basis) and retained equity contributed (as payment for or in respect of share capital of any member of the Guarantor Group or as an unsecured loan made to such member of the Guarantor Group on a subordinated basis) to each member of the Guarantor Group (on a consolidated basis).

“Liberia” means The Republic of Liberia.

“LIBOR” means, in relation to any Loan:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for Dollars for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Intercreditor Agent at its request and as quoted by the Reference Banks to leading banks in the Relevant Interbank Market, as of the Specified Time on the Quotation Day for the offering of deposits in Dollars and for a period comparable to the Interest Period for that Loan.

“Liquidation Notification” has the meaning given to it in Clause 26.14(h).

“Loan” means a loan made or to be made available under a Term Loan or the principal amount outstanding for the time being of that loan.

“Local Account” means any bank account other than an Account that a Borrower is permitted to open in connection with any Acceptable Charter or Alternative Charter in accordance with Clause 26.16 and Schedule 35.

“Local Account Proposal” has the meaning given to such term in Clause 26.16(a).

“Losses” has the meaning given to it in Clause 12.2.

“Major Casualty Event” means any casualty event:

(a)	resulting in damage or destruction to a Vessel in excess of 50,000,000 Dollars; or

(b)	resulting in damage to a Vessel that would take longer to repair than the maximum off-hire period permitted under the Acceptable Charter or Alternative Charter that is in effect in respect of such Vessel at such time.

“Majority Commercial Lenders” means:

(a)	if there are no Loans then outstanding under the Commercial Tranches, a Commercial Facility Lender or Commercial Facility Lenders whose Commitments aggregate more than 66 2/3% of the aggregate Commitments of the Commercial Facility Lenders (or, if the aggregate Commitments of the Commercial Facility Lenders have been reduced to zero, aggregated more than 66 2/3% of the aggregate Commitments of the Commercial Facility Lenders immediately prior to the reduction); or

(b)	at any other time, a Commercial Facility Lender or Commercial Facility Lenders whose participations in the Loans then outstanding under the Commercial Tranches aggregate more than 66 2/3% of all the Loans then outstanding under the Commercial Tranches; and

after the application of:

(i)	Clause 30.12; and

(ii)	Clause 35.1.

“Majority GIEK Lenders” means:

(a)	if there are no Loans then outstanding under the GIEK Tranches, a GIEK Facility Lender or GIEK Facility Lenders whose Commitments aggregate more than 66 2/3% of the aggregate Commitments of the GIEK Facility Lenders (or, if the aggregate Commitments of the GIEK Facility Lenders have been reduced to zero, aggregated more than 66 2/3% of the aggregate Commitments of the GIEK Facility Lenders immediately prior to the reduction); or

(b)	at any other time, a GIEK Facility Lender or GIEK Facility Lenders whose participations in the Loans then outstanding under the GIEK Tranches aggregate more than 66 2/3% of all the Loans then outstanding under the GIEK Tranches; and after the application of:

(i)	Clause 30.12; and

(ii)	Clause 35.1.

“Majority KEXIM Lenders” means:

(a)	if there are no Loans then outstanding under the KEXIM Tranches, a KEXIM Facility Lender or KEXIM Facility Lenders whose Commitments aggregate more than 66 2/3% of the aggregate Commitments of the KEXIM Facility Lenders (or, if the aggregate Commitments of the KEXIM Facility Lenders have been reduced to zero, aggregated more than 66 2/3% of the aggregate Commitments of the KEXIM Facility Lenders immediately prior to the reduction); or

(b)	at any other time, a KEXIM Facility Lender or KEXIM Facility Lenders whose participations in the Loans then outstanding under the KEXIM Tranches aggregate more than 66 2/3% of all the Loans then outstanding under the KEXIM Tranches; and

after the application of:

(i)	Clause 30.12; and

(ii)	Clause 35.1.

“Majority Lenders” means:

(a)	if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

(b)	at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3% of all the Loans then outstanding; and

after the application of:

(i)	Clause 30.12; and

(ii)	Clause 35.1.

“Majority Secured Parties” means, at any time, those Secured Parties whose Credit Participations at that time aggregate more than 66 2/3% per cent. of the total Credit Participations at that time.

“Manager” means:

(a)	Pacific Drilling Operations Limited, a corporation organised and existing under the laws of the British Virgin Islands; or

(b)	any other Affiliate of the Guarantor,

in each case, to the extent that it is a party to a Vessel Management Agreement as a manager.

“Manager Security Agreement” means each agreement pursuant to which a Manager assigns its rights under a Vessel Services Agreement to the Security Trustee.

“Mandated Lead Arrangers” means the New York branch of DNB Bank ASA, Crédit Agricole Corporate & Investment Bank, Citibank, N.A., DVB Bank SE, Nordic Branch, Fokus Bank (Norwegian Branch of Danske Bank A/S), NIBC Bank N.V., Nordea Bank Finland Plc, New York Branch and Skandinaviska Enskilda Banken AB (publ.).

“Mandatory Cost” has the meaning given to it in Schedule 7.

“Marine Package Insurance Proceeds” means the proceeds of any marine, excess liabilities, deductible buydown or ACOC insurance or reinsurance policies taken out in respect of a Vessel (but excluding for the avoidance of doubt, any protection and indemnity insurance or reinsurance policies).

“Market Disruption Event” means:

(a)	at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Relevant Facility Agent to determine LIBOR for Dollars for the relevant Interest Period; or

(b)

before close of business in London on the Quotation Day for the relevant Interest Period, the Relevant Facility Agent receives notifications from a Lender or Lenders (other than a Lender that is lending in respect of the relevant Loan on a fixed interest rate basis) whose participations in a Loan exceed 33 1/3 per cent. of the portion of that Loan that otherwise accrues interest at LIBOR that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

“Material Adverse Effect” means a material adverse effect upon:

(a)	the financial condition, business, assets, prospects or operations of any Obligor, the Manager, the Shipbuilder (but, in the case of the Shipbuilder, only until the date that the Shipbuilder has satisfied all of its obligations under each Shipbuilding Contract) or any Refund Guarantor (but, in the case of a Refund Guarantor, only until the date that such Refund Guarantor has satisfied all of its obligations under the applicable Refund Guarantee);

(b)	the ability of any Person to perform its material obligations under any Transaction Document to which it is party;

(c)	the ability of any Obligor to enforce its material rights or remedies under any Transaction Document to which it is party;

(d)	the legality, validity or enforceability of any material provision under any Transaction Document;

(e)	the ability of any Borrower and the Guarantor to pay its Senior Debt Obligations when due or for the Guarantor to perform its obligations under Clause 15; or

(f)	the validity, enforceability, perfection or priority of any Security.

“Material Agreements” means each Shipbuilding Contract, each Acceptable Charter, each Alternative Charter, each Refund Guarantee, each Vessel Management Agreement, each Vessel Services Agreement, each Insurance Policy and each other material agreement (other than any Finance Document or TI Bond Finance Document) entered into by any Obligor in connection with the transactions contemplated by any other Transaction Document; and provided that the additional direct agreement dated on or about 15 November 2010 among Pacific Bora Ltd., PIDWAL and the Security Trustee shall be deemed to be a Material Agreement for the purposes of Clause 22.20 only.

“Maximum P&I Limit” has the meaning given to it in Clause 25.1(a)(iii).

“Minimum Primary Insurance” means a primary package of insurance at a minimum comprising insurance against (a) maritime employers liability (personal injury coverage for the employees on the rigs) with a limit of 1,000,000 Dollars; (b) general liability (including actions for personal injury) with a limit of 1,000,000 Dollars; (c) collision liability with a limit of 700,000,000 Dollars; (d) removal of wreck liability with a limit of 175,000,000 Dollars; (e) war protection and indemnity with a limit of 700,000,000 Dollars; and (f) vessel pollution with a limit of 120,000,000 Dollars.

“Mistral Charter” means, together, (a) the Charter Agreement No. 2050.0068651.11.2 dated 16 August 2011, between Pacific Drillship S.à r.l. and Petrobras, and to which Pacific Drilling do Brasil Serviços de Perfuração Ltda. is also a signatory as partner company, (the “Mistral Drilling Contract”), (b) a Bareboat Charter Agreement dated 18 October 2011 between Pacific Mistral Ltd. and Pacific Drillship S.à r.l., (c) a Service Agreement No. 2050.0068652.11.2 dated 16 August 2011, between Petrobras and Pacific Drilling do Brasil Serviços de Perfuração Ltda., and to which Pacific Drillship S.à r.l. is also a signatory as partner company, and (d) a Support Services Agreement dated 17 November 2011 between Pacific Drilling do Brasil Serviços de Perfuração Ltda. and Pacific Drilling S.à r.l.

“Mistral Commercial Tranche” has the meaning given to it in Clause 2.1(c).

“Mistral GIEK Tranche” has the meaning given to it in Clause 2.1(c).

“Mistral KEXIM Tranche” has the meaning given to it in Clause 2.1(c).

“Mistral Term Loan” has the meaning given to it in Clause 2.1(c).

“Modification” means, with respect to any Finance Document, any amendment, direction, consent, Waiver or other modification of the terms and provisions thereof.

“Monthly Interest Factor” means: (a) the number of months since the last date on which interest was paid by such Borrower divided by three; or (b) in respect of the period from the first payment into the relevant Borrower’s Debt Service Account until the date on which interest next is payable by such Borrower only, in respect of such first payment, one, and in respect of each other payment into the relevant Borrower’s Debt Service Account during such period the number of months since such first payment, in each case divided by the number of months from the date of such first payment into the relevant Borrower’s Debt Service Account until the date on which interest next is payable by such Borrower, in each case expressed as a percentage.

“Monthly Principal Factor” means: (a) the number of months since the last Repayment Date divided by six; or (b) in respect of the period from the first payment into the relevant Borrower’s Debt Service Account until the next Repayment Date only (if the number of months remaining to the next Repayment Date at such time is less than six), in respect of such first payment, one, and in respect of each other payment into the relevant Borrower’s Debt Service Account during such period the number of months since such first payment, in each case divided by the number of months from the date of such first payment into the relevant Borrower’s Debt Service Account until the next Repayment Date, in each case expressed as a percentage.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means each first preferred mortgage in favor of the Security Trustee (for itself and on behalf of the Secured Parties) entered into by a Borrower in respect of its Vessel in accordance with Clause 19.28.

“Named Wind Storms” means those storms that are allocated names from the World Meteorological Organization list or any additions thereto and tracked by the services of the National Oceanic and Atmospheric Administration (NOAA).

“New Legal Requirements” has the meaning given to it in Clause 20.16.

“New Lender” has the meaning given to it in Clause 30.1.

“New Vessel Notice” means a notice in the form as set out in Schedule 36.

“Non-Group Entity” means any investment or entity (that is not itself a member of the Group (including associates and Joint Ventures)) in which any member of the Group has an ownership interest.

“Notifiable Debt Purchase Transaction” has the meaning given to it in Clause 30.12(b).

“O&M Expenses” means at any time all actual costs to be incurred and paid for or to be paid for by or on behalf of a Borrower (or, in respect of the Mistral Charter only, by or on behalf of Pacific Mistral Ltd., Pacific Drilling do Brasil Serviços de Perfuração Ltda. or Pacific Drillship S.à r.l., as applicable or, in respect of the Santa Ana Charter only, by or on behalf of Pacific Santa Ana S.à r.l. or PDI) with respect to the ownership, management, operation or maintenance of its Vessel, including payments for insurance and consumables, payments pursuant to the agreements for the management, operation and maintenance of such Vessel, maintenance capital expenditure, costs and expenses associated with rebuilding or repairing such Vessels (including in the circumstances contemplated by Clause 19.34(b)), fees paid in connection with obtaining, transferring, maintaining or amending any Governmental Authorisation, employee salaries, wages and other employment-related costs and reasonable general and administrative expenses, including reasonable legal fees and expenses and including all Corporate Costs and provided that any such costs are included in the relevant Borrower’s Initial Operating Budget or then most recent Annual Operating Budget as applicable.

“Obligor” means each of the Guarantor and each Borrower.

“Officer’s Certificate” means a certificate, signed by an Authorised Representative of the relevant Obligor, substantially in the relevant form set out in Schedule 17.

“Operating Account” means, in respect of a Borrower, an account of such name established and maintained by such Borrower in accordance with Clause 26.8.

“Operating Accounts Bank” means the New York branch of Citibank, N.A.

“Original Lender” means each Lender party to this Agreement at the date of this Agreement.

“Other Hedge Provider” has the meaning given to it in Clause 20.15(b)(ii)(B).

“Other Hedging Instrument” means each hedging instrument entered into or to be entered into by a Borrower other than an Interest Hedging Instrument.

“Pacific Gibco” means Pacific Drilling (Gibraltar) Ltd., a company organised and existing under the laws of Gibraltar.

“Pacific Gibco Share Pledge” means the agreement entitled “Charge Over Shares” entered into on or about the date of the First Amendment and Restatement Agreement and between Pacific Gibco as Chargor and DNB Bank ASA as Security Trustee and in respect of Pacific Gibco’s shares in the Guarantor.

“Pacific Santa Ana Share Pledge” means the agreement entitled “Share Pledge Agreement” entered into on or about the date of the Second Amendment and Restatement Agreement and between Pacific Santa Ana Ltd. as Pledgor and DNB Bank ASA as Pledgee and in respect of Pacific Santa Ana Ltd.’s shares in Pacific Santa Ana S.à r.l.

“Pacific Scirocco and Pacific Mistral Charter Waiver Request Letter” means the letter signed by the Guarantor requesting the waiver of certain requirements and provisions of the Project Facilities Agreement insofar as they relate to the Mistral Term Loan and the Scirocco Term Loan and dated on or about the date of the First Amendment and Restatement Agreement.

“Paper Form Party” has the meaning given to it in Clause 37.2(b).

“Party” means a Person who is a party to this Agreement from time to time.

“Payment Instruction” has the meaning given to it in Clause 26.11(d).

“PDI” means Pacific Drilling, Inc., a company incorporated under the laws of the State of Delaware.

“PDI Collection Account” means the account maintained by PDI with the Accounts Bank into which payments due under the Chevron Drilling Contract will be made;

“PDMS” means Pacific Drilling Manpower S.à r.l., a company organised under the laws of the Grand Duchy of Luxembourg.

“PDOL” means Pacific Drilling Operations Limited, a corporation organised and existing under the laws of the British Virgin Islands.

“PDSA” means Pacific Drilling S.A., a company incorporated under the laws of Luxembourg.

“PD Sarl Secured Account” means the account of Pacific Drillship S.à r.l. held with DNB Bank ASA with account number 24680001, or such other account of Pacific Drillship S.à r.l., as may be secured in favour of the Security Trustee and as approved in writing from time to time by the Security Trustee.

“PDSI” means Pacific Drilling Services Inc., a company incorporated under the laws of the State of Delaware.

“Permitted Equity Refund Amount” has the meaning given to it in Clause 16.3.

“Permitted Hedge Provider” means a Mandated Lead Arranger or a Commercial Facility Lender that is the transferee or assignee of any Mandated Lead Arranger.

“Permitted Indebtedness” means:

(a)	the Senior Debt;

(b)	any Guarantor Subordinated Debt or any intercompany loan contemplated by Clause 26.17;

(c)	any letters of credit and similar support letters and trade debt (including purchase orders) entered into in the ordinary course of business by any Borrower (excluding, for the avoidance of doubt, any Acceptable Letter of Credit);

(d)	Permitted Subordinated Debt; and

(e)	in the case of the Guarantor, Pacific Bora Ltd. and Pacific Scirocco Ltd. only, Permitted TI Bond Facility Debt.

“Permitted Investments” means any Dollar denominated investment maturing not more than 180 days after the date of acquisition that is:

(a)	issued or guaranteed by any Governmental Instrumentality or multilateral intergovernmental organization that has a credit rating of at least A2 from Moody’s or at least A from S&P or Fitch;

(b)	commercial paper having a rating at the time of acquisition of at least A-1 from S&P or Fitch or at least P-1 from Moody’s;

(c)	a corporate promissory note or other obligation that has received (or benefits from a guarantee or letter of credit that has received) a rating of at least A2 from Moody’s or at least A from S&P or Fitch;

(d)	issued, accepted or guaranteed by a commercial bank having a credit rating of at least A2 from Moody’s or at least A from S&P or Fitch;

(e)	a money market fund having a rating in the highest investment category granted thereby by S&P, Fitch or Moody’s at the time of acquisition (including any fund for which the Security Trustee or any of its Affiliates is an investment manager or advisor); or

(f)	otherwise acceptable to the Intercreditor Agent.

“Permitted Security” means:

(a)	the Security;

(b)	any lien or security interest (existing by law or contract) granted to, or in favor of, any Charterer pursuant to the terms of any Acceptable Charter or Alternative Charter;

(c)	liens for Taxes (including interest and penalties) not yet delinquent (after giving effect to any applicable extensions), or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with IFRS or, where each Obligor employs US GAAP in respect of its financial accounting, US GAAP;

(d)	mechanics and ship repairers’ liens and other liens and encumbrances arising by operation of any Legal Requirement for amounts not yet due or for amounts being contested in good faith by appropriate proceedings and that are not more than 30 days overdue;

(e)	Security Interests (including purchase money liens and retention of title arrangements in favour of suppliers) arising in the ordinary course of trading or operation of a Vessel either by statute or by operation of law or for amounts not yet delinquent (after giving effect to any applicable extensions) or that are being contested in good faith and that are not more than 30 days overdue;

(f)	any lien or Security Interest arising out of any claims, judgements or awards against a Borrower that are brought in good faith or that are the subject of a pending appeal and for the payment of which adequate reserves have been established;

(g)	liens for master’s, officers’ or crew’s wages arising in accordance with usual maritime practice and any liens for salvage;

(h)	any Security Interest in respect of any Permitted Subordinated Debt that is granted in respect of any Secured Collateral and which Security Interest is subordinated to the Security on terms satisfactory to the Intercreditor Agent; and

(i)	any Permitted TI Bond Facility Security.

“Permitted Subordinated Debt” means Financial Indebtedness that is subordinated to the Senior Debt on terms satisfactory to the Intercreditor Agent.

“Permitted TI Bond Facility Debt” means Financial Indebtedness of the Guarantor, Pacific Bora Ltd. or Pacific Scirocco Ltd. incurred under any TI Bond Finance Document to which it is a party or in respect of any Borrower Reimbursement Liabilities or Guarantor Reimbursement Liabilities arising in connection therewith, that is in each case subordinated to the Senior Debt in accordance with the terms of the Intercreditor Agreement.

“Permitted TI Bond Facility Security” means the following Security Interests in each case granted in favour of the TI Bond Facility Administrative Agent for the benefit of the relevant TI Bond Facility Creditors:

(a)	any Security Interest granted by Pacific Bora Ltd. or Pacific Scirocco Ltd. in respect of its respective TI Bond Facility Secured Accounts;

(b)	any Security Interest in respect of the Marine Package Insurance Proceeds relating to the Pacific Bora or the Pacific Scirocco, as applicable, such Security Interest to be subordinated in accordance with the Intercreditor Agreement; and

(c)	any Security Interest granted by Pacific Bora Ltd. or Pacific Scirocco Ltd. in respect of Charterer Reimbursement Proceeds received by Pacific Bora Ltd. or Pacific Scirocco Ltd., such Security Interest to be subordinated in accordance with the Intercreditor Agreement.

“Permitted	Uses” means the following permitted uses by any Borrower:

(a)	to pay any costs incurred under any Material Agreement to which such Borrower is party (and for which invoices have been provided to the Intercreditor Agent and approved by the Technical Consultant);

(b)	to pay any O&M Expenses and Taxes incurred by such Borrower (and for which invoices have been provided to the Intercreditor Agent if application of amounts to such Permitted Uses is made prior to the later of (i) the Delivery Date of such Borrower’s Vessel and (ii) the date of the final Utilisation of such Borrower’s Term Loan and provided further that no invoices shall be required to be provided in respect of O&M Expenses relating to employee salaries, wages or other employment-related costs);

(c)	to pay:

(i)	any interest on any Loan made available to such Borrower and accruing prior to the First Repayment Date of such Borrower’s Term Loan; and

(ii)	any other Financing Costs of such Borrower (other than interest costs on any Loan made available to such Borrower pursuant to this Agreement) for which invoices have been provided to the Intercreditor Agent;

(d)	to make Distributions in accordance with Clause 16.3;

(e)	in respect of Equity Undertaking Proceeds, to fund the Debt Service Reserve Account and to cash collateralise any letter of credit or similar support letter that constitutes Permitted Indebtedness in accordance with part (c) of the definition of Permitted Indebtedness;

(f)	in respect of any Guarantor Contributions, to pay any costs and expenses in respect of any Charterer Furnished Items for such Borrower’s Vessel in accordance with the Acceptable Charter or Alternative Charter to which such Borrower is a party; and

(g)	in respect of any Excess Proceeds, only to apply such amounts in accordance with Clause 26.18, Clause 26.4(c) and Clause 16.3.

“Person” means any individual, firm, company, corporation, partnership, joint venture, association, Governmental Instrumentality or any other entity whether acting in an individual, fiduciary or other capacity (whether or not having separate legal personality).

“Petrobras” means Petroleo Brasileiro S.A. – Petrobras (acting in its capacity as the leader and operator of the BM-S-9 Consortium and the BM-S-11 Consortium, respectively).

“Petrobras Affiliate” means any Person owned by Petrobras, or, in which Petrobras has any interest.

“Petrobras Authorisation” means the “Authorization to Assign Credit Rights” provided or to be provided, by Petrobras in respect of the Mistral Drilling Contract, in the form approved by the Intercreditor Agent.

“PIDWAL” means Pacific International Drilling West Africa Limited, a company organised and existing under the laws of the Federal Republic of Nigeria.

“Post-Completion Security” means, in respect of a Borrower, all Security required to be granted by such Borrower prior to the Delivery Date of its Vessel in accordance with this Agreement (other than any Security in respect of any Refund Guarantee) and all such other Security required to be granted in accordance with Clause 19.28.

“Potential Event of Default” means any event that, with the passage of time, the giving of notice or the making of a determination, would become an Event of Default.

“Potential TI Bond Facility Payment Event of Default” means any event that, with the passage of time, the giving of notice or the making of a determination, would become an Event of Default pursuant to Clause 22.10(a) in respect of Permitted TI Bond Facility Debt.

“Prepayment/Cancellation Fee” means each of the Commercial Facility Prepayment/Cancellation Fee, the GIEK Prepayment/Cancellation Fee and the KEXIM Prepayment/Cancellation Fee.

“Proceeds” means:

(a)	all proceeds of all Loans;

(b)	all Equity Undertaking Proceeds;

(c)	all Cost Overrun Undertaking Proceeds; and

(d)	all Guarantor Contributions.

“Proceeds Retention Account” has the meaning given to it in Clause 26.18.

“Project Cost Reduction” has the meaning given to it in Clause 5.10(a).

“Projected DSCR” means, for a specified period following the date of calculation, the ratio of:

(a)	EBITDA for such specified period; to

(b)	all obligations of members of the Group to pay principal, interest (net of hedging payments and receipts), fees, indemnities and other amounts in respect of any Financial Indebtedness of any member of the Group forecast to be paid during such specified period (excluding any prepayments of any such Financial Indebtedness and the final principal instalment of the Commercial Tranche payable in accordance with the applicable Repayment Schedule),

“Protected Party” has the meaning given to it in Clause 10.1(a).

“QPIL” means Quantum Pacific International Limited, a corporation organised and existing under the laws of the British Virgin Islands.

“QPIL Deed of Release” means the deed of release entered into on or about the date of the

First Amendment and Restatement Agreement and between QPIL and the Security Trustee and in respect of the share pledge entered into between QPIL as Chargor and the Security Trustee in respect of QPIL’s shares in the Guarantor and dated 9 September 2010.

“Qualifying Petrobras Affiliate” means any Petrobras Affiliate in respect of which (a) at least 51% of its shares, stocks, securities or equivalent interests is owned by Petrobras, and (b) the remainder of its shares, stocks, securities or equivalent interests are owned by one or more Persons, each of which has a long-term credit rating of at least Baa3 from Moody’s, or BBB—from Fitch or S&P.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period.

“Receiver” has the meaning given to it in the Intercreditor Agreement.

“Recipient” has the meaning given to it in Clause 10.6(b).

“Reduced Total Project Costs” has the meaning given to it in Clause 5.10(a).

“Reference Banks” means, in relation to LIBOR and Mandatory Cost, the principal London offices of DNB Bank ASA, Crédit Agricole Corporate & Investment Bank and Citibank, N.A. (New York Branch).

“Refund Guarantees” means each refund guarantee provided pursuant to a Shipbuilding Contract that is listed in Schedule 19, and each other refund guarantee provided by a Refund Guarantor in respect of a Vessel (and in replacement of any refund guarantee listed in Schedule 19) in accordance with the Shipbuilding Contract for such Vessel and that is in a form satisfactory to the Intercreditor Agent.

“Refund Guarantors” means each issuer of a Refund Guarantee as specified in Schedule 19 and each other issuer of any other Refund Guarantee.

“Refund Guarantee Direct Agreement” means each direct agreement listed in Schedule 34, in each case substantially in the form set out in Part B of Schedule 23.

“Release Date” has the meaning given to it in Clause 5.17(b)(ii).

“Released Vessel” has the meaning given to it in Clause 5.17(a).

“Released Vessel Agreement” has the meaning given to it in Clause 21.5(a).

“Released Vessel Owner” has the meaning given to it in Clause 21.5(a).

“Relevant Borrower” means:

(a)	in respect of the Bora Term Loan and/or the Vessel named or to be named “Pacific Bora” with hull number 1809, Pacific Bora Ltd.;

(b)	in respect of the Mistral Term Loan and/or the Vessel named or to be named “Pacific Mistral” with hull number 1864, Pacific Mistral Ltd.;

(c)	in respect of the Scirocco Term Loan and/or the Vessel named or to be named “Pacific Scirocco” with hull number 1867, Pacific Scirocco Ltd.; and

(d)	in respect of the Santa Ana Term Loan, and/or the Vessel named or to be named “Pacific Santa Ana” with hull number 1868, Pacific Santa Ana S.à r.l.

“Relevant Facility Agent” means:

(a)	in respect of the Commercial Facility Lenders and/or the Commercial Tranches, the Commercial Facility Agent;

(b)	in respect of the GIEK Facility Lenders and/or the GIEK Tranches, the GIEK Facility Agent; and

(c)	in respect of the KEXIM Facility Lenders and/or the KEXIM Tranches, the KEXIM Facility Agent.

“Relevant Interbank Market” means the London interbank market.

“Relevant Obligations” has the meaning given to it in Clause 30.6(c)(ii).

“Relevant Region” has the meaning given to it in Clause 25.1(b).

“Relevant Term Loan” means:

(a)	in respect of Pacific Bora Ltd. and/or the Vessel named or to be named “Pacific Bora” with hull number 1809, the Bora Term Loan;

(b)	in respect of Pacific Mistral Ltd. and/or the Vessel named or to be named “Pacific Mistral” with hull number 1864, the Mistral Term Loan;

(c)	in respect of Pacific Scirocco Ltd. and/or the Vessel named or to be named “Pacific Scirocco” with hull number 1867, the Scirocco Term Loan; and

(d)	in respect of Pacific Santa Ana S.à r.l. and/or the Vessel named or to be named Pacific Santa Ana with hull number 1868, the Santa Ana Term Loan.

“Repair Plan” has the meaning given to it in Clause 19.34(a).

“Repayment Date” means, in respect of any Term Loan, the First Repayment Date, each date thereafter that falls six months after the previous Repayment Date (but before the Final Repayment Date) and the Final Repayment Date.

“Repayment Schedule” means, in respect of any Tranche of any Term Loan at any time, a schedule for repayment of such portion of the Loans made available pursuant to such Tranche that is prepared by the Relevant Facility Agent and provided to the Relevant Borrower promptly following the end of the Availability Period for such Term Loan (and thereafter from time to time as may be required to reflect any adjustment to such schedule as a result of any mandatory or voluntary prepayment or otherwise) and that provides for:

(a)	in respect of any Commercial Tranche, a final principal instalment that, together with the principal instalments due under the ECA Tranches of such Term Loan on and following such repayment date, is equal to the Residual Debt Amount; and

(b)	repayment of each Tranche (other than the final principal repayment instalment of the Commercial Tranche) in equal instalments on each Repayment Date.

“Repeating Representations” means each of the representations set out in Clauses 17 other than Clauses 17.2(b) (in respect of the Guarantor only), 17.8(b), 17.18, 17.26 (but in respect of Clause 17.26, only after the expiry of all obligations of the Shipbuilder under the relevant Shipbuilding Contract including the expiry of any warranty periods) and 17.27.

“Replacement Lender” has the meaning given to it in Clause 35.2.

“Representatives” has the meaning given to it in Clause 19.33(a).

“Required Equity Amount” means the greater of:

(a)	40 per cent. of the aggregate Estimated Delivered Cost of all of the Vessels; and

(b)	1,300,000,000 Dollars,

provided that, if any Vessel becomes a Released Vessel, the Required Equity Amount shall be reduced in accordance with Clause 5.17(e).

“Required Fair Market Value” has the meaning given to it in Clause 19.29(a).

“Required Guarantor Liquidity Amount” means during the period:

(a)	from (and including) the Delivery Date of the first Vessel to be delivered until (but excluding) the Delivery Date of the second Vessel to be delivered, 20,000,000 Dollars;

(b)	from (and including) the Delivery Date of the second Vessel to be delivered until (but excluding) the Delivery Date of the third Vessel to be delivered, 30,000,000 Dollars;

(c)	from (and including) the Delivery Date of the third Vessel to be delivered:

(i)	until (but excluding) the Delivery Date of the fourth Vessel to be delivered, 40,000,000 Dollars; or

(ii)	in the event that any Vessel has become a Released Vessel, 40,000,000 Dollars thereafter; and

(d)	except to the extent that any Vessel has become a Released Vessel, from (and including) the Delivery Date of the fourth Vessel to be delivered and thereafter, 50,000,000 Dollars.

“Required Insurance Amount” means:

(a)	with respect to any insurance taken out in accordance with Clause 25.5 and in respect of a Vessel, the amount equal to 120% of the aggregate of:

(i)	the maximum amount stated in Clause 2.1 in respect of the Relevant Borrower’s Term Loan (as such amount may have been reduced in accordance with this Agreement (including pursuant to Clause 4.3(c), Clause 5.6 or Clause 5.10)) minus the aggregate amount of all Loans made under such Term Loan as at such date; and

(ii)	the principal amount outstanding Loan under such Term Loan;

(b)	with respect to any hull and machinery insurance and in respect of a Vessel, the amount equal to the greater of:

(i)	80 per cent. of the Fair Market Value of such Vessel at the time of placement or renewal of any such Required Insurance; and

(ii)	the amount equal to 120% of the aggregate of:

(A)	the maximum amount stated in Clause 2.1 in respect of the Relevant Borrower’s Term Loan (as such amount may have been reduced in accordance with this Agreement (including pursuant to Clause 4.3(c), Clause 5.6 or Clause 5.10)) minus the aggregate amount of all Loans made under such Term Loan as at such date; and

(B)	the principal amount outstanding under such Term Loan at such time; and

(c)	with respect to any other insurance required to the taken out at the Required Insurance Amount and in respect of a Vessel, the amount equal to the greater of:

(i)	the Fair Market Value of such Vessel at the time of placement or renewal of any such Required Insurance; and

(ii)	the amount equal to 120% of the aggregate of:

(A)	the maximum amount stated in Clause 2.1 in respect of the Relevant Borrower’s Term Loan (as such amount may have been reduced in accordance with this Agreement (including pursuant to Clause 4.3(c), Clause 5.6 or Clause 5.10)) minus the aggregate amount of all Loans made under such Term Loan as at such date; and

(B)	the principal amount outstanding under such Term Loan at such time.

“Required Insurances” means the insurances required to be effected and maintained by each Borrower in accordance with Clause 19.10 and Clause 25 other than Clause 25.5.

“Required Named Wind Storm Insurance Amount” means with respect to any insurance against Named Wind Storms that is required to be taken out pursuant to Clause 25.1(b) or Clause 25.1(c), the amount equal to the product of the number of Uncovered Vessels located in the Relevant Regions and:

(a)	if such insurance is required to be in effect at any time on or after 1 January 2011 but before 1 January 2013, 150,000,000 Dollars;

(b)	if such insurance is required to be in effect at any time on or after 1 January 2013 but before 1 January 2014, 135,000,000 Dollars;

(c)	if such insurance is required to be in effect at any time on or after 1 January 2014 but before 1 January 2015, 120,000,000 Dollars; or

(d)	if such insurance is required to be in effect at any time on or after 1 January 2015, 105,000,000 Dollars.

“Requisite Approval” has the meaning given to it in Clause 28.2.

“Reservations” means the reservations set out in Schedule 20.

“Residual Debt Amount” means 200,000,000 Dollars or such lower amount as the Relevant Borrower and the Intercreditor Agent may agree.

“Responsible Officer” means, with respect to any Agent, any managing director, director, vice president, assistant vice president, secretary, assistant secretary, assistant treasurer, associate, vice president or any other trust officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in either case within the respective corporate trust offices of such Agent, set forth in Schedule 27.

“Restricted Tranche” means any ECA Tranche, the Utilisations under which are restricted to the purchase of certain eligible goods and services (which such purchase is a Permitted Use).

“Revenues” means all revenues received, or forecast to be received by a Borrower from its respective operations or otherwise (including the proceeds of any insurance, and including, in the case of Pacific Bora Ltd. and Pacific Scirocco Ltd., any Charterer Reimbursement Proceeds).

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

“Santa Ana Bareboat Charter” means a bareboat charter agreement dated 30 March 2012 made between Pacific Santa Ana S.à r.l. as owner and PDI as bareboat charterer.

“Santa Ana Charter” means together (a) the Santa Ana Bareboat Charter and (b) the Chevron Drilling Contract.

“Santa Ana Commercial Tranche” has the meaning given to it in Clause 2.1(e).

“Santa Ana GIEK Tranche” has the meaning given to it in Clause 2.1(e).

“Santa Ana KEXIM Tranche” has the meaning given to it in Clause 2.1(e).

“Santa Ana Term Loan” has the meaning given to it in Clause 2.1(e).

“Scirocco Charter” means the Alternative Charter dated 30 June 2011 between Total E&P Nigeria Limited, Pacific Scirocco Ltd. and PIDWAL, as amended pursuant to “Addendum 1 to the Contract Ref. NTD00001073 Offshore Drilling Services with the “Pacific Scirocco” Rig” between those same entities dated 8 September 2011.

“Scirocco Commercial Tranche” has the meaning given to it in Clause 2.1(d).

“Scirocco GIEK Tranche” has the meaning given to it in Clause 2.1(d).

“Scirocco KEXIM Tranche” has the meaning given to it in Clause 2.1(d).

“Scirocco Term Loan” has the meaning given to it in Clause 2.1(d).

“Screen Rate” means the British Bankers’ Association Interest Settlement Rate for Dollars for the relevant period displayed on the appropriate page of the Reuters screen. If such page is replaced or such service ceases to be available, the Intercreditor Agent may specify another page or service displaying the appropriate rate after consultation with the Borrowers and the Facility Agents.

“Second Amendment and Restatement Agreement” means the amendment and restatement agreement in respect of this Agreement and the Intercreditor Agreement dated on or about 30 March 2012.

“Second Borrower” has the meaning given to it in Clause 26.17.

“Second Currency” has the meaning given to it in Clause 12.1(a).

“Secured Collateral” means each asset over which a Security Interest is granted or purported to be granted pursuant to any Security Document.

“Secured Parties” means each Lender, each Agent, each Hedging Party, any Receiver and any Delegate.

“Security” means the Security Interests created, or purported to be created, by any of the Security Documents.

“Security Document” means each Mortgage, each Debenture, each Share Pledge, each Account Security Agreement and each amendment thereto, each Direct Agreement, each Manager Security Agreement, each Acceptable Letter of Credit or Acceptable Guarantee provided in accordance with any Finance Document and any other agreement or document entered into on, prior to or after the Financing Date pursuant to which an Obligor, any Manager, Pacific Gibco or any other Person grants any Security Interest to the Security Trustee (for and on behalf of the Secured Parties) to secure the Senior Debt Obligations.

“Security Interest” means any mortgage, charge, pledge, lien, hypothecation or other security interest securing any obligation of any Person or any other agreement or arrangement having a similar effect.

“Security Trustee” means the New York branch of DNB Bank ASA, or any successor to it appointed pursuant to the terms of this Agreement.

“Selection Notice” means an interest period selection notice substantially in the form set out in Schedule 10 and delivered in accordance with Clause 7.

“Senior Debt” means Financial Indebtedness incurred by the Borrowers under this Agreement, any Hedging Instrument or any other Finance Document.

“Senior Debt Obligations” means, at any time:

(a)	all present and future debts, liabilities, and obligations in respect of the Senior Debt, howsoever arising, owed by the Obligors under this Agreement or any other Finance Document or otherwise to any Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of this Agreement or any of the other Finance Documents, including all interest (including post-petition interest), fees, charges, expenses, attorneys’ fees, accountants’ fees, advisors’ fees and consultants’ fees in connection with any such Secured Party’s dealings with any Obligor and payable by any Obligor hereunder or thereunder;

(b)	any and all sums advanced by the Security Trustee or any other Secured Party in order to preserve the Security or preserve the Secured Parties’ Security Interests in the Security; and

(c)	in the event of any proceeding for the collection or enforcement of the Senior Debt, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realising on the Security, or of any exercise by the Security Trustee and the Secured Parties of their rights under the Security Documents, together with reasonable attorneys’ fees and court costs related thereto.

“Senior Debt Payments” has the meaning given to it in Clause 26.6.

“Senior Debt Service” means the obligations to pay principal and interest, together with all fees, indemnities, and other amounts payable on the Senior Debt (other than the Hedging Instruments and the final principal instalment of any Commercial Tranche payable in accordance with the applicable Repayment Schedule).

“Share Pledge” means each of:

(a)	the agreement entitled “Charge Over Shares” entered into on or about the date of this Agreement and between Pacific Drilling Limited as Chargor and DNB Bank ASA as Security Trustee and in respect of Pacific Drilling Limited’s shares in Pacific Bora Ltd.;

(b)	the agreement entitled “Charge Over Shares” entered into on or about the date of this Agreement and between Pacific Drilling Limited as Chargor and DNB Bank ASA as Security Trustee and in respect of Pacific Drilling Limited’s shares in Pacific Mistral Ltd.;

(c)	the agreement entitled “Charge Over Shares” entered into on or about the date of this Agreement and between Pacific Drilling Limited as Chargor and DNB Bank ASA as Security Trustee and in respect of Pacific Drilling Limited’s shares in Pacific Scirocco Ltd.;

(d)	the agreement entitled “Charge Over Shares” entered into on or about the date of this Agreement and between Pacific Drilling Limited as Chargor and DNB Bank ASA as Security Trustee and in respect of Pacific Drilling Limited’s shares in Pacific Santa Ana Ltd.;

(e)	the agreement entitled “Charge over Shares” entered into on or about the date of the Second Amendment and Restatement Agreement and between PDMS as Chargor and DNB Bank ASA as Security Trustee and in respect of PDMS shares in PDI;

(f)	the Pacific Santa Ana Share Pledge; and

(g)	the Pacific Gibco Share Pledge.

“Shipbuilder” means Samsung Heavy Industries Co. Ltd.

“Shipbuilding Contract” means each contract for the construction and delivery of a Vessel (including any completion credit support provided thereunder) listed in Schedule 21.

“Shipbuilding Contract Direct Agreement” means each direct agreement listed in Schedule 6, in each case substantially in the form set out in Part A of Schedule 23.

“Specified Time” means a time determined in accordance with Schedule 11.

“Subject Party” has the meaning given to it in Clause 10.6(b).

“Subsidiary” of a specified Person means any other Person the majority of whose equity interests are held or beneficially owned or controlled by such specified Person.

“Sum” has the meaning given to it in Clause 12.1(a).

“Summary Financial Statements” means summary financial statements showing the financial details of each Obligor as required to be provided to the Intercreditor Agent in accordance with Clause 19.4.

“Super Majority Lenders” means:

(a)	if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 80% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregate more than 80% of the Total Commitments immediately prior to the reduction); or

(b)	at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 80% of all the Loans then outstanding; and

after the application of:

(i)	Clause 30.12; and

(ii)	Clause 35.1.

“Supplier” has the meaning given to it in Clause 10.6(b).

“Taxes” means all present and future income and other taxes, levies, duties, assessments, imposts, deductions, withholdings or governmental charges of whatever nature and all liabilities with respect thereto, imposed, levied, collected, withheld or assessed by or on behalf of any Taxing Authority of the government of Liberia or any other jurisdiction.

“Taxing Authority” means any Governmental Instrumentality having the right under the Legal Requirements of the relevant jurisdiction to levy Taxes.

“Tax Credit” has the meaning given to it in Clause 10.1(a).

“Tax Deduction” has the meaning given to it in Clause 10.1(a).

“Tax Payment” has the meaning given to it in Clause 10.1(a).

“Technical Consultant” means GL Noble Denton, Inc, or any successor to it appointed pursuant to the terms of this Agreement.

“Term Loans” means each of the Bora Term Loan, the Mistral Term Loan, the Scirocco Term Loan and the Santa Ana Term Loan.

“Term Loan Facility” has the meaning given to it in Clause 2.1(a).

“Third Amendment and Restatement Agreement” means the amendment and restatement agreement in respect of this Agreement and the Intercreditor Agreement dated on or about 19 April 2012.

“Third Parties Act” has the meaning given to it in Clause 1.3(a).

“TI Bond Facility Accounts Bank” means the New York branch of Citibank, N.A.

“TI Bond Facility Administrative Agent” has the meaning given to it in the Intercreditor Agreement.

“TI Bond Facility Agreements” has the meaning given to it in the Intercreditor Agreement.

“TI Bond Facility Creditors” has the meaning given to it in the Intercreditor Agreement.

“TI Bond Facility Insurance Proceeds Account” means, with respect to Pacific Bora Ltd. or Pacific Scirocco Ltd. as the applicable Borrower, a bank account designated as a “TI Bond Facility Insurance Proceeds Account” by such Borrower and held with the TI Bond Facility Accounts Bank, in which only funds transferred in accordance with Clause 26.5(b)(vii) are held.

“TI Bond Facility Lender” has the meaning given to it in the Intercreditor Agreement.

“TI Bond Facility Liabilities” has the meaning given to it in the Intercreditor Agreement.

“TI Bond Facility Secured Accounts” means, for each of Pacific Bora Ltd. and Pacific Scirocco Ltd., its Charterer Reimbursement Proceeds Account and TI Bond Facility Insurance Proceeds Account.

“TI Bond Finance Documents” has the meaning given to it in the Intercreditor Agreement.

“Total Commitments” means 1,800,000,000 Dollars as such amount may be reduced from time to time in accordance with this Agreement (including in accordance with Clause 2.1(f) and Clause 5.17).

“Total Loss” means, in respect of a Vessel, any one or more of the following:

(a)	actual, constructive, compromised, agreed or arranged total loss of such Vessel;

(b)	requisition for title or other compulsory acquisition of such Vessel; and

(c)	capture, seizure, arrest, detention, expropriation or confiscation of such Vessel by any Governmental Instrumentality or by any Person acting or purporting to act on behalf of any Governmental Instrumentality or any other Person and that deprives the Borrower that is the owner of the Vessel or, as the case may be, the Charterer of the use of the Vessel.

“Total Loss Insurance Net Amount” means, with respect to Pacific Bora Ltd. or Pacific Scirocco Ltd., as the applicable Borrower, and the Total Loss of the Pacific Bora or the Pacific Scirocco, as the Vessel of such Borrower, an amount equal to:

(a)	the amount of the Total Loss Insurance Proceeds received by such Borrower in respect of such Total Loss; less

(b)	the amount required to prepay in full such Borrower’s Term Loan following such Total Loss, together with any other amount that is or will become payable in connection with such prepayment pursuant to Clause 5.15; and less

(c)	the amount of any shortfall to be paid and transferred from such Borrower’s Collection Account pursuant to Clause 26.5(b)(vi).

“Total Loss Insurance Proceeds” means, with respect to the Pacific Bora or the Pacific Sciricco, as the applicable Vessel, the insurance proceeds received by the relevant Borrower in respect of a Total Loss of such Vessel.

“Total Project Costs” means, at any time, an amount equal to the aggregate estimated or actual (as the case may be) Delivered Cost of all of the Vessels at that time.

“Tranche Proportion” means, in respect of the Commercial Facility Lenders, the GIEK Facility Lenders or the KEXIM Facility Lenders (as applicable at any time), a proportion equal to:

(a)	the Available Commitments committed by the Commercial Facility Lenders, the GIEK Facility Lender or the KEXIM Facility Lender (as applicable); to

(b)	the aggregate Available Commitments.

“Tranches” means each of the Commercial Tranches, the GIEK Tranches and the KEXIM Tranches.

“Tranche Majority Lenders” means the Majority Commercial Lenders, the Majority GIEK Lenders or the Majority KEXIM Lenders, as applicable.

“Transaction Documents” means each Finance Document and each Material Agreement.

“Transfer Certificate” means a transfer agreement substantially in the form set out in Schedule 14.

“Transfer Date” means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Transfer Certificate; and

(b)	the date on which the Relevant Facility Agent executes the Transfer Certificate.

“Uncovered Vessel” means a Vessel in respect of which the insurance effected and maintained in respect of such Vessel pursuant to Clause 25.1(a)(i)(A) does not cover such Vessel against Named Wind Storm risks.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under any Finance Document.

“US GAAP” means generally accepted accounting principles in the United States of America, consistently applied and as in effect from time to time.

“Utilisation” means a utilisation of a Term Loan made available pursuant to this Agreement.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means notice substantially in the form set out in Part A of Schedule 4.

“Utilisation Schedule” means each indicative schedule for the utilisation of each Term Loan as set out in Schedule 5.

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

“Vessel” means each of the following ocean-going dynamically positioned ultra-deep water drilling vessels that has been, or is to be, financed with the Proceeds in accordance with the Finance Documents and that has not become a Released Vessel:

(a)	the vessel named or to be named “Pacific Bora” with hull number 1809 and owned (or to be owned) by Pacific Bora Ltd. and with an Expected Delivery Date of 30 September 2010 (the “Pacific Bora”);

(b)	the vessel named or to be named “Pacific Scirocco” with hull number 1867 and owned (or to be owned) by Pacific Scirocco Ltd. and with an Expected Delivery Date of 31 March 2011 (the “Pacific Scirocco”);

(c)	the vessel named or to be named “Pacific Mistral” with hull number 1864 and owned (or to be owned) by Pacific Mistral Ltd. and with an Expected Delivery Date of 31 May 2011 (the “Pacific Mistral”); and

(d)	the vessel named or to be named “Pacific Santa Ana” with hull number 1868 and owned (or to be owned) by Pacific Santa Ana Ltd. and with an Expected Delivery Date of 30 July 2011, and as of the date of the Second Amendment and Restatement Agreement, owned by Pacific Santa Ana S.à r.l. (the “Pacific Santa Ana”).

“Vessel Completion Date” means the Delivery Date of the final Vessel (excluding any Released Vessel) to be delivered to the Borrowers.

“Vessel Cost Overrun” has the meaning given to it in Clause 16.2(a).

“Vessel Management Agreement” means an agreement entered into between a Borrower and a Manager in respect of the management of that Borrower’s Vessel, other than the Pacific Sana Ana that is in form and substance satisfactory to the Intercreditor Agent.

“Vessel Management Agreement Direct Agreement” means a direct agreement substantially in the form set out in Part A of Schedule 22 and otherwise in form and substance satisfactory to the Intercreditor Agent.

“Vessel Services Agreement” means an agreement entered into between PDSI and a Manager in respect of services to be provided by PDSI to such Manager in connection with the performance of such Manager’s obligations under a Vessel Management Agreement and that is in form and substance satisfactory to the Intercreditor Agent.

“Vessel Services Agreement Direct Agreement” means a direct agreement substantially in the form set out in Part B of Schedule 22 and otherwise in form and substance satisfactory to the Intercreditor Agent.

“Waiver” means, with respect to any particular conduct, event or other circumstance, any change to an obligation of any Person under any Finance Document requiring the consent of one or more Secured Parties, which consent has the effect of excusing or postponing performance of or compliance with such obligation, or any default with respect thereto to the extent relating to such conduct, event or circumstance, provided that (unless specifically provided in such Waiver) any Waiver shall be limited solely to the particular conduct, event or circumstance and shall not purport, directly or indirectly, to alter or otherwise modify the relevant obligation with respect to future occurrences of the same conduct, event or circumstance unless expressly stated therein.

“Waiver Period Excess” has the meaning given to it in paragraph 3 of Attachment 2 to the Pacific Scirocco and Pacific Mistral Charter Waiver Request Letter.

“Waiver Utilisation” has the meaning given to it in the Pacific Scirocco and Pacific Mistral Charter Waiver Request Letter.

“Website Party” has the meaning given to it in Clause 37.2(a).

SCHEDULE 2

CONDITIONS PRECEDENT TO THE FINANCING DATE AND UTILISATION

1.	CONDITIONS PRECEDENT TO THE FINANCING DATE

1.1	Finance Documents and Material Agreements

There shall have been delivered to the Intercreditor Agent by or on behalf of the Obligors:

(a)	executed originals (in sufficient copies for each Facility Agent) of each Finance Document, all of which:

(i)	shall have been duly authorised by each Obligor that is party thereto and shall have been executed and delivered by the parties thereto; and

(ii)	shall be in full force and effect,

except that the Obligors shall not be required to deliver to the Intercreditor Agent any Finance Document not intended to have been entered into at that time being any Hedging Instrument, any Acceptable Charter Direct Agreement, any Vessel Management Agreement Direct Agreement, any Vessel Services Agreement Direct Agreement, any Manager Security Agreement or any Mortgage.

(b)	a true, complete and correct copy certified by the Guarantor in an Officer’s Certificate provided by the Guarantor of each Material Agreement, all of which:

(i)	shall have been duly authorised, executed and delivered by the parties thereto, and

(ii)	shall be in full force and effect and accompanied by an Officer’s Certificate of the Guarantor certifying the foregoing,

except that the Obligors shall not be required to deliver to the Intercreditor Agent any Material Agreement not intended to have been entered into at that time being any Insurance Policy, any Acceptable Charter, any Vessel Management Agreement or any Vessel Services Agreement.

1.2 Corporate authority of Obligors

Each Obligor shall each have delivered to the Intercreditor Agent:

(a)	a copy of the constitutional documents of such Obligor certified in an Officer’s Certificate delivered by such Obligor;

(b)	a copy of one or more resolutions or other authorisations of such Obligor, certified by an Authorised Representative of such Obligor as being in full force and effect on the Financing Date, authorising:

(i)	the execution, delivery and performance of each Finance Document and each Material Agreement, in each case to which such Obligor is a party; and

(ii)	a specified Person or Persons (including any applicable attorney) to execute and deliver each Finance Document and each Material Agreement, in each case to which such Obligor is a Party; and

(c)	a specimen of the signature of each Person authorised by the resolution referred to in paragraph 1.2(b)(ii) above and any other relevant authorisations including any applicable powers of attorney.

1.3 Security

Except in respect of any Security not required to be provided and perfected until a later date in accordance with the Finance Documents and as agreed by the Intercreditor Agent, the Security Trustee shall be the beneficiary of all Security granted or purported to be granted pursuant to the Security Documents, with first ranking priority and all necessary action shall have been taken to register and perfect such Security.

1.4 Opinions

The Intercreditor Agent shall have received electronic copies of each of the opinions set out in Part A of Schedule 15.

1.5 Representations and Warranties

Each representation and warranty of an Obligor set out in any Finance Document and in any Material Agreement to which such Obligor is a party shall be true and correct in all material respects (other than any representation or warranty in such Finance Document or Material Agreement that in accordance with the terms thereof does not repeat, in which case such representation or warranty shall only be true and correct as of the date it was made in such Finance Document or Material Agreement), in each case, as if made on the Financing Date and the Intercreditor Agent shall have received an Officer’s Certificate (in electronic copy format) from each Obligor signed by an Authorised Representative of that Obligor certifying that each such representation and warranty is true and correct in all material respects as if made on the Financing Date, provided, however, that no representation or warranty shall be made with respect to any projections prepared by the Obligor other than that such projections have been prepared in good faith and on a reasonable basis.

1.6 Financial Statements and Summary Financial Statements

The Guarantor shall have delivered to the Intercreditor Agent its most recent annual audited and quarterly unaudited Financial Statements and Summary Financial Statements, together with an Officer’s Certificate from the Guarantor to the effect that there has been no material adverse change in its business or financial condition or the business or financial condition of the Guarantor Group or the Group since the issuance of such Financial Statements and Summary Financial Statements.

1.7 Service of Process

Each agent nominated by an Obligor to receive service of process in New York or England pursuant to the Finance Documents to which such Obligor is a party shall have delivered to the Intercreditor Agent a letter consenting to its appointment.

1.8 Financial Model

The Guarantor shall have delivered to the Intercreditor Agent an up to date electronic copy of the Financial Model in form and substance satisfactory to the Intercreditor Agent.

1.9 KYC Requirements

All of the information and documentation set out in Schedule 12 shall have been delivered to the Intercreditor Agent.

1.10 Consents

Each Obligor shall have obtained each Consent then required and applicable to it and shall have provided copies of the same to the Intercreditor Agent.

1.11 Construction Budget and Technical Consultant’s report

(a)	Each Borrower shall have delivered to the Intercreditor Agent a copy of its Construction Budget.

(b)	The Technical Consultant shall have delivered to the Intercreditor Agent a report prepared by the Technical Consultant and addressed to the Intercreditor Agent and the Facility Agents (for the benefit of all Lenders from time to time) in respect of the Vessels which report, among other things, shall:

(i)	confirm that progress under each Shipbuilding Contract is on time and on budget; and

(ii)	comment on the Construction Budget delivered in respect of each Vessel, including with regards the reasonableness of the expected expenditures proposed in each such Construction Budget,

together with a bring-down reliance letter in respect of such report dated as of the Financing Date.

1.12 Insurance Consultant’s report

The Insurance Consultant shall have delivered to the Intercreditor Agent a report prepared by the Insurance Consultant and addressed to the Intercreditor Agent and the Facility Agents (for the benefit of all Lenders from time to time) in respect of the insurances for each Vessel including confirmation the Required Insurances that are required to be obtained by each Borrower are adequate and details of the status of the Shipbuilder’s compliance (including the issuance of instructions to brokers) with the insurance requirements set forth in the relevant Shipbuilding Contract for each Vessel, together with a bring-down reliance letter in respect of such report dated as of the Financing Date.

1.13 Due diligence

The Intercreditor Agent shall have received confirmation satisfactory to it from its legal advisors with regards to all matters of due diligence including the ring–fencing of the Shipbuilding Contracts.

1.14 Fees, costs and expenses

The Guarantor shall have provided evidence to the Intercreditor Agent that all fees, costs and expenses then due from any Obligor to any Secured Party pursuant to the Finance Documents have been paid in full or will be paid in full on the Financing Date.

1.15 No default

No Event of Default or Potential Event of Default shall have occurred and be continuing.

1.16 Existing facilities

Each Obligor shall have delivered to the Intercreditor Agent an Officer’s Certificate of such Obligor certifying that any existing finance facility made available to such Obligor shall be repaid and cancelled in full or otherwise shall be subordinated to the Senior Debt on terms satisfactory to the Intercreditor Agent.

2. CONDITIONS PRECEDENT TO EACH UTILISATION

2.1 Finance Documents and Material Agreements

(a)	There shall have been delivered to the Intercreditor Agent by or on behalf of the Obligors:

(i)	executed originals (in sufficient copies for each Facility Agent) of each Finance Document; and

(ii)	a true, complete and correct copy certified as such by the Guarantor in an Officer’s Certificate provided by the Guarantor of each Material Agreement,

that has been executed since the Financing Date and not otherwise provided to the Intercreditor Agent in accordance with this Schedule 2, all of which shall have been duly authorised, executed and delivered by the parties thereto and accompanied by an Officer’s Certificate of the Guarantor certifying the foregoing.

(b)	The Guarantor shall have delivered to the Intercreditor Agent an Officer’s Certificate of the Guarantor certifying that all Finance Documents and Material Agreements that are required to have been delivered to the Intercreditor Agent in accordance with Clause 3.1 or Clause 3.2 are, and will remain, in full force and effect as at the date of the proposed Utilisation.

2.2 Corporate authority of Relevant Borrower and Obligor

The Guarantor shall have delivered to the Intercreditor Agent:

(a)	a copy of one or more resolutions or other authorisations of each Obligor, certified in an Officer’s Certificate of the Guarantor as being in full force and effect on the date of the proposed Utilisation, authorising:

(i)	the execution, delivery and performance of each Finance Document and each Material Agreement, in each case to which any Obligor is a party and that has been, or will by the date of the proposed Utilisation have been, executed since the Financing Date; and

(ii)	a specified Person or Persons (including any applicable attorney) to execute and deliver each Finance Document and each Material Agreement, in each case to which any Obligor is a party and that has been, or will by the date of the proposed Utilisation have been, executed since the Financing Date; and

(b)	a specimen of the signature of each Person authorised by the resolutions referred to in paragraph 2.2(ii) above and any other relevant authorisations including any applicable powers of attorney, to the extent not already provided.

2.3 Security

Except in respect of any Security not required to be provided and perfected until a later date in accordance with the Finance Documents and as agreed by the Intercreditor Agent, the Security Trustee shall be the beneficiary of all Security granted or purported to be granted pursuant to the Security Documents, with first ranking priority and all necessary action shall have been taken to register and perfect such security.

2.4 Representations and Warranties

Each representation and warranty of each Obligor and PIDWAL set out in any Finance Document and in any Material Agreement to which such Obligor or PIDWAL is a party shall be true and correct in all material respects (other than any representation or warranty in such Finance Document or Material Agreement that in accordance with the terms thereof does not repeat, in which case such representation or warranty shall only be true and correct as of the date it was made in such Finance Document or Material Agreement), in each case, as if made on the proposed Utilisation Date and the Intercreditor Agent shall have received an Officer’s Certificate (in electronic copy format) from each Obligor and PIDWAL, signed by an Authorised Representative of that Obligor or PIDWAL, certifying that each such representation and warranty is true and correct in all material respects as if made on the proposed Utilisation Date, provided, however, that no representation or warranty shall be made with respect to any projections prepared by any Obligor or PIDWAL other than that such projections have been prepared in good faith and on a reasonable basis.

2.5 Events of Default

No Event of Default or Potential Event of Default shall have occurred and be continuing.

2.6 Utilisation Request

The Relevant Borrower shall have delivered to each Facility Agent and to the Intercreditor Agent an electronic copy of a Utilisation Request in accordance with Clause 4.

2.7 Status of Vessels

If the Delivery Date has not yet occurred in respect of any Vessel, the Guarantor shall have provided an Officer’s Certificate to the Intercreditor Agent providing details of the status of the Shipbuilder’s compliance (including the issuance of instructions to brokers) with the insurance requirements set forth in the Shipbuilding Contract relating to each such Vessel based on the most recent information then available (including by means of email update) from the Shipbuilder.

2.8 Insurance Consultant’s confirmation

The Insurance Consultant shall have delivered to the Intercreditor Agent written confirmation from the Insurance Consultant addressed to the Intercreditor Agent and the Facility Agents (for the benefit of all Lenders from time to time) confirming that, as at the proposed Utilisation Date, the Required Insurances in respect of each Vessel for which the Delivery Date has occurred have been effected and maintained to the extent required at such Utilisation Date.

2.9 Opinions

The Intercreditor Agent shall have received electronic copies of each of the opinions set out in Part B of Schedule 15.

2.10 Consents

Each Obligor and PIDWAL shall have obtained each Consent then required and applicable to it and shall have provided copies of the same to the Intercreditor Agent.

2.11 Other documents

The Relevant Borrower or the Guarantor shall have provided to the Intercreditor Agent copies of:

(a)	such documents relating to the relevant Vessel as the Lenders reasonably may require including any document relating to the registration (except to the extent such document cannot be provided until on or after the Delivery Date of the relevant Vessel), class, insurance, or valuation of such Vessel and any document relating to the Acceptable Charter or Alternative Charter entered into in respect of such Vessel, the Acceptable Charterer in respect of such Vessel and the Manager in respect of such Vessel;

(b)	the most recent determination of Fair Market Value in respect of its Vessel made in accordance with Clause 19.29; and

(c)	such other documents, authorisations, opinions or assurances as the Lenders reasonably may require.

2.12 Initial Operating Budgets, updates to Construction Budgets and Annual Operating Budgets and Technical Consultant’s reports

(a)	If required to have been delivered by such time in accordance with Clause 19.9(c), the Relevant Borrower shall have delivered to the Intercreditor Agent a copy of its Initial Operating Budget together with a report prepared by the Technical Consultant and addressed to the Intercreditor Agent and the Facility Agents (for the benefit of all Lenders from time to time) in respect of such Initial Operating Budget which report shall, among other things, comment on the reasonableness of the expected expenditures proposed in each such Initial Operating Budget.

(b)	If required to have been delivered by such time in accordance with Clause 19.9(d), the Relevant Borrower shall have delivered to the Intercreditor Agent a copy of its most recent Annual Operating Budget and any update to its Construction Budget, Initial Operating Budget or Annual Operating Budget, in each case as required by Clause 19.9.

(c)	The Relevant Borrower shall have delivered to the Intercreditor Agent a copy of any update to the Technical Consultant’s report as required by Clause 19.9.

2.13 Amount of Senior Debt

The aggregate amount of Available Commitments and outstanding Loans in respect of all Vessels shall not exceed 60% of the Total Project Costs.

2.14 Application of proceeds of Utilisation

(a)	The Relevant Borrower shall demonstrate to the satisfaction of the Intercreditor Agent that it shall apply the proceeds of the proposed Utilisation to Permitted Uses and otherwise in accordance with Clause 19.1 and shall provide any relevant invoices or other documents in this respect as may be required by the Intercreditor Agent.

(b)	The Relevant Borrower shall have provided to the Intercreditor Agent and the Technical Consultant a Cost Certificate duly executed by, or on behalf of, such Relevant Borrower in respect of the proposed Utilisation.

2.15 Fees, costs and expenses

The Guarantor shall have provided evidence to the Intercreditor Agent that all fees, costs and expenses then due from any Obligor to any Secured Party pursuant to the Finance Documents have been paid in full or will be paid from the proceeds of the proposed Utilisation.

2.16 Acceptable Charters, Alternative Charters and Acceptable Charter Direct Agreements

An:

(a)	Acceptable Charter or, in respect of an Alternative Arrangement Borrower, an Alternative Charter, has received the Requisite Approval and has been executed by all parties thereto including the Relevant Borrower in respect of its Vessel; and

(b)	Acceptable Charter Direct Agreement or notice and acknowledgement (as applicable) has been executed by all parties thereto in respect of such Acceptable Charter or Alternative Charter in accordance with Clause 19.23.

2.17 Acceptable Letters of Credit and Acceptable Guarantees

(a)	The Security Trustee is the beneficiary of any Acceptable Letter of Credit or Acceptable Guarantee then required to be in place in accordance with Clause 19.30.

(b)	The Relevant Borrower shall have provided:

(i)	an Acceptable Letter of Credit in an amount equal to at least two point five per cent. of the total amounts payable by such Borrower under the Shipbuilding Contract to which it is party plus the total amount of any owner furnished equipment; and

(ii)	confirmation in the form of a certificate from the Technical Consultant as to the adequacy of the amount provided in such Acceptable Letter of Credit.

2.18 Equity contributions and funding of Debt Service Reserve Account

(a)	An aggregate amount at least equal to the Required Equity Amount shall have been contributed to the Borrowers and shall remain contributed and have been applied or used for Permitted Uses by the Borrowers.

(b)	The amount of Equity contributed (and that remains contributed) to the Relevant Borrower is at least equal to such Borrower’s Allocable Equity Share.

(c)	If the Delivery Date has occurred in respect of the Relevant Borrower’s Vessel, the Intercreditor Agent shall have received evidence satisfactory to it that the Relevant Borrower’s Debt Service Reserve Account is funded with the Debt Service Reserve Account Required Balance, which funding may include an Acceptable Letter of Credit in accordance with Clause 26.14.

2.19 Guarantor Liquidity and maximum leverage

The Intercreditor Agent shall have received evidence satisfactory to it that:

(a)	the Guarantor Liquidity as at the date of the proposed Utilisation shall be no less than the Required Guarantor Liquidity at that time; and

(b)	the Leverage Ratio shall not exceed 65 per cent. as at the date of the proposed Utilisation.

2.20 Vessel management arrangements

(a)	The Relevant Borrower and each other party thereto shall have entered into each of the following agreements in respect of the Relevant Borrower’s Vessel:

(i)	a Vessel Management Agreement;

(ii)	a Vessel Services Agreement in respect of such Vessel Management Agreement;

(iii)	a Vessel Management Agreement Direct Agreement; and

(iv)	a Vessel Services Agreement Direct Agreement.

(b)	The Security Trustee shall be the beneficiary of a first ranking assignment:

(i)	by the Relevant Borrower of its rights under the relevant Vessel Management Agreement; and

(ii)	by the Manager of its rights under the relevant Vessel Services Agreement,

and all necessary action shall have been taken to register and perfect such security.

2.21 Confirmation

Each Facility Agent has confirmed to the Intercreditor Agent that all of the documents and other evidence listed in this Part 2 of Schedule 2 and delivered to the Intercreditor Agent are, in form and substance, satisfactory to such Facility Agent or the requirement to provide such document or other evidence has been waived by the Intercreditor Agent in accordance with this Agreement.

SCHEDULE 3

ORIGINAL LENDERS AND COMMITMENTS

		TYPE OF
NAME OF LENDER	COMMITMENT (US$)	LENDER
ABN AMRO Bank N.V., Oslo Branch	62,000,000	Commercial Facility Lender
Citibank, N.A.	103,000,000	Commercial Facility Lender
Crédit Agricole Corporate & Investment Bank	145,000,000	Commercial Facility Lender
DnB NOR Bank ASA (New York Branch)	175,000,000	Commercial Facility Lender
DVB Bank SE, Nordic Branch	103,000,000	Commercial Facility Lender
Eksportfinans ASA	350,000,000	GIEK Facility Lender
The Export-Import Bank of Korea	450,000,000	KEXIM Facility Lender
Fokus Bank (Norwegian Branch of Danske Bank A/S)	103,000,000	Commercial Facility Lender
NIBC Bank N.V.	103,000,000	Commercial Facility Lender
Nordea Bank Finland Plc, New York Branch	103,000,000	Commercial Facility Lender
Skandinaviska Enskilda Banken AB (publ.)	103,000,000	Commercial Facility Lender

SCHEDULE 4

Part A

FORM OF UTILISATION REQUEST

From: Pacific [Bora] [Mistral] [Scirocco] [Santa Ana] Ltd.

To:	[•] as Commercial Facility Agent

[•] as GIEK Facility Agent

[•] as KEXIM Facility Agent

[•] as Intercreditor Agent

Dated:

Dear Sirs

1.	We refer to the Project Facilities Agreement between Pacific Bora Ltd., Pacific Mistral Ltd., Pacific Scirocco Ltd. and Pacific Santa Ana Ltd. as Borrowers, Pacific Drilling Limited as Guarantor, DnB NOR Bank ASA (New York Branch) as Commercial Facility Agent, GIEK Facility Agent, Accounts Bank, Intercreditor Agent, Security Trustee and Mandated Lead Arranger, Crédit Agricole Corporate & Investment Bank as KEXIM Facility Agent and Mandated Lead Arranger and certain Lenders and other Persons dated [•] 2010 (the “Agreement”).

2.	Defined terms used in this Utilisation Request shall have the meanings given to them in the Agreement.

3.	This is a Utilisation Request and is delivered pursuant to Clause 4 of the Agreement.

4.	We wish to make a Utilisation in respect of [Vessel] under the Pacific [Bora] [Mistral] [Scirocco] [Santa Ana] Term Loan on the following terms:

Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day in the same month or, if there is not one, on the preceding Business Day)

Amount:	[•] Dollars

Interest Period:	[•]

5.	The total amount requested pursuant to this Utilisation Request is divided between the Commercial Tranche, the GIEK Tranche and the KEXIM Tranche of the Pacific [Bora] [Mistral] [Scirocco] [Santa Ana] Term Loan in accordance with Clause 4.2(a) of the Agreement as follows:

Commercial Tranche	[•] Dollars

GIEK Tranche	[•] Dollars

KEXIM Tranche	[•] Dollars

6.	We consider that each condition specified in paragraph 2 of Schedule 2 (Conditions precedent to Utilisation) (other than the condition specified in paragraph 2.21) is satisfied on the date of this Utilisation Request.

7.	The proceeds of this Loan should be credited to [the Disbursement Account] [account]1.

8.	We confirm that this Utilisation Request is delivered within the time periods specified in Clause 4.1 of the Agreement.

9.	We confirm that the proposed Utilisation Date is within the Availability Period of the Pacific [Bora] [Mistral] [Scirocco] [Santa Ana] Term Loan.

10.	We confirm that no other Utilisation Request has been or shall be delivered under the Pacific [Bora] [Mistral] [Scirocco] [Santa Ana] Term Loan in the same calendar month as the month in which this Utilisation Request is delivered except to the extent that the Proceeds of any additional Utilisation Request shall be applied only towards the payment of amounts due and payable under the Shipbuilding Contract to which we are a party.

11.	We confirm that we have delivered an up-to-date Utilisation Schedule to the extent required by Clause 4.2(c) of the Agreement.

12.	We confirm that the proceeds of this Utilisation only shall be applied towards Permitted Uses and otherwise in accordance with the Agreement.

13.

[We confirm that, following the proposed Utilisation, sufficient Commitments shall remain available in order for each Borrower that has not made the Final Payment under the Shipbuilding Contract to which it is a party to make such Final Payment as required by the terms of the relevant Shipbuilding Contract.][2]

14.	This Utilisation Request is accompanied by a Cost Certificate in accordance with Clause 4.4 of the Agreement.

15.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

Pacific [Bora] [Mistral] [Scirocco] [Santa Ana] Ltd.

[1]	Other account details to be specified to the extent Proceeds are required to be credited to another account in accordance with the requirements of any Restricted Tranche.
[2]	This confirmation is to be given in respect of all Utilisations except the final Utilisation of any Term Loan.

APPENDIX

FORM OF COST CERTIFICATE

To:	[•] as Intercreditor Agent

[•] as Commercial Facility Agent

[•] as GIEK Facility Agent

[•] as KEXIM Facility Agent

From: Pacific [Bora][Mistral][Scirocco][Santa Ana] Ltd.

Dated: [•]

Dear Sirs

We refer to the Utilisation Request dated as of today’s date and to the Project Facilities Agreement among Pacific Bora Ltd., Pacific Mistral Ltd., Pacific Scirocco Ltd. and Pacific Santa Ana Ltd. as Borrowers, Pacific Drilling Limited as Guarantor, DnB NOR Bank ASA (New York Branch) as Commercial Facility Agent, GIEK Facility Agent, Accounts Bank, Intercreditor Agent, Security Trustee and Mandated Lead Arranger, Crédit Agricole Corporate & Investment Bank as KEXIM Facility Agent and Mandated Lead Arranger and certain Lenders and other Persons dated [•] 2010 (the “Agreement”). This is a Cost Certificate and is delivered pursuant to Clause 4.4 of, and Paragraph 2.14 of Schedule 2 to, the Agreement. Defined terms used in this Cost Certificate shall have the meanings given to them in the Agreement unless otherwise defined in this Cost Certificate.

WE HEREBY CERTIFY THAT:

1.	the proceeds of the proposed Utilisation shall be applied only to Permitted Uses and otherwise in accordance with Clause 19.1 of the Agreement;

2.	our projected future costs to be funded by the proposed Utilisation in the [60 days/ three months][3] following the date of this Cost Certificate are as follows:

[Shipyard change orders (as provided for in the initial construction budget)]	US$ [•]

[Shipyard costs]	US$ [•]

[Subsea equipment]	US$ [•]

[Drilling riser system, tools and tubulars]	US$ [•]

[Misc OFE items]	US$ [•]

[Shipyard supervision & engineering]	US$ [•]

[Rig operating costs and rig crew]	US$ [•]

[Inventory]	US$ [•]
[Owner commissioning costs]	US$ [•]

[Other allowable costs including interest	US$ [•]

payments and commissioning costs]

Total	US$ [•]

[3]	Three month option only permitted to be selected for the final Utilisation of any Term Loan.

3.	the proceeds of the last Utilisation in accordance with the Utilisation Request dated [•] were applied only to Permitted Uses and otherwise in accordance with Clause 19.1 of the Agreement; and

4.	our costs incurred in respect of the construction of the Vessel, up to and including the date of this Cost Certificate are as follows:

[Shipyard change orders (as provided for in the initial construction budget)]	US$ [•]

[Shipyard costs]	US$ [•]

[Subsea equipment]	US$ [•]

[Drilling riser system, tools and tubulars]	US$ [•]

[Misc OFE items]	US$ [•]

[Shipyard supervision & engineering]	US$ [•]

[Rig operating costs and rig crew]	US$ [•]

[Inventory]	US$ [•]

[Owner commissioning costs]	US$ [•]

[Other allowable costs including interest payments and commissioning costs]	US$ [•]

Total	US$ [•]

Yours faithfully

authorised signatory for

Pacific [Bora][Mistral][Scirocco][Santa Ana] Ltd.

Part B

FORM OF ADVANCE NOTICE

From: Pacific [Bora] [Mistral] [Scirocco] [Santa Ana] Ltd.

To:	[•] as KEXIM Facility Agent

Dated:

Dear Sirs

We refer to the Project Facilities Agreement between Pacific Bora Ltd., Pacific Mistral Ltd., Pacific Scirocco Ltd. and Pacific Santa Ana Ltd. as Borrowers, Pacific Drilling Limited as Guarantor, DnB NOR Bank ASA (New York Branch) as Commercial Facility Agent, GIEK Facility Agent, Accounts Bank, Intercreditor Agent, Security Trustee and Mandated Lead Arranger, Crédit Agricole Corporate & Investment Bank as KEXIM Facility Agent and Mandated Lead Arranger and certain Lenders and other Persons dated [•] 2010 (the “Agreement”).

1.	Defined terms used in this Advance Notice shall have the meanings given to them in the Agreement.

2.	This is an Advance Notice and is delivered pursuant to Clause 4 of the Agreement.

3.	We wish to make a Utilisation in respect of [Vessel] under the Pacific [Bora] [Mistral] [Scirocco] [Santa Ana] Term Loan on the following terms:

Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business
Day in the same month or, if there is not one, on the
preceding Business Day)

Amount:	[•] Dollars

Interest Period:	[•]

4.	The total amount to be requested pursuant to the Utilisation Request for the proposed Utilisation will be divided between the Commercial Tranche, the GIEK Tranche and the KEXIM Tranche of the Pacific [Bora] [Mistral] [Scirocco] [Santa Ana] Term Loan in accordance with Clause 4.2(a) of the Agreement as follows:

Commercial Tranche	[•] Dollars

GIEK Tranche	[•] Dollars

KEXIM Tranche	[•] Dollars

5.	We consider that each condition specified in paragraph 2 of Schedule 2 (Conditions precedent to Utilisation) (other than the conditions specified in paragraphs 2.6, 2.11, 2.14(b) and 2.21) is satisfied on the date of this Advance Notice in respect of the proposed Utilisation.

6.	We confirm that this Advance Notice is delivered within the time periods specified in Clause 4.1 of the Agreement.

Yours faithfully

authorised signatory for

Pacific [Bora] [Mistral] [Scirocco] [Santa Ana] Ltd.

SCHEDULE 5

UTILISATION SCHEDULES

Indicative Utilisation Schedule

		Amounts in $ ‘000
	Bora Term	Scirocco	Mistral	Santa Ana
	Loan	Term Loan	Term Loan	Term Loan
30-Nov-2010	450,000	—	—	—
31-Dec -2010	—	—	—	—
31-Jan -2011	—	—	—	84,000
28-Feb-2011	—	—	—	—
31-Mar-2011	—	200,000	—	22,000
30-Apr-11	—	—	—	—
31-May-2011	—	175,000	200,000	15,000
30-Jun-2011	—	—	—	—
31-Jul-2011	—	—	175,000	329,000
31-Aug-2011	—	—	—	—
30-Sep--2011	—	—	—	—
31-Oct-2011	—	—	—	—
30-Nov-2011	—	—	—	—
Total	450,000	375,000	375,000	450,000

This Utilisation Schedule is based on the current conservative forecast assumptions and reflects the Borrowers’ current estimates. The Utilisation Schedule ultimately may vary depending upon a number of factors, including the timing of the Acceptable Charter approvals, changes in the Borrowers’ capex schedule and the size of the Term Loans approved by the Lenders.

SCHEDULE 6

SHIPBUILDING CONTRACT DIRECT AGREEMENTS

1.	A shipbuilding contract direct agreement between Pacific Bora Ltd., Samsung Heavy Industries Co., Ltd and the Security Trustee.

2.	A shipbuilding contract direct agreement between Pacific Mistral Ltd., Samsung Heavy Industries Co., Ltd and the Security Trustee.

3.	A shipbuilding contract direct agreement between Pacific Scirocco Ltd., Samsung Heavy Industries Co., Ltd and the Security Trustee.

4.	A shipbuilding contract direct agreement between Pacific Santa Ana Ltd., Samsung Heavy Industries Co., Ltd and the Security Trustee.

SCHEDULE 7

MANDATORY COSTS FORMULA

1.	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Relevant Facility Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender for which it is the Relevant Facility Agent, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by each such Facility Agent as a weighted average of the relevant affected Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each such Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.	The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to its Relevant Facility Agent. This percentage will be certified by that Lender in its notice to such Facility Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office. If a Lender fails to notify any Additional Cost Rate in accordance with this paragraph 3, the Relevant Facility Agent shall be entitled to assume that no such Additional Cost Rate has been incurred by such Lender.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Relevant Facility Agent as follows:

E x 0.01	per cent. per annum.
300

Where:

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Relevant Facility Agent as being the average of the most recent rates of charge supplied by the Reference Banks to such Facility Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

For the purposes of this Schedule:

(a)	“Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(b)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under Column 1 of the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(c)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

5.	If requested by a Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to such Facility Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

6.	Each Lender shall supply any information required by the Relevant Facility Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Relevant Facility Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Relevant Facility Agent of any change to the information provided by it pursuant to this paragraph.

7.	The rates of charge of each Reference Bank for the purpose of E above shall be determined by the Relevant Facility Agent based upon the information supplied to it pursuant to paragraphs 6 and 7 above and on the assumption that, unless a Lender notifies the Relevant Facility Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

8.	No Facility Agent shall have any liability to any Person if such determination results in an Additional Cost Rate that over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

9.	Each Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders for which it is the Relevant Facility Agent on the basis of the Additional Cost Rate for each such Lender based on the information provided by each such Lender and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

10.	Any determination by a Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender for which it is the Relevant Facility Agent shall, in the absence of manifest error, be conclusive and binding on all Parties.

11.	A Facility Agent may from time to time, after consultation with the Borrowers and the Lenders for which it is the Relevant Facility Agent and the other Facility Agents, determine and notify to all Parties any amendments that are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 8

CAPITAL STOCK

Details of each Obligor’s authorised, issued and outstanding capital stock are set out in the table below.

			AUTHORISED
AUTHORISED	ISSUED SHARE		BUT UNISSUED
SHARE CAPTIAL	CAPTIAL		SHARE CAPITAL		SHAREHOLDER
Pacific Drilling Limited

2,000,000	1,920,761		79,239		Pacific Gibco

Pacific Bora Ltd.

500	500		0		Pacific Drilling Limited

Pacific Mistral Ltd.

500	500		0		Pacific Drilling Limited

Pacific Scirocco Ltd.

500	500		0		Pacific Drilling Limited

Pacific Santa Ana S.à r.l.

	[	•]	[	•]	Pacific Santa Ana Ltd.

SCHEDULE 9

FORM OF MORTGAGE OVER VESSEL

Dated [•]

FIRST PREFERRED MORTGAGE

[INSERT NAME]

As Shipowner

and

DNB NOR BANK ASA (NEW YORK BRANCH)

As Mortgagee

“[INSERT VESSEL NAME]”

This FIRST PREFERRED MORTGAGE (this “Mortgage”) dated [•], from [INSERT NAME], a Liberian corporation, with an office at [INSERT ADDRESS] (the “Shipowner”), to DnB NOR Bank ASA (New York Branch), as security trustee and agent for the Secured Parties, a company organized and existing under the laws of Norway, having an address at 200 Park Avenue, New York, NY 10166 (the “Mortgagee”), covering the Liberian flag vessel “[INSERT VESSEL NAME]”, Official No. [•], of [•] gross and [•] net tons, or thereabouts, built by Samsung Heavy Industries Co., Ltd., a corporation incorporated and existing under the laws of the Republic of Korea having its registered office at 1321-15, Seocho-Gu, Seocho-Dong, Seoul, Korea in [INSERT LOCATION] in [INSERT YEAR], and duly documented in the name of the Shipowner under the laws of the Republic of Liberia with her homeport at Monrovia, Liberia (the “Vessel”), to secure the repayment of up to [•] Dollars ([•] Dollars) and interest, costs and performance of mortgage covenants.

WITNESSES THAT:

A.	The Shipowner acknowledges that it is justly indebted to the Mortgagee in an amount of up to [•] Dollars ([•] Dollars) and interest, costs and performance of mortgage covenants under a project facilities agreement dated [•] 2010 (the “Project Facilities Agreement”), the form of which is set out as Exhibit A, made between, among others, the Shipowner and [•], [•] and [•] (together, the “Borrowers”) as joint and several borrowers, Pacific Drilling Limited, as guarantor, DnB NOR Bank ASA (New York Branch), Crédit Agricole Corporate & Investment Bank, as the mandated lead arrangers, the commercial facility lenders listed in schedule 3 to the Project Facilities Agreement, as the commercial facility lenders, Eksportfinans ASA, as the GIEK facility lender, Export-Import Bank of Korea, as the KEXIM facility lender, DnB NOR Bank ASA (New York Branch), as the commercial facility agent and GIEK facility agent, Crédit Agricole Corporate & Investment Bank, as the KEXIM facility agent, each hedging party that has acceded to the Project Facilities Agreement, each as a hedging party and DnB NOR Bank ASA (New York Branch), as the security trustee, intercreditor agent and accounts bank, whereunder said Borrowers are obliged to repay a loan amount of up to [•] Dollars ([•] Dollars) (the “Loan”) according to the terms and conditions of the Project Facilities Agreement, however the Loan shall be repaid not later than [•] , and furthermore, to pay interest as further specified in the Project Facilities Agreement, on a basis applicable for the agreed individual interest periods for the agreed currency or currencies, all as provided in the Project Facilities Agreement.

B.	The Borrowers, the Guarantor, the Facility Agents, the Hedging Parties, the Mortgagee, the Intercreditor Agent, the Accounts Bank and others have entered into or, on or about the date of this Mortgage, shall enter into the Intercreditor Agreement, the form of which is set out as Exhibit B, which governs the relationship between the Secured Parties and regulates the claims of the Secured Parties against the Borrowers and the Guarantor and the enforcement by the Secured Parties of the Security.

C.	The Shipowner is the sole owner of the whole of the Vessel and in order to secure the payment of the Indebtedness (as defined below) and the performance and observance of and compliance with the other Shipowner’s Obligations (as defined below), the Shipowner duly has authorized the execution and delivery of this Mortgage under and pursuant to Chapter 3 of Title 21 of the Liberian Code of Laws of 1956, as amended.

D.	This Mortgage is made “pursuant to agreement” within the meaning of Section 106A of Chapter 3 of Title 21 of the Liberian Code of Laws of 1956, as amended.

NOW, THEREFORE, THIS MORTGAGE WITNESSES:

1.	DEFINITIONS AND INTERPRETATIONS

(a)	Except as otherwise expressly provided in this Mortgage, capitalized terms used in this Mortgage shall have the meanings given to them in schedule 1 to the Project Facilities Agreement. To the extent such terms are defined by reference to any other Transaction Document, for the purposes of this Mortgage, such terms shall continue to have their original definitions (but will bear the governing law of this Mortgage) notwithstanding any termination, expiration or amendment of any such Transaction Document, except to the extent that the parties to this Mortgage agree to the contrary.

(b)	Except as otherwise expressly provided in this Mortgage, the rules of interpretation set out in clause 1.2 of the Project Facilities Agreement shall apply to this Mortgage.

2.	PAYMENT OF THE INDEBTEDNESS

The Shipowner agrees to pay the Indebtedness (as defined below) in accordance with the terms of this Mortgage and the other Finance Documents and shall observe, perform and comply with all of the Shipowner’s Obligations (as defined below).

3.	MORTGAGE

(a)	In consideration of the premises, as above recited and other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to secure the payment of the Senior Debt Obligations arising in respect of and under the Project Facilities Agreement and the other Finance Documents according to the terms thereof, including any obligation for the payment of all such other sums as hereafter may become secured by this Mortgage in accordance with the terms hereof (all such Senior Debt Obligations and other sums, the “Indebtedness”), and to secure the performance and observance of and compliance with the covenants, terms and conditions contained or implied in this Mortgage and in the other Finance Documents (together with the Indebtedness, the “Shipowner’s Obligations”), the Shipowner has granted, conveyed, mortgaged, pledged, set over and confirmed and does by this Mortgage grant, convey, mortgage, pledge, set over and confirm to the Mortgagee, its respective successors and assigns (in each case for itself and the other Secured Parties), the whole of the Vessel, together with all of the boilers, engines, machinery, masts, spares, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings and equipment and all other appurtenances thereto appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to the Vessel (together, the “Mortgaged Property”); TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns, to its and its successors’ and assigns’ own use and behoof on the terms and subject to the conditions of this Mortgage PROVIDED only, and the conditions of this Mortgage are such that, if the Mortgagee confirms to the Shipowner that the Shipowner indefeasibly shall have paid, or have caused to be paid, in full the Indebtedness to the Mortgagee on or prior to the Final Discharge Date, and shall have performed, observed and complied with all of the other Shipowner’s Obligations, then this Mortgage and the rights under this Mortgage shall cease, determine and be void but otherwise shall remain in full force and effect.

(b)	The Shipowner covenants and agrees with the Mortgagee that the Mortgaged Property shall be held by the Shipowner subject to the further covenants, conditions, provisions, terms, and uses set out in this Mortgage, the Project Facilities Agreement, any Acceptable Charter to which the Vessel is subject and the other Finance Documents.

4. REPRESENTATIONS AND WARRANTIES

The Shipowner hereby represents and warrants to the Mortgagee that:

(a)	It has full power and authority to own and mortgage the Vessel and (i) all actions necessary and required by any Legal Requirement for the execution and delivery of this Mortgage have been duly and effectively taken; and (ii) the Indebtedness is and shall be the valid and enforceable obligation of the Shipowner in accordance with its terms.

(b)	It lawfully owns and is lawfully possessed of the Vessel free from any Security Interest (except for Permitted Security) and shall warrant and defend the title and possession of the Vessel and to every part thereof for the benefit of the Mortgagee against the claims and demands of all Persons.

5. COVENANTS OF THE SHIPOWNER

The Shipowner covenants and agrees until the date that this Mortgage ceases, determines and/or otherwise becomes void in accordance with Clause 3(a) that it:

(a)	Shall cause this Mortgage to be duly recorded in accordance with the provisions of Chapter 3 of Title 21 of the Liberian Code of Laws of 1956, as amended (the “Liberian Maritime Law”), and otherwise shall comply with and satisfy all of the provisions of the Liberian Maritime Law in order to establish and maintain this Mortgage as a first preferred mortgage lien thereunder upon the Vessel and upon all renewals, replacements and improvements made in or to the same for the amount of the Indebtedness.

(b)	Shall not:

(i)	cause or permit the Vessel to be operated in any manner contrary to any applicable Legal Requirement;

(ii)	engage in any unlawful trade or violate any Legal Requirement or carry any cargo that shall expose the Vessel to penalty, forfeiture or capture; or

(iii)	do, or suffer or permit to be done, anything that could or may injuriously affect the registration of the Vessel under the Legal Requirements of the Republic of Liberia and shall at all times keep the Vessel duly documented thereunder.

(c)	Shall pay and discharge or cause to be paid and discharged when due and payable, from time to time, all taxes, assessments, governmental charges, fines and penalties lawfully imposed on the Vessel or any income therefrom.

(d)	Shall not, and shall ensure that no charterer, the master of the Vessel nor any other Person shall, have any right, power or authority to create, incur or permit to be placed or imposed or continued upon the Vessel any Security Interest (except Permitted Security).

(e)	Shall place and at all times and places retain a properly certified copy of this Mortgage on board the Vessel with the Vessel’s papers and shall cause each such certified copy and papers to be exhibited to any and all Persons having business with the Vessel that might give rise to any Security Interest on the Vessel (except for Permitted Security), and shall place and keep prominently displayed in the chart room and in the master’s cabin of the Vessel a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than six inches wide by nine inches high reading as follows:

“NOTICE OF MORTGAGE

This Vessel is owned by [•], a Liberian corporation, and is covered by a First Preferred Mortgage in favor of DnB NOR Bank ASA (New York Branch), under the authority of Chapter 3 of Title 21 of the Liberian Code of Laws of 1956, as amended. Under the terms of the said Mortgage, neither the Shipowner, any charterer, the master of this Vessel nor any other Person has the right, power or authority to create, incur or permit to exist upon this Vessel any lien whatsoever other than for crew’s wages and salvage.”

(f)	Except for this Mortgage and any other Permitted Security, shall not suffer to be continued any Security Interest on the Vessel, and in due course and in any event within 30 days after the same becomes due and payable or within 14 days after being requested to do so by the Mortgagee, shall pay or cause to be discharged or make adequate provision for the satisfaction or discharge of all claims or demands, or shall cause the Vessel to be released or discharged from any Security Interest therefor.

(g)	If a legal proceeding is commenced against the Vessel or the Vessel otherwise is attached, levied upon or taken into custody by virtue of any legal proceeding in any court, promptly shall notify the Mortgagee thereof, and within 15 days shall cause the Vessel to be released and all Security Interests over the Vessel other than any Security Interest created pursuant to this Mortgage or any other Security Document to be discharged and promptly shall notify the Mortgagee thereof in the manner aforesaid. The Shipowner shall notify the Mortgagee within 48 hours of any average or salvage incurred by the Vessel.

(h)	At all times and without cost or expense to the Mortgagee, shall maintain and preserve, or cause to be maintained and preserved, the Vessel and all its equipment, outfit and appurtenances in accordance with Customary Industry Practice and the requirements of any Acceptable Charter, and shall keep the Vessel, or cause the Vessel to be kept, in such condition as will entitle her to the highest class for vessels of the same type with American Bureau of Shipping (ABS), Det Norske Veritas (DNV) or other reputable classification society approved by the Mortgagee. The Vessel shall comply, and the Shipowner covenants that at all times it shall comply, with all applicable Legal Requirements of the Republic of Liberia, and shall have on board as and when required by such Legal Requirements valid certificates showing compliance therewith. The Shipowner shall not make, or permit to be made, any substantial change in the structure, type or speed of the Vessel or change in her rig, without the prior written approval of the Mortgagee.

(i)	Shall notify the Mortgagee, or cause the Mortgagee to be notified, in writing of:

(i)	any material requirement or recommendation made by any insurer or classification society or by any competent authority that is not complied with in accordance with Customary Industry Practice;

(ii)	any arrest of the Vessel or the exercise or purported exercise of any Security Interest on the Vessel or her earnings; or

(iii)	any occurrence of circumstances forming the basis of an environmental claim,

promptly upon becoming aware of the same.

(j)	Shall submit the Vessel, or cause the Vessel to be submitted, on a timely basis to such periodic or other surveys as may be required for classification purposes and, if requested by the Mortgagee, supply or cause to be supplied to the Mortgagee copies of all survey and inspection reports and confirmations of class issued in respect thereof.

(k)	Shall:

(i)	afford the Mortgagee or its authorised representative access to the Vessel as they may require, on reasonable notice and at reasonable times for the purpose of inspecting the Vessel and her cargo and papers, in each case to verify compliance with the requirements of the Finance Documents, subject to the Mortgagee and its authorised representatives complying with health and safety rules and procedures, and provided that (A) unless an Event of Default is continuing, no more than two inspection visits per calendar year shall be permitted pursuant to this Clause 5.1(k)(i); and (B) no inspection visit shall interfere with the commercial operations of the Vessel; and

(ii)	deliver for inspection, at the reasonable request of the Mortgagee for the purpose of verifying compliance with the requirements of the Finance Documents, copies of any and all contracts and documents relating to the Vessel, whether on board or not, provided that the delivery of any such contracts or documents shall not cause the Shipowner to be in breach of the terms of any confidentiality obligations binding on it in respect of such contracts or documents.

(l)	To the extent that such information has not been furnished to the Mortgagee in connection with the approval of an Acceptable Charter relating to the Vessel, promptly shall furnish, or use its best efforts to cause promptly to be furnished, to the Mortgagee all such information as the Mortgagee from time to time reasonably may request regarding the Vessel, her employment, position and engagements and particulars of all towages and salvages.

(m)	Shall not change the flag, registry or class of the Vessel without the prior written approval of the Mortgagee, and any such written approval to any one change of flag, registry or class shall not be construed to be a waiver of this Clause 5(m) with respect to any subsequent proposed change of flag, registry or class.

(n)	Shall not sell, mortgage, demise, charter (except in respect of the charter of the Vessel in accordance with an Acceptable Charter), change the management of, transfer or otherwise dispose of the Vessel without the prior written approval of the Mortgagee except as otherwise expressly contemplated under the Finance Documents. Any such written approval of the Mortgagee shall not be construed to be a waiver of this Clause 5(n) with respect to any subsequent proposed sale, mortgage, demise, charter or transfer. Any such sale, mortgage, demise, charter or transfer of the Vessel shall be subject to the provisions of this Mortgage and the Security created by or pursuant to this Mortgage.

(o)	Shall not put the Vessel or suffer her to be put into the possession of any Person for the purpose of work being done upon her other than routine dry dockings and ordinary maintenance:

(i)	in an amount exceeding or likely to exceed 50,000,000 Dollars without the prior written consent of the Mortgagee (which consent shall be in the form of an approved Repair Plan in accordance with clause 19.34 of the Project Facilities Agreement); or

(ii)	in an amount less than or likely to be less than 50,000,000 Dollars, without the prior written consent of the Mortgagee, unless such work is fully covered by insurance, subject to applicable deductibles satisfactory to the Mortgagee, or unless such Person first shall have given to the Mortgagee (and on terms satisfactory to the Mortgagee) a written undertaking not to exercise any Security Interest on the Vessel or her earnings for the cost of such work or otherwise.

(p)	Shall comply with all of its obligations under the Finance Documents with respect to the insurance of the Vessel.

(q)	Shall comply with all applicable Legal Requirements (including Legal Requirements pertaining to the environment) applicable to it or any of its assets, including the Vessel.

(r)	Shall perform fully its material obligations under any and all charter parties, including any Acceptable Charter, that it may enter into with respect to the Vessel.

(s)	Shall comply with all of its covenants and obligations under each of the other Finance Documents to which it is a party.

6.	EVENTS OF DEFAULT AND REMEDIES

(a)	If an Event of Default is continuing, the Security created by or pursuant to this Mortgage immediately shall become enforceable and the Mortgagee, in addition to the remedies afforded to it under the Finance Documents and in accordance with the Finance Documents, shall have the right:

(i)	to exercise all of the rights and remedies in foreclosure and otherwise given to Mortgagee by the provisions of the laws of the Republic of Liberia or of any other jurisdiction where the Vessel may be found;

(ii)	to bring suit at law, in equity or in admiralty, as it may elect, to recover judgment for the Indebtedness, and collect the same out of any and all property of the Shipowner, whether covered by this Mortgage or otherwise;

(iii)	to require that all documents and records relating to the Insurance Policies or other insurances in respect of the Mortgaged Property (including details of, and correspondence concerning, any outstanding claim) immediately be delivered to the Mortgagee or its nominee;

(iv)	to collect, recover, compromise and/or give a good discharge for any moneys or claims in respect of the Vessel and to permit any brokers through which collection or recovery is effected to charge the usual brokerage for doing so;

(v)	to settle, refer to arbitration, compromise and/or arrange any claims, accounts, disputes, questions and demands with or by any Person that relate to the Vessel;

(vi)	without any notice, to take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process and without being responsible for loss or damage, and the Shipowner or other Person in possession upon demand of the Mortgagee immediately shall surrender to the Mortgagee possession of the Vessel and the Mortgagee, without being responsible for loss or damage, may hold, lay up, lease, charter, operate or otherwise use the Vessel for such time and upon such terms as it may deem appropriate, in its sole discretion, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of the Vessel or in respect of any insurance maintained in respect of the Vessel from any Person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to Clause 6(a)(vii), all costs, expenses, charges, damages, or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right given to it in this Mortgage to take the Vessel, the Mortgagee shall have the right to dock the Vessel, for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock the Vessel at any other place at the cost and expense of the Shipowner;

(vii)	without any notice, to take and enter into possession of the Mortgaged Property, at any time, wherever the same may be, without legal process, and if it seems desirable to the Mortgagee and without being responsible for loss or damage, sell the Mortgaged Property at any place and at such time as the Mortgagee may specify and in such manner and upon such terms and conditions as the Mortgagee may deem advisable, free from any claim by the Shipowner in admiralty, in equity, at law or by any other Legal Requirement, at public or private sale, by sealed bids or otherwise. Any sale may be held at such place and at such time as the Mortgagee may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and, without any notice or publication, the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned, and any sale may be conducted without bringing the Mortgaged Property to the place designated for such sale and in such manner as the Mortgagee in its sole discretion may deem to be appropriate, and the Mortgagee may become the purchaser at any sale.

(b)	Any sale of the Mortgaged Property pursuant to this Mortgage, whether under the power of sale granted under this Mortgage or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner in the Mortgaged Property and shall bar the Shipowner, its successors and assigns, and all Persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In case of any such sale, the Mortgagee, if it is the purchaser, shall be entitled, for the purpose of making settlement or payment for the Mortgaged Property, to use and apply the Indebtedness in order that there may be credited against the amount remaining due and unpaid the sums payable out of the net proceeds of such sale to the Mortgagee after allowing for the costs and expense of sale and other related charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Indebtedness. At any such sale, the Mortgagee may bid for and purchase the Mortgaged Property and upon compliance with the terms of sale may hold, retain and dispose of the Mortgaged Property without further accountability therefor.

(c)	Whenever any right to enter and take possession of the Mortgaged Property accrues to the Mortgagee, it may require the Shipowner to deliver, and the Shipowner on demand and at its own cost and expense shall deliver to the Mortgagee, the Mortgaged Property as demanded.

(d)	If any legal proceeding shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Mortgaged Property and of the freights, hire, earnings, issues, revenues, income and profits due, or to become due, and arising from the operation of the Vessel.

(e)	The Shipowner authorizes and empowers the Mortgagee or its appointee to appear in the name of the Shipowner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Mortgaged Property because of, or on account of, any alleged Security Interest against the Mortgaged Property from which the Mortgaged Property has not been released and to take such proceedings as the Mortgagee may deem necessary in the defence of such suit and the purchase or discharge of such Security Interest, and all expenditures made or incurred by it for the purpose of such defense or purchase or discharge shall form part of the Senior Debt Obligations.

(f)	The Mortgagee shall apply any proceeds from time to time held by it and the net proceeds of any collection, recovery, receipt, appropriation, realization or sale with respect to the Vessel or any other Mortgaged Property, in accordance with clause 12.1 of the Intercreditor Agreement.

(g)	Until the occurrence of an Event of Default that is continuing, the Shipowner, subject to the terms of the Finance Documents, shall:

(i)	be permitted to retain actual possession and use of the Vessel; and

(ii)	have the right, from time to time, in accordance with Finance Documents, to dispose of, free from the Security created by or pursuant to this Mortgage, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings or equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, first or simultaneously replacing the same by new boilers, engines, machinery, masts, spars sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings or equipment, or other appurtenances of substantially equal value to the Shipowner, which immediately shall become subject to the Security Interests created pursuant to this Mortgage as a preferred mortgage thereon.

7.	LIABILITY AND INDEMNITY

(a)	Neither the Mortgagee nor any Secured Party shall be liable in any way to the Shipowner (whether as mortgagee in possession or otherwise) to account or be liable for any loss upon realization, or for any neglect or default of any nature whatsoever in connection therewith, for which a mortgagee may be liable as such.

(b)	The Shipowner will indemnify and hold harmless and keep indemnified the Mortgagee and each other Indemnified Person in respect of all Losses that any of them may sustain as a consequence of:

(i)	anything done or omitted in the exercise or purported exercise of the powers contained in this Mortgage or arising pursuant to this Mortgage;

(ii)	any breach by the Shipowner of any of its obligations under this Mortgage; or

(iii)	any environmental claim made or asserted against an Indemnified Person that would not have arisen if this Mortgage had not been executed,

save where such Losses arise as a consequence of the gross negligence, willful misconduct or fraud of an Indemnified Person.

8.	POWER OF ATTORNEY

(a)	The Shipowner, by way of security, irrevocably appoints the Mortgagee and any receiver and/or manager appointed by the Mortgagee and any delegates or sub-delegates appointed by the Mortgagee, any receiver and/or manager severally to be its attorney with power (in the name of the Shipowner or otherwise):

(i)	to execute, deliver and perfect all documents and do all things that the attorney may consider to be required for carrying out any obligation imposed on the Shipowner under this Mortgage; and

(ii)	if an Event of Default is continuing, to do all acts that the Shipowner could do in connection with the Mortgaged Property, including, without limitation, to execute and deliver a bill of sale transferring title in the Vessel to a third party.

(b)	The Shipowner, to the greatest extent possible in light of relevant Legal Requirements, hereby ratifies and confirms, and agrees to ratify and confirm, whatever an attorney does or purports to do under its appointment pursuant to this Clause 8.

9.	FURTHER ASSURANCE

(a)	The Shipowner covenants and agrees that, on demand, at its own cost and expense, it shall:

(i)	execute and deliver such other documents and/or instruments and do such things that may be necessary or desirable or that the Mortgagee in its sole discretion may deem necessary or desirable in order to perfect and protect any Security Interests granted or purported to be granted pursuant to this Mortgage, or to enable the Mortgagee to exercise and enforce, in accordance with this Mortgage, its rights and remedies under this Mortgage with respect to any Mortgaged Property; and

(ii)	do any and all things that the Mortgagee may specify to facilitate the Mortgagee’s entitlements as described in Clause 6 or elsewhere in this Mortgage.

(b)	The Mortgagee may take any action to remedy any breach by the Shipowner of its undertakings under this Mortgage.

10.	MISCELLANEOUS

(a)	All of the covenants and other obligations of the Shipowner in this Mortgage shall bind the Shipowner and its successors and assigns and shall inure to the benefit of the Mortgagee and its successors and assigns.

(b)	Any right, power or authority granted or given to the Mortgagee under this Mortgage may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee.

(c)	This Mortgage may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

(d)	In the event that this Mortgage or any of the documents or instruments that from time to time may be delivered hereunder, or any provision of this Mortgage shall be deemed invalid or shall be deemed to affect adversely the preferred status of this Mortgage under any applicable Legal Requirement or by a decision of any court, such provision shall cease to be a part of this Mortgage and shall not affect the validity and/or enforceability of all or any other part of this Mortgage or such other documents or instruments, which shall remain in full force and effect.

(e)	All notices and other communications under or in connection with this Mortgage shall be sent in accordance with the provisions of clause 37.1 of the Project Facilities Agreement, the provisions of which are incorporated by reference as if set out in this Mortgage in full.

(f)	Notwithstanding anything to the contrary contained in this Mortgage, it is intended that nothing in this Mortgage shall waive the preferred status of this Mortgage and that, if any provision or portion thereof in this Mortgage shall be construed to waive the preferred status of this Mortgage, then such provision to such extent shall be void and of no effect.

(g)	The Security created by or pursuant to this Mortgage shall be cumulative and shall be in addition to every other Security Interest that the Secured Parties may at any time hold for any of the Senior Debt Obligations, whether or not under the Security Documents. Each and every power and remedy given to the Mortgagee under this Mortgage or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any default shall impair any such right, power or remedy or be construed to be a waiver of any such default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any Security Interest or of any payment of, or on account of, the Indebtedness maturing after any Event of Default or of any payment on account of any past Event of Default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby.

(h)	This Mortgage shall be read together with the Project Facilities Agreement and the Intercreditor Agreement and in the event of a conflict between the terms of this Mortgage and the terms of the Project Facilities Agreement or the Intercreditor Agreement, the terms of the Project Facilities Agreement or the Intercreditor Agreement (as applicable) shall prevail to the extent not contrary to any relevant Legal Requirement relating to the creation, validity and enforceability of the Security Interests purported to be created pursuant to this Mortgage and provided further that this Clause 10(h) shall not be construed to limit in any way any covenant or obligation of the Shipowner under this Mortgage.

(i)

For the purpose of recording this Mortgage under Chapter 3 of Title 21 of the Liberian Code of Law of 1956, as amended, the total maximum amount is [•] Dollars ([•] Dollars), or an equivalent amount in any alternate unit of account, and interest and costs and performance of mortgage covenants. The maturity date is [•].[4] The discharge amount is the same as the total maximum amount.

(j)	This Mortgage shall be governed by, and construed under, the laws of the Republic of Liberia without regard to principles of conflict of laws.

[4]	Final maturity date to be determined at the time that this Mortgage is entered into in accordance with the provisions of the Project Facilities Agreement.

EXHIBIT A

PROJECT FACILITIES AGREEMENT

EXHIBIT B

INTERCREDITOR AGREEMENT

IN WITNESS WHEREOF, the Shipowner has caused this Mortgage to be duly executed the day and year first above written.

[INSERT SHIPOWNER’S NAME]

Name:

Title:

ACKNOWLEDGEMENT

[—])

[—])

On the              day of [—] in the year [—] 2010, before me, the undersigned, personally appeared [—], personally known to me or proved to me on the basis of satisfactory evidence, to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed this instrument.

Notary Public/Deputy Commissioner

SCHEDULE 10

FORM OF INTEREST PERIOD SELECTION NOTICE

From: Pacific [Bora] [Mistral] [Scirocco] [Santa Ana] Ltd.

To:	[•] as Commercial Facility Agent

[•] as GIEK Facility Agent

[•] as KEXIM Facility Agent

[•] as Intercreditor Agent

Dated:

Dear Sirs

1.	We refer to the Project Facilities Agreement between Pacific Bora Ltd., Pacific Mistral Ltd., Pacific Scirocco Ltd. and Pacific Santa Ana Ltd. as Borrowers, Pacific Drilling Limited as Guarantor, DnB NOR Bank ASA (New York Branch) as Commercial Facility Agent, GIEK Facility Agent, Accounts Bank, Intercreditor Agent, Security Trustee and Mandated Lead Arranger, Crédit Agricole Corporate & Investment Bank as KEXIM Facility Agent and Mandated Lead Arranger and certain Lenders and other Persons dated [•] 2010 (the “Agreement”).

2.	Defined terms used in this Selection Notice shall have the meanings given to them in the Agreement.

3.	This is a Selection Notice as referred to in the Agreement.

4.	We refer to the following Loan[s] made or to be made available to the Borrower in Dollars [with an Interest Period ending on [•]]: [•]

5.	[We request that the next Interest Period for the above Loan[s] is [•] months].

6.	This Selection Notice is irrevocable.

Yours faithfully

. authorised signatory for

Pacific [Bora] [Mistral] [Scirocco] [Santa Ana] Ltd.

SCHEDULE 11

SPECIFIED TIMES

Specified Time
Delivery of a duly completed Utilisation Request or	U-4 Business Days
Selection Notice to the Intercreditor Agent, the	9.30 a.m. (New York time)
Commercial Facility Agent, the KEXIM Facility Agent and the
GIEK Facility Agent (Clause 4.1(a) (Delivery of a
Utilisation Request) or Clause 7.1 (Selection of Interest
Periods))

Delivery of a duly completed Advance Notice to the	U-10 Business Days
KEXIM Facility Agent (Clause 4.1(a) (Delivery of	9.30 a.m. (New York time)
Utilisation Requests and Advance Notice))

The Commercial Facility Agent and the GIEK Facility	U-4 Business Days
Agent notify each Commercial Facility Lender and the	Noon (New York time)
GIEK Facility Lender respectively of the amount of that
Lender’s participation in a Loan (Clause 4.5(c)
(Lenders’participation))

The KEXIM Facility Agent notifies the KEXIM Facility	U-10 Business Days
Lender of the amount of the KEXIM Facility Lender’s	Noon (New York time)
participation in a Loan (Clause 4.5(c)(Lenders’participation))

A Reference Bank has not supplied a quotation on a	Quotation Day
Quotation Day (Clause 8.1 (Absence of quotations))	9.30 a.m. (New York time)

The Intercreditor Agent calculates the interest rate (Clause	Quotation Day
6.4 (Notification of rates of interest))	11:00 a.m. (New York time)

For the purposes of this Schedule 11, “U” means the Utilisation Date or the last day of the current Interest Period (as applicable).

SCHEDULE 12

KYC DOCUMENTS

In respect of each Obligor, QPIL, PDI, PDMS, Pacific Gibco and each other member of the Guarantor Group that is party to any Transaction Document at that time (each a “KYC Entity”), an electronic copy of an Officer’s Certificate signed by a director or company secretary of such entity and that attaches each of the following documents, to the extent not otherwise required to be provided in accordance with Part 1 of Schedule 2:

(a)	the Certificate of Incorporation of such KYC Entity;

(b)	the Articles of Incorporation of such KYC Entity;

(c)	in respect of the directors of such KYC Entity, a list of all directors’ names, nationalities, dates of birth, and residential addresses, together with documentary evidence confirming such items;

(d)	the minutes of the general assembly of the shareholders of such KYC Entity, appointing the directors of such KYC Entity;

(e)	a list of the names and business addresses of the shareholders of such KYC Entity;

(f)	resolutions of the board of directors of such KYC Entity:

(i)	authorising such KYC Entity’s entry into the Transaction Documents to which it is a party and the transactions contemplated thereby;

(ii)	authorising a specified Person or Persons (including any applicable attorney) who may execute the Transaction Documents to which such KYC Entity is a party on behalf of such KYC Entity; and

(iii)	confirming that such KYC Entity itself is assuming all obligations under each such Transaction Document and is not acting as an agent on behalf of any other entity in such regard;

(g)	in respect of such KYC Entity, a list of the specimen signatures of each of the authorised signatories referred to in paragraph (f)(ii) of this Schedule 12; and

(h)	a copy of the share register (or equivalent documentation evidencing ownership) of such KYC Entity.

SCHEDULE 13

FORM OF ASSIGNMENT AGREEMENT

To:	[•] as [Commercial][GIEK][KEXIM] Facility Agent

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:	[•]

Dear Sirs,

1.	We refer to the project facilities agreement dated as of [•] between Pacific Bora Limited, Pacific Mistral Limited, Pacific Scirocco Limited and Pacific Santa Ana S.à r.l. as Borrowers, Pacific Drilling Limited as Guarantor, DnB NOR Bank ASA (New York Branch) as Commercial Facility Agent, GIEK Facility Agent, Accounts Bank, Intercreditor Agent, Security Trustee and Mandated Lead Arranger, Crédit Agricole Corporate & Investment Bank as KEXIM Facility Agent and Mandated Lead Arranger and certain Lenders and other Persons, as such agreement may be amended from time to time (the “Project Facilities Agreement”).

2.	This is an Assignment Agreement. Terms defined in the Project Facilities Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

3.	We refer to Clause 30.1 of the Project Facilities Agreement:

(a)	The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Project Facilities Agreement and the other Finance Documents that relate to that portion of the Existing Lender’s Commitment and participations in Loans under the Project Facilities Agreement as specified in the schedule to this Assignment Agreement.

(b)	The Existing Lender is released from all the obligations of the Existing Lender that correspond to that portion of the Existing Lender’s Commitment and participations in Loans under the Project Facilities Agreement specified in the schedule to this Assignment Agreement.

(c)	The New Lender becomes a Party as a [Commercial] [GIEK] [KEXIM] Facility Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph 3 (b) above.

4.	The proposed Transfer Date is [•].

5.	On or about the date of this Assignment Agreement, the New Lender shall enter into an Accession Deed pursuant to which, with effect from the Transfer Date, the New Lender shall become a Party to the Project Facilities Agreement and the Intercreditor Agreement [and any other relevant Finance Documents] as a [Commercial] [GIEK] [KEXIM] Facility Lender.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out Clause 30.4 of the Agreement.

7.	This Assignment Agreement acts as notice to the [Commercial] [GIEK] [KEXIM] Facility Agent (on behalf of each [Commercial] [GIEK] [KEXIM] Facility Lender) and, upon delivery in accordance with Clause 30.7 of the Agreement, to the Guarantor (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

8.	This Assignment Agreement may be executed in one or more counterparts all of which taken together shall constitute one and the same instrument.

9.	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English Law.

10.	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Existing Lender]	[New Lender]
By:	By:

This Assignment Agreement is accepted by the [Commercial][GIEK][KEXIM] Facility Agent and the Transfer Date is confirmed as [—].

Signature of this Assignment Agreement by the [Commercial][GIEK][KEXIM] Facility Agent constitutes confirmation by the [Commercial][GIEK][KEXIM] Facility Agent of receipt of notice of the assignment referred to herein, which notice the [Commercial] [GIEK][KEXIM] Facility Agent receives on behalf of each [Commercial] [GIEK] [KEXIM] Facility Lender.

[Commercial][GIEK][KEXIM] Facility Agent

By:

SCHEDULE 14

FORM OF TRANSFER CERTIFICATE

To:	[—] as [Commercial][GIEK][KEXIM] Facility Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:	[—]

Dear Sirs,

1.	We refer to the project facilities agreement dated as of [•] between Pacific Bora Ltd., Pacific Mistral Ltd., Pacific Scirocco Ltd. and Pacific Santa Ana S.à r.l. as Borrowers, Pacific Drilling Limited as Guarantor, DNB Bank ASA as Commercial Facility Agent, GIEK Facility Agent, Accounts Bank, Intercreditor Agent, Security Trustee and Mandated Lead Arranger, Crédit Agricole Corporate & Investment Bank as KEXIM Facility Agent and Mandated Lead Arranger and certain Lenders and other Persons, as such agreement may be amended from time to time (the “Project Facilities Agreement”).

2.	This is a Transfer Certificate. Terms defined in the Project Facilities Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

3.	We refer to Clause 30.5 of the Project Facilities Agreement:

(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the schedule to this Transfer Certificate in accordance with Clause 30.5 of the Project Facilities Agreement.

(b)	The proposed Transfer Date is [—].

4.	On or about the date of this Transfer Certificate, the New Lender shall enter into an Accession Deed pursuant to which, with effect from the Transfer Date, the New Lender shall become Party to the Project Facilities Agreement and the Intercreditor Agreement [and any other relevant Finance Documents] as a [Commercial] [GIEK] [KEXIM] Facility Lender.

5.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 30.4 of the Project Facilities Agreement.

6.	This Transfer Certificate may be executed in one or more counterparts all of which taken together shall constitute one and the same instrument.

7.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English Law.

8.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Existing Lender]	[New Lender]
By:	By:

This Transfer Certificate is accepted by the [Commercial][GIEK][KEXIM] Facility Agent and the Transfer Date is confirmed as [—].

[Commercial][GIEK][KEXIM] Facility Agent

By:

SCHEDULE 15

LEGAL OPINIONS

Part A: Initial Legal Opinions.

Legal opinion provider	Relevant law/ opinion type	Documents covered	Scope of opinion[5]

Latham & Watkins	English/ enforceability	Project Facilities Agreement, Intercreditor Agreement, each Debenture, each Share Pledge, each Shipbuilding Contract Direct Agreement and each Refund Guarantee Direct Agreement (the “English Law Documents”)

•      The obligations of each of the Borrowers, the Guarantor and QPIL (the “PDL Parties”) under each English Law Document to which they are a party constitute the legal, valid, binding and enforceable obligations of such PDL Party;

•      English courts would recognise the choice of law in each English Law Document;

•      English courts would recognise the submission of each PDL Party to the jurisdiction of the English courts in each English Law Document;

•      No consents, approvals, authorizations, orders or licenses are required in the UK by any PDL Party in connection with the performance of any English Law Document by such PDL Party;

•      No registrations or filings in the UK are required in connection with the execution, delivery or performance of any English Law Document by any PDL Party; and

•      The security expressed to be created by each Debenture and each Share Pledge is valid under English law.

Latham & Watkins	New York/	Each Account Pledge Agreement	• Each New York Document constitutes the legally valid and

[5]

The “Scope of opinion” column is intended to be indicative only with respect to the language used to cover each topic. The precise wording to be used in any individual opinion and exceptions, assumptions and qualifications to certain opinions will differ depending upon the jurisdiction and the particular legal counsel issuing the opinion. All opinions will contain and will be subject to certain assumptions, qualifications, exceptions and other caveats customary in the relevant jurisdiction. Additionally, certain opinions may require qualification by reference to disclosures, including, among others, to required consents or filings.

LLP	enforceability	and each Account Control Agreement (the “New York Documents”)

binding obligation of each Obligor party thereto and is enforceable against each such Obligor in accordance with its terms;

•      Each Account Pledge Agreement creates a valid security interest in favour of the Secured Parties in the relevant collateral and a valid security interest may be created under the Uniform Commercial Code in effect in the State of New York (the “UCC”), which security interest secures the Senior Debt Obligations; and

•      Each Accounts Control Agreement is effective under the UCC to perfect the security interest granted by the Obligor that is a party thereto.

Blank Rome LLP	Liberian/ capacity and building blocks	Project Facilities Agreement, Intercreditor Agreement, each Debenture, each Share Pledge (other than the Share Pledge to be entered into by QPIL), each Shipbuilding Contract Direct Agreement, each Refund Guarantee Direct Agreement, each Account Pledge Agreement, each Account Control Agreement and each Shipbuilding Contract (or associated novation agreement) (the “Obligor Documents”)

•      Each of the Obligors is in existence and good standing in Liberia, is capable of suing or being sued and has the power to own its assets and carry on its business as contemplated by the Obligor Documents;

•      Each Obligor has duly authorized, executed and delivered the Obligor Documents to which it is a party and the Obligor Documents are legal, valid, binding and enforceable obligations of the Obligors party thereto;

•      Each Liberian Corporation has the requisite corporate capacity and power to enter into the Loan Documents and to perform its obligations thereunder;

•      There are no filing or registration requirements with respect to the Obligor Documents in Liberia;

•      No consents, approvals or authorizations are required with respect to the Obligor Documents in Liberia;

•      The Obligor Documents do not conflict with the constitutional documents or by-laws of the relevant Obligor or violate any statute or regulation in Liberia;

• No Obligor has immunity from legal proceedings or from obtaining execution of a judgment in Liberia;

• No Obligor is required or entitled to make any tax withholding or deduction in respect of any Obligor Document;

• The choice of law provisions of the Obligor Documents should be recognized by the Liberian courts as valid and do not conflict with Liberian law;

• The submission by each Liberian Corporation to the jurisdictions stated in each Obligor Document to which it is a party does not contravene the laws of Liberia;

• A final judgment of the English or New York courts against any Liberian Corporation on any Obligor Document to which it is a party should be enforceable in Liberia;

• There are no stamp or registration duties payable in Liberia in respect of the Obligor Documents;

• None of the Secured Parties will be deemed resident in Liberia or subject to any taxation in Liberia by reason of any Obligor Document;

• None of the Secured Parties are required to be licensed to carry on business in Liberia in respect of any Obligor Document;

• The obligations of the Obligors under the Obligor Documents will rank at least pari passu with all other of their unsecured and unsubordinated indebtedness except as required by law; and

• Liberian laws contains no requirements in respect of the pledge of shares of a Liberian company.

Maples and Calder	British Virgin Islands (“BVI”) / capacity and building blocks	Share Pledge to be entered into by QPIL (the “QPIL Pledge”)

•      QPIL is registered, in good standing and validly existing under the laws of the BVI and has the capacity to sue or be sued;

•      QPIL has the power and authority to enter into, execute and perform its obligations under the QPIL Pledge;

•      The execution, delivery and performance of the QPIL Pledge do not conflict with QPIL’s constitutional documents or applicable law or regulation in the BVI;

•      The execution, delivery and performance of the QPIL Pledge have been authorized by QPIL;

•      The QPIL Pledge has been duly executed and delivered on behalf of QPIL and constitutes the legal, valid, binding and enforceable obligations of QPIL;

•      No authorizations, consents or approvals are required in the BVI with respect to the creation, execution, delivery, enforcement or performance of the QPIL Pledge;

•      Except for filing fees at the Registry of Corporate Affairs, no taxes, fees or charges are payable in the BVI with respect to the QPIL Pledge;

•      The courts of the BVI will give effect to the governing law of the QPIL Pledge;

•      There are no actions or petitions pending against QPIL in the BVI;

•      There are no pending orders or resolutions for the winding up of QPIL and no notices of the appointment of a receiver in respect of QPIL;

•      There are no charges registered against QPIL;

•      The submission by QPIL to the English courts is valid and will be upheld by the BVI courts;

• A judgment obtained against QPIL in respect of the QPIL Pledge in the courts of England and Wales may be enforced by the BVI courts;

• There is no requirement for any Person to be licensed in the BVI in order to enforce the QPIL Pledge;

• There are no filing requirements in the BVI with respect to the QPIL Pledge;

• No other party to the QPIL Charge will be deemed to be resident or carrying on business in the BVI as a result of the QPIL Pledge;

• QPIL is subject to the jurisdiction of the courts of the BVI and is not entitled to claim any immunity from suit or execution of any judgment;

• The courts of the BVI will recognize the security created by the QPIL Pledge;

• There are no actions under BVI law that are required to be taken in order to perfect the QPIL Pledge; and

• Provided that it is registered with the Registrar of Corporate Affairs, the QPIL Pledge will have priority over any third party claims.

Part B: Other Legal Opinions

Any opinion in respect of any Transaction Document entered into after the Financing Date as may be required by the Intercreditor Agent from time to time and including enforceability (other than with respect to the enforceability of any Material Agreement)6 and capacity/building blocks7 opinions in respect of each relevant jurisdiction in respect of: (a) each Acceptable Charter or Alternative Charter;

(b)	each Acceptable Charter Direct Agreement;

(c)	each Account Security Agreement and any amendment thereto entered into for the purpose of creating security over any additional accounts;

(d)	each Hedging Instrument;

(e)	each Mortgage (which opinion shall be consistent with the requirements of the table below);

(f)	each agreement purporting to create or perfect security over any Local Account;

(g)	each agreement purporting to create or perfect security over any Operating Account;

(h)	each Vessel Management Agreement;

(i)	each Vessel Services Agreement;

(j)	each Vessel Management Agreement Direct Agreement;

(k)	each Vessel Services Agreement Direct Agreement;

(l)	each Manager Security Agreement and each other security agreement purporting to assign any Person’s rights under a Vessel Management Agreement or a Vessel Services Agreement to the Security Trustee; and

(m)	each agreement purporting to create security over any equipment as contemplated by the definition of Equity in Schedule 1;

(n)	the Pacific Gibco Share Pledge;

(o)	the Guarantor Guarantee Reaffirmation; and

(p)	each other Transaction Document.

[6]

Each enforceability opinion shall be consistent with the scope of the enforceability opinions (as applicable) provided in accordance with in Part A of this Schedule 15 to the extent customary in the relevant jurisdiction. All such opinions shall be subject to the customary assumptions, reservations and other caveats as set out therein.

[7]

Each capacity/building blocks opinion shall be consistent with the scope of the capacity/building blocks opinions (as applicable) provided in accordance with in Part A of this Schedule 15 to the extent customary in the relevant jurisdiction. All such opinions shall be subject to the customary assumptions, reservations and other caveats as set out therein.

Legal opinion provider	Relevant law	Documents covered	Scope of opinion[8]

Blank Rome LLP	Liberian	Mortgage	• The relevant Borrower is in existence and good standing in Liberia, is capable of suing or being sued and has the power to own its assets and carry on its business as contemplated by the Mortgage;

• The Borrower has duly authorized, executed and delivered the Mortgage and the Mortgage is the legal, valid, binding and enforceable obligation of the Borrower;

• The Borrower has the requisite corporate capacity and power to enter into the Mortgage and to perform its obligations thereunder;

• The Vessel the subject of the Mortgage is registered in the name of the relevant Borrower under the Liberian flag;

• The Mortgage has been duly recorded in the [office] of the Liberian Deputy Commissioner of Maritime Affairs on [date] at [time], in Book PM 62, at Page [page];

• The Mortgage constitutes a valid preferred mortgage lien on the Vessel under the laws of Liberia and there are no other liens of record on the Vessel filed prior in time to the Mortgage;

• No periodic re-recording or periodic re-filing of the Mortgage is necessary to continue the lien of the Mortgage;

[8]

The “Scope of opinion” column is intended to be indicative only with respect to the language used to cover each topic. The precise wording to be used in any individual opinion and exceptions, assumptions and qualifications to certain opinions will differ depending upon the jurisdiction and the particular legal counsel issuing the opinion. All opinions will contain and will be subject to certain assumptions, qualifications, exceptions and other caveats customary in the relevant jurisdiction. Additionally, certain opinions may require qualification by reference to disclosures, including, among others, to required consents or filings.

• There are no filing or registration requirements with respect to the Mortgage in Liberia;

• No consents, approvals or authorizations are required with respect to the Mortgage in Liberia;

• The Mortgage does not conflict with the constitutional documents or by- laws of the Borrower or violate any statute or regulation in Liberia;

• Neither the Borrower nor its assets has immunity from legal proceedings nor from the obtaining or execution of a judgment in Liberia;

• The Borrower is not required or entitled to make any tax withholding or deduction in respect of the Mortgage;

• The choice of law provisions of the Mortgage should be recognized by the Liberian courts as valid and do not conflict with Liberian law;

• The submission by the Borrower to the jurisdictions stated in the Mortgage does not contravene the laws of Liberia;

• A final judgment of the English or New York courts against the Borrower in respect of the Mortgage should be enforceable in Liberia;

• There are no stamp or registration duties payable in Liberia in respect of the Mortgage except for in respect of recordation of the Mortgage;

• None of the Secured Parties will be deemed resident in Liberia or subject to any taxation in Liberia by reason of the Mortgage;

• None of the Secured Parties are required to be licensed to carry on business in Liberia in respect of the Mortgage; and

• The obligations of the Borrower under the Mortgage will rank at least pari passu with all other of its unsecured and unsubordinated indebtedness except as required bylaw.

SCHEDULE 16

PART 1: DELIVERY OBLIGATIONS

Each Borrower shall ensure that prior to the Delivery Date of its Vessel the Intercreditor Agent has received each of the following documents and other evidence and each Facility Agent has confirmed to the Intercreditor Agent that all of such documents and other evidence are in form and substance satisfactory to such Facility Agent:

(a)	evidence that such Borrower has complied with its obligations under the Shipbuilding Contract for its Vessel in full together with a report from the Technical Consultant confirming the same and confirming that its report provided in accordance with paragraph 1.11 of Schedule 2 remains valid and need not be altered or modified in any way;

(b)	evidence that such Borrower is in compliance with its obligations under Clause 19.10 and 25 with respect to the Required Insurances for its Vessel together with confirmation from the Insurance Consultant regarding the same;

(c)	evidence that the Guarantor has complied with its Cost Overrun Undertaking to the extent applicable in respect of such Vessel or confirmation that the Guarantor has no obligations under the Cost Overrun Undertaking in respect of such Vessel, in each case together with confirmation from the Technical Consultant regarding the same;

(d)	evidence that such Borrower’s Collection Account has been pre-funded by such Borrower with funds sufficient to complete the Vessel for operation, to mobilise the Vessel and to provide working capital until receipt of first charter payments; and

(e)	if the first Utilisation of such Borrower’s Term Loan has occurred (or will occur on or before the Delivery Date of its Vessel), evidence that such Borrower’s Debt Service Reserve Account is funded with the Debt Service Reserve Account Required Balance, which funding may include an Acceptable Letter of Credit in accordance with Clause 26.16.

PART 2: DELIVERY DOCUMENTS AND DELIVERY OBLIGATIONS

In respect of its Vessel, a Borrower shall deliver to the Intercreditor Agent on or prior to (as applicable) the Delivery Date of its Vessel:

(a)	signed protocols of delivery and acceptance of such Vessel and any other document required to be delivered by the Shipbuilder in accordance with the relevant Shipbuilding Contract on or in connection with the Delivery Date of such Vessel and provided that a Borrower shall not be required to deliver all of the drawings and plans required to be delivered by the relevant Shipbuilder in accordance with the relevant Shipbuilding Contract and only shall be required to deliver those drawings that relate to the general arrangement of the relevant Vessel;

(b)	the Delivery Certificate (which shall attach each document referenced in the definition of Delivery Certificate to the extent not delivered in accordance with paragraph (a) above);

(c)	evidence of its compliance with the ISM Code and the ISPS Code and other safety requirements of applicable Legal Requirements in respect of such Vessel;

(d)	evidence (in the form of a transcript of register (or equivalent) issued by the relevant ship registry) that title to such Vessel is held by such Borrower free and clear except for the Mortgage of such Vessel granted in favour of the Security Trustee;

(e)	a copy of the provisional certificate of registry for such Vessel certified in an Officer’s Certificate of the Relevant Borrower;

(f)	evidence of the acceptance of appointment of each service of process agent appointed or required to be appointed under the Mortgage of such Vessel;

(g)	copies of the class certificates issued by one of Det Norske Veritas, the American Bureau of Shipping or another reputable classification society with the highest class for Vessels of the same type as the Vessel that is satisfactory to the Intercreditor Agent and which copies shall be certified in an Officer’s Certificate of the Relevant Borrower; and

(h)	a copy of the Hurricane/Emergency Preparedness Plan in respect of such Vessel.

SCHEDULE 17

FORM OF OFFICER’S CERTIFICATE

[Pacific [Bora] [Mistral] [Scirocco] [Santa Ana] [Drilling] [Ltd.] [S.à r.l.] [Limited]] [Quantum Pacific Management Limited] [Pacific Gibco Ltd.] [Pacific Drilling Manpower S.à r.l.] [Pacific Drillship S.à r.l.] [Pacific International Drilling West Africa Limited] [Pacific Drilling Inc.]

I, [—], being an Authorised Representative of [Pacific [Bora] [Mistral] [Scirocco] [Santa Ana] [Drilling] [Ltd.] [S.à r.l.] [Limited]] [Quantum Pacific Management Limited] [Pacific Gibco Ltd.] [Pacific Drilling Manpower S.à r.l.] [Pacific Drillship S.à r.l.] [Pacific International Drilling West Africa Limited] [Pacific Drilling Inc.] (the “Company”), a corporation organised and existing under the laws of [Liberia] [Cyprus] [Gibraltar] [Luxembourg] [Nigeria] [the State of Delaware], HEREBY CERTIFY as follows:

1.	[THAT in accordance with Clause 16.3 of the Project Facilities Agreement, on [—], the Company intends to make a distribution in the amount of [—] (the “Equity Refund Distribution”); and

2.

THAT as at the date of this Officer’s Certificate and as at the date of the proposed Equity Refund Distribution and for the purposes of Clause 16.3(a) of the Project Facilities Agreement (a) an [Acceptable Charter/ Alternative Charter] is in place in respect of the Company’s Vessel; (b) the Effective Date of such [Acceptable Charter/ Alternative Charter] has occurred; and (c) the Equity contributed (and that remains contributed) to the Company is greater than the Company’s Allocable Equity Share and that, following the Equity Refund Distribution the Equity contributed to the Company shall not be less than the Company’s Allocable Equity Share.9]

3.	[THAT in accordance with Clause 16.3 of the Project Facilities Agreement, on [—], [insert name of Borrower] intends to make a distribution in the amount of [—] (the “Equity Refund Distribution”); and

4.

THAT (a) as at the date of the Equity Refund Distribution, the Contributed Equity will not be less than the Required Equity Amount; (b) following the Equity Refund Distribution the Contributed Equity shall not be less than the Required Equity Amount; and (c) as at the date of this Officer’s Certificate and as at the date of the proposed Equity Refund Distribution (i) there is no Vessel Cost Overrun that has not been funded in accordance with Clause 16.2 of the Project Facilities Agreement; (ii) no Event of Default or Potential Event of Default shall be continuing or would result from the Equity Refund Distribution; and (iii) each of the Obligors and Quantum Pacific Management Limited is in compliance with all of their obligations under each Finance Document.10]

5.	[THAT (a) the Financial Statements provided together with this Officer’s Certificate and in accordance with [Clause 19.4(a) and/or Clause 19.4(b)] of the Project Facilities Agreement fairly represent the consolidated financial condition of the Company as at

[9]	Language in paragraphs 1 and 2 to be included if this certificate is being delivered in accordance with Clause 16.3(a) of this Agreement.
[10]	Language in paragraphs 3 and 4 to be included if this certificate is being delivered in accordance with Clause 16.3(b) of this Agreement.

the date that such Financial Statements were drawn up; and (b) the Summary Financial Statements provided together with this Officer’s Certificate and in accordance with Clause 19.4(c) of the Project Facilities Agreement fairly represent the financial condition of each Obligor as at the date that such Summary Financial Statements were drawn up;

6.	THAT the Company is in compliance with all of its covenants in Clause 16 and Clause 18 (to the extent required to be tested as at the last Business Day of the fiscal quarter to which the Financial Statements provided together with this Officer’s Certificate relate) of the Project Facilities Agreement as evidenced by the reasonably detailed calculations set out in Annex 1 to this Officer’s Certificate; and

7.

[THAT each of the Company and each of the Borrowers, Quantum Pacific Management Limited, Pacific Drilling Manpower S.à r.l. and Pacific Gibco Ltd. is in compliance with all of its other obligations under the Finance Documents to which it is a party as at the date of this Officer’s Certificate.11]

8.

[THAT the [Construction Budget] [Initial Operating Budget] [Annual Operating Budget] provided together with this Officer’s Certificate and in accordance with Clause 19.9 of the Project Facilities Agreement, together with each update thereto provided together with this Officer’s Certificate is true, complete and accurate in all respects.12]

9.	[THAT no Event of Default or Potential Event of Default is continuing as at the date of this Officer’s Certificate. 13]

10.

[THAT the [provisional certificate of registry] [the permanent certificate of registry] provided together with this Officer’s Certificate and to the Intercreditor Agent in accordance with Clause 19.16 is a true, complete and accurate copy of the original document issued by the Deputy Commissioner of Maritime Affairs of Liberia.14]

11.

[THAT each Delivery Document delivered together with this Officer’s Certificate and in accordance with Clause 19.28(a) of the Project Facilities Agreement is a true, complete and accurate copy of the original document of which it purports to be a copy.15]

12.	[THAT, subject to the conditions of Clause 26.9 of the Project Facilities Agreement being met on such date, the Company intends to make a Distribution from the funds on deposit in the Collection Account on [•] (the “Distribution Date”) in the amount of [—];

[11]	Language in paragraphs 5,6 and 7 to be included if this certificate is being delivered in accordance with Clause 19.4(d) of this Agreement.
[12]	Language in paragraph 8 to be included if this certificate is being delivered in accordance with Clause 19.9 of this Agreement.
[13]	Language in paragraph 9 to be included if this certificate is being delivered in accordance with Clause 19.11(b)(i) of this Agreement.
[14]	Language in paragraph 10 to be included if this certificate is being delivered in accordance with Clause 19.16 of this Agreement.
[15]	Language in paragraph 11 to be included if this certificate is being delivered in accordance with Clause 19.28(a) of this Agreement

13.	THAT the Distribution Date falls no earlier than the later to occur of (a) 1 January 2014; and (b) the date falling three years after the occurrence of the Delivery Date of the first Vessel to be delivered;

14.	THAT as at the date of this Officer’s Certificate and as at the Distribution Date, no Event of Default or Potential Event of Default has occurred and is continuing or would result from the Distribution;

15.	THAT as at the date of this Officer’s Certificate and as at the Distribution Date, each Obligor shall be in compliance with all of its obligations under each Finance Document, both before and after giving effect to such Distribution;

16.	THAT as at the date of this Officer’s Certificate and as at the Distribution Date, a fully effective [Acceptable Charter/ Alternative Charter] is in place for each Vessel;

17.	THAT as at the date of this Officer’s Certificate and as at the Distribution Date, each Borrower’s Debt Service Reserve Account is funded with the Debt Service Reserve Account Required Balance [which funding includes an Acceptable Letter of Credit in accordance with Clause 26.16].

18.	THAT the aggregate amount of all Distributions made by all Borrowers in [insert year] (including the proposed Distribution) is [—], which amount does not exceed [•], being 40 per cent. of the aggregate net income of all Borrowers in [insert previous year] (as demonstrated by the audited consolidated Financial Statements of the Guarantor and the Summary Financial Statements, in each case in respect of [insert previous year] and excluding for the purposes of such calculation any non-cash tax expenses and any unrealized gains or losses on any financial instruments (including any equity securities)); and

19.

THAT the Projected DSCR in respect of which the Company is able to give these certifications (as relevant) and in order to make the proposed Distribution in accordance with the Project Facilities Agreement is based only on revenues under effective Acceptable Charters [or Alternative Charters] and does not include any assumption as to the renewal of any Acceptable Charter [or Alternative Charter] that is due to expire or terminate or as to any charter day rate.16]

20.

[THAT the execution of the [describe applicable amendment/supplement/waiver] authorised in accordance with Clause 37.4 of the Project Facilities Agreement is permitted by the Project Facilities Agreement and the other Finance Documents.17]

21.	[To set out required certification.18]

Unless otherwise defined in this Officer’s Certificate, capitalised terms used in this Officer’s Certificate shall have the meanings given to them in the Project Facilities Agreement dated [—] to which the Company is a party (the “Project Facilities Agreement”).

[1][6]	Language in paragraphs 12 to 19 to be included if this certificate is being delivered in accordance with Clause 26.9(c) of this Agreement.
[17]	Language in paragraph 20 to be included if this certificate is being delivered in accordance with Clause 37.4 of this Agreement.
[18]	Appropriate language to be included as may be required in an Officer’s Certificate required to be delivered in any other circumstance pursuant to any Finance Document.

IN WITNESS WHEREOF, I have hereunto signed my name this            day of                    , 20        .

The [Insert title] of

[—]

ANNEX 119

To:	DNB Bank ASA

From:	Pacific Drilling Limited

Date:	[•]

FINANCIAL COVENANTS

18.1 Projected DSCR – GROUP

MINIMUM REQUIRED:	(a) 1.1 : 1.0 up to and including 30 June 2012

(b) 1.2 : 1.0 after June 30 2012

ACTUAL (Projected 12 months):

(I) Projected EBITDA*	$ [—]

(II) Projected debt service* (as set out in the Definitions of the Agreement)	$ [—]

Actual Projected DSCR: (I) divided by (II)	[—]: 1.0

18.2 Historical DSCR – GROUP

MINIMUM REQUIRED:	(a) 1.1 : 1.0 up to and including 31 December 2013

(b) 1.2 : 1.0 after 31 December 2013

ACTUAL (Previous 12 months):

(I) EBITDA*	$ [—]

(II) Debt service* (as set out in the Definitions of the Agreement)	$ [—]

Actual Historical DSCR: (I) divided by (II)	[—]: 1.0

18.3 Maximum Leverage – GUARANTOR GROUP

MAXIMUM ALLOWED: 65 per cent

ACTUAL (Previous 12 months):

(I) Financial Indebtedness (as in the Leverage Ratio definition):	$ [—]

(II) Retained Equity (as in the Leverage Ratio definition):	$ [—]

Actual Leverage Ratio: (I) divided by (I) plus (II) (expressed as a percentage)

[—] per cent

[19]	Calculations with respect to compliance with Clause 16 to be included as applicable.

18.4	Minimum Liquidity – GUARANTOR

	MINIMUM REQUIRED:	$ [—]

	Actual Liquidity	$ [—]

*	See enclosed spreadsheet [Spreadsheet outlining these calculations to be provided by the Guarantor. EBITDA to be shown on an individual Vessel basis. Projected EBITDA to show number of days of revenues that are projected per Vessel using assumed rates.]

SCHEDULE 18

FORM OF CONFIDENTIALITY UNDERTAKING

[Letterhead of Seller]

To:

                        [insert name of Potential Purchaser]

Re: The Project Facilities Agreement (the “Agreement”)

Borrowers:

Guarantor:

Date:

Amount:

Agent:

Dear Sirs

We understand that you are considering acquiring an interest in the Agreement which, subject to the Agreement, may be by way of novation, assignment, the entering into, whether directly or indirectly, of a sub-participation or any other transaction under which payments are to be made or may be made by reference to one or more Finance Documents and/or one or more Obligors or by way of investing in or otherwise financing, directly or indirectly, any such novation, assignment, sub-participation or other transaction (the “Acquisition”). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.	CONFIDENTIALITY UNDERTAKING

You undertake (a) to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by paragraph 2 below and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, and (b) until the Acquisition is completed to use the Confidential Information only for the Permitted Purpose.

2.	PERMITTED DISCLOSURE

We agree that you may disclose:

2.1	to any of your Affiliates and any of your or their officers, directors, employees, professional advisers and auditors such Confidential Information as you shall consider appropriate if any Person to whom the Confidential Information is to be given pursuant to this paragraph 2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

2.2	subject to the requirements of the Agreement, to any Person:

(a)	to (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of your rights and/or obligations which you may acquire under the Agreement such Confidential Information as you shall consider appropriate if the Person to whom the Confidential Information is to be given pursuant to this sub-paragraph (a) of paragraph 2.2 has delivered a letter to you in equivalent form to this letter;

(b)	with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to the Agreement or any Obligor such Confidential Information as you shall consider appropriate if the Person to whom the Confidential Information is to be given pursuant to this sub-paragraph (b) of paragraph 2.2 has delivered a letter to you in equivalent form to this letter;

(c)	to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation such Confidential Information as you shall consider appropriate; and

2.3	notwithstanding paragraphs 2.1 and 2.2. above, Confidential Information to such Persons to whom, and on the same terms as, a Secured Party is permitted to disclose Confidential Information under the Agreement, as if such permissions were set out in full in this letter and as if references in those permissions to Secured Party were references to you.

3.	NOTIFICATION OF DISCLOSURE

You agree (to the extent permitted by law and regulation) to inform us:

3.1	of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (c) of paragraph 2.2 above except where such disclosure is made to any of the Persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

3.2	upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.	RETURN OF COPIES

If you do not enter into the Acquisition and we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by you and use your reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under sub-paragraph (c) of paragraph 2.2 above.

5.	CONTINUING OBLIGATIONS

The obligations in this letter are continuing and, in particular, shall survive and remain binding on you until (a) if you acquire an interest in the Agreement by way of novation, the date on which you acquire such an interest; (b) if you enter into the Acquisition other than by way of novation, the date falling twelve months after completion of that Acquisition; or (c) in any other case twelve months after the date of this letter.

6.	NO REPRESENTATION; CONSEQUENCES OF BREACH, ETC

You acknowledge and agree that:

6.1	neither we, nor any member of the Group nor any of our or their respective officers, employees or advisers (each a “Relevant Person”) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other Person in respect of the Confidential Information or any such information; and

6.2	we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.	ENTIRE AGREEMENT: NO WAIVER; AMENDMENTS, ETC

7.1	This letter constitutes the entire agreement between us in relation to your obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

7.2	No failure or delay in exercising any right or remedy under this letter will operate as a waiver thereof nor will any single or partial exercise of any right or remedy preclude any further exercise thereof or the exercise of any other right or remedy under this letter.

7.3 The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

8.	INSIDE INFORMATION

You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and you undertake not to use any Confidential Information for any unlawful purpose.

9.	NATURE OF UNDERTAKINGS

The undertakings given by you under this letter are given to us and are also given for the benefit of each member of the Group.

10.	THIRD PARTY RIGHTS

10.1	Subject to this paragraph 10 and to paragraphs 6 and 9, a Person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this letter.

10.2	The Relevant Persons may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

10.3	Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person to rescind or vary this letter at any time.

11.	GOVERNING LAW AND JURISDICTION

11.1	This letter (including the agreement constituted by your acknowledgement of its terms) (the “Letter”) and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of the transaction contemplated by this Letter) are governed by English law.

11.2	The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter (including a dispute relating to any non-contractual obligation arising out of or in connection with either this Letter or the negotiation of the transaction contemplated by this Letter).

12.	DEFINITIONS

In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:

“Confidential Information” means all information relating to the Group, the Finance Documents and/or the Acquisition that is provided to you in relation to the Finance Documents by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)	is or becomes public information other than as a direct or indirect result of any breach by you of this letter; or

(b)	is identified in writing at the time of delivery as non-confidential by us or our advisers; or

(c)	is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, from a source which is, as far as you are aware, unconnected with the Group and which, in either case, as far as you are aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Permitted Purpose” means considering and evaluating whether to enter into the Acquisition.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

For and on behalf of

[Seller]

To:	[Seller]

The Guarantor and each Borrower

We acknowledge and agree to the above:

For and on behalf of

[Potential Purchaser]

SCHEDULE 19

REFUND GUARANTEES

1.	Refund guarantee letter from The Export-Import Bank of Korea dated 26 July 2007, originally granted in favour of Pamol Shipping Ltd., and now in favour of Pacific Bora Ltd.

2.	Refund guarantee letter from New Hampshire Insurance Company (which is a division of AIG) dated 2 January 2008, originally granted in favour of Pefsen Shipping Ltd., and now in favour of Pacific Mistral Ltd.

3.	Refund guarantee letter from The Royal Bank of Scotland N.V. dated 14 May 2008, originally granted in favour of Candal Shipping Inc., and now in favour of Pacific Scirocco Ltd.

4.	Refund guarantee letter from DBS Bank Ltd dated 16 May 2008, originally granted in favour of Sizzan Shipping Inc., and now in favour of Pacific Santa Ana Ltd.

SCHEDULE 20

RESERVATIONS

1.	The UCC filings with respect to the Account Pledge Agreements can only be completed following the date of execution of this Agreement;

2.	The UCC filing with respect to the Account Pledge Agreement to which Pacific Santa Ana S.à r.l. is a party can only be completed following the date of execution of the Second Amendment and Restatement Agreement;

3.	The UCC filing with respect to the Account Pledge Agreement to which PDI is a party can only be completed following the date of execution of the Second Amendment and Restatement Agreement;

4.	The UCC filings with respect to the Share Pledge to which PDMS is a party can only be completed following the date of the execution of the Second Amendment and Restatement Agreement;

5.	The UCC filing with respect to the New York law insurance assignment instrument to which Pacific Santa Ana S.à r.l. is a party can only be completed following the date of execution of the Second Amendment and Restatement Agreement;

6.	The UCC filing with respect to the New York law insurance assignment instrument to which PDI is a party can only be completed following the date of execution of the Second Amendment and Restatement Agreement;

7.	The registration of the document entitled “Charge Over Shares” entered into by QPIL at the Registry of Corporate Affairs in the British Virgin Islands can only be completed following the date of execution of this Agreement.

SCHEDULE 21

Part A: SHIPBUILDING CONTRACTS

1.	Contract for the construction and sale of a drillship Hull No. 1809 dated 24 July 2007, between Pacific Bora Ltd. (formerly Pamol Shipping Ltd.) and Samsung Heavy Industries Co., Ltd. (the “Bora Shipbuilding Contract”).

2.	Contract for the construction and sale of a drillship Hull No. 1864 dated 21 December 2007, between Pacific Mistral Ltd. (formerly Pefsen Shipping Ltd.) and Samsung Heavy Industries Co., Ltd. (the “Mistral Shipbuilding Contract”).

3.	Contract for the construction and sale of a drillship Hull No. 1867 dated 14 March 2008, between Mosvold Drilling I Ltd. (transferred by novation to Pacific Scirocco Ltd. (formerly Candal Shipping Inc.)) and Samsung Heavy Industries Co., Ltd. (the “Scirocco Shipbuilding Contract”).

4.	Contract for the construction and sale of a drillship Hull No. 1868 dated 14 March 2008, between Mosvold Drilling II Ltd. (transferred by novation firstly to Pacific Santa Ana Ltd. (formerly Sizzan Shipping Inc.) and secondly to Pacific Santa Ana S.à r.l.) and Samsung Heavy Industries Co., Ltd. (the “Santa Ana Shipbuilding Contract”).

Part B: AMENDMENTS TO SHIPBUILDING CONTRACTS

1.	Novation agreement, dated 30 April 2008, among Mosvold Drilling I Ltd., Mosvold Drilling Ltd., Pacific Drilling Ltd., Pacific Scirocco Ltd. (formerly Candal Shipping Inc.), Tanker Pacific Management (Singapore) Pte Ltd. and Samsung Heavy Industries Co., Ltd.

2.	Novation agreement, dated 30 April 2008, among Mosvold Drilling II Ltd., Mosvold Drilling Ltd., Pacific Drilling Ltd., Pacific Santa Ana Ltd. (formerly Sizzan Shipping Inc.), Tanker Pacific Management (Singapore) Pte Ltd. and Samsung Heavy Industries Co., Ltd.

3.	Novation agreement, dated 30 March 2012, among Pacific Santa Ana Ltd. (formerly Sizzan Shipping Inc.), Pacific Santa Ana S.à r.l. and Samsung Heavy Industries Co., Ltd.

4.	Addendum No. 1 to the Bora Shipbuilding Contract, dated 26 February 2009, between Pacific Bora Ltd. (formerly Pamol Shipping Ltd.) and Samsung Heavy Industries Co., Ltd.

5.	Addendum No. 2 to the Bora Shipbuilding Contract, dated 30 April 2009, between Pacific Bora Ltd. (formerly Pamol Shipping Ltd.) and Samsung Heavy Industries Co., Ltd.

6.	Addendum No. 3 to the Bora Shipbuilding Contract, dated 12 July 2010, between Pacific Bora Ltd. (formerly Pamol Shipping Ltd.) and Samsung Heavy Industries Co., Ltd.

7.	Addendum No. 1 to the Mistral Shipbuilding Contract, dated 30 April 2009, between Pacific Mistral Ltd. (formerly Pefsen Shipping Ltd.) and Samsung Heavy Industries Co., Ltd.

8.	Addendum No. 2 to the Mistral Shipbuilding Contract, dated 28 October 2009, between Pacific Mistral Ltd. (formerly Pefsen Shipping Ltd.) and Samsung Heavy Industries Co., Ltd.

9.	Addendum No. 3 to the Mistral Shipbuilding Contract, dated 12 July 2010, between Pacific Mistral Ltd. (formerly Pefsen Shipping Ltd.) and Samsung Heavy Industries Co., Ltd.

10.	Addendum No. 1 to the Scirocco Shipbuilding Contract, dated 14 March 2008, between Mosvold Drilling I Ltd. and Samsung Heavy Industries Co., Ltd.

11.	Addendum No. 2 to the Scirocco Shipbuilding Contract, dated 28 October 2009, between Pacific Scirocco Ltd. (formerly Candal Shipping Inc.) and Samsung Heavy Industries Co., Ltd.

12.	Addendum No. 3 to the Scirocco Shipbuilding Contract, dated 12 July 2010, between Pacific Scirocco Ltd. (formerly Candal Shipping Inc.) and Samsung Heavy Industries Co., Ltd.

13.	Addendum No. 4 to the Scirocco Shipbuilding Contract, dated 12 July 2010, between Pacific Scirocco Ltd. (formerly Candal Shipping Inc.) and Samsung Heavy Industries Co., Ltd.

14.	Addendum No. 1 to the Santa Ana Shipbuilding Contract, dated 14 March 2008, between Mosvold Drilling II Ltd. and Samsung Heavy Industries Co., Ltd.

15.	Addendum No. 2 to the Santa Ana Shipbuilding Contract, dated 28 October 2009, between Pacific Santa Ana Ltd. (formerly Sizzan Shipping Inc.) and Samsung Heavy Industries Co., Ltd.

16.	Addendum No. 3 to the Santa Ana Shipbuilding Contract, dated 12 July 2010, between Pacific Santa Ana Ltd. (formerly Sizzan Shipping Inc.) and Samsung Heavy Industries Co., Ltd.

17.	Addendum No. 4 to the Santa Ana Shipbuilding Contract, dated 19 October 2010, between Pacific Santa Ana Ltd. (formerly Sizzan Shipping Inc.) and Samsung Heavy Industries Co., Ltd.

18.	The following change orders:

BORA - HULL 1809
Change order #				Item / Description	COR REC’D	DATE APP	Total Commitment
CO	1809	E	001	Modification of furniture type	22 June 09	24 June 09	(6,800)

CO	1809	E	002	Hull interface of burner boom installation	07 Sept 07	10 Sept 09	121,000

CO	1809	E	007	additional BOP test stump on port side	05 Sep 07	09 Mar 09	6,000

CO	1809	E	009	increased accomodation to 200 POB	20 Sept 07	24 Sept 07	5,000,000

CO	1809	E	011	double isolation for reserve mud pit piping	22 Jan 08	22 Jan 08	39,500

CO	1809	E	012	hull modifications in association with trip saver trolley & moon pool step change	22 Jan 08	22 Jan 08	70,000

CO	1809	E	013	hull modifications in association with ROV launch guidance system	22 Jan 08	22 Jan 08	23,000

CO	1809	E	015	Rearrangement of wheelhouse	22 Jan 08	22 Jan 08	110,000

CO	1809	E	016	Increased base oil & brine capacity	21 Mar 08	25 Apr 08	440,000

CO	1809	E	017	Hull burner boom piping installation	11 Mar 08	25 Apr 08	215,000

CO	1809	E	018	Subdivision of HFO tanks	18 Mar 08	19 Mar 08	870,000

CO	1809	E	019	Rearrangement of cabins			0

CO	1809	E	020	Change of port of registry			0

CO	1809	E	021	Change of main generator fuel system	17 Nov 07	12 Mar 09	77,800

CO	1809	E	023	hull modifications in association with ROV launch guidance system. Port side	19 Feb 09	24 Mar 09	40,500

CO	1809	E	025	Installation preparation for Vsat system	02 Sep 08	03 Sep 08	77,000

CO	1809	E	027	Change of HV cable	09 Feb 09	12 Feb 09	150,500

CO	1809	E	028	Upgrade Inmarsat C to include LRIT function	09 Feb 09	12 Feb 09	2,200

CO	1809	E	029	Increased lifeboat platforms	09 Feb 09	12 Feb 09	2,000

CO	1809	E	030	Access companionway to reserve mud space	09 Feb 09	12 Feb 09	94,600

CO	1809	E	033	Vsat PABX interface card	09 Feb 09	12 Feb 09	3,000

CO	1809	E	034	Additional black water isolation valves in accomodation	13 Feb 09	12 Mar 09	13,800

CO	1809	E	039	Blue wave line along shipside	28 Apr 09	19 May 09	113,000

CO	1809	E	041	APOS software for BOP control	15 May 09	16 May 09	14,600

CO	1809	E	043	Reinforcement work for Burner boom rest	12 Jun 09	06 Jul 09	23,700

CO	1809	E	045	Damping Appendages for Moonpool area	03 Jul 09	06 Jul 09	94,100

CO	1809	E	046	Re-Arrangement of Navigation Instrument	22-Jul-09	10-Sep-09	40,800

CO	1809	E	047	Installation of No.2 Inmarsat FF	26-Aug-09	15-Sep-09	116,800

CO	1809	E	049	Sea Chest Isolation	03-Dec-09	09-Dec-09	54,500

CO	1809	E	050	Modification of Upper Deck Moonpool Area	03-Dec-09	15-Dec-09	54,100

CO	1809	E	051	Modification for Agitator Maintenance	09-Nov-09	17-Nov-09	5,900

CO	1809	E	053	Additional Engineering Manpower for PC Network System	20-Oct-09	17-Nov-09	14,700

CO	1809	E	057	Compressed Air System Modification	26-Apr-10	10-May-10	35,600

CO	1809	E	059	Certification of Green Passport	31-May-10	03-Jun-10	7,604

CO	1809	E	060	Upgrade of Existing DPC-2 to DPC-3	17-Jun-10	25-Jun-10	315,427

CO	1809	E	061	Bilge Well Level Switches Upgrade to IP68	30-Jun-10	06-Jul-10	7,660

Total							8,247,591

BORA - TOP SIDE 7068

					COR	DATE	Total
Change order #				Item /Description	REC’D	APP	Commitment
CO	7068	E	1	Modify HPU to accommodate later installation of additional pump unit	09-Feb-09	11-Feb-09	55,714

CO	7068	E	002	hydratong casing jaw sets	12-Feb-09	14-Feb-09	182,569

CO	7068	E	003	supply remote controller for main & aux Hydratong & Casing tong	11-Feb-09	11-Feb-09	129,755

CO	7068	E	004	Modifications to knuckle boom crane for man riding	11-Feb-09	12-Mar-09	187,028

CO	7068	E	005	HPU E stop at cyberbase	14-Feb-09	14-Feb-09	6,111

CO	7068	E	006	Delete aux well hyd cathead from NOV scope of supply	14-Feb-09	14-Feb-09	(79,660)

CO	7068	E	007	Delete main & aux well mouse hole	14-Feb-09	14-Feb-09	(235,533)

CO	7068	E	010	Changes to Drillers control system, additional s/w functions and add imperial units to DCDA Cyberbase & MCS	17-Feb-09	17-Feb-09	215,000

CO	7068	E	011	Supply & install Varco mousehole	20-Feb-09	12-Mar-09	2,929,024

CO	7068	E	012	Supply & install personnel elevator in derrick	08-May-09	11-May-09	999,750

CO	7068	E	013	Additional flow lines for burner boom system	11-May-09	12-May-09	240,242

CO	7068	E	014	Supply Larox valves & positional actuators in bulk cement system	11-May-09	12-May-09	100,765

CO	7068	E	015	Cement standpipe increased to 90ft elevation & repositioned at CL between both well ctrs	26-Feb-09	12-Mar-09	246,032

CO	7068	E	016	Modified choke & kill manifold	11-May-09	12-May-09	354,725

CO	7068	E	017	Grey lock hubs to be used on rotary hoses / standpipe / topdrive	26-Feb-09	12-Mar-09	16,429

CO	7068	E	023	Supply & instal derrick windwall logo	13-Apr-09		61,034

CO	7068	E	024	Deletion of Water Coolers	26-Jun-09	30-Jun-09	(17,462)

CO	7068	E	025	Supply & install burner boom system	08-May-09	14-May-09	1,889,330

CO	7068	E	027	Installation of hoists for material handling	12-May-09	16-May-09	79,403

CO	7068	E	028	Removal of Aux CMC, AHC Installation	30-Jun-09		(183,099)

CO	7068	E	029	Additional Bus Tie Breaker System and Modification	10-Jun-09	10-Jun-09	126,768

CO	7068	E	032	Installaton of PC Network System	07-Dec-09	14-Dec-09	112,480

CO	7068	E	033	Incorporation of the ablility to run Riser Running Tool from Cyberbase	14-Jul-09	14-Jul-09	98,172

CO	7068	E	034	Replace Well Head Connector. Rev.2	17-Jul-09	18-Jul-09	27,500

CO	7068	E	037	Bottle Configuration NOV VOR V2400-037	14-Jul-09	14-Jul-09	126,163

CO	7068	E	038	Bottle Configuration NOV VOR V2400-038. Rev. 1	14-Jul-09	14-Jul-09	77,000

CO	7068	E	039	Bottle Configuration Rev.1 NOV VOR V2400-039	14-Jul-09	14-Jul-09	375,375

CO	7068	E	041	ILF Doors (Rev.1)	14-Jul-09	14-Jul-09	0

CO	7068	E	042	Additional HPU Pump (Rev.1)	14-Jul-09	14-Jul-09	(110,524)

CO	7068	E	043	Credit for Removal of FRS. Rev.1	14-Jul-09	14-Jul-09	(75,000)

CO	7068	E	044	Bottle Racks	14-Jul-09	14-Jul-09	9,955

CO	7068	E	045	Bottle Rack - in Hull	14-Jul-09	14-Jul-09	78,320

CO	7068	E	046	Relocation of connection on Slip joint and cancellation of Termination and Keel Joints	15-Jul-09	20- Jul-09	268,201

CO	7068	E	047	BOP Gantry Crane- Load Cell/Remote Control(Rev.2)	15-Jul-09	17-Jul-09	84,027

CO	7068	E	049	Installation of Additional Guiding Structure to Improve LMRP Handling system.	04-Jul-09	07-Jul-09	43,478

CO	7068	E	050	Telescopic Boom for Mux Reel and Hotline Reel Handling	06-Jul-09	29 Jul 09	271,900

CO	7068	E	051	Supports for additonal HPU pump & 2 Test Pump Unit and Removal of FRS skd	16-Jul-09	29-Jul-09	102,800

CO	7068	E	052	Additional Bulk Head in HPU Room	16-Jul-09		151,406

CO	7068	E	053	Additional 5-Bottle Rack in HPU Room	16-Jul-09	29-Jul-09	11,534

CO	7068	E	054	Riser Yoke(STBD) Level up to get it within range for Port side crane.	14-Jul-09	14-Jul-09	17,619

CO	7068	E	055	Reinforcement of CO/1809/TS-E-030 Mud Resistant Cable	15-Jul-09	15-Jul-09	12,338

CO	7068	E	060	Re-Arrangement of Riser Storage	17-Aug-09		80,138

CO	7068	E	061	Reibursement - Engineering MH Cost, Cancelled COR 058	17-Aug-09		13,709

CO	7068	E	063	Platform for Cement Control Cabin	30-Sep-09	07-Oct-09	52,225

CO	7068	E	065-1	Revision 1 - Additional Duct Supply and Installation in Mud Pump Room	28-Oct-09	26-Nov-09	0

CO	7068	E	66-1	Guide Spears on LMRP for Handling	19-Jan-10	19-Jan-10	46,000

CO	7068	E	067	Removal of Riser Fill Valve Joint and one 5’ Pup Jt and add on 55’ Pup Jt	28-Sep-09		0

CO	7068	E	068	Additional Work - Drawing Revision for Derrick Sign Board re-location to FWD and AFT.	20-Oct-09	02-Nov-09	6,638

CO	7068	E	70-1	Rev 1 - Additional 2 pcs Off Swivels 2.5” for Hydraulic Hoses - VOR 055 (Moonpool to Gooseneck)	19-Jan-10	19-Jan-10	63,250

CO	7068	E	071	Sea Fixing Guide Clamp + all other 4 options	23-Nov-09	04-Dec-09	45,454

CO	7068	E	076	Additional LMRP Maintenance Platform	09-Dec-09	14-Dec-09	36,900

CO	7068	E	078	Anti Recoil Software - Disable / Remove the electronic Over Speed Function (NOV VOR V2400-029 Rev 2)	06-Jan-10	07-Jan-10	6,325

CO	7068	E	080	Tension Ring Control Umbilical	12-Jan-10	20-Jan-10	13,800

CO	7068	E	084	Credit on Mux Clamp (NOV VOR 065)	11-Feb-10	24-Feb-10	(166,540)

CO	7068	E	087	HMI Screen on the Driller Panel (NOV VOR 068)	12-Feb-10	12-Feb-10	88,148

CO	7068	E	088	Pod and Panel Upgrades (NOV VOR 069)	12-Feb-10	12-Feb-10	43,805

CO	7068	E	091	Mux Test Bench Re-Location	29-Mar-10	13-Apr-10	34,349

CO	7068	E	092	Retractable Test Stump Improvement	05-Mar-10	08-Mar-10	11,560

CO	7068	E	094	Additional Work - Change of Power Slip to B&V PS-1000	10-Mar-10	24-Mar-10	3,983

CO	7068	E	095	Modification and Extension 3M of LMRP Guiding Structure in Height. Rev # 1.	29-Apr-10	29-Apr-10	26,207

CO	7068	E	098	Umbilical Hose Re-Arrangement	01-Apr-10	01-Apr-10	40,665

CO	7068	E	102	Telescopic Joint Swage Addition	20-May-10		14,289

CO	7068	E	105	90’ Slick Joint without Lines	14-Jun-10	15-Jun-10	0

CO	7068	E	106	EBT Extended Vertical Travel	14-Jul-10	14-Jul-10	74,750

CO	7068	E	108	Additional Reinforcement on Utility Winches	27-Jul-10

CO	7068	E	109	Installation of Cement Unit	08-Jul-10	13-Jul-10	403,904

CO	7068	E	111	Control of PS-30 Slips from Cyberbase	09-Aug-10	11-Aug-10	11,903

CO	7068	E	TBA	Tie ins, foundations for Schlumberger Control Cabin			50,000

CO	7068	E	TBA	Retractable Test Stump			100,000

Total							10,088,131

MISTRAL - HULL 1864

					COR	DATE	Total
Change order #				Item / Description	REC’D	APP	Commitment
CO	1864	E	001	Modification of furniture type	22 June 09	24 June 09	(16,300)

CO	1864	E	002	Hull interface of burner boom installation			121,000

CO	1864	E	007	Additional BOP test stump on port side			6,000

CO	1864	E	011	Double isolation for reserve mud pit piping	22 Jan 08	22 Jan 08	39,500

CO	1864	E	012	Hull modifications in association with trip saver trolley & moon pool step change	22 Jan 08	22 Jan 08	70,000

CO	1864	E	013	Hull modifications in association with ROV launch guidance system	22 Jan 08	22 Jan 08	23,000

CO	1864	E	015	Rearrangement of wheelhouse	22 Jan 08	22 Jan 08	110,000

CO	1864	E	016	Increased base oil & brine capacity	21 Mar 08	25 Apr 08	440,000

CO	1864	E	017	Hull burner boom piping installation	11 Mar 08	25 Apr 08	215,000

CO	1864	E	018	Subdivision of HFO tanks	18 Mar 08	19 Mar 08	800,000

CO	1864	E	019	Rearrangement of cabins			0

CO	1864	E	020	Change of port of registry			0

CO	1864	E	021	Change of main generator fuel system	17 Nov 08	12 Mar 09	78,000

CO	1864	E	023	hull modifications in association with ROV launch guidance system. Port side	19 Feb 09	24 Mar 09	30,100

CO	1864	E	025	Installation preparation for Vsat system	02 Sep 08	03 Sep 08	77,000

CO	1864	E	027	Change of HV cable	09 Feb 09	12 Feb 09	152,000

CO	1864	E	028	Upgrade Inmarsat C to include LRIT function	09 Feb 09	12 Feb 09	2,200

CO	1864	E	029	Increased lifeboat platforms	09 Feb 09	12 Feb 09	2,000

CO	1864	E	030	Access companionway to reserve mud space	09 Feb 09	12 Feb 09	96,200

CO	1864	E	033	Vsat PABX interface card	09 Feb 09	12 Feb 09	3,000

CO	1864	E	034	Additional black water isolation valves in accomodation	13 Feb 09	12 Mar 09	14,100

CO	1864	E	039	Blue wave line along shipside	28 Apr 09	16 May 09	104,000

CO	1864	E	041	APOS software for BOP control	15 May 09	16 May 09	14,600

CO	1864	E	042	HN1809 (PDC D/S) Engineering Our Reimbursment of CO/1864/E-042	08 Jul 09	21 Jul 09	13,900

CO	1864	E	043	Reinforcement work for Burner boom rest	12 Jun 09	06 Jul 09	13,600

CO	1864	E	045	Damping Appendages for Moonpool area	03 Jul 09	06 Jul 09	87,400

CO	1864	E	047	Installation of No.2 Inmarsat FF	26-Aug-09	15-Sep-09	97,900

CO	1864	E	049	Sea Chest Isolation	03-Dec-09	09-Dec-09	46,800

CO	1864	E	050	Modification of Upper Deck Moonpool Area	05-Nov-09	15-Dec-09	34,200

CO	1864	E	051	Modification for Agitator Maintenance	09-Nov-09	17-Nov-09	2,600

CO	1864	E	057	Compressed Air System Modification	26-Apr-10	10-May-10	7,700

CO	1864	E	059	Certification of Green Passport	31-May-10	03-Jun-10	7,670

CO	1864	E	060	Upgrade of Existing DPC-2 to DPC-3	30-Jun-10	05-Jul-10	248,100

CO	1864	E	061	Bilge Well Level Switches Upgrade to IP68	30-Jun-10	08-Jul-10	2,070

CO	1864	E	062	Change of Fuel Oil for S/T, DP and SIT	16-Jul-10		131,400

Total							3,074,740

MISTRAL - TOP SIDE 7074

Change order #				Item /Description	COR REC’D	DATE APP	Total Commitment
CO	7074	E	001	Modify HPU to accommodate later installation of additional pump unit	19 Feb 09	12 Mar 09	60,159

CO	7074	E	002	hydratong casing jaw sets	19 Feb 09	12 Mar 09	182,569

CO	7074	E	003	supply remote controller for main & aux Hydratong & Casing tong	19 Feb 09	12 Mar 09	129,870

CO	7074	E	004	Modifications to knuckle boom crane for man riding	19 Feb 09	12 Mar 09	187,028

CO	7074	E	005	HPU E stop at cyberbase	20 Feb 09	12 Mar 09	6,111

CO	7074	E	006	Delete aux well hyd cathead from NOV scope of supply	20 Feb 09	12 Mar 09	(89,889)

CO	7074	E	007	Delete main & aux well mouse hole	20 Feb 09	12 Mar 09	(263,730)

CO	7074	E	010	Changes to Drillers control system, additional s/w functions and add imperial units to DCDA Cyberbase & MCS	26 Feb 09	24 Mar 09	215,000

CO	7074	E	011	Supply & install Varco mousehole	11 May 09	12 May 09	2,894,701

CO	7074	E	012	Supply & install personnel elevator in derrick	08 May 09	11 May 09	998,004

CO	7074	E	013	Additional flow lines for burner boom system	11 May 09	12 May 09	243,339

CO	7074	E	014	Supply Larox valves & positional actuators in bulk cement system	11 May 09	12 May 09	100,938

CO	7074	E	015	Cement standpipe increased to 90ft elevation & repositioned at CL between both well ctrs	26 Feb 09	12 May 09	265,079

CO	7074	E	016	Modified choke & kill manifold	11 May 09	12 May 09	354,942

CO	7074	E	017	Grey lock hubs to be used on rotary hoses / standpipe / topdrive	26 Feb 09	12 Mar 09	16,429

CO	7074	E	023	Supply & instal derrick windwall logo	13 Apr 09	23 Apr 09	58,639

CO	7074	E	024	Deletion of Water Coolers	26 Jun 09	30 Jun 09	(24,462)

CO	7074	E	025	Supply & install burner boom system	08 May 09	14 May 09	1,887,867

CO	7074	E	027	Installation of hoists for material handling	12 May 09	16 May 09	79,786

CO	7074	E	028	Removal of Aux CMC, AHC Installation	03-Apr-00		(210,047)

CO	7074	E	029	Additional Bus Tie Breaker System and Modification	10 Jun 09	10 Jun 09	63,817

CO	7074	E	032 Rev #1	Installation of PC Network System	07-Dec-09	14-Dec-09	114,350

CO	7074	E	033	Incorporation of the ablility to run Riser Running Tool from Cyberbase	14 Jul 09	14 Jul 09	98,172

CO	7074	E	034	Replace Well Head Connector. Rev.2	15-Sep-09	23-Sep-09	27,500

CO	7074	E	035	Inverted Cavity Replacement	15-Sep-09	23-Sep-09	28,875

CO	7074	E	037	Bottle Configuration NOV VOR V2400-037 (Removal of Bladder Tyre)	15-Sep-09	23-Sep-09	126,163

CO	7074	E	038	Bottle Configuration NOV VOR V2400-038. Rev. 1	15-Sep-09	23-Sep-09	77,000

CO	7074	E	039	Bottle Configuration Rev.1 NOV VOR V2400-039	15-Sep-09	23-Sep-09	375,375

CO	7074	E	041	ILF on all 14” Doors	16-Sep-09	23-Sep-09	0

CO	7074	E	042	Additional HPU Pump (Rev.1)	22-Sep-09	23-Sep-09	(110,524)

CO	7074	E	043	Credit for Removal of FRS. Rev.1	15-Sep-09	23-Sep-09	(75,000)

CO	7074	E	044	Bottle Racks	16-Sep-09	23-Sep-09	9,955

CO	7074	E	045	Bottle Rack - in Hull	16-Sep-09	23-Sep-09	78,320

CO	7074	E	046	Relocation of connection on Slip joint and cancellation of Termination and Keel Joints	16-Sep-09	23-Sep-09	268,201

CO	7074	E	047	BOP Gantry Crane- Load Cell/Remote Control(Rev.2)	30-Sep-09	07-Oct-09	86,350

CO	7074	E	049	Istallation of Additional Guiding Structure to Improve LMRP Handling system	04 Jul 09	07 Jul 09	39,856

CO	7074	E	050	Telescopic Boom for Mux Reel and Hotline Reel Handling	06-Jul-09	29-Jul-09	265,231

CO	7074	E	051	Supports for Additional HPU Pump	27-Aug-09		81,446

CO	7074	E	052	Additional Bulk Head in HPU Room	28-Aug-09		114,883

CO	7074	E	053	Additional 5 Bottle rack in HPU Room	28-Aug-09		7,550

CO	7074	E	054	Riser Yoke (STBD) Level up to be accessible from Port side crane	28-Aug-09		17,619

CO	7074	E	063	Relocation of Remote Control Cabin for Cement System.	11-Feb-10	04-Mar-10	35,049

CO	7074	E	064	Credit AHC Aux Well & CMC Aux Well including Piping and Electro	08-Oct- 09		(1,950,000)

CO	7074	E	065-3	Revision # 3 - Mud Pump Room Ventillation Improvement	20-Jan-10	11-Mar-10	25,036

CO	7074	E	66-1	Guide Spears on LMRP for Handling (Extended up to Riser)	19-Jan-10	19-Jan-10	46,000

CO	7074	E	068	Additional Work - Drawing Revision for Derrick Sign Board re-location to FWD and AFT.	20-Oct-09	02-Nov-09	6,782

CO	7074	E	70-1	Rev 1 - Additional 2 pcs Off Swivels 2.5” for Hydraulic Hoses - VOR 055 (Moonpool to Gooseneck)	19-Jan-10	19-Jan-10	63,250

CO	7074	E	071	Sea Fixing Guide Clamp + all other 4 options	23-Nov-09	04-Dec-09	42,884

CO	7074	E	074	Line Placement and Sewage Installation	02-Dec-09

CO	7074	E	076	Additional LMRP Maintenance Platform	09-Dec-09	14-Dec-09	34,005

CO	7074	E	078	Anti Recoil Software - Disable / Remove the electronic Over Speed Function (NOV VOR V5700-024 Rev 2)	06-Jan-10	07-Jan-10	6,325

CO	7074	E	080	Tension Ring Control Umbilical	20-Jan-10	20-Jan-10	13,800

CO	7074	E	081	Turning Dual Idler Sheaves	20-Jan-10	21-Jan-10	0

CO	7074	E	084	Credit on Mux Clamp (NOV VOR 053)	11-Feb-10	24-Feb-10	(166,540)

CO	7074	E	087	HMI Screen on Driller’s Panel	12-Apr-10	19-Apr-10	73,456

CO	7074	E	088	Pod and Panel Upgreades	12-Apr-10	19-Apr-10	43,805

CO	7074	E	095	Modification and Extension 3M of LMRP Guiding Structure in Height. Rev # 1.	29-Apr-10	29-Apr-10	18,789

CO	7074	E	104	Credit Lower Cavity Decision	14-Jun-10	15-Jun-10	(28,875)

CO	7074	E	105	90’ Landing Joint (Slick Riser)	30-Jul-10	09-Aug-10	0

CO	7074	E	106	EBT Extended Vertical Travel	14-Jul-10	14-Jul-10	74,750

CO	7074	E	108	Additional Reinforcement on Utility Winches	27-Jul-10

CO	7074	E	109	Installation of Cement Unit	08-Jul-10	13-Jul-10	389,987

CO	7074	E	110	Lower BOP Reversible Lower Cavity (Converted from a test cavity to a reversible cavity)	30-Jul-10	09-Aug-10	58,081

CO	7074	E	TBA	Tie ins, foundations for Schlumberger Control Cabin			50,000

CO	7074	E	TBA	Retractable Test Stump			100,000

Total							7,724,056

SCIROCCO - HULL 1867

Change order #				Item / Description	COR REC’D	DATE APP	Total Commitment
CO	1867	E	1	Additional dirty water tank and subdividing of waste mud tank.			474,085

CO	1867	E	1	Mud remix & transfer pump for dirty waste tank

CO	1867	E	1	Pipe connection between mud transfer pump and shore manifold

CO	1867	E	2	Transfer pump and rehardening filter capacity increase			60,134

CO	1867	E	3	Add automatic disinfection dosing unit of 20m3			18,566

CO	1867	E	4	Addition of carbon filter			72,669

CO	1867	E	5	Isolating valve for sea water transfer system			3,059

CO	1867	E	6	Supply and installation of isolating valve for compressed control air	6,703

CO	1867	E	7	Steam pipe heat insulation	67,729

CO	1867	E	8	Add sea chest chemical dosing pipe (shipside) 40A and shipside valve 9ea	14,207

CO	1867	E	9	Material change from STPG to SUS316L for potable water	129,540

CO	1867	E	10	Additional communication near mud tank	16,900

CO	1867	E	11	Additional oil tanks	76,580

CO	1867	E	12	Cutting discharge line modification	56,471

CO	1867	E	13	Add DO settling tank (2 ea) and tank remote level indicator (2 ea)	147,445

CO	1867	E	14	Add D.O. purifier heater (2 ea)	37,097

CO	1867	E	15	Installation of Oil detector 6ea	85,971

CO	1867	E	16	Add duplex strainer (4ea) for MGE D.O. supply pump.	8,254

CO	1867	E	17	20ft container loading guide in hold store	26,190

CO	1867	E	18	Modification of the access to the agitator room (Vertical ladder --> Inclined ladder)	60,375

CO	1867	E	19	Type change of main G/E D.O. supply pumps and aux. boiler D.O. supply pump.	21,460

CO	1867	E	20	Local Fire Fighting System remote & control panel add	31,801

CO	1867	E	21	Request of modication in moonpool area (Dog step)	20,609

CO	1867	E	22	Foam system for agitator room	37,874

CO	1867	E	23	Upgrade Inmarsat C to include LRIT function	2,200

CO	1867	E	24	Modification from 4P cabin w/toilet to 2*2P cabin with shared toilet.	223,180

CO	1867	E	25	Installation preparation for Vsat system	109,630

CO	1867	E	26	hull modifications in association with ROV launch guidance system single side only	106,830

CO	1867	E	27	Additional Galley equipment	59,500

CO	1867	E	28	Additional W-T door for provision handling	54,390

CO	1867	E	29	Hydraulic hatch for provisions store	65,460

CO	1867	E	30	Additional black water isolation valves in accommodation	11,740

CO	1867	E	31	Flag change - liferaft radar reflector change	4,540

CO	1867	E	32	APOS software for BOP control	14,680

CO	1867	E	33	Modification of wooden furniture	3,750

CO	1867	E	34	Double isolating valves for LP Mud Pits			72,570

CO	1867	E	35	No. 2 Inmarsat F			102,000

CO	1867	E	36	Dampening appendage moonpool			96,730

CO	1867	E	37	Colour change of instrument cables			6,850

CO	1867	E	38A	Reimbursement for Additional Bilge Line	21-Jul- 09		3,800

CO	1867	E	40	Modification - BOP & LMRP Test Stump			41,130

CO	1867	E	42A	Hull modifications according to Access / Trip hazid report	24-Sep-09	25-Sep-09	25,155

CO	1867	E	43	Auto Change Over - Cooling Sea Water Pump for Burner Boom Spray	10-Sep-09	23-Sep-09	25,030

CO	1867	E	44	Additional TV Set Brackets for all Cabins	08-Oct-09	15-Oct-09	38,760

CO	1867	E	45B	Accommodation Modifications due to cabin allocation, additional bridge watchkeepers alarms	16-Dec-09	17-Dec-09	10,750

CO	1867	E	46	Sea Chest and below water closure covers	01-Dec-09		53,680

CO	1867	E	47	Change order for change in hull painting specification deletion 1 cost of AC add one coat of AF	23-Nov-09	24-Nov-09	172,750

CO	1867	E	48	Fender Hooks	29-Jan-10	05-Feb-10	34,730

CO	1867	E	49	Power Source Change of Knuckle Boom Crane	25-Feb-10	03-Mar-10	46,174

CO	1867	E	50	Hull Modification of Sea Chest for Future DGD	14-Apr-10	19-Apr-10	62,392

CO	1867	E	51	Addition of TEPRI CARD in PABX	01-Apr-10	03-Apr-10	2,020

CO	1867	E	52	Change of PCB for PA Line Monitoring System	01-Apr-10	03-Apr-10	3,571

CO	1867	E	54	Certification of Green Passport	31-May-10	03-Jun-10	25,530

CO	1867	E	55	Helicopter Starting System	04-Jun-10	10-Jun-10	44,502

~~CO~~	~~1867~~	~~E~~		~~Proposed installation of CO2 or FM200 system including detector in Laundry Dryer Exhaust.~~	~~18-Feb-10~~

Total							2,997,743

SCIROCCO – TOP SIDE 7077

Change order #				Item / Description	COR REC’D	DATE APP	Total Commitment
CO	7077	E	1	Installation of Schlumberger diesel driven cement unit			480,105

CO	7077	E	2	Supply & instal derrick windwall logo			62,420

CO	7077	E	3	Supply & install Larox valves in cement bulk system			64,130

CO	7077	E	4	Two(2) air receiver tanks are to be deleted at Vortex room and drill floor			(37,500)

CO	7077	E	5	The cathead no 32 & 34 are to be deleted			(32,400)

CO	7077	E	6	Delete Main & Aux well mousehole. Supply & install drill collar protection casing at Aux. well center(27m) and adapter to be provided below Aux. rotary table by SHI as per Saipem detail drawing.			66,487

CO	7077	E	7	Direct Access Riser Catwalk to RGC			30,963

CO	7077	E	8	CCTV for Riser Gantry Crane			35,200

CO	7077	E	9	Leg extension 1000mm on the BOP Gantry crane to increase the available headroom.			123,310

CO	7077	E	10	Pad eye for drill collar protection			5,267

CO	7077	E	11	Deletion of Potable Water Cooler Units			(12,280)

CO	7077	E	12	Additional Bus Tie Breaker			63,745

CO	7077	E	13	Installation of additional double isolation valve on LP Active Mud System			194,805

CO	7077	E	14	Installation of additional knife gate valve on chute			26,823

CO	7077	E	15	Installation of additional guiding structure to improve BOP/ LMRP handling system			45,625

CO	7077	E	16	Modification of HP cement manifold and Choke and Kill Manifold			258,529

CO	7077	E	17	Incorporation of ability to run riser running tool from Cyberbase. RRT will be used with 1000T elevator Link 5” 1/2 200, Hydraulic, mechanical and electrical parts, included hydraulic tilt. Drawing and document updates			98,172

CO	7077	E	18	Imperial Units, Mud Control and Cyberspace		11-Aug-09	48,400

CO	7077	E	19	Additional Functions to Drawworks Control System		11-Aug-09	96,228

CO	7077	E	20	Telescopic Booms for Mux Cable and Hotline Hose	13-Aug-09	20-Aug-09	277,432

CO	7077	E	21	Modification of BOP Stack	21-Aug-09		0

CO	7077	E	22	Modification of Slip Joint	21-Aug-09		0

CO	7077	E	23	Remove FRS Skid - Modification of Sub Sea Control System	21-Aug-09		0

CO	7077	E	24	Modification of Well Head Connector - Vetco H-4 18 3/4	21-Aug-09		0

CO	7077	E	21	Modification of BOP Stack (NOV’s VOR-035 rev.2)	09-Oct-09	15- Oct-09	578,538

CO	7077	E	22	Modification of Slip Joint (NOV’s VOR-036-Rev.1)	09-Oct-09	15- Oct-09	268,201

CO	7077	E	23	Remove FRS Skid - Modification of Sub Sea Control System NOV’s VOR- 037-Rev.2)	09-Oct-09	15-Oct-09	263,031

CO	7077	E	24	Modification of Well Head Connector - Vetco H-4 18 3/4	21-Aug-09	15-Oct-09	56,375

CO	7077	E	25	Additional 5 Bottle Rack in HPU Room	25-Aug-09	01-Sep-09	6,898

CO	7077	E	26	Application of additional partition wall inside of Subsea Room. Included PAGA/F&G	21-Sep-09	23-Sep-09	116,030

CO	7077	E	27	Mud Pump Belt Slip Monitoring and Alarm (NOV,s VOR-045)	09-Oct-09	15-Oct-09	22,000

CO	7077	E	28	Installation of Drilling HPU Shutdown Buttons in Driller’s Cabin (NOV’s VOR-046)	09-Oct-09	15-Oct-09	4,235

CO	7077	E	30	Riser Type change from FT-I class to FT-H Class	14-Oct-09	16-Oct-09	(4,000,000)

	7077	E	29	Bouynacy Type change from FT-I class to FT-H Class	14-Oct-09	16-Oct-09	(1,500,000)

CO	7077	E	31	Retractable Test Stump (SHI scope of supply)	30-Oct-09		198,535

CO	7077	E	32	Adjustment of Samson Posts for Riser Stacking	04-Nov-09	09-Nov-09	47,500

CO	7077	E	34	Cancellation of Forklift	12-Nov-09	16-Nov-09	(22,500)

CO	7077	E	TBA	Access Platform for MUX Cable			100,000

CO	7077	E	35	Installation of Remote Control Cabin for Cement System	20-Jan-10	02-Feb-10	105,547

CO	7077	E	35-01	Piping from LAS Storage Tote Tank to Remote Control Cabin of Cement Unit	20-Jan-10	21-Jan-10	12,789

CO	7077	E	36	Glycol Line Deletion	11-Nov-09	12-Nov-09	(400,000)

CO	7077	E	37	Relocation of termination joint control panel	01-Dec-09		6,186

CO	7077	E	38	Top Side PC Network System	16-Dec-09	17-Dec-09	18,603

CO	7077	E	39	LMRP Maintenance Platform	15-Dec-09		36,900

CO	7077	E	40	DeActivation of Anti Recoil Electronic Overspeed Function on the Dual Wireline Riser Tensioner	03-Dec-09		6,050

CO	7077	E	41	7 foot shortening of lines for the hydraulic, C/K and booster and Increase of stroke length of the TJ from 65 foot to 70 foot	15-Dec-09	17-Dec-09	0

CO	7077	E	42	Improvement of Mud Pump Room Ventillation	16-Dec-09	19-Jan-10	25,036

CO	7077	E	43	Additional scope (SHI) for installation of 3rd BOP HPU Pump	21-Dec-09		68,568

CO	7077	E	44	Options: 1 Seafixing Guide Clamp; 2 LMRP Maintenance Platform; 3 Access Platform to top of LMRP; 4 BOP Trolley Working Platform	22-Dec-09	21-Dec-09	40,483

CO	7077	E	45	Greylock Hubs on Rotary Hose, Stand Pipe and Top Drive	14-Jan-09	19-Jan-10	16,638

CO	7077	E	47	Tension Ring Control Umbilical	14-Jan-10	15-Jan-10	13,200

CO	7077	E	48	Riser Tensioner L.P. Accumulator Fill System	15-Jan-10	18-Jan-10	18,810

CO	7077	E	TBA	Riser Shim Slick Joint (deduct from NOV supply)			(50,000)

CO	7077	E	49	LMRP guide spears	20-Jan-10	21-Jan-10	44,000

CO	7077	E	50	Installation of additional degasser	20-Jan-10	21-Jan-10	180,987

CO	7077	E	51	Additional One Swivel for Hydraulic Line	22-Jan-10	01-Feb-10	24,967

CO	7077	E	52	Implementation of Muddy Water Agitator to MCS	12-Feb-10	23-Feb-10	2,750

CO	7077	E	57	Pod and Panels Upgrade	12-Apr-10	19-Apr-10	41,900

CO	7077	E	58	HMI Screen on Driller’s Panel	12-Apr-10	19-Apr-10	70,263

CO	7077	E	59	Credit - Mux Clamps Supplied by NOV	19-Apr-10	20-Apr-10	(166,540)

CO	7077	E	66	Control of B+V Slips Through NOV Standard PS-30 Slips Control for Cyberspace.	22-Jun-10	12-Aug-10	32,450

CO	7077	E	67	Extend LMRP Guiding Structure by 3M in Height	05-Jul-10	30-Jul-10	25,317

CO	7077	E	69	Converting the Lower Cavity of the Lower Ram BOP from a Test Cavity to a Reversible Cavity	13-Jul-10	13-Jul-10	55,556

CO	7077	E	70	Conversion of 10 ft Pup Joints to 55 ft Pup Joints	20-Jul-10

CO	7077	E	74	90 FT Landing Joint	28-Jul-10	29-Jul-10	0

Total							(1,735,236)

SANTA ANA - HULL 1868

					COR	DATE	Total
Change order #				Item / Description	REC’D	APP	Commitment

CO	1868	E	1	Additional dirty water tank and subdividing of waste mud tank.			474,085

CO	1868	E	1	Mud remix & transfer pump for dirty waste tank

CO	1868	E	1	Pipe connection between mud transfer pump and shore manifold

CO	1868	E	2	Transfer pump and rehardening filter capacity increase			60,134

CO	1868	E	3	Add automatic disinfection dosing unit of 20m3			18,566

CO	1868	E	4	Addition of carbon filter			72,669

CO	1868	E	5	Isolating valve for sea water transfer system			3,059

CO	1868	E	6	Supply and installation of isolating valve for compressed control air			6,703

CO	1868	E	7	Steam pipe heat insulation			67,729

CO	1868	E	8	Add sea chest chemical dosing pipe (shipside) 40A and shipside valve 9ea			14,207

CO	1868	E	9	Material change from STPG to SUS316L for potable water			129,540

CO	1868	E	10	Additional communication near mud tank			16,900

CO	1868	E	11	Additional oil tanks			76,580

CO	1868	E	12	Cutting discharge line modification			56,471

CO	1868	E	13	Add DO settling tank (2 ea) and tank remote level indicator (2 ea)			147,445

CO	1868	E	14	Add D.O. purifier heater (2 ea)			37,097

CO	1868	E	15	Installation of Oil detector 6ea			85,971

CO	1868	E	16	Add duplex strainer (4ea) for MGE D.O. supply pump.			8,254

CO	1868	E	17	20ft container loading guide in hold store			26,190

CO	1868	E	18	Modification of the access to the agitator room (Vertical ladder --> Inclined ladder)			60,375

CO	1868	E	19	Type change of main G/E D.O. supply pumps and aux. boiler D.O. supply pump.			21,460

CO	1868	E	20	Local Fire Fighting System remote & control panel add			31,801

CO	1868	E	21	Request of modication in moonpool area (Dog step)			20,609

CO	1868	E	22	Foam system for agitator room			37,874

CO	1868	E	23	Upgrade Inmarsat C to include LRIT function			2,200

CO	1868	E	24	Modification from 4P cabin w/toilet to 2*2P cabin with shared toilet.			135,440

CO	1868	E	25	Installation preparation for Vsat system			99,350

CO	1868	E	26	hull modifications in association with ROV launch guidance system both sides			92,580

CO	1868	E	27	Additional Galley equipment			54,560

CO	1868	E	28	Additional W-T door for provision handling			52,920

CO	1868	E	29	Hydraulic hatch for provisions store			54,490

CO	1868	E	30	Additional black water isolation valves in accomodation			9,550

CO	1868	E	31	Flag change - liferaft radar reflector change			3,500

CO	1868	E	32	APOS software for BOP control			14,680

CO	1868	E	33	Modification of wooden furniture			3,750

CO	1868	E	34	Double Isolation valve for LP Mud pits			45,430

CO	1868	E	35	No. 2 Inmarsat F			93,090

CO	1868	E	36	Dampening appendange for moonpool			90,150

CO	1868	E	37	Colour change of instrument cables			1,371

CO	1868	E	40	Modification - BOP & LMRP Test Stump			4,110

CO	1868	E	42A	Hull modifications according to Access / Trip Hazard Report	24-Sep-09	25-Sep-09	22,545

CO	1868	E	43	Auto Change Over - Cooling Sea Water Pump for Burner Boom Spray	10-Sep-09	23-Sep-09	22,290

CO	1868	E	44	Additional TV Set brackets for all Cabins	08-Oct-09		25,050

CO	1868	E	45B	Accommodation Modifications due to cabin allocation, additional bridge watchkeepers alarms	10-Nov-09	17-Dec-09	9,380

CO	1868	E	46	Sea Chest and below water closure covers	01-Dec-09	02-Dec-09	48,200

CO	1868	E	47	Change order for change in hull painting specification	23-Nov-09	24-Nov-09	172,750

CO	1868	E	48	Fender Hooks	29-Jan-10	05-Feb-10	30,620

CO	1868	E	49	Power Source Change of Knuckle Boom Crane	25-Feb-10	03-Mar-10	44,666

CO	1868	E	50	Addition of TEPRI CARD in PABX	01-Apr-10	03-Apr-10	2,020

CO	1868	E	51	Hull Modification for DGD	23-Mar-10	24-Mar-10	601,794

CO	1868	E	52	Reimbursemnet of Engineering Cost for the Preparation of Change Order for DGD Electric Facility.	14-May-10	19-May-10	12,350

CO	1868	E	54	Certification of Green Passport	31-May-10	03-Jun-10	7,604

CO	1868	E	55	Helicopter Starting System	04-Jun-10	10-Jun-10	26,320

CO	1868	E	TBA	DGD - 2x500 KW Feeders			250,000

Total							3,506,479

SANTA ANA - TOP SIDE 7081

Change order #				Item / Description	COR REC’D	DATE APP	Total Commitment
CO	7081	E	1	Installation of Schlumberger diesel driven cement unit			480,105

CO	7081	E	2	Supply & instal derrick windwall logo			62,420

CO	7081	E	3	Supply & install Larox valves in cement bulk system			64,130

CO	7081	E	4	Two(2) air receiver tanks are to be deleted at Vortex room and drill floor			(37,500)

CO	7081	E	5	The cathead no 32 & 34 are to be deleted			(32,400)

CO	7081	E	6	Delete Main & Aux well mousehole. Supply & install drill collar protection casing at Aux. well center(27m) and adapter to be provided below Aux. rotary table by SHI as per Saipem detail drawing.			66,487

CO	7081	E	7	Direct Access Riser Catwalk to RGC			30,963

CO	7081	E	8	CCTV for Riser Gantry Crane			35,200

CO	7081	E	9	Leg extension 1000mm on the BOP Gantry crane to increase the available headroom.			123,310

CO	7081	E	10	Pad eye for drill collar protection			5,267

CO	7081	E	11	Deletion of Potable Water Cooler Units			(12,280)

CO	7081	E	12	Additional Bus Tie Breaker			63,745

CO	7081	E	13	Installation of additional double isolation valve on LP Active Mud System			174,242

CO	7081	E	14	Installation of additional knife gate valve on chute			25,452

CO	7081	E	15	Installation of additional guiding structure to improve BOP/ LMRP handling system			37,400

CO	7081	E	16	Modification of HP cement manifold and Choke and Kill Manifold			248,248

CO	7081	E	17	Incorporation of ability to run riser running tool from Cyberbase. RRT will be used with 1000T elevator Link 5” 1/2 200, Hydraulic, mechanical and electrical parts, included hydraulic tilt. Drawing and document updates			98,172

CO	7081	E	18	Imperial Units, Mud Control and Cyberspace		11-Aug-09	48,400

CO	7081	E	19	Additional Functions to Drawworks Control System		11-Aug-09	96,228

CO	7081	E	20	Telescopic Booms for Mux Cable and Hotline Hose	13-Aug-09	20-Aug-09	260,982

CO	7081	E	21	Modification of BOP Stack	21-Aug-09		0

CO	7081	E	22	Modification of Slip Joint	21-Aug-09		0

CO	7081	E	23	Remove FRS - Modification of Sub Sea Control System	21-Aug-09		0

CO	7081	E	20	Modification of Well Head Connector - Vetco H-4 18 3/4	21-Aug-09		0

CO	7081	E	21	Modification of BOP Stack	16-Dec-09		637,592

CO	7081	E	22	Modification of Slip Joint	21-Aug-09		291,796

CO	7081	E	23	Remove FRS Skid - Modification of Sub Sea Control System	16-Dec-09		284,063

CO	7081	E	24	Modification of Well Head Connector - Vetco H-4 18 3/4	21-Aug-09	15-Oct-09	56,375

CO	7081	E	25	Additional 5 Bottle Rack in HPU Room	25-Aug-09	01-Sep-09	2,786

CO	7081	E	26	Application of additional partition wall inside of Subsea Room. Included PAGA/F&G	21-Sep-09	23-Sep-09	96,906

CO	7081	E	27	Mud Pump Belt Slip Monitoring and Alarm (NOV’s VOR-045)	09-Oct-09	15-Oct-09	22,000

CO	7081	E	28	Installation of Drilling HPU Shutdown Buttons in Driller’s Cabin (NOV’s VOR-046)	09-Oct- 09	15- Oct-09	4,235

CO	7081	E	29	Riser Type change from FT-I class to FT-H Class	16-Nov-09	16-Nov-09	(4,000,000)

CO	7081	E	30	Change of Buoyancy When Changing Riser from I to H Class	16-Nov-09	16-Nov-09	(1,500,000)

CO	7081	E	31	BOP Retractable Test Stump Unit	30-Oct-09	04-Nov-09	198,535

CO	7081	E	34	Cancellation of Forklift	12-Nov-09	16-Nov-09	(22,500)

CO	7081	E	TBA	Access Platform for MUX Cable			50,000

CO	7081	E	35	Installation of Remote Control Cabin for Cement System	20-Jan-10	02-Feb-10	85,258

CO	7081	E	35-1	Piping from LAS Storage Tote Tank to Remote Control Cabin of Cement Unit	20-Jan-10	21-Jan-10	10,184

CO	7081	E	36	Glycol Line Deletion	11-Nov-09	12-Nov-09	(400,000)

CO	7081	E	37	Relocation of termination joint control panel	01-Dec-09		4,267

CO	7081	E	38	Top Side PC Network System	16-Dec-09	17-Dec-09	16,547

CO	7081	E	39	LMRP Maintenance Platform	15-Dec-09		34,005

CO	7081	E	40	DeActivation of Anti Recoil Electronic Overspeed Function on the Dual Wireline Riser Tensioner	03-Dec-09		6,050

CO	7081	E	41	7 foot shortening of lines for the hydraulic, C/K and booster and Increase of stroke length of the TJ from 65 foot to 70 foot	15-Dec-09	17-Dec-09	0

CO	7081	E	42	Improvement of Mud Pump Room Ventillation	16-Dec-09	19-Jan-10	25,036

CO	7081	E	43	Additional scope (SHI) for installation of 3rd BOP HPU Pump	21-Dec-09		58,287

CO	7081	E	44	Sea fixing guide clamp, LMRP maintenance, Access platform for top of LMRP, BOP trolley working platform	21-Dec-09		39,533

CO	7081	E	45-1	Rev #1-Greylock Hubs on Rotary Hose, Stand Pipe and Top Drive	14-Jan-09	19-Jan-10	16,638

CO	7081	E	47	Tension Ring Control Umbilical	14-Jan-10	15-Jan-10	13,200

CO	7081	E	48	Riser Tensioner L.P. Accumulator Fill System	15-Jan-10	18-Jan-10	18,810

CO	7081	E	TBA	Riser Shim Slick Joint (deduct from NOV supply)			(50,000)

CO	7081	E	49	LMRP guide spears	20-Jan-10	21-Jan-10	44,000

CO	7081	E	50	Installation of additional degasser	20-Jan-10	21-Jan-10	159,053

CO	7081	E	51	Additional One Swivel for Hydraulic Line	22-Jan-10	01-Feb-10	24,967

CO	7081	E	52	Implementation of Muddy Water Agitator to MCS	12-Feb-10	23-Feb-10	2,750

CO	7081	E	53	COR Riser Bay Samson Post Spacing back to 58 inch.	16-Mar-10	17-Mar-10	200,000

CO	7081	E	54	Engineer’s Meeting in Houston	16-Mar-10	17-Mar-10	8,623

CO	7081	E	55	DGD Engineering Study	15-Apr-10	19-Apr-10	100,072

CO	7081	E	56	DGD - Additional Piping for DGD Overflow Line	23-Jul-10	24-Jul-10	220,513

CO	7081	E	56-1	DGD - Mechanical	20-Apr-10	30-Apr-10	88,831

CO	7081	E	56-2	DGD - Structural	20-Apr-10	30-Apr-10	218,448

CO	7081	E	56-3	DGD - Piping	20-Apr-10	30-Apr-10	544,712

CO	7081	E	56-4	DGD - Electrical	20-Apr-10	30-Apr-10	658,371

CO	7081	E	56-5	DGD - Instrument	20-Apr-10	30-Apr-10	86,017

CO	7081	E	56-6	DGD - HVAC	20-Apr-10	30-Apr-10	256,470

CO	7081	E	TBA	DGD - HP Pipework (Engineering only)			60,000

CO	7081	E	TBA	DGD - Trip Tank Scope			1,609,325

CO	7081	E	57	Pod and Panels Upgrade	12-Apr-10	19-Apr-10	41,900

CO	7081	E	58	HMI Screen on Driller’s Panel	12-Apr-10	19-Apr-10	70,263

CO	7081	E	59	Credit - Mux Clamps Supplied by NOV	19-Apr-10	20-Apr-10	(166,540)

CO	7081	E	61	DGD - Acceleration Cost Related to M130 Block, P210 Block, Including New Fabrication of Trip Tank and Seawater Tank.	23-Apr-10	06-May-10	337,500

CO	7081	E	62-A	Mud Process Module Modification Due to Increased Size of Mud Trip Tank.	05-Jul-10	12-Jul-10	907,419

CO	7081	E	62-B	Mud Process Module Modification Due to New Seawater Tank and Additional Trip Tank.	05-Jul-10		412,138

CO	7081	E	63	Riser Change from FT-H Type 90’ - 7000 ft Riser to FT-HDGD Type 90’ - 10000 ft Riser.	28-Apr-10	28-Apr-10	293,748

CO	7081	E	64	Reimbursemnet of Engineering Cost for the Preparation of Change Order for DGD Electric Facility.	18-May-10	19-May-10	12,350

CO	7081	E	65	DGD - Extra Sea Water LP Pumps	10-Jun-10	10-Jun-10	74,697

CO	7081	E	66	Control of B+V Slips Through NOV Standard PS-30 Slips Control for Cyberspace.	22-Jun-10	12-Aug-10	32,450

CO	7081	E	67	Extend LMRP Guiding Structure by 3M in Height	28-Jul-10	30-Jul-10	21,479

CO	7081	E	68	Cement Unit Modification due to the Installation of Additional Surge Tank.	09-Jul-10		298,238

CO	7081	E	69	Converting the Lower Cavity of the Lower Ram BOP from a Test Cavity to a Reversible Cavity	20-Jul-10		55,556

CO	7081	E	73	DGD - Accommodation of 2 DGD Reels and 1 Control Panel	30-Jul-10	09-Aug-10	250,999

CO	7081	E	74	90 FT Landing Joint	28-Jul-10	29-Jul-10	0

CO	7081	E	75	Mud Seal Length Increase on Mud Gas Separator	29-Jul-10	30-Jul-10	28,638

CO	7081	E	76	DGD (2) Tripping Pumps	29-Jul-10

CO	7081	E	77	Mud Booster Line Modification	30-Jul-10	09-Aug-10	539,062

CO	7081	E	TBA	DGD - Procurement of HP Valves, Pipes, Spec Blinds and Fittings			400,000

CO	7081	E	TBA	DGD - Sub Contract Super Duplex Spool and Support Fabrication			250,000

CO	7081	E	TBA	DGD - GOM Installation Scope			100,000

CO	7081	E	TBA	DGD - Sea Water Treatment	07-Jun-10		923,200

CO	7081	E	TBA	DGD - HP Seawater Discharge Lines from HP Mud Pumps	26-Jul-10

CO	7081	E	TBA	DGD - Safety Line from HP Pumps and HP Relief Valve Arrangement	26-Jul-10

CO	7081	E	TBA	DGD - Booster Line Modification Platform for Valve Maintenance	26-Jul-10

Total							7,003,423

SCHEDULE 22

FORMS OF DIRECT AGREEMENT

Part A: FORM OF VESSEL MANAGEMENT AGREEMENT DIRECT AGREEMENT

VESSEL MANAGEMENT AGREEMENT DIRECT AGREEMENT

between

PACIFIC [BORA] LTD.

as the Borrower

[PACIFIC DRILLING OPERATIONS LIMITED]

as the Manager

and

DNB NOR BANK ASA (NEW YORK BRANCH)

as the Security Trustee

This VESSEL MANAGEMENT AGREEMENT DIRECT AGREEMENT (this “Agreement”) is dated and made between:

(1)	PACIFIC [BORA] LTD., a corporation organised and existing under the laws of Liberia (the “Borrower”);

(2)	[PACIFIC DRILLING OPERATIONS LIMITED], a corporation organised and existing under the laws of the [British Virgin Islands] (the “Manager”); and

(3)	DNB NOR BANK ASA (NEW YORK BRANCH) (the “Security Trustee”),

each a “Party” and together the “Parties”.

WHEREAS:

(A)	The Borrower will be the registered owner of an ultra-deepwater dynamically positioned drill ship named Pacific [Bora] with hull number [1809] (the “Vessel”) to be built by Samsung Heavy Industries Co., Ltd. (the “Shipbuilder”) in accordance with a contract for the construction and sale of a drillship dated [24 July 2007], [now] between the Borrower and the Shipbuilder.

(B)	The Borrower, Pacific [Mistral] Ltd., Pacific [Scirocco] Ltd., Pacific [Santa Ana] Ltd., Pacific Drilling Limited, the Security Trustee, DnB NOR Bank ASA (New York Branch) and Crédit Agricole Corporate & Investment Bank, as the mandated lead arrangers, the commercial facility lenders listed in schedule 3 thereto as the commercial facility lenders, Eksportfinans ASA, as the GIEK facility lender, Export-Import Bank of Korea, as the KEXIM facility lender, DnB NOR Bank ASA (New York Branch), as the commercial facility agent and GIEK facility agent, Crédit Agricole Corporate & Investment Bank, as the KEXIM facility agent, each hedging party that has acceded thereto each as a hedging party and DnB NOR Bank ASA (New York Branch) as intercreditor agent and accounts bank, among others, are party to a project facilities agreement dated [•] 2010 (the “Project Facilities Agreement”) and certain other related finance documents (together with the Project Facilities Agreement, the “Finance Documents”), pursuant to which the senior credit providers have agreed to make available to the Borrower and each of Pacific [Mistral] Ltd., Pacific [Scirocco] Ltd. and Pacific [Santa Ana] Ltd. certain loan facilities to finance the construction, operation and other costs and expenses associated with the acquisition of four drill ships, including the Vessel.

(C)	The Borrower and the Manager have entered into a vessel management agreement, dated [•] (the “Contract”), pursuant to which the Manager has agreed to manage, and to provide certain equipment and services relating to, the operations of the Vessel. In order to discharge certain of its obligations under the Management Agreement, the Manager has entered into a vessel services agreement with Pacific Drilling Services Inc. (the “Service Provider”) (the “Services Agreement”).

(D)	As security for the Borrower’s obligations under the Finance Documents, by way of a debenture dated [•] 2010 (the “Debenture”) the Borrower has granted: (a) an assignment by way of first ranking continuing security of all of its present and future rights, title, benefit and interest in, to and under the Contract; and (b) a first priority floating charge over certain of its assets and undertakings, in each case to the Security Trustee.

(E)	The Finance Documents require that the Borrower cause the execution, delivery and effectiveness of this Agreement and it is a condition precedent to the lenders making available funds to the Borrower under the Finance Documents that the Manager execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Assignment” means the assignment by way of first ranking continuing security of the Assigned Interests by the Borrower in favour of the Security Trustee (for and on behalf of the Secured Parties) pursuant to and in accordance with the Debenture;

“Assigned Interests” means all of the Borrower’s rights, title, benefit and interest in, to and under the Contract (including any amounts due or to become due to the Borrower, and any claims, judgments and awards in favour of the Borrower, under or in connection with the Contract);

“Business Day” means any day other than a Saturday, Sunday or any other day that is a legal holiday or a day on which banking institutions are permitted to be closed in London, Paris, Oslo, Seoul or New York and that is also a day on which dealings in United States dollar deposits are carried out in the London interbank market;

“Person” means any individual, firm, company, corporation, partnership, joint venture, association, government body or any other entity whether acting in an individual, fiduciary or other capacity (whether or not having separate legal personality); and

“Secured Parties” means the secured parties represented by the Security Trustee under the Finance Documents.

1.2 Rules of interpretation

(a)	In this Agreement, except to the extent specified to the contrary or where the context otherwise requires:

(i)	the headings are for convenience only and shall not affect the interpretation of this Agreement;

(ii)	references to “Clauses” and “Schedules” are references to clauses of, and schedules to, this Agreement;

(iii)	references to an “amendment” includes a variation, supplement, replacement, novation, restatement or re-enactment and “amended” is to be construed accordingly;

(iv)	references to any document or agreement, including this Agreement, shall be deemed to include references to such document or agreement as amended, from time to time in accordance with its terms;

(v)	references to any Party, party or to any other Person shall include its successors, permitted assigns and permitted transferees;

(vi)	words importing the singular include the plural and vice versa;

(vii)	references to “days” shall mean calendar days, unless the term “Business Days” is used;

(viii)	the words “include”, “includes” and “including” are not limiting;

(ix)	words importing the masculine include the feminine and vice versa; and

(x)	the word “or” is not exclusive.

2.	NOTICE AND ACKNOWLEDGEMENT ETC.

2.1	Notice and acknowledgment of Assignment

(a)	The Borrower hereby gives notice of the Assignment to the Manager.

(b)	The Manager acknowledges the notice of the Assignment and the right of the Security Trustee (or its nominee), in the exercise of the Security Trustee’s rights and remedies under the Finance Documents after the occurrence and during the continuation of an event of default under the Finance Documents, to make all demands, give all notices, take all actions and exercise all rights of the Borrower under the Contract, as and when permitted by the Finance Documents.

2.2	No previous assignment

The Manager confirms, as of the date of this Agreement, that it has not received any notice of assignment from the Borrower with respect to the Contract, other than the notice contained in this Agreement.

2.3	Amendment, termination or assignment of the Contract

Without the prior written consent of the Security Trustee, the Manager shall not:

(a)	enter into or agree to or acquiesce in any consensual suspension, cancellation, amendment or termination of the Contract;

(b)	assign or otherwise transfer any of its rights, title or interest under the Contract save as permitted under the Contract; or

(c)	consent to any assignment or transfer by the Borrower, other than the Assignment.

2.4	Right to cure

In the event of a default or breach by the Borrower in the performance of any of its obligations under the Contract, or upon the occurrence or non-occurrence of any event or condition under the Contract that immediately or with the passage of the applicable grace period or the giving of notice, or both, would enable the Manager to make a demand, or suspend its obligations under or terminate the Contract (a “Default”) the Manager shall not make a demand, or suspend its obligations under or terminate the Contract until it first gives prompt written notice of such Default to the Security Trustee and affords the Security Trustee (or its nominee) a period of 30 days from receipt by the Security Trustee of such notice, to cure the circumstances giving rise to such suspension or termination rights.

2.5	Replacement agreement

In the event of any bankruptcy, insolvency proceeding or other similar proceeding affecting the Borrower, at the option of the Security Trustee, the Manager shall enter into a new agreement with the Security Trustee (or its transferee or nominee) on terms the same as the terms of the Contract (other than with respect to any amendment to those terms as may be necessary to reflect the change of party and similar consequential amendments).

2.6	No liability

Neither the Security Trustee nor any of its designees shall have any liability or obligation under the Contract as a result of this Agreement, nor shall the Security Trustee or any of its designees be obliged or required to:

(a)	perform any of the Borrower’s obligations under the Contract; or

(b)	take any action to collect or enforce any claim for payment assigned under the Finance Documents.

2.7	Performance under the Contract

Subject to the other provisions of this Agreement, the Manager shall:

(a)	except where a failure to perform or comply with its obligations is caused by a default by the Service Provider under the Services Agreement, perform and comply with its obligations under the Contract; and

(b)	provided that it is not illegal for the Manager to do so, maintain the Contract in full force and effect in accordance with its terms.

2.8 Delivery of notices

The Manager shall deliver to the Security Trustee (and any nominee of the Security Trustee), a copy of each notice, request, demand or other communication given by the Manager pursuant to the Contract at the same time and in the same manner as such notice, request, demand or other communication is required under the terms of the Contract to be delivered by the Manager.

2.9	Disclosure of information

The Manager and the Borrower each authorise the Security Trustee to provide to each other Secured Party all financial statements, notices, requests, demands, or other information that the Security Trustee receives from the Manager or the Borrower in accordance with this Agreement or the Contract.

2.10	Waiver of immunity

To the extent that the Manager now or hereafter has or acquires any immunity, including, without limitation, sovereign immunity, from the jurisdiction of any court or from any legal process with respect to itself or its property, the Manager, to the fullest extent permitted by applicable law, waives such immunity in respect of all of its obligations under this Agreement and under the Contract.

3.	PAYMENTS UNDER THE CONTRACT

(a)	The Borrower and the Security Trustee authorise and instruct the Manager, and the Manager irrevocably and unconditionally agrees, to pay all amounts payable by it under the Contract without any offsets, recoupment, abatement, withholding or defence, to the credit of the account specified in Schedule 1 or to such other account as may be specified by notice in writing from time to time by the Security Trustee to the Manager (such notice, a “New Account Notice”). The Manager agrees that its payment obligations under the Contract shall not be discharged by payment in another form or to any other account or Person.

(b)	The Security Trustee agrees with the Borrower that it shall issue a New Account Notice to the Manager only if an event of default under the Project Facilities Agreement is continuing.

(c)	Notwithstanding Clause 3(b), the Parties agree that upon receipt by the Manager of a New Account Notice, the Manager shall not be put on enquiry as to whether an event of default under the Project Facilities Agreement is continuing and the Manager shall be entitled to treat the receipt of such New Account Notice as conclusive evidence of the Security Trustee’s right to issue such notice.

4.	MISCELLANEOUS

4.1	Notices

Any notice, claim, request, demand, consent, designation, direction, instruction, certificate, report or other communication to be given under or in connection with this Agreement shall be given in writing and shall be deemed duly given when:

(a)	personally delivered;

(b)	sent by facsimile transmission (with written confirmation or acknowledgment of receipt, whether written or oral);

(c)	sent by electronic mail (with electronic confirmation of receipt); or

(d)	five days have elapsed after mailing by certified or registered mail, postage pre-paid, return receipt requested,

in each case addressed to a Person at its address, e-mail address, or facsimile transmission number as indicated in Schedule 2 or to such other address, e-mail address, or facsimile transmission number of which such Person has given not less than three Business Days’ prior written notice to each other Party to this Agreement.

4.2	Further assurances

The Manager shall cooperate fully with the Security Trustee and perform all additional acts reasonably requested by the Security Trustee to give effect to the purposes of this Agreement.

4.3	No increased liability

Except as provided herein (including, for the avoidance of doubt, in Clause 4.2), nothing in this Agreement is intended to increase the obligations or liability of the Manager under the terms of the Contract and the Manager shall be entitled to rely on any limitation or exclusion of liability under the Contract.

4.4	Amendments

This Agreement may not be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and executed by each Party and is otherwise made in accordance with the terms of the Finance Documents.

4.5	Counterparts

This Agreement may be executed in one or more counterparts all of which taken together shall constitute one and the same instrument.

4.6	Entire agreement

This Agreement reflects the entire agreement and understanding of the Parties, and supersedes all prior agreements and understanding (both written and oral), between or among the Parties relating to the transactions contemplated by this Agreement.

4.7	Successors and assigns

The provisions of this Agreement shall be binding on and inure to the benefit of each Party, and its respective successors and assigns.

4.8	Severability

In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby in any way.

4.9	Consequential damages

Notwithstanding any provision of this Agreement, in no event shall any Party or any officer, director, employee, representative or agent of any Party be liable under or in connection with this Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits or loss of opportunity, whether or not foreseeable, even if such Party or Person has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

4.10	Third party rights

(a)	Unless expressly provided to the contrary in a Finance Document, a Person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any Person that is not a Party is not required to rescind or vary this Agreement at any time.

4.11	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law, without regard to the principles of conflict-of-laws.

4.12	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”) arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligations arising out of or in connection with this Agreement).

(b)	The Manager and the Borrower agree that the courts of England are the most appropriate and convenient courts to settle Disputes and, accordingly, shall not argue to the contrary.

(c)	This Clause 4.12 is for the benefit of the Security Trustee only. As a result and notwithstanding Clause 4.12(a) the Security Trustee is not prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by any applicable law the Security Trustee may take concurrent proceedings in any number of jurisdictions.

(Signature pages follow)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their officers thereunto duly authorised as of the day and year first above written.

PACIFIC [BORA] LTD. as the Borrower

By:
Name:
Title:

[PACIFIC DRILLING OPERATIONS LIMITED] as the Manager

By:
Name:
Title:

DNB NOR BANK ASA (NEW YORK BRANCH) as the Security Trustee

By:
Name:
Title:

SCHEDULE 1 – ACCOUNT DETAILS

[Note: Details of Borrower’s Collection Account to be included.]

SCHEDULE 2 – NOTICES

Borrower

Pacific Drilling Limited

c/o S.A.M.A.M.A.

Villa Saint Jean

3 Ruelle Saint Jean

MC 98000

MONACO

Fax: +377 (99) 99 51 09

Attention: Frank Megginson

Manager

[Pacific Drilling Operations Limited]

[address]

Security Trustee

DnB NOR Bank ASA

Shipping, Offshore & Logistics

200 Park Avenue

New York NY 10166

Fax: +1 212 681 3900

Attention: Credit Administration Department

Part B: FORM OF VESSEL SERVICES AGREEMENT DIRECT AGREEMENT

VESSEL SERVICES AGREEMENT DIRECT AGREEMENT

between

[PACIFIC DRILLING OPERATIONS LIMITED]

as the Manager

PACIFIC DRILLING SERVICES INC.

as the Service Provider

and

DNB NOR BANK ASA (NEW YORK BRANCH)

as the Security Trustee

This VESSEL SERVICES AGREEMENT DIRECT AGREEMENT (this “Agreement”) is             dated and made between:

(1)	[PACIFIC DRILLING OPERATIONS LIMITED], a corporation organised and existing under the laws of [the British Virgin Islands] (the “Manager”);

(2)	PACIFIC DRILLING SERVICES INC., a corporation organised and existing under the laws of the State of Delaware (the “Service Provider”); and

(3)	DNB NOR BANK ASA (NEW YORK BRANCH) (the “Security Trustee”),

each a “Party” and together the “Parties”.

WHEREAS:

(A)	Pacific [Bora] Ltd. (the “Borrower”) will be the registered owner of an ultra-deepwater dynamically positioned drill ship named Pacific [Bora] with hull number [1809] (the “Vessel”) to be built by Samsung Heavy Industries Co., Ltd. (the “Shipbuilder”) in accordance with a contract for the construction and sale of a drillship dated [24 July 2007], [now] between the Borrower and the Shipbuilder.

(B)	The Borrower, Pacific [Mistral] Ltd., Pacific [Scirocco] Ltd., Pacific [Santa Ana] Ltd., Pacific Drilling Limited, the Security Trustee, DnB NOR Bank ASA (New York Branch) and Crédit Agricole Corporate & Investment Bank, as the mandated lead arrangers, the commercial facility lenders listed in schedule 3 thereto as the commercial facility lenders, Eksportfinans ASA, as the GIEK facility lender, Export-Import Bank of Korea, as the KEXIM facility lender, DnB NOR Bank ASA (New York Branch), as the commercial facility agent and GIEK facility agent, Crédit Agricole Corporate & Investment Bank, as the KEXIM facility agent, each hedging party that has acceded thereto each as a hedging party and DnB NOR Bank ASA (New York Branch) as intercreditor agent and accounts bank, among others, are party to a project facilities agreement dated [•] 2010 (the “Project Facilities Agreement”) and certain other related finance documents (together with the Project Facilities Agreement, the “Finance Documents”), pursuant to which the senior credit providers have agreed to make available to the Borrower and each of Pacific [Mistral] Ltd., Pacific [Scirocco] Ltd. and Pacific [Santa Ana] Ltd. certain loan facilities to finance the construction, operation and other costs and expenses associated with the acquisition of four drill ships, including the Vessel.

(C)	The Borrower and the Manager have entered into a vessel management agreement, dated [•] (the “Management Agreement”), pursuant to which the Manager has agreed to manage, and to provide certain equipment and services relating to, the operations of the Vessel. In order to discharge certain of its obligations under the Management Agreement, the Manager has entered into a vessel services agreement with the Service Provider (the “Services Agreement”).

(D)	As security for the Borrower’s and certain other borrowers’ obligations under the Finance Documents, by way of a manager security agreement dated [•] 2010 (the “Manager Security Agreement”) the Manager has granted to the Security Trustee an assignment by way of first ranking continuing security of all of its present and future rights, title, benefit and interest in, to and under the Services Agreement.

(E)	The Finance Documents require that the Borrower cause the execution, delivery and effectiveness of this Agreement and it is a condition precedent to the lenders making available funds to the Borrower under the Finance Documents that the Manager and the Service Provider execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Assignment” means the assignment by way of first ranking continuing security of the Assigned Interests by the Manager in favour of the Security Trustee (for and on behalf of the Secured Parties) pursuant to and in accordance with the Manager Security Agreement;

“Assigned Interests” means all of the Manager’s rights, title, benefit and interest in, to and under the Services Agreement (including any amounts due or to become due to the Manager, and any claims, judgments and awards in favour of the Manager, under or in connection with the Services Agreement);

“Business Day” means any day other than a Saturday, Sunday or any other day that is a legal holiday or a day on which banking institutions are permitted to be closed in London, Paris, Oslo, Seoul or New York and that is also a day on which dealings in United States dollar deposits are carried out in the London interbank market;

“Person” means any individual, firm, company, corporation, partnership, joint venture, association, government body or any other entity whether acting in an individual, fiduciary or other capacity (whether or not having separate legal personality); and

“Secured Parties” means the secured parties represented by the Security Trustee under the Finance Documents.

1.2	Rules of interpretation

(a)	In this Agreement, except to the extent specified to the contrary or where the context otherwise requires:

(i)	the headings are for convenience only and shall not affect the interpretation of this Agreement;

(ii)	references to “Clauses” and “Schedules” are references to clauses of, and schedules to, this Agreement;

(iii)	references to an “amendment” includes a variation, supplement, replacement, novation, restatement or re-enactment and “amended” is to be construed accordingly;

(iv)	references to any document or agreement, including this Agreement, shall be deemed to include references to such document or agreement as amended, from time to time in accordance with its terms;

(v)	references to any Party, party or to any other Person shall include its successors, permitted assigns and permitted transferees;

(vi)	words importing the singular include the plural and vice versa;

(vii)	references to “days” shall mean calendar days, unless the term “Business Days” is used;

(viii)	the words “include”, “includes” and “including” are not limiting;

(ix)	words importing the masculine include the feminine and vice versa; and

(x)	the word “or” is not exclusive.

2.	NOTICE AND ACKNOWLEDGEMENT ETC.

2.1	Notice and acknowledgment of Assignment

(a)	The Manager hereby gives notice of the Assignment to the Service Provider.

(b)	The Service Provider acknowledges the notice of the Assignment and the right of the Security Trustee (or its nominee), in the exercise of the Security Trustee’s rights and remedies under the Finance Documents after the occurrence and during the continuation of an event of default under the Finance Documents, to make all demands, give all notices, take all actions and exercise all rights of the Manager under the Services Agreement, as and when permitted by the Finance Documents.

2.2	No previous assignment

The Service Provider confirms, as of the date of this Agreement, that it has not received any notice of assignment from the Manager with respect to the Services Agreement, other than the notice contained in this Agreement.

2.3	Amendment, termination or assignment of the Services Agreement

Without the prior written consent of the Security Trustee, the Service Provider shall not:

(a)	enter into or agree to or acquiesce in any consensual suspension, cancellation, amendment or termination of the Services Agreement;

(b)	assign or otherwise transfer any of its rights, title or interest under the Services Agreement save as permitted under the Services Agreement; or

(c)	consent to any assignment or transfer by the Manager, other than the Assignment.

2.4	Right to cure

In the event of a default or breach by the Manager in the performance of any of its obligations under the Services Agreement, or upon the occurrence or non-occurrence of any event or condition under the Services Agreement that immediately or with the passage of the applicable grace period or the giving of notice, or both, would enable the Service Provider to make a demand, or suspend its obligations under or terminate the Services Agreement (a “Default”) the Service Provider shall not make a demand, or suspend its obligations under or terminate the Services Agreement until it first gives prompt written notice of such Default to the Security Trustee and affords the Security Trustee (or its nominee) a period of 30 days from receipt by the Security Trustee of such notice, to cure the circumstances giving rise to such suspension or termination rights.

2.5	Replacement agreement

In the event of any bankruptcy, insolvency proceeding or other similar proceeding affecting the Manager, at the option of the Security Trustee, the Service Provider shall enter into a new agreement with the Security Trustee (or its transferee or nominee) on terms the same as the terms of the Services Agreement (other than with respect to any amendment to those terms as may be necessary to reflect the change of party and similar consequential amendments).

2.6	No liability

Neither the Security Trustee nor any of its designees shall have any liability or obligation under the Services Agreement as a result of this Agreement, nor shall the Security Trustee or any of its designees be obliged or required to:

(a)	perform any of the Manager’s obligations under the Services Agreement; or

(b)	take any action to collect or enforce any claim for payment assigned under the Finance Documents.

2.7	Performance under the Services Agreement

Subject to the other provisions of this Agreement, the Service Provider shall:

(a)	perform and comply with its obligations under the Services Agreement; and

(b)	to the extent that the Service Provider is able to do so in its capacity as Service Provider, maintain the Services Agreement in full force and effect in accordance with its terms.

2.8	Delivery of notices

The Service Provider shall deliver to the Security Trustee (and any nominee of the Security Trustee), a copy of each notice, request, demand or other communication given by the Service Provider pursuant to the Services Agreement at the same time and in the same manner as such notice, request, demand or other communication is required under the terms of the Services Agreement to be delivered by the Service Provider.

2.9	Disclosure of information

The Manager and the Service Provider each authorise the Security Trustee to provide to each other Secured Party all financial statements, notices, requests, demands, or other information that the Security Trustee receives from the Manager or the Service Provider in accordance with this Agreement or the Services Agreement.

2.10	Waiver of immunity

To the extent that the Service Provider now or hereafter has or acquires any immunity, including, without limitation, sovereign immunity, from the jurisdiction of any court or from any legal process with respect to itself or its property, the Service Provider, to the fullest extent permitted by applicable law, waives such immunity in respect of all of its obligations under this Agreement and under the Services Agreement.

3.	MISCELLANEOUS

3.1	Notices

Any notice, claim, request, demand, consent, designation, direction, instruction, certificate, report or other communication to be given under or in connection with this Agreement shall be given in writing and shall be deemed duly given when:

(a)	personally delivered;

(b)	sent by facsimile transmission (with written confirmation or acknowledgment of receipt, whether written or oral);

(c)	sent by electronic mail (with electronic confirmation of receipt); or

(d)	five days have elapsed after mailing by certified or registered mail, postage pre-paid, return receipt requested,

in each case addressed to a Person at its address, e-mail address, or facsimile transmission number as indicated in Schedule 1 or to such other address, e-mail address, or facsimile transmission number of which such Person has given not less than three Business Days’ prior written notice to each other Party to this Agreement.

3.2	Further assurances

The Service Provider shall cooperate fully with the Security Trustee and perform all additional acts reasonably requested by the Security Trustee to give effect to the purposes of this Agreement.

3.3	No increased liability

Except as provided herein (including, for the avoidance of doubt, in Clause 3.2), nothing in this Agreement is intended to increase the obligations or liability of the Service Provider under the terms of the Services Agreement and the Service Provider shall be entitled to rely on any limitation or exclusion of liability under the Services Agreement.

3.4	Amendments

This Agreement may not be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and executed by each Party and is otherwise made in accordance with the terms of the Finance Documents.

3.5	Counterparts

This Agreement may be executed in one or more counterparts all of which taken together shall constitute one and the same instrument.

3.6	Entire agreement

This Agreement reflects the entire agreement and understanding of the Parties, and supersedes all prior agreements and understanding (both written and oral), between or among the Parties relating to the transactions contemplated by this Agreement.

3.7	Successors and assigns

The provisions of this Agreement shall be binding on and inure to the benefit of each Party, and its respective successors and assigns.

3.8	Severability

In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby in any way.

3.9	Consequential damages

Notwithstanding any provision of this Agreement, in no event shall any Party or any officer, director, employee, representative or agent of any Party be liable under or in connection with this Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits or loss of opportunity, whether or not foreseeable, even if such Party or Person has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

3.10	Third party rights

(a)	Unless expressly provided to the contrary in a Finance Document, a Person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any Person that is not a Party is not required to rescind or vary this Agreement at any time.

3.11	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law, without regard to the principles of conflict-of-laws.

3.12	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”) arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligations arising out of or in connection with this Agreement).

(b)	The Manager and the Service Provider agree that the courts of England are the most appropriate and convenient courts to settle Disputes and, accordingly, shall not argue to the contrary.

(c)	This Clause 3.12 is for the benefit of the Security Trustee only. As a result and notwithstanding Clause 3.12(a) the Security Trustee is not prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by any applicable law the Security Trustee may take concurrent proceedings in any number of jurisdictions.

(Signature pages follow)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their officers thereunto duly authorised as of the day and year first above written.

[PACIFIC DRILLING OPERATIONS LIMITED] as the Manager

By:
Name:
Title:

PACIFIC DRILLING SERVICES INC. as the Service Provider

By:
Name:
Title:

DNB NOR BANK ASA (NEW YORK BRANCH) as the Security Trustee

By:
Name:
Title:

SCHEDULE 1 – NOTICES

Manager

[Pacific Drilling Operations Limited]

[address]

Service Provider

Pacific Drilling Services Inc.

[address]

Security Trustee

DnB NOR Bank ASA

Shipping, Offshore & Logistics

200 Park Avenue

New York

NY 10166

Fax: +1 212 681 3900

Attention: Credit Administration Department

SCHEDULE 23

FORMS OF SHIPBUILDING CONTRACT AND REFUND GUARANTEE DIRECT AGREEMENTS

Part A

FORM OF SHIPBUILDING CONTRACT DIRECT AGREEMENT

SHIPBUILDING CONTRACT DIRECT AGREEMENT

between

PACIFIC [BORA] LTD.

as the Borrower

SAMSUNG HEAVY INDUSTRIES CO., LTD

as the Shipbuilder

and

DNB NOR BANK ASA (NEW YORK BRANCH)

as the Security Trustee

This SHIPBUILDING CONTRACT DIRECT AGREEMENT (this “Agreement”) is dated 2010 and made between:

(1)	PACIFIC [BORA] LTD., a corporation organised and existing under the laws of Liberia (the “Borrower”);

(2)	SAMSUNG HEAVY INDUSTRIES CO., LTD, a corporation organised and existing under the laws of the Republic of Korea (the “Shipbuilder”); and

(3)	DNB NOR BANK ASA (NEW YORK BRANCH) (the “Security Trustee”),

each a “Party” and together the “Parties”.

WHEREAS:

(A)	The Borrower will be the registered owner of an ultra-deepwater dynamically positioned drill ship named Pacific [Bora] with hull number [1809] (the “Vessel”) to be built by the Shipbuilder in accordance with a contract for the construction and sale of a drillship dated [24 July 2007], [now] between the Borrower and the Shipbuilder (the “Contract”).

(B)	The Borrower, Pacific [Mistral] Ltd., Pacific [Scirocco] Ltd., Pacific [Santa Ana] Ltd., Pacific Drilling Limited, the Security Trustee, DnB NOR Bank ASA (New York Branch) and Crédit Agricole Corporate & Investment Bank, as the mandated lead arrangers, the commercial facility lenders listed in schedule 3 thereto as the commercial facility lenders, Eksportfinans ASA, as the GIEK facility lender, Export-Import Bank of Korea, as the KEXIM facility lender, DnB NOR Bank ASA (New York Branch), as the commercial facility agent and GIEK facility agent, Crédit Agricole Corporate & Investment Bank, as the KEXIM facility agent, each hedging party that has acceded thereto each as a hedging party and DnB NOR Bank ASA (New York Branch) as intercreditor agent and accounts bank, among others, are party to a project facilities agreement dated [•] 2010 (the “Project Facilities Agreement”) and certain other related finance documents (together with the Project Facilities Agreement, the “Finance Documents”), pursuant to which the senior credit providers have agreed to make available to the Borrower and each of Pacific [Mistral] Ltd., Pacific [Scirocco] Ltd. and Pacific [Santa Ana] Ltd. certain loan facilities to finance the construction, operation and other costs and expenses associated with the acquisition of four drill ships, including the Vessel.

(C)	As security for the Borrower’s obligations under the Finance Documents, by way of a debenture dated [•] 2010 (the “Debenture”) the Borrower has granted: (a) an assignment by way of first ranking continuing security of all of its present and future rights, title, benefit and interest in, to and under the Contract; and (b) a first priority floating charge over certain of its assets and undertakings, in each case to the Security Trustee.

(D)	The Finance Documents require that the Borrower cause the execution, delivery and effectiveness of this Agreement and it is a condition precedent to the lenders making available funds under the Finance Documents that the Shipbuilder execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Assignment” means the assignment by way of first ranking continuing security of the Assigned Interests by the Borrower in favour of the Security Trustee (for and on behalf of the Secured Parties) pursuant to and in accordance with the Debenture;

“Assigned Interests” means all of the Borrower’s rights, title, benefit and interest in, to and under the Contract (including any amounts due or to become due to the Borrower, and any claims, judgments and awards in favour of the Borrower, under or in connection with the Contract);

“Business Day” means any day other than a Saturday, Sunday or any other day that is a legal holiday or a day on which banking institutions are permitted to be closed in London, Paris, Oslo, Seoul or New York and that is also a day on which dealings in United States dollar deposits are carried out in the London interbank market;

“Person” means any individual, firm, company, corporation, partnership, joint venture, association, government body or any other entity whether acting in an individual, fiduciary or other capacity (whether or not having separate legal personality); and

“Secured Parties” means the secured parties represented by the Security Trustee under the Finance Documents.

1.2	Rules of interpretation

(a)	In this Agreement, except to the extent specified to the contrary or where the context otherwise requires:

(i)	the headings are for convenience only and shall not affect the interpretation of this Agreement;

(ii)	references to “Clauses” and “Schedules” are references to clauses of, and schedules to, this Agreement;

(iii)	references to an “amendment” includes a variation, supplement, replacement, novation, restatement or re-enactment and “amended” is to be construed accordingly;

(iv)	references to any document or agreement, including this Agreement, shall be deemed to include references to such document or agreement as amended, from time to time in accordance with its terms;

(v)	references to any Party, party or to any other Person shall include its successors, permitted assigns and permitted transferees;

(vi)	words importing the singular include the plural and vice versa;

(vii)	references to “days” shall mean calendar days, unless the term “Business Days” is used;

(viii)	the words “include”, “includes” and “including” are not limiting;

(ix)	words importing the masculine include the feminine and vice versa; and

(x)	the word “or” is not exclusive.

2.	NOTICE AND ACKNOWLEDGEMENT ETC.

2.1	Notice and acknowledgment of Assignment

(a)	The Borrower hereby gives notice of the Assignment to the Shipbuilder.

(b)	The Shipbuilder acknowledges the notice of the Assignment and the right of the Security Trustee (or its nominee), in the exercise of the Security Trustee’s rights and remedies under the Finance Documents after the occurrence and during the continuation of an event of default under the Finance Documents, to make all demands, give all notices, take all actions and exercise all rights of the Borrower under the Contract, as and when permitted by the Finance Documents.

2.2	No previous assignment

The Shipbuilder confirms, as of the date of this Agreement, that it has not received any notice of assignment from the Borrower with respect to the Contract, other than the notice contained in this Agreement.

2.3	Amendment, termination or assignment of the Contract

Without the prior written consent of the Security Trustee, the Shipbuilder shall not:

(a)	enter into or agree to or acquiesce in any consensual suspension, cancellation, amendment or termination of the Contract;

(b)	assign or otherwise transfer any of its rights, title or interest under the Contract save as permitted under the Contract; or

(c)	consent to any assignment or transfer by the Borrower, other than the Assignment.

2.4	Right to cure

In the event of a default or breach by the Borrower in the performance of any of its obligations under the Contract, or upon the occurrence or non-occurrence of any event or condition under the Contract that immediately or with the passage of the applicable grace period or the giving of notice, or both, would enable the Shipbuilder to make a demand, or suspend its obligations under or terminate the Contract (a “Default”) the Shipbuilder shall not make a demand, or suspend its obligations under or terminate the Contract until it first gives prompt written notice of such Default to the Security

Trustee and affords the Security Trustee (or its nominee) a period of 30 days from receipt by the Security Trustee of such notice, to cure the circumstances giving rise to such suspension or termination rights.

2.5	Replacement agreement

In the event of any bankruptcy, insolvency proceeding or other similar proceeding affecting the Borrower, at the option of the Security Trustee, the Shipbuilder shall enter into a new agreement with the Security Trustee (or its transferee or nominee) on terms the same as the terms of the Contract (other than with respect to any amendment to those terms as may be necessary to reflect the change of party and similar consequential amendments).

2.6	No liability

Neither the Security Trustee nor any of its designees shall have any liability or obligation under the Contract as a result of this Agreement, nor shall the Security Trustee or any of its designees be obliged or required to:

(a)	perform any of the Borrower’s obligations under the Contract; or

(b)	take any action to collect or enforce any claim for payment assigned under the Finance Documents.

2.7	Performance under the Contract

Subject to the other provisions of this Agreement, the Shipbuilder shall:

(a)	perform and comply with its obligations under the Contract; and

(b)	maintain the Contract in full force and effect in accordance with its terms.

2.8	Delivery of notices

The Shipbuilder shall deliver to the Security Trustee (and any nominee of the Security Trustee), a copy of each notice, request, demand or other communication given by the Shipbuilder pursuant to the Contract at the same time and in the same manner as such notice, request, demand or other communication is required under the terms of the Contract to be delivered by the Shipbuilder.

2.9	Disclosure of information

The Shipbuilder and the Borrower each authorise the Security Trustee to provide to each other Secured Party all financial statements, notices, requests, demands, or other information that the Security Trustee receives from the Shipbuilder or the Borrower in accordance with this Agreement or the Contract.

2.10	Waiver of immunity

To the extent that the Shipbuilder now or hereafter has or acquires any immunity, including, without limitation, sovereign immunity, from the jurisdiction of any court or from any legal process with respect to itself or its property, the Shipbuilder, to the fullest extent permitted by applicable law, waives such immunity in respect of all of its obligations under this Agreement and under the Contract.

3.	PAYMENTS UNDER THE CONTRACT

(a)	The Borrower and the Security Trustee authorise and instruct the Shipbuilder, and the Shipbuilder irrevocably and unconditionally agrees, to pay all amounts payable by it under the Contract without any offsets, recoupment, abatement, withholding or defence, to the credit of the account specified in Schedule 1 or to such other account as may be specified by notice in writing from time to time by the Security Trustee to the Shipbuilder (such notice, a “New Account Notice”). The Shipbuilder agrees that its payment obligations under the

Contract shall not be discharged by payment in another form or to any other account or Person.

(b)	The Security Trustee agrees with the Borrower that it shall issue a New Account Notice to the Shipbuilder only if an event of default under the Project Facilities Agreement is continuing.

(c)	Notwithstanding Clause 3(b), the Parties agree that upon receipt by the Shipbuilder of a New Account Notice, the Shipbuilder shall not be put on enquiry as to whether an event of default under the Project Facilities Agreement is continuing and the Shipbuilder shall be entitled to treat the receipt of such New Account Notice as conclusive evidence of the Security Trustee’s right to issue such notice.

4.	MISCELLANEOUS

4.1	Notices

Any notice, claim, request, demand, consent, designation, direction, instruction, certificate, report or other communication to be given under or in connection with this Agreement shall be given in writing and shall be deemed duly given when:

(a)	personally delivered;

(b)	sent by facsimile transmission (with written confirmation or acknowledgment of receipt, whether written or oral);

(c)	sent by electronic mail (with electronic confirmation of receipt); or

(d)	five days have elapsed after mailing by certified or registered mail, postage pre-paid, return receipt requested,

in each case addressed to a Person at its address, e-mail address, or facsimile transmission number as indicated in Schedule 2 or to such other address, e-mail address, or facsimile transmission number of which such Person has given not less than three Business Days’ prior written notice to each other Party to this Agreement.

4.2	Further assurances

The Shipbuilder shall cooperate fully with the Security Trustee and perform all additional acts reasonably requested by the Security Trustee to give effect to the purposes of this Agreement.

4.3	No increased liability

Except as provided herein (including, for the avoidance of doubt, in Clause 4.2), nothing in this Agreement is intended to increase the obligations or liability of the Shipbuilder under the terms of the Contract and the Shipbuilder shall be entitled to rely on any limitation or exclusion of liability under the Contract.

4.4	Amendments

This Agreement may not be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and executed by each Party and is otherwise made in accordance with the terms of the Finance Documents.

4.5	Counterparts

This Agreement may be executed in one or more counterparts all of which taken together shall constitute one and the same instrument.

4.6	Entire agreement

This Agreement reflects the entire agreement and understanding of the Parties, and supersedes all prior agreements and understanding (both written and oral), between or among the Parties relating to the transactions contemplated by this Agreement.

4.7	Successors and assigns

The provisions of this Agreement shall be binding on and inure to the benefit of each Party, and its respective successors and assigns.

4.8	Severability

In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby in any way.

4.9	Consequential damages

Notwithstanding any provision of this Agreement, in no event shall any Party or any officer, director, employee, representative or agent of any Party be liable under or in connection with this Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits or loss of opportunity, whether or not foreseeable, even if such Party or Person has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

4.10	Third party rights

(a)	Unless expressly provided to the contrary in a Finance Document, a Person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any Person that is not a Party is not required to rescind or vary this Agreement at any time.

4.11	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law, without regard to the principles of conflict-of-laws.

4.12	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”) arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligations arising out of or in connection with this Agreement).

(b)	The Shipbuilder and the Borrower agree that the courts of England are the most appropriate and convenient courts to settle Disputes and, accordingly, shall not argue to the contrary.

(c)	This Clause 4.12 is for the benefit of the Security Trustee only. As a result and notwithstanding Clause 4.12(a) the Security Trustee is not prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by any applicable law the Security Trustee may take concurrent proceedings in any number of jurisdictions.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their officers thereunto duly authorised as of the day and year first above written.

PACIFIC [BORA] LTD. as the Borrower

By:
Name:
Title:

SAMSUNG HEAVY INDUSTRIES CO., LTD. as the Shipbuilder

By:
Name:
Title:

DNB NOR BANK ASA (NEW YORK BRANCH) as the Security Trustee

By:
Name:
Title:

SCHEDULE 1 – ACCOUNT DETAILS

[Note: Details of Borrower’s Collection Account to be included.]

SCHEDULE 2 – NOTICES

Borrower

Pacific Drilling Limited

c/o S.A.M.A.M.A.

Villa Saint Jean

3 Ruelle Saint Jean

MC 98000

MONACO

Fax: +377 (99) 99 51 09

Attention: Frank Megginson

Shipbuilder

Samsung Heavy Industries Co., Ltd.

P.O. Box Gohyun 9

530, Jangpyung-ri, Sinhyun-up

Geoje-city, Gyungnam

Korea

Fax: (+82) 5 5630 6070

Security Trustee

DnB NOR Bank ASA

Shipping, Offshore & Logistics

200 Park Avenue

New York

NY 10166

Fax: +1 212 681 3900

Attention: Credit Administration Department

Part B

FORM OF REFUND GUARANTEE DIRECT AGREEMENT

REFUND GUARANTEE DIRECT AGREEMENT

between

PACIFIC [BORA] LTD.

as the Borrower

[THE EXPORT-IMPORT BANK OF KOREA]

as the Refund Guarantor

and

DNB NOR BANK ASA (NEW YORK BRANCH)

as the Security Trustee

This REFUND GUARANTEE DIRECT AGREEMENT (this “Agreement”) is dated 2010 and made between:

(1)	PACIFIC [BORA] LTD., a corporation organised and existing under the laws of Liberia (the “Borrower”);

(2)	[THE EXPORT-IMPORT BANK OF KOREA], as the guarantor under the Guarantee (as defined below) (the “Refund Guarantor”); and

(3)	DNB NOR BANK ASA (NEW YORK BRANCH) (the “Security Trustee”),

each a “Party” and together the “Parties”.

WHEREAS:

(A)	The Borrower will be the registered owner of an ultra-deepwater dynamically positioned drill ship named Pacific [Bora] with hull number [1809] (the “Vessel”) to be built by Samsung Heavy Industries Co., Ltd. (the “Shipbuilder”) in accordance with a contract for the construction and sale of a drillship dated [24 July 2007], [now] between the Borrower and the Shipbuilder (the “Contract”).

(B)	Pursuant to a [letter of refundment guarantee], dated [26 July 2007] (the “Guarantee”), the Refund Guarantor irrevocably guarantees the payment of certain amounts payable by the Shipbuilder to the Borrower under the Contract.

(C)	The Borrower, Pacific [Mistral] Ltd., Pacific [Scirocco] Ltd., Pacific [Santa Ana] Ltd., Pacific Drilling Limited, the Security Trustee, DnB NOR Bank ASA (New York Branch) and Crédit Agricole Corporate & Investment Bank, as the mandated lead arrangers, the commercial facility lenders listed in schedule 3 thereto as the commercial facility lenders, Eksportfinans ASA, as the GIEK facility lender, Export-Import Bank of Korea, as the KEXIM facility lender, DnB NOR Bank ASA (New York Branch), as the commercial facility agent and GIEK facility agent, Crédit Agricole Corporate & Investment Bank, as the KEXIM facility agent, each hedging party that has acceded thereto each as a hedging party and DnB NOR Bank ASA (New York Branch) as intercreditor agent and accounts bank, among others, are party to a project facilities agreement dated [•] 2010 (the “Project Facilities Agreement”) and certain other related finance documents (together with the Project Facilities Agreement, the “Finance Documents”), pursuant to which the senior credit providers have agreed to make available to the Borrower and each of Pacific [Mistral] Ltd., Pacific [Scirocco] Ltd. and Pacific [Santa Ana] Ltd. certain loan facilities to finance the construction, operation and other costs and expenses associated with the acquisition of four drill ships, including the Vessel.

(D)	As security for the Borrower’s obligations under the Finance Documents, by way of a debenture dated [•] 2010 (the “Debenture”) the Borrower has granted: (a) an assignment by way of first ranking continuing security of all of its present and future rights, title, benefit and interest in, to and under the Guarantee; and (b) a first priority floating charge over certain of its assets and undertakings, in each case to the Security Trustee.

(E)	The Finance Documents require that the Borrower cause the execution, delivery and effectiveness of this Agreement and it is a condition precedent to the lenders making available funds under the Finance Documents that the Refund Guarantor execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Assignment” means the assignment by way of first ranking continuing security of the Assigned Interests by the Borrower in favour of the Security Trustee (for and on behalf of the Secured Parties) pursuant to, and in accordance with the Debenture;

“Assigned Interests” means all of the Borrower’s rights, title, benefit and interest in, to and under the Guarantee (including any amounts due or to become due to the Borrower, and any claims, judgments and awards in favour of the Borrower, under or in connection with the Guarantee);

“Business Day” means any day other than a Saturday, Sunday or any other day that is a legal holiday or a day on which banking institutions are permitted to be closed in London, Paris, Oslo, Seoul or New York and that is also a day on which dealings in United States dollar deposits are carried out in the London interbank market;

“Person” means any individual, firm, company, corporation, partnership, joint venture, association, government body or any other entity whether acting in an individual, fiduciary or other capacity (whether or not having separate legal personality); and

“Secured Parties” means the secured parties represented by the Security Trustee under the Finance Documents.

1.2	Rules of interpretation

(a)	In this Agreement, except to the extent specified to the contrary or where the context otherwise requires:

(i)	the headings are for convenience only and shall not affect the interpretation of this Agreement;

(ii)	references to “Clauses” and “Schedules” are references to clauses of, and schedules to, this Agreement;

(iii)	references to an “amendment” includes a variation, supplement, replacement, novation, restatement or re-enactment and “amended” is to be construed accordingly;

(iv)	references to any document or agreement, including this Agreement, shall be deemed to include references to such document or agreement as amended, from time to time in accordance with its terms;

(v)	references to any Party, party or to any other Person shall include its successors, permitted assigns and permitted transferees;

(vi)	words importing the singular include the plural and vice versa;

(vii)	references to “days” shall mean calendar days, unless the term “Business Days” is used;

(viii)	the words “include”, “includes” and “including” are not limiting;

(ix)	words importing the masculine include the feminine and vice versa; and

(x)	the word “or” is not exclusive.

2.	NOTICE, ACKNOWLEDGMENT AND WAIVER OF DEFENCES

2.1	Notice and acknowledgment of Assignment

(a)	The Borrower hereby gives notice of the Assignment to the Refund Guarantor.

(b)	The Refund Guarantor acknowledges the notice of the Assignment and the right of the Security Trustee (or its nominee), in the exercise of the Security Trustee’s rights and remedies under the Finance Documents after the occurrence and during the continuation of an event of default under the Finance Documents, to make all demands, give all notices, take all actions and exercise all rights of the Borrower under the Guarantee, as and when permitted by the Finance Documents.

2.2	No previous assignment

The Refund Guarantor confirms, as of the date of this Agreement, that it has not received any notice of assignment from the Borrower with respect to the Guarantee, other than the notice contained in this Agreement and agrees not to consent to any other assignment or transfer by the Borrower in respect of the Guarantee without the prior written consent of the Security Trustee.

2.3	Waiver of defences

Notwithstanding any provision of the Guarantee, the Refund Guarantor acknowledges and agrees for the benefit of the Security Trustee (for and on behalf of the Secured Parties) that obligations of the Refund Guarantor under the Guarantee shall not be affected by any act, omission, matter or thing that would reduce, release or prejudice any of the Refund Guarantor’s obligations under the Guarantee (without limitation and whether or not known to it or any other Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, the Borrower or any other Person;

(b)	the release of the Borrower or any other Person under the terms of any composition or arrangement with any creditor of the Borrower;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Borrower or any other Person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower or any other Person;

(e)	any amendment (however fundamental and whether or not more onerous) of the Contract or any other document or security, including without limitation any increase in any amount due or to become due to the Borrower under the Contract or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any Person under the Contract or any other document or security; or

(g)	any insolvency or similar proceedings.

3.	PAYMENTS UNDER THE GUARANTEE

(a)	The Borrower and the Security Trustee authorise and instruct the Refund Guarantor, and the Refund Guarantor irrevocably and unconditionally agrees, to pay all amounts payable by it under the Guarantee without any offsets, recoupment, abatement, withholding or defence, to the credit of the account specified in Schedule 1 or to such other account as may be specified by notice in writing from time to time by the Security Trustee to the Refund Guarantor (such notice, a “New Account Notice”). The Refund Guarantor agrees that its payment obligations under the Guarantee shall not be discharged by payment in another form or to any other account or Person.

(b)	The Security Trustee agrees with the Borrower that it shall issue a New Account Notice to the Refund Guarantor only if an event of default under the Project Facilities Agreement is continuing.

(c)	Notwithstanding Clause 3(b), the Parties agree that upon receipt by the Refund Guarantor of a New Account Notice, the Refund Guarantor shall not be put on enquiry as to whether an event of default under the Project Facilities Agreement is continuing and the Refund Guarantor shall be entitled to treat the receipt of such New Account Notice as conclusive evidence of the Security Trustee’s right to issue such notice.

4.	MISCELLANEOUS

4.1	Notices

Any notice, claim, request, demand, consent, designation, direction, instruction, certificate, report or other communication to be given under or in connection with this Agreement shall be given in writing and shall be deemed duly given when:

(a)	personally delivered;

(b)	sent by facsimile transmission (with written confirmation or acknowledgment of receipt, whether written or oral);

(c)	sent by electronic mail (with electronic confirmation of receipt); or

(d)	five days have elapsed after mailing by certified or registered mail, postage pre-paid, return receipt requested,

in each case addressed to a Person at its address, e-mail address, or facsimile transmission number as indicated in Schedule 2 or to such other address, e-mail address, or facsimile transmission number of which such Person has given not less than three Business Days’ prior written notice to each other Party to this Agreement.

4.2	Further assurances

The Refund Guarantor shall cooperate fully with the Security Trustee and perform all additional acts reasonably requested by the Security Trustee to give effect to the purposes of this Agreement.

4.3	Amendments

This Agreement may not be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and executed by each Party and is otherwise made in accordance with the terms of the Finance Documents.

4.4	Counterparts

This Agreement may be executed in one or more counterparts all of which taken together shall constitute one and the same instrument.

4.5	Entire agreement

This Agreement reflects the entire agreement and understanding of the Parties, and supersedes all prior agreements and understanding (both written and oral), between or among the Parties relating to the transactions contemplated by this Agreement.

4.6	Successors and assigns

The provisions of this Agreement shall be binding on and inure to the benefit of each Party, and its respective successors and assigns.

4.7	Severability

In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby in any way.

4.8	Third party rights

(a)	Unless expressly provided to the contrary in a Finance Document, a Person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any Person that is not a Party is not required to rescind or vary this Agreement at any time.

4.9	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law, without regard to the principles of conflict-of-laws.

4.10	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”) arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligations arising out of or in connection with this Agreement).

(b)	The Refund Guarantor and the Borrower agree that the courts of England are the most appropriate and convenient courts to settle Disputes and, accordingly, shall not argue to the contrary.

(c)	This Clause 4.10 is for the benefit of the Security Trustee only. As a result and notwithstanding Clause 4.10(a) the Security Trustee is not prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by any applicable law the Security Trustee may take concurrent proceedings in any number of jurisdictions.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their officers thereunto duly authorised as of the day and year first above written.

PACIFIC [BORA] LTD.

as the Borrower

By:
Name:
Title:

THE EXPORT-IMPORT BANK OF KOREA

as the Refund Guarantor

By:
Name:
Title:

DNB NOR BANK ASA (NEW YORK BRANCH)

as the Security Trustee

By:
Name:
Title:

SCHEDULE 1—ACCOUNT DETAILS

[Note: Details of Borrower’s Collection Account to be included.]

SCHEDULE 2—NOTICES

Borrower

Pacific Drilling Limited

c/o S.A.M.A.M.A.

Villa Saint Jean

3 Ruelle Saint Jean

MC 98000

MONACO

Fax: +377 (99) 99 51 09

Attention: Frank Megginson

Refund Guarantor

[The Export-Import Bank of Korea

16-1 Yoido-Dong

Yeongdeungpo-Gu

Seoul 150-996

Korea

Fax: 822-3779-6745]

Security Trustee

DnB NOR Bank ASA

Shipping, Offshore & Logistics

200 Park Avenue

New York

NY 10166

Fax: +1 212 681 3900

Attention: Credit Administration Department

SCHEDULE 24

FORM OF PAYMENT INSTRUCTION

To:	[•] as Accounts Bank
Copies to:	[•] as Intercreditor Agent
[[•] as Security Trustee20]
or [[•] as Borrower and Pacific Drilling
Limited as Guarantor]][21]

For the attention of [•]

[DATE]

Project Facilities Agreement

We refer to the Project Facilities Agreement between Pacific Bora Ltd., Pacific Mistral Ltd., Pacific Scirocco Ltd. and Pacific Santa Ana S.à r.l. as Borrowers, Pacific Drilling Limited as Guarantor, DnB NOR Bank ASA (New York Branch) as Commercial Facility Agent, GIEK Facility Agent, Accounts Bank, Intercreditor Agent, Security Trustee and Mandated Lead Arranger, Crédit Agricole Corporate & Investment Bank as KEXIM Facility Agent and Mandated Lead Arranger and certain Lenders and other Persons dated [•] 2010 (the “Project Facilities Agreement”). Words and expressions used in this Payment Instruction shall have the same meanings as in the Project Facilities Agreement.

This Payment Instruction is being provided to you in accordance with Clause 26.11(d) of the Project Facilities Agreement. You are instructed to pay the following amount[s] from the Account[s] specified below to:

[•] Account [•]

[Correspondent Bank]

[Swift Code]/[ABA number (if dollars)]:

[Beneficiary Bank]

[SWIFT Code/[Sort Code/(if sterling)]]

[Account Name]

[Account Number]

[Ref.]

Amount:         [in words]

Dollars:           [•]

[20]	To be copied to Security Trustee only if sent by Borrower
[21]	To be copied to Borrower and Guarantor only if sent by Security Trustee

Instructions to be received by the Accounts Bank by close of business (New York time) [three] clear Business Days prior to the value date of the intended payment.

This Payment Instruction shall be governed by New York law.

Yours sincerely,

[•]

By:
(Authorised Representative)

SCHEDULE 25

ACCOUNTS

Account Holder	Account Maintained With	Account Number	Account Name
Pacific Drilling Limited	DNB BANK ASA	22216001	Guarantor Equity Account
Pacific Bora Ltd.	DNB BANK ASA	22736001	Collection Account
Pacific Bora Ltd.	DNB BANK ASA	22736002	Disbursement Account
Pacific Bora Ltd.	DNB BANK ASA	22736003	Debt Service Account
Pacific Bora Ltd.	DNB BANK ASA	22736004	Debt Service Reserve Account
Pacific Mistral Ltd.	DNB BANK ASA	22744001	Collection Account
Pacific Mistral Ltd.	DNB BANK ASA	22744002	Disbursement Account
Pacific Mistral Ltd.	DNB BANK ASA	22744003	Debt 8Service Account
Pacific Mistral Ltd.	DNB BANK ASA	22744004	Debt Service Reserve Account
Pacific Mistral Ltd.	DNB BANK ASA	22744006	Proceeds Retention Account
Pacific Scirocco Ltd.	DNB BANK ASA	22752001	Collection Account
Pacific Scirocco Ltd.	DNB BANK ASA	22752002	Disbursement Account
Pacific Scirocco Ltd.	DNB BANK ASA	22752003	Debt Service Account
Pacific Scirocco Ltd.	DNB BANK ASA	22752004	Debt Service Reserve Account
Pacific Scirocco Ltd.	DNB BANK ASA	22752006	Proceeds Retention Account
Pacific Santa Ana S.à r.l.	DNB BANK ASA	25680001	Collection Account
Pacific Santa Ana S.à r.l.	DNB BANK ASA	25680002	Disbursement Account
Pacific Santa Ana S.à r.l.	DNB BANK ASA	25680003	Debt Service Account
Pacific Santa Ana S.à r.l.	DNB BANK ASA	25680004	Debt Service Reserve Account
Pacific Drilling Inc.	DNB BANK ASA	25688001	PDI Collection Account
Pacific Drillship S.à r.l.	DNB BANK ASA	24680001	PD Sarl Secured Account

SCHEDULE 26

FORM OF ACCEPTABLE CHARTER

DIRECT AGREEMENT

ACCEPTABLE CHARTER DIRECT AGREEMENT

IN CONNECTION WITH [•]22

BETWEEN

DNB NOR BANK ASA (NEW YORK BRANCH)

AS SECURITY TRUSTEE

PACIFIC [•] LTD.

AS BORROWER

AND

[•]

AS CLIENT

[22]	Name of relevant Acceptable Charter to be reflected.

ACCEPTABLE CHARTER DIRECT AGREEMENT

ACCEPTABLE CHARTER DIRECT AGREEMENT

This ACCEPTABLE CHARTER DIRECT AGREEMENT (“Agreement”) dated as of [•], is made by and between [Client] (“Client”), DNB NOR BANK ASA (NEW YORK BRANCH), as security trustee (“Security Trustee”) for the sole benefit of itself and the other secured parties represented by the Security Trustee under the Finance Documents (as such term is defined below) (“Secured Parties”), and Pacific [•] Ltd., a company incorporated under the laws of Liberia (“Borrower”). Each party may be referred to as “Party” and together as “Parties”.

Recitals

A.	Vessel. Borrower will be the registered owner of an ultra-deepwater dynamically positioned drill ship named [•] with hull number [•] (“Vessel”) to be built by Samsung Heavy Industries Co. Ltd. (“Shipbuilder”) pursuant to a contract for the construction and sale of a drillship dated [•] between Borrower and Shipbuilder (the “Shipbuilding Contract”).

B.	The Drilling Contract. Borrower has entered into an agreement with Client to make the Vessel available to Client for drilling services for an initial period of [•] years, subject to earlier termination rights after delivery (“Drilling Contract”).

C.	The Finance Documents. Borrower, Pacific [•] Ltd., Pacific [•] Ltd., Pacific [•] Ltd., Pacific Drilling Limited, Security Trustee, DnB NOR Bank ASA (New York Branch) and Crédit Agricole Corporate & Investment Bank, as the mandated lead arrangers, the commercial facility lenders listed in schedule 3 thereto as commercial facility lenders, Eksportfinans ASA, as GIEK facility lender, Export-Import Bank of Korea, as KEXIM facility lender, DnB NOR Bank ASA (New York Branch), as commercial facility agent and GIEK facility agent, Crédit Agricole Corporate & Investment Bank, as KEXIM facility agent, each hedging party that has acceded thereto each as a hedging party and DnB NOR Bank ASA (New York Branch) as intercreditor agent and accounts bank, among others, are party to a project facilities agreement dated [•] 2010 (the “Project Facilities Agreement”) and certain other related finance documents (together with the Project Facilities Agreement, the “Finance Documents”), pursuant to which the senior credit providers have agreed to make available to Borrower and each of Pacific [•] Ltd., Pacific [•] Ltd. and Pacific [•] Ltd. certain loan facilities to finance the construction, operation and other costs and expenses associated with the acquisition of four drill ships, including the Vessel.

D.	Security. As security for Borrower’s obligations under the Finance Documents, by way of a debenture dated [•] 2010 (the “Debenture”) Borrower has granted: (a) an assignment by way of first ranking continuing security of all of its present and future rights, title, benefit and interest in, to and under the Drilling Contract; and (b) a first priority floating charge over certain of its assets and undertakings, in each case to Security Trustee. Borrower also has granted or will grant to Security Trustee a first priority ship mortgage over the Vessel (“Mortgage”).

E.	Defaults. A description of those events of default (“Events of Default”) under the Project Facilities Agreement that would entitle Security Trustee to enforce its rights under the Debenture, the Mortgage or any other security document are set out in Schedule 1 to this Agreement. Any failure by Client to perform in whole or part any of its obligations under the Drilling Contract is called in this Agreement a “Client Default”.

F.	Client and Borrower have each entered into the Drilling Contract upon the condition that each Party enter into this Agreement. The Finance Documents require that Borrower cause the execution, delivery and effectiveness of this Agreement and it is a condition precedent to the lenders making available funds to Borrower under the Finance Documents that Client execute and deliver this Agreement.

G.	In consideration of the following terms and conditions, and other good and valuable consideration, the receipt of which is acknowledged, the Parties agree as follows:

Agreement

1.	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions. The terms defined in the Recitals shall have the meanings specified for all purposes of this Agreement, except as otherwise expressly provided. The parenthetical and quoted references in the introductory paragraph, Recitals, and Agreement shall have the definitions or meanings ascribed by the language immediately preceding them.

1.2	Interpretation. In this Agreement, except to the extent specified to the contrary or where the context otherwise requires:

(a)	the headings are for convenience only and shall not affect the interpretation of this Agreement;

(b)	references to “Clauses” and “Schedules” are references to clauses of, and schedules to, this Agreement;

(c)	references to “amend” or “amendment” include a variation, supplement, replacement, novation, restatement or re-enactment and “amended” is to be construed accordingly;

(d)	references to any document or agreement, including this Agreement, shall be deemed to include references to such document or agreement as amended, from time to time in accordance with its terms;

(e)	references to any Party, party or to any other Person shall include its successors, permitted assigns and permitted transferees;

(f)	words importing the singular include the plural and vice versa;

(g)	references to “days” shall mean calendar days;

(h)	the words “include”, “includes” and “including” are not limiting;

(i)	words importing the masculine include the feminine and vice versa; and

(j)	the word “or” is not exclusive.

2.	CONSENT TO SECURITY

2.1	Quiet Enjoyment Undertaking of Security Trustee. Security Trustee, for itself and in its capacity as agent for the Secured Parties, undertakes that provided no Client Default has occurred and is continuing and Client is in compliance with its obligations under this Agreement, Security Trustee shall, for the duration of the Drilling Contract and any extension thereof permitted by the Drilling Contract, allow Client to receive services from the Vessel in accordance with the terms and conditions of the Drilling Contract. Except where any Client Default has occurred and is continuing, Security Trustee will not exercise any rights it may have against the Vessel or in connection with the Drilling Contract in accordance with the Finance Documents, except as provided by Articles 2.4 to 2.8 below. None of the restrictions imposed in this Agreement on the rights of Security Trustee under the Debenture, Mortgage or any other Finance Document, shall apply if a Client Default has occurred and is continuing. Notwithstanding the foregoing sentence, Security Trustee will not exercise any rights under the Debenture, Mortgage or under any other Finance Document that will, or are likely to, interfere with Client’s receipt of services from the Vessel pursuant to the Drilling Contract in any way unless it gives Client a written notice of the occurrence of a Client Default and, without prejudice to Borrower’s rights under Clauses [•] of the Drilling Contract, gives Client a period of sixty days (and an additional period of time, not to exceed forty five days, so long as Client is diligently pursuing a cure) to cure the circumstances giving rise to such Client Default. Nothing in this Agreement will prevent Security Trustee from taking steps to preserve or protect the security of the Debenture, the Mortgage or any other Finance Document as and when permitted by the Finance Documents if Security Trustee reasonably believes it is necessary to take such steps.

2.2	Consent to Security. Client (i) consents to the granting of the Mortgage in favour of Security Trustee, (ii) consents in all respects to the granting of the security interests referred to in Recital D above including the assignment to Security Trustee pursuant to the Debenture of all of Borrower’s right, title and interest in, to and under the Drilling Contract (including all moneys payable to Borrower, and any claims, judgments and awards in favour of Borrower, under or in connection with the Drilling Contract), (iii) acknowledges the right of Security Trustee or any designee of Security Trustee, subject to Article 2.1, in the exercise of Security Trustee’s rights and remedies under the Finance Documents after the occurrence and during the continuation of an Event of Default to make all demands, give all notices, take all actions and exercise all rights of Borrower under the Drilling Contract, (iv) acknowledges that the Borrower may not (and agrees that it will not), without obtaining the prior written consent of the Security Trustee pursuant to the terms of the Finance Documents, amend or terminate the Drilling Contract provided that until such time as Client receives notice from Security Trustee to the contrary, Borrower may agree with Client amendments to the Drilling Contract of a minor operational nature that shall be copied by Borrower to Security Trustee promptly following execution and which amendments do not affect, amend, vary or supplement any terms of the Drilling Contract relating to the calculation or payment of hire or any other amounts (other than any supplemental or consequential adjustments to the hire as are expressly contemplated by the terms of the Drilling Contract as of the date of this Agreement).

2.3	Acknowledgment of Security. Client acknowledges that it has received notice of each assignment granted pursuant to the Debenture and the Mortgage.

2.4	Substitute Borrower. Client agrees that (i) if Security Trustee notifies Client that an Event of Default has occurred and is continuing and that Security Trustee or its designee has elected to exercise the rights and remedies set forth in the Finance Documents, then if Security Trustee or its designee elects to assume Borrower’s obligations under the Drilling Contract, then Security Trustee or its designee (“Substitute Owner”), respectively, shall be substituted for Borrower under the Drilling Contract and (ii) in such event, Client shall (without prejudice to Article 2.5 below) recognise Substitute Owner and shall continue to perform its obligations under the Drilling Contract in favor of Substitute Owner, provided that:

(a)	Security Trustee shall give Client not less than thirty days' prior written notice of the intended transfer and details of the proposed Substitute Owner,

(b)	Security Trustee shall use its reasonable commercial efforts to retain the services of the Key Individuals (as defined in Schedule 2 attached hereto) to ensure the smooth continuing operations of the Vessel throughout the transition in ownership,

(c)	in the opinion of Client (acting reasonably and without undue delay), the proposed Substitute Owner, either in its own right or by virtue of having entered into an agreement or agreements for the operation and management of the Vessel with another party or parties, has the legal capacity and the financial resources and expertise to own and operate the Vessel and, without limitation, to perform Borrower’s obligations under the Drilling Contract and, notwithstanding the foregoing, Client hereby agrees, for the purposes of this paragraph (C), that Security Trustee or any of its Affiliates automatically shall be deemed to have the requisite financial resources and expertise to own and operate the Vessel and perform Borrower’s obligations under the Drilling Contract,

(d)	the proposed Substitute Owner undertakes to Client in writing prior to the substitution to remedy as soon as practicable any outstanding remediable defaults of Borrower under the Drilling Contract and will assume all remaining obligations owed to Client with respect thereto,

(e)	Substitute Owner’s ownership of the Vessel will not violate any law, regulation, or rule binding upon Client and will not result in any civil or criminal penalty, charge or fine becoming payable by Client, and

(f)	the transfer to Substitute Owner of the Vessel will not result in an increase in the amount of taxes, fees or other charges of any kind payable by Client.

2.5

Preservation of Client’s Rights. Provided that no Client Default has occurred and is continuing, any disposal of the Vessel by Security Trustee to a Substitute Owner in accordance with Article 2.4 shall not prejudice Client’s rights under the Drilling Contract accruing before or after the date of such disposal, including any right that Client may then have, subject to Article 2.6 below, to terminate the Drilling Contract. If Security Trustee exercises its rights under Article 2.4 above to dispose of the Vessel to a Substitute Owner during the term of the Drilling Contract, Security Trustee shall comply with the conditions set out in Article 2.1 above and shall (subject to any requirements or restrictions imposed by any applicable law in relation to disposal of the Vessel) dispose of the Vessel expressly subject to the Drilling Contract (always provided that no Client Default has occurred and is continuing). If the Vessel is disposed of, subject to the Drilling Contract, Security Trustee shall ensure that Substitute Owner (and any other person providing financing to Substitute Owner for the purposes of the acquisition by Substitute Owner of the Vessel) issues, prior to such disposal, an undertaking to Client on substantially the same terms as the undertaking granted by Security Trustee in Article 2.1.

2.6	Right to Cure. In the event of a default or breach by Borrower in the performance of any of its obligations under the Drilling Contract, or upon the occurrence or non- occurrence of any event or condition under the Drilling Contract that would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable Client to suspend or terminate the Drilling Contract (a “Default”), Client shall not suspend or terminate the Drilling Contract until it first gives written notice of the Default to Security Trustee, and Client affords Borrower and Security Trustee a period of sixty days from receipt by the Security Trustee of such notice (and an additional period of time, not to exceed forty five days, so long as Security Trustee is diligently pursuing a cure) to cure the circumstances giving rise to such suspension or termination rights.

2.7	No Suspension, Termination, Cancellation, Amendment or Assignment. Except to the extent permitted in this Agreement, Client agrees that it will not, without the prior written consent of Security Trustee:

(a)	enter into or agree to any consensual suspension, cancellation, termination or amendment of the Drilling Contract; or

(b)	assign or otherwise transfer any of its right, title or interest under the Drilling Contract.

2.8	Replacement Agreement. In the event of any bankruptcy or insolvency proceeding or other similar proceeding affecting Borrower, Client shall, at the option of Security Trustee, enter into a new agreement with Security Trustee or its transferee or nominee (“Replacement Owner”) on terms substantially the same as the terms of the Drilling Contract. Security Trustee (or, as the case may be, Replacement Owner) shall comply with the provisions of Article 2.4(A)—(F), which shall apply for the purposes of this Article 2.8 as if the words “proposed Substitute Owner” have been replaced by the words “proposed Replacement Owner.”

2.9	Shares Charge. Client acknowledges the shares charge granted by the shareholder of Borrower and that, pursuant to its rights of enforcement under the shares charge, Security Trustee may, subject to the following provisions of this Article 2.9, transfer the shares in Borrower to a third party (“New Shares Owner”) and, in such event, Client shall continue to perform its obligations under the Drilling Contract, provided that:

(a)	Security Trustee shall give Client not less than thirty days' prior written notice of the intended transfer and details of the proposed New Shares Owner,

(b)

in the opinion of Client (acting reasonably and without undue delay), the proposed New Shares Owner, either in its own right or by virtue of having entered into an agreement or agreements for the operation of the Vessel with another party or parties, has the legal capacity and the financial resources and expertise to operate the Vessel through Borrower and, without limitation, to procure performance of Borrower’s obligations under the Drilling Contract and, notwithstanding the foregoing, Client hereby agrees, for the purposes of this paragraph (B), that Security Trustee or any of its Affiliates automatically shall be deemed to have the requisite financial resources and expertise to operate the Vessel through Borrower and procure the performance of Borrower’s obligations under the Drilling Contract,

(c)	New Shares Owner’s ownership of the shares in Borrower will not violate any law, regulation, or rule binding upon Client and will not result in any civil or criminal penalty, charge or fine becoming payable by Client, and

(d)	the transfer to New Shares Owner of the shares in Borrower will not result in an increase in the amount of taxes, fees or other charges of any kind payable by Client.

2.10	No Liability. Client acknowledges and agrees that neither Security Trustee nor its designees shall have any liabilities or obligations under the Drilling Contract as a result of this Agreement, nor shall Security Trustee or its designees be obligated or required to:

(a)	perform any of Borrower’s obligations under the Drilling Contract, except during any period in which Security Trustee or its designee, respectively, is a Substitute Owner under the Drilling Contract pursuant to Article 2.4 or a Replacement Owner under the Drilling Contract pursuant to Article 2.8, in which case the obligations of the Substitute Owner or Replacement Owner shall be no more onerous than those of Borrower under the Drilling Contract for that period (unless otherwise expressly agreed to by Borrower and Security Trustee or Substitute Owner or Replacement Owner), or

(b)	take any action to collect or enforce any claim for payment assigned under the Finance Documents.

2.11	Delivery of Notices. Client shall deliver to Security Trustee and its designees, concurrently with the delivery to Borrower, a copy of any notice of default, suspension or termination given by Client to Borrower under the Drilling Contract. Client’s failure to give notice to Security Trustee shall not nullify the provisions of Article 2.1.

2.12	Waiver of Immunity. To the extent that Client (for itself and its respective successors and assigns) has now or acquires later any immunity (including sovereign immunity) from the jurisdiction of any court or from any legal process with respect to itself or its property, Client hereby waives that immunity with respect to all its obligations under this Agreement or the Drilling Contract and the transactions contemplated by either such document.

2.13	Payments Under the Drilling Contract.

(a)

Borrower and Security Trustee authorise and instruct Client, and Client irrevocably and unconditionally agrees, to pay all amounts payable by it under the Drilling Contract without any offsets, recoupment, abatement, withholding or defence (other than any required by applicable law), to the credit of the account specified in Schedule 3 or to such other account as may be specified by notice in writing from time to time by Security Trustee to Client (such notice, a “New Account Notice”). Client agrees that its payment obligations under the Drilling Contract shall not be discharged by payment in another form or to any other account or Person.

(b)	Security Trustee agrees with Borrower that it shall issue a New Account Notice to Client only if an event of default under the Project Facilities Agreement is continuing.

(c)	Notwithstanding Clause 2.13(B), the Parties agree that upon receipt by Client of a New Account Notice, Client shall not be put on enquiry as to whether an event of default under the Project Facilities Agreement is continuing and Client shall be entitled to treat the receipt of such New Account Notice as conclusive evidence of Security Trustee’s right to issue such notice.

2.14	Client security interests. Client acknowledges and agrees that the rights of Client under any lien or other security interest granted to Client, or any lien or security interest otherwise arising in favour of Client, pursuant to the terms of the Drilling Contract (any such security interest, whether in existence at the date of this Agreement or created after the date of this Agreement, a “Client Security Interest”) shall be subordinated to the rights of the security interests granted to Security Trustee pursuant to the Finance Documents. Client agrees not to exercise or enforce, or seek to exercise or enforce, any Client Security Interest without the consent of Security Trustee.

3.	REPRESENTATIONS AND WARRANTIES OF BORROWER

3.1	Organization. Borrower is duly organized and validly existing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to execute and deliver this Agreement and the Drilling Contract and to perform its obligations under them.

3.2	Authorization; No Conflict. Borrower has duly authorized, executed and delivered this Agreement and the Drilling Contract. Neither the execution and delivery of this Agreement and the Drilling Contract by Borrower, nor Borrower’s consummation of the transactions contemplated by either such document, nor Borrower’s compliance with the terms of either such document requires or will require any consent or approval not already obtained, or will conflict with its formation documents or any contract or agreement binding on it.

3.3	Legality Validity and Enforceability. Each of this Agreement and the Drilling Contract is in full force and effect and is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms. The Drilling Contract has not been amended, supplemented, suspended, novated, extended, restated or otherwise modified except in accordance with this Agreement.

3.4	Governmental Consents. There are no governmental consents existing as of the date of this Agreement that are required or will become required to be obtained by Borrower in connection with the execution, delivery or performance of this Agreement or the Drilling Contract and the consummation of the transactions contemplated under either such document, other than those governmental consents that have been obtained or can be obtained without undue expense or delay.

3.5	Litigation. There are no pending or, to Borrower’s knowledge, threatened actions, suits, proceedings or investigations of any kind (including arbitration proceedings) to which Borrower is a party or is subject, or by which it or any of its properties are bound, that if adversely determined to or against it, could reasonably be expected to materially and adversely affect its ability to execute and deliver this Agreement and the Drilling Contract or to perform its obligations under either such document.

4.	REPRESENTATIONS AND WARRANTIES OF CLIENT

4.1	Organization. Client is duly organized and validly existing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to execute and deliver this Agreement and the Drilling Contract and to perform its obligations under it.

4.2	Authorization; No Conflict. Client has duly authorized, executed and delivered this Agreement and the Drilling Contract. Neither the execution and delivery of this Agreement and the Drilling Contract by Client, nor Client’s consummation of the transactions contemplated by either such document, nor Client’s compliance with the terms of either such document requires or will require any consent or approval not already obtained, or will conflict with its formation documents or any contract or agreement binding on it.

4.3	Legality Validity and Enforceability. Each of this Agreement and the Drilling Contract is in full force and effect and is a legal, valid and binding obligation of Client, enforceable against Client in accordance with its terms. The Drilling Contract has not been amended, supplemented, suspended, novated, extended, restated or otherwise modified except in accordance with its terms.

4.4	Governmental Consents. There are no governmental consents existing as of the date of this Agreement that are required or will become required to be obtained by Client in connection with the execution, delivery or performance of this Agreement or the Drilling Contract and the consummation of the transactions contemplated under either such document, other than those governmental consents that have been obtained or can be obtained without undue expense or delay.

4.5	Litigation. There are no pending or, to Client’s knowledge, threatened actions, suits, proceedings or investigations of any kind (including arbitration proceedings) to which Client is a party or is subject, or by which it or any of its properties are bound, that if adversely determined to or against it, could reasonably be expected to materially and adversely affect its ability to execute and deliver this Agreement and the Drilling Contact or to perform its obligations under either such document.

4.6	No other assignment or amendment. Client represents and warrants that it has not assigned its rights under the Drilling Contract and has not received any notice of assignment from Borrower in respect of Borrower’s rights under the Drilling Contract (other than the notice referred to in Article 2.3) and that the Drilling Contract has not been amended, except in accordance with this Agreement.

5.	MISCELLANEOUS

5.1	Notices. All notices or other communications required or permitted to be given shall be in writing and shall be considered as properly given:

(a)	if delivered in person,

(b)	if sent by overnight delivery service or

(c)	if sent by prepaid telex, or by telecopy, with correct answer back received.

Notices shall be directed to the persons named beneath each of the Parties on the signature page to this Agreement.

Notice so given shall be effective upon receipt by the addressee.

Any Party may change its person or address for notice to any other person or location by giving no less than seven days' notice to the other Parties in the manner set forth in this Article 5.1.

5.2	Amendments. This Agreement may not be amended, changed, waived, discharged, terminated or otherwise modified unless the amendment, change, waiver, discharge, termination or modification is in writing and signed by each of the Parties.

5.3	Entire Agreement. This Agreement and any agreement, document or instrument attached to it, or referred to in it, integrate all the terms and conditions mentioned in it, or incidental to it and supersede all oral negotiations and prior writings in respect to its subject matter.

5.4	Governing Law. This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by the laws of England.

5.5	Severability. If any one or more of the provisions contained in this Agreement are invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. The Parties shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision with a view toward obtaining the same commercial effect as if the invalid provision had been legal, valid and enforceable.

5.6	Dispute Resolution.

(a)	The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”) arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligations arising out of or in connection with this Agreement).

(b)	Client and Borrower agree that the courts of England are the most appropriate and convenient courts to settle Disputes and, accordingly, shall not argue to the contrary.

(c)	This Clause 5.6 is for the benefit of Security Trustee only. As a result and notwithstanding Clause 5.6(A) Security Trustee is not prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by any applicable law Security Trustee may take concurrent proceedings in any number of jurisdictions.

5.7	Service of Process. (i) Client hereby appoints [•] as its agent for service of any proceedings under this Agreement; and (ii) Borrower has appointed [•] as its agent for service of any proceedings under each Finance Document to which it is a party.

5.8	Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns.

5.9	Counterparts. This Agreement may be executed in one or more duplicate counterparts and when signed by all Parties listed below shall constitute a single binding agreement.

5.10	Termination. Each Party’s obligations hereunder are absolute and unconditional and no Party shall have any right to terminate this Agreement or to be released, relieved or discharged from any obligation or liability hereunder until the earlier to occur of:

(a)	the date that all sums owed by Borrower under the Finance Documents have been indefeasibly paid in full and the Mortgage and the Debenture have been discharged; and

(b)	any permanent withdrawal of the Vessel from service under, or termination of, the Drilling Contract (in accordance with the terms of this Agreement).

5.11	Contracts (Rights of Third Parties) Act 1999. A person who is not a Party to this Agreement may not enforce any of its terms under the Contract (Rights of Third Parties) Act 1999.

5.12	Further Assurances. Client shall fully cooperate with Security Trustee and perform all additional acts reasonably requested by Security Trustee to effect the purposes of this Agreement (including the perfection of any security interest referred to in Recital D, in each case as a first priority security interest).

5.13	Consequential damages. Notwithstanding any provision of this Agreement, in no event shall any Party or any officer, director, employee, representative or agent of any Party be liable under or in connection with this Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits or loss of opportunity, whether or not foreseeable, even if such Party, person or entity has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

The Parties have executed this Agreement as evidenced by the following signatures of authorized representatives of the Parties:

BORROWER:	CLIENT:

[PACIFIC [•] LTD.]	[•]

Signature:	Signature:

Name:	Name:

Title:	Title:

ADDRESS FOR NOTICES:	ADDRESS FOR NOTICES:

Attention:	Attention:

Facsimile:	Facsimile:

SECURITY TRUSTEE:

DNB NOR BANK ASA (NEW YORK BRANCH)

Signature:

Name:

Title:

ADDRESS FOR NOTICES:

Schedule 1

EVENTS OF DEFAULT

For the purposes of this Agreement, Events of Default are “Events of Default” as such term is defined in the Project Facilities Agreement, which such events are described in general terms below. Such description is provided only to give Client an indication of the nature of each Event of Default and shall not amend or limit the nature of each such Event of Default (as described and defined in the Project Facilities Agreement).

1.	NON-PAYMENT

Any of Pacific Bora Ltd, Pacific Mistral Ltd., Pacific Scirocco Ltd or Pacific Santa Ana Ltd. (each a “Borrower” and together the “Borrowers”) or Pacific Drilling Limited (the “Guarantor” and, together with the Borrowers, each an “Obligor”) does not pay on the due date any amount payable in accordance with a Finance Document at the place and in the currency in which it is expressed to be payable unless payment is made within three business days of its due date.

2.	INSURANCE COVENANTS

Any requirement of certain provisions of the Project Facilities Agreement relating to insurance is not satisfied.

3.	FINANCIAL COVENANTS

Any requirement of certain provisions of the Project Facilities Agreement relating to compliance with financial covenants is not satisfied.

4.	ACCEPTABLE LETTERS OF CREDIT

Any requirement of certain provisions of the Project Facilities Agreement relating to provision of acceptable letters of credit is not satisfied.

5.	GUARANTOR UNDERTAKINGS AND COVENANTS

(a)	Any requirement of certain provisions of the Project Facilities Agreement relating to compliance by the Guarantor with certain undertakings and covenants (including relating to contribution of equity and cost overrun proceeds, maintenance of shareholdings, establishment, maintenance and operation of certain accounts, incurrence of indebtedness and making of investments, making of distributions, and securing and disposing of certain proceeds) is not satisfied.

6.	USE OF PROCEEDS

Any requirement of certain provisions of the Project Facilities Agreement relating to the use of certain proceeds (including equity and loan proceeds) is not satisfied.

7.	NEGATIVE COVENANTS

Any requirement of certain provisions of the Project Facilities Agreement setting out certain negative covenants is not satisfied or any person grants any security interest where it is prohibited from doing so in any Finance Document that is a security document.

8.	BREACH OF OTHER PROVISIONS OF FINANCE DOCUMENTS

An Obligor, Pacific International Drilling West Africa Limited (“PIDWAL”) or Pacific Gibco Ltd. (“Pacific Gibco”) breaches or defaults under any term, condition, provision, covenant, representation or warranty contained in any Finance Document (other than those referred to in paragraphs 1 to 7 above) that is not capable of being cured or, if capable of being cured, is not cured within 14 days of the earlier of:

(a)	notice by the intercreditor agent to the Guarantor, PIDWAL or Pacific Gibco (as applicable); and

(b)	any Obligor, PIDWAL or Pacific Gibco (as applicable) becoming aware of such failure to comply.

9.	ACCEPTABLE CHARTERERS AND ACCEPTABLE CHARTERS

(a)	Any (x) charterer ceases to be an acceptable charterer for the purposes of and as set out in the Project Facilities Agreement (each an “Acceptable Charterer”), (y) person that is a party to any charter that is an acceptable charter for the purposes of and as set out in the Project Facilities Agreement (each an “Acceptable Charter”) or an alternative charter for the purposes of and as set out in the Project Facilities Agreement (each an “Alternative Charter”) shall breach or default under any material term, condition, provision or covenant contained in such Acceptable Charter or Alternative Charter or (z) Acceptable Charter or Alternative Charter shall have terminated, been revoked, been subject to assertion of invalidity or repudiation, or otherwise shall cease to be in full force and effect, in each case other than following the occurrence, in relation to the vessel the subject of that Acceptable Charter or Alternative Charter, of certain exceptional events and provided that no Event of Default shall occur or be continuing as a result of the foregoing if (and in the case of paragraph 9(a)(i)(B) below only for so long as):

(i)	the relevant Borrower party to such Acceptable Charter or Alternative Charter shall have, in the case of (x) and (z) above:

(A)	both:

(1)	entered into a replacement Acceptable Charter or Alternative Charter within 90 days of such event; and

(2)	provided an acceptable letter of credit or acceptable guarantee to cover all senior debt service and amounts due under any interest hedging instruments of such Borrower until the effective date of any replacement Acceptable Charter or Alternative Charter; or

(B)	received, or will upon the expiry of any notice to terminate receive, payment of compensation into its collection account or any relevant local account in an amount satisfactory to the intercreditor agent in respect of such termination, revocation, assertion of invalidity, repudiation, or other cessation of the relevant Acceptable Charter or Alternative Charter to be in full force and effect; or

(ii)	the Guarantor remains in compliance with certain provisions of the Project Facilities Agreement requiring compliance with certain financial covenants and each Obligor otherwise is in compliance with each of its obligations under the Finance Documents.

(b)	More than one Acceptable Charter or Alternative Charter shall have terminated, been revoked, been subject to assertion of invalidity or repudiation, or otherwise shall cease to be in full force and effect, provided that any such Acceptable Charter or Alternative Charter that has been replaced by the relevant Borrower in accordance with paragraph 9(a)(i)(A) above prior to the date on which an Event of Default described in this paragraph 9(b) otherwise would arise shall not be considered for the purposes of the Event of Default described by this paragraph 9(b).

10.	CROSS DEFAULT

(a)	Any financial indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

(b)	Any financial indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any financial indebtedness of any Obligor is cancelled or suspended by a creditor of any such Obligor as a result of an event of default (however described).

(d)	Any creditor of any Obligor becomes entitled to declare any financial indebtedness of such Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

No Event of Default shall occur under the Event of Default described in this paragraph 10 if the aggregate amount of financial indebtedness or commitment for financial indebtedness falling within paragraphs (a) to (d) is less than US$5,000,000 (or the equivalent thereof in another currency or currencies).

11.	JUDGMENTS

A final judgment or arbitral award shall be entered against any Obligor by a court or other competent tribunal, in an aggregate amount of US$5,000,000 (or the equivalent thereof in another currency or currencies) or more, is not subject to appeal and such final judgment or award is not paid within 30 days of the date when it is due and payable.

12.	FINANCE DOCUMENTS

Any Finance Document is terminated, ceases to be in full force and effect or is incapable of enforcement, and such circumstances are not capable of being cured or, if capable of being cured, are not cured within 10 business days following the earlier of notice by the intercreditor agent to the Guarantor or any Obligor becoming aware of such event.

13.	UNLAWFULNESS

It is or becomes unlawful for an Obligor or PIDWAL to perform any of its obligations under any Finance Document to which it is party.

14.	REPUDIATION

An Obligor or PIDWAL repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

15.	SECURITY DOCUMENTS

Any security interest in respect of any secured collateral created pursuant to any Finance Document that is a security document is not effective or the priority of any such security interest is not maintained in accordance with the terms thereof or any security interest required to be created in accordance with any Finance Document is not created and perfected in accordance with such Finance Document on and from the time required in accordance with such Finance Document.

16.	INSOLVENCY

(a)	Any Obligor is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Obligor.

17.	INSOLVENCY PROCEEDINGS

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, cessation of business, dissolution, administration or reorganisation of any Obligor (by way of voluntary arrangement, scheme of arrangement or otherwise but not including any voluntary reorganisation that is previously agreed in writing by the intercreditor agent and that does not involve the insolvency of any Obligor);

(b)	a composition, compromise, assignment or arrangement with any creditor of any Obligor;

(c)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or any of its material assets;

(d)	enforcement of any security interest over any assets of any Borrower; or

(e)	enforcement of any security interest over any assets of the Guarantor that are subject to any security under the Finance Documents,

or any analogous procedure or step is taken in any jurisdiction.

The Event of Default described in this paragraph 17 shall not apply to any winding-up petition that is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement.

18.	CREDITORS’ PROCESS

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any Obligor having an aggregate value of US$5,000,000 (or the equivalent thereof in another currency or currencies) or more and is not discharged within 14 days.

19.	MISREPRESENTATION

Any representation or warranty made or deemed repeated by any Obligor or PIDWAL in any Finance Document or any other document delivered by or on behalf of any Obligor or PIDWAL under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made or repeated.

20.	BREACH OF MATERIAL AGREEMENTS

Unless otherwise approved by the intercreditor agent, any person that is party to certain material agreements entered into in respect of the transactions contemplated by the Finance Documents shall breach or default under any material term, condition, provision or covenant contained in any such material agreement (other than any Acceptable Charter, Alternative Charter or any insurance policy entered into in accordance with the Project Facilities Agreement) or any such material agreement (other than any Acceptable Charter, Alternative Charter or any insurance policy entered into in accordance with the Project Facilities Agreement) shall have terminated (other than by expiry through the effluxion of time in accordance with its terms and on the date scheduled for such expiry), been revoked, been subject to assertion of invalidity or repudiation, or otherwise shall cease to be in full force and effect and such event:

(a)	is not capable of being cured; or

(b)	if capable of being cured, is not cured within the longer of (i) 14 days following the earlier of notice by the intercreditor agent to each Obligor or any Obligor becoming aware of such event or (ii) in respect of any breach or default, any applicable cure period under such material agreement (if any such cure period is provided for in such material agreement).

21.	MATERIAL ADVERSE CHANGE

Any event or circumstance (or combination of events or circumstances) occurs the effect of which has, or could reasonably be expected to have, any one of certain types of material adverse effect in respect of any Obligor or the Obligor group.

22.	CHANGE OF CONTROL

Any one of certain types of change of control occur in respect of Guarantor or the Guarantor ceases to own 100 per cent. of the common stock of each Borrower.

23.	DELAYED VESSEL DELIVERY

The delivery date for any Borrower’s vessel does not occur by.

(a)	in the case of the vessel named or to be named “Pacific Bora” with hull number 1809 and owned (or to be owned) by Pacific Bora Ltd., 28 April 2011;

(b)	in the case of the vessel named or to be named “Pacific Scirocco” with hull number 1867 and owned (or to be owned) by Pacific Scirocco Ltd., 26 December 2011;

(c)	in the case of the vessel named or to be named “Pacific Mistral” with hull number 1864 and owned (or to be owned) by Pacific Mistral Ltd., 27 December 2011; and

in the case of the vessel named or to be named “Pacific Santa Ana” with hull number 1868 and owned (or to be owned) by Pacific Santa Ana Ltd., 26 April 2012.

Schedule 2

KEY INDIVIDUALS

Schedule 3

ACCOUNT DETAILS

[Note: Details of Borrower’s Collection Account to be inserted.]

SCHEDULE 27

NOTICE DETAILS

Guarantor

Pacific Drilling Limited

c/o Pacific Drilling Services, Inc.

3050 Post Oak Blvd.

Suite 1500

Houston, TX 77056

Fax: +1 (713) 583-5777

Attention: Johannes (John) P. Boots

Borrowers

Notices to be provided to the Guarantor, in accordance with Clause 2.4.

PDI

Pacific Drilling, Inc.

c/o Pacific Drilling Services, Inc.

3050 Post Oak Blvd.

Suite 1500

Houston, TX 77056

Fax: +1 (713) 583-5777

Attention: Johannes (John) P. Boots

QPIL

Quantum Pacific International Limited

c/o S.A.M.A.M.A.

Villa Saint Jean

3 Ruelle Saint Jean

MC 98000

MONACO

Fax:+377 (99) 99 51 09

Attention: Frank Megginson

The Mandated Lead Arrangers

DNB Bank ASA

Shipping, Offshore & Logistics

200 Park Avenue

New York

NY 10166

Fax: +1 212 681 3900

Attention: First Vice President and Associate General Counsel (Americas)

Crédit Agricole Corporate & Investment Bank

Broadwalk House

5 Appold Street

London

EC2A 2DA

Fax: +44 (20)7214 6689

Attention: Head of Shipping Finance Department

Commercial Facility Agent

DNB Bank ASA

Shipping, Offshore & Logistics

200 Park Avenue

New York

NY 10166

Fax: +1 212 681 3900

Attention: Senior Vice President

GIEK Facility Agent

DNB Bank ASA

Shipping, Offshore & Logistics

200 Park Avenue

New York

NY 10166

Fax: +1 212 681 3900

Attention: Senior Vice President

KEXIM Facility Agent

Crédit Agricole Corporate & Investment Bank

Broadwalk House

5 Appold Street

London

EC2A 2DA

Fax: +44 (20) 7214 6689

Attention: Head of Shipping Finance Department

Security Trustee

DNB Bank ASA

Shipping, Offshore & Logistics

200 Park Avenue

New York

NY 10166

Fax: +1 212 681 3900

Attention: Credit Administration Department

Intercreditor Agent

DNB Bank ASA

Shipping, Offshore & Logistics

200 Park Avenue

New York

NY 10166

Fax: +1 212 681 3900

Attention: Credit Administration Department

Accounts Bank

DNB Bank ASA

Shipping, Offshore & Logistics

200 Park Avenue

New York

NY 10166

Fax: +1 212 681 3900

Attention: Cash Management Department

Kexim Facility Lender

The Export-Import Bank of Korea

16-1 Yeouido-dong Yeongdeungpo-Gu

Seoul , Korea , Zip Code : 150-996

Fax: +82 2 3779 6745

Attn: Choun – Jae Lee - Deputy Director, Ship Finance Department

GIEK Facility Lender

The Norwegian Government, represented by the Ministry of Trade and Industry

The Norwegian Ministry of Trade and Industry

c/o Eksportfinans ASA

Dronning Mauds gate 15

P.O. Box 1601 Vika

NO-0119 Oslo, Norway

Fax: +47 22 01 22 02

Attention: Tom Stønjum, Eksportfinans ASA

Commercial Lenders

ABN AMRO Bank N.V., Oslo Branch

Coolsingel 93

3012 AE Rotterdam

Fax: +31 10 4010732

Attention: Alper Sanliunal

Citibank, N.A.

1615 Brett Road

Building III

New Castle

DE 19720

Fax: +1 212 894 0847

Attention: Vince Napoli

Crédit Agricole Corporate & Investment Bank

9 Quai du Président Paul Doumer

92920 Paris la Defense

Fax: +33 1 41 89 19 34

Attention: Jonathan Cessot / Sylvie Godet-Couery

DNB Bank ASA

Shipping, Offshore & Logistics

200 Park Avenue

New York

NY 10166

Fax: +1 212 681 3900

Attention: Credit Administration Department

DVB Bank SE, Nordic Branch

Strandgaten 18

Postboks 701

5013 Bergen

Norway

Fax: +47 55 30 94 75

Attention: Maj-Britta McGlinley, V.P.

Fokus Bank (Norwegian Branch of Danske Bank A/S)

Sondregate 15

N-7466 Trondheim

Norway

Fax: +47 8540 7669

Attention: Maria Reguilon Aune, Senior Manager

NIBC Bank N.V.

Carnegieplein 4

2517 KJ The Hague

The Netherlands

Fax: +31 (0)70 342 5366

Attention: Soedesh Sewmangal

Nordea Bank Finland Plc, New York Branch

437 Madison Avenue

New York

NY 10022

Fax: +1 212 750 9188

Attention: Sonia Earle, Vice President

Skandinaviska Enskilda Banken AB (publ.)

Rissneleden 110, RA8

SE-10640 Stockholm

Fax: +46 8 611 03 84

Attention: Torbjorn Centerlind, Loan Officer

SCHEDULE 28

FORMS OF ACCESSION DEED

Part A: New Lender Accession Deed

To:	[•] as Intercreditor Agent

[•] as [Commercial] [GIEK] KEXIM] Facility Agent

From:	[•] as the acceding [Commercial] [GIEK] [KEXIM] Facility Lender (the “Acceding Lender”)

Ladies and Gentlemen,

1.	We refer to the project facilities agreement dated as of [•] between Pacific Bora Ltd., Pacific Mistral Ltd., Pacific Scirocco Ltd. and Pacific Santa Ana S.à r.l. as Borrowers, Pacific Drilling Limited as Guarantor, DnB NOR Bank ASA (New York Branch) as Commercial Facility Agent, GIEK Facility Agent, Accounts Bank, Intercreditor Agent, Security Trustee and Mandated Lead Arranger, Crédit Agricole Corporate & Investment Bank as KEXIM Facility Agent and Mandated Lead Arranger and certain Lenders and other Persons, as such agreement may be amended from time to time (the “Project Facilities Agreement”).

2.	This is an Accession Deed and unless otherwise provided herein, terms used in this Accession Deed shall have the meanings given to them in the Project Facilities Agreement.

3.	This Accession Deed is delivered to you in accordance with Clause 30.2(e) of the Project Facilities Agreement.

4.	The Acceding Lender will, on or about the date of this Agreement, enter into an [Assignment Agreement] [Transfer Certificate] with an existing [Commercial] [GIEK] [KEXIM] Facility Lender pursuant to which certain of the existing [Commercial] [GIEK] [KEXIM] Facility Lender’s rights and obligations under the Finance Documents as specified in such [Assignment Agreement] [Transfer Certificate] shall be transferred to the Acceding Lender.

5.	In consideration of the Acceding Lender being accepted as a [Commercial] [GIEK] [KEXIM] Facility Lender for the purposes of the Project Facilities Agreement, the Intercreditor Agreement and the other Finance Documents, the Acceding Lender hereby confirms that as of the date of execution of this Accession Deed by the Intercreditor Agent and the [Commercial] [GIEK] [KEXIM] Facility Agent it:

(a)	intends to be a party to the Project Facilities Agreement and the Intercreditor Agreement as a [Commercial] [GIEK] [KEXIM] Facility Lender;

(b)	undertakes to each other party to the Project Facilities Agreement and the Intercreditor Agreement to perform all the obligations expressed in the Project Facilities Agreement and the Intercreditor Agreement to be assumed by a [Commercial] [GIEK] [KEXIM] Facility Lender; and

(c)	accedes to and agrees to be bound by all provisions of the Project Facilities Agreement and the Intercreditor Agreement as if it had been an original party thereto as [Commercial] [GIEK] [KEXIM] Facility Lender and accepts all of the rights and obligations of the [Commercial] [GIEK] [KEXIM] Facility Lenders in accordance with the Project Facilities Agreement and the Intercreditor Agreement.

6.	This Accession Deed may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Accession Deed.

7.	This Accession Deed has been executed as a deed on the date stated above and shall, together with any non-contractual obligations arising out of or in connection with it, be governed by and in accordance with English law.

8.	For the purposes of clause 37.1 of the Project Facilities Agreement, the address details of the Acceding Lender are:

[Address]

Attention:

Telephone:

Facsimile:

e-mail:

IN WITNESS WHEREOF, the parties hereto have caused this Accession Deed to be executed as a Deed.

The Acceding Lender

EXECUTED AS A DEED

By: [Full name of acceding party]

The Intercreditor Agent

By: [Name]

Date:

Part B: New Agent Accession Deed

To:	[•] as [Intercreditor Agent]

From:	[•] as the acceding [Intercreditor Agent] [Commercial Facility Agent] [GIEK Facility Agent] [KEXIM Facility Agent] [Security Trustee] [Accounts Bank] (the “Acceding Agent”)

Ladies and Gentlemen,

1.	We refer to the project facilities agreement dated as of [•] between Pacific Bora Ltd., Pacific Mistral Ltd., Pacific Scirocco Ltd. and Pacific Santa Ana S.à r.l. as Borrowers, Pacific Drilling Limited as Guarantor, DnB NOR Bank ASA (New York Branch) as Commercial Facility Agent, GIEK Facility Agent, Accounts Bank, Intercreditor Agent, Security Trustee and Mandated Lead Arranger, Crédit Agricole Corporate & Investment Bank as KEXIM Facility Agent and Mandated Lead Arranger and certain Lenders and other Persons, as such agreement may be amended from time to time (the “Project Facilities Agreement”).

2.	This is an Accession Deed and unless otherwise provided herein, terms used in this Accession Deed shall have the meanings given to them in the Project Facilities Agreement.

3.	This Accession Deed is delivered to you in accordance with Clause 31.16(e) of the Project Facilities Agreement.

4.	In consideration of the Acceding Agent being accepted as successor [Intercreditor Agent] [Commercial Facility Agent] [GIEK Facility Agent] [KEXIM Facility Agent] [Security Trustee] [Accounts Bank] for the purposes of the Project Facilities Agreement, the Intercreditor Agreement and the other Finance Documents, the Acceding Agent hereby confirms that as of the date of execution of this Accession Deed by the Intercreditor Agent it:

(a)	intends to be a party to the Project Facilities Agreement, the Intercreditor Agreement and [other relevant documents] as [Intercreditor Agent] [Commercial Facility Agent] [GIEK Facility Agent] [KEXIM Facility Agent] [Security Trustee] [Accounts Bank];

(b)	undertakes to each other party to such documents to perform all the obligations expressed in such documents to be assumed by the [Intercreditor Agent] [Commercial Facility Agent] [GIEK Facility Agent] [KEXIM Facility Agent] [Security Trustee] [Accounts Bank]; and

(c)	accedes to and agrees to be bound by all provisions of such documents as if it had been an original party thereto as [Intercreditor Agent] [Commercial Facility Agent] [GIEK Facility Agent] [KEXIM Facility Agent] [Security Trustee] [Accounts Bank] and accepts all of the rights and obligations of the [Intercreditor Agent] [Commercial Facility Agent] [GIEK Facility Agent] [KEXIM Facility Agent] [Security Trustee] [Accounts Bank] in accordance with the Project Facilities Agreement and the Intercreditor Agreement [other relevant documents].

5.	This Accession Deed may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Accession Deed.

6.	This Accession Deed has been executed as a deed on the date stated above and shall, together with any non-contractual obligations arising out of or in connection with it, be governed by and in accordance with English law.

7.	For the purposes of clause 37.1 of the Project Facilities Agreement the address details of the Acceding Agent are:

[Address]

Attention:

Telephone:

Facsimile:

e-mail:

IN WITNESS WHEREOF, the parties hereto have caused this Accession Deed to be executed as a Deed.

The Acceding Agent

EXECUTED AS A DEED

By: [Full name of acceding party]

The Intercreditor Agent

By: [Name]

Date:

Part C: Hedging Party Accession Deed

To:	[•] as [Intercreditor Agent]

Pacific Drilling Limited as Guarantor

From:	[•] as the acceding Hedging Party (the “Acceding Hedging Party”)

Ladies and Gentlemen,

1.	We refer to the project facilities agreement dated as of [•] between Pacific Bora Ltd., Pacific Mistral Ltd., Pacific Scirocco Ltd. and Pacific Santa Ana S.à r.l. as Borrowers, Pacific Drilling Limited as Guarantor, DnB NOR Bank ASA (New York Branch) as Commercial Facility Agent, GIEK Facility Agent, Accounts Bank, Intercreditor Agent, Security Trustee and Mandated Lead Arranger, Crédit Agricole Corporate & Investment Bank as KEXIM Facility Agent and Mandated Lead Arranger and certain Lenders and other Persons (the “Project Facilities Agreement”).

2.	This is an Accession Deed and unless otherwise provided herein, terms used in this Accession Deed shall have the meanings given to them in the Project Facilities Agreement.

3.	This Accession Deed is delivered to you in accordance with Clause 20.15 of the Project Facilities Agreement.

4.	In consideration of the Acceding Hedging Party being accepted as a Hedging Party for the purposes of the Project Facilities Agreement, the Intercreditor Agreement and the other Finance Documents, the Acceding Hedging Party hereby confirms that as of the date of execution of this Accession Deed by the Intercreditor Agent it:

(a)	intends to be a party to the Project Facilities Agreement and the Intercreditor Agreement as a Hedging Party;

(b)	undertakes to each other party to the Project Facilities Agreement and the Intercreditor Agreement to perform all the obligations expressed in such documents to be assumed by each Hedging Party; and

(c)	accedes to and agrees to be bound by all provisions of the Project Facilities Agreement and the Intercreditor Agreement as if it had been an original party thereto as a Hedging Party and accepts all of the rights and obligations of the Hedging Parties in accordance with the Project Facilities Agreement and the Intercreditor Agreement.

5.	The Guarantor hereby reaffirms its guarantee as set out in Clause 15 of the Project Facilities Agreement and agrees that such guarantee remains in full force and effect with respect to all of the obligations of the Borrowers under the Finance Documents including and after giving effect to each Interest Hedging Instrument to which the Acceding Hedging Party and any Borrower are party (each a “New Hedging Instrument”). The Guarantor confirms that the entry into each New Hedging Instrument in no way invalidates or discharges the Guarantor’s obligations under the guarantee and the guarantee applies to the obligations of each Borrower under a New Hedging Instrument.

6.	This Accession Deed may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Accession Deed.

7.	This Accession Deed has been executed as a deed on the date stated above and shall, together with any non-contractual obligations arising out of or in connection with it, be governed by and in accordance with English law.

8.	For the purposes of clause 37.1 of the Project Facilities Agreement the address details of the Acceding Hedging Party are:

[Address]

Attention:

Telephone:

Facsimile:

e-mail:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a Deed.

The Acceding Hedging Party

EXECUTED AS A DEED

By: [Full name of Acceding Hedging Party]

The Intercreditor Agent

By: [Name]

Date:

The Guarantor

By: [Name]

Date:

Part D: Operating Account Bank Accession Deed

To:	[•] as Intercreditor Agent

From:	Citibank, N.A. (New York Branch) as the acceding Operating Accounts Bank (the “Acceding Operating Accounts Bank”)

Ladies and Gentlemen,

1.	We refer to the project facilities agreement dated as of [•] between Pacific Bora Ltd., Pacific Mistral Ltd., Pacific Scirocco Ltd. and Pacific Santa Ana S.à r.l. as Borrowers, Pacific Drilling Limited as Guarantor, DnB NOR Bank ASA (New York Branch) as Commercial Facility Agent, GIEK Facility Agent, Accounts Bank, Intercreditor Agent, Security Trustee and Mandated Lead Arranger, Crédit Agricole Corporate & Investment Bank as KEXIM Facility Agent and Mandated Lead Arranger and certain Lenders and other Persons, as such agreement may be amended from time to time (the “Project Facilities Agreement”).

2.	This is an Accession Deed and unless otherwise provided herein, terms used in this Accession Deed shall have the meanings given to them in the Project Facilities Agreement.

3.	This Accession Deed is delivered to you in accordance with Clause 26.8(e) of the Project Facilities Agreement.

4.	In consideration of the Acceding Operating Accounts Bank being accepted as Operating Accounts Bank for the purposes of the Project Facilities Agreement, the Intercreditor Agreement and the other Finance Documents, the Acceding Operating Accounts Bank hereby confirms that as of the date of execution of this Accession Deed by the Intercreditor Agent it:

(a)	intends to be a party to the Project Facilities Agreement and the Intercreditor Agreement as the Operating Accounts Bank;

(b)	undertakes to each other party to such documents to perform all the obligations expressed in such documents to be assumed by the Operating Accounts Bank; and

(c)	accedes to and agrees to be bound by all provisions of such documents as if it had been an original party thereto as Operating Accounts Bank in accordance with the Project Facilities Agreement and the Intercreditor Agreement.

5.	This Accession Deed may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Accession Deed.

6.	This Accession Deed has been executed as a deed on the date stated above and shall, together with any non-contractual obligations arising out of or in connection with it, be governed by and in accordance with English law.

7.	For the purposes of clause 37.1 of the Project Facilities Agreement the address details of the Acceding Operating Accounts Bank are:

[Address]

Attention:

Telephone:

Facsimile:

e-mail:

IN WITNESS WHEREOF, the parties hereto have caused this Accession Deed to be executed as a Deed.

The Acceding Operating Accounts Bank

EXECUTED AS A DEED

By: Citibank, N.A. (New York Branch)

The Intercreditor Agent

By: [Name]

Date:

SCHEDULE 29

FORM OF ACCOUNTS PLEDGE AND ACCOUNTS CONTROL AGREEMENT

Part A: FORM OF ACCOUNTS PLEDGE

PLEDGE AND SECURITY AGREEMENT

between

[Borrower]

as the Pledgor

and

DNB NOR BANK ASA (NEW YORK BRANCH)

as the Security Trustee

This PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of 2010, is by and between:

(1)	[Borrower], a corporation organized and existing under the laws of Liberia (the “Pledgor”); and

(2)	DNB NOR BANK ASA (NEW YORK BRANCH), as security trustee (in such capacity, together with its successors and permitted assigns, the “Security Trustee”),

(each a “Party” and together the “Parties”).

WHEREAS:

(A)	The Pledgor is a wholly owned subsidiary of the Guarantor and is party to a Shipbuilding Contract in respect of its Vessel.

(B)	The Pledgor is a borrower under the Finance Documents. Amounts raised by the Pledgor under the Finance Documents will be used to finance the construction, operation and other costs and expenses associated with its Vessel.

(C)	The Borrowers, the Guarantor, the Mandated Lead Arrangers, the Commercial Facility Lenders, the GIEK Facility Lender, the KEXIM Facility Lender, the Facility Agents, the Hedging Parties, the Security Trustee, the Intercreditor Agent and the Accounts Bank, among others, have entered into a project facilities agreement, dated [•] 2010 (the “Project Facilities Agreement”), pursuant to which the parties thereto have set out certain provisions regarding, among other things: (a) the conditions precedent to drawdowns under the Finance Documents; (b) common representations and warranties of the Pledgor under the Finance Documents; and (c) common covenants and Events of Default under the Finance Documents. On or about the date of this Agreement, the Operating Accounts Bank shall accede to the Project Facilities Agreement.

(D)	The Borrowers, the Guarantor, the Facility Agents, the Hedging Parties, the Security Trustee, the Intercreditor Agent and the Accounts Bank, among others, have entered into the Intercreditor Agreement dated [•] 2010 that governs the relationship between the Secured Parties and regulates the claims of the Secured Parties against the Borrower and the enforcement by the Secured Parties of the Security. On or about the date of this Agreement, the Operating Accounts Bank shall accede to the Intercreditor Agreement.

(E)	QPIL, each Manager, the Pledgor and the Guarantor, among others, have granted certain Security pursuant to the Security Documents (other than this Agreement).

(F)	The Parties desire to enter into this Agreement in order to set out certain provisions regarding the grant by the Pledgor of certain Security Interests in the Collateral.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Except as otherwise expressly provided in this Agreement, capitalized terms used in this Agreement shall have the meanings given to them in schedule 1 to the Project Facilities Agreement, or, if not defined therein, in the UCC. To the extent such terms are defined by reference to any other Transaction Document, for the purposes of this Agreement, such terms shall continue to have their original definitions (but will bear the governing law of this Agreement) notwithstanding any termination, expiration or amendment of any such Transaction Document, except to the extent that the Parties agree to the contrary. In addition, the terms set out below shall have the respective meanings given to such terms below.

“Board” means the Board of Governors of the Federal Reserve System of the United

States of America.

“Collateral” shall have the meaning given to it in Clause 2.

“Control Agreement” means the account control agreement, dated on or about the date of this Agreement, among the Pledgor, the Security Trustee and the Accounts Bank relating to the Pledged Account.

“Deposit Account” means a “deposit account” as defined in Article 9 of the UCC and shall include the account listed in Schedule 2 under the heading “Deposit Account” (as such Schedule may be amended or supplemented from time to time).

“Entitlement Order” shall have the meaning given to it in the UCC.

“Pledged Account” shall have the meaning given to it in Clause 2.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Securities Account” means a “securities account” as defined in Article 8 of the UCC and shall include the account listed in Schedule 2 under the heading “Securities Account” (as such Schedule may be amended or supplemented from time to time).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

1.2	Rules of Interpretation

Except as otherwise expressly provided in this Agreement, the rules of interpretation set out in clause 1.2 of the Project Facilities Agreement shall apply to this Agreement.

2.	PLEDGE AND SECURITY INTEREST

As security for the payment of all Senior Debt Obligations, the Pledgor hereby pledges to the Security Trustee for the benefit of the Security Trustee and the other Secured Parties, and grants to the Security Trustee for the benefit of the Security Trustee and the other Secured Parties a security interest in and continuing lien on all of the Pledgor’s interest in and to:

(a)	the Securities Account and the Deposit Account (including any successor or replacement accounts, individually each a “Pledged Account” and collectively the “Pledged Accounts”);

(b)	all checks, drafts, instruments and other items received at any time for deposit in the Pledged Accounts and any automatic clearinghouse entry, credit from a merchant card transaction or other electronic funds transfer or other funds deposited in, credited to, or held for deposit in, or credit to, the Pledged Accounts;

(c)	all securities, financial assets and other property now or hereafter credited to any Pledged Account;

(d)	all interest, dividends, income and other earnings accruing on the Pledged Accounts from time to time; and

(e)	all proceeds of the foregoing,

(the property and assets listed in Clause 2(a) through (e), collectively, the “Collateral”).

3.	REPRESENTATIONS AND WARRANTIES

The Pledgor hereby represents and warrants to the Security Trustee that:

(a)	Schedule 2 (as such Schedule may be amended or supplemented from time to time) sets forth under the headings “Securities Account” and “Deposit Account” all of the Securities Accounts and the Deposit Accounts in which the Pledgor has an interest except, for any other Accounts and any Local Accounts. The Pledgor is (and at the time of any future delivery, pledge, assignment or transfer thereof will be) the sole legal and beneficial owner of each Pledged Account free and clear of all liens, claims, security interests and encumbrances of every description whatsoever (other than the Permitted Security). The Pledgor is the sole “customer” or “entitlement holder” within the meaning of the UCC of each Pledged Account that is a Deposit Account and all financial assets credited to any Pledged Account that is a Securities Account, respectively. The Pledgor has not consented to, and is not otherwise aware of, any Person (other than the Security Trustee pursuant to and in accordance with this Agreement) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any Securities Account or any Deposit Account or any property, including financial assets, money or cash, credited thereto. Other than financing statements in favor of the Security Trustee, no financing statement is on file covering any of the Collateral.

(b)	Subject only to the applicable qualifications set out in the legal opinions delivered to the Intercreditor Agent in accordance with Clause 26.8(b) of the Project Facilities Agreement, the pledge of the Collateral pursuant to this Agreement creates a valid Security Interest in the Collateral in favor of the Security Trustee.

(c)	Subject only to the applicable qualifications set out in the legal opinions delivered to the Intercreditor Agent in accordance with Clause 26.8(b) of the Project Facilities Agreement, the execution and delivery of the Control Agreement will result in the Security Interests created by this Agreement being a perfected first-priority Security Interest in the Collateral.

(d)	Each of the Control Agreement and this Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes the legal, valid, binding and enforceable obligation of the Pledgor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other Legal Requirements affecting creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or law.

(e)	Schedule 1 (as such Schedule may be amended or supplemented from time to time) indicates: (i) the type of organization of the Pledgor; (ii) the jurisdiction of organization of the Pledgor; (iii) the Pledgor’s organizational identification number, if any; and (iv) the jurisdiction where the chief executive office of the Pledgor or its sole place of business is, and for the one-year period preceding the date of this Agreement has been, located.

(f)	The full legal name of the Pledgor is as set forth on Schedule 1 and it has not done in the last five years, and does not do, business under any other name (including any trade-name or fictitious business name), except for those names set forth on Schedule 1 (as such Schedule may be amended or supplemented from time to time);

(g)	Except as provided in Schedule 1, the Pledgor has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (including by merger, consolidation, change in corporate form or otherwise) within the past five years.

(h)	The Pledgor has not within the last five years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person in respect of any Collateral, which, as at the date of this Agreement, has not been terminated other than those agreements identified in Schedule 1 (as such Schedule may be amended or supplemented from time to time).

(i)	All information supplied by the Pledgor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

(j)

Neither the execution and delivery by the Pledgor of this Agreement or the Control Agreement nor compliance with the provisions of this Agreement or the Control Agreement will, or at the relevant time did: (i) violate any Legal Requirement (including Regulations T, Regulation U or Regulation X) or award binding on the Pledgor or any of the Pledgor’s constitutional documents; (ii) violate the provisions of or require the approval or consent of any party to any material indenture, instrument or agreement to which the Pledgor is a party or is subject, or by which it, or any of its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Security Interest (other than Permitted Security) in, of or on any of the property of the Pledgor pursuant to the terms of any such indenture, instrument or agreement; or (iii) require any consent of any governmental authority.

4.	COVENANTS AND FURTHER ASSURANCES

The Pledgor:

(a)	Shall cause the Collateral to at all times be under the “control” (within the meaning of Section 8-106, 9-106 and 9-104 of the UCC) of the Security Trustee. With respect to any Securities Account, such control shall be accomplished by the Pledgor causing the Securities Intermediary maintaining such Securities Account to enter into an agreement pursuant to which the Securities Intermediary shall agree to comply with the Security Trustee’s Entitlement Orders without further consent by the Pledgor and with respect to any Deposit Account, such control shall be accomplished by the Pledgor causing the Bank maintaining such Deposit Account to enter into an agreement pursuant to which the Bank shall agree to comply with the Security Trustee’s instructions without further consent by the Pledgor.

(b)	Shall not, without the express prior written consent of the Security Trustee, sell, assign, pledge or otherwise encumber, or grant any option, warrant or other right to purchase the Collateral, or otherwise diminish or impair any of its rights in, to or under any of the Collateral.

(c)	Shall defend the Collateral against any and all Security Interests or claims of any Person or entity adverse to the claim of the Security Trustee.

(d)	Shall do such other acts and things, all as the Security Trustee, from time to time, reasonably may request, to establish and maintain a valid, perfected Security Interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever, other than Permitted Security) to secure the performance and payment of the Senior Debt Obligations.

(e)	Except as provided in the Project Facilities Agreement, shall not withdraw any funds or other Collateral from any Deposit Account or Securities Account prior to the payment in full of any outstanding Senior Debt Obligations.

(f)	Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Project Facilities Agreement, shall not change its name, identity, corporate structure (including by merger, consolidation, change in corporate form or otherwise), sole place of business, chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it has: (a) notified the Security Trustee in writing at least 30 days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Security Trustee may reasonably request; and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Security Interest in the Collateral granted or intended to be granted and agreed to hereby.

(g)	Hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Security Trustee, in its sole discretion, may determine are necessary or advisable to perfect or otherwise protect the Security Interest granted to the Security Trustee under this Agreement. Such financing statements may describe the Pledged Account that is a Securities Account in the same manner as described in this Agreement or may contain an indication or description of collateral that describes such property in any other manner as the Security Trustee, in its sole discretion, may determine is necessary, advisable or prudent to ensure the perfection of the Security Interest in the Pledged Account that is a Securities Account granted to the Security Trustee under this Agreement, whether now owned or hereafter acquired. The Pledgor shall furnish to the Security Trustee from time to time statements and schedules further identifying and describing the Pledged Account that is a Securities Account and such other reports in connection with the Pledged Account that is a Securities Account as the Security Trustee reasonably may request, all in reasonable detail.

5.	ENFORCEMENT OF SECURITY

If any Event of Default is continuing, the Security Trustee, in addition to all other rights and remedies provided in this Agreement, clause 23 of the Project Facilities Agreement or otherwise available to it at law or in equity, may exercise in respect of the Collateral all the rights and remedies of the Security Trustee on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Senior Debt Obligations then owing, whether by acceleration or otherwise, and also may pursue any remedy separately, successively or simultaneously and without limiting the generality of the foregoing the Security Trustee shall have the right to liquidate any Collateral and apply any Collateral or the proceeds thereof to the Senior Debt Obligations in accordance with the Intercreditor Agreement.

6.	POWER OF ATTORNEY

(a)	The Pledgor hereby irrevocably appoints the Security Trustee (such appointment being coupled with an interest) as the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor, the Security Trustee or otherwise, from time to time, at the Security Trustee’s sole discretion: (a) to execute, deliver and perfect all documents and do all things that the attorney may consider to be required for carrying out any obligation imposed on the Pledgor under this Agreement; and (b) if an Event of Default is continuing, to take any action and to execute any instrument that the Security Trustee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.

(b)	The Pledgor, to the greatest extent possible in light of relevant Legal Requirements, hereby ratifies and confirms, and agrees to ratify and confirm, whatever an attorney-in-fact does or purports to do under its appointment pursuant to this Clause 6.

7.	MISCELLANEOUS

7.1	Notices

Except as otherwise expressly provided herein, all notices or other communications under or in connection with this Agreement shall be sent in accordance with the provisions of clause 37.1 of the Project Facilities Agreement, the provisions of which are hereby incorporated by reference as if set out in this Agreement in full.

7.2	Delay and waiver

No delay on the part of the Security Trustee in exercising any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

7.3	Amendments

No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the Security Trustee and the Pledgor and is otherwise made in accordance with the terms of the Finance Documents.

7.4	Independent security

All obligations of the Pledgor and all rights, powers and remedies of the Security Trustee expressed herein are in addition to all other rights, powers and remedies possessed by them, including those provided by applicable Legal Requirements or in any other written instrument or agreement relating to any of the Senior Debt Obligations or any security therefor, but are subject to the provisions of the Project Facilities Agreement and the other Finance Documents.

7.5	Severability

Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement shall be prohibited by or invalid under such Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

7.6	Successors and assigns

(a)	This Agreement shall be binding upon the Pledgor and the Security Trustee and their respective successors and assigns, and shall inure to the benefit of the Pledgor and the Security Trustee and the successors and assigns of the Security Trustee.

(b)	Except as expressly permitted by a Finance Document, no Party may assign or otherwise transfer any of its rights or obligations under this Agreement.

(c)	Any corporation into which the Security Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Security Trustee shall be a party, or any corporation succeeding to the business of the Security Trustee shall be the successor of the Security Trustee under this Agreement without the execution or filing of any paper with any Party or any further act on the part of any of the Parties except where an instrument of transfer or assignment is required by any applicable Legal Requirements to effect such succession, anything in this Agreement or any other Finance Document to the contrary notwithstanding.

7.7	Counterparts

This Agreement may be executed in any number of counterparts and by both Parties on separate counterparts, and each such counterpart shall be deemed an original but all such counterparts shall together constitute but one and the same agreement. The Parties may sign this Agreement and transmit the executed copy by electronic means, including facsimile or noneditable *.pdf files. The electronic copy of the executed Agreement is and shall be deemed a signed original.

7.8	Effectiveness

This Agreement shall become effective upon the execution of a counterpart of this Agreement by each of the Parties and receipt by the Pledgor and the Security Trustee of written or telephonic notification of such execution and authorization of delivery thereof.

7.9	Entire agreement

This Agreement reflects the entire agreement and understanding of the Parties, and supersedes all prior agreements and understandings (both written and oral), between or among any of the Parties relating to the transactions contemplated by this Agreement.

7.10	Service of process.

Without prejudice to any other mode of service permitted under any relevant Legal Requirement, the Pledgor:

(a)	hereby irrevocably appoints [•], with an office at [•], as its agent for service of process in any matter related to this Agreement;

(b)	agrees that failure by a process agent to notify it of the process shall not invalidate the proceedings concerned.

If for any reason any agent appointed in accordance with this Clause 7.10 shall cease to be available to act as such, the Pledgor agrees to appoint a new agent satisfactory to the Security Trustee in New York on the terms and for the purposes of this Clause 7.10.

7.11	Termination

(a)	This Agreement shall create a continuing Security Interest in the Collateral and shall remain in full force and effect until termination in accordance with Clause 7.11(b).

(b)	Upon the the earlier to occur of (i) the Final Discharge Date; and (ii) if the Vessel owned by the Pledgor becomes the Released Vessel, the Release Date, the Security Interests granted pursuant to this Agreement shall terminate and all rights to the Collateral shall revert to the Pledgor. Promptly following any such termination the Security Trustee, at the Pledgor’s expense, shall execute and deliver to the Pledgor such documents as the Pledgor reasonably shall request to evidence such termination.

(c)	The termination of this Agreement shall not terminate the Pledged Accounts.

7.12	Choice of law, consent to jurisdiction.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE COLLATERAL AND THE PLEDGOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE SECURITY TRUSTEE TO BRING PROCEEDINGS AGAINST THE PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE PLEDGOR AGAINST THE SECURITY TRUSTEE OR ANY AFFILIATE OF THE SECURITY TRUSTEE INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK; PROVIDED, THAT SUCH PROCEEDINGS MAY BE BROUGHT IN OTHER COURTS IF JURISDICTION MAY NOT BE OBTAINED IN A COURT IN NEW YORK, NEW YORK.

IN WITNESS WHEREOF, the Pledgor and the Security Trustee have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

[Borrower] as the Pledgor

By:
Name:
Title:

DNB NOR BANK ASA (NEW YORK BRANCH), as the Security Trustee

By:
Name:
Title:

SCHEDULE 1—GENERAL INFORMATION

(a)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business and Organizational Identification Number of the Pledgor:

Chief Executive
Office/Sole
	Type of	Jurisdiction of	Place of	Organization
Full Legal Name	Organization	Organization	Business	I.D.#

(b)	Other Names (including any Trade-Name or Fictitious Business Name) under which the Pledgor has conducted business for the past five (5) years:

Full Legal Name	Trade Name or Fictitious Business Name

(c)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business and Corporate Structure within past five (5) years:

Name of Pledgor	Date of Change	Description of Change

(d)	Agreements pursuant to which the Pledgor is bound as debtor within the past five (5) years as described in Clause 3(h):

Name of Pledgor	Description of Agreement

SCHEDULE 2—ACCOUNTS

Securities Account:

Name of Securities Intermediary	Account Number	Account Name

Deposit Account:

Name of Depositary Bank	Account Number	Account Name
Citibank, N.A. (New York Branch)	[•]	Operating Account

Part B: FORM OF ACCOUNTS CONTROL AGREEMENT

ACCOUNT CONTROL AGREEMENT

[Borrower]

as the Company

DNB NOR BANK ASA (NEW YORK BRANCH)

as the Security Trustee

and

CITIBANK, N.A. (NEW YORK BRANCH)

as the Operating Accounts Bank

This ACCOUNT CONTROL AGREEMENT (this “Agreement”) is dated as of                  , 2010 and made among:

(1)	[Borrower], a corporation organized and existing under the laws of Liberia (the “Company”);

(2)	DNB NOR BANK ASA (NEW YORK BRANCH), as the security trustee (the “Security Trustee”); and

(3)	CITIBANK, N.A. (NEW YORK BRANCH), in its capacity as a “securities intermediary” (as such term is defined in Section 8-102 of the UCC (as such term is defined below) and a “bank” (as such term is defined in Section 9-102 of the UCC) (the “Operating Accounts Bank”),

each a “Party” and together the “Parties”.

WHEREAS

(A)	The Company is a wholly owned subsidiary of the Guarantor and is party to a Shipbuilding Contract in respect of its Vessel.

(B)	The Company is a borrower under the Finance Documents. Amounts raised by the Company under the Finance Documents will be used to finance the construction, operation and other costs and expenses associated with its Vessel.

(C)	The Borrowers, the Guarantor, the Mandated Lead Arrangers, the Commercial Facility Lenders, the GIEK Facility Lender, the KEXIM Facility Lender, the Facility Agents, the Hedging Parties, the Security Trustee, the Intercreditor Agent and the Accounts Bank, among others, have entered into a project facilities agreement, dated [•] (the “Project Facilities Agreement”), pursuant to which the parties thereto have set out certain provisions regarding, among other things: (a) the conditions precedent to drawdowns under the Finance Documents; (b) common representations and warranties of the Company under the Finance Documents; and (c) common covenants and Events of Default under the Finance Documents. On or about the date of this Agreement, the Operating Accounts Bank shall accede to the Project Facilities Agreement.

(D)	The Borrowers, the Guarantor, the Facility Agents, the Hedging Parties, the Security Trustee, the Intercreditor Agent and the Accounts Bank, among others, have entered into the Intercreditor Agreement dated [•] that governs the relationship between the Secured Parties and regulates the claims of the Secured Parties against the Borrower and the enforcement by the Secured Parties of the Security. On or about the date of this Agreement, the Operating Accounts Bank shall accede to the Intercreditor Agreement.

(E)	QPIL, each Manager, the Company and the Guarantor, among others, have granted certain Security pursuant to the Security Documents, including in respect of the Operating Account (as defined below) of the Company pursuant to a pledge and security agreement, dated on or about the date of this Agreement (the “Security Agreement”), between the Company and the Security Trustee.

(F)	The Parties are entering into this Agreement to perfect and ensure the priority of certain of the Security created by the Security Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties agree as follows:

1.      DEFINITIONS AND INTERPRETATION

(a)	Except as otherwise expressly provided in this Agreement, capitalized terms used in this Agreement shall have the meanings given to them in the Security Agreement and schedule 1 to the Project Facilities Agreement, or, if not defined therein, in the UCC (as defined below). To the extent such terms are defined by reference to any other Transaction Document, for the purposes of this Agreement, such terms shall continue to have their original definitions (but will bear the governing law of this Agreement) notwithstanding any termination, expiration or amendment of any such Transaction Document, except to the extent that the Parties agree to the contrary. In addition, all references in this Agreement to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

(b)	Except as otherwise expressly provided in this Agreement, the rules of interpretation set out in clause 1.2 of the Project Facilities Agreement shall apply to this Agreement.

2.      SECURED ACCOUNTS

The Operating Accounts Bank confirms and/or agrees that:

(a)	in accordance with the Project Facilities Agreement, the Company has established a Dollar denominated segregated interest bearing deposit account (the details of which are set out in Schedule 1) in its own name with the Operating Accounts Bank (the “Operating Account”).

(b)	all “financial assets” (as such term is defined in Section 8-102(a)(9) of the UCC) in registered form or payable to or to the order of and credited to any Securities Account shall be registered in the name of, payable to or to the order of, or endorsed to, the Operating Accounts Bank or in blank, or credited to another securities account maintained in the name of the Operating Accounts Bank and in no case will any financial asset credited to any Securities Account be registered in the name of, payable to or to the order of, or endorsed to, the Company (except to the extent the foregoing subsequently have been endorsed by the Company to the Operating Accounts Bank or in blank);

(c)	all funds and other property delivered to the Operating Accounts Bank pursuant to this Agreement or any other Finance Document and in respect of the Operating Account promptly shall be credited by an appropriate entry in its records to the Operating Account in accordance with this Agreement and the other Finance Documents;

(d)	the account listed in Part A of Schedule 1 is intended to be a “deposit account” (as defined in Section 9-102(a)(29) of the UCC) and the account listed in Part B of Schedule 1 is intended to be a “securities account” (as defined in Section 8-501 of the UCC). Notwithstanding such intention, as used herein “Deposit Account” shall mean any Operating Account (or any part thereof) that is determined to be a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC) and “Securities Account” shall mean any Operating Account (or any part thereof) that is determined to be a “securities account” (within the meaning of Section 8-501 of the UCC); and

(e)	the Company will be the “entitlement holder” (as such term is defined in Section 8-102(a)(7) of the UCC) in respect of the “financial assets” (as such term is defined in Section 8-102(a)(9) of the UCC) credited to the Securities Account and any instruction or direction from the Security Trustee relating to the Securities Account and any money standing to the credit of the Securities Account and investments made with or arising out of such funds or elsewhere in this Agreement or any other Finance Document shall constitute an “entitlement order” (as such term is defined in Section 8-102(a)(8) of the UCC).

3.      “FINANCIAL ASSETS” ELECTION

The Operating Accounts Bank hereby agrees that each item of property (including without limitation any security, instrument or obligation, share, participation, interest, general intangibles, cash or other property whatsoever) credited to the Securities Account shall be a “financial asset” (as such term is defined in Section 8-102(a)(9) of the UCC) as determined by the Operating Accounts Bank and shall be treated as a financial asset and the right to them shall constitute a “security entitlement” (as such term is defined in Section 8-102(17) of the UCC).

4.      CONTROL OF THE OPERATING ACCOUNT

(a)	The Company shall only be permitted to:

(i)	deposit funds into the Operating Account in accordance with Clause 26.8(c) of the Project Facilities Agreement; and

(ii)	withdraw funds from the Operating Account in accordance with Clauses 26.8(d) and (f) of the Project Facilities Agreement.

(b)	At all times, unless an Accounts Control Event shall have occurred and be continuing and subject always to Clause 26.8 of the Project Facilities Agreement:

(i)	the Company shall be free to deposit and withdraw moneys from the Operating Account in each case, in accordance with the Project Facilities Agreement;

(ii)	neither the Security Trustee nor the Operating Accounts Bank, except as expressly provided in the Project Facilities Agreement, shall:

(A)	have any duty to monitor any such deposit or withdrawal;

(B)	be required to consider whether any such deposit or withdrawal was made in accordance with the Project Facilities Agreement; or

(C)	be under any duty to give the Operating Account and any funds held thereby any greater degree of care than it gives its own similar property.

(c)	Upon the occurrence and the continuance of an Accounts Control Event, the Company shall no longer be entitled to make any withdrawals, payments or transfers from the Operating Account and the Security Trustee shall assume exclusive control of the Operating Account.

(d)	If the Security Trustee assumes exclusive control of the Operating Account as provided in this Clause 4, in accordance with the Project Facilities Agreement, it shall deliver an Account Control Notice to the Company and the Operating Accounts Bank, stating its intention to so assume exclusive control of the Operating Account, the date and time from which it will assume such control and the Accounts Control Event that has given it the right to take such control. The Operating Accounts Bank may rely exclusively on an Account Control Notice as to the existence of an Accounts Control Event and shall be under no obligation to make any independent investigation as to the existence of an Accounts Control Event.

(e)	If the Security Trustee assumes exclusive control of the Operating Account in accordance with this Clause 4, from the date specified in the Account Control Notice, it shall make payments from the Operating Account to give effect to the priority established in the Cash Waterfall for the Company.

(f)	Upon the occurrence of an Event of Default or a Potential Event of Default, the Security Trustee, by written notice to the Operating Accounts Bank, may instruct the Operating Accounts Bank to transfer all funds at that time on deposit in the Operating Account into the Collection Account of the Company and, as soon as possible following receipt of any such notice, the Operating Accounts Bank shall transfer all such funds in such manner.

(g)	If at any time the Operating Accounts Bank shall receive from the Security Trustee an “entitlement order” (within the meaning of Section 8-102(a)(8) of the UCC, being an order directing transfer or redemption of any financial asset relating to the Operating Account) or any “instruction” (within the meaning of Section 9-104 of the UCC, being an instruction directing the disposition of funds in the Operating Account) originated by the Security Trustee, the Operating Accounts Bank shall comply with such entitlement order or instruction without further consent by the Company or any other Person. If the Company otherwise is entitled to give any “entitlement order” or “instruction” with respect to the Operating Account in accordance with this Clause 4 and such “entitlement order” or “instruction” conflicts with any instruction of the Security Trustee, the Operating Accounts Bank shall comply with the “entitlement order” and “instruction” issued by the Security Trustee.

5.      SUBORDINATION OF LIEN; WAIVER OF SET-OFF

If the Operating Accounts Bank has, or subsequently obtains, by agreement, by operation of law or otherwise a Security Interest in the Operating Account or any financial assets, cash or other property credited thereto, the Operating Accounts Bank hereby agrees that such Security Interest shall be subordinate to the Security Interest of the Security Trustee. The financial assets, money and other items credited to the Operating Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Security Trustee (except that the Operating Accounts Bank may set off (i) all amounts due to the Operating Accounts Bank in respect of customary fees and expenses for the routine maintenance and operation of the Operating Account and (ii) the face amount of any checks that have been credited to the Operating Account but that are subsequently returned unpaid because of uncollected or insufficient funds).

6.      CHOICE OF LAW; CONSENT TO JURISDICTION

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE COLLATERAL AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE SECURITY TRUSTEE TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE COMPANY AGAINST THE SECURITY TRUSTEE OR ANY AFFILIATE OF THE SECURITY TRUSTEE INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK; PROVIDED, THAT SUCH PROCEEDINGS MAY BE BROUGHT IN OTHER COURTS IF JURISDICTION MAY NOT BE OBTAINED IN A COURT IN NEW YORK, NEW YORK.

7.	JURISDICTION OF ACCOUNTS BANK

Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Operating Accounts Bank’s jurisdiction (within the meaning of Sections 8-110(e) and 9-304 of the UCC) and the Operating Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

8.	CONFLICT WITH OTHER AGREEMENTS

In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

9.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPERATING ACCOUNTS BANK

The Operating Accounts Bank hereby makes the following representations, warranties and covenants to and in favour of the Security Trustee (for the benefit of each Secured Party):

(a)	the Operating Account has been established and will be maintained in the manner provided in the Finance Documents; and

(b)	it has not entered into, and until the termination of this Agreement, will not enter into, any agreement with the Company purporting to limit or condition the obligation of the Operating Accounts Bank to comply with entitlement orders or instructions as provided in Clause 4.

10.	INDEMNIFICATION OF THE OPERATING ACCOUNTS BANK

The Company and the Security Trustee hereby agree that (a) the Operating Accounts Bank is released from any and all liabilities to the Company and the Security Trustee arising from the terms of this Agreement and the compliance of the Operating Accounts Bank with the terms of this Agreement, except to the extent that such liabilities arise from the Operating Accounts Bank’s gross negligence, fraud or willful misconduct and (b) the Company, its successors and assigns at all times shall indemnify and hold harmless the Operating Accounts Bank from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Operating Accounts Bank with the terms of this Agreement, except to the extent that such arises from the Operating Accounts Bank’s gross negligence, fraud or willful misconduct.

11.	SUCCESSORS AND ASSIGNS

(a)	This Agreement shall be binding upon the Parties and their respective successors and assigns, and shall inure to the benefit of the Parties and the successors and assigns of the Security Trustee and the Operating Accounts Bank.

(b)	Except as expressly permitted by a Finance Document, no Party may assign or otherwise transfer any of its rights or obligations under this Agreement.

(c)	Any corporation into which the Security Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Security Trustee shall be a party, or any corporation succeeding to the business of the Security Trustee shall be the successor of the Security Trustee under this Agreement without the execution or filing of any paper with any Party or any further act on the part of any of the Parties except where an instrument of transfer or assignment is required by any applicable Legal Requirements to effect such succession, anything in this Agreement or any other Finance Document to the contrary notwithstanding.

12.	NOTICES

Except as otherwise expressly provided herein, all notices or other communications under or in connection with this Agreement shall be sent in accordance with the provisions of clause 37.1 of the Project Facilities Agreement, the provisions of which are hereby incorporated by reference as if set out in this Agreement in full.

13.	TERMINATION

This Agreement shall continue in effect until the Security Agreement has been terminated, discharged or released in accordance with the Project Facilities Agreement. The termination of this Agreement shall not terminate the Operating Account or alter the obligations of the Operating Accounts Bank to the Company pursuant to any other agreement with respect to the Operating Account.

14.	RIGHTS IN ACCOUNTS

It is understood and agreed that nothing in this Agreement shall give the Security Trustee any benefit or legal or equitable right, remedy or claim under any other agreement between the Company and the Operating Accounts Bank.

15.	MODIFICATION

No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the Parties and is otherwise made in accordance with the Finance Documents.

16.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by each of the Parties on separate counterparts, and each counterpart shall be deemed an original but all such counterparts together shall constitute one and the same instrument. The Parties may sign this Agreement and transmit the executed copy by electronic means, including facsimile or noneditable *.pdf files. The electronic copy of the executed Agreement is and shall be deemed a signed original.

17.	SERVICE OF PROCESS

Without prejudice to any other mode of service permitted under any relevant Legal Requirement, the Company:

(i)	hereby irrevocably appoints [•], with an office at [•], as its agent for service of process in any matter related to this Agreement;

(ii)	agrees that failure by a process agent to notify it of the process shall not invalidate the proceedings concerned.

If for any reason any agent appointed in accordance with this Clause 17 shall cease to be available to act as such, the Company agrees to appoint a new agent satisfactory to the Security Trustee in New York on the terms and for the purposes of this Clause 17.

18.	SECURITY TRUSTEE

(a)	The Company acknowledges that the Security Trustee is acting as security trustee on behalf of the Secured Parties and that it is entitled to the indemnities and limitations on liability set forth in the Project Facilities Agreement.

(b)	The Security Trustee’s obligations are limited to those expressly set forth in the Finance Documents and this Agreement and the Security Trustee shall have all of the benefits granted to it under the Project Facilities Agreement (including the right to assign and novate its rights and obligations under this Agreement in accordance with the Project Facilities Agreement, if it ceases to be a Security Trustee under the Project Facilities Agreement).

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

[Borrower]

By:

Name:
Title:

DNB NOR BANK ASA (NEW YORK BRANCH) as the Security Trustee

By:

Name:
Title:

CITIBANK, N.A. (NEW YORK BRANCH) as the Operating Accounts Bank

By:

Name:
Title:

SCHEDULE 1

Part A – Deposit Account subject to this Agreement

Account Name	Account Number
Operating Account	[•]

Part B –Securities Account subject to this Agreement

NONE.

388

SCHEDULE 30

FORM OF INVESTMENT NOTIFICATION

To:	[•] as Accounts Bank

Copies to:	[•] as Security Trustee
[•] as Intercreditor Agent

For the attention of [•]

[DATE]

Project Facilities Agreement

We refer to the Project Facilities Agreement between Pacific Bora Ltd., Pacific Mistral Ltd., Pacific Scirocco Ltd. and Pacific Santa Ana S.à r.l. as Borrowers, Pacific Drilling Limited as Guarantor, DNB Bank ASA as Commercial Facility Agent, GIEK Facility Agent, Accounts Bank, Intercreditor Agent, Security Trustee and Mandated Lead Arranger, Crédit Agricole Corporate & Investment Bank as KEXIM Facility Agent and Mandated Lead Arranger and certain Lenders and other Persons dated [•] 2010 (the “Project Facilities Agreement”). Words and expressions used in this Investment Instruction shall have the same meanings as in the Project Facilities Agreement.

This Investment Notification is being provided to you in accordance with Clause 26.14 of the Project Facilities Agreement. We hereby inform you that we intend to [invest] [instruct [•] to invest] the following amount[s] from the Collection Account[s] specified below on [insert date] in the Permitted Investment specified below:

[ ] Account

Amount:	[ ]

Date of Payment:	[ ]

Currency:	[ ]

Permitted Investment	[ ]

Notification to be received by the Accounts Bank by close of business (New York time) three clear Business Days prior to the value date of the intended payment.

Yours sincerely,

[                    ]

By:

                       (Authorised Representative)

SCHEDULE 31

FORM OF LIQUIDATION NOTIFICATION

To:	[•] as Accounts Bank

Copies to:	[•] as Security Trustee
[•] as Intercreditor Agent

For the attention of [•]

[DATE]

Project Facilities Agreement

We refer to the Project Facilities Agreement between Pacific Bora Ltd., Pacific Mistral Ltd., Pacific Scirocco Ltd. and Pacific Santa Ana S.à r.l. as Borrowers, Pacific Drilling Limited as Guarantor, DNB Bank ASA (New York Branch) as Commercial Facility Agent, GIEK Facility Agent, Accounts Bank, Intercreditor Agent, Security Trustee and Mandated Lead Arranger, Crédit Agricole Corporate & Investment Bank as KEXIM Facility Agent and Mandated Lead Arranger and certain Lenders and other Persons dated [•] 2010 (the “Project Facilities Agreement”). Words and expressions used in this Liquidation Instruction shall have the same meanings as in the Project Facilities Agreement.

This Liquidation Notification is being provided to you in accordance with Clause 26.14(h) of the Project Facilities Agreement. We hereby inform you that we intend to [liquidate] [procure the liquidation of] the following portions of the indicated Permitted Investment(s) and pay the proceeds to the Collection Account specified below.

[                    ] Account

1.	US$ [insert amount] / [total balance] from [insert Permitted Investment]

US$ [insert amount] / [total balance] from [insert Permitted Investment]

Etc

Total US$ [insert total]

Notification to be received by the Accounts Bank by close of business (New York time) one clear Business Day prior to the value date of the intended payment.

Yours sincerely,

[                    ]

By:

                       (Authorised Representative)

SCHEDULE 32

FORMS OF NOTIFIABLE DEBT PURCHASE TRANSACTION NOTICE

Part I

Form of Notice on Entering into Notifiable Debt Purchase Transaction

To:	[•] as [Commercial][GIEK][KEXIM] Facility Agent

From:	[Lender]
Dated:	[•]

Project Facilities Agreement

dated [•] (the “Agreement”)

1.	We refer to Clause 30.12(b) of the Agreement. Terms defined in the Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	We have entered into a Notifiable Debt Purchase Transaction.

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment	Amount of our Commitment to which
Notifiable Debt Purchase Transaction relates
(Base Currency)

[Bora][Mistral][Scirocco][Santa Ana]	[insert amount (of that Commitment) to which the
Term Loan	relevant Notifiable Debt Purchase Transaction
[Commercial][GIEK][KEXIM]	applies]
Tranche

[Lender]
By:

SCHEDULE 32

Part II

Form of Notice on Termination of Notifiable Debt Purchase Transaction /

Notifiable Debt Purchase Transaction ceasing to be with Investor Affiliate

To:	[•] as [Commercial][GIEK][KEXIM] Facility Agent

From:	[Lender]
Dated:

Project Facilities Agreement

dated [•] (the “Agreement”)

1.	We refer to Clause 30.12(c) of the Agreement. Terms defined in the Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [•] has [terminated]/[ceased to be with an Investor Affiliate].

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment	Amount of our Commitment to which
Notifiable Debt Purchase Transaction relates
(Base Currency)

[Bora][Mistral][Scirocco][Santa Ana]	[insert amount (of that Commitment) to which the
Term Loan	relevant Notifiable Debt Purchase Transaction
[Commercial][GIEK][KEXIM]	applies]
Tranche

[Lender]
By:

SCHEDULE 33

FORMS OF ACCEPTABLE LETTER OF CREDIT

PART A (English Law)

To:	[name of Security Trustee] as Security Trustee for and on behalf of the Secured Parties (the “Beneficiary”)

[Date]

Irrevocable Standby Letter of Credit no. [•]

At the request of [•], [Issuing bank] (the “Issuing Bank”) issues this irrevocable standby letter of credit (“Letter of Credit”) in your favour on the following terms and conditions:

1.	Definitions

Except as otherwise expressly provided in this Letter of Credit, capitalised terms used in this Letter of Credit shall have the meanings given to them in schedule 1 to the project facilities agreement between Pacific Bora Ltd., Pacific Mistral Ltd., Pacific Scirocco Ltd. and Pacific Santa Ana S.à r.l. as Borrowers, Pacific Drilling Limited as Guarantor, DNB Bank ASA as Commercial Facility Agent, GIEK Facility Agent, Accounts Bank, Intercreditor Agent, Security Trustee and Mandated Lead Arranger, Crédit Agricole Corporate & Investment Bank as KEXIM Facility Agent and Mandated Lead Arranger and certain Lenders and other Persons dated [•] 2010 (the “Project Facilities Agreement”). In addition, the terms set out below shall have the respective meanings given to such terms below.

“Demand” means a demand for a payment under this Letter of Credit in the form of the schedule to this Letter of Credit.

“Expiry Date” means [•] (as such date may be extended in accordance with Clause 3 of this Letter of Credit).

“Total L/C Amount” means [•].

2.	Issuing Bank’s agreement

(a)	The Beneficiary may request a drawing or drawings under this Letter of Credit by giving to the Issuing Bank a duly completed Demand. A Demand must be received by the Issuing Bank by [•] p.m. ([New York] time) on the Expiry Date.

(b)	Subject to the terms of this Letter of Credit, the Issuing Bank unconditionally and irrevocably undertakes to the Beneficiary that, within [three] Business Days of receipt by it of a Demand, it shall pay to the Beneficiary the amount demanded in that Demand.

(c)	The Issuing Bank will not be obliged to make a payment under this Letter of Credit if as a result the aggregate of all payments made by it under this Letter of Credit would exceed the Total L/C Amount.

3.	Expiry

(a)	The Issuing Bank will be released from its obligations under this Letter of Credit on the date (if any) notified by the Beneficiary to the Issuing Bank as the date upon which the obligations of the Issuing Bank under this Letter of Credit are released.

(b)	Unless previously released under paragraph (a) above and subject to paragraph (c) below, at [•] p.m. ([New York] time) on the Expiry Date the obligations of the Issuing Bank under this Letter of Credit will cease with no further liability on the part of the Issuing Bank except for any Demand validly presented under the Letter of Credit that remains unpaid.

(c)	Unless notice to the contrary is provided by the Issuing Bank to the Beneficiary at least 60 days prior to the then effective Expiry Date, the Expiry Date will be deemed to be extended by a period of one calendar year.

4.	Payments

All payments under this Letter of Credit shall be made in Dollars and for value on the due date to the account of the Beneficiary specified in the Demand.

5.	Delivery of Demand

Each Demand shall be in writing, and, unless otherwise stated, may be [given in person, by post, by fax or authenticated SWIFT] and must be received by the Issuing Bank at its offices in either New York, London or [•] and by the particular department or officer (if any) as follows:

[•]

6.	Assignment

The Beneficiary’s rights under this Letter of Credit may be assigned or transferred to any successor or assignee of the Security Trustee.

7.	ISP 98

Except to the extent it is inconsistent with the express terms of this Letter of Credit, this Letter of Credit is subject to the International Standby Practices (ISP 98), International Chamber of Commerce Publication No. 590.

8.	Governing Law

This Letter of Credit and any non-contractual obligations arising out of or in connection with it are governed by English law.

9.	Jurisdiction

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter of Credit (including a dispute relating to any non-contractual obligation arising out of or in connection with this Letter of Credit).

Yours faithfully,

[Issuing Bank]

By:

SCHEDULE

FORM OF DEMAND

To:	[Issuing Bank]

[Date]

Dear Sirs

Standby Letter of Credit no. [•] issued in favour of [name of Security Trustee] as Security Trustee for and on behalf of the Secured Parties (the “Letter of Credit”)

We refer to the Letter of Credit. Terms defined in the Letter of Credit have the same meaning when used in this Demand.

1.	We certify that the sum of [•] is due [under the [•]]. We therefore demand payment of the sum of [•].

2.	Payment should be made to the following account:

Name:

Account Number:

Bank:

3.	The date of this Demand is not later than the Expiry Date.

Yours faithfully

(Authorised Signatory)                                                                                  (Authorised Signatory)

For

[name of Security Trustee]

PART B (New York Law)

To:	DNB Bank ASA

Shipping, Offshore & Logistics

200 Park Avenue

NY 10166

Attention: Credit Administration Department

(in its capacity as Security Trustee for and on behalf of the Secured Parties (the “Beneficiary”))

[Date]

Irrevocable Standby Letter of Credit no. [•]

At the request of Pacific Drilling Operations Limited, a BVI corporation, we, Citibank N.A., c/o Citicorp North America, Inc., 3800 Citibank Center, Building B, 3rd Floor, Tampa, FL 33610 (the “Issuing Bank”) issue this irrevocable standby letter of credit (“Letter of Credit”) in favour of the Beneficiary on the following terms and conditions:

1.	Definitions

In this Letter of Credit:

“Project Facilities Agreement” means the project facilities agreement, dated 9 September 2010, among, among others, Pacific Bora Ltd., Pacific Mistral Ltd., Pacific Scirocco Ltd. and Pacific Santa Ana S.à r.l. as Borrowers, Pacific Drilling Limited as Guarantor, DNB Bank ASA as Commercial Facility Agent, GIEK Facility Agent, Accounts Bank, Intercreditor Agent, Security Trustee and Mandated Lead Arranger, Crédit Agricole Corporate & Investment Bank as KEXIM Facility Agent and Mandated Lead Arranger and certain Lenders (as defined therein), as amended from time to time.

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in New York.

“Demand” means a demand for a payment under this Letter of Credit in the form set out in Schedule 1 to this Letter of Credit (with relevant blanks completed therein).

“Expiry Date” means, subject to Section 3 of this Letter of Credit, XX September, 2011.

“Total L/C Amount” means $XX,000,000.

2.	Issuing Bank’s agreement

(a)	The Beneficiary may request a drawing or drawings under this Letter of Credit by giving to the Issuing Bank a duly completed Demand. A Demand must be received by the Issuing Bank by 4 p.m. (New York time) on or before the Expiry Date.

(b)	Subject to the terms of this Letter of Credit, the Issuing Bank unconditionally and irrevocably undertakes to the Beneficiary that, within three Business Days of receipt by it of a Demand complying with the terms and conditions of this Letter of Credit, it shall pay to the Beneficiary the amount that is demanded in that Demand.

(c)	The Issuing Bank will not be obliged to make a payment under this Letter of Credit if as a result the aggregate of all payments made by it under this Letter of Credit would exceed the Total L/C Amount.

3.	Expiry

(a)	The Issuing Bank will be released from its obligations under this Letter of Credit on the date the Beneficiary returns the original of this Letter of Credit to the Issuing Bank together with its written confirmation that this Letter of Credit must be cancelled and the obligations of the Issuing Bank under this Letter of Credit are released.

(b)	Unless previously released under paragraph (a) above and subject to paragraph (c) below, at 4 p.m. (New York time) on the Expiry Date the obligations of the Issuing Bank under this Letter of Credit will cease with no further liability on the part of the Issuing Bank except for any complying Demand presented under the Letter of Credit that remains unpaid.

(c)	The Expiry Date shall be deemed automatically extended for successive periods of one year from the present or any future Expiry Date, unless the Issuing Bank shall notify the Beneficiary in writing at the address of the Beneficiary stated above or such other address as the Beneficiary may notify to the Issuing Bank from time to time in writing, not less than 60 days prior to any such Expiry Date that it has elected not to extend the Expiry Date for such additional period.

4.	Payments

All payments under this Letter of Credit shall be made in Dollars and for value on the due date to the account of the Beneficiary specified in the Demand.

5.	Delivery of Demand

Each Demand shall be in writing, and, unless otherwise stated, may be given in person, by post, or authenticated SWIFT and must be received by the Issuing Bank at its above-stated address (marked for the attention of U.S. Standby Unit). Alternatively, a Demand may be made by fax transmission to [fax number], or such other fax number identified by the Issuing Bank in a written notice to the Beneficiary. If a Demand is to be made by fax transmission, the Beneficiary shall (i) provide telephone notification thereof to the Issuing Bank on [phone number] prior to or simultaneously with the sending of such fax transmission and (ii) send the original of such Demand to the Issuing Bank by overnight courier, at the same address specified above for presentation of a Demand, provided, however, that the Issuing Bank’s receipt of such telephone notice or original documents shall not be a condition to payment hereunder.

6.	Assignment and Transfer

(a)

The Beneficiary’s rights under this Letter of Credit may be transferred in whole, but not in part, and may be successively transferred by the transferee hereunder, to a successor of the Security Trustee (the “New Beneficiary”). A transfer under this Letter of Credit shall be effected upon presentation to the Issuing Bank of the original of this Letter of Credit and any amendments hereto accompanied by a request in the form set out in Schedule 2 to this Letter of Credit (a “Transfer Request”), appropriately completed and designating the transferee.

(b)	As of the date of the Transfer Request, the New Beneficiary shall assume the Beneficiary’s rights and obligations under this Letter of Credit and the Beneficiary shall be released from all of its obligations under this Letter of Credit.

7.	ISP 98

Except to the extent it is inconsistent with the express terms of this Letter of Credit, this Letter of Credit is subject to the International Standby Practices (ISP 98), International Chamber of Commerce Publication No. 590.

8.	Governing Law

This Letter of Credit shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the principles of conflict of laws).

9.	Jurisdiction

The courts of State of New York have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter of Credit.

Yours faithfully,

CITIBANK, N.A.

By:

FORM OF DEMAND

To:	CITIBANK, N.A.

c/o Citicorp North America, Inc.

3800 Citibank Centre

Building B, 3rd Floor

Tampa

FL 33610

[Date]

Dear Sirs

Standby Letter of Credit no. [•] issued in favour of DNB Bank ASA as Security Trustee for and on behalf of the Secured Parties (the “Letter of Credit”)

We refer to the Letter of Credit. Terms defined in the Letter of Credit have the same meaning when used in this Demand.

1.	We certify that the sum of [•] is due [under the [•]]. We therefore demand payment of the sum of [•].

2.	Payment should be made to the following account:

Name:

Account Number:

Bank:

3.	The date of this Demand is not later than the Expiry Date.

Yours faithfully

(Authorised Signatory)         (Authorised Signatory)

For

DNB BANK ASA

TRANSFER REQUEST

(This form is to be used when the Letter of Credit is to be Transferred in its entirety and , no substitution of invoices is involved and, no rights are to be retained by the undersigned Beneficiary. )

Citibank, N.A.                                                                      Date:

c/o Citicorp North America, Inc.

3800 Citibank Center,

Building B, 3rd Floor

Tampa, Florida 33610

Attn. Standby Unit

Re: L/C No.

Issued by:

Citibank, N.A. Ref:

Gentlemen:

Receipt is acknowledged of the original instrument which you forwarded to us relating to the issuance of a letter of credit (the “Letter of Credit” ) bearing your reference number as stated above in favor of ourselves and/or our transferees and we hereby request that you transfer the Letter of Credit, in its entirety, to:

whose address is

(Optional) Please advise Beneficiary through the below indicated Advising Bank:

The above transferee is a successor of the Security Trustee.

We are returning the original instrument to you herewith in order that you may deliver it to the transferee together with your customary letter of transfer.

It is understood that any amendments to the Letter of Credit which you may receive are to be advised by you directly to the transferee and that the drafts and documents of the transfer, if issued in accordance with the conditions of the Letter of Credit, are to be forwarded by you directly to the party for whose account the credit was opened (or any intermediary) without our intervention.

Sincerely yours,

The First Beneficiary’s signature(s) with title(s) conforms with that on file with us and as such is/are authorized for the execution of this instrument.

(Name of Bank)	(Name of First Beneficiary)

(Bank Address)	(Telephone Number)

(City, State, Zip Code)	(Authorized Name and Title)

(Telephone Number)	(Authorized Signature)

(Authorized Name and Title)	(Authorized Name and Title)
(If applicable )

(Authorized Signature)	(Authorized Signature)
(If applicable )

SCHEDULE 34

1.	A refund guarantee direct agreement between Pacific Bora Ltd., the Export-Import Bank of Korea and the Security Trustee;

2.	A refund guarantee direct agreement between Pacific Mistral Ltd., the New Hampshire Insurance Company and the Security Trustee;

3.	A refund guarantee direct agreement between Pacific Scirocco Ltd., The Royal Bank of Scotland N.V. and the Security Trustee; and

4.	A refund guarantee direct agreement between Pacific Santa Ana Ltd., DBS Bank Ltd. and the Security Trustee.

SCHEDULE 35

LOCAL ACCOUNT REQUIREMENTS

Any Local Account will be subject to the following requirements:

1.	To the extent possible, such Local Account shall be opened and maintained with the Accounts Bank or, if the Accounts Bank confirms that such Local Account cannot be opened and maintained with the Accounts Bank, on giving notice to the Accounts Bank, a Borrower may open and maintain such Local Account with another Lender to be selected by the Guarantor. If the Accounts Bank and each other Lender confirms that such Local Account cannot be opened and maintained with any such Lender such Local Account shall be opened and maintained with another bank in the relevant jurisdiction selected by the Guarantor and approved by the Intercreditor Agent.

2.	To the maximum extent permitted by the relevant Legal Requirements, the relevant Borrower shall execute, record and perfect a first ranking Security Interest in favour of the Secured Parties in respect of such Local Account. No Revenues shall be deposited in any Local Account unless the relevant Borrower shall have provided evidence satisfactory to the Intercreditor Agent that all necessary action has been taken to register and perfect such Security Interest.

3.	To the maximum extent permitted by the relevant Legal Requirements, the relevant Borrower shall ensure that amounts standing to the credit of such Local Account after the payment of any local currency expenses denominated in the currency of such Local Account (and should the Borrower require, with the Borrower permitted to retain an amount in such Local Account for such expenses that are expected to the due and payable in the following 30 days) are converted to Dollars and swept into the Collection Account no less frequently than monthly.

4.	The relevant Borrower shall comply with any other requirements of the Secured Parties as notified by the Intercreditor Agent in respect of such Local Account.

SCHEDULE 36

FORM OF NEW VESSEL NOTICE

NEW VESSEL FORM
Vessel details
Name(s)
Type
Flag
Year built
DWT
Class
Owner
Manager
If fleet mortgage, name other vessels
Insurance details
Club Broker/Insurer
P&I
WAR
H&M
HI
FI
LOH
Insurance report required? Yes/No
MII? Yes/No	(if Yes, please enclose repayment schedule when Agent)
MAP? Yes/No	(if Yes, please enclose repayment schedule when Agent)
Other information

7 | 6 May, 2010

	If Agent	If Participant
Borrower
Name
Contact e-mail
Group name
Loan details
Agent	DnB NOR Bank ASA
Contact e-mail Agent	not required
Mortgagee
Participating Banks, e-mail		not required
Intralinks Yes/No
Loan amount
H&M to loan ratio
Drawdown date
Account officer
Loan Admin/Credit Admin officer
Lawyers e-mail		not required

8 | 6 May, 2010

SCHEDULE 37

FORM OF CONSTRUCTION BUDGET

Pacific Drilling Capex Budget	Bora	Mistral	Scirocco	Santa Ana	Total
In US$MM	Forecast	Forecast	Forecast	Forecast	Forecast
Contract Price—Hull And Structure	588	622	710	710	2,630
Change Orders—Samsung (1)	18	10	2	2	33
Interest on Payment Deferrals	6	6	10	6	28
Total SHI Costs	613	639	722	717	2,691
OFE
Marine Risers	9	9	9	9	36
Riser Bouyancy	8	8	8	8	30
Tubulars	7	6	8	8	29
Casing & Tubing Tongs	2	2	2	2	7
Other	5	5	5	5	21
Total OFE	30	30	32	31	123
ADMIN / ENGINEERING IN SHIPYARD
Total Admin / Engineering In Shipyard (2)	10	10	10	10	40

Total Rig Readiness Costs (3)	29	29	29	29	116

Tota Contract Specific Changes	—	—	—	31	31

Capital Spares—Other	5	5	5	5	20
Capital Spares—Thruster	3	3	2	2	10
Warehouse Inventory	7	7	7	7	28
Delivery Cost	697	722	806	833	3,059

Other Costs (transaction costs)					50

Total Project Costs					3,109

(1)	Change Orders for Bora include $5MM for increased Accomodation, as well as Re-engineering Costs. In the Former case, increased bedding was incorporated into the Contract Price for Mistral (and is not relevant to 1867/1868 designs). Re-engineering is a one-off cost incurred during Bora, but information gathered during process will be applied to other models at no cost
(2)	Includes Tests/Trials, Shipyard Supervision & Engineering, Rig Crew Costs (during construction), Drilling Technology Assurance
(3)	Includes Fuel During Rig Readiness, Virtual Warehouse & materials housing, Rig Operation Readiness (construction), Crew Costs, and other misc. charges

Note: Costs that are initially paid by Pacific Drilling but ultimately reimbursed by the Client have been excluded in all cases

This project cost budget has been prepared by Pacific Drilling Ltd based on a detailed bottom-up approach and reflects the company current best estimates.

These cost may ultimately vary depending on contract specific equipement requirements and ongoing paymemt terms negotiation with the various suppliers.

SCHEDULE 38

FORM OF INITIAL OPERATING BUDGET AND ANNUAL OPERATING BUDGET

Budget Template for: <Enter Rig Name>

note: Numbers below are hypothetical and only

serve the purpose of providing an example

	Q1	Q2	Q3	Q4	Year
Modified Income Statement
Operating Revenue	39.0	39.0	39.0	39.0	156.0
Amortization of Mob Fee	1.5	1.5	1.5	1.5	6.0

Total Revenues	40.5	40.5	40.5	40.5	162.0

Personnel Expenses	(7.3)	(7.3)	(7.3)	(7.3)	(29.2)
Maintenance Expense	(1.8)	(1.8)	(1.8)	(1.8)	(7.3)
Other Operating Expense	(1.8)	(1.8)	(1.8)	(1.8)	(7.3)
Amortization of Mob Cost	(1.1)	(1.1)	(1.1)	(1.1)	(4.5)

Total Field Operating Cost	(12.1)	(12.1)	(12.1)	(12.1)	(48.3)

Shorebase Administration	(1.4)	(1.4)	(1.4)	(1.4)	(5.5)
Corporate Overhead	(1.4)	(1.4)	(1.4)	(1.4)	(5.5)

Total Support Cost	(2.8)	(2.8)	(2.8)	(2.8)	(11.0)

Depreciation & Other Amortization	(10.0)	(10.0)	(10.0)	(10.0)	(40.0)
Cash Taxes Incurred	(1.3)	(1.3)	(1.3)	(1.3)	(5.0)

Net Operating Profit After Tax (NOPAT)	14.4	14.4	14.4	14.4	57.7

Other Information
Capital Expenditures	1.0	1.0	1.0	1.0	4.0

Note 1: Modified Income Statement excludes

certain items including non-recurring

gains/losses, hedge gains/losses, allocated

interest income, allocated interest expense and

deferred tax expense

Note 2: This Modified Income Statement is

intended to show the operating performance of

each vessel on a non-gearing basis, also

excluding non-recurring “Corporate-related”

gains/losses

SCHEDULE 39

HEDGING PARTIES

Citibank, N.A.

Danske Bank A/S

DnB NOR Bank ASA (New York Branch)

NIBC Bank N.V.

Skandinaviska Enskilda Banken AB (publ.)

Credit Agricole Corporate & Investment Bank

SCHEDULE 7

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

among

PACIFIC BORA LTD., PACIFIC MISTRAL LTD., PACIFIC SCIROCCO LTD. and

PACIFIC SANTA ANA S.A R.L.

as the Borrowers

PACIFIC DRILLING LIMITED

as the Guarantor and a TI Bond Facility Obligor

PACIFIC DRILLING S.A.

as the TI Bond Facility Guarantor

PACIFIC INTERNATIONAL DRILLING WEST AFRICA LIMITED and

PACIFIC DRILLING (GIBRALTAR) LIMITED

as TI Bond Facility Obligors

DNB BANK ASA, CREDIT AGRICOLE CORPORATE & INVESTMENT BANK,

CITIBANK, N.A., DVB BANK SE, NORDIC BRANCH, FOKUS BANK (NORWEGIAN

BRANCH OF DANSKE BANK A/S), NIBC BANK N.V., NORDEA BANK FINLAND

PLC, NEW YORK BRANCH and SKANDINAVISKA ENSKILDA BANKEN AB (PUBL.)

as the Mandated Lead Arrangers

EACH LENDER NAMED IN THIS AGREEMENT OR THAT HAS ACCEDED TO

THIS AGREEMENT

as a Lender

EACH TI BOND FACILITY LENDER NAMED IN THIS AGREEMENT OR THAT

HAS ACCEDED TO THIS AGREEMENT

as a TI Bond Facility Lender

EACH AFFILIATE GROUP CREDITOR NAMED IN THIS AGREEMENT OR THAT

HAS ACCEDED TO THIS AGREEMENT

as an Affiliate Group Creditor

EACH INTRA-GROUP LENDER NAMED IN THIS AGREEMENT OR THAT HAS

ACCEDED TO THIS AGREEMENT

as an Intra-Group Lender

DNB BANK ASA

as the Commercial Facility Agent and the GIEK Facility Agent

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK

as the KEXIM Facility Agent

CITIBANK, N.A.

as the Operating Accounts Bank, the TI Bond Facility Accounts Bank, the TI Bond Facility

Administrative Agent, the TI Bond Facility Issuing Bank and the TI Bond Facility Arranger

EACH HEDGING PARTY NAMED IN THIS AGREEMENT OR THAT HAS

ACCEDED TO THIS AGREEMENT

as a Hedging Party

DNB BANK ASA

as the Security Trustee, the Intercreditor Agent and the Accounts Bank

i

This AMENDED AND RESTATED INTERCREDITOR AGREEMENT (this “Agreement”) is dated 9 September 2010 (as amended on 30 March 2011, and as further amended on 30 March 2012 and as amended and restated on 19 April 2012) and made between:

(1)	PACIFIC BORA LTD., PACIFIC MISTRAL LTD., PACIFIC SCIROCCO LTD., each a corporation organised and existing under the laws of Liberia, and PACIFIC SANTA ANA S.A R.L., a corporation organised and existing under the laws of Luxembourg (each a “Borrower” and together the “Borrowers”);

(2)	PACIFIC DRILLING LIMITED, a corporation organised and existing under the laws of Liberia (the “Guarantor”);

(3)	PACIFIC DRILLING S.A., a corporation organised and existing under the laws of Luxembourg (the “TI Bond Facility Guarantor”);

(4)	PACIFIC INTERNATIONAL DRILLING WEST AFRICA LIMITED, a corporation organised and existing under the laws of the Federal Republic of Nigeria (“PIDWAL”), in its capacity as a TI Bond Facility Obligor;

(5)	PACIFIC DRILLING (GIBRALTAR) LIMITED., a corporation organised and existing under the laws of Gibraltar (“Pacific Gibco”), in its capacity as a TI Bond Facility Obligor;

(6)	each Person named on the signing pages as an Affiliate Group Creditor or that has acceded to this Agreement as an Affiliate Group Creditor (the “Affiliate Group Creditors”);

(7)	each Person named on the signing pages as an Intra-Group Lender or that has acceded to this Agreement as an Intra-Group Lender (the “Intra-Group Lenders”);

(8)	DNB BANK ASA, CREDIT AGRICOLE CORPORATE & INVESTMENT BANK, CITIBANK, N.A., DVB BANK SE, NORDIC BRANCH, FOKUS BANK (NORWEGIAN BRANCH OF DANSKE BANK A/S), NIBC BANK N.V., NORDEA BANK FINLAND PLC, NEW YORK BRANCH and SKANDINAVISKA ENSKILDA BANKEN AB (PUBL.) (as the “Mandated Lead Arrangers”);

(9)	each Person named on the signing pages as a Lender or that has acceded to this Agreement as a Lender (the “Lenders”);

(10)	each Person named on the signing pages as a TI Bond Facility Lender or that has acceded to this Agreement as a TI Bond Facility Lender (the “TI Bond Facility Lenders”);

(11)	DNB BANK ASA (as the “Commercial Facility Agent”);

(12)	DNB BANK ASA (as the “GIEK Facility Agent”);

(13)	CREDIT AGRICOLE CORPORATE & INVESTMENT BANK (as the “KEXIM Facility Agent”);

(14)	CITIBANK, N.A. (as the “Operating Accounts Bank”);

1

(15)	CITIBANK, N.A. (as the “TI Bond Facility Accounts Bank”);

(16)	CITIBANK, N.A. (as the “TI Bond Facility Administrative Agent”, the “TI Bond Facility Issuing Bank” and the “TI Bond Facility Arranger”);

(17)	each Person named on the signing pages as a Hedging Party or that has acceded to this Agreement as a Hedging Party (each, a “Hedging Party”);

(18)	DNB BANK ASA, as security trustee for the Secured Parties (the “Security Trustee”);

(19)	DNB BANK ASA (as the “Intercreditor Agent”);

(20)	DNB BANK ASA (as the “Accounts Bank”); and

(21)	each Person that hereafter accedes to this Agreement as a TI Bond Facility Obligor.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Except as otherwise expressly provided in this Agreement, capitalised terms used in this Agreement shall have the meanings given to them in schedule 1 to the Project Facilities Agreement. To the extent such terms are defined by reference to any Transaction Document other than the Project Facilities Agreement, for the purposes of this Agreement, such terms shall continue to have their original definitions (but will be interpreted in accordance with the governing law of this Agreement) notwithstanding any termination, expiration or amendment of any such Transaction Document, except to the extent that the Parties agree to the contrary. To the extent such terms are defined by reference to the Project Facilities Agreement, for the purposes of this Agreement, such terms shall have the meanings given to them in the Project Facilities Agreement, as amended, from time to time. In addition, the terms set out below shall have the respective meanings given to such terms below.

“2002 ISDA Master Agreement” means the 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc.

“Acceleration Event” means, as the case may be, the Security Trustee or the Intercreditor Agent exercising any of its rights under clause 23 of the Project Facilities Agreement.

“Accession Undertaking” means:

(a)	an undertaking substantially in the form set out in Schedule 1; or

(b)	a Transfer Certificate or an Assignment Agreement, as the context may require.

“Additional TI Bond Facility Obligor” means, at any time, any Person who is at such time a Permitted TI Bond Facility Obligor, and who has acceded to this Agreement in accordance with Clause 14.12.

“Affiliate Group” means the Subsidiaries of the Guarantor other than the Borrowers.

2

“Affiliate Group Creditors” means each member of the Affiliate Group that has made a loan available to, granted credit to or made any other financial arrangement having similar effect with any Borrower or, in respect of Guarantor Reimbursement Liabilities only, the Guarantor and that becomes a party to this Agreement as an Affiliate Group Creditor in accordance with the terms of Clause 14.

“Affiliate Group Borrower Liabilities” means the Liabilities owed by any Borrower to any of the Affiliate Group Creditors, including any such liabilities that are Borrower Reimbursement Liabilities.

“Affiliate Group Liabilities” means Affiliate Group Borrower Liabilities, and the Guarantor Reimbursement Liabilities owed by the Guarantor to any of the Affiliate Group Creditors.

“Agent Liabilities” means all present and future liabilities and obligations, actual and contingent, of any Obligor to any of the Agents under the Debt Documents.

“Aggregate Interest Rate Hedged Amount” means, in relation to a Hedging Party, the aggregate of the notional amounts hedged by the relevant Borrowers under each Interest Hedging Instrument that is an interest rate hedge transaction and to which that Hedging Party is party.

“Arranger Liabilities” means all present and future liabilities and obligations, actual and contingent, of any Obligor to any Mandated Lead Arranger or the TI Bond Facility Arranger under the Debt Documents.

“Borrowing Liabilities” means, in relation to any PFA Obligor, or any Subsidiary of any PFA Obligor that is a TI Bond Facility Obligor, the liabilities (not being Guarantee Liabilities) it may have as a principal debtor to a Creditor or another Obligor in respect of Financial Indebtedness arising under or in respect of the Debt Documents (whether incurred solely or jointly and including liabilities as a Borrower under and as defined in the Finance Documents and/or any TI Bond Finance Document), and the TI Bond Facility Reimbursement Liabilities of such Person in its capacity as a TI Bond Facility Borrower.

“Close-Out Netting” means any step involved in determining an Early Termination Amount (as defined in the 2002 ISDA Master Agreement) under section 6(e) of the 2002 ISDA Master Agreement.

“Common Assurance” means any guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, the benefit of which (however conferred), to the extent legally possible, is given to all the Secured Parties in respect of the Liabilities owed to the Secured Parties under or in connection with the Project Facilities Agreement and/or any of the Finance Documents.

“Consent” means any consent, approval, release or waiver or agreement to any amendment.

“Credit Related Close-Out” means any Permitted Hedge Close-Out that is not a Non-Credit Related Close-Out.

“Creditors” means the Senior Creditors, the TI Bond Facility Creditors, the Intra-Group Lenders and the Affiliate Group Creditors.

3

“Debt Document” means each of this Agreement, each other Finance Document, each TI Bond Finance Document, any agreement evidencing the terms of the Structural Intra-Group Loans, the Affiliate Group Liabilities or the Intra-Group Liabilities and any other document designated as such by the Intercreditor Agent and the Guarantor.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Trustee or the Intercreditor Agent.

“Disposal Proceeds” has the meaning given to that term in Clause 12.

“Distress Event” means any of:

(a)	an Acceleration Event; or

(b)	the enforcement of any Security.

“Distressed Disposal” means a disposal of an asset of a PFA Obligor, or a disposal of a PFA Obligor or, directly or indirectly, shares in the capital of a PFA Obligor, in each case that is being effected:

(a)	at the request of the Intercreditor Agent in circumstances where the Security has become enforceable;

(b)	by enforcement of the Security; or

(c)	after the occurrence of a Distress Event, by an Obligor or Pacific Gibco to a Person or Persons that is not an Obligor.

“Enforcement Action” means:

(a)	in relation to any Liabilities:

(i)	the acceleration of any Liabilities or the making of any declaration that any Liabilities are prematurely due and payable, (other than as a result of it becoming unlawful for a Lender to perform its obligations under, or of any voluntary or mandatory prepayment arising under, any of the Debt Documents);

(ii)	the taking of any action requiring the provision of any cash collateral;

(iii)	the making of any declaration that any Liabilities are payable on demand;

(iv)	the making of a demand in relation to a Liability that is payable on demand;

(v)	the making of any demand against any Obligor in relation to any Guarantee Liabilities of that Obligor;

(vi)	the exercise of any right to require any Obligor to acquire any Liability (including exercising any put or call option against any Obligor for the redemption or purchase of any Liability);

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(vii)	the exercise of any right of set-off, account combination or payment netting against any Obligor in respect of any Liabilities other than the exercise of any such right:

(A)	as Close-Out Netting by a Hedging Party;

(B)	as Payment Netting by a Hedging Party;

(C)	as Inter-Hedging Instrument Netting by a Hedging Party; or

(D)	that is otherwise expressly permitted under the Project Facilities Agreement to the extent that the exercise of that right gives effect to a Permitted Payment; and

(viii)	the suing for, commencing or joining of any legal or arbitration proceedings against any Obligor to recover any Liabilities;

(b)	the premature termination or close-out of any hedging transaction under any Hedging Instrument;

(c)	the taking of any steps to enforce or require the enforcement of any Security or the TI Bond Facility Security (including the crystallisation of any floating charge forming part of the Security or the TI Bond Facility Security);

(d)	the entering into of any composition, compromise, assignment or arrangement with Pacific Gibco, any Obligor or any other member of the Guarantor Group that owes any Liabilities, or has given any Security Interest, guarantee or indemnity or other assurance against loss in respect of the Liabilities (other than any action permitted under Clause 14); or

(e)	the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, administrator or similar officer) in relation to, the winding up, dissolution, administration or reorganisation of Pacific Gibco, any Obligor or any other member of the Guarantor Group that owes any Liabilities, or has given any Security Interest, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, or any of such Obligor’s assets or any suspension of payments or moratorium of any indebtedness of any such Obligor, or any analogous procedure or step in any jurisdiction, except that the following shall not constitute Enforcement Action:

(i)	the taking of any action falling within paragraphs (a)(vii) or (e) above that is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods; or

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(ii)	a Hedging Party or TI Bond Facility Creditor bringing legal proceedings against any Person solely for the purpose of:

(A)	obtaining injunctive relief (or any analogous remedy outside England and Wales) to restrain any actual or putative breach of any Debt Document to which it is party;

(B)	obtaining specific performance (other than specific performance of an obligation to make a payment) with no claim for damages; or

(C)	requesting judicial interpretation of any provision of any Debt Document to which it is party with no claim for damages.

“Guarantee Liabilities” means, in relation to any PFA Obligor, or any Subsidiary of any PFA Obligor that is a TI Bond Facility Obligor, the liabilities under or in respect of the Debt Documents (present or future, actual or contingent and whether incurred solely or jointly) it may have to a Creditor or another Obligor as or as a result of its being a guarantor or surety (including liabilities arising by way of guarantee, indemnity, contribution or subrogation and in particular any guarantee or indemnity arising under or in respect of the Finance Documents or TI Bond Finance Documents, as applicable), and the TI Bond Facility Reimbursement Liabilities of such Person that are not Borrower Liabilities.

“Hedging Party” means any Person that becomes a Party as a Hedging Party pursuant to the Project Facility Agreement and that is, at the relevant time, also a Permitted Hedge Provider.

“Hedging Liabilities” means the Liabilities owed by any Borrower to the Hedging Parties under or in connection with the Finance Documents.

“Interest Rate Hedge Excess” means the amount by which the Total Interest Rate Hedged Amount exceeds aggregate of the Permitted Maximum Interest Rate Hedged Amounts of each of the Borrowers.

“Interest Rate Hedge Proportion” means, in relation to a Hedging Party and that Hedging Party’s Aggregate Interest Rate Hedged Amount, the proportion (expressed as a percentage) borne by that Hedging Party’s Aggregate Interest Rate Hedged Amount to the Total Interest Rate Hedged Amount.

“Inter-Hedging Instrument Netting” means the exercise of any right of set-off, account combination, close-out netting or payment netting (whether arising out of a cross agreement netting agreement or otherwise) by a Hedging Party against liabilities owed to a Borrower by that Hedging Party under an Interest Hedging Instrument in respect of Hedging Liabilities owed to that Hedging Party by that Borrower under another Interest Hedging Instrument.

“Intra-Group Lenders” means:

(a)	each PFA Obligor that has made a loan available to, granted credit to or made any other financial arrangement having similar effect with any other PFA Obligor; and

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(b)	each TI Bond Facility Obligor that is owed any Guarantor Reimbursement Liabilities or Borrower Reimbursement Liabilities and that is not an Affiliate Group Creditor.

“Intra-Group Liabilities” means:

(a)	the Liabilities owed by any PFA Obligor to any of the Intra-Group Lenders that are PFA Obligors; and

(b)	Borrower Reimbursement Liabilities or Guarantor Reimbursement Liabilities, in each case owed to any TI Bond Facility Obligor that is not an Affiliate Group Creditor.

“Liabilities” means all present and future liabilities and obligations at any time of any Obligor to any Creditor under the Debt Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)	any refinancing, novation, deferral or extension;

(b)	any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition;

(c)	any claim for damages or restitution; and

(d)	any claim as a result of any recovery by any Obligor of a Payment on the grounds of preference or otherwise,

and any amounts that would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowance of those amounts in any insolvency or other proceedings.

“Liabilities Acquisition” means, in relation to a Person and to any Liabilities, a transaction where that Person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

the rights and benefits in respect of those Liabilities.

“Mandatory Prepayment” means a mandatory prepayment of any of the Senior Creditor Liabilities pursuant to clause 5 of the Project Facilities Agreement.

“Non-Credit Related Close-Out” means a Permitted Hedge Close-Out described in any of Clauses 4.9(a)(i), (a)(iii) or (a)(vii).

“Non-Distressed Disposal” has the meaning given to that term in Clause 11.1.

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“Obligor” means any PFA Obligor and any TI Bond Facility Obligor, as applicable.

“Obligor Accession Deed” means a deed substantially in the form set out in Schedule 2 (Form of Obligor Accession Deed).

“Original TI Bond Facility Obligors” means the TI Bond Facility Borrowers, the TI Bond Facility Guarantor and PIDWAL.

“Other Liabilities” means, in relation to any PFA Obligor, or any Subsidiary of any PFA Obligor that is a TI Bond Facility Obligor, any trading and other liabilities (not being Borrowing Liabilities or Guarantee Liabilities) it may have to an Intra-Group Lender, an Affiliate Group Creditor or a Borrower.

“Party” means a party to this Agreement from time to time.

“Payment” means, in respect of any Liabilities (or any other liabilities or obligations), a payment, prepayment, repayment, redemption, defeasance or discharge of those Liabilities (or other liabilities or obligations).

“Payment Netting” means netting under section 2(c) of the 2002 ISDA Master Agreement.

“Permitted Ancillary Agreement” has the meaning given to it in Clause 5.6.

“Permitted Affiliate Group Payments” means the Payments permitted by Clause 7.2.

“Permitted Hedge Close-Out” means, in relation to a hedging transaction under a Hedging Instrument, a termination or close-out of that hedging transaction that is permitted pursuant to Clause 4.9.

“Permitted Hedge Payments” means the Payments permitted by Clause 4.3.

“Permitted Intra-Group Payments” means the Payments permitted by Clause 6.2.

“Permitted Maximum Interest Rate Hedged Amount” means, in respect of a Borrower at any time, an amount equal to 105% of the then Term Outstandings (other than those described in clause 19.15(a) of the Project Facilities Agreement) of such Borrower.

“Permitted Payment” means a Permitted Hedge Payment, a Permitted Intra-Group Payment, a Permitted Affiliate Group Payment, a Permitted TI Bond Facility Payment or a Permitted Senior Lender Payment.

“Permitted Senior Lender Payments” means the Payments permitted by Clause 3.1.

“Permitted TI Bond Facility Obligor” means any Person who is not a party to any Transaction Document, other than this Agreement, and is a party to this Agreement only in the capacity of an Additional TI Bond Facility Obligor.

“Permitted TI Bond Facility Payment” means the Payments permitted by Clause 5.2.

“PFA Obligor” means any Obligor under and as defined in the Project Facilities Agreement.

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“Project Facilities Agreement” means the project facilities agreement, originally dated 9 September 2010 as first amended on 16 November 2010, as amended and restated on 30 March 2011 and as further amended and restated on 30 March 2012 and 19 April 2012, and as may further be amended and/or restated from time to time, among the Guarantor, the Borrowers, the Mandated Lead Arrangers, the Agents, the Lenders and others.

“Project Facility Payment Default” means a Potential Event of Default or an Event of Default under clause 22.1 of the Project Facilities Agreement.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Secured Collateral or the TI Bond Facility Secured Collateral, as applicable.

“Recoveries” has the meaning given to that term in Clause 13.1.

“Relevant Insolvency Event” means, in relation to Pacific Gibco, any PFA Obligor or any other member of the Guarantor Group that has provided any Security:

(a)	any resolution is passed or order made for the winding up, dissolution, administration or reorganisation of that Person (by way of voluntary arrangement, scheme of arrangement or otherwise but not including any voluntary reorganisation that is previously agreed in writing by the Intercreditor Agent and that does not involve the insolvency of that Person), a moratorium is declared in relation to any indebtedness of that Person or an administrator is appointed to that Person;

(b)	any composition, compromise, assignment or arrangement is made with any of its creditors;

(c)	the appointment of any liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of that Person or any of its material assets; or

(d)	any analogous procedure or step is taken in any jurisdiction.

“Relevant Liabilities” means:

(a)	in the case of a Creditor:

(i)	the Arranger Liabilities owed to a Mandated Lead Arranger or the TI Bond Facility Arranger ranking (in accordance with the terms of this Agreement) pari passu with or in priority to that Creditor; and

(ii)	the Liabilities owed to Creditors ranking (in accordance with the terms of this Agreement) pari passu with or in priority to that Creditor (as the case may be) together with all Agent Liabilities owed to the Agents of those Creditors; and

(b)	in the case of an Obligor, the Liabilities owed to the Creditors together with the Agent Liabilities owed to the Agents of those Creditors, the Arranger Liabilities and all present and future liabilities and obligations, actual and contingent, of such Obligor to the Security Trustee.

“Senior Creditors” means the Lenders, the Agents, the Mandated Lead Arrangers and the Hedging Parties.

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“Senior Creditor Liabilities” means the Senior Lender Liabilities and the Hedging Liabilities.

“Senior Lender Liabilities” means the Liabilities owed by any PFA Obligor to the Lenders, the Mandated Lead Arrangers and the Agents under the Finance Documents.

“Senior Lender Refinancing” means a refinancing (or repayment) and cancellation in full of the Senior Lender Liabilities.

“Structural Intra-Group Liabilities” means all Liabilities owed by the Borrowers to the Guarantor under any Structural Intra-Group Loan or otherwise, including any such Liabilities that are Borrower Reimbursement Liabilities.

“Structural Intra-Group Loans” means the loans, credit or other financial arrangements having similar effect which are made or granted or to be made or to be granted by the Guarantor to any of the Borrowers.

“Subordinated Security” means any Security Interest granted in favour of the TI Bond Facility Administrative Agent in respect of the right of Pacific Bora Ltd. or Pacific Scirocco Ltd., as applicable:

(a)	in any Marine Package Insurance Proceeds in respect of the Pacific Bora or the Pacific Scirocco, as applicable; and

(b)	in any Charter Reimbursement Proceeds received by Pacific Bora Ltd, or Pacific Scirocco Ltd, as applicable,

any such Security Interest to be subordinated in accordance with this Agreement to the Security granted in favour of the Security Trustee over the same collateral.

“Subordinated Security Documents” means any agreement or document pursuant to which

Pacific Bora Ltd. or Pacific Scirocco Ltd. (as applicable) grants Subordinated Security to the TI Bond Facility Administrative Agent.

“Subordination Legend” means a conspicuous legend containing the following wording, or such other wording as may be approved by the Intercreditor Agent:

“This Agreement is entered into with the benefit of, and subject to, the terms of the Intercreditor Agreement (as defined herein). The Intercreditor Agreement provides, inter alia, that no person may become an Obligor under, or grant any Lien in respect of, this Agreement unless such person has acceded to the Intercreditor Agreement in accordance with its terms. If such person has not acceded to the Intercreditor Agreement, the Intercreditor Agreement provides that its obligations set out herein and in any Collateral Document shall be deemed invalid and unenforceable. The exercise of remedies under this Agreement shall be subject to and in accordance with the express provisions of the Intercreditor Agreement, and any notice of default given to the Borrowers under this Agreement shall be deemed to be expressly stated to be subject to the terms of the Intercreditor Agreement. No amendment to this Agreement shall be effective, except when permitted by, or made in accordance with, the Intercreditor Agreement. This Agreement shall not be effective prior to the “Effective Date” as such term is defined in the Second Amendment and Restatement Agreement. The Effective Date shall be confirmed in a notice delivered by the Intercreditor Agent to the Administrative Agent and such notice shall be conclusive for all purposes hereunder.”

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“Term Outstandings” means, at any time, the aggregate of the amounts of principal (not including any capitalised or deferred interest) then outstanding under the Term Loans.

“TI Bond Facility” means the standby letter of credit facility to be made available under a TI Bond Facility Agreement.

“TI Bond Facility Agreements” means (a) the letter of credit facility and guaranty agreement to be entered into between, amongst others, Pacific Bora Ltd., Pacific Gibco and the Guarantor as borrowers, the Persons named as lenders therein and Citibank N.A. as the administrative agent, and (b) the letter of credit facility and guaranty agreement to be entered into between, amongst others, Pacific Scirocco Ltd., Pacific Gibco and the Guarantor as borrowers, the Persons named as lenders therein and Citibank N.A. as the administrative agent, in each case, in a form acceptable to the Intercreditor Agent (acting on the instructions of the Majority Lenders); provided that each TI Bond Facility Agreement shall contain a Subordination Legend.

“TI Bond Facility Borrowers” means Pacific Bora Ltd., Pacific Scirocco Ltd., Pacific Gibco and the Guarantor, as borrowers under the respective TI Bond Facility Agreements.

“TI Bond Facility Creditors” means the TI Bond Facility Lenders, the TI Bond Facility Issuing Bank, the TI Bond Facility Administrative Agent, the TI Bond Facility Accounts Bank and the TI Bond Facility Arranger.

“TI Bond Facility Guarantor” means Pacific Drilling S.A.

“TI Bond Facility Liabilities” means the Liabilities owed by any Obligor to any TI Bond Facility Creditor under or in connection with any TI Bond Finance Document.

“TI Bond Facility Obligors” means the Original TI Bond Facility Obligors and the Additional TI Bond Facility Obligors.

“TI Bond Facility Reimbursement Liabilities” means, in relation to a TI Bond Facility Obligor, the Liabilities it may have to another TI Bond Facility Obligor in reimbursement of, counter-indemnity for or other similar payment in respect of, any amount paid out by such TI Bond Facility Obligor under or in connection with the TI Bond Finance Documents.

“TI Bond Facility Secured Collateral” means each asset over which a Security Interest is granted or purported to be granted pursuant to any TI Bond Facility Security Document.

“TI Bond Facility Security” means the Permitted TI Bond Facility Security, and any other Security Interest created, or purported to be created, by any Obligor or any other Person to secure TI Bond Facility Liabilities from time to time.

“TI Bond Facility Security Document” means any agreement or document pursuant to which an Obligor or any other Person grants any Security Interest to the TI Bond Facility Administrative Agent (for and on behalf of the TI Bond Facility Creditors) to secure the TI Bond Facility Liabilities.

“TI Bond Finance Documents” means each TI Bond Facility Agreement, each TI Bond Facility Security Document, this Agreement, and any other document designated as a “Loan Document”, or similar designation, in accordance with the terms of a TI Bond Facility Agreement.

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“Total Interest Rate Hedged Amount” means, at any time, the aggregate of each Aggregate Interest Rate Hedged Amount at that time.

1.2	Interpretation

(a)	Except as otherwise expressly provided in this Agreement, the rules of interpretation set out in clause 1.2 of the Project Facilities Agreement shall apply to this Agreement, as if set out herein.

(b)	This Agreement shall take effect as a deed notwithstanding that any Party may execute it under hand.

(c)	Unless a contrary indication appears, a reference in this Agreement to:

(i)	“enforcing” (or any derivation) the Security or the TI Bond Facility Security shall include the appointment of an administrator of a Borrower by the Security Trustee or, as applicable, the TI Bond Facility Administrative Agent, or any equivalent thereof; and

(ii)	the “original form” of a “Debt Document” or any other agreement or instrument is a reference to that Debt Document, agreement or instrument as originally entered into.

(d)	In the event of any conflict between the terms of this Agreement and the other Finance Documents, the terms of this Agreement shall prevail.

1.3	Third Party Rights

(a)	Unless expressly provided to the contrary in this Agreement or the Project Facilities Agreement, a Person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Rights Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of this Agreement or any other Finance Document, the consent of any Person who is not a Party is not required to rescind or vary this Agreement at any time.

2.	RANKING AND PRIORITY

2.1	Senior Creditor Liabilities

Each Party agrees that the Senior Creditor Liabilities shall rank pari passu in right and priority of payment without any preference between them.

2.2	Security

(a)	Each Party agrees that the Security shall rank and secure the Senior Creditor Liabilities pari passu and without any preference between them.

(b)	Subject to Clause 2.2(c), each Party agrees that the TI Bond Facility Security shall rank and secure the TI Bond Facility Liabilities pari passu and without any preference between them.

(c)	Each Party agrees that the Subordinated Security shall rank subordinate and junior in right and priority of security to the Security.

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2.3	TI Bond Facility Liabilities

Each Party agrees that the TI Bond Facility Liabilities shall rank pari passu in right and priority of payment without any preference between them, but the TI Bond Facility Liabilities of any PFA Obligors shall be postponed and subordinated to the Senior Creditor Liabilities as provided herein.

2.4	Intra-Group Liabilities (including Structural Intra-Group Liabilities) and Affiliate Group Liabilities

(a)	Each Party agrees that the Intra-Group Liabilities (including the Structural Intra-Group Liabilities) and the Affiliate Group Liabilities are postponed and subordinated to the Senior Creditor Liabilities and the TI Bond Facility Liabilities, provided that this Agreement does not purport to prevent the Payment of Intra-Group Liabilities or Affiliate Group Liabilities to the extent such Payment is expressly permitted under the Project Facilities Agreement or this Agreement.

(b)	This Agreement does not and does not purport to rank any of the Intra-Group Liabilities or the Affiliate Group Liabilities as between themselves.

3.	SENIOR CREDITORS, SENIOR CREDITOR LIABILITIES AND SENIOR LENDER LIABILITIES

3.1	Payment of Senior Lender Liabilities

Each Obligor may make Payments of the Senior Lender Liabilities at any time in accordance with the Finance Documents.

3.2	Amendments and Waivers: Senior Creditors

The Senior Creditors may amend or waive the terms of the Finance Documents (other than this Agreement or any Security Document) in accordance with their terms (and subject to any consent required under them) at any time.

3.3	Security: Senior Creditors

The Senior Creditors may take, accept or receive the benefit of:

(a)	any Security Interest in respect of the Senior Creditor Liabilities in addition to the Security if and to the extent legally possible, at the same time it is also offered either:

(i)	to the Security Trustee as trustee for the Secured Parties in respect of their Liabilities; or

(ii)	in the case of any jurisdiction in which an effective Security Interest cannot be granted in favour of the Security Trustee as trustee for the Secured Parties:

(A)	to the Secured Parties in respect of their Liabilities; or

(B)	to the Security Trustee under a parallel debt structure for the benefit of the Secured Parties,

and ranks in the same order of priority as that contemplated in Clause 2.2; and

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(b)	any guarantee, indemnity or other assurance against loss in respect of the Senior Creditor Liabilities in addition to those in:

(i)	the original form of the Project Facilities Agreement;

(ii)	this Agreement; or

(iii)	any Common Assurance,

if and to the extent legally possible, at the same time it is also offered to the other Secured Parties in respect of their Liabilities and ranks in the same order of priority as that contemplated in Clause 2.

4.	HEDGING PARTIES AND HEDGING LIABILITIES

4.1	Identity of Hedging Parties

No Person providing hedging arrangements to any Borrower in respect of the Liabilities shall be entitled to share in any of the Security or in the benefit of any guarantee or indemnity in respect of any of the liabilities arising in relation to those hedging arrangements nor shall those liabilities be treated as Hedging Liabilities unless that Person is a Permitted Hedge Provider and is or becomes a party to:

(a)	this Agreement as a Hedging Party; and

(b)	the Project Facilities Agreement as a Hedging Party.

4.2	Restriction on Payment: Hedging Liabilities

No Obligor, other than the TI Bond Facility Guarantor, Pacific Gibco or any Additional TI Bond Facility Obligor, shall make any Payment of the Hedging Liabilities at any time unless:

(a)	that Payment is permitted under Clause 4.3; or

(b)	the taking or receipt of that Payment is permitted under Clause 4.9(c).

4.3	Permitted Payments: Hedging Liabilities

(a)	Subject to Clause 4.3(b), any Borrower may make Payments to any Hedging Party in respect of the Hedging Liabilities then due to that Hedging Party under any Hedging Instrument in accordance with the terms of that Hedging Instrument:

(i)	if the Payment is a scheduled Payment arising under the relevant Hedging Instrument;

(ii)	to the extent that the relevant Borrower’s obligation to make the Payment arises as a result of the operation of any of sections 2(d), 9(h)(i) and 11 of the 2002 ISDA Master Agreement in respect of any Interest Hedging Instrument;

(iii)	to the extent that the relevant Borrower’s obligation to make the Payment arises from a Non-Credit Related Close-Out;

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(iv)	to the extent that both:

(A)	the relevant Borrower’s obligation to make the Payment arises from a Credit Related Close-Out in relation to that Hedging Instrument; and

(B)	no Potential Event of Default or Event of Default is continuing at the time of that Payment; or

(v)	if the Intercreditor Agent gives prior written consent to the Payment being made.

(b)	No Payment may be made to a Hedging Party under Clause 4.3(a) if any scheduled Payment due from that Hedging Party to a Borrower under a Hedging Instrument to which they are both party is due and unpaid.

(c)	Failure by a Borrower to make a Payment to a Hedging Party that solely results from the operation of Clause 4.3(b), without prejudice to Clause 4.4, shall not result in a default (however described) in respect of that Borrower under that Hedging Instrument.

4.4	Payment obligations continue

No Borrower shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Clause 4.2 and Clause 4.3 even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

4.5	No acquisition of Hedging Liabilities

No Obligor, other than the TI Bond Facility Guarantor, Pacific Gibco or any Additional TI Bond Facility Obligor, will:

(a)	enter into any Liabilities Acquisition; or

(b)	beneficially own all or any part of the share capital of a company that is party to a Liabilities Acquisition,

in respect of any of the Hedging Liabilities without the prior written consent of the Intercreditor Agent.

4.6	Amendments and waivers: Hedging Instruments

(a)	Subject to Clause 4.6(b), no Hedging Party, at any time, shall amend or waive any term of any Hedging Instrument.

(b)	A Hedging Party may amend or waive any term of a Hedging Instrument in accordance with the terms of that Hedging Instrument if:

(i)	that amendment or waiver does not breach another term of this Agreement; and

(ii)	that amendment or waiver would not result in a breach of clause 19.15 or clause 20.15 of the Project Facilities Agreement and is otherwise made in accordance with this Agreement and the Project Facilities Agreement.

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4.7	Security: Hedging Parties

The Hedging Parties may not take, accept or receive the benefit of any Security Interest, guarantee, indemnity or other assurance against loss in respect of the Hedging Liabilities other than:

(a)	the Security;

(b)	any guarantee, indemnity or other assurance against loss contained in:

(i)	the original form of Project Facilities Agreement;

(ii)	this Agreement;

(iii)	any Common Assurance; or

(iv)	the relevant Hedging Instrument no greater in extent than any of those referred to in Clause 4.7(b)(i) to (iii);

(c)	as otherwise contemplated by Clause 3.3; and

(d)	the indemnities contained in the 2002 ISDA Master Agreement relating to any Interest Hedging Instrument.

4.8	Restriction on enforcement: Hedging Parties

Subject to Clause 4.9 and Clause 4.10 and without prejudice to each Hedging Party’s rights under Clauses 11.1 and Clause 11.2, the Hedging Parties shall not take any Enforcement Action in respect of any of the Hedging Liabilities or any of the hedging transactions under any of the Hedging Instruments at any time.

4.9	Permitted enforcement: Hedging Parties

(a)	To the extent it is able to do so under the relevant Hedging Instrument, a Hedging Party may terminate or close-out in whole or in part any hedging transaction under that Hedging Instrument prior to its stated maturity:

(i)	prior to a Distress Event, if the Guarantor has certified to that Hedging Party that that termination or close-out would not result in a breach of clause 19.15 and clause 20.15 of the Project Facilities Agreement;

(ii)	if a Distress Event has occurred;

(iii)	in respect of any Interest Hedging Instrument, if an Illegality or Tax Event, Tax Event Upon Merger or a Force Majeure Event (each as defined in the 2002 ISDA Master Agreement) has occurred in respect of that Interest Hedging Instrument;

(iv)	if an Event of Default has occurred under either clause 22.17 or clause 22.18 of the Project Facilities Agreement in relation to a Borrower that is party to that Hedging Instrument;

(v)	if the Intercreditor Agent gives prior written consent to that termination or close-out being made;

(vi)	following a Senior Lender Refinancing; or

(vii)	to the extent that that termination or close-out is necessary to comply with Clause 4.13(b).

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(b)	If any Borrower has defaulted on any Payment due under a Hedging Instrument (after allowing any applicable notice or grace periods) and the default has continued unwaived for more than 15 days after notice of that default has been given to the Security Trustee and Intercreditor Agent pursuant to Clause 16.3(f), the relevant Hedging Party:

(i)	to the extent it is able to do so under the relevant Hedging Instrument, may terminate or close-out in whole or in part any hedging transaction under that Hedging Instrument; and

(ii)	until such time as the Intercreditor Agent has given notice to that Hedging Party that the Security is being enforced (or that any formal steps are being taken to enforce the Security), shall not be entitled to exercise any right it might otherwise have to sue for, commence or join legal or arbitration proceedings against any Borrower to recover any Hedging Liabilities due under that Hedging Instrument; provided that, once the Intercreditor Agent has given notice to that Hedging Party that the Security is being enforced (or that any formal steps are being taken to enforce the Security), any right of such Hedging Party to sue for, commence or join legal or arbitration proceedings against any Borrower to recover such Hedging Liabilities may only be exercised by:

(A)	the Security Trustee or the Intercreditor Agent on behalf of such Hedging Party in accordance with the terms of the Project Facilities Agreement; or

(B)	such Hedging Party upon and pursuant to the instructions of the Majority Secured Parties (which instructions shall be given in accordance with clause 28.1(h) of the Project Facilities Agreement).

(c)	After the occurrence of a Relevant Insolvency Event in relation to any Borrower, each Hedging Party shall be entitled to exercise any right it may otherwise have in respect of that Borrower to:

(i)	prematurely close-out or terminate any Hedging Liabilities of that Borrower;

(ii)	if (and only if) directed by the Intercreditor Agent or the Security Trustee to do so, make a demand under any guarantee, indemnity or other assurance against loss given by any PFA Obligor in respect of any Hedging Liabilities;

(iii)	if (and only if) directed by the Intercreditor Agent or the Security Trustee to do so, exercise any right of set-off or take or receive any Payment in respect of any Hedging Liabilities of that Borrower (other than any Payment made pursuant to any judicial proceedings in respect of such Relevant Insolvency Event); or

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(iv)	claim and prove in the liquidation of that Borrower for the Hedging Liabilities owing to it and receive any Payment made pursuant to any judicial proceedings in respect of such Relevant Insolvency Event, provided that in each case any such right of such Hedging Party may only be exercised in accordance with, and subject to the limitations set out in, the Project Facilities Agreement (including, as applicable, clause 29.2 of the Project Facilities Agreement).

4.10	Required enforcement: Hedging Parties

(a)	Subject to Clause 4.10(b), a Hedging Party promptly shall terminate or close-out in full any hedging transaction under all or any of the Hedging Instruments to which it is party prior to their stated maturity, following:

(i)	the occurrence of an Acceleration Event and delivery to it of a notice from the Intercreditor Agent that that Acceleration Event has occurred; and

(ii)	delivery to it of a subsequent notice from the Security Trustee or Intercreditor Agent instructing it to do so.

(b)	Clause 4.10(a) shall not apply to the extent that that Acceleration Event occurred as a result of an arrangement made between any PFA Obligor and any Senior Creditor with the purpose of bringing about that Acceleration Event.

(c)	If a Hedging Party is entitled to terminate or close-out any hedging transaction under Clause 4.9(b) (or would have been able to if that Hedging Party had given the notice referred to in that Clause) but has not terminated or closed out each such hedging transaction, that Hedging Party promptly shall terminate or close-out in full each such hedging transaction following a request to do so by the Intercreditor Agent.

4.11	Treatment of Payments due to Borrowers on termination of hedging transactions

(a)	If, on termination of any hedging transaction under any Hedging Instrument occurring after a Distress Event, a settlement amount or other amount (following the application of any Close-Out Netting, Payment Netting or Inter- Hedging Instrument Netting in respect of that Hedging Instrument) falls due from a Hedging Party to the relevant Borrower then that amount shall be paid by that Hedging Party to the Security Trustee, treated as the proceeds of enforcement of the Security and applied in accordance with the terms of this Agreement.

(b)	The payment of that amount by the Hedging Party to the Security Trustee in accordance with Clause 4.11(a) shall discharge the Hedging Party’s obligation to pay that amount to that Borrower.

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4.12	Terms of Interest Hedging Instruments

The Hedging Parties (to the extent party to the Interest Hedging Instrument in question) and each PFA Obligor, at all times, shall ensure that:

(a)	each Interest Hedging Instrument documents only hedging arrangements entered into for the purpose of hedging the types of liabilities described in the definition of “Interest Hedging Instrument” and that no other hedging arrangements are carried out under or pursuant to an Interest Hedging Instrument;

(b)	each Interest Hedging Instrument is based on the 2002 ISDA Master Agreement;

(c)	in the event of a termination of the hedging transaction entered into under an Interest Hedging Instrument, whether as a result of a Termination Event or an Event of Default (each as defined in the relevant Interest Hedging Instrument), that Interest Hedging Instrument will make no material amendment to the provisions of section 6(e) of the 2002 ISDA Master Agreement;

(d)	each Interest Hedging Instrument will provide that the relevant Hedging Party will be entitled to designate an Early Termination Date (as defined in the 2002 ISDA Master Agreement) or otherwise be able to terminate each transaction under such Interest Hedging Instrument if so required pursuant to Clause 4.10; and

(e)	each Interest Hedging Instrument will permit the relevant Hedging Party and each relevant Borrower to take such action as may be necessary to comply with Clause 4.13.

4.13	Total Interest Rate Hedged Amount

(a)	The PFA Obligors shall procure that at all times the Total Interest Rate Hedged Amount does not exceed the aggregate of the Permitted Maximum Interest Rate Hedged Amounts for each of the Borrowers.

(b)	If any reduction in the Term Outstandings results in an Interest Rate Hedge Excess then, on the same day as such reduction becomes effective in accordance with the terms of the Project Facilities Agreement, the relevant Borrower(s) shall reduce each Hedging Party’s Aggregate Interest Rate Hedged Amount by that Hedging Party’s Interest Rate Hedge Proportion of that Interest Rate Hedge Excess by terminating or closing out any relevant hedging transaction(s) in full or in part, as may be necessary to achieve such reduction in each Hedging Party's Aggregate Interest Rate Hedging Amount.

(c)	The relevant Borrowers shall pay to that Hedging Party (in accordance with the relevant Interest Hedging Instrument) an amount equal to the sum of all payments (if any) that become due from each relevant Borrower to a Hedging Party under the relevant Interest Hedging Instrument(s) as a result of any action described in Clause 4.13(b).

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(d)	Each Hedging Party that is party to an Interest Hedging Instrument shall co-operate in any process described in Clause 4.13(c) and (in accordance with the relevant Interest Hedging Instrument(s)) shall pay any amount that becomes due from it under the relevant Interest Hedging Instrument(s) to a Borrower as a result of any action described in Clause 4.13(b).

5.	TI BOND FACILITY CREDITORS AND TI BOND FACILITY LIABILITIES

5.1	Restriction on Payment: TI Bond Facility Liabilities

Prior to the Final Discharge Date, no Obligor will make any Payments of the TI Bond Facility Liabilities at any time unless:

(a)	that Payment is permitted under Clause 5.2; or

(b)	the taking or receipt of that Payment is permitted under Clause 5.9(c).

5.2	Permitted Payments: TI Bond Facility Liabilities

(a)	Subject to Clause 5.2(b), the Obligors may make Payments in respect of the TI Bond Facility Liabilities (whether of principal, interest or otherwise) from time to time when due in accordance with a TI Bond Finance Document (or in the case of Pacific Gibco, a Permitted Ancillary Agreement); provided that:

(i)	in the case of any such Payment by Pacific Bora Ltd. or Pacific Scirocco Ltd., such Payment is made from funds standing to the credit of (A) such Borrower’s TI Bond Facility Secured Accounts, or (B) such Borrower’s Collection Account in accordance with clause 26.5(b)(vii) or clause 26.5(b)(ix)(B) of the Project Facilities Agreement;

(ii)	in the case of any such Payment by the Guarantor, such Payment would not, or would not reasonably be expected to, as determined by the Guarantor acting in good faith in accordance with generally acceptable standards of management, cause the Guarantor to breach any of its obligations under the Project Facilities Agreement or this Agreement; and

(iii)	in the case of any such Payment by PIDWAL, such Payment would not, or would not reasonably be expected to, as determined by PIDWAL acting in good faith in accordance with generally acceptable standards of management, cause PIDWAL to breach any of its obligations under the Transaction Documents.

(b)	Payments in respect of the TI Bond Facility Liabilities by a PFA Obligor may not be made pursuant to Clause 5.2(a), if, at the time when the Payment would otherwise be made, a Potential Event of Default (other than a Potential TI Bond Facility Payment Event of Default) or an Event of Default is continuing except to the extent that such Payment is funded from:

(i)	Charterer Reimbursement Proceeds;

(ii)	amounts standing to the credit of a Charter Reimbursement Account which have been:

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(A)	transferred to such account in accordance with clause 26.5(b)(i) of the Project Facilities Agreement;

(B)	following receipt by the TI Bond Facility Administrative Agent from a Creditor of an amount pursuant to Clause 9.1(iii), transferred by the TI Bond Facility Administrative Agent to such account, to the extent not in excess of the amount so received by the TI Bond Facility Administrative Agent; or

(C)	following receipt by PIDWAL of Charterer Reimbursement Proceeds, transferred by PIDWAL to such account, to the extent not in excess of the Charterer Reimbursement Proceeds so received by PIDWAL,

including any interest earned on such amounts from time to time standing to the credit of the Charterer Reimbursement Proceeds Account; or

(iii)	Total Loss Insurance Proceeds credited to a TI Bond Facility Insurance Proceeds Account in accordance with the terms of the Project Facilities Agreement.

5.3	Payment obligations continue

No Obligor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Clause 5.1 and Clause 5.2 even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

5.4	No Acquisition of TI Bond Facility Liabilities

Prior to the Final Discharge Date, no PFA Obligor or PIDWAL will:

(a)	enter into any Liabilities Acquisition; or

(b)	beneficially own all or any part of the share capital of a company that is party to a Liabilities Acquisition,

in respect of any of the TI Bond Facility Liabilities, unless the prior written consent of the Intercreditor Agent is obtained.

5.5	Amendments and waivers: TI Bond Finance Documents

(a)	Subject to Clause 5.5(b), the TI Bond Facility Creditors may amend or waive the terms of the TI Bond Finance Documents (other than this Agreement or any Subordinated Security Document) in accordance with their terms at any time.

(b)	No TI Bond Facility Creditor may, without the prior written consent of the Intercreditor Agent, amend or waive any term of a TI Bond Finance Document if the amendment or waiver (x) would result in any of the TI Bond Facility Liabilities ceasing to be subordinate to the Senior Creditor Liabilities in accordance with the terms of this Agreement, or would otherwise breach the terms of this Agreement, or (y) is, in relation to the original form of the TI Bond Finance Documents:

(i)	an amendment to the Subordination Legend contained in any TI Bond Facility Agreement;

(ii)	an amendment to the principal amount of a TI Bond Facility;

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(iii)	an amendment to, or waiver of, the amount, currency, dates or terms of repayment or prepayment (mandatory or otherwise) of a TI Bond Facility other than one:

(A)	which is contemplated by the original form of the TI Bond Finance Documents; or

(B)	the effect of which is solely to defer any repayment of the TI Bond Facility Liabilities;

(iv)	an amendment to, or waiver of, the basis on which interest, fees or commission accrue, are calculated or are payable other than one:

(A)	which is contemplated by the original form of the TI Bond Finance Documents; or

(B)	which is a minor or administrative change or correction which is, in each case, not prejudicial to the Senior Creditors;

(v)	any other amendment or waiver the effect of which is to make any Obligor liable to make additional or increased payments; or

(vi)	an amendment or waiver which would result in any Obligor being subject to more onerous obligations under the representations, undertakings, financial covenants or events of default,

in which case the prior written consent of the Intercreditor Agent is required; provided that no such consent shall be required with respect to an amendment or waiver under paragraph (v) or (vi) above, to the extent such amendment or waiver arises as a result only of a Security Interest, guarantee, indemnity or other assurance against loss that is permitted under Clause 5.7, without increase of the aggregate amount of the TI Bond Facility Liabilities or the Borrower Reimbursement Liabilities, in each case, owing by any Person other than the TI Bond Facility Guarantor, Pacific Gibco or any Permitted TI Bond Facility Obligor, as applicable.

(c)	The TI Bond Facility Creditors shall procure that any Person other than an Original TI Bond Facility Obligor whom it is proposed becomes a TI Bond Facility Obligor promptly accedes to this Agreement as an Additional TI Bond Facility Obligor in accordance with Clause 14.12. Any rights of any TI Bond Facility Creditor as against any Person, or in respect of any Security Interest granted by any Person, under the TI Bond Finance Documents shall be deemed invalid and unenforceable as between such TI Bond Facility Creditor and the other Creditors, unless such Person is party to this Agreement as a TI Bond Facility Obligor and, in the case of an Additional TI Bond Facility Obligor, continues at the relevant time to be a Permitted TI Bond Facility Obligor.

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5.6	Designation of TI Bond Finance Documents

(a)	Each TI Bond Facility Creditor and each TI Bond Facility Obligor agrees that it will not (alone or together with any other such Party) designate a document a "Loan Document" (or similar designation) for the purposes of each TI Bond Facility Agreement without the prior written consent of the Intercreditor Agent if the terms of that document effect a change which would otherwise require the consent of the Intercreditor Agent under Clause 5.5.

(b)	Each TI Bond Facility Creditor and each TI Bond Facility Obligor agrees and undertakes that the TI Bond Finance Documents shall contain all of the material terms relating to each TI Bond Facility and the transactions contemplated therein, other than any agreement in the original form entered into on or prior to the date of the TI Bond Facility Agreement to which it relates, and solely between Pacific Gibco and DVB Bank SE, Nordic Branch for and on behalf of itself only (any such agreement, a “Permitted Ancillary Agreement”); provided that (A) no Permitted Ancillary Agreement shall impose, directly or indirectly, or give rise by operation of law to (whether by way of counterindemnity, reimbursement or otherwise), any financial obligation on any PFA Obligor, and Pacific Gibco expressly waives any corresponding right that may arise from time to time, and (B) no Person shall have any recourse to Pacific Gibco pursuant to or in connection with any Permitted Ancillary Agreement other than in respect of freely available funds of Pacific Gibco (being, to the extent funded by Distributions or Guarantor Distributions, funded by Distributions or Guarantor Distributions permitted in accordance with clause 20.10(a) or clause 21.4 of the Project Facilities Agreement, as applicable).

5.7	Security: TI Bond Facility Creditors

Prior to the Final Discharge Date, the TI Bond Facility Creditors may not take, accept or receive the benefit of any Security Interest, guarantee, indemnity or other assurance against loss in respect of the TI Bond Facility Liabilities from any Obligor unless:

(a)	that Security Interest is Permitted TI Bond Facility Security;

(b)	that Security Interest is granted by Pacific Gibco in respect of cash collateral provided by it from freely available funds (being, to the extent funded by Distributions or Guarantor Distributions, funded by Distributions or Guarantor Distributions permitted in accordance with clause 20.10(a) or clause 21.4 of the Project Facilities Agreement, as applicable);

(c)	that Security Interest is granted by PIDWAL in respect of the rights of PIDWAL in any Charterer Reimbursement Proceeds received by PIDWAL;

(d)

that Security Interest is granted by the TI Bond Facility Guarantor, Pacific Gibco or an Additional TI Bond Facility Obligor over assets that are not Secured Collateral, or that guarantee, indemnity or other assurance against loss is granted by the TI Bond Facility Guarantor, Pacific Gibco or an Additional TI Bond Facility Obligor, as applicable, and does not increase the aggregate amount of the TI Bond Facility Liabilities or the Borrower Reimbursement

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Liabilities in each case owing by any Person other than (i) the TI Bond Facility Guarantor, (ii) Pacific Gibco or (iii) a Permitted TI Bond Facility Obligor; or

(e)	the prior written consent of the Intercreditor Agent is obtained.

5.8	Restriction on enforcement: TI Bond Facility Creditors

Subject to Clause 5.9, no TI Bond Facility Creditor shall be entitled to take any Enforcement Action in respect of any of the TI Bond Facility Liabilities or in respect of any PFA Obligor, PIDWAL or any other asset at any time prior to the Final Discharge Date; provided that this Clause 5.8 is without prejudice to the right of the TI Bond Facility Creditors to provide notice of amounts payable in respect of TI Bond Facility Liabilities (in the case of any such notice given to any PFA Obligor, the terms thereof to be expressly stated to be subject to the terms of this Agreement).

5.9	Permitted enforcement: TI Bond Facility Creditors

(a)	The TI Bond Facility Creditors shall be entitled to take any Enforcement Action with respect to:

(i)	any security that has been granted in favour of the TI Bond Facility Administrative Agent over any TI Bond Facility Insurance Proceeds Account, any Charterer Reimbursement Proceeds Account or, to the extent granted by PIDWAL the Charter Reimbursement Proceeds, in each case in accordance with the terms of the applicable TI Bond Facility Security Document;

(ii)	any cash collateral provided by Pacific Gibco from freely available funds in favour of the TI Bond Facility Administrative Agent in accordance with Clause 5.7(b) or in favour of DVB Bank SE, Nordic Branch, pursuant to a Permitted Ancillary Agreement; and

(iii)	any Security Interest, guarantee, indemnity or other assurance against loss granted in accordance with Clause 5.7(d), and

(iv)	the TI Bond Facility Liabilities of the TI Bond Facility Guarantor, Pacific Gibco and any Additional TI Bond Facility Obligor in accordance with the TI Bond Finance Documents,

but not, for the avoidance of doubt, against any Borrower, the Guarantor (except as set forth in the following Clause 5.9(b)) or any other Person that is party to any Transaction Document, or any other asset except as expressly set forth in this paragraph (a).

(b)	The TI Bond Facility Creditors shall be entitled to take any Enforcement Action with respect to the Guarantor provided that such Enforcement Action does not, or would not reasonably be expected to, as determined by the Guarantor acting in good faith in accordance with generally acceptable standards of management, cause (i) the Guarantor to breach any of its obligations under the Project Facilities Agreement, or (ii) an Event of Default or Potential Event of Default to occur.

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(c)	After the occurrence of a Relevant Insolvency Event in relation to a PFA Obligor, each TI Bond Facility Creditor if (and only if) directed by the Intercreditor Agent or the Security Trustee may exercise any right it otherwise may have against that PFA Obligor to:

(i)	accelerate any of that PFA Obligor’s TI Bond Facility Liabilities or declare them prematurely due and payable or payable on demand;

(ii)	make a demand under any guarantee, indemnity or other assurance against loss given by that PFA Obligor in respect of any TI Bond Facility Liabilities;

(iii)	exercise any right of set-off or take or receive any Payment in respect of any TI Bond Facility Liabilities of that PFA Obligor; or

(iv)	claim and prove in the liquidation of that PFA Obligor, for the TI Bond Facility Liabilities owing to it.

(d)	For the avoidance of doubt, this Clause 5.9 shall not restrict the ability of any party to a Permitted Ancillary Agreement to take Enforcement Action against Pacific Gibco in respect of any cash collateral provided by Pacific Gibco from its freely available funds.

5.10	Charterer Reimbursement Proceeds

If the Security Trustee assumes exclusive control of a Collection Account in accordance with clause 26.2 of the Project Facilities Agreement, it shall from the date specified in the relevant Account Control Notice transfer any Charterer Reimbursement Proceeds in accordance with clause 26.5(b)(i) of the Project Facilities Agreement, promptly upon deposit of any such proceeds in such Collection Account.

5.11	Borrower Reimbursement Liabilities

Neither Pacific Bora Ltd. nor Pacific Scirocco Ltd. shall incur Borrower Reimbursement Liabilities in the aggregate that exceed the aggregate amount in Dollars of commitments of the TI Bond Facility Lenders under the TI Bond Facility Agreement to which such Borrower is a party.

6.	INTRA-GROUP LENDERS AND INTRA-GROUP LIABILITIES

6.1	Restriction on Payment: Intra-Group Liabilities

Prior to the Final Discharge Date, no PFA Obligor will make any Payments of the Intra-Group Liabilities at any time unless:

(a)	that Payment is permitted under Clause 6.2; or

(b)	the taking or receipt of that Payment is permitted under Clause 6.7(c).

6.2	Permitted Payments: Intra-Group Liabilities

(a)	Subject to Clauses 6.2(b) and 6.2(c), the PFA Obligors may make Payments in respect of the Intra-Group Liabilities (whether of principal, interest or otherwise) from time to time when due in accordance with any applicable Debt Documents.

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(b)	Payments in respect of the Intra-Group Liabilities may not be made pursuant to Clause 6.2(a), if, at the time Payment would otherwise be made, a Potential Event of Default or an Event of Default is continuing unless:

(i)	(A) the Intercreditor Agent consents to that Payment being made, and (B) that Payment is made to facilitate Payment of any Senior Creditor Liability and the proceeds of such payment are immediately utilised in discharge of such Senior Creditor Liability; or

(ii)	that Payment is made in accordance with clause 16.4, clause 26.15(f) or clause 26.20 of the Project Facilities Agreement,

and such Payments further may not be made (whether or not an Event of Default or Potential Event of Default is continuing):

(A)	in the case of Payments of Intra-Group Liabilities that would constitute a Distribution, unless that Payment is expressly permitted by clause 20.10(a) of the Project Facilities Agreement; or

(B)	in the case of Payments in respect of Intra-Group Liabilities owed by one Borrower to another Borrower, except in accordance with any intercompany loan entered into in accordance with clause 26.17 of the Project Facilities Agreement.

(c)	The Guarantor may make Payments in respect of Intra-Group Liabilities that would constitute a Guarantor Distribution only if such Payment is expressly permitted by clause 21.4 of the Project Facilities Agreement.

6.3	Payment obligations continue

No Obligor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Clause 6.1 and Clause 6.2 even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

6.4	No Acquisition of Intra-Group Liabilities

Prior to the Final Discharge Date, no PFA Obligor will:

(a)	enter into any Liabilities Acquisition; or

(b)	beneficially own all or any part of the share capital of a company that is party to a Liabilities Acquisition, in respect of any of the Intra-Group Liabilities, unless the prior written consent of the Intercreditor Agent is obtained.

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6.5	Security: Intra-Group Lenders

Prior to the Final Discharge Date, the Intra-Group Lenders may not take, accept or receive the benefit of any Security Interest, guarantee, indemnity or other assurance against loss in respect of the Intra-Group Liabilities unless:

(a)	that Security Interest, guarantee, indemnity or other assurance against loss is expressly permitted under the terms of the Project Facilities Agreement; or

(b)	the prior written consent of the Intercreditor Agent is obtained.

6.6	Restriction on enforcement: Intra-Group Lenders

Subject to Clause 6.7, none of the Intra-Group Lenders shall be entitled to take any Enforcement Action in respect of any of the Intra-Group Liabilities at any time prior to the Final Discharge Date without the prior written consent of the Intercreditor Agent.

6.7	Permitted enforcement: Intra-Group Lenders

After the occurrence of a Relevant Insolvency Event in relation to a PFA Obligor, each Intra-Group Lender if (and only if) directed by the Intercreditor Agent or the Security Trustee may exercise any right it otherwise may have against that PFA Obligor to:

(a)	accelerate any of that PFA Obligor’s Intra-Group Liabilities or declare them prematurely due and payable or payable on demand;

(b)	make a demand under any guarantee, indemnity or other assurance against loss given by that PFA Obligor in respect of any Intra-Group Liabilities;

(c)	exercise any right of set-off or take or receive any Payment in respect of any Intra-Group Liabilities of that PFA Obligor; or

(d)	claim and prove in the liquidation of that PFA Obligor for the Intra-Group Liabilities owing to it.

7.	AFFILIATE GROUP CREDITORS AND AFFILIATE GROUP LIABILITIES

7.1	Restriction on Payment: Affiliate Group Liabilities

Prior to the Final Discharge Date, no PFA Obligor will make any Payment of the Affiliate Group Liabilities at any time unless:

(a)	that Payment is permitted under Clause 7.2; or

(b)	the taking or receipt of that Payment is permitted under Clause 7.8(c).

7.2	Permitted Payments: Affiliate Group Liabilities

(a)	Prior to the Final Discharge Date, the Borrowers may make Payments in respect of the Affiliate Group Borrower Liabilities then due only if:

(i)	the Payment is expressly permitted by clause 20.10(a) the Project Facilities Agreement; or

(ii)	the Intercreditor Agent consents to that Payment being made.

(b)	The Guarantor may make Payments in respect of Guarantor Reimbursement Liabilities only if such Payment is expressly permitted as a Guarantor Distribution by clause 21.4 of the Project Facilities Agreement.

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7.3	Payment obligations continue

No PFA Obligor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Clause 7.1 and Clause 7.2 even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

7.4	No acquisition of Affiliate Group Liabilities

Prior to the Final Discharge Date, no PFA Obligor will:

(a)	enter into any Liabilities Acquisition; or

(b)	beneficially own all or any part of the share capital of a company that is party to a Liabilities Acquisition,

in respect of any of the Affiliate Group Liabilities, unless the prior written consent of the Intercreditor Agent is obtained.

7.5	Amendments and waivers: Affiliate Group Liabilities

Prior to the Final Discharge Date, no Affiliate Group Creditor may amend or waive the terms of any agreement evidencing the terms of the Affiliate Group Liabilities unless:

(a)	the amendment or waiver is of a minor and administrative nature and is not prejudicial to the Senior Creditors; or

(b)	the prior written consent of the Intercreditor Agent is obtained.

7.6	Security: Affiliate Group Liabilities

Prior to the Final Discharge Date, no Affiliate Group Creditor may take, accept or receive the benefit of any Security Interest, guarantee, indemnity or other assurance against loss in respect of the Affiliate Group Liabilities unless:

(a)	that Security Interest, guarantee, indemnity or other assurance against loss is expressly permitted under the terms of the Project Facilities Agreement; or

(b)	the prior written consent of the Intercreditor Agent is obtained.

7.7	Restriction on Enforcement: Affiliate Group Creditor

Subject to Clause 7.8, no Affiliate Group Creditor shall be entitled to take any Enforcement Action in respect of any of the Affiliate Group Liabilities at any time prior to the Final Discharge Date without the prior written consent of the Intercreditor Agent.

7.8	Permitted Enforcement: Affiliate Group Creditor

After the occurrence of a Relevant Insolvency Event in relation to a PFA Obligor, an Affiliate Group Creditor if (and only if) directed by the Security Trustee or the Intercreditor Agent may exercise any right it otherwise may have against that PFA Obligor to:

(a)	accelerate any of that PFA Obligor’s Affiliate Group Liabilities or declare them prematurely due and payable or payable on demand;

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(b)	make a demand under any guarantee, indemnity or other assurance against loss given by that PFA Obligor in respect of any Affiliate Group Liabilities;

(c)	exercise any right of set-off or take or receive any Payment in respect of any Affiliate Group Liabilities of that PFA Obligor; or

(d)	claim and prove in the liquidation of that PFA Obligor for the Affiliate Group Liabilities owing to it.

7.9	Representations: Affiliate Group Creditors

Each Affiliate Group Creditor represents and warrants as at the date of its accession to this Agreement as an Affiliate Group Creditor to the Senior Creditors and the Agents that:

(a)	it is a corporation, duly incorporated or formed and validly existing under the laws of its jurisdiction of incorporation or formation;

(b)	the obligations expressed to be assumed by it in this Agreement, subject to any general principles of law limiting its obligations that are applicable to creditors generally, are legal, valid, binding and enforceable obligations; and

(c)	the entry into and performance by it of this Agreement does not and will not conflict with any law or regulation applicable to it, its constitutional documents or any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any agreement or instrument binding on it or any of its assets.

8.	EFFECT OF RELEVANT INSOLVENCY EVENT

8.1	Payment of distributions

(a)	After the occurrence of a Relevant Insolvency Event in relation to Pacific Gibco, any PFA Obligor or any other member of the Guarantor Group that has provided any Security or Subordinated Security, any Party entitled to receive a distribution out of the assets of Pacific Gibco, that PFA Obligor or that member of the Guarantor Group in respect of Liabilities owed to that Party, to the extent it is able to do so, shall direct the Person responsible for the distribution of such assets to pay that distribution to the Security Trustee until the Liabilities owing to the Secured Parties have been paid in full.

(b)	The Security Trustee shall apply distributions paid to it under Clause 8.1(a) in accordance with Clause 13.

8.2	Set-Off

(a)	Subject to Clause 8.2(b), to the extent that any PFA Obligor’s Liabilities are discharged by way of set-off (mandatory or otherwise) after the occurrence of a Relevant Insolvency Event in relation to that PFA Obligor, any Creditor that benefited from that set-off shall pay an amount equal to the amount of the Liabilities owed to it that are discharged by that set-off to the Security Trustee for application in accordance with Clause 13.

(b)	Clause 8.2(a) above shall not apply to:

(i)	any Close-Out Netting by a Hedging Party;

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(ii)	any Payment Netting by a Hedging Party;

(iii)	any Inter- Hedging Instrument Netting by a Hedging Party; or

(iv)	any set-off to the extent exercised in respect of Charterer Reimbursement Proceeds or Total Loss Insurance Proceeds received by any Creditor in accordance with the terms of the Project Facilities Agreement.

8.3	Non-cash distributions

If the Security Trustee or any other Secured Party receives a distribution in a form other than in cash in respect of any of the Liabilities, the Liabilities will not be reduced by that distribution until and except to the extent that the realisation proceeds are actually applied towards the Liabilities.

8.4	Filing of claims

After the occurrence of a Relevant Insolvency Event in relation to any of the Persons listed in Clause 8.1(a), each Creditor irrevocably authorises the Security Trustee (acting in accordance with Clause 8.6), on its behalf, to:

(a)	take any Enforcement Action (in accordance with the terms of this Agreement and the Project Facilities Agreement) against any such Person;

(b)	in respect of a Relevant Insolvency Event of any such Person:

(i)	demand, sue, prove and give receipt for any or all of that Person’s Liabilities;

(ii)	collect and receive all distributions on, or on account of, any or all of that Person’s Liabilities; and

(iii)	file claims, take proceedings and do all other things the Security Trustee reasonably considers necessary to recover that Person’s Liabilities.

8.5	Creditors’ actions

Each Creditor will:

(a)	do all things that the Security Trustee (acting in accordance with Clause 8.6) requests in order to give effect to this Clause 8; and

(b)	if the Security Trustee is not entitled to take any of the actions contemplated by this Clause 8 or if the Security Trustee (acting in accordance with Clause 8.6) requests that a Creditor take that action, undertake that action itself in accordance with the instructions of the Security Trustee (acting in accordance with Clause 8.6) or grant a power of attorney to the Security Trustee (on such terms as the Security Trustee (acting in accordance with Clause 8.6) reasonably may require) to enable the Security Trustee to take such action.

8.6	Security Trustee instructions

For the purposes of Clause 8.4 and Clause 8.5 the Security Trustee shall act:

(a)	on the instructions of the Intercreditor Agent; or

(b)	in the absence of any such instructions, as the Security Trustee sees fit.

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9.	TURNOVER OF RECEIPTS

9.1	Turnover by the Creditors

Subject to Clause 9.2 and to Clause 9.3 , if at any time prior to the Final Discharge Date, any Creditor receives or recovers:

(a)	any Payment or distribution of, or on account of or in relation to, any of the Liabilities and that is not either:

(i)	a Permitted Payment; or

(ii)	made in accordance with Clause 13.1;

(b)	other than where Clause 8.2 applies, any amount by way of set-off in respect of any of the Liabilities owed to it that does not give effect to a Permitted Payment;

(c)	notwithstanding Clause 9.1(a) and Clause 9.1(b), and other than where Clause 8.2 applies, any amount:

(i)	on account of, or in relation to, any of the Liabilities of any PFA Obligor:

(A)	after the occurrence of a Distress Event; or

(B)	as a result of any other litigation or proceedings against any PFA Obligor (other than after the occurrence of a Relevant Insolvency Event in respect of that PFA Obligor); or

(ii)	by way of set-off in respect of any of the Liabilities of any PFA Obligor owed to it after the occurrence of a Distress Event,

other than, in each case, any amount received or recovered in accordance with Clause 13.1;

(d)	the proceeds of any enforcement of any Security or Subordinated Security except in accordance with Clause 13.1; or

(e)	other than where Clause 8.2 applies, any distribution in cash or in kind or Payment of, or on account of or in relation to, any of the Liabilities owed by any PFA Obligor that is not in accordance with Clause 13.1 and that is made as a result of, or after, the occurrence of a Relevant Insolvency Event in respect of that PFA Obligor, that Creditor will:

(i)	in relation to receipts and recoveries not received or recovered by way of set-off:

(A)	hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Security Trustee or (to the extent payment from the

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proceeds thereof to any TI Bond Facility Creditor would be permitted by this Agreement) the TI Bond Facility Administrative Agent (in the case of Relevant Liabilities owing to any TI Bond Facility Creditor) and promptly pay that amount to the Security Trustee or TI Bond Facility Administrative Agent, as applicable, for application in accordance with the terms of this Agreement; and

(B)	promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security Trustee or (to the extent payment from the proceeds thereof to any TI Bond Facility Creditor would be permitted by this Agreement) the TI Bond Facility Administrative Agent, as applicable, for application in accordance with the terms of this Agreement;

(ii)	in relation to receipts and recoveries received or recovered by way of set-off, promptly pay an amount equal to that receipt or recovery to the Security Trustee or (to the extent payment from the proceeds thereof to any TI Bond Facility Creditor would be permitted by this Agreement) the TI Bond Facility Administrative Agent, in each case for application in accordance with the terms of this Agreement; and

(iii)	in relation to receipts and recoveries in respect of Charterer Reimbursement Proceeds received by any Creditor, hold the amount received or recovered on trust for the TI Bond Facility Administrative Agent and promptly pay that amount to the TI Bond Facility Administrative Agent, for application in accordance with the terms of this Agreement and the applicable TI Bond Finance Documents.

9.2	Exclusions

Clause 9.1 shall not apply to any receipt or recovery:

(a)	by way of Close-Out Netting by a Hedging Party;

(b)	by way of Payment Netting by a Hedging Party;

(c)	by way of Inter-Hedging Instrument Netting by a Hedging Party;

(d)	of Charterer Reimbursement Proceeds or Total Loss Insurance Proceeds received by any Creditor in accordance with the terms of the Project Facilities Agreement (without prejudice to Clause 9.1(iii); or

(e)	made by any TI Bond Facility Creditors as a consequence of any Enforcement Action it is entitled to take pursuant to Clause 5.9(a).

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9.3	Permitted assurance and receipts

Nothing in this Agreement shall restrict the ability of any Senior Creditor to:

(a)	arrange with any Person that is not a PFA Obligor any assurance against loss in respect of, or reduction of its credit exposure to, a Borrower (including assurance by way of credit based derivative or sub-participation); or

(b)	make any assignment or transfer permitted by Clause 14,

that:

(i)	is permitted by the Project Facilities Agreement; or

(ii)	is not in breach of Clause 4.5,

and that Senior Creditor shall not be obliged to account to any other Party for any sum received by it as a result of that action.

9.4	Sums received by Obligors

If any Obligor receives or recovers any sum that, under the terms of any of the Debt Documents (including, for the avoidance of doubt, this Clause 9), should have been paid to the Security Trustee or the TI Bond Facility Administrative Agent, that Obligor will:

(a)	hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Security Trustee (or in the case of Relevant Liabilities owing to TI Bond Facility Creditors, the TI Bond Facility Administrative Agent) and promptly pay that amount to the Security Trustee or (to the extent payment from the proceeds thereof to any TI Bond Facility Creditor would be permitted by this Agreement) the TI Bond Facility Administrative Agent, as applicable, in each case for application in accordance with the terms of this Agreement; and

(b)	promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security Trustee or (to the extent payment from the proceeds thereof to any TI Bond Facility Creditor would be permitted by this Agreement) the TI Bond Facility Administrative Agent, as applicable, in each case for application in accordance with the terms of this Agreement.

9.5	Saving provision

If, for any reason, any of the trusts expressed to be created in this Clause 9 should fail or be unenforceable, the affected Creditor or Obligor promptly will pay an amount equal to that receipt or recovery to the Security Trustee, or, as applicable, the TI Bond Facility Administrative Agent, to be held on trust by the Security Trustee, or, as applicable, the TI Bond Facility Administrative Agent, for application in accordance with the terms of this Agreement.

10.	REDISTRIBUTION

10.1	Recovering Creditor’s rights

(a)	Any amount paid by a Creditor (a “Recovering Creditor”) to the Security Trustee or the TI Bond Facility Administrative Agent under Clause 8 or Clause 9 shall be treated as having been paid by the relevant Obligor and distributed to the Security Trustee, Agents, Mandated Lead Arrangers and Senior Creditors, or, as applicable, the TI Bond Facility Administrative Agent and TI Bond Facility Creditors (each a “Sharing Creditor”) in accordance with the terms of this Agreement.

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(b)	On a distribution to the Security Trustee or the TI Bond Facility Administrative Agent under Clause 10.1(a) of a Payment received by a Recovering Creditor from an Obligor, as between the relevant Obligor and the Recovering Creditor an amount equal to the amount received or recovered by the Recovering Creditor and paid to the Security Trustee (the “Shared Amount”) will be treated as not having been paid by that Obligor.

10.2	Reversal of redistribution

(a)	If any part of the Shared Amount received or recovered by a Recovering Creditor becomes repayable to an Obligor and is repaid by that Recovering Creditor to that Obligor, then:

(i)	each Sharing Creditor, upon request of the Security Trustee, shall pay to the Security Trustee for the account of that Recovering Creditor an amount equal to the appropriate part of its share of the Shared Amount (together with an amount as is necessary to reimburse that Recovering Creditor for its proportion of any interest on the Shared Amount that that Recovering Creditor is required to pay) (the “Redistributed Amount”); and

(ii)	as between the relevant Obligor and each relevant Sharing Creditor, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

(b)	The Security Trustee shall not be obliged to pay any Redistributed Amount to a Recovering Creditor under Clause 10.2(a)(i) until it has been able to establish to its satisfaction that it has actually received that Redistributed Amount from the relevant Sharing Creditor.

10.3	Deferral of Subrogation

No Creditor or Obligor will exercise any rights that it may have by reason of the performance by it of its obligations under the Debt Documents to take (in whole or in part and whether by way of subrogation or otherwise) the benefit of any rights under the Debt Documents of any Creditor that ranks ahead of it in accordance with the priorities set out in Clause 2 until such time as all of the Liabilities owing to each prior ranking Creditor (or, in the case of any Obligor, owing to each Creditor) have been irrevocably paid in full.

11.	ENFORCEMENT OF SECURITY

11.1	Enforcement Instructions

(a)	The Security Trustee may refrain from enforcing the Security unless instructed otherwise by the Intercreditor Agent in accordance with the Project Facilities Agreement.

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(b)	Subject to the Security having become enforceable in accordance with its terms, the Intercreditor Agent may give or refrain from giving instructions to the Security Trustee to enforce or refrain from enforcing the Security.

(c)	The Security Trustee is entitled to rely on and comply with instructions given in accordance with this Clause 11.1.

11.2	Manner of enforcement

If the Security is being enforced pursuant to Clause 11.1, the Security Trustee shall enforce the Security in such manner (including the selection of any administrator of any Obligor to be appointed by the Security Trustee, or any analogous step or procedure) as the Intercreditor Agent shall instruct in accordance with the Project Facilities Agreement or, in the absence of any such instructions, as the Security Trustee sees fit.

11.3	Exercise of voting rights

(a)	Each Creditor agrees with the Security Trustee that it will cast its vote in any proposal put to the vote by or under the supervision of any judicial or supervisory authority in respect of any insolvency, pre-insolvency or rehabilitation or similar proceedings relating to Pacific Gibco, any PFA Obligor or any other member of the Guarantor Group that has provided any Security as instructed by the Security Trustee.

(b)	The Security Trustee shall give instructions for the purposes of Clause 11.3(a) as directed by the Intercreditor Agent.

11.4	Waiver of rights

To the extent permitted under applicable Legal Requirements and subject to Clause 11.1, Clause 11.2, Clause 12.2(c) and Clause 13, each of the Secured Parties, each of the TI Bond Facility Creditors and each of the Obligors waives all rights it may otherwise have to require that the Security or the TI Bond Facility Security be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any Person, or by virtue of the enforcement of any of the Security or of any other security interest that is capable of being applied in or towards discharge of any of the Senior Debt Obligations is so applied.

12.	PROCEEDS OF DISPOSALS AND ADJUSTMENT OF MANDATORY PREPAYMENTS

12.1	Non-Distressed Disposals

(a)	In this Clause 12.1:

“Disposal Proceeds” means the proceeds of a Non-Distressed Disposal (as defined in Clause 12.1(b)).

(b)	If, in respect of a disposal of:

(i)	an asset by a Borrower; or

(ii)	an asset that is subject to the Security and/or the TI Bond Facility Security

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to a Person or Persons outside the Group:

(A)	the Intercreditor Agent notifies the Security Trustee and, in the case of an asset subject to the TI Bond Facility Security, the TI Bond Facility Administrative Agent, that such disposal is permitted under the Finance Documents or, as applicable, the TI Bond Finance Documents; and

(B)	that disposal is not a Distressed Disposal,

(a “Non-Distressed Disposal”),

subject to Clause 12.1(c), the Security Trustee and, in respect of any TI Bond Facility Security, the TI Bond Facility Administrative Agent are each irrevocably authorised (at the cost of the relevant Obligor or the Guarantor and without any consent, sanction, authority or further confirmation from any Creditor or Obligor):

(iii)	to release the Security, the TI Bond Facility Security or any other claim (relating to a Debt Document) over that asset;

(iv)	where that asset consists of shares in the capital of an Obligor, to release the Security, the TI Bond Facility Security or any other claim (relating to a Debt Document) over that Obligor’s assets;

(v)	to execute and deliver or enter into any release of the Security, the TI Bond Facility Security or any other claim described in Clause 12.1(b)(iii) and (iv) and issue any certificates of non-crystallisation of any floating charge or any consent to dealing that, in the discretion of the Security Trustee, may be considered necessary or desirable.

(c)	If that Non-Distressed Disposal is not made, each release of Security, TI Bond Facility Security or any other claim described in Clause 12.1(b) shall have no effect and the Security, the TI Bond Facility Security or other claim subject to that release shall continue in such force and effect as if that release had not been effected.

(d)	If any Disposal Proceeds are required to be applied in mandatory prepayment of the Senior Creditor Liabilities then the Disposal Proceeds shall be applied in or towards Payment of the Senior Creditor Liabilities in accordance with the terms of the Project Facilities Agreement and the consent of any other Party shall not be required for that application.

12.2	Distressed Disposals

(a)	Subject to Clause 12.2(d), if a Distressed Disposal is being effected the Security Trustee is irrevocably authorised (at the cost of the relevant Borrower or the Guarantor and without any consent, sanction, authority or further confirmation from any Creditor or Borrower):

(i)	to release the Security, the TI Bond Facility Security or any other claim over that asset and execute and deliver or enter into any release of that
Security, TI Bond Facility Security or claim and issue any letters of non-crystallisation of any floating charge or any consent to dealing that, in the discretion of the Security Trustee, may be considered necessary or desirable;

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(ii)	if the asset that is disposed of consists of shares in the capital of a Borrower, to release:

(A)	that Borrower and any Subsidiary of that Borrower from all or any part of:

(1)	its Borrowing Liabilities;

(2)	its Guarantee Liabilities;

(3)	its Affiliate Group Liabilities; and

(4)	its Other Liabilities;

(B)	any Security or TI Bond Facility Security granted by that Borrower or any Subsidiary of that Borrower over, in each case, any of its assets; and

(C)	any other claim of an Intra-Group Lender, Affiliate Group Creditor or another Borrower over that Borrower’s assets or over the assets of any Subsidiary of that Borrower,

on behalf of the relevant Creditors and Borrowers;

(iii)	if the asset that is disposed of consists of shares in the capital of any Holding Company of a Borrower, to release:

(A)	that Holding Company and any Subsidiary of that Holding Company from all or any part of:

(1)	its Borrowing Liabilities;

(2)	its Guarantee Liabilities;

(3)	its Affiliate Group Liabilities; and

(4)	its Other Liabilities;

(B)	any Security or TI Bond Facility Security granted by that Holding Company and any Subsidiary of that Holding Company over in each case, any of its assets; and

(C)	any other claim of an Intra-Group Lender, Affiliate Group Creditor or another Borrower over the assets of any Subsidiary of that Holding Company,

on behalf of the relevant Creditors and Borrowers;

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(iv)	if the asset that is disposed of consists of shares in the capital of a Borrower or the Holding Company of a Borrower and the Security Trustee (acting in accordance with Clause 12.2(d)) decides to dispose of all or any part of the Liabilities owed by that Borrower or Holding Company or any Subsidiary of that Borrower or Holding Company:

(A)	(if the Security Trustee (acting in accordance with Clause 12.2(d)) does not intend that any transferee of those Liabilities (the “Transferee”) will be treated as a Senior Creditor, a Secured Party or a TI Bond Facility Creditor, as applicable, for the purposes of this Agreement), to execute and deliver or enter into any agreement to dispose of all or part of those Liabilities provided that notwithstanding any other provision of any Debt Document the Transferee shall not be treated as a Senior Creditor, a Secured Party or a TI Bond Facility Creditor for the purposes of this Agreement; and

(B)	(if the Security Trustee (acting in accordance with Clause 12.2(d)) does intend that any Transferee will be treated as a Senior Creditor, a Secured Party or a TI Bond Facility Creditor, as applicable for the purposes of this Agreement), to execute and deliver or enter into any agreement to dispose of:

(1)	all or part of the Liabilities owed to the Senior Creditors; and

(2)	all or part of any other Liabilities,

in each case, on behalf of the relevant Creditors and Borrowers;

(v)	if the asset that is disposed of consists of shares in the capital of a Borrower or the Holding Company of a Borrower (the “Disposed Entity”) and the Security Trustee (acting in accordance with Clause 12.2(d)) decides to transfer to another Borrower (the “Receiving Entity”) all or any part of the Disposed Entity’s obligations or any obligations of any Subsidiary of that Disposed Entity in respect of:

(A)	the Intra-Group Liabilities; or

(B)	the Affiliate Group Liabilities,

to execute and deliver or enter into any agreement to:

(C)	transfer or novate all or part of the obligations in respect of those Intra-Group Liabilities or Affiliate Group Liabilities on behalf of the relevant Intra-Group Lenders, Affiliate Group Creditors and Borrowers to which those obligations are owed and on behalf of the Borrowers that owe those obligations; and

(D)	accept the transfer or novation of all or part of the obligations in respect of those Intra-Group Liabilities or Affiliate Group Liabilities on behalf of the Receiving Entity or Receiving Entities to which the obligations in respect of those Intra-Group Liabilities or Affiliate Group Liabilities are to be transferred or novated.

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(b)	The net proceeds of each Distressed Disposal (and the net proceeds of any disposal of Liabilities pursuant to Clause 12.2(a)(iv)) shall be paid to the Security Trustee for application in accordance with Clause 13 as if those proceeds were the proceeds of an enforcement of the Security or TI Bond Facility Security, as applicable, and, to the extent that any disposal of Liabilities has occurred pursuant to Clause 12.2(a)(iv)(B)), as if that disposal of Liabilities had not occurred.

(c)	In the case of a Distressed Disposal (or a disposal of Liabilities pursuant to Clause 12.2(a)(iv)(B)) effected by or at the request of the Security Trustee (acting in accordance with Clause 12.2(d)), the Security Trustee shall take reasonable care to obtain a fair market price in the prevailing market conditions (though the Security Trustee shall have no obligation to postpone any such Distressed Disposal or disposal of Liabilities in order to achieve a higher price).

(d)	For the purposes of paragraphs Clause 12.2(a)(ii), (a)(iii), (a)(iv) and (a)(v) and Clause 12.2(c), the Security Trustee shall act:

(i)	if the relevant Distressed Disposal is being effected by way of enforcement of the Security, in accordance with Clause 11.2; and

(ii)	in any other case:

(A)	on the instructions of the Intercreditor Agent given in accordance with the Project Facilities Agreement; or

(B)	in the absence of any such instructions, as the Security Trustee sees fit.

12.3	Creditors’ and Borrowers’ actions

Each Creditor and each Obligor will:

(a)	do all things that the Intercreditor Agent or the Security Trustee requests in order to give effect to this Clause 12 (which shall include the execution of any assignments, transfers, releases or other documents that the Intercreditor Agent or the Security Trustee may consider to be necessary to give effect to the releases or disposals contemplated by this Clause 12); and

(b)	if, as the case may be, the Intercreditor Agent or the Security Trustee is not entitled to take any of the actions contemplated by this Clause 12 or if the Intercreditor Agent or Security Trustee requests that any Creditor or Obligor take any such action, take that action itself in accordance with such instructions, provided that the proceeds of those disposals are applied in accordance with Clause 12.1 or Clause 12.2 as the case may be.

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13.	APPLICATION OF PROCEEDS

13.1	Order of application

Subject to Clause 13.2, all amounts from time to time received or recovered by the Security Trustee, the Intercreditor Agent or the TI Bond Facility Administrative Agent pursuant to the terms of any Debt Document from any PFA Obligor or (other than any Charter Reimbursement Proceeds, in relation to which Clause 9.1(iii) applies) in connection with the realisation or enforcement of all or any part of the Security (all such amounts, together, for the purposes of this Clause 13, the “Recoveries”) or the Subordinated Security (for the purposes of this Clause 13, the “Subordinated Security Recoveries”) shall be held, as the case may be, by the Security Trustee, the Intercreditor Agent or, in the case of Subordinated Security Recoveries, the TI Bond Facility Administrative Agent on trust to apply them at any time, as the case may be, as the Security Trustee or as the Intercreditor Agent (in its discretion) or, to the extent payment from the proceeds thereof to any TI Bond Facility Creditor would be permitted by this Agreement, as the TI Bond Facility Administrative Agent sees fit, to the extent permitted by applicable Legal Requirements (and subject to the provisions of this Clause 13), in the following order of priority:

(a)	in discharging any sums owing to the Security Trustee, the Intercreditor Agent, or any Receiver or any Delegate under the Finance Documents and with respect to which such Persons are entitled to payment in accordance with the Finance Documents;

(b)	in payment of all costs and expenses incurred by the Agents or any Senior Creditor in connection with any realisation or enforcement of the Security or the Subordinated Security taken in accordance with the terms of this Agreement or any action taken at the request of the Security Trustee under Clause 8.5;

(c)	in discharging any other sums owing to the Agents and the Mandated Lead Arrangers;

(d)	in payment to:

(i)	the Facility Agents on behalf of the Lenders; and

(ii)	the Hedging Parties

for application towards the discharge of:

(A)	the Senior Lender Liabilities (on a pro rata basis between the Senior Lender Liabilities of each Lender); and

(B)	the Hedging Liabilities (on a pro rata basis between the Hedging Liabilities of each Hedging Party);

on a pro rata basis between Clause 13.1(d)(A) and (B);

(e)	from any remaining Recoveries or Subordinated Security Recoveries only, in discharging any sums owing to the TI Bond Facility Administrative Agent, or any Receiver or any Delegate under the TI Bond Finance Documents and with respect to which such Persons are entitled to payment in accordance with the TI Bond Finance Documents;

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(f)	from any remaining Recoveries or Subordinated Security Recoveries only, in payment of all costs and expenses incurred by any TI Bond Facility Creditor in connection with any realisation or enforcement of the Subordinated Security taken in accordance with the terms of this Agreement;

(g)	from any remaining Recoveries or Subordinated Security Recoveries only, in payment to the TI Bond Facility Administrative Agent for application towards the discharge of the TI Bond Facility Liabilities (on a pro rata basis between the TI Bond Facility Liabilities of each TI Bond Facility Creditor);

(h)	if none of the Borrowers is under any further actual or contingent liability under any Finance Document or TI Bond Finance Document, in payment to any Person to whom the Security Trustee or, as the case may be, the TI Bond Facility Administrative Agent, is obliged to pay in priority to any Obligor or other chargor, as applicable; and

(i)	the balance, if any, in payment to the relevant Obligor or other chargor, as applicable.

13.2	Prospective liabilities

Following a Distress Event, the Security Trustee, the Intercreditor Agent or (following the Final Discharge Date) the TI Bond Facility Administrative Agent, in its discretion, may hold any amount of the Recoveries or Subordinated Security Recoveries, as applicable, in an interest bearing suspense or impersonal account(s) in the name of, as the case may be, the Security Trustee, the Intercreditor Agent or (in the case of Subordinated Security Recoveries the proceeds of which would be permitted to be paid to any TI Bond Facility Creditor by the terms of this Agreement) the TI Bond Facility Administrative Agent with such financial institution (including itself) and for so long as the Administrative Agent, the Intercreditor Agent or the TI Bond Facility Security Trustee shall think fit (the interest being credited to the relevant account) for later application under Clause 13.1 in respect of:

(a)	any sums owing to the Security Trustee, the Intercreditor Agent, the TI Bond Facility Administrative Agent, or any Receiver or any Delegate; and

(b)	any part of the Liabilities, the Agent Liabilities or the Arranger Liabilities,

that the Security Trustee or, as the case may be, the Intercreditor Agent or (following the Final Discharge Date), the TI Bond Facility Security Trustee, reasonably considers, in each case, might become due or owing at any time in the future.

13.3	Investment of proceeds

Prior to the application of the proceeds of the Secured Collateral in accordance with Clause 13.1, the Security Trustee, in its discretion, may hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Trustee with such financial institution (including itself) and for so long as the Security Trustee shall think fit (the interest being credited to the relevant account) pending the application from time to time of those monies in the Security Trustee’s discretion in accordance with the provisions of this Clause 13.

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13.4	Currency conversion

(a)	For the purpose of, or pending the discharge of, any of the Senior Debt Obligations, the Security Trustee or the Intercreditor Agent may convert any moneys received or recovered by it in a currency other than the due currency from that other currency to the due currency at the spot rate at which it is able to purchase such due currency at the time of purchase.

(b)	The obligations of any PFA Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

13.5	Permitted deductions

The Security Trustee and the Intercreditor Agent shall be entitled, in its discretion (a) to set aside by way of reserve amounts required to meet; and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) that it is or may be required by any applicable Legal Requirement to make from any distribution or payment made by it under this Agreement, and to pay all Taxes that may be assessed against it in respect of any of the Secured Collateral, or as a consequence of performing its duties, or by virtue of its capacity as Security Trustee under any of the Debt Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

13.6	Good discharge

(a)	Any payment to be made in respect of the Senior Debt Obligations by the Security Trustee:

(i)	may be made to the Facility Agents on behalf of the Lenders; or

(ii)	may be made to the Intercreditor Agent on behalf of the Hedging Parties,

and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Trustee.

(b)	The Security Trustee is under no obligation to make the payments under Clause 13.6(a) in the same currency as that in which the Liabilities owing to the relevant Creditor are denominated.

13.7	Calculation of amounts

For the purpose of calculating any Person’s share of any sum payable to or by it, the Security Trustee and the Intercreditor Agent shall be entitled to:

(a)	notionally convert the Liabilities owed to any Person into a common base currency (decided in its discretion, as the case may be, by the Security Trustee or the Intercreditor Agent), that notional conversion to be made at the spot rate at which it is able to purchase the notional base currency with the actual currency of the Liabilities owed to that Person at the time at which that calculation is to be made; and

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(b)	assume that all moneys received or recovered as a result of the enforcement or realisation of the Secured Collateral are applied in discharge of the Liabilities in accordance with the terms of the Debt Documents under which those Liabilities have arisen.

14.	CHANGES TO THE PARTIES

14.1	Assignments and transfers

No Party may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of any Debt Documents or the Liabilities except as permitted by this Clause 14, clause 30.10 of the Project Facilities Agreement or section 9.07 of the TI Bond Facility Agreements, as applicable.

14.2	No change of Guarantor

The Guarantor may not assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of the Guarantor’s Liabilities until after the Final Discharge Date other than as envisaged by Clause 5.4 or Clause 7.4 or clause 30.10 of the Project Facilities Agreement.

14.3	Change of Lender or TI Bond Facility Obligor

A Lender or TI Bond Facility Obligor, as applicable, may assign any of its rights and benefits or transfer by novation any of its rights, benefits and obligations in respect of any Debt Documents or the Liabilities if:

(a)	that assignment or transfer is in accordance with the terms of the Project Facilities Agreement or the TI Bond Facility Agreements, as applicable;

(b)	in the case of any transfer or assignment by a TI Bond Facility Obligor, such assignee or transferee is a Permitted TI Bond Facility Obligor or, subject to Clause 5.4, a then existing TI Bond Facility Obligor; and

(c)	at the time of such assignment or transfer, the relevant assignee or transferee (if not already party to this Agreement as a Lender or a TI Bond Facility Obligor, as applicable) has acceded to this Agreement as a Lender pursuant to the Project Facilities Agreement or as an Additional TI Bond Facility Obligor pursuant to this Agreement, as applicable.

14.4	Additional TI Bond Facility Obligor

(a)	The Obligors will procure that no Person accedes to any TI Bond Finance Document as a borrower, account party, co-applicant or guarantor, or grants any Security Interest in respect of any TI Bond Facility Liabilities, unless such Person is a Permitted TI Bond Facility Obligor or, subject to Clause 5.7, a then existing TI Bond Facility Obligor.

(b)	If any Person accedes to any TI Bond Finance Document as a borrower, account party, co-applicant or guarantor, or grants any Security Interest in respect of any TI Bond Facility Liabilities, the Obligors will procure that such Person (if not already party to this Agreement as a TI Bond Facility Obligor) at the same time accedes to this Agreement as an Additional TI Bond Facility Obligor pursuant to Clause 14.12.

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(c)	The TI Bond Facility Creditors hereby acknowledge that the TI Bond Facility Liabilities of any Person not already party to this Agreement as a TI Bond Facility Obligor who has not acceded to this Agreement in accordance with paragraphs (a) and (b) above, and the TI Bond Facility Security granted by such Person, shall be deemed invalid and not enforceable, for the purposes of this Agreement.

14.5	New TI Bond Facility Creditor

The Obligors will procure that any Person to whom an Obligor will incur TI Bond Facility Liabilities (if not already party to this Agreement as a TI Bond Facility Creditor) accedes to this Agreement as a TI Bond Facility Creditor pursuant to Clause 14.12.

14.6	Change of Hedging Party

A Hedging Party (in accordance with the terms of the relevant Hedging Instrument and subject to any consent required under that Hedging Instrument) may transfer any of its rights and benefits or obligations in respect of the Hedging Instruments to which it is a party if any transferee is a Permitted Hedge Provider and (if not already party to this Agreement and the Project Facilities Agreement as a Lender and Hedging Party) has acceded to:

(a)	this Agreement; and

(b)	the Project Facilities Agreement

as a Hedging Party and Lender pursuant to the Project Facilities Agreement.

14.7	Change of Agent or TI Bond Facility Administrative Agent

No Person shall become an Agent or a TI Bond Facility Administrative Agent, as applicable, unless, at the same time, it accedes to this Agreement as such Agent pursuant to the Project Facilities Agreement or as a TI Bond Facility Administrative Agent pursuant to the TI Bond Facility Agreements, as applicable.

14.8	Change of Intra-Group Lender

Subject to Clause 6.4 and to the terms of the other Debt Documents, any Intra-Group Lender may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of the Intra-Group Liabilities to another Obligor if that Obligor (if not already party to this Agreement as an Intra-Group Lender) has acceded to this Agreement as an Intra-Group Lender pursuant to Clause 14.12.

14.9	New Intra-Group Lender

If any Obligor makes any loan to or grants any credit to or makes any other financial arrangement having similar effect with any PFA Obligor that constitutes an Intra-Group Liability, the Group will procure that the Person giving that loan, granting that credit or making that other financial arrangement (if not already party to this Agreement as an Intra-Group Lender) accedes to this Agreement as an Intra-Group Lender pursuant to Clause 14.12, provided that if an Obligor becomes an Intra-Group Lender by making a loan available to, granting credit to or making any other financial arrangement having a similar effect with any PFA Obligor, such Obligor shall be deemed to have given the confirmations set out in the form of Accession Undertaking and to have acceded to, and shall be party to, this Agreement as an Intra-Group Lender as at the date on which such Obligor first makes such a loan, grants such credit or makes any other such financial arrangement without any requirement for any Party to execute and deliver an Accession Undertaking in respect of that accession (but otherwise Clause 14.12 shall apply mutatis mutandis).

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14.10	Change of Affiliate Group Creditor

Subject to Clause 7.4 and to the terms of the other Debt Documents, any Affiliate Group Creditor may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of the Affiliate Group Liabilities to another member of the Affiliate Group if that member of the Affiliate Group (if not already party to this Agreement as an Affiliate Group Creditor) has acceded to this Agreement as an Affiliate Group Creditor pursuant to Clause 14.12.

14.11	New Affiliate Group Creditor

If any Affiliate Group Creditor or any member of the Affiliate Group makes any loan to or grants any credit to or makes any other financial arrangement having similar effect with any Borrower or, in respect of Guarantor Reimbursement Liabilities, the Guarantor, the Obligors will procure that the Person giving that loan, granting that credit or making that other financial arrangement (if not already party to this Agreement as an Affiliate Group Creditor) accedes to this Agreement as an Affiliate Group Creditor pursuant to Clause 14.12.

14.12	Accession Undertaking

With effect from the date of acceptance by the Intercreditor Agent of an Accession Undertaking duly executed and delivered to it by the relevant acceding party or, if later, the date specified in that Accession Undertaking:

(a)	any Party ceasing entirely to be a TI Bond Facility Obligor, a TI Bond Facility Creditor, an Intra-Group Lender or an Affiliate Group Creditor shall be discharged from further obligations towards the Security Trustee, the Intercreditor Agent and the other Parties and their respective rights against one another shall be cancelled (except, in each case, for those rights that arose prior to that date); and

(b)	as from that date, the replacement or new TI Bond Facility Obligor, TI Bond Facility Creditor, Intra-Group Lender or Affiliate Group Creditor shall assume the same obligations and become entitled to the same rights as if it had been an original Party to this Agreement in that capacity.

14.13	Additional parties

Each Party appoints the Intercreditor Agent to receive on its behalf each Accession Undertaking and Obligor Accession Deed delivered to the Intercreditor Agent and the Intercreditor Agent, as soon as reasonably practicable after receipt by it, shall sign and accept the same if it appears on its face to have been completed, executed and, where applicable, delivered in the form contemplated by this Agreement, by the Project Facilities Agreement or by the TI Bond Facility Agreements, as applicable.

14.14	New Obligor

(a)	If any member of the Group:

(i)	incurs any Liabilities; or

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(ii)	gives any security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities,

the Obligors will procure that the Person incurring those Liabilities or giving that assurance accedes to this Agreement as an Obligor, in accordance with paragraph (b) below, no later than contemporaneously with the incurrence of those Liabilities or the giving of that assurance.

(b)	With effect from the date of acceptance by the Intercreditor Agent of an Obligor Accession Deed duly executed and delivered to the Intercreditor Agent by the new Obligor or, if later, the date specified in the Obligor Accession Deed, the new Obligor shall assume the same obligations and become entitled to the same rights as if it had been an original Party to this Agreement as a Obligor.

15.	THE INTERCREDITOR AGENT

15.1	Appointment of the Intercreditor Agent

(a)	Each TI Bond Facility Lender appoints the Intercreditor Agent to act as its agent under and in connection with this Agreement and authorises the Intercreditor Agent to exercise the rights, powers, authorities and discretions specifically given to the Intercreditor Agent under or in connection with this Agreement together with any other incidental rights, powers, authorities and discretions.

(b)	Each TI Bond Facility Obligor confirms such appointment on the terms and conditions of this Agreement and each other Finance Document, and acknowledges the appointment of the Intercreditor Agent by each Lender and Hedging Party under the Project Facilities Agreement.

(c)	The execution of this Agreement by the Intercreditor Agent shall be deemed an acceptance by the Intercreditor Agent of its appointment under this Clause 15.1 and an agreement to act as agent on behalf of the TI Bond Facility Lenders in accordance with this Agreement.

15.2	Duties of the Intercreditor Agent

(a)	Subject to Clause 15.2(b), the Intercreditor Agent promptly shall forward to each TI Bond Facility Lender the original or a copy of any document that is delivered to the Intercreditor Agent for such TI Bond Facility Lender by any other Party.

(b)	Except where a Finance Document specifically provides otherwise, the Intercreditor Agent shall not be obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)	The duties of the Intercreditor Agent under this Agreement are solely ministerial and administrative in nature.

(d)

The Intercreditor Agent shall not have any duties towards the TI Bond Facility Lenders, other than those specifically set forth or provided for in this Agreement and no implied covenants or obligations of the Intercreditor Agent shall be read into the Finance Documents or any related agreement to which such Person is a party except for an implied duty of good faith. The

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Intercreditor Agent shall not have any obligation to familiarise itself with and shall have no responsibility with respect to any other agreement or document relating to the transactions contemplated by the TI Bond Finance Documents, nor any duty to monitor or supervise the Obligors’ or any other Person’s compliance with the terms of any TI Bond Finance Document, nor any obligation to inquire whether any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent, document, communication, statement or calculation is in conformity with the terms of any such other agreement, except those irregularities or errors manifestly apparent on the face of such document or of which the Intercreditor Agent, as applicable, has actual knowledge.

15.3	No fiduciary duties

(a)	Nothing in this Agreement or any other TI Bond Finance Document is intended to create, or shall be construed as creating, a trustee or fiduciary relationship, or any other special relationship in equity, between the Intercreditor Agent and any other Person.

(b)	The Intercreditor Agent shall not be bound to account to any TI Bond Facility Lender for any sum or the profit element of any sum received by it for its own account.

15.4	Business with the Group

The Intercreditor Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor, any TI Bond Facility Creditor, any Secured Party or any of their Affiliates, freely and without affecting any of its rights under the Finance Documents or the TI Bond Finance Documents. Neither the Intercreditor Agent, nor any of its Affiliates, shall be accountable to any of the other Secured Parties, the TI Bond Facility Creditors, the Obligors or any of their respective Affiliates or any other Person directly or indirectly associated with any of them for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such business, contracts or transactions and the Intercreditor Agent shall also be at liberty to retain the same for their own benefit.

15.5	Rights and discretions of the Intercreditor Agent

(a)	The Intercreditor Agent may rely on:

(i)	any representation, notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent, agreement or other document or communication furnished hereunder or under the other TI Bond Finance Documents believed by it to be genuine, correct and appropriately authorised and it shall be entitled to rely upon the due execution, validity and effectiveness, and the truth and acceptability, of any provisions contained therein, and to assume (unless it has received actual notice of revocation) that those instructions or directions have not been revoked; and

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(ii)	any statement made by a director, authorised signatory or employee of any Person regarding any matters that reasonably may be assumed to be within such Person’s knowledge or within such Person’s power to verify.

(b)	The Intercreditor Agent shall not have any responsibility to make any investigation into the facts or matters stated in any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent, agreement or other document or communication furnished to it hereunder or under the other TI Bond Finance Documents or in connection with the transactions herein or therein contemplated. The Obligors shall deliver to the Intercreditor Agent a list of authorised signatories of any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent, agreement or other document or communication furnished to the Intercreditor Agent under this Agreement or any other TI Bond Finance Documents and the Intercreditor Agent shall be entitled to rely on such list until a new list is furnished by the Obligors to the Intercreditor Agent.

(c)	The Intercreditor Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors, investment bankers or other experts it reasonably deems necessary and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the written opinion of such experts. The Intercreditor Agent shall not be responsible for the negligence or misconduct of any such expert.

(d)	The Intercreditor Agent may act in relation to this Agreement through its personnel and agents.

(e)	The Intercreditor Agent may disclose to any other Party any information it reasonably believes it has received as the Intercreditor Agent under this Agreement or any other TI Bond Finance Document.

(f)	Notwithstanding any other provision of any TI Bond Finance Document to the contrary, the Intercreditor Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any Legal Requirement or a breach of a fiduciary duty or duty of confidentiality and the Intercreditor Agent may do anything that is necessary, in its opinion, to comply with any such Legal Requirement.

15.6	Delegation

(a)	The Intercreditor Agent, at any time, may delegate by power of attorney or otherwise to any Person for any period, all or any of the rights, powers and discretions vested in it by this Agreement.

(b)	That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Intercreditor Agent, in its discretion, may think fit in the interests of the TI Bond Facility Creditors and/or the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate.

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15.7	Additional Agents

(a)	The Intercreditor Agent at any time may appoint (and subsequently remove) any Person to act as an agent jointly with it (i) if it considers that appointment to be in the interests of the Secured Parties, or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions that the Intercreditor Agent deems to be relevant, or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Intercreditor Agent shall give prior notice to the Obligors and to the other TI Bond Facility Creditors of that appointment.

(b)	Any Person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Intercreditor Agent by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

(c)	The remuneration that the Intercreditor Agent may pay to that Person, and any costs and expenses (together with any applicable VAT) incurred by that Person in performing its functions in accordance with that appointment, for the purposes of this Agreement, shall be treated as costs and expenses incurred by the Intercreditor Agent.

15.8	Responsibility for documentation

The Intercreditor Agent is not:

(a)	responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by an Obligor or any other Person given in connection with any TI Bond Finance Document;

(b)	responsible for the legality, validity, effectiveness, adequacy or enforceability of any TI Bond Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any TI Bond Finance Document; or

(c)	responsible for any determination as to whether any information provided or to be provided to any TI Bond Facility Creditors is non-public information the use of which may be regulated or prohibited by applicable Legal Requirements relating to insider dealing or otherwise.

15.9	Exclusion of liability

(a)	Without limiting Clause 15.9(b), the Intercreditor Agent shall not be liable (including without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any TI Bond Finance Document, unless directly caused by its gross negligence, wilful misconduct or fraud.

(b)	No Party (other than the Intercreditor Agent) may take any proceedings against any officer, employee or agent of the Intercreditor Agent in respect of any claim it might have against the Intercreditor Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any TI Bond Finance Document and any officer, employee or agent of the Intercreditor Agent may rely on this Clause subject to Clause 15.3 and the provisions of the Third Parties Act.

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(c)	Nothing in this Agreement shall oblige the Intercreditor Agent to carry out any “know your customer” or other checks in relation to any Person on behalf of any TI Bond Facility Lender and each TI Bond Facility Lender confirms to the Intercreditor Agent that it solely is responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Intercreditor Agent.

(d)	Notwithstanding anything in the Finance Documents to the contrary, in no event shall the Intercreditor Agent be liable under or in connection with the Finance Documents for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Intercreditor Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(e)	In no event shall the Intercreditor Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services, it being understood that the Intercreditor Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

15.10	TI Bond Facility Lenders’ indemnity to the Intercreditor Agent

(a)	Each TI Bond Facility Lender shall (in proportion to its share of the aggregate available commitments under the TI Bond Facility Agreements or, if the aggregate of such available commitments are then zero, to its share of the aggregate of such available commitments immediately prior to their reduction to zero) indemnify the Intercreditor Agent within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Intercreditor Agent (otherwise than by reason of the Intercreditor Agent’s gross negligence, wilful misconduct or fraud) (or, in the case of any cost, loss or liability in accordance with Clause 15.7 notwithstanding the Intercreditor Agent’s negligence, gross negligence, or any other category of liability whatsoever but not including any claim based on the fraud of the Intercreditor Agent) in acting as the Intercreditor Agent under this Agreement (unless the Intercreditor Agent has been reimbursed by an Obligor in accordance with a Finance Document) provided that no TI Bond Facility Lender that is not a Hedging Party shall be required to indemnify the Intercreditor Agent in accordance with this Clause 15.10 to the extent that any cost, loss or liability of the Intercreditor Agent arises from any dispute with any third party with respect to any of the Hedging Instruments.

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(b)	In respect of the Intercreditor Agent, this Clause 15.10 shall survive the resignation or removal of such Agent and the termination of any other provisions of this Agreement.

15.11	Miscellaneous

None of the provisions of this Agreement or the other Finance Documents, or any other TI Bond Finance Document, shall be construed to require the Intercreditor Agent in its individual capacity to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or thereunder if it shall have reasonable grounds for belief that repayment of such funds or indemnity against such risk or liability is not reasonably assured to it. The Intercreditor Agent shall not be under any obligation to exercise any of the rights or powers vested in it in accordance with this Agreement, any other TI Bond Finance Document, or the other Finance Documents, at the request or instruction of an Obligor or any Secured Party, unless the Intercreditor Agent shall have been offered security or indemnity satisfactory to it (acting reasonably) against the costs, expenses and liabilities that might be incurred by it in compliance with such request or instruction (including interest thereon from the time incurred until reimbursed).

15.12	Secured Party action

For all purposes of this Agreement, except as otherwise specifically stated herein, the Intercreditor Agent shall act on behalf of the PFA Lenders and in accordance with the terms of the Project Facilities Agreement. For the avoidance of doubt, except as provided for in Clause 15.9, the Intercreditor Agent shall not be liable for any failure or delay in carrying out any of its duties under this Agreement, any other TI Bond Finance Document, or the other Finance Documents.

15.13	Resignation of the Intercreditor Agent

The Intercreditor Agent may resign and appoint one of its Affiliates as successor by giving notice in accordance with clause 15.13 of the Project Facilities Agreement.

15.14	Confidentiality

(a)	In acting as intercreditor agent for TI Bond Facility Lenders, the Intercreditor Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Intercreditor Agent it may be treated as confidential to that division or department and the Intercreditor Agent shall not be deemed to have notice of it.

15.15	Deduction from amounts payable by the Intercreditor Agent

If any Party owes an amount to the Intercreditor Agent under this Agreement, the Intercreditor Agent, after giving notice to that Party, may deduct an amount not exceeding that amount from any payment to that Party that the Intercreditor Agent would otherwise be obliged to make under this Agreement and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of this Agreement, that Party shall be regarded as having received any amount so deducted.

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16.	INFORMATION

16.1	Information and dealing

(a)	The Creditors shall provide to the Security Trustee and Intercreditor Agent from time to time (through the Intercreditor Agent in the case of a Lender) any information that the Security Trustee or the Intercreditor Agent reasonably may specify as being necessary or desirable to enable the Security Trustee to perform its functions as trustee.

(b)	Subject to clause 37.3 of the Project Facilities Agreement, each Lender and each Hedging Party shall deal with the Security Trustee exclusively through the Intercreditor Agent (and in the case of any Lender, through its Facility Agent).

(c)	The Intercreditor Agent shall not be under any obligation to act as agent or otherwise on behalf of any Hedging Party except as expressly provided for in, and for the purposes of, any Finance Document.

16.2	Disclosure

Notwithstanding any agreement to the contrary, each Obligor, until the Final Discharge Date, consents to the disclosure by any of the Agents, Senior Creditors or the Mandated Lead Arrangers to each other (whether or not through the Intercreditor Agent or the Security Trustee) of such information concerning the Obligors as any Agent, Senior Creditor or Mandated Lead Arranger shall see fit.

16.3	Notification of prescribed events

(a)	If an Event of Default, a Potential Event of Default or a Default (under and as defined in the TI Bond Facility Agreement), either occurs or ceases to be continuing, the Intercreditor Agent, upon becoming aware of that occurrence or cessation, shall notify the Security Trustee, the TI Bond Facility Administrative Agent, the Facility Agents and each Hedging Party.

(b)	If a Project Facility Payment Default either occurs or ceases to be continuing the Intercreditor Agent shall notify the Security Trustee.

(c)	If an Acceleration Event occurs, or the Intercreditor Agent is notified that any TI Bond Facility Creditor has exercised any of its rights under section 6.01 or section 6.02 of any TI Bond Facility Agreement, the Intercreditor Agent shall notify the Security Trustee, the TI Bond Facility Administrative Agent and each other Party.

(d)	If the Security Trustee enforces, or takes formal steps to enforce, any of the Security it shall notify each Party of that action.

(e)	If any Senior Creditor exercises any right it may have to enforce, or to take formal steps to enforce, any of the Security it shall notify the Intercreditor Agent, and the Intercreditor Agent, upon receiving that notification, shall notify each Party of that action.

(f)	If a Borrower defaults on any Payment due under a Hedging Instrument, the Hedging Party that is party to that Hedging Instrument, upon becoming aware of that default, shall notify the Intercreditor Agent, and the Intercreditor Agent, upon receiving that notification, shall notify each other Party.

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(g)	If any TI Bond Facility Creditor exercises any right it may have to enforce, or to take formal steps to enforce, any of the TI Bond Facility Security, it shall notify the Intercreditor Agent, and the Intercreditor Agent, upon receiving that notification, shall notify each Party of that action.

(h)	If an Obligor defaults on any Payment due under a TI Bond Finance Document, the TI Bond Facility Administrative Agent, upon becoming aware of that default, shall notify the Intercreditor Agent, and the Intercreditor Agent, upon receiving that notification, shall notify each other Party.

(i)	If a Hedging Party terminates or closes-out, in whole or in part, any hedging transaction under any Hedging Instrument under Clause 4.9 it shall notify the Intercreditor Agent, and the Intercreditor Agent, upon receiving that notification, shall notify each other Party.

(j)	If a Mandatory Prepayment is waived, the Intercreditor Agent shall notify the Security Trustee and each Hedging Party of the amount of the Mandatory Prepayment waived.

(k)	If any of the Term Outstandings are to be reduced (whether by way of repayment, prepayment, cancellation or otherwise) the Guarantor shall notify the Intercreditor Agent of:

(i)	the date and amount of that proposed reduction; and

(ii)	in respect of each Hedging Party, any Interest Rate Hedge Excess that would result from that proposed reduction and that Hedging Party’s Interest Rate Hedge Proportion (if any) of that Interest Rate Hedge Excess, and the Intercreditor Agent shall provide such information to the relevant Hedging Parties.

17.	NOTICES

17.1	Communications in writing, Addresses and Delivery

Any notice, claim, request, demand, consent, designation, direction, instruction, certificate, report or other communication to be given under or in connection with this Agreement shall be given in writing and shall be deemed duly given when:

(a)	personally delivered;

(b)	sent by facsimile transmission (with written confirmation or acknowledgment of receipt, whether written or oral);

(c)	sent by electronic mail (with electronic confirmation of receipt); or

(d)	five days have elapsed after mailing by certified or registered mail, postage prepaid, return receipt requested,

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in each case addressed to a Person at its address, e-mail address, or facsimile transmission number as indicated in Schedule 27 of the Project Facilities Agreement, section 9.02 of the applicable TI Bond Facility Agreement or to such other address, e-mail address, or facsimile transmission number of which such Person has given not less than three Business Days’ notice to the Intercreditor Agent (or the Intercreditor Agent may notify to the other Parties, if a change is made by the Intercreditor Agent).

17.2	Security Trustee’s communications with Lenders and Hedging Parties

The Security Trustee shall be entitled to carry out all dealings with the Lenders, the Mandated Lead Arrangers, the TI Bond Facility Creditors or the Hedging Parties through the Intercreditor Agent and may give to the Intercreditor Agent any notice or other communication required to be given by the Security Trustee to a Lender, a Mandated Lead Arranger, a TI Bond Facility Creditor or a Hedging Party.

17.3	English language

(a)	Any notice given under or in connection with this Agreement must be in English.

(b)	All other documents provided under or in connection with this Agreement must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Intercreditor Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

18.	PRESERVATION

18.1	Partial invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision under the law of any other jurisdiction will in any way be affected or impaired.

18.2	No impairment

If, at any time after its date, any provision of a Debt Document (including this Agreement) is not binding on or enforceable in accordance with its terms against a Person expressed to be a party to that Debt Document, neither the binding nature nor the enforceability of that provision or any other provision of that Debt Document will be impaired as against each other party to that Debt Document.

18.3	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

18.4	Waiver of defences

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The provisions of this Agreement will not be affected by an act, omission, matter or thing that, but for this Clause 18.4, would reduce, release or prejudice the subordination and priorities expressed to be created by this Agreement including (whether or not known to any Party):

(a)	any time, waiver or consent granted to, or composition with, any Borrower or other Person;

(b)	the release of any Borrower or any other Person under the terms of any composition or arrangement with any creditor of any Obligor;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Borrower or other Person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security Interest;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Borrower or other Person;

(e)	any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Debt Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any Person under any Debt Document or any other document or security;

(g)	any intermediate Payment of any of the Liabilities owing to the Senior Creditors in whole or in part; or

(h)	any insolvency or similar proceedings.

18.5	Priorities not affected

Except as otherwise provided in this Agreement the priorities referred to in Clause 2 will:

(a)	not be affected by any reduction or increase in the principal amount secured by the Security or the TI Bond Facility Security in respect of the Liabilities owing to the Senior Creditors, the TI Bond Facility Creditors or by any intermediate reduction or increase in, amendment or variation to any of the Debt Documents, or by any variation or satisfaction of, any of the Liabilities or any other circumstances;

(b)	apply regardless of the order in which or dates upon which this Agreement and the other Debt Documents are executed or registered or notice of them is given to any Person; and

(c)	secure the Liabilities owing to the Senior Creditors in the order specified, regardless of the date upon which any of the Liabilities arise or of any fluctuations in the amount of any of the Liabilities outstanding.

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19.	CONSENTS AND AMENDMENTS

19.1	Required consents

This Agreement may be amended or waived in accordance with clause 37.4 of the Project Facilities Agreement.

19.2	Deemed consent

If, at any time prior to the Final Discharge Date, the Intercreditor Agent gives a Consent in respect of this Agreement then, if that action was permitted by the terms of this Agreement, the Intra-Group Lenders (in such capacity only and not as Obligors), the Affiliate Group Creditors and the TI Bond Facility Creditors will (or will be deemed to):

(a)	give a corresponding Consent in equivalent terms in relation to this Agreement; and

(b)	do anything (including executing any document) that the Secured Parties reasonably may require to give effect to Clause 19.2(a).

This Clause 19.2 does not apply with respect to any Intra-Group Lender, Affiliate Group Creditor or TI Bond Facility Creditor to the extent that any Consent has the effect of:

(i)	decreasing the Liabilities owed to such Intra-Group Lender, Affiliate Group Creditor or TI Bond Facility Creditor (as applicable); or

(ii)	amending the terms of this Agreement in a manner adverse to the interests of such Intra-Group Lender, Affiliate Group Creditor or TI Bond Facility Creditor, as applicable.

19.3	No liability

None of the Secured Parties will be liable to any other Creditor, any other Agent or any Obligor for any Consent given or deemed to be given under this Clause 19.

20.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

21.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

22.	ENFORCEMENT

22.1	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

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(c)	This Clause 22.1 is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

22.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor:

(i)	irrevocably appoints Berwin Leighton Paisner LLP, Adelaide House, London Bridge, London, EC4R 9HA, United Kingdom (telephone: +44 20 3400 1000, facsimile: +44 20 3400 1111) as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

(ii)	agrees that failure by a process agent to notify such Obligor of the process will not invalidate the proceedings concerned.

(b)	If any Person appointed as an agent for service of process is unable for any reason to act as agent for service of process the relevant Obligor agrees to appoint another agent satisfactory to the Intercreditor Agent in London, United Kingdom.

This Agreement has been entered into on the date stated at the beginning of this Agreement and executed as a deed by each Obligor and is intended to be and is delivered by each Obligor as a deed on the date specified above.

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SCHEDULE 1

FORM OF ACCESSION UNDERTAKING

To:	[Insert full name of current Intercreditor Agent] for itself and each of the other parties to the Intercreditor Agreement referred to below.

From:	[Acceding Intra-Group Lender/Affiliate Group Creditor/TI Bond Facility Creditor/TI Bond Facility Obligor]

THIS ACCESSION UNDERTAKING (this “Undertaking”) is made on [date] by [insert full name of new Intra-Group Lender/Affiliate Group Creditor/TI Bond Facility Creditor/TI Bond Facility Obligor] (the “Acceding Intra-Group Lender/Affiliate Group Creditor/TI Bond Facility Creditor/TI Bond Facility Obligor”) in relation to the intercreditor agreement (the “Intercreditor Agreement”) dated 9 September 2010 among, among others, Pacific Drilling Limited as guarantor, DNB Bank ASA as Intercreditor Agent, the other Agents, certain other Creditors and the other Borrowers (each as defined in the Intercreditor Agreement), as amended from time to time. Terms defined in the Intercreditor Agreement, unless otherwise defined in this Undertaking, shall bear the same meanings when used in this Undertaking.

In consideration of the Acceding [Intra-Group Lender/Affiliate Group Creditor/TI Bond Facility Creditor/TI Bond Facility Obligor] being accepted as an [Intra-Group Lender/Affiliate Group Creditor/TI Bond Facility Creditor/TI Bond Facility Obligor] for the purposes of the Intercreditor Agreement, the Acceding [Intra-Group Lender/Affiliate Group Creditor/TI Bond Facility Creditor/TI Bond Facility Obligor] confirms that, as from [date], it intends to be party to the Intercreditor Agreement as an [Intra-Group Lender/Affiliate Group Creditor/TI Bond Facility Creditor/TI Bond Facility Obligor] and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an [Intra-Group Lender/Affiliate Group Creditor/TI Bond Facility Creditor/TI Bond Facility Obligor] and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

This Undertaking and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS UNDERTAKING has been entered into on the date stated above and is executed as a deed by the Acceding [Intra-Group Lender/Affiliate Group Creditor/TI Bond Facility Creditor/TI Bond Facility Obligor] and is delivered on the date stated above.

Acceding [Intra-Group Lender/Affiliate Group Creditor/TI Bond Facility Creditor/TI Bond Facility Obligor]

[EXECUTED as a DEED]

[insert full name of Acceding Intra-Group Lender/Affiliate Group Creditor/TI Bond Facility Creditor/TI Bond Facility Obligor]

By:

Address:

Fax:

58

Acknowledged and agreed by

[Insert full name of current Intercreditor Agent]

For itself and each of the other parties to the

Intercreditor Agreement

[Insert Signature blocks, including for the Intercreditor Agent, Affiliate Group Creditors and Intra-Group Lenders]

59

SCHEDULE 2

FORM OF OBLIGOR ACCESSION DEED

THIS AGREEMENT is made on [—] and made between:

(1)	[Insert Full Name of New Obligor] (the “Acceding Obligor”); and

(2)	[Insert Full Name of Current Intercreditor Agent] (the “Intercreditor Agent”), for itself and each of the other parties to the intercreditor agreement referred to below.

This agreement is made on [date] by the Acceding Obligor in relation to an intercreditor agreement (the “Intercreditor Agreement”) dated [—] between, amongst others, Pacific Drilling Limited as guarantor, DNB Bank ASA (formerly known as DnB NOR Bank ASA (New York branch)) as Intercreditor Agent, the other Agents, certain other Creditors and the other Borrowers (each as defined in the Intercreditor Agreement).

The Acceding Obligor intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]:

[Insert details (date, parties and description) of relevant documents]

the “Relevant Documents”.

IT IS AGREED as follows:

1.	Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Agreement, bear the same meaning when used in this Agreement.

2.	The Acceding Obligor confirms that it intends to be party to the Intercreditor Agreement as an Obligor, undertakes to perform all the obligations expressed to be assumed by an Obligor under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

3.	[In consideration of the Acceding Obligor being accepted as an Intra Group Lender for the purposes of the Intercreditor Agreement, the Acceding Obligor also confirms that it intends to be party to the Intercreditor Agreement as an Intra Group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.]

4	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by, English law.

THIS AGREEMENT has been signed on behalf of the Intercreditor Agent and executed as a deed by the Acceding Obligor and is delivered on the date stated above.

EXECUTED AS A DEED

60

By: [Full name of Acceding Obligor]

Signature of Director

Name of Director

in the presence of

Signature of witness

Name of witness

Address of witness

Occupation of witness

Address for notices:

Address:

Fax:

The Intercreditor Agent

[Full Name of Current Intercreditor Agent]

By:

Date:

61

SIGNATORIES

BORROWERS

EXECUTED as a deed by

PACIFIC BORA LTD.

as Borrower

acting by: Christian J. Beckett its authorised signatory

/s/ Christian J. Beckett
Authorised Signatory

In the presence of: Witness

/s/ Kinga E. Doris
Name:	Kinga E. Doris

Address:	3050 Post Oak Blvd, Suite 1500 Houston, Texas 77056

Occupation:	Attorney

EXECUTED as a deed by

PACIFIC MISTRAL LTD.

as Borrower

acting by: Christian J. Beckett its authorised signatory

/s/ Christian J. Beckett
Authorised Signatory

In the presence of: Witness

/s/ Kinga E. Doris
Name:	Kinga E. Doris

Address:	3050 Post Oak Blvd, Suite 1500 Houston, Texas 77056

Occupation:	Attorney

EXECUTED as a deed by

PACIFIC SCIROCCO LTD.

as Borrower

acting by: Christian J. Beckett its authorised signatory

/s/ Christian J. Beckett
Authorised Signatory

In the presence of: Witness

/s/ Kinga E. Doris
Name:	Kinga E. Doris

Address:	3050 Post Oak Blvd, Suite 1500 Houston, Texas 77056

Occupation:	Attorney

EXECUTED as a deed by

PACIFIC SANTA ANA S.A R.L.

as Borrower

acting by: , Director its authorised signatory

/s/
Authorised Signatory

In the presence of: Witness

/s/
Name:

Address:

Occupation:	Accountant

GUARANTOR

EXECUTED as a deed by

PACIFIC DRILLING LIMITED

as Guarantor

acting by: Christian J. Beckett its authorised signatory

/s/ Christian J. Beckett
Authorised Signatory

In the presence of: Witness

/s/ Kinga E. Doris
Name:	Kinga E. Doris

Address:	3050 Post Oak Blvd, Suite 1500 Houston, Texas 77056

Occupation:	Attorney

TI BOND FACILITY OBLIGORS

EXECUTED as a deed by

PACIFIC BORA LTD.

as TI Bond Facility Obligor

acting by: Christian J. Beckett its authorised signatory

/s/ Christian J. Beckett
Authorised Signatory

In the presence of: Witness

/s/ Kinga E. Doris
Name:	Kinga E. Doris

Address:	3050 Post Oak Blvd, Suite 1500 Houston, Texas 77056

Occupation:	Attorney

EXECUTED as a deed by

PACIFIC SCIROCCO LTD.

as TI Bond Facility Obligor

acting by: Christian J. Beckett its authorised signatory

/s/ Christian J. Beckett
Authorised Signatory

In the presence of: Witness

/s/ Kinga E. Doris
Name:	Kinga E. Doris

Address:	3050 Post Oak Blvd, Suite 1500 Houston, Texas 77056

Occupation:	Attorney

EXECUTED as a deed by

PACIFIC DRILLING LIMITED

as TI Bond Facility Obligor

acting by: Christian J. Beckett its authorised signatory

/s/ Christian J. Beckett
Authorised Signatory

In the presence of: Witness

/s/ Kinga E. Doris
Name:	Kinga E. Doris

Address:	3050 Post Oak Blvd, Suite 1500 Houston, Texas 77056

Occupation:	Attorney

EXECUTED as a deed by

PACIFIC DRILLING (GIBRALTAR) LIMITED

as TI Bond Facility Obligor

acting by: Christian J. Beckett its authorised signatory

/s/ Christian J. Beckett
Authorised Signatory

In the presence of: Witness

/s/ Kinga E. Doris
Name:	Kinga E. Doris

Address:	3050 Post Oak Blvd, Suite 1500 Houston, Texas 77056

Occupation:	Attorney

EXECUTED as a deed by affixing

THE COMMON SEAL of the within named

PACIFIC INTERNATIONAL DRILLING WEST AFRICA LIMITED

as TI Bond Facility Obligor

In the presence of:

Director
ADCAX NOMINEES LIMITED
9th, Floor St. Nicholas House,
Catholic Mission Street,
Lagos.

Director/Secretary

EXECUTED as a deed by

PACIFIC DRILLING S.A.

as TI Bond Facility Obligor

acting by: Christian J. Beckett its authorised signatory

/s/ Christian J. Beckett
Authorised Signatory

In the presence of: Witness

/s/ Kinga E. Doris
Name:	Kinga E. Doris

Address:	3050 Post Oak Blvd, Suite 1500 Houston, Texas 77056

Occupation:	Attorney

AFFILIATE GROUP CREDITORS

EXECUTED as a deed by affixing THE COMMON SEAL of the within named PACIFIC INTERNATIONAL DRILLING WEST AFRICA LIMITED as Affiliate Group Creditor

In the presence of:

Director
ADCAX NOMINEES LIMITED
9th, Floor St. Nicholas House,
Catholic Mission Street,
Lagos.

Director/Secretary

INTRA-GROUP LENDERS

EXECUTED as a deed by

PACIFIC DRILLING LIMITED

as Intra-Group Lender

acting by: Christian J. Beckett its authorised signatory

/s/ Christian J. Beckett
Authorised Signatory

In the presence of: Witness

/s/ Kinga E. Doris
Name:	Kinga E. Doris

Address:	3050 Post Oak Blvd, Suite 1500 Houston, Texas 77056

Occupation:	Attorney

EXECUTED as a deed by

PACIFIC DRILLING (GIBRALTAR) LIMITED

as Intra-Group Lender

acting by: Christian J. Beckett its authorised signatory

/s/ Christian J. Beckett
Authorised Signatory

In the presence of: Witness

/s/ Kinga E. Doris
Name:	Kinga E. Doris

Address:	3050 Post Oak Blvd, Suite 1500 Houston, Texas 77056

Occupation:	Attorney

EXECUTED as a deed by

PACIFIC DRILLING S.A.

as Intra-Group Lender

acting by: Christian J. Beckett its authorised signatory

/s/ Christian J. Beckett
Authorised Signatory

In the presence of: Witness

/s/ Kinga E. Doris
Name:	Kinga E. Doris

Address:	3050 Post Oak Blvd, Suite 1500 Houston, Texas 77056

Occupation:	Attorney

EXECUTED as a deed by

DNB BANK ASA

as Mandated Lead Arranger

acting by: /s/ Barbara Gronquist	/s/ Stian Lovseth
its authorised signatory

Barbara Gronquist	Stian Lovseth
Senior Vice President	First Vice President
Authorised Signatory

In the presence of: Witness

Name:	Carol Jeanne Karanagh

Address:	200 Park Ave, 31st Fl New York, NY, 10166

Occupation:	Assistant Treasurer

EXECUTED as a deed by

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK

as Mandated Lead Arranger

acting by:

its authorised signatory

/s/ J. Duval

Authorised Signatory

In the presence of: Witness

/s/ Yannick Le Gourieres
Name:	Yannick Le Gourieres

Address:	Credit Agricole CIB 1301 Avenue of the Americas New York, NY 10019

Occupation:

EXECUTED as a deed by

CITIBANK, N.A.

as Mandated Lead Arranger

acting by: /s/ Rob Malleck

its authorised signatory

/s/ Rob Malleck

Authorised Signatory

In the presence of: Witness

Name:

Address:

Occupation:

EXECUTED as a deed by

DVB BANK SE, NORDIC BRANCH

as Mandated Lead Arranger

acting by: /s/ Jonas Gunstad

its authorised signatory

/s/ Jonas Gunstad

Authorised Signatory

In the presence of: Witness

Name:	Espen Nilsen

Address:	By 600y Alle 117B 0273 Oslo, Norway

Occupation:	Banker

EXECUTED as a deed by

FOKUS BANK (NORWEGIAN BRANCH OF DANSKE BANK A/S)

as Mandated Lead Arranger

acting by: /s/ Tom Erik Vågen	/s/ Lars Brynildsrud
its authorised signatory

Tom Erik Vågen Senior Vice President	Lars Brynildsrud Director
Authorised Signatory

In the presence of:
Witness

Name:

Address:
N-0161 OSLO, Norway

Occupation:	Analyst

EXECUTED as a deed by

NIBC BANK N.V.

as Mandated Lead Arranger

acting by: /s/ Saskia Hovers	/s/ Jeroen van der Putten
its authorised signatory

Saskia Hovers Managing Director	Jeroen van der Putten Associate Director
Authorised Signatory

In the presence of:
Witness

Name:

Address:	Thijs Poorthuis Graaf Florisstraat 108b 3021 CM Rotterdam

Occupation:	Analyst

EXECUTED as a deed by

NORDEA BANK FINLAND PLC, NEW YORK BRANCH

as Mandated Lead Arranger

acting by:	/s/ Martin Lunder	/s/ Justin K. Martin
its authorised signatory

Martin Lunder Senior Vice President		Justin K. Martin Assistant Vice President
Authorised Signatory

In the presence of:

Witness

Name:

Address:

Occupation:	Banker

EXECUTED as a deed by

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL.)

as Mandated Lead Arranger

acting by:	/s/ Erling Amundsen	/s/ Per Olav Bucher-Johannessen
its authorised signatory		Per Olav Bucher-Johannessen

Erling Amundsen
Authorised Signatory

In the presence of:

Witness

Name:	TRINE VON ERPECOM

Address:	FILIPSTAD BRY66E1

NO-0123 OSLO

Occupation:	CLIENT ASSOCIATE

COMMERCIAL FACILITY LENDERS

EXECUTED as a deed by

DNB BANK ASA

as Commercial Facility Lender

acting by:	/s/ Barbara Gronquist	/s/ Stian Lovseth
its authorised signatory

Barbara Gronquist Senior Vice President		Stian Lovseth First Vice President
Authorised Signatory

In the presence of:

Witness

Name:	Carol Jeanne Karanagh

Address:	DNB Bank ASA 200 Park Avenue, 31st Floor New York, N. Y. 10166
U. S. A

Occupation:	Assistant Treasurer

EXECUTED as a deed by

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK

as Commercial Facility Lender

acting by:
its authorised signatory

Authorised Signatory

In the presence of:

Witness

/s/ Yannick Le Gourieres
Name:	Yannick Le Gourieres

Address:	Credit Agricole CIB 1301 Avenue of the Americas New York, NY 10019

Occupation:

EXECUTED as a deed by

ABN AMRO BANK N.V., OSLO BRANCH

as Commercial Facility Lender

acting by:	/s/ Birkeland F.	/s/ Biorn P. Flaate
its authorised signatory

Birkeland F.		Biorn P. Flaate
Authorised Signatory

In the presence of:

Witness

Name:

Address:

Occupation:

EXECUTED as a deed by

CITIBANK, N.A.

as Commercial Facility Lender

acting by:	/s/ Rob Malleck
its authorised signatory

Rob Malleck
Authorised Signatory

In the presence of:

Witness

Name:

Address:

Occupation:

EXECUTED as a deed by

DVB BANK SE, NORDIC BRANCH

as Commercial Facility Lender

acting by:	/s/ Jonas Gunstad
its authorised signatory

Jonas Gunstad
Authorised Signatory

In the presence of: Witness

Name:	ESPEN NILSEN

Address:	BY600Y ALLE 117B
0273 OSLO, NORWAY

Occupation:	BANKER

EXECUTED as a deed by

FOKUS BANK (NORWEGIAN BRANCH OF DANSKE BANK A/S)

as Commercial Facility Lender

acting by:	/s/ Tom Erik Vågen	/s/ Lars Brynildsrud
its authorised signatory

Tom Erik Vågen Senior Vice President		Lars Brynildsrud
Authorised Signatory		Director

In the presence of:

Witness

Name:

Address:

N-0161 Oslo, Norway

Occupation:	Analyst

EXECUTED as a deed by

NIBC BANK N.V.

as Commercial Facility Lender

acting by:	/s/ Saskia Hovers	/s/ Jeroen Van der Putten
its authorised signatory		Associate Director

Saskia Hovers Managing Director
Authorised Signatory

In the presence of:

Witness

Name:

Address:

3021 CM Rotterdam

Occupation:	Analyst

EXECUTED as a deed by

NORDEA BANK FINLAND PLC, NEW YORK BRANCH

as Commercial Facility Lender

acting by:	/s/ Martin Lunder	/s/ Justin K. Martin
its authorised signatory

Martin Lunder Senior Vice President		Justin K. Martin Assistant Vice President
Authorised Signatory

In the presence of:

Witness

Name:

Address:	437 Madison Ave

New York, NY 10022

Occupation:	Banker

EXECUTED as deed by

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL.)

as Commercial Facility Leader

acting by:	/s/ Erling Amundsen	/s/ Per Olav Bucher-Johannessen
its authorised signatory

Erling Amundsen		Per Olav Bucher-Johannessen
Authorised Signatory

In the presence of:

Witness

Name:	TRINE VON ERPECOM

Address:	FILIPSAD
NO-0123 OSLO

Occupation:	CLIENT ASSOCIATE

GIEK FACILITY LENDER

EXECUTED as a deed by

THE NORWEGIAN GOVERNMENT, REPRESENTED BY THE MINISTRY OF

TRADE AND INDUSTRY

as GIEK Facility Lender

acting by:	EKSPORTFINANS ASA
its authorised signatory

Authorised Signatory

In the presence of:
Witness

/s/ Tom Stonjum
Name:	TOM STONJUM Attorney of Law

Address:

Occupation:

KEXIM FACILITY LENDER

EXECUTED as a deed by

THE EXPORT-IMPORT BANK OF KOREA

as KEXIM Facility Lender

acting by:
its authorised signatory

Authorised Signatory

In the presence of:
Witness

Name:	Choun-Jae Lee

Address:

Occupation:

COMMERCIAL FACILITY AGENT

EXECUTED as a deed by

DNB BANK ASA

as Commercial Facility, Agent

acting by:	/s/ Barbara Gronquist	/s/ Stian Lovseth
its authorised signatory

BARBARA GRONQUIST SENIOR VICE PRESIDENT		Stian Lovseth First Vice President
Authorised Signatory

In the presence of:
Witness

Name:	Carol Jeanne Karanagh

Address:	DNB Bank ASA 200 Park Avenue, 31st Floor New York, N. Y. 10166 U. S. A.

Occupation:	Assistant Treasurer

GIEK FACILITY AGENT

EXECUTED as a deed by

DNB BANK ASA

as GIEK Facility Agent

acting by:	/s/ Barbara Gronquist	/s/ Stian Lovseth
its authorised signatory

BARBARA GRONQUIST SENIOR VICE PRESIDENT		Stian Lovseth First Vice President
Authorised Signatory

In the presence of:
Witness

Name:	Carol Jeanne Karanagh

Address:	DNB Bank ASA 200 Park Avenue, 31st Floor New York, N. Y. 10166 U. S. A.

Occupation:	Assistant Treasurer

KEXIM FACILITY AGENT

EXECUTED as a deed by

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as KEXIM Facility Agent

acting by:
its authorised signatory

Authorised Signatory

In the presence of:
Witness

Name:	Yannick LE GOURIERES

Address:	Credit Agricole CIB
1301 Avenue of the Americas
New York, NY 10019
Occupation:

EXECUTED as a deed by

DNB BANK ASA

as Intercreditor Agent

acting by:	/s/ Barbara Gronquist	/s/ Stian Lovseth
its authorised signatory		Stian Lovseth
BARBARA GRONQUIST SENIOR VICE PRESIDENT		First Vice President
Authorised Signatory

In the presence of:
Witness

Name:	Carol Jeanne Karanagh

Address:	DNB Bank ASA 200 Park Avenue, 31st Floor New York, N. Y. 10166 U. S. A.

Occupation:	Assistant Treasurer

SECURITY TRUSTEE

EXECUTED as a deed by

DNB BANK ASA

as Security Trustee

acting by:	/s/ Barbara Gronquist	/s/ Stian Lovseth
its authorised signatory

BARBARA GRONQUIST SENIOR VICE PRESIDENT		Stian Lovseth First Vice President
Authorised Signatory

In the presence of:
Witness

Name:	Carol Jeanne Karanagh

Address:	DNB Bank ASA 200 Park Avenue, 31st Floor New York, N. Y. 10166 U. S. A.

Occupation:	Assistant Treasurer

ACCOUNTS BANK

EXECUTED as a deed by

DNB BANK ASA

as Accounts Bank

acting by:	/s/ Barbara Gronquist	/s/ Stian Lovseth
its authorised signatory

BARBARA GRONQUIST SENIOR VICE PRESIDENT		Stian Lovseth First Vice President
Authorised Signatory

In the presence of:
Witness

Name:	Carol Jeanne Karanagh

Address:	DNB Bank ASA 200 Park Avenue, 31st Floor New York, N. Y. 10166 U. S. A.

Occupation:	Assistant Treasurer

OPERATING ACCOUNTS BANK

EXECUTED as a deed by

CITIBANK, N.A. (NEW YORK BRANCH)

as Operating Accounts Bank

acting by:	/s/ Rob Malleck
its authorised signatory

Rob Malleck
Authorised Signatory

In the presence of:
Witness

Name:

Address:

Occupation:

TI BOND FACILITY ACCOUNTS BANK

EXECUTED as a deed by

CITIBANK, N.A. (NEW YORK BRANCH)

as TI Bond Facility Accounts Bank

acting by:	/s/ Rob Malleck
its authorised signatory

Rob Malleck
Authorised Signatory

In the presence of:
Witness

Name:

Address:

Occupation:

HEDGING PARTIES

EXECUTED as a deed by

CREDIT AGRICOLE CORPRATE & INVESTMENT BANK

as Hedging Party

acting by:

its authorised signatory

Authorised Signatory

In the presence of:

Witness

Name:	Yannick LE GOURIERES
Address:	Credit Agricole CIB 1301 Avenue of the Americas New York, NY 10019
Occupation:

EXECUTED as a deed by

CITIBANK, N.A. (NEW YORK BRANCH)

as Hedging Party

acting by: /s/ Rob Malleck

its authorised signatory

Rob Malleck

Authorised Signatory

In the presence of:
Witness

Name:

Address:

Occupation:

EXECUTED as a deed by

DANSKE BANK A/S

as Hedging Party

acting by: /s/ Tom Erik Vagen	/s/ Lars Brynildsrud
its authorised signatory

Tom Erik Vagen Senior Vice President	Lars Brynildsrud Director
Authorised Signatory

In the presence of:
Witness

Name:
Address:	6 N-01b1 Oslo, Narway
Occupation:	Analyst

EXECUTED as a deed by DNB BANK ASA as Hedging Party

acting by:	/s/ Barbara Gronquist	/s/ Stian Lovseth
its authorised signatory

BARBARA GRONQUIST SENIOR VICE PRESIDENT		Stian Lovseth First Vice President
Authorised Signatory

In the presence of: Witness

Name:	Carol Jeanne Karanagh

Address:	DNB Bank ASA 200 Park Avenue, 31st Floor New York, N. Y. 10166 U. S. A.

Occupation: Assistant Treasurer

EXECUTED as a deed by NIBC Bank N.V. as Hedging Party

acting by:	/s/ Saskia Hovers	/s/ Jeroen van der Putten
its authorised signatory

Saskia Hovers Managing Director		Jeroen van der Putten Associate Director
Authorised Signatory

In the presence of: Witness

Name:	Thijs Poorthuis

Address:	Graaf Florisstraat 108b 3021 CM Rotterdam

Occupation:	Analyst

EXECUTED as a deed by SKANDINAVISAK ENSKILDA BANKEN AB (PUBL.) as Hedging Party

acting by:	/s/ Erling Amundsen
its authorised signatory

Erling Amundsen		/s/ Per Olav Bucher-Johannessen
Authorised Signatory		Per Olav Bucher-Johannessen

In the presence of: Witness

Name:	TRINE VON ERPECOM

Address:	FILIPSTAO BRYGGE1 NO-0123 OSLO

Occupation:	CLIENT ASSOCIATE

ACCEDING TI BOND FACILITY CREDITORS

EXECUTED as a deed by

ABN AMRO Bank N.V., Oslo Branch

as TI Bond Facility Lender

acting by: /s/ Birkeland F. its authorised signatory

Birkeland F. Authorised Signatory	Bjorn P. Flaate Bjorn P. Flaate

In the presence of: Witness

Name:

Address:

Occupation:

EXECUTED as a deed by

Citibank, N.A.

as TI Bond Facility Lender

acting by: /s/ Robert Malleck its authorised signatory

Robert Malleck
Authorised Signatory

In the presence of:	/s/ Jovi Tenev
Witness
Name:	Jovi Tenev

Address:	31 W. 52[d] St. New York, New York, USA

Occupation:	Lawyer

EXECUTED as a deed by

Crédit Agricole Corporate & Investment Bank

as TI Bond Facility Lender

acting by: its authorised signatory

Authorised Signatory

In the presence of: Witness	/s/ Yannick Le Gourieres

Name:	Yannick Le Gourieres

Address:	Credit Agricole CIB 1301 Avenue of the Americas New York, NY 10019

Occupation:

EXECUTED as a deed by

DNB Bank ASA

as TI Bond Facility Lender

acting by: /s/ Barbara Gronquist its authorised signatory

Barbara Gronquist Senior Vice President	/s/ Stian Lovseth
Authorised Signatory	Stian Lovseth First Vice President

In the presence of: Witness

Name:	Carol Jeanne Karanagh

Address:	DNB Bank ASA 200 Park Avenue, 31st Floor New York, N. Y. 10166 U.S.A.

Occupation:	Assistant Treasurer

EXECUTED as a deed by

DVB Bank SE, Nordic Branch

as TI Bond Facility Lender

acting by: Jonas Gunstad its authorised signatory

/s/ Jon Gunstad
Authorised Signatory

In the presence of: Witness

Name:	Espen Nilsen

Address:	BY6004 ALLE 117B 0273 Oslo, Norway

Occupation:	Banker

EXECUTED as a deed by

Fokus Bank (Norwegian Branch of Danske Bank A/S)

as TI Bond Facility Lender

acting by: /s/ Tom Erik Vagen its authorised signatory	/s/ Lars Brynildsrud
Tom Erik Vagen Senior Vice President	Lars Brynildsrud Director

Authorised Signatory

In the presence of: Witness

Name:

Address:	6 N. 01b1 Oslo, Norway

Occupation:	Analyst

EXECUTED as a deed by

NIBC Bank N.V.

as TI Bond Facility Lender

acting by:	/s/ Saskia Hovers	/s/ Jeroen van der Putten
its authorised signatory		Jeroen van der Putten
Saskia Hovers Managing Director		Associate Director

Authorised Signatory

In the presence of: Witness

Name:	Thijs Poorthuis

Address:	Graaf Florisstraat 108b 3021 CM Rotterdam

Occupation:	Analyst

EXECUTED as a deed by

Nordea Bank Finland Plc, New York Branch

as TI Bond Facility Lender

acting by: /s/ Martin Lunder its authorised signatory

Martin Lunder Senior Vice President	/s/ Justin K. Martin
Authorised Signatory	Justin K. Martin Assistant Vice President

In the presence of: Witness

Name:	Martin Lunder

Address:	437 Madison Ave New York, NY 10022

Occupation:	Banker

EXECUTED as deed by

Skandinaviska Enskilda Banken AB (publ.)

as TI Bond Facility Lender

acting by: /s/ Erling Amundsen its authorised signatory

Erling Amundsen
Authorised Signatory

/s/ Per Olav Bucher-Johannessen
Per Olav Bucher-Johannessen Authorised Signatory

In the presence of:	Trine von Erpecom
Witness

Name:	Trine von Erpecom

Address:	Filipstad Bry 66E1 No-0123 Oslo

Occupation:	Client Associate

EXECUTED as a deed by

CITIBANK, N.A.

as TI Bond Facility Arranger

acting by: /s/ Robert Malleck its authorised signatory

Robert Malleck
Authorised Signatory

In the presence of: Witness	Jovi Tenev

Name:	Jovi Tenev

Address:	31 W. 52[d] St. New York, New York, USA

Occupation:	Lawyer

EXECUTED as a deed by

CITIBANK, N.A.

as TI Bond Facility Administrative Agent

acting by: /s/ Robert Malleck its authorised signatory

Robert Malleck
Authorised Signatory

In the presence of: Witness	Jovi Tenev

Name:	Jovi Tenev

Address:	31 W. 52[d] St. New York, New york, USA

Occupation:	Lawyer

EXECUTED as a deed by

CITIBANK; N.A.

as TI Bond Facility Issuing Bank

acting by: /s/ Rob Malleck its authorised signatory

Rob Malleck
Authorised Signatory

In the presence of: Witness

Name:

Address:

Occupation: